Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The shares sold in this Offering will be listed on the Sci-tech Innovation Board of the Shanghai Stock Exchange (the “STAR Market”). The market involves a high degree of investment risk. The companies listed on the STAR Market are generally characterized by huge investment in R&D, high operating risk, unstable performance and high risk of delisting, among others, so the investors face a high market risk. The investors shall fully understand the risk of investment in the STAR Market and the risk factors disclosed by us, before making an investment decision.

Beijing Tongmei Xtal Technology Co., Ltd.

No. 4, East 2nd Street, Tongzhou Industrial Development Zone, Beijing

Prospectus

in respect of

Initial Public Offering and STAR Market Listing of Shares

(Draft for Review Committee)

This Offering application is subject to the completion of the applicable procedures with the Shanghai Stock Exchange and the China Securities Regulatory Commission. This Prospectus does not have a legal effect for the offering of the shares contemplated hereby, and is for the purpose of pre-disclosure only. The investors shall make their investment decisions on the basis of the prospectus officially published.

Sponsor (Lead Underwriter)

(No. 689, Guangdong Road, Shanghai)

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Statement of the Issuer

Any decision or comment made by the China Securities Regulatory Commission or the Shanghai Stock Exchange shall not constitute their guarantee for the truthfulness, accuracy and completeness of the registration documents and the information disclosed therein, or any substantial judgment or guarantee made by them regarding the profitability and investment value of the Issuer or the investors’ return on investment. Any representation to the contrary is a fraudulent misrepresentation.

According to the Securities Law, after the offering of the shares according to law, the Issuer shall be solely responsible for any changes in its business and earnings, and the investors shall judge the Issuer’s investment value and make investment decisions in their sole discretion, and solely assume the investment risks arising from any changes in the Issuer’s business and earnings or the fluctuations in the price of the shares.

The Issuer and its directors, supervisors and executives covenant that this Prospectus and other relevant information disclosures are free from any misrepresentation, misleading statement or material omission, and agree to assume joint and several liabilities for the truthfulness, accuracy and completeness of this Prospectus and other relevant information disclosures.

The controlling shareholder of the Issuer covenants that this Prospectus is free from any misrepresentation, misleading statement or material omission, and agree to assume joint and several liabilities for the truthfulness, accuracy and completeness of this Prospectus.

The principal, chief financial officer and financial director of the Issuer warrant that the financial and accounting information contained in this Prospectus is true and complete.

The Issuer and its directors, supervisors, executives and controlling shareholder, the Sponsor and the relevant underwriting securities companies undertake to indemnify the investors according to law for the losses incurred in the offering of and transactions in the securities issued by the Issuer due to any misrepresentation, misleading statement or material omission in this Prospectus and other relevant information disclosures of the Issuer.

The Sponsor and the relevant securities service providers undertake to indemnify the investors according to law for the losses incurred due to any misrepresentation, misleading statement or material omission in the documents produced and provided by them in connection with this Offering.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Summary of this Offering

Type of shares offered	RMB-denominated ordinary shares (A-shares)
Number of shares offered

Up to 98,390,000 shares will be offered this time, representing at least 10.00% of the total share capital of the Company immediately after the completion of this Offering. No existing shareholder will publicly sell any share through this Offering.

Par value	RMB1.00
Offering price per share	RMB[ ]
Scheduled offering date	[ ]
Stock exchange and board	Sci-tech Innovation Board of the Shanghai Stock Exchange (the “STAR Market”)
Total share capital following this Offering	Up to 983,816,756 shares
Participation in the strategic allocation by the subsidiaries of the Sponsor

The Sponsor will arrange for some of its subsidiaries to participate in the strategic allocation relating to this Offering, subject to the relevant rules of the Exchange. The Sponsor and its subsidiaries will define the specific plan for participation in the strategic allocation relating to this Offering in accordance with the relevant requirements, and submit the related documents to the Exchange pursuant to the relevant provisions.

Sponsor (Lead Underwriter)	Haitong Securities Co., Ltd.
Date of Prospectus	[ ]

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Significant Matters

We hereby advise the investors to carefully read this Prospectus in its entirety and pay special attention to the significant matters set out below, before making an investment decision.

I.	Our controlling shareholder, AXT, is a company listed on the NASDAQ

Our controlling shareholder, AXT, was listed on the NASDAQ in May 1998. AXT does not conduct any business other than research, development, production and sale of InP substrates, GaAs substrates, germanium substrates, PBN and other high-purity materials through Beijing Tongmei. Therefore, through this Offering, AXT, a company listed on the NASDAQ, will spin off its major assets and all businesses and list the same on the STAR Market.

AXT’s shares are held dispersedly, and it has no actual controller, therefore the Company has no actual controller. As of March 31, 2022, AXT has issued a total of 42,951,900 ordinary shares, and all of the top five shareholders holding ordinary shares in AXT are foreign investors and the voting rights held by each of them are less than 10%. In addition, as of March 31, 2022, the Chairman of the Company, MORRIS SHEN-SHIH YOUNG, as a founder of AXT, holds 3.8133% of the voting rights of AXT’s ordinary shares directly or through trust, whose shareholding percentage in AXT is relatively low.

According to the legal opinion in respect of AXT issued by the foreign attorney, this Offering application has been approved and authorized by the board of directors of AXT. This Offering by Beijing Tongmei has been disclosed by AXT in the relevant document submitted to the U.S. Securities and Exchange Commission (“SEC”), and does not require any applicable authorization, consent, approval or action of, notice to, or filing or completion of other procedures with, any government or regulatory authority of the State of Delaware having jurisdiction over AXT, the NASDAQ or the SEC.

II.	During the reporting period, prices of products sold by the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Company to the controlling shareholder AXT were different from those of products sold by AXT to end customers

As the Issuer’s controlling shareholder, AXT has always been subject to the uniform arrangement at the group level and is responsible for the sales of semiconductor substrate materials in overseas markets. On the whole, the sales price of compound semiconductor substrates sold by the Company to AXT was determined based on the Issuer’s production cost plus a certain profit margin, and the latter is related to the positions and roles of the Company and AXT in the transaction chain. On the basis of the overall pricing policy, for the pricing policy for different types of substrate materials, the impact of the degree of competition in the market, the status of the Company’s products in the industry and other factors were taken into account.

During the reporting period, prices of semiconductor substrate materials sold by the Company to the controlling shareholder AXT were different from those of semiconductor substrate materials sold by AXT to end customers. The specific differences are as follows:

Unit: RMB yuan/piece

Item	Aggregation of 2019-2021
	Price of products sold to AXT	Price of products sold by AXT to other parties	Difference
GaAs substrate	391.18	377.11	3.73%
InP substrate	483.15	1,275.32	-62.12%
Germanium substrate	428.07	430.54	-0.57%

The difference between the prices of GaAs substrates and germanium substrates sold by the Company to AXT and those of the same products sold to other parties was relatively small. The difference was mainly due to different specifications of the products sold and different exchange rates caused by difference time of sale. The price of InP substrates sold by the Company to AXT was lower than those of the same products sold by AXT to final customers, mainly because at the early period of the reporting period, AXT made great contributions to the market development, customer maintenance and application R&D of InP substrates, for which AXT also assumed higher costs.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The business transaction mode and price between the Company and AXT are determined by the organizational structure of AXT and the long-term business growth model. AXT, incorporated in California, the US in December 1986, established its complete R&D and production systems initially, and directly explored its own market. In 1998, AXT decided to explore business in China and gradually transferred its production and R&D fully to China, and established Beijing Tongmei. Subsequently, AXT shut down its production in the US, and only maintained overseas sales, purchase and partial application R&D business. On the one hand, the Company sold products to AXT on a cost-plus basis, limiting the sales price offered to AXT; on the other hand, AXT earned returns from sales of the products from the Company to overseas customers, and such returns were used for AXT’s normal operation, application R&D. AXT-Tongmei completed the business and customer transfer with AXT, and undertook AXT’s overseas sales, purchase, and application R&D. AXT ceased to conduct sales business after performing the sales contracts signed prior to March 2021.

On November 29, 2021 and March 15, 2022, the Company held the 7th and 11th meetings of the first board of directors respectively, to review related-party transactions during the reporting period, which were reviewed and approved by the general meeting; independent directors expressed clear opinions on the legitimacy of the deliberation procedures performed for related-party transactions and the reasonableness of transaction prices during the reporting period.

In addition, the tax authorities with jurisdiction over the Company and its domestic subsidiaries have issued the “Compliance Certificate” or “Tax-related Information Inquiry Result Notification”, which proves that during the reporting period, the Company made declarations and paid taxes in accordance with relevant tax laws, regulations and normative documents, and no administrative penalties due to tax arrears or tax violations were found.

To sum up, the Company started to sell products to overseas customers through AXT-Tongmei from March 2021 on. After AXT fulfilled the sales contract signed before March 2021, it no longer carried out the sales business, and the related-party sales between the Company and AXT were thus terminated thoroughly. During the reporting period, the difference between the Company’s sales price to AXT and AXT’s sales price to end customers is reasonable. There was no benefit transfer in the transactions between the Company and AXT, and there was no adjustment to the Issuer’s profits through the above related-party transactions, without any material adverse effects on the Company.

III.	The switch of overseas sales business led to an increase in the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Company’s revenues in 2021

Before March 2021, the Company carried out overseas sales mainly through AXT, i.e. the Company sold products to AXT, and AXT sold such products to end customers according to its sales orders. From March 2021, AXT switched its overseas semiconductor substrate material sales business and customers to the AXT Tongmei, a subsidiary of the Company. Due to the difference between the price of the semiconductor substrate materials sold by the Company to AXT and the price of the semiconductor substrate materials sold by AXT-Tongmei to end customers, the switch of overseas sales business also led to an increase in the Company’s revenues in 2021.

The switch of overseas sales business has solved the problem of horizontal competition between the Company and the controlling shareholder, integrated the business resources of the controlling shareholder, and is beneficial to the sustainable development of the Company. In 2021, the Company completed the switch of overseas semiconductor substrate sales business. The Company sold products to overseas customers through AXT-Tongmei. After AXT fulfilled the sales contract signed before March 2021, it no longer carried out the sales business, and the related-party sales between the Company and AXT were thus terminated thoroughly. With the rapid growth in demand in the downstream market, especially the domestic market, the Company’s business scale has expanded steadily, and it is expected that the operating performance from January to June 2022 will maintain a year-on-year growth trend.

IV.	We hereby advise the investors to pay special attention to the risk factors described below
(I)	We and our controlling shareholder AXT are listed on the STAR Market and the NASDAQ respectively

After the completion of this Offering of A-shares, we and our controlling shareholder AXT will be listed on the STAR Market and the NASDAQ respectively, which means that we and AXT need to comply with the laws and rules and listing-related regulatory requirements of both U.S.A. and China, and disclose the information required to be publicly disclosed according to law concurrently in U.S.A. and China.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Due to the differences between U.S.A. and China in the applicable laws, rules and regulatory philosophies, we and AXT are subject to different accounting standards and different regulatory requirements, including different requirements for certain accounting treatment and disclosure of financial information. In addition, due to the differences between U.S.A. and China in the requirements of securities regulatory authorities for information disclosure by the listed companies, language, culture and expression habits, composition and investment philosophies of investors, and actual situations of capital market, our stock price on the STAR Market may be different from the stock price of AXT on the NASDAQ. Such differences and the fluctuations in the stock price of AXT on the NASDA may affect our stock price on the STAR Market.

On December 18, 2020, the Holding Foreign Companies Accountable Act officially became a law in the United States. The Holding Foreign Companies Accountable Act requires that, from 2021, if the U.S. Securities and Exchange Commission (hereinafter referred to as the “U.S. SEC”) determines that a foreign company listed in the United States has engaged a foreign (in relation to the United States, the same below) auditor which cannot be inspected by the U.S. Public Company Accounting Oversight Board (hereinafter referred to as the “PCAOB”) for three consecutive years, then the U.S. SEC will prohibit its securities registered in the United States from being traded on any U.S. national stock exchange (such as the NASDAQ or the New York Stock Exchange) or over-the-counter.

If the annual audit report of a company listed in the U.S. is issued by a foreign accounting firm, and the PCAOB is unable to conduct or fully conduct an inspection or investigation on such accounting firm due to the position of such foreign government, the SEC will identify such listed company and include it in the identified issuer list, that is, the list of pre-delisted companies. If a listed company is included in the list of pre-delisted companies for three consecutive years, the SEC will prohibit such company from trading its shares in any U.S. securities market.

As of the signing date of this Prospectus, AXT has not been included in the provisional list of delistings by the PCAOB.

AXT has disclosed the risk of being included in the provisional list of delistings by the PCAOB in the Section “Risk Factors” of its 2021 Annual Report (FORM 10-K). Based on the above risk disclosure, AXT considers that it cannot rule out the possibility of being included in the provisional list of delistings in the future.

(II)	Risk of integration and management of subsidiaries

During the reporting period, we acquired Chaoyang Tongmei, Baoding Tongmei, Chaoyang Jinmei, Nanjing Jinmei, Beijing Boyu, AXT-Tongmei and other companies through business combination involving entities under common control. Such companies are mainly engaged in the research, development, production and sale of GaAs substrates, PBN materials and other high-purity materials, and the overseas procurement and overseas sales of semiconductor substrate materials mainly in the US. After acquisition of such companies, we have further integrated their operation, management, R&D and other activities. By now, such entities have been in smooth operation for over 12 months. However, if we fail to effectively integrate and manage such controlled subsidiaries, our operations in the future may be affected.

(III)	Risk of reliance on the suppliers of certain critical raw materials and fluctuations in the raw material prices

The main raw materials required by us in production include gallium, germanium ingot, quartz, high-purity arsenic, indium phosphide polycrystalline and boron trichloride. The costs of raw materials constitute a large proportion in our production costs, and the fluctuations in the raw material prices could affect our results of operation. We generally place orders to purchase such main raw materials. As the above raw materials are not bulk commodities and there are few suppliers in the market, the Company relies on some key raw material suppliers to a certain extent, and the relevant suppliers may be unable to guarantee the long-term and stable supply of the relevant raw materials to us, which has affected our production and operation, and cause us to be unable to deliver products on schedule. In addition, delay in providing the raw materials by the suppliers may result in an increase in our production costs, delay in production or reduction of output, which may, in turn, have an adverse effect on our revenues and results of operation.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(IV)The relocation of the factory resulted in risks in fluctuation of the gross profit margin of the products and the failure to meet the expected capacity with the new production line

In 2019, the Company started to relocate the GaAs production line from Beijing to Chaoyang, Liaoning and Baoding, Hebei, and re-hired the production staff. Due to the debugging of the production line and the low proficiency of the production staff, there were a large quantity of raw materials consumed and a low yield rate of GaAs substrates, and the original customer needed to re-verify the new production lines (to be completed around the first half of 2019). As a result, the operating costs were high, leading to large fluctuations in the gross profit margin of the Company’s GaAs substrates during the reporting period. According to simulation calculation, the increase in yield rate after the relocation of the production lines, the change in remunerations for the staff, the reduction in water and electricity costs, the redistribution of the production staff had an impact on the gross profit margin of GaAs substrates in 2020 and 2021 respectively, by 3.03% and 29.72%.

After the relocation of the GaAs production line, the InP substrates and germanium substrates need to assume a larger part of depreciation of fixed assets. Meanwhile, the Company has also reassigned the original GaAs substrate workshop staff in Beijing to InP substrate and germanium substrate workshops, and the idle production capacity of GaAs substrates has not been fully converted into the production capacity of InP substrate and germanium substrates, resulting in fluctuations in the gross profit margin of the Company's InP substrate and germanium substrate products to a certain extent.

The Company’s production lines in Chaoyang, Liaoning and Baoding, Hebei have improved the original production processes and enhanced the intelligence level. Although the foregoing production lines have been officially put into production, it will still take some time to adjust the new production line equipment and enhance the operating proficiency of the production staff. Thus, the Company’s production lines in Chaoyang, Liaoning and Baoding, Hebei are at the risk of not being able to achieve the design capacity stably, which may also result in fluctuations in the Company’s product gross profit margin to a certain extent.

(V)	Operating risk in relation to germanium substrates

Germanium substrates are now mainly used in the field of space satellite solar energy. Before 2014, the world’s major companies with mass production capacity for germanium substrates were the Issuer and Umicore. As AXT fully relocated its germanium substrate production base to China, the Company’s germanium substrate products gradually withdrew from the aerospace market of U.S. Thus, Umicore now has a higher global market share than the Company in terms of germanium substrates.

Due to the continuous growth of the global aerospace field and the commercial satellite market, Yunnan Germanium and other domestic germanium material upstream manufacturers have also started to enter the downstream germanium substrate market since 2014. At present, the Company and Yunnan Germanium are the two major germanium substrate manufacturers in the domestic market. According to the 2021 annual report of Yunnan Germanium, in 2021, it produced 235,700 pieces of photovoltaic-grade germanium products (converted to 4 inches), and expanded its production capacity by 200,000 pieces of 6-inch germanium substrates. With the growth of Yunnan Germanium’s output and sales of germanium substrates, there was a fierce competition in the price of germanium substrates between the Company and Yunnan Germanium. In 2021, the average unit price of germanium substrates of the Company in the domestic market dropped from RMB2,890,400/piece to RMB2,262,300/piece, a decline of 7.89%. The entry of Yunnan Germanium and other domestic competitors has resulted in intensified competition in the germanium substrate market. If the Company is unable to maintain a competitive advantage in the production of the existing products and the development of new products, there is a risk that the Company’s share in the germanium substrate market will be reduced, the revenue or gross profit of the Company generated therefrom may be further decreased.

(VI)	Risk arising from changes in industry regulatory policies

We mainly operate in China, so we need to comply with the laws and regulations in China relating to work safety, environmental protection and use of hazardous chemicals, among others, in our production and operation. In 2003, Gallium is included in the Catalogue of Hazardous Chemicals, in 2015, the State Administration of Work Safety (“SAWS”) included GaAs in the list of hazardous chemicals. The increasingly strict industry regulatory policies require us to enhance production management, to ensure our production and operations comply with the applicable laws and regulations. If we and our subsidiaries fail to comply with the applicable laws and regulations, we may be required to assume material liabilities in connection with disposal of hazardous wastes, personal injuries or administrative penalties, or suspend certain business, which may have a material adverse effect on our business, financial condition and results of operation.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(VII)	Risks related to technological upgrading

In the development of semiconductor materials, along with the breakthrough in the technology of silicon-based materials, GaAs substrates might be replaced by SOI (silicon on insulator) wafers in RF devices and other fields of application. SOI wafers have certain performance advantages over silicon substrates. Though the RF devices produced using SOI wafers are inferior to the products using GaAs substrates in terms of power consumption, radiation and transmission speed, their cost is lower than that of GaAs substrates. Thus, SOI wafers have replaced GaAs substrates in smart phones and other fields of application. If SOI wafers and other new-type substrate products become more cost effective and receive wide recognition on the market, or are used in more application scenarios, the scope of application of III-V compound semiconductor substrates will be reduced, which may have an adverse effect on our business and results of operation.

(VIII)	Risks related to market competition

The industry in which we operate have a relatively high market concentration, and our III-V compound semiconductor substrate and germanium substrate products directly compete with the products of Sumotimo, JX Nippon, Freiberger, Umicore and other advanced international companies that have strong R&D capabilities, know-how, distribution channels and market reputations, and may develop more advanced technologies and launch more competitive products. In addition, such competitors own core technologies similar to the VGF technology owned by us.

Along with the continuous growth of the semiconductor terminal application market in China, the market of compound semiconductor materials develops rapidly, and a lot of new III-V compound semiconductor material projects have been built, which make us face competitions from both advanced international companies and new players in China and may result in a decrease in our product prices. If we are unable to effectively cope with such competitions, our operating revenues, results of operation and financial condition may be affected adversely.

(IX)	Risk of disclosure of core technologies

Through years of technology research and development and accumulation, we now own series of proprietary intellectual properties and know-how. Though we attach great importance to the protection of core technologies, our intellectual properties and know-how may be disclosed due to failure of our or our suppliers’ network security systems to prevent unauthorized accesses and complicated web attacks, or improper handling of sensitive data by our employees or suppliers or otherwise, which may seriously damage our reputation and competitiveness, and in turn have an adverse effect on our business development and results of operation. Business situation from the date of audited financial report till the date of this Prospectus

(I)	Overall business situation

The date of our audited financial report is December 31, 2021. From the date of audited financial report till the date of this Prospectus, our business has run well, our mode of business, volume and prices of main raw materials purchased, revenues, selling prices of products, and composition of customers and suppliers have not undergone any material change, and our overall business environment has not undergone any material adverse change.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II)	Financial data for January to March 2022

The main financial data of the Company for January to March 2022 are as follows:

in RMB0’000

Item	2022.3.31	2021.12.31	Change (%)
Total assets	200,899.58	197,898.70	1.52%
Total liabilities	50,516.69	55,106.84	-8.33%
Total owner's equity	144,961.99	142,791.86	1.52%
Item	January-March 2022	January-March 2021	Change (%)
Operating income	25,264.44	19,317.13	30.79%
Operating profit	2,053.64	1,771.03	15.96%
Total profit	2,214.99	1,812.74	22.19%
Net profit	2,037.02	1,372.12	48.46%
Net profit attributable to shareholders of Beijing Tongmei	2,037.23	1,393.47	46.20%
Net profit attributable to shareholders of Beijing Tongmei after deducting non-recurring gains and losses	1,927.42	1,382.75	39.39%

Note: The data for January to March 2022 and January to March 2021 have not been audited and reviewed, the same below.

From January to March 2022, the main reasons for the increase in the Company’s revenue and net profit are that: on the one hand, the Company has completed the acquisition of AXT-Tongmei, and directly sells substrate materials to foreign end customers, resulting in an increase in revenue and gross profit; on the other hand, as the downstream market demand has remained robust, the Company’s revenue from the sales of substrate materials increased significantly compared with the same period in the previous year, and the Company’s profit increased as well. Among them, the revenue from indium phosphide substrate increased by 105% compared with the same period in the previous year, the revenue from GaAs substrate increased by 34% compared with the same period in the previous year, and the revenue from germanium substrate increased by 25% compared with the same period in the previous year.

(III)Performance forecast for January to June 2022

According to preliminary calculations, the Company’s main operating performance forecasts for January to June 2022 are as follows:

in RMB 0,000

Item	January to June 2022	January to June 2021	Change (%)
Operating income	45,619.10-55,756.68	39,355.94	15.91%-41.67%
Net profit	4,367.51-5,338.07	3,993.78	9.36%-33.66%
Net profit attributable to shareholders of Beijing Tongmei	4,430.71-5,415.31	4,019.10	10.24%-34.74%
Net profit attributable to shareholders of Beijing Tongmei after deducting non-recurring gains and losses	4,297.58-5,252.60	3,898.40	10.24%-34.74%

The above financial data for January to June 2022 are preliminarily estimated by the Company’s financial department and shall not constitute the Company’s profit forecast or performance commitment.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The Company estimates the operating income for the period from January to June 2022 to be RMB 456.1910 million to RMB 557.5668 million, increasing by 15.91%-41.67% compared with the same period in the previous year; the net profit attributable to owners of Beijing Tongmei estimated to be RMB 4.3071 million to RMB 4.1531 million, increasing by 10.24%-34.74% compared with the same period in the previous year; the net profit attributable to owners of Beijing Tongmei after deducting non-recurring gains and losses estimated to be RMB 2.9758 million to RMB 52.5260 million, increasing by 10.24%-34.74% compared with the same period in the previous year. With the development of downstream industries and the expansion of application areas, the business scale of the Company is expected to expand steadily, and the operating performance for January to June 2022 is estimated to maintain a year-on-year growth trend.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Table of Contents

SECTION I DEFINITIONS		15
SECTION II OVERVIEW		26
I.	PARTICULARS OF THE ISSUER AND THE INTERMEDIARIES OF THIS OFFERING	26
II.	PARTICULARS OF THIS OFFERING	26
III.	MAIN FINANCIAL DATA AND FINANCIAL METRICS OF THE ISSUER DURING THE REPORTING PERIOD	28
IV.	MAIN BUSINESS OF THE ISSUER	28
V.	TECHNOLOGICAL ADVANCEMENT, COMMERCIALIZATION OF TECHNOLOGIES DEVELOPED AND FUTURE DEVELOPMENT STRATEGIES OF THE ISSUER	30
VI.	LISTING STANDARD SELECTED BY THE ISSUER	30
VII.	DESCRIPTION OF THE SATISFACTION BY THE ISSUER OF THE POSITIONING OF THE STAR MARKET	31
VIII.	SPECIAL ARRANGEMENT MADE BY THE ISSUER IN RESPECT OF CORPORATE GOVERNANCE	32
IX.	USE OF OFFERING PROCEEDS BY THE ISSUER	32
SECTION III SUMMARY OF THIS OFFERING		33
I.	PARTICULARS OF THIS OFFERING	33
II.	PERSONS INVOLVED IN THIS OFFERING	34
III.	RELATIONSHIP BETWEEN THE ISSUER AND THE PERSONS INVOLVED IN THIS OFFERING	35
IV.	IMPORTANT DATES OF THIS OFFERING	35
SECTION IV RISK FACTORS		36
I.	TECHNOLOGICAL RISK	36
II.	OPERATING RISK	36
III.	RISK OF MANAGEMENT AND INTERNAL CONTROLS	36
IV.	FINANCIAL RISK	40
V.	LEGAL RISK	41
VI.	RISK OF THE PROJECTS TO BE INVESTED WITH THE OFFERING PROCEEDS	42
VII.	WE AND OUR CONTROLLING SHAREHOLDER AXT ARE LISTED ON THE STAR MARKET AND THE NASDAQ RESPECTIVELY	43
VIII.	OTHER RISKS	45
SECTION V BASIC INFORMATION OF THE ISSUER		46
I.	BASIC INFORMATION OF THE ISSUER	46
II.	INCORPORATION AND REORGANIZATION OF THE ISSUER	46
III.	SHAREHOLDING STRUCTURE OF THE ISSUER	56
IV.	INFORMATION ON CONTROLLED SUBSIDIARIES AND EQUITY PARTICIPATION COMPANIES OF THE ISSUER	56
V.	BASIC INFORMATION ON MAJOR SHAREHOLDERS HOLDING MORE THAN 5% SHARES AND ACTUAL CONTROLLER	73
VI	SHARE CAPITAL OF THE ISSUER	84
VII	OVERVIEW OF DIRECTORS, SUPERVISORS, EXECUTIVES AND CORE TECHNICIANS	114
VIII.	AGREEMENTS BETWEEN THE COMPANY AND DIRECTORS, SUPERVISORS, EXECUTIVES AND CORE TECHNICIANS AND THEIR PERFORMANCE	121

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

IX. CHANGES IN DIRECTORS, SUPERVISORS, EXECUTIVES AND CORE TECHNICIANS OF THE COMPANY IN THE PAST TWO YEARS	121
X. EXTERNAL INVESTMENTS BY DIRECTORS, SUPERVISORS, EXECUTIVES AND CORE TECHNICIANS OF THE COMPANY	122
XI. SHARES HELD BY DIRECTORS, SUPERVISORS, EXECUTIVES AND CORE TECHNICIANS OF THE COMPANY AND THEIR CLOSE RELATIVES	124
XII. INCOME OF DIRECTORS, SUPERVISORS, EXECUTIVES, AND CORE TECHNICIANS OF THE COMPANY	124
XIII. EQUITY INCENTIVES AND RELATED ARRANGEMENTS OF THE ISSUER BEFORE THIS OFFERING	125
XIV. EMPLOYEES AND THEIR SOCIAL SECURITY	129
SECTION VI BUSINESS AND TECHNOLOGY	131
I. DESCRIPTION OF THE ISSUER’S MAIN BUSINESS AND MAIN PRODUCTS AND SERVICES	131
II. BRIEF DESCRIPTION OF THE INDUSTRY OF THE ISSUER AND COMPETITION THEREIN	151
III. SALES AND MAIN CUSTOMERS OF THE ISSUER	214
IV. PROCUREMENT OF RAW MATERIALS BY AND MAIN SUPPLIERS OF THE ISSUER	218
V. MAIN RESOURCE ELEMENTS, SUCH AS FIXED ASSETS AND INTANGIBLE ASSETS, HAVING MAJOR IMPACT ON THE MAIN BUSINESS	224
VI. THE COMPANY’S CORE TECHNOLOGIES	237
VII. OVERSEAS OPERATIONS OF THE ISSUER	254
SECTION VII CORPORATE GOVERNANCE AND INDEPENDENCE	255
I. ESTABLISHMENT, PERFECTION AND OPERATION OF THE SYSTEM FOR THE GENERAL MEETING OF SHAREHOLDERS, THE BOARD OF DIRECTORS, THE BOARD OF SUPERVISORS, INDEPENDENT DIRECTORS, THE SECRETARY OF THE BOARD OF DIRECTORS, AND THE SPECIAL COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY	255
II. SHARES WITH SPECIAL VOTING RIGHTS OF THE ISSUER	258
III. CONTROL STRUCTURE BY AGREEMENT OF THE ISSUER	258
IV. MANAGEMENT’S SELF-ASSESSMENT OF INTERNAL CONTROLS AND CERTIFIED PUBLIC ACCOUNTANTS’ AUTHENTICATION OPINION	259
V. FUND OCCUPATION AND PROVISION OF GUARANTEES FOR EXTERNAL PARTIES OF THE ISSUER	262
VI. VIOLATIONS OF LAWS AND REGULATIONS OF THE ISSUER	262
VII. SELF-MANAGEMENT AND GOING CONCERN OF THE ISSUER	265
VIII. HORIZONTAL COMPETITION	266
IX. RELATED PARTIES AND RELATED PARTY RELATIONSHIP	269
X. RELATED PARTY TRANSACTIONS	270
XI. DECISION-MAKING PROCEDURES OF RELATED PARTY TRANSACTIONS AND OPTIONS OF INDEPENDENT DIRECTORS DURING THE REPORTING PERIOD	283
XII. CHANGES IN RELATED PARTIES	283
SECTION VIII FINANCIAL INFORMATION AND MANAGEMENT ANALYSIS	284
I. AUDIT OPINIONS OF THE CERTIFIED PUBLIC ACCOUNTANT	284
II. AUDITED FINANCIAL STATEMENTS	284
III. BASIS OF PREPARATION OF FINANCIAL STATEMENTS AND SCOPE OF CONSOLIDATED STATEMENTS	294
IV. KEY AUDIT MATTERS AND CRITERIA FOR DETERMINING MAJOR MATTERS OR LEVEL OF SIGNIFICANCE RELATED TO FINANCIAL INFORMATION	296

1-1-13

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

V. PRODUCT (OR SERVICE) CHARACTERISTICS, BUSINESS MODEL, INDUSTRY COMPETITION, EXTERNAL MARKET ENVIRONMENT AND OTHER FACTORS AND THEIR CHANGING TRENDS, AS WELL AS THEIR POSSIBLE IMPACT OR RISK ON FUTURE PROFITABILITY (OPERATING CAPACITY) OR FINANCIAL CONDITION	297
VI. SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES	298
VII. STATEMENT OF NON-RECURRING PROFIT OR LOSS AS VERIFIED BY THE CERTIFIED PUBLIC ACCOUNTANT	312
VIII. MAJOR TAXES OF THE COMPANY	313
IX. SEGMENT INFORMATION	315
X. KEY FINANCIAL INDICATORS OF THE ISSUER	315
XI. ANALYSIS OF OPERATING RESULTS	317
XII. ANALYSIS OF ASSET QUALITY	350
XIII. ANALYSIS OF LIQUIDITY	371
XIV. ANALYSIS OF CASH FLOW	373
XV. ANALYSIS OF CAPITAL EXPENDITURES	377
XVI. SIGNIFICANT CHANGES OR RISK TRENDS IN THE ISSUER’S LIQUIDITY THAT HAVE OCCURRED OR MAY OCCUR, AND THE ISSUER’S SPECIFIC RESPONSIVE MEASURES TO LIQUIDITY RISKS	377
XVII. WHETHER THERE ARE MATERIAL ADVERSE CHANGES OR RISK FACTORS IN THE ISSUER’S ABILITY TO CONTINUE AS A GOING CONCERN, AND THE BASIS FOR THE MANAGEMENT’S SELF-EVALUATION	378
XVIII. SUBSEQUENT EVENTS, CONTINGENCIES AND OTHER SIGNIFICANT EVENTS	378
XIX. PROFIT FORECAST	379
XX. OPERATING STATUS FROM THE CLOSING DATE OF THE AUDIT OF THE FINANCIAL REPORT TO THE SIGNING DATE OF THIS PROSPECTUS	379
SECTION IX USE OF OFFERING PROCEEDS AND FUTURE DEVELOPMENT PLANNING	380
I. USE PLANNING OF OFFERING PROCEEDS FOR THIS OFFERING	380
II. RELATIONS BETWEEN THE PROJECT FINANCED BY OFFERING PROCEEDS AND THE COMPANY’S EXISTING PRINCIPAL BUSINESS	384
III. DESCRIPTION OF PARTICULARS OF THE PROJECT FINANCED BY OFFERING PROCEEDS	384
IV. BUSINESS DEVELOPMENT GOALS OF THE COMPANY	399
SECTION X INVESTOR PROTECTION	401
I. MAIN ARRANGEMENT FOR THE ISSUER’S INVESTOR RELATIONS	401
II. DIVIDEND DISTRIBUTION POLICY OF THE ISSUER	402
III. DISTRIBUTION POLICY FOR ROLLED-OVER PROFITS BEFORE THIS OFFERING	406
IV. SHAREHOLDER VOTING MECHANISM OF THE ISSUER	406
V. IMPORTANT COMMITMENTS MADE BY ALL PARTIES CONCERNED IN THIS OFFERING AS WELL AS THEIR FULFILLMENT	408
SECTION XI OTHER IMPORTANT MATTERS	430
I. MAJOR CONTRACTS	430
II. EXTERNAL GUARANTEES	436
III. MAJOR LITIGATION OR ARBITRATION MATTERS	436
IV. MAJOR VIOLATIONS AGAINST THE LAW BY THE CONTROLLING SHAREHOLDER AND ACTUAL CONTROLLER OF THE ISSUER DURING THE REPORTING PERIOD	436
SECTION XII REPRESENTATIONS	437
SECTION XIII APPENDICES	446
APPENDIX I: MAIN PROPERTIES AND LAND USE RIGHTS OF THE ISSUER AND ITS SUBSIDIARIES	447
APPENDIX II: PATENTS OF THE ISSUER AND ITS SUBSIDIARIES	454
APPENDIX III: MAIN PATENTS GRANTED BY AXT TO THE ISSUER AND ITS CONTROLLED SUBSIDIARIES	458
APPENDIX IV: MAIN TRADEMARKS LICENSED BY AXT TO THE ISSUER AND ITS CONTROLLED SUBSIDIARIES	459

1-1-14

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section I Definitions

For purpose of this Prospectus, unless the context otherwise indicates, the following terms shall have the meanings set forth below:

I. Basic terms
Issuer, the Company or we	means	Beijing Tongmei Xtal Technology Co., Ltd. and its predecessor Beijing Tongmei Xtal Technology Limited.
Joint Stock Company/ Beijing Tongmei	means	Beijing Tongmei Xtal Technology Co., Ltd.
Tongmei Limited	means	Beijing Tongmei Xtal Technology Limited, the predecessor of the Issuer.
Baoding Tongmei	means	Baoding Tongmei Xtal Manufacture Co., Ltd., a wholly owned subsidiary of the Issuer.
Chaoyang Tongmei	means	Chaoyang Tongmei Xtal Technology Co., Ltd., a wholly owned subsidiary of the Issuer.
AXT-Tongmei	means	AXT-Tongmei Inc., a wholly owned subsidiary of the Issuer incorporated in U.S.A.
Nanjing Jinmei	means	Nanjing Jinmei Gallium Co., Ltd., a wholly owned subsidiary of the Issuer.
Chaoyang Jinmei	means	Chaoyang Jinmei Gallium Co., Ltd., a wholly owned subsidiary of the Issuer.
Beijing Boyu	means	Beijing Boyu Semiconductor Vessel Technology Co., Ltd., a wholly owned subsidiary of the Issuer.
Tianjin Boyu	means	Boyu (Tianjin) Semiconductor Materials Co., Ltd., a wholly owned subsidiary of Beijing Boyu.
Chaoyang Boyu	means	Boyu (Chaoyang) Semiconductor Materials Co., Ltd., a wholly owned subsidiary of Beijing Boyu.
Chaoyang Xinmei	means	Chaoyang Xinmei High-purity Semiconductor Materials Co., Ltd., a subsidiary controlled by the Issuer.
Chaoyang Shuomei	means	Chaoyang Shuomei High-purity Semiconductor Materials Co., Ltd., a subsidiary controlled by the Issuer.
Maanshan Gallium	means	Jinmei Gallium (Maanshan) Co., Ltd. (which has been deregistered), an investee of Beijing Boyu, in which AXT held 90% equity interests and Beijing Boyu held 10% equity interests.
Xing’an Gallium	means	Xiaoyi Xing’an Gallium Co., Ltd., an investee of Nanjing Jinmei.
Kaimei Quartz	means	Chaoyang Kaimei Quartz Co., Ltd., an investee of the Issuer
AXT	means	AXT, Inc., the controlling shareholder of the Issuer, a company trade on the NASDAQ under the symbol “AXTI”.

1-1-15

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Jinchao Business Management	means	Nanjing Jinchao Business Management Partnership (LP).
Beijing Bomeilian	means	Beijing Bomeilian Special Ceramics Co., Ltd.
Zhongke Hengye	means	Zhongke Hengye (Tianjin) Technology Development Partnership (LP).
Beijing Dingmei	means	Beijing Dingmei Technology Development Center (LP).
Beijing Liaoyan	means	Beijing Liaoyan Technology Development Center (LP).
Boyu Yingchuang	means	Boyu Yingchuang (Tianjing) Technology Development Partnership (LP).
Boyu Hengye	means	Boyu Hengye (Tianjing) Technology Development Partnership (LP).
Haitong New Driving Force	means	Liaoning Haitong New Driving Force Equity Investment Fund Partnership (LP).
Haitong New Energy	means	Liaoning Haitong New Energy Low-carbon Industry Equity Investment Fund Co., Ltd.
Haitong Innovation	means	Haitong Innovation Securities Investment Co., Ltd.
Anxin Industrial Investment	means	Fujian Anxin Industrial Investment Fund Partnership (LP).
Jinggangshan Meicheng	means	Jinggangshan Meicheng Equity Investment Partnership (LP).
Huadeng II	means	Hefei Huadeng II Integrated Circuit Industrial Investment Fund Partnership (LP).
Qingdao Xinxing	means	Qingdao Xinxing I Equity Investment Fund Partnership (LP).
Qiji Hangzhou	means	Qiji (Hangzhou) Investment Counseling Co., Ltd.
Gongqingcheng Yihua	means	Gongqingcheng Yihua Tongze Investment Partnership (LP).
Shangrong Baoying	means	Shangrong Baoying (Ningbo) Investment Center (LP).
Xiamen Heyong	means	Xiamen Heyong Zhicheng Equity Investment Partnership (LP).
Hangzhou Jingyue	means	Hangzhou Jingyue Technology Development Partnership (LP).
Lumentime Semiconductor	means	Lumentime Semiconductor Equipment (Shanghai) Co., Ltd.
Liaoning Zhuomei	means	Liaoning Zhuomei Hi-tech Equity Investment Fund Partnership (LP).
Chaoyang Limei	means	Chaoyang Limei Semiconductor Technology Co., Ltd., a wholly owned subsidiary of AXT.
Dongfang Hi-purity	means	Donghai Dongfang Hi-purity Electronic Materials Co., Ltd., an investee of AXT, also a former investee of the Issuer.
Tongli Germanium	means	Xilingol Tongli Germanium Co., Ltd., an investee of AXT.
Jiamei Hi-purity	means	Mount Emei Jiamei Hi-purity Materials Co., Ltd., an investee of AXT.
Beijing Jiya	means	Beijing Jiya Semiconductor Materials Co., Ltd., an investee of AXT.
Industrial Development Zone Company	means	Beijing Tongzhou Industrial Development Zone Company.

1-1-16

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

SICC	means	SICC CO., LTD. (688234.SH)
NSIG	means	National Silicon Industry Group Co., Ltd. (stock code: 688126.SH).
Osram	means

Osram Opto Semiconductors GmbH, a customer of the Issuer, which is a company incorporated in 1906 and traded on the Frankfurt Stock Exchange under the symbol “OSR.DF”, and a promoter of innovations in the field of optoelectronic semiconductor.

Meta	means

Meta Platforms, Inc., formerly known as Facebook, a customer of the Issuer, which is a well-known global photo sharing and social media platform incorporated in 2004, traded on the NASDAQ under the symbol “FB.O”.

IQE	means

IQE, Inc., a customer of the Issuer, which is a global leading designer and manufacturer of compound semiconductor wafers incorporated in 1988 and traded on the London Stock Exchange under the symbol “IQE.L”.

II-VI	means	II-VI. Inc., a customer of the Issuer, which is a U.S.A.-based engineering material and optoelectronic component company incorporated in 1971 and traded on the NASDAQ under the symbol “IIVI.O”.
Qorvo	means

Qorvo, Inc., a customer of the Issuer, which is a semiconductor company incorporated in 2015 resulting from a merger, traded on the NASDAQ under the symbol “QRVO.O”, and mainly engaged in the design and production of RF systems.

Skyworks	means

Skyworks Solutions, Inc., a customer of the Issuer, which is a company incorporated in 1962, traded on the NASDAQ under the symbol “SWKS.O”, and mainly engaged in the research and development of innovative analog semiconductors and related applications.

IPG	means	IPG Photonics Corporation, a customer of the Issuer, which is a well-known fiber laser manufacturer incorporated in 1990 and traded on the NASDAQ under the symbol “IPGP.O”.
Broadcom	means

Broadcom Inc., a customer of the Issuer, which is a global semiconductor and infrastructure product supplier incorporated in 1961 and traded on the NASDAQ under the symbol “AVGO.O”, and was acquired by and merged with Avago in 2016 and renamed as “Broadcom”.

Trumpf	means	Trumpf Group, a customer of the Issuer, which is one of the largest laser device manufacturers in the world incorporated in 1923.

1-1-17

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

nLight Photonics	means

nLight Inc., a customer of the Issuer, which is a company incorporated in 2004 and traded on the NASDAQ under the symbol “LASR.O”, and mainly engaged in the production of semiconductor laser modules and single emitters.

SolAero	means	SolAero Technologies, Corp., a customer of the Issuer, which is a global leading manufacturer of solar panels incorporated in 1998.
Azur Space	means	Azur Space Solar Power GmbH, a customer of the Issuer, which is a company incorporated in 1964 and mainly engaged in the development and production of multi-junction solar cells.
Masimo	means	Masimo Corporation, a customer of the Issuer, which is a global medical technology company incorporated in 1989 and traded on the NASDAQ under the symbol “MASI.O”.
Excelitas	means

Excelitas Technologies Corporation, a customer of the Issuer, which is a major supplier of core chips for MEMS infrared thermopile sensors, and takes the lead in the design and production of high-performance pyroelectric detector, thermopile detector and sensor modules in the world.

Alpha Plus	means	Alpha Plus Co., Ltd., a customer of the Issuer, a manufacturer of vacuum components and vacuum evaporation devices, incorporated in 2000 and supplying its products to major Korean OLED manufacturers.
LouwersHanique	means

LouwersHanique BV, a customer of the Issuer, which is a manufacturer of precision glasses and ceramics incorporated in 2012 after consolidation of Louwers Glastechniek (founded in 1961) and Pulles & Hanique (founded in 1950) , and headquartered in the Netherlands.

Win Semiconductor	means	Win Semiconductor Corp., a customer of the Issuer, which is the largest GaAs wafer fab in the world incorporated in 1999 and traded on the Taiwan Stock Exchange under “3105.TW”.
Landmark Optoelectronics	means

Landmark Optoelectronics Corp., a customer of the Issuer, which is a company incorporated in 1997 and traded on the Taiwan Stock Exchange under “3081.TW”, and mainly engaged in the epitaxial growth of InP.

Visual Photonics Epitaxy	means

Visual Photonics Epitaxy Corp., a customer of the Issuer, which is a company incorporated in 1996 and traded on the Taiwan Stock Exchange under “2455.TW”, and mainly engaged in the epitaxial growth of GaAs and InP.

Epistar	means

Epistar Corporation, a customer of the Issuer, which is a company incorporated in 1996 and traded on the Taiwan Stock Exchange under “2448.TW”, and mainly engaged in the production of super flex LED Epi wafers and grains.

1-1-18

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

San’an Optoelectronics	means

San’an Optoelectronics Co., Ltd., a customer of the Issuer, which is a domestic listed company (stock code: 600703.SH) incorporated in 1993 and one of the leading semiconductor lighting engineering companies in China.

Kingsoon	means

Nanchang Kingsoon Optoelectronic Co., Ltd., a customer of the Issuer, which is a company incorporated in 2015 and mainly engaged in the research, development, production and sale of AlGaInP LED epilayers, chips, GaAs solar cell epilayers and other products.

Argosun	means

Anhui Argosun Electronic New Materials Co., Ltd, a customer of the Issuer, which is a company incorporated in 2012 and mainly engaged in the research, development and production of high-purity chemicals for use in the electronics industry.

Jiangxi Jiayin	means

Jiangxi Jiayin Opto-electronic Material Co., Ltd., a customer of the Issuer, which is a company incorporated in 2011 and mainly engaged in the research, development and production of LED epitaxy-MO sources (high-purity metal organic compounds), methyl iodide, hydroiodic acid and other chemicals for use on semiconductors.

Everbright Photonics	means

Suzhou Everbright Photonics Co., Ltd., a customer of the Issuer, which is a domestic manufacturer of semiconductor laser chips, devices and other core components for use in the laser industry incorporated in 2012.

Sumitomo	means

Sumitomo Electric Industries, Ltd., one of the customers and main competitors of the Issuer, which is a well-known Japanese material and component company incorporated in 1920 and traded on the Tokyo Stock Exchange under “5802.T”, and the business of which covers GaAs and InP substrates.

Freiberger	means	Freiberger Compound Materials GmbH, one of the customers and main competitors of the Issuer, which is a company incorporated in 1949 and the business of which covers GaAs substrates.
JX Nippon	means	JX Nippon Mining & Metals Corporation, one of the main competitors of the Issuer, which is a company incorporated in 2010 and the business of which covers InP substrates.
Umicore	means

Umicore Inc. Belgium., a customer of the Issuer, one of the main competitors of the Issuer, which is a Belgium company incorporated in 1989 and traded on the Euronext under the symbol “UMI.BR”, and the business of which covers germanium substrates.

US Attorney	means	Burks Johansson LLP.

1-1-19

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

MIIT	means	the Ministry of Industry and Information of the People’s Republic of China.
NDRC	means	the National Development and Reform Commission of the People’s Republic of China.
MOF	means	the Ministry of Finance of the People’s Republic of China.
CSRC	means	the China Securities Regulatory Commission.
Company Law	means	the Company Law of the People’s Republic of China.
Securities Law	means	the Securities Law of the People’s Republic of China.
AOA	means	the Articles of Association of Beijing Tongmei Xtal Technology Co., Ltd.
Draft AOA	means	the Articles of Association of Beijing Tongmei Xtal Technology Co., Ltd. (draft) that will take effect after the completion of this Offering.
NASDAQ	means	the National Association of Securities Dealers Automated Quotations.
Sponsor, Lead Underwriter or Haitong Securities	means	Haitong Securities Co., Ltd.
Issuer’s Attorney or KWM	means	King & Wood Mallesons Beijing Office.
Reporting Accountant or Ernst & Young Huaming	means	Ernst & Young Huaming Certified Public Accountants (Special General Partnership).
Appraiser or Sinotop Appraisal	means	Beijing Sinotop Appraisal Co., Ltd.
This Offering	means	the offering of up to 98,390,000 shares this time.
Reporting period	means	2019, 2020 and 2021
RMB, RMB0’000 and RMB100,000,000	means	Yuan, ten thousand Yuan and one hundred million Yuan.
II. Professional terms
Semiconductor	means

a material the conductivity of which in normal atmosphere temperature is between that of conductor and insulator, that is classified into integrated circuits (“IC”), discrete devices, photoelectrons and sensors by manufacturing technology, and is widely used in communication, computer, consumer electronics, network technology, automobile, aviation, aerospace and other industries.

Substrate or wafer	means

a thin slice of pure single crystal having particular crystallographic planes and appropriate electric, optic and mechanical properties, that is obtained through cutting, grinding and polishing a crystal along particular crystallization direction and used for the growth of epitaxial layers.

Single crystal or crystal	means

that the atoms in the crystal are regularly and periodically arranged in three dimensions, or the entire crystal is composed of the same lattice in three dimensions, and the atoms in the entire crystal exhibits long-ranger order.

1-1-20

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Poly-crystal	means	an object composed of randomly oriented crystals, the atoms in which are irregularly arranged.
III-V semiconductor materials	means	compounds formed by combining elements from Group IIIA (boron, aluminum, gallium, indium and thallium) and elements from Group VA (nitrogen, phosphorus, arsenic, antimony and bismuth).
InP substrate	means

indium phosphide, which is an important semiconductor compound featuring high saturated electron drift velocity, strong radiation resistance, good thermal conductivity, high photoelectric conversion efficiency and large bandgap width, and widely used in optical communication, optoelectronic devices, high-frequency millimeter wave devices, photoelectric IC lasers, optical detectors and other fields.

GaAs substrate	means

gallium arsenide, which is an important semiconductor compound widely used in the production of RF microwave devices because semiconductor devices produced using GaAs feature good performance in high frequency, high temperature and low temperature, low noise and strong radiation resistance.

Germanium substrate	means

germanium single crystal. Germanium (Ge) is a rare metal element, grayish white, brittle and has unilateral conductivity. Germanium is rarely distributed in nature, and its electron mobility and hole mobility are higher than those of silicon, so it is an excellent semiconductor material. Germanium is widely used in semiconductor, aviation and aerospace measurement and control, detection for nuclear physics, optical fiber communication, infrared optics, solar cells, biomedicine and other fields.

PBN	means

pyrolytic boron nitride, a special ceramic material that is white, non-toxic, nonporous and easy to process, and currently widely used in LEC and VGF series crucibles for in situ synthesis of GaAs, InP and GaP single crystals, and other fields.

High-purity gallium	means	gallium with a total impurity content of less than 0.0001%.
High-purity arsenic	means	arsenic with a total impurity content of less than 0.0001%.
Gallium	means	pure gallium that is extracted from bauxite or sphalerite and then obtained through electrolysis, which is a blue-grey or silvery white metal.
Indium	means

a silvery white and pale blue metal that is very soft (can be scratched with nails), flexible, extensible and laminable, and mainly used in the production of low melting alloys, bearing alloys, semiconductors and electric light sources.

1-1-21

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Germanium ingot	means

a silvery white and brittle metal used for the production of semiconductor devices. Germanium single crystals containing particular trace impurities can be used for the production of various kinds of transistors, rectifiers and other devices. High-purity germanium single crystals have high refractive index, and are transparent to infrared radiation but opaque to visible light, so they are suitable for the production of prisms or optical lens for the transmission of infrared light. Germanium compounds are used for the production of fluorescent plates and glasses with high refractive index, and radiation detectors and thermoelectric materials.

6N, 7N, 8N	means	a unit of purity, where 6N refers to materials with a total impurity content of less than 0.0001%, and so on and so forth.
Boron trichloride	means	a chemical used as a dopant source for semiconductor silicon or catalyst for organic synthesis, or for the production of high-purity or organic boron.
VGF method	means

vertical gradient freeze method, which is similar to VB method. Its main difference from VB method is that VGF method eliminates crystal descending travel mechanism and rotation mechanism, making the crystal growth interface more stable, and is suitable for the growth of ultra-low dislocation GaAs single crystals.

HB method	means

horizontal Bridgman method, which is a horizontal crystal growth method as follows: there are high temperature and low temperature zones in the furnace chamber along the horizontal direction; first put the crucible in the high temperature zone in the furnace to melt all the raw materials; when the top of the seed crystals starts to melt, the crucible starts to move toward the low temperature zone, the melt continues to crystallize, and the crystals slowly grow up. This method is used for the growth of GaAs and some compound semiconductor crystals.

VB method	means	vertical Bridgman method, which is a vertical crystal growth method that produces cylindrical and low-defect GaAs ingots with uniform height for use as crystal sources.
LEC method	means

liquid encapsulation Czochralski method, which is a method for pulling single crystals, also called direct pull single crystal technique, that pulls up single crystals from the melt, i.e., using small seed crystals to gradually pull up large-diameter single crystal ingots from the melt vertically.

LED	means	light emitting diode, which is a semiconductor devices that emits light, and widely used in the field of semiconductor lighting.

1-1-22

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

OLED	means

organic light emitting display, which is called the third generation display technology, and is thinner, lighter and flexible with low energy consumption and high luminous efficacy, and is mainly used in TVs, computers (displays), mobile phones, tablets and other fields.

Mini LED	means	mini light emitting diode, also called sub-millimeter light emitting diode, which is a light emitting diode about 100μm in size.
Micro LED	means	micro light emitting diode, which further thins, miniaturizes and arrays LED structure, and is only about 1-10μm in size.
Semiconductor laser	means	a laser that uses semiconductor materials as working materials.
VCSEL	means

vertical-cavity surface-emitting laser, which is a semiconductor laser that emits laser vertical to the substrate. Multiple lasers can be arranged along multiple directions on the substrate, forming parallel light sources.

RF device	means	a device that produces high-frequency alternating electromagnetic waves and is commonly used in mobile phones, GPS, portable wireless devices and other fields.
Power amplifier	means

an amplifier that can produce the maximum power output to drive certain load at a given distortion rate, including AB type, D type and digital power amplifiers, where AB type power amplifiers amplify signals by amplifying electric current through transistors, D type power amplifiers simulate analog audio amplitude using pulse width, and digital power amplifiers amplify power using digital signals.

Low-noise amplifier	means

an amplifier with a very low noise figure, which is generally used as a high-frequency or medium-frequency front amplifier for various radio receivers, and amplifying circuit for high-sensitivity electronic detectors.

Wearable device	means

a portable device that can be directly worn or integrated with clothes or accessories of users, which is not just a hardware equipment, but also can perform strong functions through software support, data interaction and cloud interaction.

Epilayer	means	a particular single crystal film growing out of a wafer using expitaxy technology, including substrate wafer and epitaxial film.
MO source	means	a high-purity metal organic compound, which is one of the main raw materials for the production of LED epilayers using MOCVD technology.
MOCVD	means	metal-organic chemical vapor deposition.

1-1-23

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

MBE	means

molecular beam epitaxy, which is a special vacuum coating process in which an epitaxial film is deposited on a substrate  by spraying molecular beams of constituent elements of thin film to the surface of substrate under a ultra-high vacuum condition.

Bandgap width	means

the energy zone in an energy band structure in which the energy state density is zero, which is often used to express the energy range between valence band and conduction band. The bandgap width decides whether a material is a semiconductor or an insulator.

Dislocation density	means	the total length of dislocation lines in a unit volume of a crystal. The lower that the dislocation density is, the better quality that a crystal is of.
Energy band transition	means

the process that electrons transit from an energy level to another energy level, to complete the transition between ground state and excited state, which transition is effectuated directly on certain semiconductor materials, and indirectly on other semiconductor materials through the participation of phonons.

Breakdown electric field	means

the voltage required to cause a breakdown of dielectric, i.e. the dielectric loses its dielectric properties and becomes a conductor under strong electric field action. Such voltage is called breakdown voltage, and the electric field intensity upon breakdown of dielectric is called breakdown field intensity.

Electron mobility	means

that within a certain period of time, the path that the electron travels is not the product of its velocity and time, but the net length traveled after multiple scatterings. The higher the voltage is, the more frequently the scatterings occur; the longer the time is, the more scattering events occur; the larger the sectional area is, the lower the scattering frequency is. So the net path of electron movement is inversely proportional to the voltage and time. The physical quantity of the frequency of scattering events can be defined accordingly, which is called electron mobility μ.

Hole mobility	means	a measurement of physical quantity indicating the speed of movement of electrons inside a semiconductor under the electric field action.
Thermal conductivity	means	the heat transferred through unit horizontal sectional area per unit time when the vertical downward gradient of temperature is 1[0]C/m.
Optical module	means

a module composed of optoelectronic devices (including transmitter and receiver), functional circuit, optical interface, etc., in which the transmitting end converts electric signals into optical signals, and after transmission via optical fiber, the receiving end converts optical signals into electrical signals.

1-1-24

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

TOSA	means	transmitter optical subassembly, the main role of which is to convert electric signals into optical signals (E/O), and judge their optical power, threshold and other performance parameters.
ROSA	means	receiver optical subassembly, the role of which is to convert optical signals into electrical signals (O/E), and judge their sensitivity (SEN) and other performance parameters.
DFB	means

distributed feedback laser, which mainly uses semiconductor materials, including without limitation GsSb, GaAs, InP and ZnS, as media, and features excellent mono-chromaticity, i.e. spectral purity. Its line width is generally less than 1MHz and it has a very high side-mode suppression ratio, even as high as 40-50dB and over.

EML	means

electro-absorption modulation laser, which is an integrated device of electro-absorption modulator (EAM) and DFB laser (LD), and an electro-absorption modulator that uses the quantum-limited Stark effect (QCSE) and uses internal grating coupling to determine the wavelength DFB laser, an integrated high-performance optical communication light source with small size and low wavelength.

mm	means	millimeter or 10-3 meter, used for describing the length of diameter of a semiconductor wafer.
μm	means	micrometer or 10-6 meter.
SEMI	means

the Semiconductor Equipment and Materials International, which is committed to promoting the overall development of micro-electronics, flat panel displays, solar photovoltaic and other industry supply chains.

Yole	means

YoleDeveloppement, a French market research and strategic counseling firm focusing on the market research and consultation in respect of the field of semiconductor and micro-manufacturing technologies.

Due to the effect of rounding off, certain aggregate amounts in this Prospectus may be different from the sums of the relevant addends, in the part of odd amounts.

1-1-25

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section II Overview

This overview briefs the content of this Prospectus. The investors are advised to carefully read this Prospectus in its entirety before making an investment decision.

I.Particulars of the Issuer and the Intermediaries of this Offering

(I) Particulars of the Issuer
Name of the Issuer	Beijing Tongmei Xtal Technology Co., Ltd.	Date of establishment	September 5, 1998
Registered capital	RMB885,426,756	Legal representative	MORRIS SHEN-SHIH YOUNG
Registered address	No. 2, East 2nd Street, Tongzhou Industrial Development Zone, Beijing	Main place of production and business	No. 2, East 2nd Street, Tongzhou Industrial Development Zone, Beijing
Controlling shareholder	AXT. Inc.	Actual controller	None
Industry	Manufacturing of computer, communication and other electronic equipment (Code: C39)	Other exchanges on which the Company is or is intended to be traded or listed	None
(II) Intermediaries of this Offering
Sponsor	Haitong Securities Co., Ltd.	Lead Underwriter	Haitong Securities Co., Ltd.
Issuer’s Attorney	King & Wood Mallesons Beijing Office	Joint lead underwriter	None
Auditor	Ernst & Young Huaming Certified Public Accountants (Special General Partnership)	Appraiser	Beijing Sinotop Appraisal Co., Ltd.

II.Particulars of this Offering

(I) Particulars of this Offering
Type of shares	RMB-denominated ordinary shares (A-shares)
Par value	RMB1.00

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Number of shares offered	Up to 98,390,000 shares	% of the total share capital following this Offering	At least 10.00%
Incl.: Number of new shares offered	Up to 98,390,000 shares	% of the total share capital following this Offering	At least 10.00%
Number of share publicly sold by the existing shareholders	-	% of the total share capital following this Offering	-
Total share capital following this Offering	Up to 983,816,756 shares
Offering price per share	RMB[ ]
Price-to-earnings ratio for this Offering	[ ]
Net assets per share before this Offering	RMB[ ] per share	Earnings per share before this Offering	[ ]
Net assets per share following this Offering	RMB[ ] per share	Earnings per share following this Offering	[ ]
Price-to-book ratio for this Offering	[ ]
Pricing mode

The Issuer and the Lead Underwriter will determine the offering price through inquiring of the securities companies, fund management companies, trust companies, financial companies, insurance companies, qualified foreign institutional investors, private fund managers and other professional institutional investors registered with the Securities Association of China.

Mode of offering	The shares will be offered through inquiry of and allocation to offline offerees and online subscription, or in such other manner as approved by the securities regulatory authorities.
Targets of offering	Qualified offerees and individuals, corporations and other investors who have opened accounts on the STAR Market, except for those prohibited by the applicable laws and regulations of the country.
Mode of underwriting	Firm commitment underwriting
Shareholders proposing to publicly sell their shares	N/A
Principle of allocation of distribution cost	-
Total offering proceeds	RMB[ ]

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Net offering proceeds	RMB[ ]
Use of offering proceeds	GaAs semiconductor material project (GaAs (crystal) semiconductor material project)
Indium phosphide (wafer) semiconductor material project
Semiconductor material research and development project
Replenishment of working capital
Estimated distribution cost

The total distribution cost of this Offering is about RMB[  ], including RMB[  ] of underwriter’s fee and sponsor’s fee, RMB[  ] of auditor’s fee and capital verification fee, RMB[  ] of attorney’s fee, RMB[  ] of information disclosure cost, RMB[  ] of distribution service fee and RMB[  ] of miscellaneous expenses.

(II) Important dates of this Offering
Publication date of offering announcement	[ ]
Commencement date of inquiry and recommendation	[ ]
Publication date of pricing announcement	[ ]
Date of subscription and date of payment	[ ]
Listing date of the shares	[ ]

III.Main financial data and financial metrics of the Issuer during the reporting period

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Total assets	197,898.70	180,304.38	133,621.60
Equity attributable to owner of Beijing Tongmei	140,817.16	97,181.93	90,194.28
Debt-to-asset ratio (parent)	16.71%	38.88%	44.24%
Item	2021	2020	2019
Operating revenue	85,734.52	58,317.04	46,222.68
Net profit	9,403.45	6,027.42	-2,806.35
Net profit attributable to the shareholders of Beijing Tongmei	9,458.76	4,822.19	-3,338.90
Net profit attributable to shareholders of Beijing Tongmei after deduction of extraordinary gain or loss	8,992.18	898.18	-1,505.14
Basic earnings per share	0.11	N/A	N/A
Diluted earnings per share	0.11	N/A	N/A
Weighted average return on net assets	7.88%	5.04%	-3.68%
Net cash flows from operating activities	-1,953.44	5,525.03	9,767.77
Cash dividends	-	-	-
Ratio of R&D expenses to operating revenue	10.52%	7.73%	5.80%

IV.Main business of the Issuer

(I)	Main business

We are a well-known global semiconductor material technology company mainly engaged in the research, development, production and sale of InP substrates, GaAs substrates, germanium substrates, PBN and other high-purity materials. Our InP substrate, GaAs substrate and germanium substrate materials can be used for the production of FR devices, optical modules, LEDs (including Mini LEDs and Micro LEDs), lasers, detectors, sensors, space solar cells and other devices, and are widely applied in 5G communication, data center, new-generation display, artificial intelligence, driverless car, wearable device, aerospace and other fields. Our PBN and other high-purity materials guarantee the supply of high-quality raw materials for our semiconductor substrate products from the source, and are widely used in compound semiconductor, OLED, LED and other industries.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

We are based in China and serve the world. Our products have been recognized by a large number of domestic and foreign customers and we have cooperated with many well-known companies closely for years. Our main customers are companies listed in U.S.A., Europe, the Chinese Mainland and Taiwan, including without limitation Osram, Customer C, IQE, II-VI, Meta, Qorvo, IPG, Skyworks, Broadcom, Customer A, Customer B, Win Semiconductor, Landmark Optoelectronics, Visual Photonics Epitaxy, San’an Optoelectronics, Everbright Photonics and other specialized epilayer manufacturers, fabs, chip and device manufacturers.

In addition, the Chinese Academy of Sciences, the Massachusetts Institute of Technology, the California Institute of Technology, the Peking University, the University of Science and Technology of China, the Shanghai Jiao Tong University, the Xiamen University and other well-known domestic and foreign research institutes and universities also purchase our semiconductor material products for use in education and academic researches.

Below are our well-known downstream customers in different fields:

Main fields of downstream application	Name of customer
Semiconductor substrate materials
5G, data center and optical fiber communication	Customer A, Landmark Optoelectronics, Win Semiconductor, Customer C, IQE, Broadcom, Qorvo and Skyworks
New-generation displays (including Mini LED and Micro LED)	Orsam, Broadcom, Epistar and San’an Optoelectronics
Artificial intelligence and driverless car	Customer A, Landmark Optoelectronics, Win Semiconductor, Visual Photonics Epitaxy, Customer C and Meta
Wearable devices	Masimo and Alta Devices
Aerospace	Customer B, SolAero, Azur Space and Kingsoon
Industrial lasers	IPG, Trumpf, nLight Photonics, Excelitas and Everbright Photonics
PBN crucibles
Crystal growth crucibles	Sumitomo, Freiberger, Vital Materials Co., Ltd. and Yunnan Lincang Xinyuan Germanium Industry Co., Ltd.
OLED crucibles	Beijing Orient Electronics, Tianma Micro-electronics, China Star Optoelectronics Technology and Visionox
High-purity materials
MO source	Argosun and Jiangxi Jiayin

The following table sets forth the components of our revenues from main business by product for the reporting period:

In RMB0’000

Item	2021		2020		2019
	Amount	%	Amount	%	Amount	%
InP substrate	28,179.15	32.99%	12,753.63	21.87%	10,971.16	23.74%
GaAs substrate	25,547.46	29.91%	23,536.79	40.37%	17,987.74	38.92%
Ge substrate	8,948.57	10.48%	8,055.63	13.82%	6,812.40	14.74%
PBN crucible	5,502.47	6.44%	5,186.24	8.89%	4,729.22	10.23%
High-purity metals and compounds	12,201.00	14.29%	5,501.42	9.43%	2,531.92	5.48%
Others*	5,025.79	5.88%	3,275.00	5.62%	3,188.36	6.90%
Revenue from main business	85,404.44	100.00%	58,308.72	100.00%	46,220.79	100.00%

*Mainly including precise crucible regeneration services and sale of other PBN materials, etc.

(II)	Competitive position

At present, we and our main competitors, Sumitomo, JX Nippon and Freiberger, are tier 1 companies in the global III-V compound semiconductor material industry. Along with the shift of the semiconductor industry chain to China and increasing maturity of 5G communication, data center, new-generation display and other downstream industries, we are expected to grasp the development

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

opportunities on the emerging market during the new industry cycle, and grow into a global leading company in the field of III-V compound semiconductor substrate materials.

Our competitive position is reflected in the following aspects:

In terms of market share, according to Yole, our market share in the global InP substrate market was 36%, ranked No.2 in the world, in 2020; and our market share in the global GaAs substrate market was 13%, ranked No.4 in the world, in 2019.

In terms of product performance, our semiconductor substrate products demonstrate excellent performance in dislocation density, resistivity uniformity, flatness and surface granularity, among others, and can satisfy the requirements of 5G RF power amplifiers, Mini LEDs, Micro LEDs, wearable sensors, vehicle-mounted lidars, biometric lasers and other high-end markets for the performance of semiconductor substrate materials. We are one of the few companies in the world whose products can be used on high-end III-V compound semiconductor substrates.

In terms of product size, we are one of the few companies in the world that master the production technology of 8-inch GaAs substrates and 6-inch InP substrates. As 5G communication, new-generation display and other fields of downstream application enter a new investment cycle, the newly built production lines of downstream customers are very likely to shift to large sizes. Therefore, the companies capable to supply large-sized III-V compound semiconductor substrates are expected to have first-mover advantages in the new industry cycle.

In terms of supply chain, we have basically built a complete supply chain for III-V compound semiconductor substrates, which help us ensure more reliable supply of all critical raw materials, effectively control time of production and delivery, and stabilize our production costs. In the context that we are increasing our production capacity, we have a remarkable advantage in supply chain.

V.	Technological advancement, commercialization of technologies developed and future development strategies of the Issuer

After years of continuous research, development and production practice, we have accumulated strong technologies and processes. We have mastered synthesis of GaAs poly-crystals, VGF growth of semi-insulator GaAs single crystals and carbon doping control, VGF growth of semiconductor GaAs single crystals and uniform doping control, VGF growth of high-quality germanium single crystals and doping control, VGF growth of high-quality InP single crystals and doping control, partial crystallization at longitudinal temperature gradients, chemical vapor deposition of PBN and other core technologies, and has also formed a complete and independently controllable system of core technologies related to III-V compound semiconductor materials.

As of June 30, 2022, we own 61 patents for invention. While applying for intellectual property rights at home and abroad, according to the different types of core technologies, we keep our formula and process-related know-how in strict confidence, and prevent the disclosure of know-how due to publication of patents. We have been named as a specialized, refinement, characteristic and novelty small and medium-sized enterprise, national post-doctoral research center, Beijing scientific research and development institution and one of the 13th group of municipal enterprise technology centers of Beijing, and have got other qualifications and awards.

Our development goal is to grow into a global leading company in the field of III-V compound semiconductor substrate materials. In order to achieve such development goal, we have developed clear development strategies: first, to increase the production capacity for the existing products, in the context of continuous growth of the market, our production capacity is lower than our main competitors, which put us in an adverse competitive position, so we urgently need to improve our supply capability; second, to accelerate the development of production capacity for large-sized substrate products, as 5G communication, new-generation display and other fields of downstream application enter a new investment cycle, the newly built production lines of downstream customers are very likely to shift to large sizes, so we need to develop high supply capability for large-sized substrate products as soon as possible; third, follow the global frontier of technology, and continue to expand the application scenarios of III-V compound semiconductors. We keep a close eye on the new technologies, new devices and new application scenarios proposed by the academic and industrial circles, give active cooperation to downstream customers in their research and development, and introduce our substrate products to new application scenarios in advance.

VI.Listing standard selected by the Issuer

The listing standard selected by the Issuer is the standard set forth in Paragraph (4) under “capitalization and financial metrics” in the Rules Governing the Listing of Stocks on the Sci-tech Innovation Board of the Shanghai Stock Exchange, i.e. “the expected capitalization is not lower than RMB3 billion and the operating revenue in the previous year is not less than RMB300 million”.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

VII.Description of the satisfaction by the Issuer of the positioning of the STAR Market

(I)	We satisfy the requirements for industry

Industry in which we operate	√New-generation information technology

According to the Guidelines on the Industrial Classification for the Listed Companies (2012 Revision) published by the CSRC, we are classified into the “computer, communication and other electronic equipment manufacturing industry” (industrial code: C39). According to the Industrial Classification for National Economic Activities (GB/T 4754-2017) published by the National Bureau of Statistics, we are classified into the “manufacturing of electronic components and special-purpose electronic materials” (industrial code: C3985) under the “computer, communication and other electronic equipment manufacturing industry”. According to the Classification of Strategic Emerging Industries (2018) published by the National Bureau of Statistics, we operate in a strategic emerging industry: 1. new-generation information technology industry – 1.2 Core electronic industry – 1.2.3 Manufacturing of high energy storage and critical electronic materials and 3.4.3.1 manufacturing of semiconductor crystals.

☐ High-end equipment
☐ New materials
☐ New energy
☐ Energy saving and environmental protection
☐ Biomedicine
☐ Other sectors meeting the positioning of the STAR Market

(II)	We satisfy the requirements for science and technology innovation attributes

Assessment standard 1 for science and technology innovation attributes	Whether or not satisfy	Remark
The aggregate R&D expenses in the past three years account for not less than 5% of the aggregate operating revenue in the past three years, or are not less than RMB60 million.	√Yes □ No

Our aggregate R&D expenses in 2019, 2020 and 2021 amounted to RMB162,101,000, accounting for 8.52% of our aggregate operating revenue in the past three years, which was RMB1,902,742,400, so we satisfy the requirement set forth in Section 1(1) of the Guide on Assessment of Science and Technology Innovation Attributes (Tentative).

The number of R&D personnel accounts for not less than 10% of the total number of employees in the current year.	√Yes □ No

As of the end of 2021, our R&D personnel account for 13.40% of the total number of our employees, so we satisfy the requirement set forth in Section 1(2) of the Guide on Assessment of Science and Technology Innovation Attributes (Tentative).

The company owns at least five patents for invention (including patents relating to national defense) which have generated revenues from main business.	√Yes □ No

As of June 30, 2022, we own 52 issued patents for invention in China, and 9 patents for invention abroad; and our revenue from products using core technologies accounted for 99.99%, 99.99% and 99.61% of the operating revenue in 2019 to 2021 respectively, so we satisfy the requirement set forth in Section 1(3) of the Guide on Assessment of Science and Technology Innovation Attributes (Tentative).

The compound annual growth rate of operating revenue in the past three years is not less than 20%, or the operating revenue in the previous year is not less than RMB300 million.	√Yes □ No

Our operating revenue was RMB462‚226‚800, RMB583‚170‚400 and RMB857,345,200 in 2019, 2020 and 2021 respectively, and our operating revenue in the previous year is not less than RMB300 million, so we satisfy the requirement set forth in Section 1(4) of the Guide on Assessment of Science and Technology Innovation Attributes (Tentative).

As stated above, we meet the standard set forth in Section 5 of the Tentative Provisions for Application for and Recommendation of Listing of Enterprises on the Sci-tech Innovation Board of the Shanghai Stock Exchange (April 2021 Revision), and the standard set forth in Section 6 thereof, i.e. “the company owns at least 50 patents for invention (including patents relating to national defense) which constitute core technologies and relate to revenues from main business”, as described below:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Metric 2 for science and technology innovation attributes	Whether or not satisfy	Main basis
The company owns at least 50 patents for invention (including patents relating to national defense) which constitute core technologies and relate to revenues from main business.	√Yes ☐ No

As of June 30, 2022, we own 61 patents for inventions, including 52 domestic patents and 9 foreign patents, a total of 52 patents after deduplication. 52 patents (after deduplication) for invention (including patents relating to national defense) owned by us constitute our core technologies and relate to our revenues from main business, which are used in single crystal growth, wafer cutting, edge trimming, grinding, polishing, cleaning and other processes, the production of PBN materials and other high-purity materials, and other main processes.

VIII.Special arrangement made by the Issuer in respect of corporate governance

As of the date of this Prospectus, there isn’t any special arrangement in connection with our corporate governance structure.

IX.Use of offering proceeds by the Issuer

The total proceeds from this Offering of RMB-denominated ordinary shares (A-shares) depend on the offering price to be determined according to the market situation and result of inquiry. The net offering proceeds after deduction of the distribution cost will be used in the following projects in order of precedence:

In RMB0’000

No.	Description of project	Total investment	Amount of offering proceeds to be used
1	GaAs semiconductor material project	112,053.63	36,688.73
2	Indium phosphide (wafer) semiconductor material project	18,118.98	18,118.98
3	Semiconductor material research and development project	17,560.14	17,560.14
4	Replenishment of working capital	44,320.88	44,320.88
Total		192,053.63	116,688.73

If the amount of net offering proceeds after deduction of the distribution cost is less than the amount of funds required by such investment projects, we will allocate the offering proceeds in the proportion stated above, and use self-raised funds to make up for the shortfall. If the amount of net offering proceeds after deduction of the distribution cost exceeds the amount of funds required by such investment projects, we will use the excess amount in the development of our main business according to the actual needs in our business operation and subject to the relevant provisions of the CRSC and the Shanghai Stock Exchange. Before the receipt of the offering proceeds, we may use self-raised funds to fund such investment projects, and replace such self-raised funds with the offering proceeds after receipt thereof.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section III Summary of this Offering

I.	Particulars of this Offering

(I) Type of shares	RMB-denominated ordinary shares (A-shares)
(II) Par value	RMB1.00
(III) Number of shares offered

Up to 98,390,000 shares will be offered this time, representing at least 10.00% of the total share capital of the Company immediately after the completion of this Offering. No existing shareholder will publicly sell any share through this Offering.

(IV) Offering price per share	RMB[ ], to be determined through inquiry of the offerees.
(V) Participation in the strategic allocation by the executives and employees of the Issuer	After completion of the registration procedures with the CSRC with respect to this Offering, the board of directors of the Issuer will meet to consider the related matters.
(VI) Participation in the strategic allocation by the subsidiaries of the Sponsor

The Sponsor will arrange for some of its subsidiaries to participate in the strategic allocation relating to this Offering, subject to the relevant rules of the Exchange. The Sponsor and its subsidiaries will define the specific plan for participation in the strategic allocation relating to this Offering in accordance with the relevant requirements, and submit the related documents to the Exchange pursuant to the relevant provisions.

(VII) Price-to-earnings ratio for this Offering

[  ] (calculated by dividing the offering price by the earnings per share, which is equal to the lower of the net profit attributable to the shareholders of Beijing Tongmei before and after deduction of the audited extraordinary gain or loss for the year of [  ] divided by the total share capital immediately after this Offering)

(VIII) Net assets per share before this Offering	[ ] per share (calculated by dividing the audited equity attributable to the shareholders of Beijing Tongmei as of [ ] by the total share capital immediately before this Offering)
(IX) Net assets per share following this Offering

[  ] per share (calculated by dividing the sum of the audited equity attributable to the shareholders of Beijing Tongmei as of [  ] and the net offering proceeds by the total share capital immediately after this Offering)

(X) Price-to-book ratio for this Offering	[ ] (calculated by dividing the offering price by the net assets per share following this Offering)
(XI) Mode of offering	The shares will be offered through inquiry of and allocation to offline offerees and online subscription, or in such other manner as approved by the securities regulatory authorities.
(XII) Targets of offering	Qualified offerees and individuals, corporations and other investors who have opened accounts on the STAR Market, except for those prohibited by the applicable laws and regulations of the country.
(XIII) Mode of underwriting	Firm commitment underwriting
(XIV) Estimated distribution cost

The total distribution cost of this Offering is about RMB[  ], including RMB[  ] of underwriter’s fee and sponsor’s fee, RMB[  ] of auditor’s fee and capital verification fee, RMB[  ] of attorney’s fee, RMB[  ] of information disclosure cost, RMB[  ] of distribution service fee and RMB[  ] of miscellaneous expenses.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

II.	Persons involved in this Offering

(I) Issuer
Name	Beijing Tongmei Xtal Technology Co., Ltd.
Legal representative	MORRIS SHEN-SHIH YOUNG
Domicile	No. 2, East 2nd Street, Tongzhou Industrial Development Zone, Beijing
Telephone	010-61562241
Facsimile	010-61562245
Contact person	SONG Jing
(II) Sponsor (lead underwriter)
Name	Haitong Securities Co., Ltd.
Legal representative	ZHOU Jie
Domicile	No. 689, Guangdong Road, Shanghai
Telephone	021-23219000
Facsimile	021-63411627
Sponsor’s representatives	ZHONG Zhuke and WU Ting
Project assistant	XI Hua
Responsible persons for the project	ZHANG Bowen, LI Ling and WANG Jianwei
(III) Law firm
Name	King & Wood Mallesons Beijing Office
Principal	WANG Ling
Domicile	17-18/F, East Tower, World Finance Center, Building 1#, 1 Middle Dongsanhuan Road, Chaoyang District, Beijing
Telephone	010-58785588
Facsimile	010-58785566
Responsible attorneys	XU Hui, YANG Zhenhua and WANG Anrong
(IV) Accounting firm
Name	Ernst & Young Huaming Certified Public Accountants (Special General Partnership)
Principal	MAO Anning
Domicile	01-12, 17/F, Ernst & Young Tower, Oriental Plaza, 1 East Chang’an Street, Dongcheng District, Beijing
Telephone	010-58153000
Facsimile	010-58153000
Responsible certified public accountants	CHEN Xiaosong and LU Yang
(V) Asset appraiser
Name	Beijing Sinotop Appraisal Co., Ltd.
Principal	CHEN Wei
Domicile	8/F, Block B, Zhongguancun IP Tower, 21 South Haidian Road, Haidian District, Beijing
Telephone	010-66090385
Facsimile	010-66090368
Responsible certified asset appraisers	KOU Yingwei and YAN Bingzhu
(VI) Stock registry
Name	China Securities Depository and Clearing Corporation Limited Shanghai Branch
Domicile	3/F, China Insurance Building, 166 East Lujiazui Road, Pudong New Area, Shanghai
Telephone	021-68870587
(VII) beneficiary bank
Account name	[ ]
Account number	[ ]
(VIII) Stock exchange to which the listing application is submitted
Name	Shanghai Stock Exchange
Domicile	Shanghai Stock Exchange Building, 528 South Pudong Road, Shanghai
Telephone	021-68808888

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

III.	Relationship between the Issuer and the persons involved in this Offering

Haitong Innovation, Haitong New Driving Force and Haitong New Energy hold 1.4859%, 1.3373% and 0.5201% shares in the Issuer respectively.

Haitong New Energy Private Equity Investment Management Co., Ltd is the fund manager and executive partner of Haitong New Driving Force, and the fund manager of Haitong New Energy. Haitong Innovation holds 49.40% shares in Haitong New Energy. Haitong Kaiyuan Investment Co., Ltd. holds 0.50% shares in Haitong New Energy and 19.33% shares in Haitong New Driving Force respectively. Haitong Securities is the indirect shareholder of Haitong New Energy Private Equity Investment Management Co., Ltd., and the controlling shareholder of Haitong Kaiyuan Investment Co., Ltd. and Haitong Innovation.

Except as stated above, none of the intermediaries involved in this Offering or their principals, executives and responsible persons directly or indirectly holds shares or is otherwise interested in the Issuer, and vice versa.

IV.	Important dates of this Offering

Schedule of offering	Date
Publication date of offering announcement	[ ]
Commencement date of inquiry and recommendation	From [ ] to [ ]
Publication date of pricing announcement	[ ]
Date of subscription and date of payment	From [ ] to [ ]
Listing date of the shares	[ ]

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section IV Risk Factors

In assessing the shares offered by us this time, in addition to the information provided elsewhere in this Prospectus, the investors shall carefully consider all of the risk factors described below. The following risk factors are arranged according to the principle of materiality and degree that they may affect the investors’ decisions, which does not indicate that such risk factors will occur in turn.

I.	Technological risk
(I)	Risks related to technological upgrading

In the development of semiconductor materials, along with the breakthrough in the technology of silicon-based materials, GaAs substrates might be replaced by SOI (silicon on insulator) wafers in RF devices and other fields of application. SOI wafers have certain performance advantages over silicon substrates. Though the RF devices produced using SOI wafers are inferior to the products using GaAs substrates in terms of power consumption, radiation and transmission speed, their cost is lower than that of GaAs substrates, so SOI wafers have replaced GaAs substrates in smart phones and other fields of application. If SOI wafers and other new-type substrate products become more cost effective and receive wide recognition on the market, or are used in more application scenarios the scope of application of III-V compound semiconductor substrates will be reduced, which may have an adverse effect on our business and results of operation.

(II)	Risk of loss of key personnel

The semiconductor materials industry in which we operate is a highly technology intensive industry and requires a large number of professionals, in particular, R&D personnel and outstanding management personnel. Along with the continuous growth of market demands and increasingly fierce competition in the industry, the semiconductor materials industry faces increasingly fierce competition for technical professionals. If we are unable to provide a better development platform, more competitive remunerations and friendly R&D conditions, our key personnel may leave us, which may have an adverse effect on our business.

(III)	Risk of disclosure of core technologies

Through years of technology research and development and accumulation, we now own series of proprietary intellectual properties and know-how. Though we attach great importance to the protection of core technologies, our intellectual properties and know-how may be disclosed due to failure of our or our suppliers’ network security systems to prevent unauthorized accesses and complicated web attacks, or improper handling of sensitive data by our employees or suppliers or otherwise, which may seriously damage our reputation and competitiveness, and in turn have an adverse effect on our business development and results of operation.

II.	Operating risk
(I)	Risks related to market competition

The industry in which we operate have a relatively high market concentration, and our III-V compound semiconductor substrate and germanium substrate products directly compete with the products of Sumotimo, JX Nippon, Freiberger, Umicore and other advanced international companies that have strong R&D capabilities, know-how, distribution channels and market reputations, and may develop more advanced technologies and launch more competitive products. In addition, such competitors own core technologies similar to the VGF technology owned by us.

Along with the continuous growth of the semiconductor terminal application market in China, the market of compound semiconductor materials develops rapidly, and a lot of new III-V compound semiconductor material projects have been built, which make us face competitions from both advanced international companies and new players in China, and may result in a decrease in our product prices. If we are unable to effectively cope with such competitions, our operating revenues, results of operation and financial condition may be affected adversely.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II)	Risk of reliance on the suppliers of certain critical raw materials and fluctuations in the raw material prices

The main raw materials required by us in production include gallium, germanium ingot, quartz, high-purity arsenic, indium phosphide polycrystalline and boron trichloride. The costs of raw materials constitute a large proportion in our production costs, and the fluctuations in the raw material prices could affect our results of operation. We generally place orders to purchase such main raw materials. As the above raw materials are not bulk commodities and there are few suppliers in the market, the Company relies on some key raw material suppliers to a certain extent, and the relevant suppliers may be unable to guarantee the long-term and stable supply of the relevant raw materials to us, which has affected our production and operation, and cause us to be unable to deliver products on schedule. In addition, delay in providing the raw materials by the suppliers may result in an increase in our production costs, delay in production or reduction of output, which may, in turn, have an adverse effect on our revenues and results of operation.

(III)Risks related to verification by customers

Our compound semiconductor material products must pass strict verifications by customers before they are sold to customers. According to industry practices, product verification often lasts about three months to one year, and even longer. During the verification of our products by a customer, we will incur sales, administration and other expenses, but cannot guarantee that our products will pass the verification. Failure of our products to pass the verification by a new customer as expected, or our new products to pass the verification by any existing customer could have an adverse effect on our results of operation. In addition, if our products fail to pass the verification by a customer, we have a slim chance to sell the relevant products to such customer within a period of time thereafter.

(IV)Risk of intensification of international trade disputes

Since 2018, the trade disputes between the U.S.A. and China have been growing in intensity. Between 2018 and 2020, the US government imposed additional tariffs on certain products imported from China, while the Chinese government also imposed additional tariffs on certain products imported from the U.S.A. In the future, the US government and the Chinese government may continue to impose additional tariffs on and other trade barriers against certain products imported from each other.

The continuous intensification of US-China trade disputes will have far-reaching adverse influence on the global semiconductor industry. If the Chinese government imposes additional tariffs on the raw materials purchased by us from U.S.A. or the US government imposes additional tariffs on the products sold by us to U.S.A., our production costs will increase and product prices will lose competitive advantage, which could have a material adverse effect on our operating revenues, results of operation and financial condition.

In addition, given the fact that part of the Company’s raw materials such as high-purity arsenic and indium phosphide polycrystalline are imported, the export of relevant raw materials may be restricted due to changes in the international trade policies of the producing countries, or the purchase prices of the Company may increase significantly due to changes in tariffs, resulting certain effects on the Company’s profitability and production and operation to some extent.

(V)Risks related to industry cycle

The compound semiconductor material industry in which we operate is on the upstream of the semiconductor industry chain, and the demands for compound semiconductor materials are directly affected by the chip manufacturing and terminal application markets on the downstream. In case of any macroeconomic or industrial recession, as a result of which the growth of demands on 5G communication, data center, new-generation display, artificial intelligence and other terminal application markets falls short of expectations, or the semiconductor industry is going downhill, leading to a decrease in the output and sales of ICs, sensors, discrete devices and LEDs, our results of operation and business development could be adversely affected.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(VI)Risk of decrease in product prices

Our product prices may decrease due to fluctuations in downstream market demands, intensified industrial competition or other reasons. If we are unable to reduce our production costs and improve the competitiveness of our products through increasing production scale and yield rate, improving production technology or otherwise, the decrease in product prices could affect our profitability and competitiveness.

(VII)Risks related to product quality

Due to the complication of the environment for, and difficulty in the process control of, the growth of compound semiconductor crystals, we are unable to completely avoid product defects. If we are unable to control the defects within a reasonable range, the product quality of our downstream chip or device manufacturers may be adversely affected, as a result of which the downstream customers may return our products, reduce or cancel purchase orders, or even turn to our competitors. In addition, product defects will increase our production costs and result in costs of returned goods and additional services, which in turn could have an adverse effect on our results of operation. Moreover, if our products are often found to be defective, our market reputation could be adversely affected.

(VIII)Risk of suspension of production

The complicated growth environment and long period of growth of compound semiconductor crystals put forward high requirements for the continuity of production. In case of any fire or explosion during the production due to accumulation of flammable chemicals, excessively high temperature or otherwise, we may have to suspend production in order to repair the production lines or even replace equipment. In addition, the continuity of our production may be adversely affected if our main production bases are subject to any power restriction policy. We may incur direct economic losses and even lose certain customers and revenues in case of any suspension of production caused by any accident or power restriction requirements.

(IX)The relocation of the factory resulted in risks in fluctuation of the gross profit margin of the products and the failure to meet the expected capacity with the new production line

In 2019, the Company started to relocate the GaAs production line from Beijing to Chaoyang, Liaoning and Baoding, Hebei, and re-hired the production staff. Due to the debugging of the production line and the low proficiency of the production staff, there were a large quantity of raw materials consumed and a low yield rate of GaAs substrates, and the original customer needed to re-verify the new production lines (to be completed around the first half of 2019). As a result, the operating costs were high, leading to large fluctuations in the gross profit margin of the Company’s GaAs substrates during the reporting period. According to simulation calculation, the increase in yield rate after the relocation of the production lines, the change in remunerations for the staff, the reduction in water and electricity costs, the redistribution of the production staff had an impact on the gross profit margin of GaAs substrates in 2020 and 2021 respectively, by 3.03% and 29.72%.

After the relocation of the GaAs production line, the InP substrates and germanium substrates need to assume a larger part of depreciation of fixed assets. Meanwhile, the Company has also reassigned the original GaAs substrate workshop staff in Beijing to InP substrate and germanium substrate workshops, and the idle production capacity of GaAs substrates has not been fully converted into the production capacity of InP substrate and germanium substrates, resulting in fluctuations in the gross profit margin of the Company's InP substrate and germanium substrate products to a certain extent.

The Company’s production lines in Chaoyang, Liaoning and Baoding, Hebei have improved the original production processes and enhanced the intelligence level. Although the foregoing production lines have been officially put into production, it will still take some time to adjust the new production line equipment and enhance the operating proficiency of the production staff. Thus, the Company’s production lines in Chaoyang, Liaoning and Baoding, Hebei are at the risk of not being able to achieve the design capacity stably, which may also result in fluctuations in the Company’s product gross profit margin to a certain extent.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(X)Operating risk in relation to germanium substrates

Germanium substrates are now mainly used in the field of space satellite solar energy. Before 2014, the world’s major companies with mass production capacity for germanium substrates were the Issuer and Umicore. As AXT fully relocated its germanium substrate production base to China, the Company’s germanium substrate products gradually withdrew from the aerospace market of U.S. Thus, Umicore now has a higher global market share than the Company in terms of germanium substrates.

Due to the continuous growth of the global aerospace field and the commercial satellite market, Yunnan Germanium and other domestic germanium material upstream manufacturers have also started to enter the downstream germanium substrate market since 2014. At present, the Company and Yunnan Germanium are the two major germanium substrate manufacturers in the domestic market. According to the 2021 annual report of Yunnan Germanium, in 2021, it produced 235,700 pieces of photovoltaic-grade germanium products (converted to 4 inches), and expanded its production capacity by 200,000 pieces of 6-inch germanium substrates. With the growth of Yunnan Germanium’s output and sales of germanium substrates, there was a fierce competition in the price of germanium substrates between the Company and Yunnan Germanium. In 2021, the average unit price of germanium substrates of the Company in the domestic market dropped from RMB2,890,400/piece to RMB2,262,300/piece, a decline of 7.89%. The entry of Yunnan Germanium and other domestic competitors has resulted in intensified competition in the germanium substrate market. If the Company is unable to maintain a competitive advantage in the production of the existing products and the development of new products, there is a risk that the Company’s share in the germanium substrate market will be reduced, the revenue or gross profit of the Company generated therefrom may be further decreased.

III.	Risk of management and internal controls

(I)We have a controlling shareholder but do not have an actual controller

As of the date of this Prospectus, AXT directly holds 85.51% shares in us, and is our controlling shareholder. As a company listed on the NASDAQ, AXT has a decentralized shareholding structure, and does not have an actual controller. Therefore, we also do not have an actual controller. We cannot guarantee that we will not forfeit the opportunities of business development due to unstable corporate governance structure or inefficient decision making caused by lack of actual controller, which may affect our production and operation and cause fluctuations in our results of operation. In addition, the changes in the shareholding structure and control of AXA in the future (if any) may result in changes in the main members of our management, which may in turn affect our normal operations.

(II)Risk of management and internal controls resulting from increase in our scale of operation

During the reporting period, our total assets amounted to RMB1‚336,216‚000, RMB1‚803,043,800 and RMB1,978,987,000, and operating revenues amounted to RMB462‚226‚800, RMB583‚170‚400 and RMB857,345,200 receptively, both of which have grown rapidly.

Along with the further increase in the scale of our assets, operation and employees, the allocation of resources in research and development, purchasing, production, sales and other areas, and internal controls and management have become increasingly complicated, which put forward higher requirements for our organization structure and management capabilities. Our internal control system and management level may be unable to adapt to the rapid increase in our scale of operation, which may result in a decrease in our operating efficiency, and increase in the costs and expenses at a rate higher than the growth rate of revenues, which in turn could lower our competitiveness. We face risks of management and internal controls resulting from increase in our scale of operation.

(III)Risk of integration and management of subsidiaries

During the reporting period, we acquired Chaoyang Tongmei, Baoding Tongmei, Chaoyang Jinmei, Nanjing Jinmei, Beijing Boyu, AXT-Tongmei and other companies through business combination involving entities under common control. Such companies are mainly engaged in the research, development, production and sale of GaAs substrates, PBN materials and other high-purity materials, as well as overseas procurement and overseas sale of semiconductor substrate materials mainly in the US.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Following the Company’s merger and acquisition of the above entities, it has implemented the integration of them in terms of operation, management, R&D activities, etc. Up to now, they have operated for more than 12 months after the reorganization, and their operation is in good condition. However, if the Company’s integration and management of its controlled subsidiaries cannot be implemented effectively, the Company’s future business activities may be affected.

IV.	Financial risk

(I)Risks related to collection of accounts receivable

As of the end of each reporting period, the carrying amount of our accounts receivable amounted to RMB129,799,300, RMB152,366,000 and RMB218,634,500, accounting for 9.71%, 8.45% and 11.05% of our total assets respectively. During the reporting period, the huge amount of accounts receivable have caused certain pressure on our working capital. We have made provisions for doubtful accounts receivable according to the principle of prudence. If we fail to properly manage our accounts receivable or our customers fall into serious difficulties in operation, we may be unable to collect our accounts receivable in a timely manner, which may have an adverse effect on our results of operation.

(II)Risk of management and impairment of inventories

As of the end of each reporting period, the carrying amount of our inventories amounted to RMB245,695,300, RMB284,639,900 and RMB383,817,900, accounting for 44.03%, 30.81% and 42.17% of our current assets respectively. Both the amounts of inventories and their proportion in the current assets are relatively high. As of the end of each reporting period, the balance of allowance for impairment of inventories was RMB23,596,800, RMB14,558,100 and RMB17,216,600 respectively.

We need to maintain a certain level of inventories of important raw materials, in order to prevent interruption of supply. However, certain critical raw materials may be in short supply sometimes. Some of our inventories and works in progress may become obsolete due to changes in the specifications required by customers, or inability to be sold within a foreseeable time due to plunge in demand, which may cause losses to us. In addition, in case of any material adverse change in the selling prices of our products in the future, the net realizable value of our inventories may fall below their net carrying amount, so we have to record additional allowances for impairment of inventories, which may affect our profit.

(III)	Risk of changes in preferential tax policies

During the reporting period, as a hi-tech enterprise, we have enjoyed a preferential enterprise income tax rate and tax credits for R&D expenses. If the Chinese government makes any material adjustment to the laws, regulations and policies relating to tax preferences or we fail to obtain the qualification as a hi-tech enterprise or satisfy the conditions for tax credits for R&D expenses in China, our results of operation may be adversely affected.

(IV)Risk of high percentage of revenues from the overseas market

The percentage of our operating revenues from the overseas market was 60.66%, 57.63% and 48.83% in 2019, 2020 and 2021 respectively, which was relatively high. Continuous worsening of the international trade environment, additional tariff barriers, great fluctuations in exchange rate and other adverse situations may affect our revenues from the overseas market, which may have an adverse effect on our results of operation.

(V)Foreign exchange risk

During the reporting period, the sales of our most products are denominated in USD and YEN, purchases of part of raw materials are denominated in USD, so RMB to USD and RMB to YEN exchange rates could affect our results of operation. During the reporting period, we recorded RMB1,271,100, RMB-6,879,000 and RMB2,815,100of exchange loss (exchange gain expressed with “-”) respectively in financial expenses. The RMB exchange rates fluctuate due to changes in international political and economic environment and are somewhat uncertain. Along with the continuous increase in our scale of operation, if the RMB-to-USD and RMB-to-YEN exchange rates fluctuate greatly in the future, our performance may become uncertain and we may incur exchange losses, which could have an adverse effect on our results of operation and financial condition.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(VI)Risk of fluctuations in gross margin ratio

During the reporting period, the gross margin ratio of our main business was 19.43%, 25.70% and 34.74% respectively, which varied with the reporting period. If our scale of operation, product mix, customer resources, cost control or advantages in technological innovation change significantly, or the industrial competition grows in intensity, resulting in decrease in the selling prices of our products, increase in costs and expenses or substantial changes in customer demands, the gross margin ratio of our main business may fluctuate.

(VII)Risk of decrease in return on net assets

The balance of our net assets was RMB940,481,700, RMB971,819,300 and RMB1,427,918,600 respectively as of the end of each reporting period. In 2021, our net assets increased as a result of equity financing. After the completion of this Offering, our net assets will increase significantly within a short time. However, the projects to be invested with the offering proceeds need certain time to be completed, and our net profit may be unable to keep pace with the growth of net assets, so our return on net assets may decrease in a short time.

V.	Legal risk

(I)Risk of IP disputes

Our results of operation somewhat depend on our intellectual property (“IP”) system and ability to maintain such IPs and protect our trade secrets. As of June 30, 2022, we own 61 domestic and foreign issued patents for inventions, including 52 domestic patents and 9 foreign patents. We attach great importance to the proprietary nature and compliance of our R&D system, and do our utmost to prevent our technologies and products from falling into the scope of patent protection of our competitors. We also attach great importance to the protection of our IPs, and have built an IP protection system. Any IP dispute raised by our competitors against us or infringement of our IPs by our competitors may have an adverse effect on our production and operations.

(II)Risk arising from changes in industry regulatory policies

We mainly operate in China, so we need to comply with the laws and regulations of China relating to work safety, environmental protection and use of hazardous chemicals, among others, in our production and operation. In 2013, Gallium was included in the Catalogue of Hazardous Chemicals; and in 2015, the State Administration of Work Safety (“SAWS”) included GaAs in the list of hazardous chemicals. The increasingly strict industry regulatory policies require us to enhance production management, to ensure our production and operations comply with the applicable laws and regulations. If we and our subsidiaries fail to comply with the applicable laws and regulations, we may be required to assume material liabilities in connection with disposal of hazardous wastes, personal injuries or administrative penalties, or suspend certain business, which may have a material adverse effect on our business, financial condition and results of operation.

(III)Risk of cross licensing of patents

In the semiconductor industry, in order to avoid infringements and suits arising from overlapping patents, the companies often make cross licensing arrangements.

AXT, our controlling shareholder, has entered into a Cross-licensing and Non-prosecution Agreement with M, one of our major competitors, under which M and AXT grant a cross license to each other and the entities under their respective control for patents filed prior to December 31, 2029 (inclusive), covering the manufacturing, use, import, and sales of gallium arsenide and indium phosphide crystals and substrate products. We, as a controlled subsidiary of AXT, are a main beneficiary of the Cross-licensing and Non-prosecution Agreement.

Our core technologies may be divulged or misappropriated if we fail to strictly implement the security measures. If the relevant licenses are terminated by M or fail to be renewed upon expiration thereof, and the Issuer fail to develop alternate technologies in a timely manner, we may face allegations of patent infringement due to lack of necessary license, which may have an adverse effect on our production and operations.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(IV)Some of our buildings have not obtained building property title certificates

Some of our buildings have not obtained building property title certificates. The total floor area of such buildings is 24,836.37 square meters, accounting for about 17.32% of the total area of main building properties owned by us and our controlled subsidiaries, a relatively low percentage. Such buildings are mainly located in our plant area at Tongzhou District, Beijing, in which part of InP substrate production lines are located. We have developed solutions with respect to the plant buildings in which the affected InP substrate production lines are located and auxiliary buildings. Other buildings without building property title certificates are not within our main premises. Therefore, the lack of building property title certificates of some buildings will not have a material adverse effect on our production and operations.

Such buildings have not obtained building property title certificates due to being completed far back in time and certain historic and objective reasons, such as the status of Tongzhou District as the sub-center of Beijing and its industrial adjustment. The competent authorities may order us to stop using such buildings.

VI.	Risk of the projects to be invested with the offering proceeds

(I)The projects to be invested with the offering proceeds may fail to produce the desired economic benefits

The proceeds from this Offering will be invested in the GaAs (crystal) semiconductor material project, InP (wafer) semiconductor material project and semiconductor material R&D project and used to replenish working capital. Though we have conducted feasibility studies and market researches in respect of such investment projects, such studies and researches were conducted on the basis of the current market environment, technological capabilities, development trends and other factors, such projects may face uncertainties in connection with overall economic situation, industrial and market environment, technology upgrading or otherwise when they are actually implemented, and we may fail to make breakthroughs in certain critical technologies or the performance of the products developed by us may fall short of expectations, which may have an adverse effect on the implementation of such investment projects.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II)Additional depreciation and amortization of fixed assets may affect our profitability

After the projects to be invested with the proceeds from this Offering are completed and put into production, we need to record additional depreciation and amortization of fixed assets every year, which will significantly increase our fixed production costs of expenses. If such investment projects fail to produce benefits or revenues as expected due to poor management or ineffective market exploitation, such additional depreciation and amortization of fixed assets will increase our operating risks, which in turn could have an adverse effect on our profitability.

VII.	We and our controlling shareholder AXT are listed on the STAR Market and the NASDAQ respectively

After the completion of this Offering of A-shares, we and our controlling shareholder AXT will be listed on the STAR Market and the NASDAQ respectively, which means that we and AXT need to comply with the laws and rules and listing-related regulatory requirements of both the U.S.A. and China, and disclose the information required to be publicly disclosed according to law concurrently in the U.S.A. and China.

Due to the differences between the U.S.A. and China in the applicable laws, rules and regulatory philosophies, we and AXT are subject to different accounting standards and different regulatory requirements, including different requirements for certain accounting treatment and disclosure of financial information. In addition, due to the differences between the U.S.A. and China in the requirements of securities regulatory authorities for information disclosure by the listed companies, language, culture and expression habits, composition and investment philosophies of investors, and actual situations of capital market, our stock price on the STAR Market may be different from the stock price of AXT on the NASDAQ. Such differences and the fluctuations in the stock price of AXT on the NASDA may affect our stock price on the STAR Market.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

On December 18, 2020, the Holding Foreign Companies Accountable Act officially became a law in the United States. The Holding Foreign Companies Accountable Act requires that, from 2021, if the U.S. Securities and Exchange Commission (hereinafter referred to as the “U.S. SEC”) determines that a foreign company listed in the United States has engaged a foreign (in relation to the United States, the same below) auditor which cannot be inspected by the U.S. Public Company Accounting Oversight Board (hereinafter referred to as the “PCAOB”) for three consecutive years, then the U.S. SEC will prohibit its securities registered in the United States from being traded on any U.S. national stock exchange (such as the NASDAQ or the New York Stock Exchange) or over-the-counter.

If the annual audit report of a company listed in the U.S. is issued by a foreign accounting firm, and the PCAOB is unable to conduct or fully conduct an inspection or investigation on such accounting firm due to the position of such foreign government, the SEC will identify such listed company and included it in the identified issuer list, that is, the list of pre-delisted companies. If a listed company is included in the list of pre-delisted companies for three consecutive years, the SEC will prohibit such company from trading its shares in any U.S. securities market.

As of the signing date of this Prospectus, AXT has not been included in the provisional list of delistings by the PCAOB.

AXT has disclosed the risk of being included in the provisional list of delistings by the PCAOB in the Section “Risk Factors” of its 2021 Annual Report (FORM 10-K). Based on the above risk disclosure, AXT considers that it cannot rule out the possibility of being included in the provisional list of delistings in the future.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

VIII.Other risks

(I)The COVID-19 pandemic could have an adverse effect on the semiconductor industry

The outbreak of COVID-19 throughout the world since early 2020 has a material adverse effect on global economy. Since the COVID-19 is still spreading globally, the duration of the pandemic and its impact cannot be estimated at present. If the pandemic continues or grows in intensity, China and other countries and regions where our customers and supplies are located may take anti-epidemic measures, such as lockdown, quarantine, restriction on movement and work at home, which may have an adverse effect on our research and development, production, sales, service and other activities. If the pandemic cannot be put under control for a long time, the economic and financial markets in major countries of the world may be adversely affected, which may result in continuous recession of the semiconductor industry from the source, and have a material adverse effect on our business, results of operation and financial condition.

(II)Risk of fluctuations in stock price

The market price of our stock not only depends on our results of operation and prospectus, but is also affected by the macro-economic cycle, interest rate, the relation between demand and supply of capital and other factors, and may fluctuate due to changes in international and domestic political and economic situations and mood of investors. The fluctuation in stock price is a normal phenomenon on the stock market. Therefore, the investors must be aware of risks and make correct investment decisions.

(III)Risk of force majeure

Political factors, natural disasters, wars and other events of force majeure occurred in the course of business may cause damages to our assets, personnel, suppliers and customers, which may have an adverse effect on our production and operations.

(IV)Risk of failure in this Offering

Pursuant to the applicable regulations, if the number of investors making valid offers or submitting subscriptions off the line in respect of this Offering is less than the number required by law, or the total capitalization in this Offering fails to reach the applicable criteria of capitalization, this Offering will be suspended. If our listing review procedures exceed the time limit prescribed by the Exchange or the offering registration procedures fail to be resumed within three months following the suspension thereof, or there are other adverse factors affecting this Offering, this Offering may fail.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section V Basic Information of the Issuer

I.Basic information of the Issuer

Company Name (in Chinese):	北京通美晶体技术股份有限公司
Company Name (in English):	Beijing Tongmei Xtal Technology Co., Ltd.
Legal Representative:	MORRIS SHEN-SHIH YOUNG
Share Capital:	RMB885,426,756
Date of Incorporation:	September 25, 1998
Date of Overall Change	April 16, 2021
Domicile:	No. 2, East 2nd Street, Tongzhou Industrial Development Zone, Beijing
Postal Code:	101100
Telephone:	010-61562241
Facsimile:	010-61562245
Website:	http://www.tmjt.com
Email:	tmir@tmjt.com
Information Disclosure Department:	Securities Department
Person in Charge of Information Disclosure:	SONG Jing
Phone Number of Information Disclosure Department:	010-61567380

II.Incorporation and reorganization of the Issuer

(I)Incorporation of Tongmei Limited

On July 24, 1998, the Beijing Administration for Industry and Commerce issued the Notice of Approval of the Registration of a Foreign-Invested Enterprise Name (Jing Gong Shang Wai Qi Ming Deng Zi [98] No. 439), agreeing to pre-approve the name, i.e., Beijing Tongmei Xtal Technology Limited.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

On August 26, 1998, Beijing Tongzhou District Industrial Development Zone Corporation and AXT jointly entered into the Articles of Association of Beijing Tongmei Xtal Technology Limited.

On September 9, 1998, the Beijing Tongzhou District Foreign Economic Relations and Trade Commission issued to Tongmei Limited the Approval on the Establishment Contract of Beijing Tongmei Xtal Technology Limited, its Articles of Association and Board of Directors ([1998] Tong Wai Jing Mao Fa No. 93 ), agreeing that Industrial Development Zone Corporation and AXT jointly establish Beijing Tongmei Xtal Technology Limited; its total amount of investment is USD 3.06 million and its registered capital is USD 3.06 million.

On September 15, 1998, the People’s Government of Beijing Municipality issued the Certificate of Approval of a Foreign-invested Enterprise of the People’s Republic of China to Tongmei Limited (Wai Jing Mao Zi [1998] No. 00455).

On September 25, 1998, Tongmei Limited obtained the Business License of Enterprise Legal Person issued by the State Administration for Industry and Commerce.

According to the articles of association and industrial and commercial registration materials of Tongmei Limited when it was incorporated, its shareholding structure at the time of incorporation is as follows:

No.	Name of shareholder	Amount of capital contribution (in USD0’000)	Shareholding percentage (%)
1	AXT	302.94	99.00
2	Industrial Development Zone Company	3.06	1.00
Total		306.00	306.00

(II) Incorporation of Joint Stock Company

On April 1, 2021, the shareholders’ meeting of Tongmei Limited passed a resolution that agrees to change Tongmei Limited into a company limited by shares. Ernst & Young Huaming audited the financial statements of Tongmei Limited as of January 31, 2021, and issued the Special Audit Report (EY (2021) Zhuan Zi No. 61641535_ B01). Sinotop Appraisal issued the Asset Appraisal Report of which the appraisal base date is January 31, 2021 (Zhong Feng Ping Bao Zi (2021) No. 01085).

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

On April 16, 2021, with the unanimous consent of all the promoters at the establishment meeting of the Issuer, Tongmei Limited initiated the establishment of Beijing Tongmei Xtal Technology Co., Ltd. by way of overall change on the basis of its net assets of RMB1,345,479,418 as of January 31, 2021 as audited by Ernst & Young Huaming, which were converted into 885,426,756 shares at the rate of 1:0.6581, and the remaining RMB460,052,662 being included in the capital reserve. On the same day, all shareholders of Tongmei Limited signed the Promoter Agreement.

On April 16, 2021, the Beijing Tongzhou District Administration for Market Regulation issued a new business license (Unified Social Credit Code: 91110000700004889C).

On April 21, 2021, Ernst & Young Huaming issued the Capital Verification Report (EY (2021) Yan Zi No. 61641535_B03) to review and verify the above-mentioned overall change and capital contribution matter.

The shareholding structure when Joint Stock Company is established is as follows:

No.	Name of shareholder	Number of shares	Shareholding percentage (%)
1	AXT	757,153,721	85.5129
2	Beijing Bomeilian	46,074,057	5.2036
3	Haitong Innovation	13,156,415	1.4859
4	Haitong New Driving Force	11,840,774	1.3373
5	Liaoning Zhuomei	10,463,911	1.1818
6	Anxin Industrial Investment	8,942,416	1.0100
7	Huadeng II	6,955,797	0.7856
8	Jinggangshan Meicheng	5,961,172	0.6733
9	Haitong New Energy	4,604,745	0.5201
10	Qingdao Xinxing	3,974,553	0.4489
11	Qiji Hangzhou	3,974,553	0.4489
12	Jinchao Business Management	3,119,500	0.3523
13	Gongqingcheng Yihua	1,766,907	0.1996
14	Beijing Dingmei	1,729,136	0.1953
15	Shangrong Baoying	1,315,642	0.1486
16	Hangzhou Jingyue	993,611	0.1122
17	Zhongke Hengye	865,289	0.0977

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

18	Xiamen Heyong	860,468	0.0972
19	Beijing Liaoyan	697,721	0.0788
20	Boyu Hengye	637,050	0.0719
21	Boyu Yingchuang	219,934	0.0248
22	Lumentime Semiconductor	119,384	0.0135
Total	885,426,756		100.0000

After the overall change and establishment of Joint Stock Company, the Company succeeded to all the assets and liabilities of Tongmei Limited, and no legal right or interest of any creditor was prejudiced; as of the date of this Prospectus, the Issuer has no dispute with its creditors arising out of the overall change.

As of the date of this Prospectus, the procedures in relation to the industrial and commercial registration and tax registration of the Company’s overall change have been completed in compliance with the Company Law and other laws and regulations.

(III) Changes in Shareholders of the Issuer

During the reporting period, the changes in the share capital and shareholders of the Issuer are as below:

1. Shareholding structure at the beginning of the Report Period

On January 1, 2018, the shareholding structure of the Company’s predecessor, Tongmei Limited., was as follows:

No.	Name of shareholder	Amount of capital contribution (in USD0’000)	Shareholding percentage
1	AXT	3,913.00	100.00
Total		3,913.00	100.00

Note: On November 26, 2020, Tongmei Limited held a board meeting which agreed to change the Company’s registered capital from USD 39.13 million to RMB301,106,669. Tongmei Limited obtained the Business License re-issued by the Beijing Tongzhou District Administration for Market Regulation in December 2020.

2. Capital increase of Tongmei Limited in December 2020

To integrate business resources and resolve the horizontal competition issue, AXT, Jinchao Business Management, Beijing Bomeilian and Zhongke Hengye contributed to the Company’s capital increase with their 100% equity interest in Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei.

1-1-49

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In addition, to enable employees of the Company to share the Company’s development results, and to stimulate employees, the Company established the employee shareholding platforms, Beijing Liaoyan, Beijing Dingmei, Boyu Yingchuang and Boyu Hengye to contribute to the Company’s capital increase, based on the principle of voluntariness and risk-taking, to realize the employee stock ownership in the Company.

On December 25, 2020, Tongmei Limited held a shareholders’ meeting, agreeing to increase the Company’s registered capital from RMB301,106,668.53 to RMB820,960,319. The newly added registered capital comprises RMB516,569,800, which was subscribed by AXT, Jinchao Business Management, Beijing Bomeilian, and Zhongke Hengye in the form of equity, and RMB3,283,841, which was subscribed by Beijing Liaoyan, Beijing Dingmei, Boyu Yingchuang, and Boyu Hengye in the form of cash.

The newly added registered capital that was subscribed by AXT, Jinchao Business Management, Beijing Bomeilian, and Zhongke Hengye in the form of equity the value of equity paid by them are listed as below:

In RMB0’000

Name of shareholder	Method of payment	Appraisal base date	Reference Number of appraisal report	Value of appraisal	Transaction price	Subscribed registered capital of the Company
AXT	100% equity interest in Baoding Tongmei	September 30, 2020	Zhong Feng Ping Bao Zi [2021] No. 01234	14,433.71	14,433.5425	10,594.98
	100% equity interest in Chaoyang Tongmei		Zhong Feng Ping Bao Zi [2021] No. 01235	16,001.68	16,001.5758	11,746.00
	100% equity interest in Nanjing Jinmei		Zhong Feng Ping Bao Zi [2021] No. 01236	9,214.83	9,214.5972	6,764.00
	91.5% equity interest in Chaoyang Jinmei		Zhong Feng Ping Bao Zi [2021] No. 01237	4,575.00	4,574.6715	3,358.05
	67% equity interest in Beijing Boyu		Zhong Feng Ping Bao Zi [2021] No. 01232	17,822.00	17,234.3756	12,650.94
Jinchao Business Management	8.5% equity interest in Chaoyang Jinmei		Zhong Feng Ping Bao Zi [2021] No. 01237	425.00	424.9695	311.95
Beijing Bomeilian	27% equity interest in Beijing Boyu		Zhong Feng Ping Bao Zi [2021] No. 01232	7,182.00	6,945.1961	5,098.14
Zhongke Hengye	6% equity interest in Beijing Boyu		Zhong Feng Ping Bao Zi [2021] No. 01232	1,596.00	1,543.3769	1,132.92
Total				71,250.22	70,372.3051	51,656.98

1-1-50

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

According to the capital increase agreement of Tongmei Limited and the asset evaluation reports issued by Sinotop Appraisal, AXT subscribed for the newly increased registered capital of the Company in an amount of RMB451,139,700, the consideration of which was its 100% equity interest in Baoding Tongmei, 100% equity interest in Chaoyang Tongmei, 100% equity interest in Nanjing Jinmei, 91.5% equity interest in Chaoyang Jinmei and 67% equity interest in Beijing Boyu; Jinchao Business Management subscribed for the newly increased registered capital of the Company in an amount of RMB3,119,500, the consideration of which was its 8.5% equity interest in Chaoyang Jinmei; Beijing Bomeilian subscribed for the newly increased registered capital of the Company in an amount of RMB50,981,400, the consideration of which was its 27% equity interest in Beijing Boyu; Zhongke Hengye subscribed for the newly increased registered capital of the Company in an amount of RMB11,329,200, the consideration of which was its 6% equity interest in Beijing Boyu. The capital increase price for AXT, Jinchao Business Management, Beijing Bomeilian and Zhongke Hengye is RMB1.36 per unit of registered capital.

Beijing Liaoyan, Beijing Dingmei, Boyu Yingchuang and Boyu Hengye made their respective capital contribution in cash, and the basic information on their capital contribution is as follows:

No.	Name of shareholder	Amount of investment (in RMB0’000)	Amount of subscribed capital contribution (in RMB0’000)	Capital increase price
1	Beijing Dingmei	228.0000	172.9136	RMB1.32 per unit of registered capital
2	Beijing Liaoyan	92.0000	69.7721	RMB1.32 per unit of registered capital
3	Boyu Yingchuang	29.0000	21.9934	RMB1.32 per unit of registered capital
4	Boyu Hengye	84.0000	63.7050	RMB1.32 per unit of registered capital
Total		433.0000	328.3841

After this capital increase was completed, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei, and Beijing Boyu became wholly-owned subsidiaries of the Company. On December 29, 2020, Tongmei Limited obtained the Business License re-issued by the Beijing Tongzhou District Administration for Market Regulation.

On January 28, 2021, Ernst & Young Huaming issued the Capital Verification Report (EY (2021) Yan Zi No. 61641535_B01), confirming that as of January 12, 2021, Tongmei Limited had received the newly increased registered capital of RMB519,853,650.47 paid by investors; the cumulative amount of paid-in capital of Tongmei Limited was RMB820,960,319.00.

1-1-51

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Upon the completion of this change, the shareholding structure of Tongmei Limited is as follows:

No.	Name of shareholder	Amount of capital contribution (in RMB0’000)	Shareholding percentage (%)
1	AXT	75,224.6378	91.6300
2	Beijing Bomeilian	5,098.1400	6.2100
3	Zhongke Hengye	1,132.9200	1.3800
4	Jinchao Business Management	311.9500	0.3800
5	Beijing Dingmei	172.9136	0.2106
6	Beijing Liaoyan	69.7721	0.0850
7	Boyu Hengye	63.7050	0.0776
8	Boyu Yingchuang	21.9934	0.0268
Total		82,096.0319	100.0000

3. Equity transfer and capital increase of Tongmei Limited in January 2021

On January 21, 2021, Tongmei Limited held a shareholders’ meeting, agreeing to increase the Company’s registered capital from RMB820,960,319 to RMB885,426,756. The newly increased registered capital would be subscribed by Haitong New Driving Force, Haitong New Energy, Haitong Innovation, Anxin Industrial Investment, Jinggangshan Meicheng, Huadeng II, Qingdao Xinxing, Qiji Hangzhou, Gongqingcheng Yihua, Shangrong Baoying, Xiamen

1-1-52

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Heyong, Hangzhou Jingyue and Lumentime Semiconductor. The above meeting also agreed to the transfer of the registered capital of RMB10,463,911 by the shareholder, Zhongke Hengye, to Liaoning Zhuomei at the price of RMB52,655,928, and the transfer of the registered capital of RMB4,907,343 by the shareholder, Beijing Bomeilian, to AXT at the price of an amount in RMB equivalent to USD 3.73 million. The price of this capital increase and equity transfer is RMB5.03 per unit of registered capital.

On January 25, 2021, Tongmei Limited obtained the Business License re-issued by the Beijing Tongzhou District Administration for Market Regulation.

On January 29, 2021, Ernst & Young Huaming issued the Capital Verification Report (EY (2021) Yan Zi No. 61641535_B02), confirming that as of January 28, 2021, Tongmei Limited has received the newly increased registered capital of RMB64,466,437.00 paid by investors; the cumulative amount of paid-in capital of Tongmei Limited is RMB885,426,756.00.

Upon the completion of this change, the shareholding structure of Tongmei Limited is as follows:

No.	Name of shareholder	Amount of capital contribution (in RMB0’000)	Shareholding percentage (%)
1	AXT	75,715.3721	85.5129
2	Beijing Bomeilian	4,607.4057	5.2036
3	Haitong Innovation	1,315.6415	1.4859
4	Haitong New Driving Force	1,184.0774	1.3373
5	Liaoning Zhuomei	1,046.3911	1.1818
6	Anxin Industrial Investment	894.2416	1.0100
7	Huadeng II	695.5797	0.7856
8	Jinggangshan Meicheng	596.1172	0.6733
9	Haitong New Energy	460.4745	0.5201
10	Qingdao Xinxing	397.4553	0.4489
11	Qiji Hangzhou	397.4553	0.4489
12	Jinchao Business Management	311.9500	0.3523
13	Gongqingcheng Yihua	176.6907	0.1996
14	Beijing Dingmei	172.9136	0.1953
15	Shangrong Baoying	131.5642	0.1486

1-1-53

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

16	Hangzhou Jingyue	99.3611	0.1122
17	Zhongke Hengye	86.5289	0.0977
18	Xiamen Heyong	86.0468	0.0972
19	Beijing Liaoyan	69.7721	0.0788
20	Boyu Hengye	63.7050	0.0719
21	Boyu Yingchuang	21.9934	0.0248
22	Lumentime Semiconductor	11.9384	0.0135
Total		88,542.6756	100.0000

4. Tongmei Limited changed into a joint stock company completely in April 2021

For details of the overall change of Tongmei Limited into and establishment of Joint Stock Company, please refer to “II(II) Incorporation of Joint Stock Company” of “Section V Basic Information of the Issuer” in this Prospectus.

From the above equity change to the date of this Prospectus, no change occurs to the shareholding structure of the Company.

(IV) Material asset reorganization of the issuer during the reporting period

1. Basic information of the material asset reorganization

At the beginning of the reporting period, AXT, the controlling shareholder of the Issuer, carried out the same or similar business operations or engaged in the same upstream and downstream industries as the Issuer. To resolve the horizontal competition and integrate business resources, the Company carried out the asset reorganization in December 2020 and acquired 100% equity interest in Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei. For relevant information, please refer to “II(III)2 Capital increase of Tongmei Limited in December 2020” of “Section V Basic Information of the Issuer” of this Prospectus.

In May 2021, the Company acquired AXT-Tongmei. See details in “IV (1) 8. AXT-Tongmei” under “Section V Basic Information of the Issuer” hereof.

2. Impact of material asset reorganization on the Issuer and its management, actual controller and business performance

Regarding assets reorganization in December 2020, all of Tongmei Limited, Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei are under the control of the same controlling shareholder AXT. The above asset reorganization of the Company did not cause any change in its principal business and is conducive to improving the integrity of assets, avoiding horizontal competition, and reducing related transactions, thereby further improving the level of corporate governance and enhance the competitiveness of the Company.

1-1-54

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The asset reorganization in December 2020 did not result in any major change in the management of the Company; the Company’s controlling shareholder was AXT both before and after the reorganization.

In December 2020, Tongmei Limited completed the acquisition of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei. In the asset reorganization, the relevant financial data of the entities involved and the Issuer’s indicators are compared as follows:

In RMB0’000

Entity	Total amount of assets	Operating income	Total amount of profits
Acquired entities	73,621.79	11,935.97	-2,396.44
Tongmei Limited	80,072.95	35,728.47	-1,507.98
Percentage	91.94%	33.41%	158.92%

Note: The above data is the audited data for 2019.

As of now, Tongmei Limited has run for more than one full accounting year after completing the acquisition of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei.

In May 2021, the Company completed the acquisition of AXT-Tongmei. If AXT is included in the scope of reorganization, a comparison between the recalculated total assets at the end of the previous accounting year before the reorganization or the total indicator of the operating revenues and profits of the previous accounting year of the reorganized parties and the corresponding accounting entries of the reorganizing party is as follows:

Unit: RMB0’000

Entity	Total assets	Operating revenues	Total profits
Acquired entities A	96,375.98	27,915.63	837.18
Tongmei Limited B	168,634.49	40,800.67	2,149.40
Offset of long-term equity investments of the reorganized parties held by the reorganizing party C	-55,782.07	-	-
Proportion A/(B+C)	85.40%	68.42%	38.95%

Notes: 1. The acquired entities include Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei and AXT-Tongmei; 2. The above data are audited data of 2020.

As shown in the above table, if AXT-Tongmei is included in the scope of the reorganization, in the accounting year before the completion of the reorganization between Tongmei Limited and Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei and AXT-Tongmei, the total amount of assets, operating income and total amount of profits of acquired entities, after deducting related transactions, have not reached or exceeded 100% of the corresponding indicators of Tongmei Limited in the most recent year since the date of the reorganization, which is amounting to a situation where an offering may be applied for only after it has operated for a full fiscal year under the Opinion on the Application of Article 12 of the Measures for the Administration of Initial Public Offerings and Listings Requiring that the Issuer’s Principal Business has not Changed Significantly in the Last 3 Years - Securities and Futures Law Application Opinion No. 3.

(V) Listing or quoting of the Issuer on other securities markets

The Company has not been listed or quoted on any other securities markets since its establishment. AXT, the controlling shareholder of the Company, is a NASDAQ listed company. For details, please refer to “V(I)1 Controlling Shareholders” of “Section V Basic Information of the Issuer” in this Prospectus.

1-1-55

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

III. Shareholding structure of the Issuer

As of the date of this Prospectus, the Company’s shareholding structure is as follows:

IV. Information on controlled subsidiaries and equity participation companies of the Issuer

(I) Controlled subsidiaries

As of the date of this Prospectus, the Company has 10 controlled subsidiaries, the details of them are listed as follows:

1. Chaoyang Tongmei

(1) Basic Information

Name	Chaoyang Tongmei Xtal Technology Co., Ltd.
Unified Social Credit Code	91211300MA0UKGWA20
Domicile	No. 9, Zhonggong Road, Gongyingzi Town, Kazuo County, Chaoyang City, Liaoning Province
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	RMB173,371,951
Paid-in Capital	RMB173,371,951
Date of Incorporation	October 18, 2017
Business Scope

Production, R&D, sales of electronic semiconductor materials; technical consultation and after-sales service of self-produced products. (Businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities.)

Principal Business and its relationship with the Issuer	Mainly engaged in the R&D, production and sales of gallium arsenide crystals, which falls into the scope of principal business of the Issuer.
Shareholder	The Company holds 100% of its equity interest.

1-1-56

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) Historical information

Chaoyang Tongmei was established in October 2017. When Chaoyang Tongmei was established, AXT held 100% of its equity interest. Its shareholding structure remained unchanged until Beijing Tongmei acquired Chaoyang Tongmei.

(3) Financial data

The main financial data of Chaoyang Tongmei in the most recent year is as follows:

In RMB0’000

Item	December 31, 2021/2021
Total assets	41,223.45
Net assets	14,302.34
Net profit	-1,137.76

Note: The above financial data have been prepared and included in the Company’s consolidated financial statements in accordance with the enterprise accounting standards and accounting policies of the Company. The consolidated financial statements have been audited by the Reporting Accountant which has issued its Audit Report (EY (2022) Shen Zi No. 61641535_B01) with the standard unqualified opinion.

2. Baoding Tongmei

(1) Basic Information

Name	Baoding Tongmei Xtal Technology Co., Ltd.
Unified Social Credit Code	91130600MA08UNK83T
Domicile	No. 10, South Section of Xinguodao Street, Dingxing County, Baoding City, Hebei Province
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	RMB193,050,654
Paid-in Capital	RMB193,050,654
Date of Incorporation	July 28, 2017
Business Scope

R&D, production of electronic semiconductor materials, sales of self-produced products; technical consultation and after-sales service of self-produced products; wholesale and retail of electronic semiconductor materials; import and export of goods or technologies (except for the import and export of goods and technologies that are prohibited by the State or involve administrative approval). (Businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities.)

Principal Business and its relationship with the Issuer	Mainly engaged in the R&D, production and sales of gallium arsenide substrates, which falls into the scope of principal business of the Issuer.
Shareholder	The Company holds 100% of its equity interest.

1-1-57

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) Historical information

Baoding Tongmei was established in July 2017. When Baoding Tongmei was established, AXT held 100% of its equity interest. Its shareholding structure remained unchanged until Beijing Tongmei acquired Baoding Tongmei.

(3) Financial data

The main financial data of Baoding Tongmei in the most recent year is as follows:

In RMB0’000

Item	December 31, 2021/2021
Total assets	43,772.72
Net assets	17,074.73
Net profit	4,294.94

Note: The above financial data have been prepared and included in the Company’s consolidated financial statements in accordance with the enterprise accounting standards and accounting policies of the Company. The consolidated financial statements have been audited by the Reporting Accountant which has issued its Audit Report (EY (2022) Shen Zi No. 61641535_B01) with the standard unqualified opinion.

3. Nanjing Jinmei

(1) Basic Information

Name	Nanjing Jinmei Gallium Co., Ltd.
Unified Social Credit Code	91320115608982073N
Domicile	No. 12, Mozhou East Road, Moling Street, Jiangning District, Nanjing
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	RMB5,795,230
Paid-in Capital	RMB5,795,230
Date of Incorporation	September 18, 2000

1-1-58

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Business Scope

Licensed businesses: labor dispatch services (Businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities, and the specific businesses are subject to the approval results) General businesses: sales of electronic special materials; sales of non-ferrous metal alloys; sales of high-performance non-ferrous metals and alloy materials; sales of high-purity elements and compounds; sales of new metal functional materials; sales of rare earth functional materials; sales of chemical products (excluding licensed chemical products); sales of metal materials; sales of metal products; technical services, technology development, technology consulting, technology exchanges, technology transfer, technology promotion; import and export of goods; import and export of technologies; procurement agency service; sales agency; import and export agency (except for businesses that are subject to approval in accordance with the law, such businesses may be carried out by itself by virtue of the business license)

Principal Business and its relationship with the Issuer	Mainly engaged in the sales of high-purity gallium and gallium compounds, which falls into the scope of principal business of the Issuer.
Shareholder	The Company holds 100% of its equity interest.

(2) Historical information

Nanjing Jinmei was established in September 2000. According to the Sino-US Cooperation Nanjing Jinmei Gallium Co., Ltd. Articles of Association and the Cooperation Contract on the Establishment of Nanjing Jinmei Gallium Co., Ltd. between Nanjing Germanium Factory Co., Ltd. (subsequently changed its name into China Germanium Co., Ltd.) and AXT Inc. entered into by and between AXT and Nanjing Germanium Factory Co., Ltd., it was agreed that the total amount of investment in Nanjing Jinmei was USD 700,000 and its registered capital was USD 500,000, all of which was funded by AXT, and Nanjing Germanium Factory Co., Ltd. would make its investment in the form of its technology of extracting and purifying gallium as a condition of cooperation. With respect to the distribution of its profits, AXT accounted for 88%, and Nanjing Germanium Factory Co., Ltd. accounted for 12%.

In June 2017, China Germanium Co., Ltd. entered into the Equity Transfer Agreement with AXT, pursuant to which it transferred all its obligations and rights (shares) under the joint venture contract to AXT.

According to the Equity Contract entered into by and among AXT and FAN Jiahua, FENG Yi, ZONG Hongxia, and ZHANG Fengxiang in September 2000, AXT held 5% equity interest in Nanjing Jinmei for and on behalf of FAN Jiahua, FENG Yi, ZONG Hongxia, and ZHANG Fengxiang. From February 2018 to May 2019, AXT entered into the Equity Exit Agreement with FAN Jiahua, FENG Yi, and ZONG Hongxia (ZHANG Fengxiang and ZONG Hongxia were husband and wife, and ZHANG Fengxiang had passed away at the time of equity exit) respectively, it is agreed that (1) FAN Jiahua, FENG Yi, and ZONG Hongxia voluntarily transferred all of their equity interest in Nanjing Jinmei to AXT, and confirmed that they had no economic and financial disputes with the company (whether before or after the equity exit); (2) after the completion of such equity transfer, the equity transferor would no longer have corresponding shareholder rights and assume the corresponding obligations of Nanjing Jinmei.

1-1-59

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The specific matter in relation to the exit of FAN Jiahua, FENG Yi, ZONG Hongxia and others from Nanjing Jinmei was handled by HAO Ze, a director, deputy general manager, and chief financial officer of the Issuer (who worked in the finance department of Nanjing Jinmei from September 2000 to March 2005) and CHEN Yu, a financial manager of Nanjing Jinmei. According to the interviews with FAN Jiahua, FENG Yi, ZONG Hongxia and the persons handling the above equity exit matter, the purchase of shares of and exit from Nanjing Jinmei of FAN Jiahua, FENG Yi, ZONG Hongxia, and ZHANG Fengxiang is the declaration of their true intentions, the relevant payments have been made, and there is no dispute, discrepancy, or potential discrepancy in relation to the establishment, process and termination of the nominee holding.

Its shareholding structure remained unchanged until Beijing Tongmei acquired Nanjing Jinmei.

(3) Financial data

The main financial data of Nanjing Jinmei in the most recent year is as follows:

In RMB0’000

Item	December 31, 2021/2021
Total assets	12,613.84
Net assets	11,636.11
Net profit	1,911.07

Note: The above financial data have been prepared and included in the Company’s consolidated financial statements in accordance with the enterprise accounting standards and accounting policies of the Company. The consolidated financial statements have been audited by the Reporting Accountant which has issued its Audit Report (EY (2022) Shen Zi No. 61641535_B01) with the standard unqualified opinion.

4. Chaoyang Jinmei

(1) Basic Information

Name	Chaoyang Jinmei Gallium Co., Ltd.
Unified Social Credit Code	91211300MA0XYDACX4
Domicile	Kazuo Economic Development Zone, Chaoyang City, Liaoning Province
Legal Representative	MORRIS SHEN-SHIH YOUNG

1-1-60

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Registered Capital	RMB65,768,718
Paid-in Capital	RMB15,539,524
Date of Incorporation	July 25, 2018
Business Scope

Licensed businesses: production of hazardous chemicals, operation of hazardous chemicals (businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities, and specific business are subject to the results of approval); general businesses: research and development of electronic special materials, manufacturing of electronic special materials, sales of electronic special materials, research and development of new material technology, manufacturing of metal material, sales of metal material, manufacturing of non-ferrous metal alloy, sales of non-ferrous metal alloy, processing of non-ferrous metal rolling, production of chemical products (excluding licensed chemical products), sales of chemical product (excluding licensed chemical products), sales of new metal functional materials, sales of high-performance non-ferrous metals and alloy materials, sales of rare earth functional materials, sales of high-purity elements and compounds, recycling of renewable resources (excluding productive metal scrap), sales agency, procurement agency services, import and export agency, technical services, technology development, technology consulting, technology exchanges, technology transfer, technology promotion, import and export of goods, import and export of technologies (except for businesses subject to approval according to the law, business activities may be carried out independently by virtue of the business license)

Principal Business and its relationship with the Issuer	Mainly engaged in the R&D, production and sales of high-purity gallium and gallium compounds, which falls into the scope of principal business of the Issuer.
Shareholder	The Company holds 100% of its equity interest.

(2) Historical information

Chaoyang Jinmei was established in July 2018. The shareholding structure of Chaoyang Jinmei is listed as follows:

No.	Name of shareholder	Amount of capital contribution (in USD0’000)	Shareholding percentage (%)
1	AXT	600.00	100.00
Total		600.00	100.00

On June 4, 2020, the shareholders’ meeting of Chaoyang Jinmei passed a resolution, agreeing to increase the registered capital of Chaoyang Jinmei to USD 6,557,382, and the newly increased registered capital would be subscribed by Jinchao Business Management.

1-1-61

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

After the capital increase was completed, the shareholding structure of Chaoyang Jinmei is listed as follows:

No.	Name of shareholder	Amount of capital contribution (in USD0’000)	Shareholding percentage (%)
1	AXT	600.0000	91.50
2	Jinchao Business Management	55.7382	8.50
Total		655.7382	100.00

Its shareholding structure remained unchanged until Beijing Tongmei acquired Chaoyang Jinmei.

(3) Financial data

The main financial data of Chaoyang Jinmei in the most recent year is as follows:

In RMB0’000

Item	December 31, 2021/2021
Total assets	16,167.20
Net assets	5,789.78
Net profit	2,550.17

Note: The above financial data have been prepared and included in the Company’s consolidated financial statements in accordance with the enterprise accounting standards and accounting policies of the Company. The consolidated financial statements have been audited by the Reporting Accountant which has issued its Audit Report (EY (2022) Shen Zi No. 61641535_B01) with the standard unqualified opinion.

5. Beijing Boyu

(1) Basic Information

Name	Beijing Boyu Semiconductor Vessel Craftwork Technology Co., Ltd.
Unified Social Credit Code	911101127415832828
Domicile	Industrial Development Zone, Tongzhou District, Beijing
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	RMB16,588,371.64
Paid-in Capital	RMB16,588,371.64
Date of Incorporation	October 22, 2002

1-1-62

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Business Scope

Production of pyrolytic boron nitride crucibles and other utensils used to prepare semiconductors and ultra-pure elements; sales of self-produced products; lease of special equipment and automobiles (excluding passenger cars with more than nine seats); import and export of goods. (The enterprise was changed from a foreign-invested enterprise to a domestic-invested enterprise on December 30, 2020, and the market entity independently chooses its businesses and carries out business activities in accordance with the law; for businesses that are subject to approval in accordance with the law, it will carry out business activities in accordance with the approved content after being approved by relevant authorities; it is not allowed to engage in business activities that are prohibited and restricted by the State and industrial policies of this city.)

Principal Business and its relationship with the Issuer	Mainly engaged in the R&D, production and sales of PBN materials, which falls into the scope of principal business of the Issuer.
Shareholder	The Company holds 100% of its equity interest.

(2) Historical information

Beijing Boyu was established in October 2002. When Beijing Boyu was established, its shareholding structure is listed as follows:

No.	Name of shareholder	Amount of capital contribution (in USD0’000)	Shareholding percentage (%)
1	AXT	54.60	93.33
2	Beijing Bomeilian	3.90	6.67
Total		58.50	100.00

On October 23, 2013, the shareholders’ meeting of Beijing Boyu passed a resolution, agreeing that the registered capital of the company is increased by USD 1.338 million, of which USD 937,000 of the newly increased registered capital shall be subscribed by AXT, and USD 401,000 of the newly increased registered capital shall be subscribed by Beijing Bomeilian. After the capital increase was completed, the shareholding structure of Beijing Boyu is listed as follows:

No.	Name of shareholder	Amount of capital contribution (in USD0’000)	Shareholding percentage (%)
1	AXT	148.30	77.12
2	Beijing Bomeilian	44.00	22.88
Total		192.30	100.00

On October 18, 2017, the shareholders’ meeting of Beijing Boyu passed a resolution, agreeing that the registered capital of the company is increased by USD 195,000, and the newly increased registered capital shall be subscribed by Beijing Bomeilian; on October 27, 2017, the shareholders’ meeting of Beijing Boyu passed a resolution, agreeing that the registered capital of the company is increased by USD 235,300, and the newly increased registered capital shall be subscribed by Ulrich Goetz, a natural person. After the above capital increase was completed, the shareholding structure of Beijing Boyu is listed as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

No.	Name of shareholder	Amount of capital contribution (in USD0’000)	Shareholding percentage (%)
1	AXT	148.30	63.00
2	Beijing Bomeilian	63.50	27.00
3	Ulrich Goetz	23.53	10.00
Total		235.33	100.00

On November 20, 2020, the shareholders’ meeting of Beijing Boyu passed a resolution, agreeing that Ulrich Goetz, a natural person, transfers 6% equity interest held by him in Beijing Boyu to Zhongke Hengye, and transfers 4% equity interest held by him in Beijing Boyu to AXT. After the completion of such transfers, the shareholding structure of Beijing Boyu is listed as follows:

No.	Name of shareholder	Amount of capital contribution (in USD0’000)	Shareholding percentage (%)
1	AXT	157.712	67.00
2	Beijing Bomeilian	63.50	27.00
3	Zhongke Hengye	14.118	6.00
Total		235.33	100.00

Its shareholding structure remained unchanged until Beijing Tongmei acquired Beijing Boyu.

(3) Financial data

The main financial data of Beijing Boyu in the most recent year is as follows:

In RMB0’000

Item	December 31, 2021/2021
Total assets	19,143.85
Net assets	13,308.98
Net profit	2,762.60

Note: The above data sources from the individual statements of Beijing Boyu; the above financial data have been prepared and included in the Company’s consolidated financial statements in accordance with the enterprise accounting standards and accounting policies of the Company. The consolidated financial statements have been audited by the Reporting Accountant which has issued its Audit Report (EY (2022) Shen Zi No. 61641535_B01) with the standard unqualified opinion.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

6. Chaoyang Boyu

(1) Basic Information

Name	Boyu (Chaoyang) Semiconductor Technology Co., Ltd.
Unified Social Credit Code	91211324MA0UTUJ05L
Domicile	Economic Development Zone, Kazuo County, Chaoyang City, Liaoning Province
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	RMB10,000,000
Paid-in Capital	RMB10,000,000
Date of Incorporation	December 27, 2017
Business Scope

General businesses: manufacturing of special ceramic products, sales of special ceramic products, manufacturing of electronic special materials, sales of electronic special materials, sales of new ceramic materials, sales of new metal functional materials, import and export of goods, manufacturing of special equipment for semiconductor devices, sales of special equipment for semiconductor devices, manufacturing of graphite and carbon products, sales of graphite and carbon products, repairment of special equipment (except for businesses subject to approval according to the law, business activities may be carried out independently by virtue of the business license)

Principal Business and its relationship with the Issuer	Mainly engaged in the R&D, production and sales of PBN materials, which falls into the scope of principal business of the Issuer.
Shareholder	Beijing Boyu holds 100% of its equity interest.

(2) Historical information

Chaoyang Boyu was established in December 2017. When Chaoyang Boyu was established, Beijing Boyu held 100% of its equity interest, its shareholding structure remains unchanged.

(3) Financial data

The main financial data of Chaoyang Boyu in the most recent year is as follows:

In RMB0’000

Item	December 31, 2021/2021
Total assets	5,655.07
Net assets	1,365.87
Net profit	902.87

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Note: The above financial data have been prepared and included in the Company’s consolidated financial statements in accordance with the enterprise accounting standards and accounting policies of the Company. The consolidated financial statements have been audited by the Reporting Accountant which has issued its Audit Report (EY (2022) Shen Zi No. 61641535_B01) with the standard unqualified opinion.

7. Tianjin Boyu

(1) Basic Information

Name	Boyu (Tianjin) Semiconductor Materials Co., Ltd.
Unified Social Credit Code	911201160759082321
Domicile	No. 3, Baoshan Road, Beijing-Tianjin Zhongguancun Science and Technology Town, Baodi District, Tianjin
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	RMB30,000,000
Paid-in Capital	RMB30,000,000
Date of Incorporation	August 8, 2013
Business Scope

Manufacturing of semiconductor discrete devices, sales of semiconductor discrete devices; manufacturing of electronic special materials; sales of electronic special materials; manufacturing of special ceramic products; sales of special ceramic products; sales of new ceramic materials; new material technology promotion services; sales of new metal functional materials; import and export of goods; manufacturing of special equipment for semiconductor devices; sales of special equipment for semiconductor devices; manufacturing of graphite and carbon products; sales of graphite and carbon products; repairment of special equipment.

Principal Business and its relationship with the Issuer	Mainly engaged in the R&D, production and sales of PBN materials, which falls into the scope of principal business of the Issuer.
Shareholder	Beijing Boyu holds 100% of its equity interest.

(2) Historical information

Tianjin Boyu was established in August 2013. When Tianjin Boyu was established, Beijing Boyu held 100% of its equity interest, and its shareholding structure remains unchanged.

(3) Financial data

The main financial data of Tianjin Boyu in the most recent year is as follows:

In RMB0’000

Item	December 31, 2021/2021
Total assets	6,978.52
Net assets	3,075.40
Net profit	475.64

Note: The above financial data have been prepared and included in the Company’s consolidated financial statements in accordance with the enterprise accounting standards and accounting policies of the Company. The consolidated financial statements have been audited by the Reporting Accountant which has issued its Audit Report (EY (2022) Shen Zi No. 61641535_B01) with the standard unqualified opinion.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

8. AXT-Tongmei

(1) Basic Information

Name	AXT-Tongmei Inc.
Address	1209 Orange Street, Wilmington, New Castle, Delaware
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	USD 1
Paid-in Capital	UDS 1
Date of Incorporation	December 9, 2020
Principal Business and its relationship with the Issuer	Mainly engaged in the sales of indium phosphide substrates, gallium arsenide substrates, and germanium substrates, which falls into the scope of principal business of the Issuer.
Shareholder	The Company holds 100% of its equity interest.

(2) Historical information

AXT-Tongmei was established in December 2020. When AXT-Tongmei was established, AXT held 100% of its equity interest. Its shareholding structure remained unchanged until Beijing Tongmei acquired AXT-Tongmei.

On May 6, 2021, the 2nd session of the first board of directors passed a resolution that Beijing Tongmei will acquire 100% equity interest in AXT-Tongmei from AXT in cash. On the same day, Beijing Tongmei and AXT entered into the Share Transfer Agreement, pursuant to which Beijing Tongmei will purchase all the shares of AXT-Tongmei from AXT at a price of USD 1. The consideration of the transaction is subject to the Audit Report (EY (2021) Shen Zi No. 61641535_ B01) issued by Ernst & Young Hua Ming LLP.

With respect to its acquisition of AXT-Tongmei, the Company received the Project Filing Notice (Jing Fa Gai (Bei) [2021] No. 169) issued by the Beijing Municipal Commission of Development and Reform and the Certificate of Enterprise Overseas Investment (Overseas Investment Certificate No. N1100202100225) issued by the Beijing Municipal Commerce Bureau.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In May 2021, the company completed the foreign exchange registration procedures involved in the payment of the purchase price of the acquisition, and paid USD 1 to AXT for the equity transfer in June 2021.

(3) Financial data

The main financial data of AXT-Tongmei in the most recent year is as follows:

In RMB0’000

Item	December 31, 2021/2021
Total assets	16,839.19
Net assets	120.61
Net profit	-329.74

Note: The above financial data have been prepared and included in the Company’s consolidated financial statements in accordance with the enterprise accounting standards and accounting policies of the Company. The consolidated financial statements have been audited by the Reporting Accountant which has issued its Audit Report (EY (2022) Shen Zi No. 61641535_B01) with the standard unqualified opinion.

9. Chaoyang Xinmei

(1) Basic Information

Name	ChaoYang XinMei High Purity Semiconductor Materials Co., Ltd.
Unified Social Credit Code	91211324MA10W1F79B
Domicile	Kazuo Economic Development Zone, Chaoyang City, Liaoning Province
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	RMB80,769,200
Paid-in Capital	RMB71,000,000
Date of Incorporation	February 1, 2021
Business Scope

General businesses: manufacturing of non-metallic mineral products, import and export of goods, import and export of technologies (except for businesses subject to approval in accordance with the law, business activities may be independently carried out with the business license in accordance with the law)

Principal Business and its relationship with the Issuer	Engaged in the R&D, production and sales of high-purity arsenic materials, but has not yet launched actual business operations
Shareholder

The Company holds 58.50% of its equity interest, Chaoyang Xinshuo Business Co., Ltd. holds 39.00% of its equity interest, and Donghai County Huafei Enterprise Management Consulting Co., Ltd. holds 2.50% of its equity interest.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) Historical information

Chaoyang Xinmei was established in February 2021, its registered capital at the time of establishment was RMB 20 million; in December 2021, all shareholders of Chaoyang Xinmei increased their capital in the same proportion, the registered capital of Chaoyang Xinmei was RMB 50.7692 million after the capital increase; on April 13, 2022, all shareholders of Chaoyang Xinmei increased their capital in the same proportion, the registered capital of Chaoyang Xinmei is RMB 80.7692 million after the capital increase.

(3) Financial data

The main financial data of Chaoyang Xinmei in the most recent year is as follows:

In RMB0’000

Item	December 31, 2021/ 2021
Total assets	8,074.83
Net assets	3,966.74
Net profit	-133.26

Note: The above financial data have been prepared and included in the Company’s consolidated financial statements in accordance with the enterprise accounting standards and accounting policies of the Company. The consolidated financial statements have been audited by the Reporting Accountant which has issued its Audit Report (EY (2022) Shen Zi No. 61641535_B01) with the standard unqualified opinion.

10. Chaoyang Shuomei

(1) Basic Information

Name	ChaoYang Shuomei High Purity Semiconductor Materials Co., Ltd.
Unified Social Credit Code	91211324MA7L9NHY7M
Domicile	Kazuo Economic Development Zone Management Committee Incubation Base
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	RMB29,000,000
Paid-in Capital	Nil
Date of Incorporation	April 12, 2022
Business Scope

General businesses: manufacturing of electronic special materials, sales of electronic special materials, recycling of renewable resources (except for productive waste metals) (except for businesses subject to approval in accordance with the law, business activities may be independently carried out with the business license in accordance with the law)

Principal Business and its relationship with the Issuer	Has not yet launched its actual business operations
Shareholder	Chaoyang Jinmei holds 75% of its equity interest, Chaoyang Xinshuo Business Co., Ltd. holds 25% of its equity interest

1-1-69

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) Historical information

There is no change in the shareholding structure of Chaoyang Shuomei since its establishment.

(II) Equity Participation Companies

As of the date of this Prospectus, the Company has 2 equity participation companies, the details of which are listed as follows:

1. Xing’an Gallium

Name	Xiaoyi XingAn Gallium Co., Ltd.
Unified Social Credit Code	9114118157106426XT
Domicile	Xipanliang Village, Daxiaobao Town, Xiaoyi, Luliang City, Shanxi Province
Legal Representative	WANG Ping
Registered Capital	RMB10,000,000
Business Scope

Production and distribution of gallium products, import and export of goods (Engage in business activities by virtue of relevant permits, businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities.)

Principal Business and its relationship with the Issuer	Production and sales of gallium metal as raw materials. Such business is an up-stream extension of the Issuer’s business of semiconductor compound substrate.
Date of Incorporation	March 15, 2011

As of the date of this Prospectus, the shareholding structure of Xing'an Gallium is as follows:

No.	Name of shareholder	Amount of capital contribution (in RMB0’000)	Percentage of capital contribution (%)
1	Xiaoyi Xing’an Chemical Co., Ltd.	600	60.00
2	Nanjing Jinmei	250	25.00
3	QI Zheng	150	15.00
Total		1,000	100.00

1-1-70

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The main financial data of Xing’an Gallium in the most recent year is listed as follows:

In RMB0’000

Item	December 31, 2021/2021
Total assets	12,910.20
Net assets	11,291.69
Net profit	4,184.72

Note: the above data is unaudited data.

2. Kaimei Quartz

Name of Company	Chaoyang Kaimei Quartz Co., Ltd.
Unified Social Credit Code	91211324MABQ8E6Q36
Registered Address	Semiconductor Industrial Park, Kazuo Economic Development Zone, Chaoyang City, Liaoning Province
Legal Representative	ZHANG Zhongshu
Registered Capital	USD 50,000,000
Business Scope

General businesses: manufacturing of technical glass products, sale of technical glass products, R&D of electronic special materials, manufacturing of electronic special material, sale of electronic special material, R&D of new material technology, promotion services for new material technologies, manufacturing of non-metallic mineral products, manufacturing of special equipment (exclusive of manufacturing of professional equipment subject to licenses), import and export of goods, technical services, technical development, technical consultation, technical exchange, technology transfer, technology promotion (except for businesses subject to approval in accordance with the law, business activities may be independently carried out with the business license in accordance with the law)

Principal Business and its relationship with the Issuer	Large-diameter high-quality quartz glass tube for semiconductor manufacturing project, it has not yet launched its actual business operations
Date of Incorporation	June 15, 2022

As of the date of this Prospectus, the shareholding structure of Kaimei Quartz is as follows:

No.	Name of shareholder	Amount of capital contribution (in RMB0’000)	Percentage of capital contribution (%)
1	Beijing Kaide Quartz Co., Ltd.	2,550	51.00
2	Beijing Tongmei	2,000	40.00
3	Beijing Demeilai Technology Development Center (Limited Partnership)	450	9.00
Total		5,000	100

1-1-71

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(III) Branches

As of the date of this Prospectus, the Company has 2 branches, the details of which are listed as follows:

1. Beijing Tongmei Xtal Technology Co., Ltd. Technology R&D Center

Name：	Beijing Tongmei Xtal Technology Co., Ltd. Technology R&D Center
Unified Social Credit Code：	91110112580822739J
Responsible Person:	VINCENT WENSEN LIU
Principal Place of Business:	No.1 Wutong Road, Tongzhou District, Beijing
Type of Enterprise:	Branch
Business Scope：

R&D of single crystal polished wafers and related semiconductor materials and ultra-pure elements; provision of consulting, technology and after-sales service. (Businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities in accordance with the approved content.)

Date of Incorporation:	August 2, 2011

2. Beijing Boyu Semiconductor Vessel Craftwork Technology Co., Ltd. Tongzhou Branch

Name：	Beijing Boyu Semiconductor Vessel Craftwork Technology Co., Ltd. Tongzhou Branch
Unified Social Credit Code：	91110112MA01BTTM13
Responsible Person:	HE Junfang
Principal Place of Business:	Building 17, No.10 Binhe Middle Road, Tongzhou District, Beijing
Type of Enterprise:	Branch
Business Scope：

Retail sales of pyrolysis boron nitride crucibles and other utensils used to prepare semiconductors and ultra-pure elements. (Businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities in accordance with the approved content.)

Date of Incorporation:	April 28, 2018

1-1-72

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

V. Basic information on major shareholders holding more than 5% shares and actual controller

(I) Controlling shareholder and actual controller

1. Controlling shareholder

As of the date of this Prospectus, AXT holds 85.51% equity interest in the Company and is the controlling shareholder of the Company. AXT exercises shareholder rights through the general meeting of the Company; MORRIS SHEN-SHIH YOUNG, the CEO and chairman of AXT, also serves as the Company’s chairman, AXT nominates directors to the Company, and promote the implementation of the Company’s global development and business strategy through its board of directors and general meeting.

(1) Basic Information

Name	AXT, Inc.
Stock Code	AXTI
Date of Listing	May 1998
Date of Incorporation	December 1986
Registered Address	Delaware, U.S.
Office Address	4281 TECHNOLOGY DR FREMONT CA 94538

According to the legal opinions issued by the U.S. lawyer on AXT and information disclosure and announcement documents of AXT, AXT was established in California, U.S. in December 1986 and listed on the NASDAQ stock market in May 1998 under the stock code of AXTI. As of the signing date of the Prospectus, AXT holds 85.51% equity interest in the Company.

The other companies controlled by AXT are Chaoyang Limei and Tandie Technologies, LLC. For details, please refer to “V(I)3 Companies controlled by the controlling shareholder” of “Section V Basic Information of the Issuer” of this Prospectus.

(2) Major shareholders

i. Common shares and the top five common shareholders

According to the statement issued by AXT and the information disclosure and announcement documents of AXT, as of March 31, 2022, AXT has issued 42,951,900 common shares in total, of which the top five shareholders holding AXT common shares are listed as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

No.	Name of shareholder	Number of shares held	Shareholding percentage
1	Dimensional Fund Advisors, L.P.	2,999,114	6.98%
2	BlackRock Institutional Trust Company, N.A.	2,419,042	5.63%
3	Wellington Management Group LLP	2,098,283	4.89%
4	The Vanguard Group, Inc.	1,945,520	4.53%
5	Needham Investment Management LLC	1,600,000	3.73%
Total		11,061,959	25.76%

ii. Preferred shares and the top five preferred shareholders

According to the statement issued by AXT and the information disclosure and announcement documents of AXT, as of March 31, 2022, AXT has issued 883,000 non-voting and nonconvertible preferred shares in total, of which the top five shareholders holding AXT non-voting preferred shares are listed as follows:

No.	Name of shareholder	Number of shares held	Shareholding percentage
1	Opto-Tech Corp.	124,100	14.05%
2	Robert Shih	99,524	11.27%
3	Chiug-Hsin Wu	99,456	11.26%
4	Steven Lin	78,806	8.92%
5	James Lin	78,806	8.92%
Total		480,692	54.42%

(3) Financial data

The main audited financial data of AXT in the most recent year is listed as follows:

In USD’000

Item	December 31, 2021/2021
Total assets	332,441
Net assets	280,231
Net profit	16,509

Note: the above data has been audited by BPM LLP in accordance with the U.S. GAAP on a consolidated basis.

(4) Information on the Issuer’s employees holding shares of AXT

i. Directly holding shares

1-1-74

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

As of March 31, 2022, the shares of AXT directly held by the directors, supervisors, executives and core technicians of the Issuer are listed as follows:

No.	Name	Position	Number of shares held directly	Percentage of shares held indirectly in AXT
1	MORRIS SHEN-SHIH YOUNG	Chairman, Core Technicians	210,041	0.4890%
2	VINCENT WENSEN LIU	Director, General Manager, Core Technicians	37,750	0.0879%
3	WANG Yuxin	Director, Deputy General Manager	10,124	0.0236%
4	HAO Ze	Director, Deputy General Manager, Chief Financial Officer	2,799	0.0065%
5	REN Diansheng	Core Technicians	1,650	0.0038%
6	WANG Yuanli	Core Technicians	3,500	0.0081%

ii. Indirectly holding shares

As of March 31, 2022, the shares of AXT indirectly held by the directors, supervisors, executives and core technicians of the Issuer are listed as follows:

No.	Name	Position	Indirect holding platform	Number of shares held in the indirect holding platform	Percentage of shares held indirectly in AXT
1	MORRIS SHEN-SHIH YOUNG	Chairman, Core Technicians	Young Family Trust	1,211,158	2.8198%
			Morris SS Young 2019 Annuity Trust	108,112	0.2517%
			Vicke Young 2019 Annuity Trust	108,112	0.2517%
			Morris Young Family limited Partnership	483	0.0011%
			Total	1,427,865	3.3243%

(5) Procedures of AXT regarding the Issuer’s listing on the STAR Market

1-1-75

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The board of directors of AXT made a resolution on December 1, 2021 (US Local Time), agreeing to the Issuer’s submission of the application for this Offering and listing to the Shanghai Stock Exchange and authorizing the Chief Executive Officer, MORRIS SHEN-SHIH YOUNG as authorized by the above persons to be responsible for promoting matters in relation to this Offering and listing on behalf of AXT.

According to the legal opinion issued by the U.S. lawyer, “The shareholders of AXT have no right to vote on or consent to the approval and authorization of this Offering and listing, this Offering and listing are subject to the approval of the board of directors”; “The application for this Offering and listing is not subject to any applicable authorization, consent, approval or any other action by any government authority or regulatory agency in the State of Delaware, NASDAQ or U.S. Securities and Exchange Commission that has jurisdiction over AXT, nor is it subject to the notification, filing or any other procedure”; the information disclosure made by AXT concerning this offering and listing is “in compliance with the information disclosure requirements of Delaware General Corporation Law, NASDAQ, and SSE concerning the application of listing submitted by Beijing Tongmei and the listing on the STAR Market”.

2. Actual Controller

The voting right held by each of the top five shareholders holding common shares in AXT is less than 10%, and the shareholding structure of AXT is dispersed. According to the Restated Certificate of Incorporation, the Second Amended and Restated Bylaws and the U.S. AXT Legal Opinion, a general resolution may be passed at the general meeting of AXT if more than half of the voting right held by the shareholders present at the meeting agree to the resolution, and a special resolution may be passed by more than two-thirds of the voting right held by the shareholders present at the meeting; during the reporting period, no shareholder of AXT may individually has a decisive influence on the resolution of AXT’s general meeting through the voting rights of shares in his/her actual possession.

According to the Restated Certificate of Incorporation, the Second Amended and Restated Bylaws and the U.S. AXT Legal Opinion of AXT, except for those matters subject to the resolution of AXT shareholders, the highest decision-making body of AXT is its board of directors. The business and daily affairs thereof are managed or responsible by the board of

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

directors, and the executives thereof are appointed by the board of directors. Each director present at a meeting of the board of directors shall have one vote, and any resolution may be passed by more than half of the directors present at the meeting. Directors are nominated by the board of directors and elected by shareholders holding more than half of the voting right at the annual general meeting. Meanwhile, the board of directors shall have the right to fill up any director vacancy and elect additional directors. During the Reporting Period, no shareholder of AXT may determine the selection of more than half of members of the Issuer’s board of directors through the voting right of shares at its actual disposal, and no single shareholder may have a decisive influence on any resolution of the board of directors.

In conclusion, AXT, the controlling shareholder of the Issuer, has no actual controller. Accordingly, the Issuer has no actual controller.

The Company has no actual controller who can actually control the Company’s act through investment relationships, agreements or any other arrangements.

3. Companies controlled by the controlling shareholder

As of the date of this Prospectus, the basic information on other companies controlled by AXT is listed as follows:

(1) Chaoyang Limei

Name of Company	Chaoyang Limei Semiconductor Technology Co., Ltd.
Unified Social Credit Code	91211300MA0YRME12H
Date of Incorporation	July 5, 2019
Registered Address	No. 9 Sitong Road, Gongyingzi Town, Chaoyang City, Liaoning Province
Legal Representative	MORRIS SHEN-SHIH YOUNG
Registered Capital	USD 6,000,000
Type of Company	Limited Liability Company
Business Scope

General businesses: manufacturing of special equipment for semiconductor devices, technical services, technology development, technical consulting, technical exchanges, technology transfer, technology promotion (except for businesses subject to approval in accordance with the law, business activities may be independently carried out by virtue of the business license)

Principal Business and its relationship with the Issuer	During the reporting period, it had no substantial business operation, nor was it competitive with the Issuer.
Structure of capital contribution	Shareholder	Amount of capital contribution	Percentage of capital contribution
	AXT	USD 6,000,000	100%

1-1-77

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) Tandie Technologies, LLC

Name of Company	Tandie Technologies, LLC
Address	Corporation trust center, 1209 Orange street, Wilmington, New Castle County, Delaware 19801
Date of Incorporation	October 30, 2019
Principal Business and its relationship with the Issuer	During the reporting period, it had no substantial business operation, nor was it competitive with the Issuer.
Shareholders	AXT holds its 100% equity interest

4. Other companies invested by the controlling shareholder

As of the date of this Prospectus, the basic information of other companies invested by AXT is described in the following table:

(1) Beijing Jiya

Name of Company	Beijing Jiya Semiconductor Material Co., Ltd.
Unified Social Credit Code	911101147177423197
Date of Incorporation	December 7, 1999
Registered Address	A320-1, Huangchao Hotel, No.10 Zhongxing Road, Science and Technology Park, Changping District, Beijing
Legal Representative	ZHANG Zhi
Registered Capital	USD 6,700,000
Type of Company	Limited Liability Company
Business Scope

Production of high-purity metal gallium and gallium compound semiconductor materials; sales of self-produced products; import and export of goods. (The enterprise independently choose its business and carry out business activities in accordance with the law; businesses that are subject to approval in accordance with the law may be carried out only after being approved by the relevant authorities in accordance with the approved content; it shall not engage in business activities that are prohibited and restricted by the industrial policies of the city.)

Principal Business and its relationship with the Issuer	Production and sales of gallium metal as raw materials. Such business is an up-stream extension of the Issuer’s business of semiconductor compound substrate.

1-1-78

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Structure of capital contribution	Shareholder	Conditions of cooperation	Percentage of shareholding and bearing risk and losses	Amount of capital contribution	Percentage of capital contribution
	AXT	USD3,900,040	39%	USD3,900,040	58.2096%
	Chengxin Real Estate Co., Ltd.	USD1,099,960	11%	USD1,099,960	16.4173%
	Hamoni Overseas Co., Ltd.	USD1,000,000	10%	USD1,000,000	14.9254%
	CHINALCO Shanxi Aluminum Co., Ltd.	Provision of the Bayer process pregnant liquor as the raw material for the production of metal gallium + USD 700,000	40%	USD 700,000	10.4478%

Note: According to the Articles of Association of Beijing Jiya, Beijing Jiya has established the board of directors which is a body with the highest authority of Beijing Jiya. The board of directors consists of five directors, of which AXT appoints two directors. AXT has no control over Beijing Jiya, and AXT has not included Beijing Jiya in its consolidated statements, either.

(2) Jiamei Hi-purity

Name of Company	Emeishan Jia Mei High Purity Metals Co., Ltd.
Unified Social Credit Code	915111007232286152
Date of Incorporation	February 19, 2001
Registered Address	No. 88, Fubei Road, Suishan Town, Emeishan, Leshan City, Sichuan Province
Legal Representative	CHEN Fangping
Registered Capital	RMB20,800,000
Type of Company	Limited Liability Company
Business Scope

Production of high-purity arsenic and related high-purity materials and optoelectronic products used for compound semiconductors, and sales of its own products (valid until July 07, 2022). (Businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities.)

Principal Business and its relationship with the Issuer	Production and sales of high purity arsenic. Such business is an up-stream extension of the Issuer’s business of semiconductor compound substrate.
Structure of capital contribution	Shareholder	Amount of capital contribution	Percentage of capital contribution
	AXT	RMB 5,200,000	25.00%
	CHENG Fangping	RMB 15,600,000	75.00%

1-1-79

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(3) Tongli Germanium

Name of Company	Xilingol Tongli Germanium Refine Co. Ltd.
Unified Social Credit Code	911525007014609581
Date of Incorporation	August 4, 1999
Registered Address	Five kilometers from the northern suburbs of Xilinhot City, Inner Mongolia Autonomous Region
Legal Representative	YUE Zhigang
Registered Capital	RMB97,509,500
Type of Company	Limited Liability Company
Business Scope	Smelting and purification of lignite containing germanium, production and sales of germanium finishing products.
Principal Business and its relationship with the Issuer

Import and export of goods managed by state-owned trading entities; smelting of rare earth metals; rolling processing of non-ferrous metals; sale of high-purity elements and compounds; manufacturing of electronic special materials; sale of electronic special materials; landscaping engineering construction; labor services (exclusive of labor dispatch)

Structure of capital contribution	Shareholders	Amount of capital contribution	Percentage of capital contribution
	AXT	RMB24,377,375	25.00%
	Xilingol League Ulan Tuga Coal Co., Ltd.	RMB54,605,320	56.00%
	China Germanium Co., Ltd.	RMB18,526,805	19.00%

1-1-80

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(4) Dongfang Hi-Purity

Name	Donghai County Dongfang High Purity Electronic Materials Co., Ltd.
Unified Social Credit Code	91320722795382179X
Domicile	East of Shuangyin Road and South of Fenghuang Road (Industrial Concentration Zone), Shuangdian Town, Donghai County
Legal Representative	LI Bo
Registered Capital	RMB31,000,000
Business Scope

Production and sales of electronic materials and gallium arsenide; sales of semiconductor materials. Self-operate or act as an agent for the import and export of various commodities and technologies (except for commodities or technologies restricted or prohibited by the State). (Businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities.)

Principal business and the business relationship with the Issuer	Production and sales of high-purity arsenic as raw materials. Such business is an up-stream extension of the Issuer’s business of semiconductor compound substrate.
Date of Incorporation	November 23, 2006
Structure of capital contribution	Shareholder	Amount of capital contribution	Percentage of capital contribution
	LI Bo	RMB16,750,000	54.03%
	Chaoyang Limei	RMB14,250,000	45.97%

The Company once held 45.97% equity interest in Dongfang Hi-Purity. Based on the needs of business development and the actual situation of Dongfang Hi-Purity, the Company transferred its 45.97% equity interest in Dongfang Hi-Purity to Chaoyang Limei in November 2021. On November 11, 2021, the Company held its sixth-session meeting of the first board of directors and passed a resolution, agreeing to transfer the registered capital of Dongfang Hi-Purity in an amount of RMB14.25 million (corresponding to the 45.97% equity interest in Dongfang Hi-Purity) to Chaoyang Limei at the price of RMB14 million. The Company entered into the Equity Transfer Agreement with Chaoyang Limei. The Company has received the equity transfer price from Chaoyang Limei. On November 24, 2021, Dongfang Hi-Purity completed the industrial and commercial change registration for this transfer. After the shareholding change, the shareholders of Dongfang Hi-Purity were changed to Li Bo and Chaoyang Limei.

1-1-81

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II) Major shareholders holding more than 5% shares

As of the date of this Prospectus, in addition to the controlling shareholder, the Company’s other shareholders who directly hold more than 5% of the Issuer’s shares are Beijing Bomeilian. Zhongke Hengye is a shareholder of Beijing Bomeilian and holds 33.33% of its shares; at the same time, the shareholder who holds 66.67% of Beijing Bomeilian’s shares is HE Junfang, the representative designated by the executive partner of Zhongke Hengye, therefore, Zhongke Hengye and Beijing Bomeilian are persons acting in concert. Beijing Bomeilian and Zhongke Hengye hold 5.2036% and 0.0977% of the Issuer’s shares respectively, the details of which are listed as follows:

1. Beijing Bomeilian

As of the date of this Prospectus, the basic information on Beijing Bomeilian is as follows:

Name：	Beijing Bomeilian Special Ceramics Co., Ltd.
Domicile:	Industrial Development Zone, Tongzhou District, Beijing
Unified Social Credit Code：	91110112736454400F
Legal Representative：	HE Junfang
Registered Capital：	RMB2,000,000
Paid-in Capital：	RMB2,000,000
Type of Company：	Limited Liability Company
Business Scope：

Sales of ceramic products, graphite materials, refractory materials, packaging materials, metal materials, machinery and equipment, hardware and electrical equipment, electronic products, mineral products, construction materials, chemical products (excluding hazardous chemicals), stationery, knitted textiles, and clothing; retail metal ore. (The market entity independently chooses its businesses and carries out business activities in accordance with the law; for businesses that are subject to approval in accordance with the law, it will carry out business activities in accordance with the approved content after being approved by relevant authorities; it is not allowed to engage in business activities that are prohibited and restricted by the State and industrial policies of this city.)

Business Term:	March 8, 2002 to March 7, 2032
Structure of capital contribution：	Shareholder	Amount of capital contribution	Percentage of capital contribution
	HE Junfang	RMB1,333,400	66.67%
	Zhongke Hengye	RMB666,600	33.33%

1-1-82

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Zhongke Hengye

As of the date of this Prospectus, the basic information on Zhongke Hengye is as follows:

Name:	Zhongke Hengye (Tianjin) Technology Development Partnership (Limited Partnership)
Domicile:	Room 265-5, Building 3, Zhongguancun Science and Technology Town Cooperative Development Center, at the intersection of Xihuan North Road and Tangtong Road, Baodi District, Tianjin
Unified Social Credit Code：	91120224MA076W7P29
Executive Partner:	Zhongke Yingchuang (Beijing) Technology Development Co., Ltd. (Designated Representative: HE Junfang)
Partnership Shares:	RMB20,000,000
Type of Company：	Limited Partnership
Business Scope：

General businesses: technical services, technology development, technology consulting, technology exchange, technology transfer, technology promotion; enterprise management; enterprise management consulting. (Except for businesses subject to approval in accordance with the law, business activities shall be independently carried out by virtue of the business license in accordance with the law).

Business Term:	December 2, 2020 to December 1, 2070

As of the date of this Prospectus, the property share structure of Zhongke Hengye is as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
HE Junfang	Limited Partner	1,580	79.00
WANG Junyong	Limited Partner	400	20.00
Zhongke Yingchuang (Beijing) Technology Development Co., Ltd.	General Partner	20	1.00
Total	-	2,000	100.00

Zhongke Yingchuang (Beijing) Technology Development Co., Ltd., 90% and 10% of its shares are held by HE Junfang and HE Nan respectively, and has not actually engaged in any business.

1-1-83

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(III) Issuer’s share pledge or other disputes

As of the date of this Prospectus, the Company’s shares held by its shareholders are free of pledges or other disputes.

VI Share capital of the Issuer

(I) Share capital before and after this Offering

The total share capital of the Company before this Offering was 885,426,756 shares, and the number of shares issued in this Offering will not exceed 98,390,000 shares, all of which are shares newly issued by the Company. After the completion of this Offering, the total share capital of the Company will not exceed 983,816,756 shares, and the shares issued in this Offering account for no less than 10.00% of the total share capital of the Company after this Offering.

The changes in the share capital of the Company after and before this Offering are listed as below:

No.	Name of shareholder	Pre-offering share capital structure		Post-offering share capital structure
		Number of shares held	Shareholding percentage (%)	Number of shares held	Shareholding percentage (%)
1	AXT	757,153,721	85.5129	757,153,721	76.9608
2	Beijing Bomeilian	46,074,057	5.2036	46,074,057	4.6832
3	Haitong Innovation	13,156,415	1.4859	13,156,415	1.3373
4	Haitong New Driving Force	11,840,774	1.3373	11,840,774	1.2036
5	Liaoning Zhuomei	10,463,911	1.1818	10,463,911	1.0636
6	Anxin Industrial Investment	8,942,416	1.0100	8,942,416	0.9090
7	Huadeng II	6,955,797	0.7856	6,955,797	0.7070
8	Jinggangshan Meicheng	5,961,172	0.6733	5,961,172	0.6059
9	Haitong New Energy	4,604,745	0.5201	4,604,745	0.4680
10	Qingdao Xinxing	3,974,553	0.4489	3,974,553	0.4040
11	Qiji Hangzhou	3,974,553	0.4489	3,974,553	0.4040
12	Jinchao Business Management	3,119,500	0.3523	3,119,500	0.3171
13	Gongqingcheng Yihua	1,766,907	0.1996	1,766,907	0.1796
14	Beijing Dingmei	1,729,136	0.1953	1,729,136	0.1758
15	Shangrong Baoying	1,315,642	0.1486	1,315,642	0.1337
16	Hangzhou Jingyue	993,611	0.1122	993,611	0.1010
17	Zhongke Hengye	865,289	0.0977	865,289	0.0880
18	Xiamen Heyong	860,468	0.0972	860,468	0.0875
19	Beijing Liaoyan	697,721	0.0788	697,721	0.0709
20	Boyu Hengye	637,050	0.0719	637,050	0.0648
21	Boyu Yingchuang	219,934	0.0248	219,934	0.0224
22	Lumentime Semiconductor	119,384	0.0135	119,384	0.0121
Shares issued in this Offering		-	-	9,839.0000	10.0008
Total		885,426,756	100	983,816,756	100.0000

1-1-84

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II) The top ten shareholders before this Offering

For the shareholding status of the top ten shareholders of the Company, please refer to “VI(I) Changes in share capital before and after this Offering” of “Section V Basic Information of the Issuer” of this Prospectus.

(III) The top ten natural person shareholders and their positions in the Company before this Offering

As of the date of this Prospectus, the Company has no natural person shareholders.

(IV) State-owned shares or foreign-invested shares

As of the date of this Prospectus, there is no state-owned shareholder among the Company’s shareholders. The foreign shareholder of the Company is AXT, which holds 85.51% of the Company’s shares.

(V) New shareholders of the Issuer in the past year

The new shareholders of the Company in the past year are listed below:

No.	Name of shareholder	Date of acquisition	Method	Number of shares	Shareholding percentage (%)	Price of capital increase (RMB per share)	Pricing basis
1	Beijing Bomeilian	December 29, 2020	Share exchange and capital increase with shares of Beijing Boyu	46,074,057	5.2036	1.36	Negotiated pricing
2	Jinchao Business Management	December 29, 2020	Share exchange and capital increase with shares of Chaoyang Jinmei	3,119,500	0.3523	1.36	Negotiated pricing
3	Zhongke Hengye	December 29, 2020	Share exchange and capital increase with shares of Beijing Boyu	865,289	0.0977	1.36	Negotiated pricing
4	Beijing Dingmei	December 29, 2020	Capital increase in cash	1,729,136	0.1953	1.32	Negotiated pricing
5	Beijing Liaoyan	December 29, 2020	Capital increase in cash	697,721	0.0788	1.32	Negotiated pricing
6	Boyu Hengye	December 29, 2020	Capital increase in cash	637,050	0.0719	1.32	Negotiated pricing
7	Boyu Yingchuang	December 29, 2020	Capital increase in cash	219,934	0.0248	1.32	Negotiated pricing
8	Haitong Innovation	January 21, 2021	Capital increase in cash	13,156,415	1.4859	5.03	Negotiated pricing
9	Haitong New Driving Force	January 21, 2021	Capital increase in cash	11,840,774	1.3373	5.03	Negotiated pricing
10	Liaoning Zhuomei	January 21, 2021	Share transfer	10,463,911	1.1818	5.03	Negotiated pricing
11	Anxin Industrial Investment	January 21, 2021	Capital increase in cash	8,942,416	1.0100	5.03	Negotiated pricing
12	Huadeng II	January 21, 2021	Capital increase in cash	6,955,797	0.7856	5.03	Negotiated pricing
13	Jinggangshan Meicheng	January 21, 2021	Capital increase in cash	5,961,172	0.6733	5.03	Negotiated pricing

1-1-85

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

14	Haitong New Energy	January 21, 2021	Capital increase in cash	4,604,745	0.5201	5.03	Negotiated pricing
15	Qingdao Xinxing	January 21, 2021	Capital increase in cash	3,974,553	0.4489	5.03	Negotiated pricing
16	Qiji Hangzhou	January 21, 2021	Capital increase in cash	3,974,553	0.4489	5.03	Negotiated pricing
17	Gongqingcheng Yihua	January 21, 2021	Capital increase in cash	1,766,907	0.1996	5.03	Negotiated pricing
18	Shangrong Baoying	January 21, 2021	Capital increase in cash	1,315,642	0.1486	5.03	Negotiated pricing
19	Hangzhou Jingyue	January 21, 2021	Capital increase in cash	993,611	0.1122	5.03	Negotiated pricing
20	Xiamen Heyong	January 21, 2021	Capital increase in cash	860,468	0.0972	5.03	Negotiated pricing
21	Lumentime Semiconductor	January 21, 2021	Capital increase in cash	119,384	0.0135	5.03	Negotiated pricing

1. Basic information on new shareholders

(1) Jinchao Business Management

i. Basic information

Name：	Nanjing Jinchao Business Management Enterprise Management Partnership (Limited Partnership)
Principal Place of Business:	U439, No. 12, Mozhou East Road, Moling Street, Jiangning District, Nanjing
Unified Social Credit Code:	91320115MA20NLFE34
Executive Partner:	Nanjing Jinzhao Enterprise Management Co., Ltd.
Type of Enterprise:	Limited Partnership
Business Scope:	Enterprise management.
Business Term:	Indefinite period from December 23, 2019

ii. As of the date of this Prospectus, the property share structure of Jinchao Business Management is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
GUO Tao	Limited Partner	41	15.0183
LU Qinjian	Limited Partner	25	9.1575
XING Zhiguo	Limited Partner	25	9.1575

1-1-86

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

YANG Guifang	Limited Partner	12	4.3956
ZHANG Changping	Limited Partner	12	4.3956
TANG Zhiguo	Limited Partner	12	4.3956
WANG Yang	Limited Partner	12	4.3956
QIU Caiyong	Limited Partner	12	4.3956
LV Xueping	Limited Partner	12	4.3956
LIU Wenbing	Limited Partner	12	4.3956
DU Wanyi	Limited Partner	10	3.6630
ZHANG Jiuyu	Limited Partner	6	2.1978
YU Yihai	Limited Partner	6	2.1978
JIANG Jingfang	Limited Partner	6	2.1978
DUAN Linlin	Limited Partner	6	2.1978
DONG Baowu	Limited Partner	6	2.1978
QIAN Changjun	Limited Partner	5	1.8315
XIAO Aihong	Limited Partner	5	1.8315
ZHENG Dan	Limited Partner	5	1.8315
JING Mingjuan	Limited Partner	5	1.8315
JIANG Jun	Limited Partner	5	1.8315
YE Bing	Limited Partner	5	1.8315
ZHANG Yubin	Limited Partner	5	1.8315
XU Shuangxi	Limited Partner	5	1.8315
LIU Xiaofei	Limited Partner	5	1.8315
CHONG Lei	Limited Partner	5	1.8315
Nanjing Jinzhao Enterprise Management Co., Ltd.	General Partner	8	2.9304
Total	-	273	100.00

Nanjing Jinzhao Enterprise Management Co., Ltd. is a company in which GUO Tao, XING Zhiguo, and LU Qinjian hold 50%, 25%, and 25% equity interest respectively. As of the date of this Prospectus, the above natural person partners are all employees of the Company.

1-1-87

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) Beijing Bomeilian

For the information on Beijing Bomeilian, please refer to “V(II) Major shareholders holding more than 5% shares” of “Section V Basic Information of the Issuer” of this Prospectus.

(3) Zhongke Hengye

For the information on Zhongke Hengye, please refer to “V(II) Major shareholders holding more than 5% shares” of “Section V Basic Information of the Issuer” of this Prospectus.

(4) Beijing Dingmei

i. Basic information

Name:	Beijing Dingmei Technology Development Center (Limited Partnership)
Principal Place of Business:	101-60857, 4th Floor, No. 26, Yard 6, Hengye 8th Street, Tongzhou District, Beijing
Unified Social Credit Code:	91110112MA01YDBJ49
Executive Partner:	YANG Yingju
Type of Enterprise:	Limited Partnership
Business Scope:	Technology promotion, technical services; enterprise management consulting, enterprise marketing planning; economic and trade consulting; conference services.
Business Term:	From December 25, 2020 to December 24, 2050

ii. As of the date of this Prospectus, the property share structure of Beijing Dingmei is listed as follows:

1-1-88

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
YANG Songmei	Limited Partner	11	4.8246
LI Zhigao	Limited Partner	10	4.3860
GENG Yingjie	Limited Partner	10	4.3860
YANG Jun	Limited Partner	10	4.3860
KAI Li	Limited Partner	10	4.3860
CHEN Yu	Limited Partner	10	4.3860
HUANG Jiahua	Limited Partner	10	4.3860
ZHAO Bo	Limited Partner	10	4.3860
XU Lixin	Limited Partner	9	3.9474
LI Jingping	Limited Partner	9	3.9474
XING Zhihong	Limited Partner	9	3.9474
LIU Tianyu	Limited Partner	9	3.9474
LI Lintan	Limited Partner	9	3.9474
CHEN Weijun	Limited Partner	6	2.6316
WANG Yufeng	Limited Partner	6	2.6316
LI Kexin	Limited Partner	6	2.6316
HU Chengbin	Limited Partner	6	2.6316
ZHU Yongsheng	Limited Partner	6	2.6316
WANG Ling	Limited Partner	6	2.6316
LI Xin	Limited Partner	6	2.6316

1-1-89

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

ZHANG Liwei	Limited Partner	6	2.6316
SUN Guofeng	Limited Partner	6	2.6316
XIA Haosheng	Limited Partner	6	2.6316
WANG Qiutong	Limited Partner	6	2.6316
LIU Xiangdong	Limited Partner	6	2.6316
JIANG Jun	Limited Partner	5	2.1930
LIU Chunbao	Limited Partner	4	1.7544
LI Yinhu	Limited Partner	3	1.3158
LI Hongmei	Limited Partner	3	1.3158
CHEN Xuguang	Limited Partner	3	1.3158
ZHANG Youmu	Limited Partner	2	0.8772
YANG Yingju	General Partner	10	4.3860
Total	-	228	100.00

As of the date of this Prospectus, the above natural person partners are all employees of the Company.

(5) Beijing Liaoyan

i. Basic information

Name:	Beijing Liaoyan Technology Development Center (Limited Partnership)
Principal Place of Business:	101-60856, 4th Floor, No. 26, Yard 6, Hengye 8th Street, Tongzhou District, Beijing
Unified Social Credit Code:	91110112MA01YD6G87
Executive Partner:	WANG Yuxin
Type of Enterprise:	Limited Partnership
Business Scope:	Technology promotion, technical services; enterprise management consulting, enterprise marketing planning; economic and trade consulting; conference services.
Business Term:	From December 25, 2020 to December 24, 2050

1-1-90

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

ii. As of the date of this Prospectus, the property share structure of Beijing Liaoyan is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
HAO Ze	Limited Partner	17	18.4783
LI Haimiao	Limited Partner	14	15.2174
WANG Yuanli	Limited Partner	11	11.9565
XIAO Yadong	Limited Partner	11	11.9565
REN Diansheng	Limited Partner	11	11.9565
SHI Ning	Limited Partner	11	11.9565
WANG Yuxin	General Partner	17	18.4783
Total	-	92	100.00

As of the date of this Prospectus, the above natural person partners are all employees of the Company.

(6) Boyu Yingchuang

i. Basic information

Name:	Boyu Yingchuang (Tianjin) Technology Development Partnership (Limited Partnership)
Principal Place of Business:	Room 267-1, Building 3, Zhongguancun Science and Technology Town Cooperative Development Center, at the intersection of Xihuan North Road and Tangtong Road, Baodi District, Tianjin
Unified Social Credit Code:	91120224MA077FBD95
Executive Partner:	WANG Xin
Type of Enterprise:	Limited Partnership
Business Scope:

General businesses: technical services, technology development, technology consulting, technology exchange, technology transfer, technology promotion; enterprise management; enterprise management consulting.

Business Term:	Indefinite period from December 18, 2020

ii. As of the date of this Prospectus, the property share structure of Boyu Yingchuang is listed as follows:

1-1-91

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
WANG Junyong	Limited Partner	20	68.9655
WANG Xin	General Partner	9	31.0345
Total	-	29	100.00

In January 2022, MENG Fanwei, the general partner of Boyu Yingchuang, resigned for personal reasons, and his property shares were transferred to WANG Xin, an employee of the Company. As of the date of this Prospectus, the above natural person partners are all employees of the Company.

(7) Boyu Hengye

i. Basic information

Name:	Boyu Hengye (Tianjin) Technology Development Partnership (Limited Partnership)
Principal Place of Business:	Room 267-2, Building 3, Zhongguancun Science and Technology Town Cooperative Development Center, at the intersection of Xihuan North Road and Tangtong Road, Baodi District, Tianjin
Unified Social Credit Code:	91120224MA077FBB2D
Executive Partner:	WANG Yanjie
Type of Enterprise:	Limited Partnership
Business Scope:

General businesses: technical services, technology development, technology consulting, technology exchange, technology transfer, technology promotion; enterprise management; enterprise management consulting.

Business Term:	Indefinite period from December 18, 2020

ii. As of the date of this Prospectus, the property share structure of Boyu Hengye is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
WANG Juan	Limited Partner	9	10.7143
YANG Huanping	Limited Partner	9	10.7143
CUI Guanhua	Limited Partner	9	10.7143
LIAN Lu	Limited Partner	9	10.7143
WANG Chun	Limited Partner	9	10.7143

1-1-92

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

XU Mengjian	Limited Partner	9	10.7143
LIU Shuyue	Limited Partner	6	7.1429
ZHANG Chunjing	Limited Partner	3	3.5714
LIU Ying	Limited Partner	3	3.5714
MAO Congjie	Limited Partner	3	3.5714
WU Dan	Limited Partner	3	3.5714
ZHANG Jiawei	Limited Partner	3	3.5714
WANG Yanjie	General Partner	9	10.7143
Total	-	84	100.00

In January 2022, XI Jianhui, a limited partner of Boyu Hengye, resigned for personal reasons, and his property shares were transferred to WANG Junyong, an employee of the Company. In April 2022, WANG Junyong transferred the above property shares to CUI Guanhua. As of the date of this Prospectus, the above natural person partners are all employees of the Company.

(8) Haitong New Driving Force

i. Basic information

Name:	Liaoning Haitong New Driving Force Equity Investment Fund Partnership (Limited Partnership)
Principal Place of Business:	No. 91-B80, No. 25 Development Road, Shenyang Economic and Technological Development Zone, Liaoning Province
Unified Social Credit Code:	91210106MA106PA11U
Executive Partner:	Haitong New Energy Private Equity Investment Management Co., Ltd.
Type of Enterprise:	Limited Partnership
Business Scope:	Equity investment.
Business Term:	From January 20, 2020 to January 20, 2027

1-1-93

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

ii. As of the date of this Prospectus, the property share structure of Haitong New Driving Force is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
Liaoning Holdings Corporation Ltd.	Limited Partner	35,000	23.3333
Liaoning Transportation Investment Co., Ltd.	Limited Partner	30,000	20.0000
HT Capital Co., Ltd.	Limited Partner	29,000	19.3333
Liaoning State-owned Assets Management Co., Ltd.	Limited Partner	25,000	16.6667
Liaoning Engineering Consulting Group Co., Ltd.	Limited Partner	10,000	6.6667
Liaoning Water Resource Management Group Co., Ltd.	Limited Partner	10,000	6.6667
China Liaoning International Cooperation Group Co., Ltd.	Limited Partner	5,000	3.3333
Bengang Group Co., Ltd.	Limited Partner	5,000	3.3333
Haitong New Energy Private Equity Investment Management Co., Ltd.	General Partner	1,000	0.6667
Total	-	150,000	100.00

Haitong New Driving Force has completed the private equity investment fund filing (Filing No.: SJX017) on May 18, 2020. The fund manager, Haitong New Energy Private Equity Investment Management Co., Ltd., of Haitong New Driving Force has completed the private equity investment fund manager registration on May 4, 2014 (Registration No.: GC1900031593).

(9) Haitong New Energy

i. Basic information

1-1-94

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Name:	Liaoning Haitong New Energy Low-Carbon Industry Equity Investment Fund Co., Ltd.
Principal Place of Business:	Room 812, No. 106, Qingnian Street, Shenhe District, Shenyang
Unified Social Credit Code:	91210103071526798U
Legal Representative：	CHENG Xiangting
Registered Capital：	RMB1,000,000,000
Type of Enterprise:	Limited Liability Company
Business Scope:

Licensed businesses: make investments in unlisted companies, investments in privately issued shares of listed companies, and related consulting services. General businesses: equity investment management, venture capital management, equity investment, debt investment in relation to equity investment, industrial investment, venture capital, participation in the establishment of equity investment enterprises, venture capital enterprises, investment consulting.

Business Term:	From August 8, 2013 to August 7, 2043

ii. As of the date of this Prospectus, the property share structure of Haitong New Energy is listed as follows:

Name of shareholder	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
Liaoning Energy Investment (Group) Co., Ltd.	49,000	49.00
Haitong Innovation Securities Investment Co., Ltd.	49,400	49.40
HT Capital Co., Ltd.	500	0.50
Liaoning Holdings Corporation Ltd.	1,100	1.10
Total	100,000	100.00

Liaoning Holdings Corporation Ltd. and Liaoning Energy Investment (Group) Co., Ltd. are state-owned shareholders of Haitong New Energy, holding more than 50% equity interest in Haitong New Energy in aggregate.

According to the Explanations issued by Liaoning Holdings Corporation Ltd. (100% equity interest of which is owned by the State-owned Assets Supervision and Administration Commission of Liaoning Provincial Government): “The Enterprise and Liaoning Energy Investment (Group) Co., Ltd. are state-owned shareholders of Liaoning Haitong New Energy Low-carbon Industry Equity Investment Fund Co., Ltd. (hereinafter referred to as the "Low-

1-1-95

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

carbon Fund"), a shareholder of Beijing Tongmei. The Enterprise makes the explanations on the relevant matters as follows: as a shareholder of the Low-carbon Fund, the Enterprise is an independent decision-making company, without the relationship of acting in concert with Liaoning Energy Investment (Group) Co., Ltd. or any other shareholders. The state-owned fund shareholder of the Low-carbon Fund has no control on the Low-carbon Fund.

According to the Explanations issued by Haitong New Energy: "Based on the above, the Enterprise is not a state-owned enterprise, which does not meet the criteria of a state-owned shareholder as specified in the Measures for the Supervision and Administration of State-owned Equity Interest of Listed Companies, and does not belong to government departments, institutions, institutions, and state-owned enterprises. A wholly-owned or wholly-owned enterprise, through investment relations, agreements or other arrangements, can actually control domestic and foreign enterprises in its behavior, for Beijing Tongmei’s current issuance and listing, there is no need to apply for the “SS” and “CS” state-owned shareholder identification.

Haitong New Energy has completed the private equity investment fund filing (Filing No.: SD2870) on May 4, 2014. The fund manager, Haitong New Energy Private Equity Investment Management Co., Ltd., of Haitong New Energy has completed the private equity investment fund manager registration on May 4, 2014 (Registration No.: GC1900031593).

(10) Haitong Innovation

i. Basic information

Name:	Haitong Innovation Securities Investment Co., Ltd.
Principal Place of Business:	Room 107N, Building 2, No. 774, Changde Road, Jing’an District, Shanghai
Unified Social Credit Code:	91310000594731424M
Legal Representative：	SHI Jianlong
Registered Capital	RMB11,500,000,000
Type of Enterprise:	Limited Liability Company
Business Scope:	Securities investment, financial product investment, equity investment.
Business Term:	Indefinite period from April 24, 2012

1-1-96

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

ii. As of the date of this Prospectus, the shareholding structure of Haitong Innovation is listed as follows:

Name of shareholder	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
Haitong Securities Company Limited	1,150,000	100.00
Total	1,150,000	100.00

(11) Anxin Industrial Investment

i. Basic information

Name:	Fujian Anxin Industrial Investment Fund Partnership (Limited Partnership)
Principal Place of Business:	Enterprise Operation Center Tower, Jiangpu Community, Chendai Town, Jinjiang, Quanzhou City, Fujian Province
Unified Social Credit Code:	91350582MA348Q6N7Q
Executive Partner:	Fujian Anxin Investment Management Co., Ltd.
Type of Enterprise:	Limited Partnership
Business Scope:

Entrusted with non-securities equity investment management and other equity-related investments; investing in other companies engaged in equity investments; providing investment management and investment consulting services in relation to non-securities equity investments.

Business Term:	From June 1, 2016 to May 31, 2026

ii. As of the date of this Prospectus, the property share structure of Anxin Industrial Investment is listed as follows:

Name of Partner	Type of Partner	Amount of Capital Contribution (in RMB0'000)	Percentage of capital contribution (%)
China Integrated Circuit Industry Investment Fund Co., Ltd.	Limited Partner	100,000	33.2226
Fujian San'an Group Co., Ltd.	Limited Partner	100,000	33.2226
Fujian Jinjiang Industry Development Investment Group Co., Ltd.	Limited Partner	40,000	13.2890
Quanzhou Industrial Equity Investment Fund Co., Ltd.	Limited Partner	40,000	13.2890
Fujian Local Industry Equity Investment Fund Partnership (Limited Partnership)	Limited Partner	20,000	6.6445
Fujian Anxin Investment Management Co., Ltd.	General Partner	1,000	0.3322
Total	-	301,000	100.00

1-1-97

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Anxin Industrial Investment has completed the private equity investment fund filing (Filing No.: SN4075) on December 21, 2016. The fund manager, Fujian Anxin Investment Management Co., Ltd., of Anxin Industrial Investment has completed the private equity investment fund manager registration on November 11, 2016 (Registration No.: P1060140).

(12) Jinggangshan Meicheng

i. Basic information

Name:	Jinggangshan Meicheng Equity Investment Partnership (Limited Partnership)
Principal Place of Business:	B-0038 (Cluster Registration), Jingcai Town, Jinggangshan, Ji’an City, Jiangxi Province
Unified Social Credit Code:	91360881MA39BQAH4A
Executive Partner:	Jinggangshan Xingcheng Investment Partnership (Limited Partnership)
Type of Enterprise:	Limited Partnership
Business Scope:	General businesses: equity investment, venture capital.
Business Term:	From November 10, 2020 to November 9, 2040

ii. As of the date of this Prospectus, the property share structure of Jinggangshan Meicheng is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
China Merchants Securities Investment Co., Ltd.	Limited Partner	2,000	62.5000
ZHANG Qiang	Limited Partner	1,100	34.3750
Jinggangshan Xingcheng Investment Partnership (Limited Partnership)	General Partner	100	3.1250
Total	-	3,200	100.00

Jinggangshan Meicheng has completed the private equity investment fund filing (Filing No.: SNK873) on December 17, 2020. The fund manager, Shanghai Xingcheng Investment

1-1-98

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Management Co., Ltd., of Jinggangshan Meicheng has completed the private equity investment fund manager registration on December 2, 2015 (Registration No.: P1028590).

(13) Huadeng II

i. Basic information

Name:	Hefei Huadeng II Integrated Circuit Industry Investment Partnership (Limited Partnership)
Principal Place of Business:	Room 647, Fund Building, Building E1, Innovation Industrial Park Phase II, No.2800 Chuangxin Avenue, High-tech Zone, Hefei, China (Anhui) Pilot Free Trade Zone
Unified Social Credit Code:	91340100MA2WBXE765
Executive Partner:	Qingdao Huaying Huachuang Investment Management Center (Limited Partnership)
Type of Enterprise:	Limited Partnership
Business Scope:

Investment in the automotive electronics and semiconductor industries (without the approval of the financial regulatory authorities, it is not allowed to engage in related financial services such as deposit taking, financing guarantee, and wealth management for and on behalf of customers); enterprise management consulting services.

Business Term:	From October 26, 2020 to October 25, 2027

ii. As of the date of this Prospectus, the property share structure of Huadeng II is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
Hefei Huadeng Huaxin Integrated Circuit Industry Investment Partnership (Limited Partnership)	Limited Partner	65,220.40	36.0877
Qingdao Semiconductor Industry Development Fund Partnership (Limited Partnership)	Limited Partner	49,000.00	27.1126
Tibet Xinkangrui Enterprise Management Partnership (Limited Partnership)	Limited Partner	20,000.00	11.0664
Silergy Semiconductor Technology (Hangzhou) Co., Ltd.	Limited Partner	20,000.00	11.0664

1-1-99

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Zhuhai Hengqin Renjun Xingtai Venture Capital Partnership (Limited Partnership)	Limited Partner	6,568.63	3.6345
Yingtan Rongtang Daxin Enterprise Service Center (Limited Partnership)	Limited Partner	5,700.00	3.1539
Zhuhai Hengqin Renjun Xing'an Venture Capital Partnership (Limited Partnership)	Limited Partner	4,931.37	2.7286
Gongqingcheng Xiaoye Zitan No. 5 Investment Partnership (Limited Partnership)	Limited Partner	4,000.00	2.2133
Gongqingcheng Zhixin Zhuoyuan Investment Partnership (Limited Partnership)	Limited Partner	3,500.00	1.9366
Qingdao Huaying Huachuang Investment Management Center (Limited Partnership)	General Partner	1,807.28	1.0000
Total	-	180,727.68	100.00

Huadeng II has completed the private equity investment fund filing (Filing No.: SNC493) on December 18, 2020. The fund manager, Huaxin Yuanchuang (Qingdao) Investment Management Co., Ltd., of Huadeng II has completed the private equity investment fund manager registration on November 11, 2016 (Registration No.: P1060141).

(14) Qingdao Xinxing

i. Basic information

Name:	Qingdao Xinxing I Equity Investment Fund Partnership (Limited Partnership)
Principal Place of Business:	3-103, No. 32, Yangqing Road, Jiangshan Town, Laixi, Qingdao City, Shandong Province
Unified Social Credit Code:	91370285MA3TWF944L
Executive Partner:	Qingdao Taiheshun Equity Investment Management Co., Ltd.
Type of Enterprise:	Limited Partnership

Business Scope:

General businesses: engaging in equity investment, investment management, asset management and other activities with private equity funds (Business activities may be carried out only after the Asset Management Association of China has completed the filing and registration thereof).

Business Term:	Indefinite period from August 31, 2020

ii. As of the date of this Prospectus, the property share structure of Qingdao Xinxing is listed as follows:

Name of Partner	Type of Partner	Amount of Capital Contribution (in RMB0'000)	Percentage of capital contribution （%）
Qingdao Xinhe I Investment Partnership (Limited Partnership)	Limited Partner	6,400	40.7617

1-1-100

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Name of Partner	Type of Partner	Amount of Capital Contribution (in RMB0'000)	Percentage of capital contribution （%）
Sunyard System Engineering Co., Ltd.	Limited Partner	5,000	31.8451
Shanghai Hutai Enterprise Management Partnership (Limited Partnership)	Limited Partner	1,600	10.1904
LU Chunmei	Limited Partner	600	3.8214
WU Xiaofen	Limited Partner	600	3.8214
LU Yu	Limited Partner	500	3.1845
WANG Liwen	Limited Partner	500	3.1845
ZHENG Lei	Limited Partner	500	3.1845
Qingdao Taiheshun Equity Investment Management Co., Ltd.	General Partner	1	0.0064
Total	-	15,701	100.00

Qingdao Xinxing has completed the private equity investment fund filing (Filing No.: SLX177) on October 12, 2020. The fund manager, Qingdao Taiheshun Equity Investment Management Co., Ltd., of Qingdao Xinxing has completed the private equity investment fund manager registration on September 19, 2016 (Registration No.: P1033802).

(15) Qiji Hangzhou

i. Basic information

Name:	Qi Ji (Hangzhou) Investment Consulting Co., Ltd.
Principal Place of Business:	Room 223-2, No. 88-2 behind Marshal Temple, Shangcheng District, Hangzhou, Zhejiang Province
Unified Social Credit Code:	91330102MA2AY1G18K
Legal Representative：	LIU Zhiguang
Registered Capital：	RMB50,000,000
Type of Enterprise:	Limited Liability Company
Business Scope:

Services: investment consulting (without the approval of financial and other regulatory authorities, no financial services such as financing deposits from the public, financing guarantees, and financial management for and on behalf of customers), financial consulting, economic information consulting (except for commodity intermediaries), enterprise management consulting, technology development, technology promotion, technology transfer and technology consulting of computer software and hardware; import and export of goods and technology (Except for the import and export of those restricted or prohibited by the State) (Except for special access management measures that involve the implementation of national regulations)

Business Term:	From November 9, 2017 to November 8, 2037

1-1-101

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

ii. As of the date of this Prospectus, the property share structure of Qiji Hangzhou is listed as follows:

Name of shareholder	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
Hangzhou Qiji Holdings Co., Ltd.	5,000	100.00
Total	5,000	100.00

(16) Gongqingcheng Yihua

i. Basic information

Name:	Gongqingcheng Yihua Tongze Investment Partnership (Limited Partnership)
Principal Place of Business:	Gongqingcheng Fund Town, Jiujiang, Jiangxi Province
Unified Social Credit Code:	91360405MA39RWYJ7Q
Executive Partner:	WANG Yonggang
Type of Enterprise:	Limited Partnership

Business Scope:

General businesses: project investment, industrial investment. (Without the approval of the financial regulatory authorities, it is not allowed to engage in related financial services such as deposit taking, financing guarantee, and wealth management for and on behalf of customers, raising funds (financing) from the public)

Business Term:	From December 10, 2020 to December 9, 2070

ii. As of the date of this Prospectus, the property share structure of Gongqingcheng Yihua is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
ZHOU Zhenhong	Limited Partner	130.4386	14.6199
WANG Yonggang	General Partner	490.8505	55.0157
WANG Yanwei	Limited Partner	270.9109	30.3644
Total	-	892.2000	100.00

1-1-102

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(17) Shangrong Baoying

i. Basic information

Name:	Shangrong Baoying (Ningbo) Investment Center (Limited Partnership)
Principal Place of Business:	A0004, Area C, Room 401, Building 1, No. 88, Meishan Qixing Road, Beilun District, Ningbo, Zhejiang Province
Unified Social Credit Code:	91330206MA281EMD8K
Executive Partner:	Shangrong Capital Management Co., Ltd.
Type of Enterprise:	Limited Partnership
Business Scope:

Industrial investment, investment management, asset management, financial consulting, enterprise investment consulting, equity investment, enterprise management consulting. (Without the approval of the financial regulatory authorities, it is not allowed to engage in related financial services such as deposit taking, financing guarantee, and wealth management for and on behalf of customers, raising funds (financing) from the public)

Business Term:	From January 15, 2016 to January 14, 2026

ii. As of the date of this Prospectus, the property share structure of Shangrong Baoying is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
Ningbo Heyuan Holdings Co., Ltd.	Limited Partner	89,500.00	88.6139
Yulon Holdings Group Co., Ltd.	Limited Partner	5,000.00	4.9505
Shanghai Keyuan Trading Co., Ltd.	Limited Partner	4,500.00	4.4554
Ningbo Ronghui Investment Center (Limited Partnership)	Limited Partner	1,000.00	0.9901
Shangrong Capital Management Co., Ltd.	General Partner	1,000.00	0.9901
Total	-	101,000	100.00

1-1-103

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Shangrong Baoying has completed the private equity investment fund filing (Filing No.: SE8623) on April 19, 2016. The fund manager, Shangrong Capital Management Co., Ltd., of Shangrong Baoying has completed the private equity investment fund manager registration on December 2, 2015 (Registration No.: P1028564).

(18) Xiamen Heyong

i. Basic information

Name:	Xiamen Heyong Zhicheng Equity Investment Partnership (Limited Partnership)
Principal Place of Business:	Room B56, Unit 2105, No. 492, Xinglinwan Road, Jimei District, Xiamen
Unified Social Credit Code:	91350200MA34D23B19
Executive Partner:	Xiamen Heyong Investment Management Co., Ltd.
Type of Enterprise:	Limited Partnership
Business Scope:	General businesses: engaging in investment activities with own funds.
Business Term:	From July 15, 2020 to July 14, 2060

ii. As of the date of this Prospectus, the property share structure of Xiamen Heyong is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
LIU Jun	Limited Partner	3,000	37.50
Xiamen Xinhe Equity Investment Co., Ltd.	Limited Partner	3,000	37.50
HONG Jinlong	Limited Partner	1,000	12.50
LIANG Shuzhen	Limited Partner	500	6.25
LIU Changjiang	Limited Partner	400	5.00
Xiamen Heyong Investment Management Co., Ltd.	General Partner	100	1.25
Total	-	8,000	100.00

Xiamen Heyong has completed the private equity investment fund filing (Filing No.: SNF822) on December 25, 2020. The fund manager, Xiamen Heyong Investment Management Co., Ltd., of Xiamen Heyong has completed the private equity investment fund manager registration on January 4, 2017 (Registration No.: P1060810).

1-1-104

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(19) Hangzhou Jingyue

i. Basic information

Name:	Hangzhou Jingyue Technology Development Partnership (Limited Partnership)
Domicile:	Room 9013, Yuejiang Commercial Center, No.857 Xincheng Road, Puyan Street, Binjiang District, Hangzhou, Zhejiang Province
Unified Social Credit Code:	91330108MA2KD3D51R
Executive Partner：	JIANG Xiaoou
Type of Company：	Limited Partnership
Business Scope:	General businesses: technical services, technical development, technical consulting, technical exchanges, technical transfers, and technical promotion; technical intermediary services.
Business Term:	Indefinite period from January 4, 2021

ii. As of the date of this Prospectus, the property share structure of Hangzhou Jingyue is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Shareholding percentage (%)
ZHENG Limei	Limited Partner	180	36
WANG Jiaheng	Limited Partner	140	28
HE Junping	Limited Partner	30	6
JIANG Xiaoou	General Partner	150	30
Total		500	100.00

1-1-105

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(20) Lumentime Semiconductor

i. Basic information

Name:	Lumentime Semiconductor Equipment (Shanghai) Co., Ltd.
Principal Place of Business:	Room 603, Building 15, Lane 218, Haiji 6th Road, Nanhui New Town, Pudong New Area, Shanghai
Unified Social Credit Code:	91310115MA1HAY4E1C
Legal Representative：	ZHANG Shuheng
Registered Capital：	RMB10,000,000
Type of Enterprise:	Limited Liability Company
Business Scope:

Engaging in technology development, technical consulting, technical services, technology transfer in the field of semiconductor equipment, sales of semiconductor equipment and electronic components, import and export of goods or technologies (except for the import and export of goods and technologies that are prohibited by the State or involve administrative approval).

Business Term:	From November 18, 2019 to November 17, 2039

ii. As of the date of this Prospectus, the shareholding structure of Lumentime Semiconductor is listed as follows:

Name of Shareholder	Amount of capital contribution (in RMB0'000)	Percentage of capital contribution (%)
ZHANG Shuheng	900	90
ZHANG Hongmei	100	10
Total	1,000	100.00

(21) Liaoning Zhuomei

i. Basic information

Name:	Liaoning Zhuomei High-tech Equity Investment Fund Partnership (Limited Partnership)
Domicile:	Room 204, 2nd Floor, No. 6A 3 (All), Zhongde Street, Shenyang Economic and Technological Development Zone, Liaoning Province
Unified Social Credit Code:	91210106MA10PYK05G
Executive Partner:	Liaoning Hesheng Sino-German Industrial Investment Fund Manager Center (Limited Partnership)
Type of Company：	Limited Partnership
Business Scope:

General businesses: engage in equity investment, investment management, asset management and other activities with private equity funds (Business activities may be carried out only after the Asset Management Association of China has completed the filing and registration thereof).

Business Term:	Indefinite period from November 17, 2020

1-1-106

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

ii. As of the date of this Prospectus, the property share structure of Liaoning Zhuomei is listed as follows:

Name of Partner	Type of Partner	Amount of capital contribution (in RMB0'000)	Shareholding percentage (%)
XU Shunbin	Limited Partner	1,000	18.5529
LIU Zhiyang	Limited Partner	779	14.4527
YUAN Dezong	Limited Partner	700	12.9870
LI Xianbiao	Limited Partner	500	9.2764
YAN Puti	Limited Partner	500	9.2764
LI Zhe	Limited Partner	450	8.3488
LIU Zheng	Limited Partner	400	7.4212
WU Fangfang	Limited Partner	330	6.1224
XIE Yuan	Limited Partner	330	6.1224
SI Xinya	Limited Partner	300	5.5659
CHEN Xia	Limited Partner	100	1.8553
Liaoning Hesheng Sino-German Industrial Investment Fund Manager Center (Limited Partnership)	General Partner	1	0.0186
Total		5,390	100.00

Liaoning Zhuomei has completed the private equity investment fund filing (Filing No.: SNQ134) on January 13, 2021. The fund manager, Liaoning Hesheng Sino-German Industrial Investment Fund Manager Center (Limited Partnership), of Liaoning Zhuomei has completed the private equity investment fund manager registration on July 15, 2019 (Registration No.: P1069969).

None of Jinchao Business Management, Beijing Bomeilian, Zhongke Hengye, Beijing Dingmei, Beijing Liaoyan, Boyu Yingchuang, Boyu Hengye, Haitong Innovation, Qiji Hangzhou, Gongqingcheng Yihua, Hangzhou Jingyue or Lumentime Semiconductor has raised any funds from investors in a non-public manner, entrusted any fund manager to manage assets, or paid any management fees to fund managers. None of them is a private equity investment fund under the Securities Investment Fund Law of the People’s Republic of China or the Interim Measures for the Supervision and Administration of Private Equity Investment Funds or is required to complete the private equity fund filing.

2. Reasons for new shareholders' purchase of the Company’s shares, share purchase price and pricing basis

To integrate business resources and resolve the horizontal competition, the Company carried out an asset reorganization in December 2020. Jinchao Business Management used its 8.5% equity interest in Chaoyang Jinmei, Beijing Bomeilian used its 27% equity interest in Beijing Boyu, and Zhongke Hengye used its 6% equity interest in Beijing Boyu to subscribe for the newly increased registered capital of the Company to realize share exchanges with the Company to increase its capital. The capital increase price was RMB1.36 per unit of registered capital. The capital increase price for Beijing Bomeilian, Zhongke Hengye, and Jinchao Business Management is based on the net asset value per share of Beijing Tongmei and determined through negotiation.

At the same time, to realize the sharing by the Company’s employees of the Company's development results, and to achieve the purpose of stimulating employees, based on the principle of voluntariness and risk-taking, the Company realized that the employees of the Company hold shares in the Company through the establishment of an employee shareholding platform. The employees increased the Company’s capital, through the four employee shareholding platforms of Beijing Liaoyan, Beijing Dingmei, Boyu Yingchuang and Boyu Hengye, at the price of RMB1.32 per unit of registered capital. The capital increase price for the employee shareholding platforms was determined on the basis of the share purchase price for external investors with a given discount after consultation with external investors.

1-1-107

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In January 2021, the registered capital of Tongmei Limited was increased from RMB820,960,319 to RMB885,426,756. The newly increased registered capital was derived from the subscriptions made by Haitong New Driving Force, Haitong New Energy, Haitong Innovation, Anxin Industrial Investment, Jinggangshan Meicheng, Huadeng II, Qingdao Xinxing, Qiji Hangzhou, Gongqingcheng Yihua, Shangrong Baoying, Xiamen Heyong, Hangzhou Jingyue and Lumentime Semiconductor in cash at the price of RMB5.03 per unit of registered capital. At the same time, Liaoning Zhuomei acquired part of shares held by Zhongke Hengye in the Company at the price that was equal to the price of the capital increase made by the above shareholders and became a new shareholder of the Issuer. The capital increase was due to the Company’s need of capital investment for its business development, the introduction of external investors, new shareholders’ recognitionof the Issuer’s development prospects, they voluntarily subscribed for the newly increased capital of the Issuer and became new shareholders of the Issuer. The capital increase price was determined through negotiation.

3. Whether any of the new shareholders in the most recent year has a related party relationship with any other shareholders, directors, supervisors, or executives of the Issuer, whether any of the new shareholders has a related party relationship with any of intermediaries of this Offering or any of their persons in charge, executives or handling persons? Whether there is a situation where the shares of any new shareholder are held for and on behalf of others, etc.

(1) Whether any of the new shareholders in the most recent year has a related party relationship with any directors, supervisors, or executives of the Issuer

1) Jinchao Business Management

GUO Tao, a director and deputy general manager of the Company, directly holds 15.0183% property share in Jinchao Business Management, and holds 2.9304% property share in Jinchao Business Management through Nanjing Jinzhao Enterprise Management Co., Ltd. in which he holds 50% equity interest.

2) Beijing Liaoyan

HAO Ze, a director, deputy general manager and Chief Financial Officer of the Issuer, holds 18.4783% property share in Beijing Liaoyan. WANG Yuxin, a director and deputy general manager of the Issuer, holds 18.4783% property share in Beijing Liaoyan.

3) Haitong New Driving Force and Haitong New Energy

The fund manager of both Haitong New Driving Force and Haitong New Energy is Haitong New Energy Private Equity Investment Management Co., Ltd., and WANG Huan, a director of the Issuer, serves as a director and deputy general manager of Haitong New Energy Private Equity Investment Management Co., Ltd. (which is the fund manager of Haitong New Driving Force and Haitong New Energy); Haitong New Driving Force and Haitong New Energy jointly nominated and elected WANG Huan as a director of the Issuer.

4) Hangzhou Jingyue

ZHENG Limei, a relative of MORRIS SHEN-SHIH YOUNG, the chairman of the Company, is a limited partner of Hangzhou Jingyue and holds 36% property share in Hangzhou Jingyue.

Except for the above related party relationships, there is no related party relationship between the new shareholders and the directors, supervisors, and executives of the Issuer within the 12 months before the Issuer’s application.

(2) Whether any of the new shareholders in the most recent year has a related party relationship with any other shareholders of the Issuer

For the related party relationship between the new shareholders in the most recent year and other shareholders of the Issuer, please refer to “VI(VI) The related party relationship among shareholders and related shareholders’ shareholding percentage before this Offering” of “Section V Basic Information of the Issuer” of this Prospectus.

Except for the above related party relationships, there is no related party relationship between the new shareholders in the 12 months before the Issuer’s application and other shareholders of the Issuer.

(3) Whether any of the new shareholders has a related party relationship with any of intermediaries of this Offering or any of their persons in charge, executives or handling persons?

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The new shareholders, Haitong Innovation, Haitong New Driving Force and Haitong New Energy, hold 1.4859%, 1.3373% and 0.5201% of the Issuer’s shares respectively. The fund manager of both Haitong New Driving Force and Haitong New Energy and the executive partner of Haitong New Driving Force is Haitong New Energy Private Equity Investment Management Co., Ltd. Haitong Innovation holds 49.40% equity interest in Haitong New Energy, HT Capital Co., Ltd. holds 0.50% and 19.33% equity interest in Haitong New Energy and Haitong New Driving Force respectively. Both the indirect controlling shareholder of Haitong New Energy Private Equity Investment Management Co., Ltd., HT Capital Co., Ltd. and the controlling shareholder of Haitong Innovation are the sponsor Haitong Securities.

Except for the above related party relationship, there is no other related party relationship between the new shareholders within 12 months before the Issuer's application and the intermediaries of this Offering or any of their persons in charge, executives or handling persons.

(4) Whether there is a situation where the shares of any new shareholder are held for and on behalf of others

The funds used by the new shareholders for acquiring shares of the Issuer derive from their own funds, and there is no situation where the shares held by any new shareholder in the Issuer are held for and on behalf of others.

(VI) The related party relationship among shareholders and related shareholders’ shareholding percentage before this Offering

Prior to this Offering, the related party relationship among shareholders of the Company is described below:

1. Beijing Bomeilian and Zhongke Hengye

Zhongke Hengye is a shareholder of Beijing Bomeilian and holds 33.33% of its shares. At the same time, the shareholder holding 66.67% of Beijing Bomeilian’s shares is He Junfang, who is the executive partner of Zhongke Hengye. Zhongke Hengye and Beijing Bomeilian are persons acting in concert. Beijing Bomeilian and Zhongke Hengye hold 5.2036% and 0.0977% of the Issuer’s shares, respectively.

2. Haitong New Driving Force, Haitong New Energy and Haitong Innovation

Haitong Innovation, Haitong New Driving Force and Haitong New Energy hold 1.4859%, 1.3373% and 0.5201% of the Issuer’s shares respectively.

The fund manager of both Haitong New Driving Force and Haitong New Energy and the executive partner of Haitong New Driving Force is Haitong New Energy Private Equity Investment Management Co., Ltd. Haitong Innovation holds 49.40% equity interest in Haitong New Energy, HT Capital Co., Ltd. holds 0.50% and 19.33% equity interest in Haitong New Energy and Haitong New Driving Force respectively. Both the indirect shareholder of Haitong New Energy Private Equity Investment Management Co., Ltd. and the controlling shareholder of HT Capital Co., Ltd. and Haitong Innovation is Haitong Securities.

3. Anxin Industrial Investment and Gongqingcheng Yihua

Gongqingcheng Yihua is a co-investment platform for employees of Fujian Anxin Investment Management Co., Ltd., the fund manager of Anxin Industrial Investment, and constitute a person acting in concert with Anxin Industrial Investment.

4. MORRIS SHEN-SHIH YOUNG and ZHENG Limei

ZHENG Limei, a limited partner of Hangzhou Jingyue, is a relative of MORRIS SHEN-SHIH YONG, a shareholder of AXT which is the controlling shareholder of the Company.

Except for the above-mentioned related party relationship, there is no related party relationship among the new shareholders within the 12 months prior to the Issuer’s application and other shareholders of the Issuer.

(VII) The impact of the public offering of shares by the Issuer’s shareholders on the Issuer’s control, governance structure, and production and operation

This Offering does not involve any public offering of shares by the Issuer’s shareholders.

(VIII) Arrangements on valuation adjustment agreements and their Terminations

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

1. Execution of valuation adjustment agreements

The special rights clauses signed before by the Issuer are shown below:

Date	Name of Agreement	Parties to Agreement	Provisions on Special Rights under Agreement	Termination Provisions	Resumption Provisions
November 2020

Supplementary Agreement to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd., Supplementary Agreement II to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd.

Tongmei Limited, AXT, Haitong New Driving Force, Haitong New Energy

The Supplementary Agreement stipulates that if the Company fails to achieve its IPO before December 31, 2022 (if the Company's IPO is under review at the expiry of such period, the repurchase will be deferred until the IPO is disapproved or the Company withdraws its application), or under other certain circumstances, an investor shall have the right to request AXT to repurchase all or part of shares held by the investor in the Company. In addition to the above provisions, there are other clauses on special rights, such as restrictions on share transfer, right of first refusal, priority sale, anti-dilution.

The Supplementary Agreement shall be automatically terminated as of the date on which the Issuer formally submits its IPO application materials to the China Securities Regulatory Commission or the stock exchange

The Supplementary Agreement II stipulates that if the Issuer fails to complete a qualified listing before December 31, 2022 (or any other date as agreed in writing by all parties), the repurchase provisions will automatically be resumed and will be effective retrospectively from the signing date the Supplementary Agreement

Tongmei Limited, AXT, Haitong Innovation

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

December 2020

Supplementary Agreement to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd., Supplementary Agreement II to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd.

Tongmei Limited, AXT, Anxin Industrial Investment, Jinggangshan Meicheng, Huadeng II, Qingdao Xinxing, Qiji Hangzhou, Gongqingcheng Yihua

The Supplementary Agreement stipulates that if the Company fails to achieve its IPO before December 31, 2022 (or any other date as agreed in writing by all parties) (if the Company's IPO is under review at the expiry of such period, the repurchase will be deferred until the IPO is disapproved or the Company withdraws its application), or under other certain circumstances, an investor shall have the right to request AXT to repurchase all or part of shares held by the investor in the Company. In addition to the above provisions, there are other clauses on special rights, such as restrictions on share transfer, right of first refusal, priority sale, anti-dilution.

The Supplementary Agreement shall be automatically terminated as of the date on which the Issuer formally submits the IPO application materials to the China Securities Regulatory Commission or the stock exchange

The Supplementary Agreement II stipulates that if the Issuer fails to complete a qualified listing before December 31, 2022 (or any other date as agreed in writing by all parties), the repurchase provisions will automatically be resumed and will be effective retrospectively from the signing date the Supplementary Agreement

December 2020

Supplementary Agreement to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd., Supplementary Agreement II to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd.

Tongmei Limited, AXT, Shangrong Baoying

The Supplementary Agreement stipulates that if the Company fails to achieve its IPO before December 31, 2022 (or any other date as agreed in writing by all parties) (if the Company's IPO is under review at the expiry of such period, the repurchase will be deferred until the IPO is disapproved or the Company withdraws its application), or under other certain circumstances, an investor shall have the right to request AXT to repurchase all or part of shares held by the investor in the Company. In addition to the above provisions, there are other clauses on special rights, such as restrictions on share transfer, right of first refusal, priority sale, anti-dilution.

The Supplementary Agreement shall be automatically terminated as of the date on which the Issuer formally submits the IPO application materials to the China Securities Regulatory Commission or the stock exchange

The Supplementary Agreement II stipulates that if the Issuer fails to complete a qualified listing before December 31, 2022 (or any other date as agreed in writing by all parties), the repurchase provisions will automatically be resumed and will be effective retrospectively from the signing date the Supplementary Agreement

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

January 2021

Supplementary Agreement to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd., Supplementary Agreement II to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd.

Tongmei Limited, AXT, Lumentime Semiconductor

The Supplementary Agreement stipulates that if the Company fails to achieve its IPO before December 31, 2022 (or any other date as agreed in writing by all parties) (if the Company's IPO is under review at the expiry of such period, the repurchase will be deferred until the IPO is disapproved or the Company withdraws its application), or under other certain circumstances, an investor shall have the right to request AXT to repurchase all or part of shares held by the investor in the Company. In addition to the above provisions, there are other clauses on special rights, such as restrictions on share transfer, right of first refusal, priority sale, anti-dilution.

The Supplementary Agreement shall be automatically terminated as of the date on which the Issuer formally submits the IPO application materials to the China Securities Regulatory Commission or the stock exchange

The Supplementary Agreement II stipulates that if the Issuer fails to complete a qualified listing before December 31, 2022 (or any other date as agreed in writing by all parties), the repurchase provisions will automatically be resumed and will be effective retrospectively from the signing date the Supplementary Agreement

Tongmei Limited, AXT, Hangzhou Jingyue Tongmei Limited, AXT, Xiamen Heyong

In March 2022, Beijing Tongmei, AXT and Haitong New Driving Force, Haitong New Energy, Haitong Innovation, Anxin Industrial Investment, Jinggangshan Meicheng, Huadeng II, Qingdao Xinxing, Qiji Hangzhou, Gongqingcheng Yihua, Shangrong Baoying, Lumentime Semiconductor, Hangzhou Jingyue and Xiamen Heyong (the above external investors are collectively referred to as “Party A”) entered into the “Supplementary Agreement III to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd., stipulating that:

1. The Parties agree and confirm that the Supplementary Agreement will be automatically terminated on December 28, 2021 and shall be void ab initio from the signing date of such Agreement.

2. From the date of this Agreement, the Supplementary Agreement II will be automatically terminated and shall be void ab initio from the signing date of such Agreement.

3. The Parties agree and confirm that on the date when Beijing Tongmei’s IPO has not been approved by the Shanghai Stock Exchange or has not been agreed by the China Securities Regulatory Commission for registration, or Party B (i.e., Beijing Tongmei, the same below) withdraws its IPO application (collectively, “Repurchase Event”), Party A shall have the right to require Party C (i.e., “AXT”, the same below) to repurchase part or all of shares held by Party A in Party B, and Party C is obligated to repurchase part or all of the shares held by Party A in Party B.

Party A shall submit a repurchase request to AXT in writing within fifteen (15) working days from the date when a Repurchase Event occurs and Beijing Tongmei notifies Party A in writing, enabling AXT to have sufficient time to make repurchase arrangements. AXT shall enter into a share transfer agreement with Party A regarding the share repurchase under this Agreement within ninety (90) days after Party A submits the repurchase request in writing and complete the payment of the share repurchase price within the period as stipulated in the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

relevant repurchase legal instruments. The share repurchase price is the investment amount actually paid by Party A in exchange for such shares.

4. The Parties further agree that on the date when a Repurchase Event as stipulated in Article 3 hereof takes place, AXT shall also have the right to issue a repurchase notice to Party A in writing, and AXT will repurchase all of shares then held by Party A in Beijing Tongmei. The share repurchase price is the investment amount actually paid by Party A in exchange for such shares.

In conclusion, the Supplementary Agreement and the Supplementary Agreement II have been terminated and shall be void ab initio from the signing date of such agreements. There is no longer any valuation adjustment clause with a time limit for resumption of effectiveness between investment institutions and AXT.

2. Terminations of valuation adjustment agreements

The terminations by the Company of special rights are in compliance with the provisions of Article 10 of the Questions and Answers II on the Review of the Offering and Listing of

Stocks on the STAR Market of the Shanghai Stock Exchange, the particulars of which are set forth below:

Provisions of Article 10 of the Questions and Answers II on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange		Actual circumstances of the Issuer

If a PE, VC and any other institution has entered into an agreement on a valuation adjustment mechanism (generally called as a valuation adjustment agreement) at the time of investing, the Issuer is, in principle, required to terminate the valuation adjustment agreement before submitting the application.

The special rights, such as the repurchase right, owned by investment institutions under the Supplementary Agreement and the Supplementary Agreement II have been terminated and shall be void ab initio, an investment institution have the right to require AXT to repurchase part or all of shares held by the investment institution in the Issuer only on the date when the Issuer’s IPO has not been approved by the Shanghai Stock Exchange or has not been agreed by the China Securities Regulatory Commission for registration, or the Issuer withdraws its IPO application

The valuation adjustment agreements may not be terminated if all of the following conditions are met	The Issuer is not a party to the valuation adjustment agreement.

The entity that has the share repurchase obligation is the controlling shareholder, AXT. The Issuer does not have the obligation to repurchase the shares held by investment institutions in the Company, nor is the Issuer a party to the valuation adjustment mechanism.

The valuation adjustment agreement has no agreement that may result in the change of control of the Company.

The Issuer has no actual controller, and even if any share repurchase provision stipulated in the valuation adjustment agreement is triggered, it will not result in the change of control of the Issuer.

	The valuation adjustment agreement has no linkage to the market value.	The valuation adjustment agreement is not involved in any provision on the linkage to the market value.

There is no provision in the valuation adjustment agreement that may materially affect the Issuer's ability to operate as a going concern or otherwise materially affects the rights and interests of investors.

The relevant valuation adjustment agreement arrangement has no provision that may materially affect the Issuer's ability to operate as a going concern or otherwise materially affects the rights and interests of investors.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

VII. Overview of directors, supervisors, executives and core technicians

(I) Members of the board of directors

The board of directors of the Company consists of 9 directors, of which 3 are independent directors. The details of them are described as follows:

No.	Name	Position	Nominated by	Tenure
1	MORRIS SHEN-SHIH YOUNG	Chairman	AXT	From April 16, 2021 to April 15, 2024
2	VINCENT WENSEN LIU	Director	AXT	From April 16, 2021 to April 15, 2024
3	WANG Yuxin	Director	AXT	From April 16, 2021 to April 15, 2024
4	GUO Tao	Director	AXT	From April 16, 2021 to April 15, 2024
5	HAO Ze	Director	AXT	From April 16, 2021 to April 15, 2024
6	WANG Huan	Director	Haitong New Driving Force and Haitong New Energy	From April 16, 2021 to April 15, 2024
7	ZHAO Lun	Independent Director	Board of Directors	From April 16, 2021 to April 15, 2024
8	PANG Fengzheng	Independent Director	Board of Directors	From April 16, 2021 to April 15, 2024
9	LIU Yanfeng	Independent Director	Board of Directors	From April 16, 2021 to April 15, 2024

The resume of each member of the Company’s board of directors is specified as follows:

Mr. MORRIS SHEN-SHIH YOUNG was born in 1945 and is a U.S. citizen with PhD degree. He graduated from the Metallurgical Engineering Department of National Cheng Kung University in Taiwan and obtained a bachelor's degree, and then studied in the Metallurgical Engineering Department of Syracuse University in the United States and obtained a master’s degree. He obtained a doctorate from New York University in 1975 and founded AXT in the United States in 1986, and serves as the chairman and chief executive officer of AXT. From October 2009 to April 2021; he served as the chairman of Tongmei Limited. He has served as the chairman of the Company since April 2021.

Mr. VINCENT WENSEN LIU was born in 1952 and is a U.S. citizen with a bachelor’s degree. From 1983 to 1990, he served as the chief engineer of Beijing Automation Instrumentation Seventh Factory; from March 1993 to December 1998, he successively served as an engineer and production manager of AXT; from December 1998 to April 2021, he successively served as a deputy general manager and the general manager of Tongmei Limited; he has served as a director and the general manager of the Company since April 2021.

Mr. WANG Yuxin was born in 1970 and is a Chinese citizen without permanent residency abroad, he has a bachelor’s degree. From 1994 to 2001, he successively served as a supervisor and manager of the planning department of Beijing Victory Wire & Cable Co., Ltd.; from 2001 to 2009, he successively served as a manager of the planning and dispatching department and director of the materials department of Tongmei Limited; from 2009 to April 2021, he successively served as the factory director of the wafer production factory of Tongmei Limited; he has served as a director and deputy general manager of the Company since April 2021.

Mr. GUO Tao was born in 1977 and is a Chinese citizen without permanent residency abroad, he has a bachelor’s degree. From 2000 to 2002, he served as a process management staff member of Beijing Erqi Vehicle Plant; from 2003 to 2005, he served as a production management staff member of Tongmei Limited; from 2005 to 2008, he served as a deputy general manager of Jiamei Hi-purity; from 2008 to 2018, he served as the general manager of Nanjing Jinmei; from 2018 to 2021, he served as the general manager of Chaoyang Jinmei; he has served as the a director and deputy general manager of the Company since April 2021.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Mr. HAO Ze was born in 1979 and is a Chinese citizen without permanent residency abroad, he has a bachelor’s degree. From February 1998 to August 1999, he served as a cashier of Green House Store Co., Ltd.; from September 1999 to September 2000, he served as a chief accountant of Tongmei Limited; from September 2000 to March 2005, he served as a director of the financial department of Nanjing Jinmei; from April 2005 to April 2021, he successively served as the chief accountant, financial manager, financial director, and a director of Tongmei Limited; he has served as a director and the Chief Financial Officer of the Company from April 2021; and he has served as a deputy general manager of the Company from December 2021.

Mr. WANG Huan was born in 1984 and is a Chinese citizen without permanent residency abroad, he has a master’s degree. From June 2007 to June 2017, he successively served as a project manager, senior vice president, senior manager, etc. of the Investment Banking Department of Haitong Securities Company Limited; he has successively served as an investment director and deputy general manager (in charge of works) of Haitong New Energy Private Equity Investment Management Co., Ltd. since June 2017; and he served as a director of Tongmei Limited from January 25, 2020, and has served as a director of the Company since April 2021. Currently, he also serves as a director of Brite Semiconductor (Shanghai) Co., Ltd., a director of SICC, a director of Shenzhen Suteng Juchuang Technology Co., Ltd., and a director of Liaoning Zhonglan Electronic Technology Co., Ltd.

Born in 1972, Mr. PANG Fengzheng is a Chinese citizen without permanent residency abroad and graduated from a junior college. He is a Chinese certified public accountant and a senior management accountant. From August 1990 to December 2007, he successively served as a cashier, cost accountant and accounting supervisor in Shandong Wucheng Yinhe Textile Co., Ltd.; From January 2008 to September 2009, he served as a project manager of Reanda Certified Public Accountants LLP Shandong branch; from October 2009 to April 2010, he served as a project manager of Lixin Dahua Certified Public Accountants; from May 2010 to April 2011, he served as a project manager of Beijing Huashen Certified Public Accountants; From May 2011 to November 2017, he served as a senior audit manager of Beijing Xinghua Certified Public Accountants; in November 2016, he was engaged by Zhongtai Securities Co., Ltd. as an external expert member of the NEEQ listing committee; since December 2017, he has served as the executive partner (legal representative) and chief partner of Beijing Chengdexin Certified Public Accountants. Since April 2021, he has served as an independent director of the Company. He also serves as an executive director of Beijing Xinda Jiayuan Tax Agents Co., Ltd.

Mr. ZHAO Lun was born in 1953 and is a Chinese citizen without permanent residency abroad, he has a bachelor’s degree. From February 1982 to May 1996, he was an engineer and senior engineer of the Semiconductor Research Institute of the former Ministry of Posts and Telecommunications; from September 1987 to September 1989, he served as a logic circuit design engineer at SGS/SGS-THOMSOM Milan headquarter; from May 1996 to September 1998, he served as the deputy managing director of the IC Design Center of the former Institute of Telecommunications Science and Technology; from September 1998 to April 2002, he served as the deputy managing general manager of the former Microelectronics Branch of Datang Telecom Technology Co., Ltd.; from April 2002 to October 2010, he served as the general manager of Datang Microelectronics Technology Co., Ltd., during which he served as the vice president and director of Datang Telecom Technology Co., Ltd., and also served as the legal representative, executive director and director of Shanghai Lianxin Technology Co., Ltd.; from October 2010 to February 2012, he served as the vice chairman of Datang Microelectronics Technology Co., Ltd.; from February 2012 to July 2015, he served as a deputy general manager of AVIC (Chongqing) Microelectronics Technology Co., Ltd.; from July 2015 to November 2017 he served as the chairman of Beijing Xinsirui Technology Co., Ltd. He has served as a director and the general manager of Changxin Memory Technologies, Inc. since November 2017. Since April 2021, he has served as an independent director of the Company.

Mr. LIU Yanfeng was born in 1982 and is a Chinese citizen without permanent residency abroad, he has a master’s degree. He is a certified public accountant and international accountant. From 2008 to 2010, he served as an auditor of Baker Tilly China Certified Public Accountants; from 2010 to 2015, he served as a senior manager of Ruihua Certified Public Accountants; and from 2016 to 2017, he served as the CFO of Juxinda Holdings Co., Ltd. Since 2017, he has been the general manager of the financial management center of Zhongzhi Capital Management Co., Ltd. He has served as an independent director of the Company since April 2021.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II) Members of the board of supervisors

The Company’s board of supervisors comprises 3 supervisors, including 1 employee representative supervisor. The details of them are described as follows:

No.	Name	Position	Nominated by	Tensure
1	LIU Zhiyang	Supervisor	AXT	From April 16, 2021 to April 15, 2024
2	CHANG Xiuxia	Supervisor	AXT	From April 16, 2021 to April 15, 2024
3	TIAN Guichun	Employee representative supervisor, chairman of the board of supervisors	General meeting of employee representatives	From July 26, 2021 to April 15, 2024

The resume of each member of the Company’s board of supervisors is specified as follows:

Mr. LIU Zhiyang was born in 1982 and is a Chinese citizen without permanent residency abroad, he has a bachelor’s degree. He has served as a staff member of the Company’s production planning department since 2007; since April 2021, he has been a supervisor of the Company.

Ms. CHANG Xiuxia was born in 1973 and is a Chinese citizen without permanent residency abroad, she has a junior college’s degree. From October 1994 to December 2001, she served as a technician in the first factory of Beijing Yanjing Animal Husbandry Co., Ltd.; she has served as a staff member of the Company's security department since November 2002; since April 2021, she has been a supervisor of the Company.

Mr. TIAN Guichun was born in 1972 and is a Chinese citizen without permanent residency abroad, he has a bachelor’s degree. From June 1991 to October 1997, he worked at the Tongxian Chemical Plant in Beijing and served as the secretary of the Communist Youth League branch. From November 1997 to January 2002, he served as a worker in Beijing Aoshen Chemical Plant; he has served as workshop safety officer, workshop asset manager, and workshop statistician of the Company since February 2002; since July 2021, he has been a supervisor of the Company.

(III) Executives

There are 5 executives in the Company, including general manager, deputy general managers, Chief Financial Officer and secretary of the board of directors. The details of them are described as follows:

No.	Name	Position
1	VINCENT WENSEN LIU	General Manager
2	WANG Yuxin	Deputy General Manager
3	GUO Tao	Deputy General Manager
4	HAO Ze	Deputy General Manager, Chief Financial Officer
5	SONG Jing	Deputy General Manager, Secretary of the Board of Directors

The resume of each executive of the Company is specified as follows:

Mr. VINCENT WENSEN LIU, see “VII(I) Members of the board of directors” of “Section V Basic Information of the Issuer” of this Prospectus for his resume.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Mr. WANG Yuxin, see “VII(I) Members of the board of directors” of “Section V Basic Information of the Issuer” of this Prospectus for his resume.

Mr. GUO Tao, see “VII(I) Members of the board of directors” of “Section V Basic Information of the Issuer” of this Prospectus for his resume.

Mr. HAO Ze, see “VII(I) Members of the board of directors” of “Section V Basic Information of the Issuer” of this Prospectus for his resume.

Ms. SONG Jing was born in 1981 and is a Chinese citizen without permanent residency abroad, she has a master’s degree. From August 2007 to September 2010, she served as an assistant to the managing director and an assistant to the secretary of the board of directors of the investment department of China Securities Market Research and Design Center (Joint Group); from October 2010 to October 2018, she successively served as the securities affairs representative and supervisor, vice president and secretary of the board of directors of Beijing Jinyi Cultural Development Co., Ltd. Co., Ltd.; from January 2019 to November 2020, she served as a vice president of Guangdong UnitedData Holding Group Co., Ltd.; she joined Tongmei Limited in December 2020. She has served as the secretary of the Company's board of directors since April 2021, and since December 2021, she has been the deputy general manager of the Company.

(IV) Core technicians

There are 4 core technicians in the Company, and the details of them are described as follows:

No.	Name	Position
1	MORRIS SHEN-SHIH YOUNG	Chairman
2	VINCENT WENSEN LIU	Director, General Manager
3	REN Diansheng	Technical Director
4	WANG Yuanli	Deputy Technical Director

The resume of each core technicians of the Company is described as follows:

Mr. MORRIS SHEN-SHIH YOUNG, see “VII(I) Members of the board of directors” of “Section V Basic Information of the Issuer” of this Prospectus for his resume.

Mr. VINCENT WENSEN LIU, see “VII(I) Members of the board of directors” of “Section V Basic Information of the Issuer” of this Prospectus for his resume.

Mr. REN Diansheng was born in 1966 and is a Chinese citizen without permanent residency abroad, he has PhD degree, and he is a senior engineer. From April 1990 to February 2005, he served successively as an engineer, senior engineer, project leader, and head of technical department of the quality inspection center of China Electronics Technology Group Corporation 46th Research Institute. Since March 2005, he has successively served as a senior engineer, senior manager of R&D department, and senior manager of chip technology department of Tongmei Limited, and currently serves as the technical director of the Company.

Mr. WANG Yuanli was born in 1976 and is a Chinese citizen without permanent residency abroad, he has PhD degree, and he is a senior engineer. From July 2003 to July 2005, he engaged in the postdoctoral research at the Key Laboratory of Semiconductor Materials Science, Chinese Academy of Sciences; since July 2005, he has successively served as a senior engineer of R&D department, manager of R&D department, and deputy technical director of Tongmei Limited. He has been the deputy technical director of the Company’s R&D department since April 2021.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(V) Positions held by directors, supervisors, executives and core technicians of the Company in other companies

As of the date of this Prospectus, the positions held by directors, supervisors, executives and core technicians of the Company are described as follows:

No.	Name	Position held in the Issuer	Main entities in which a position held	Position held in the entity other than the Company	Relationship between the entity and the Issuer
1	MORRIS SHEN-SHIH YOUNG	Chairman	AXT	Chairman, Chief Executive Officer	Controlling Shareholder
			Dongfang Hi-purity	Director	Equity Participation Company of Controlling Shareholder
			Xing’an Gallium	Director	Equity Participation Company
			Kaimei Quartz	Director	Equity Participation Company
			Chaoyang Limei	Manager, Executive Director	Controlled Subsidiary of Controlling Shareholder
			Tandie Technologies, LLC	Chief Executive Officer	Controlled Subsidiary of Controlling Shareholder
			Beijing Jiya	Director	Equity Participation Company of Controlling Shareholder
			Tongli Germanium	Director	Equity Participation Company of Controlling Shareholder
			Shaanxi Huadian Resin Co., Ltd.	Director	-
2	HAO Ze	Director, Deputy General Manager, Chief Financial Officer	Beijing Jiya	Director	Equity Participation Company of Controlling Shareholder
3	WANG Yuxin	Director, Deputy General Manager	Beijing Liaoyan	Executive Partner	Shareholder of the Issuer

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

4	GUO Tao	Director, Deputy General Manager	Xing’an Gallium	Supervisor	Equity Participation Company
			Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	Supervisor	Xing’an Gallium Holding its 30% Equity Interest
			Jiamei Hi-purity	Supervisor	Equity Participation Company of Controlling Shareholder
			Nanjing Jinzhao Enterprise Management Co., Ltd.	General Manager, Executive Director	-
5	WANG Huan	Director	SICC CO., LTD.	Director	-
			Haitong New Energy Private Equity Investment Management Co., Ltd.	Director, Deputy General Manager	-
			Brite Semiconductor (Shanghai) Co., Ltd.	Director	-
			Liaoning Zhonglan Electronic Technology Co., Ltd.	Director	-
			Shenzhen Suteng Juchuang Technology Co., Ltd.	Director	-
6	ZHAO Lun	Independent Director	Beijing Chuangan Microchip Technology Co., Ltd.	Manager, Executive Director	-

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

			Hefei Jixin Enterprise Management Partnership (Limited Partnership)	Executive Partner	-
			Changxin Memory Technologies, Inc.	Director, General Manager	-
			Beijing Jiuxin Technology Co., Ltd.	Manager, Executive Director	-
			Anhui Qihang Xinrui Private Equity Fund Management Co., Ltd.	Executive Director and General Manager
			Changxin Xinju Equity Investment (Anhui) Co., Ltd.	Executive Director and General Manager
			Changxin Jidian (Beijing) Storage Technology Co., Ltd.	Chairman
			Changxin Xinqiao Storage Technology Co., Ltd.	Executive Director, General Manager	-
			Hefei Jixinshuochi Enterprise Management Co., Ltd.	Supervisor	-
			Ruili Integrated Circuit Co., Ltd.	General Manager	-
			Changxin Memory Technologies (Xi’an), Co., Ltd.	Executive Director, General Manager	-
			Changxin Memory Technologies (Shanghai), Co., Ltd.	Executive Director, General Manager	-
7	PANG Fengzheng	Independent Director	Beijing Chengdexin Certified Public Accountants (General Partnership)	Executive Partner	-
			Beijing Xinda Jiayuan Tax Agents Co., Ltd.	Manager, Executive Director	-
8	LIU Yanfeng	Independent Director	Zhongzhi Capital Management Co., Ltd.	General Manager of the Financial Management Center	-

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(VI) Relative relationship among directors, supervisors, executives and core technicians of the Company

As of the date of this Prospectus, there is no relative relationship among directors, supervisors, executives, and core technicians of the Company

VIII. Agreements between the Company and directors, supervisors, executives and core technicians and their performance

As of the date of this Prospectus, the Company has entered into the Labor Contract, the Non-Competition Agreement and the Confidentiality and Intellectual Property Protection Agreement with each director, supervisor, executive and Core Technicians who works for and receive remunerations from the Company with respect to horizontal competition and confidentiality matters, who are protected and bound by the relevant labor contract clauses.

As of the date of this Prospectus, the above contracts or agreements have been performed normally and there is no breach of contract.

IX. Changes in directors, supervisors, executives and core technicians of the Company in the past two years

(I) Changes in directors of the Company

At the beginning of the reporting period, the members of the board of directors of Tongmei Limited were MORRIS SHEN-SHIH YOUNG, VINCENT WENSEN LIU, WEI GUO LIU, DAVIS SHANXIANG ZHANG and Gary L. Fischer.

On November 26, 2020, due to the resignation of DAVIS SHANXIANG ZHANG as a director due to his personal reasons, the Issuer’s shareholders made a decision to elect HAO Ze as a director of the Issuer.

On January 21, 2021, Tongmei Limited held a shareholders’ meeting to elect WANG Huan as a director

On April 16, 2021, due to the overall change of Tongmei Limited into Joint Stock Company, the Issuer held the founding meeting and the first general meeting of shareholders to elect MORRIS SHEN-SHIH YOUNG, VINCENT WENSEN LIU, HAO Ze, WANG Yuxin, GUO Tao, WANG Huan, ZHAO Lun, PANG Fengzheng, and LIU Yanfeng to be members of the first board of directors of the Issuer, among which ZHAO Lun, PANG Fengzheng and LIU Yanfeng are independent directors.

(II) Changes in supervisors of the Company

At the beginning of the reporting period, Tongmei Limited did not have any supervisor.

On December 25, 2020, Tongmei Limited held a shareholders’ meeting to elect HE Jianwu as a supervisor.

On April 16, 2021, due to the overall change of Tongmei Limited into Joint Stock Company, the Issuer held the founding meeting and the first general meeting of shareholders to elect LIU Zhiyang and CHANG Xiuxia as non-employee representative supervisors, and the general meeting of employee representatives elected HE Jianwu as the employee representative supervisor, and the elected three supervisors jointly formed the first board of supervisors of the Issuer. On the same day, the Issuer convened the first-session meeting of the first board of supervisors and elected HE Jianwu as the chairman of the first board of supervisors.

On June 15, 2021, HE Jianwu, the chairman of the board of supervisors and employee representative supervisor, resigned from the Issuer due to his personal reasons and resigned from his posts as the chairman of the board of supervisors and employee representative supervisor. On July 26, 2021, the Issuer held a general meeting of employee representatives to elect TIAN Guichun as the employee representative supervisor of the first board of supervisors. On July 29, 2021, the Issuer held the third-session meeting of the first board of supervisors and elected TIAN Guichun as the chairman of the first board of supervisors.

(III) Changes in executives

At the beginning of the reporting period, the general manager of Tongmei Limited was VINCENT WENSEN LIU, and no other executive was appointed.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

On April 16, 2021, due to the overall change of Tongmei Limited into Joint Stock Company, the Issuer held the first-session meeting of the first board of directors to appoint VINCENT WENSEN LIU as the general manager, WANG Yuxin and GUO Tao as deputy general managers, HAO Ze as the Chief Financial Officer, and SONG Jing as the secretary of the board of directors.

On December 3, 2021, the Issuer held the eighth-session meeting of the first board of directors to appoint HAO Ze and SONG Jing as deputy general managers.

(IV) Changes in core technicians

No major change in core technicians of the Company has taken place in the most recent two years.

(V) Reasons for the changes in directors and executives of the Company and their impact on the Company

The changes in directors of the Company are made by the Company by way of addition or adjustment in accordance with the requirements of the Company Law and the Articles of Association and the actual need to improve the corporate governance structure. The relevant added or adjusted persons are mainly the directors appointed by shareholders or the added external independent directors, no major change occurs to any of the business development goals, operating principles, or policies of the Company; the changes in the Company’s executives are made based on the requirements of the Company Law and the Articles of Association, the actual needs of the Company’s governance structure and business development, four deputy general managers, one chief financial officer and one secretary of the board of directors are newly added (the above persons are internal personnel of the Issuer, the changes in such personnel are not major changes) without materially adverse change.

X. External investments by directors, supervisors, executives and core technicians of the Company

For details on the shares that are directly or indirectly held by directors, supervisors, executives and core technicians of the Issuer in AXT, please refer to “V(I)1 Controlling Shareholder” of “Section V Basic Information of the Issuer” in this Prospectus.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

As of the date of this Prospectus, other external investments made by directors, supervisors, executives and core technicians of the Company are outlined as below:

Name	Position held in the Company	Name of invested company	Shareholding percentage	Relationship with the Issuer
HAO Ze	Director, Deputy General Manager, Chief Financial Officer	Beijing Liaoyan	18.4783%	Shareholder of the Issuer
WANG Yuxin	Director, Deputy General Manager	Beijing Liaoyan	18.4783%	Shareholder of the Issuer
GUO Tao	Director, Deputy General Manager	Nanjing Jinzhao Enterprise Management Co., Ltd.	50%	General Partner of Jinchao Business Management
		Jinchao Business Management	15.0183%	Shareholder of the Issuer
ZHAO Lun	Independent Director	Beijing Chuangan Microchip Technology Co., Ltd.	100%	Without related party relationship
		Hefei Jixin Enterprise Management Partnership (Limited Partnership)	50%	Without related party relationship
		Hefei Jixin No. 1 Enterprise Management Partnership (Limited Partnership), etc. (Note)	50%	Without related party relationship
PANG Fengzheng	Independent Director	Beijing Chengdexin Certified Public Accountants (General Partnership)	65%	Without related party relationship
		Beijing Xinda Jiayuan Tax Agents Co., Ltd.	93%	Without related party relationship
REN Diansheng	Core technician	Beijing Liaoyan	11.9565%	Shareholder of the Issuer
Wang Yuanli	Core technician	Beijing Liaoyan	11.9565%	Shareholder of the Issuer

Note: As of the date of this Prospectus, ZHAO Lun, an independent director, is a limited partner of 29 partnerships ranging from Hefei Jixin No. 1 Enterprise Management Partnership (Limited Partnership) to Hefei Jixin No. 29 Enterprise Management Partnership (Limited Partnership), holding 50% property share in each of the above partnerships.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

XI. Shares held by directors, supervisors, executives and core technicians of the Company and their close relatives

As of the date of this Prospectus, all shareholders of the Issuer are legal person shareholders, and thus there is no situation in which any of directors, supervisors, executives, core technicians, and their close relatives may directly hold shares of the Company.

As of March 31, 2022, the shares indirectly held by directors, supervisors, executives, core technicians, and their close relatives in the Company are listed below:

No.	Name	Position/Relative Relation	Controlling Shareholder/Indirect Holding Platform	Percentage of Shares Held in the Holding Platform	Percentage of Shares Indirectly Held in the Issuer
1	MORRIS SHEN-SHIH YOUNG	Chairman, Core Technicians	AXT	3.8133%	3.2608%
2	VINCENT WENSEN LIU	Director, General Manager Core Technicians	AXT	0.0879%	0.0752%
3	WANG Yuxin	Director, Deputy General Manager	AXT	0.0236%	0.0202%
			Beijing Liaoyan	18.4783%	0.0146%
4	GUO Tao	Director, Deputy General Manager	Jinchao Business Management	15.0183%	0.0529%
			Nanjing Jinzhao Enterprise Management Co., Ltd.	50.00%	0.0052%
5	HAO Ze	Director, Deputy General Manager, Chief Financial Officer	AXT	0.0065%	0.0056%
			Beijing Liaoyan	18.4783%	0.0146%
6	REN Diansheng	Core Technicians	AXT	0.0038%	0.0033%
			Beijing Liaoyan	11.9565%	0.0094%
7	WANG Yuanli	Core Technicians	AXT	0.0081%	0.0070%
			Beijing Liaoyan	11.9565%	0.0094%
8	ZHENG Limei	Relative of MORRIS SHEN-SHIH YOUNG	Hangzhou Jingyue	36.00%	0.0404%

Note: 1. The shareholding of MORRIS SHEN-SHIH YOUNG in AXT is the total of direct shareholding + indirect shareholding; 2. according to the questionnaire filled in by MORRIS SHEN-SHIH YOUNG, his children and siblings hold a total of 0.4634 million shares in AXT.

XII. Income of directors, supervisors, executives, and core technicians of the Company

(I) Composition of remuneration, basis of determination, procedures performed and its proportion

The remuneration of directors, supervisors, executives, and core technicians who hold specifically operating positions in the Company consists of basic salary, year-end bonus, etc. The Company pays fair and appropriate salaries based on needs of positions, duties, and work performance in accordance with the remuneration system, to ensure that all employees’ remuneration and benefits are competitive in the same industry and in the market. The remuneration and appraisal committee of the Company establishes the remuneration policies and plans for directors and executives and assesses the performance of directors and executives and submits them to the board of directors or the general meeting of shareholders for review; the independent directors of the Company will receive fixed allowances.

In 2019, 2020 and 2021, the total remuneration of the Company’s directors, supervisors, executives, and core technicians is RMB6.0227 million, RMB7.352 million and RMB7.6372 million respectively, accounting for -23.98%, 14.24% and 8.04% of the Company’s total profit for each period.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II) Remunerations received by directors, supervisors, executives, and core technicians from the Issuer in the past year

The remunerations received by directors, supervisors, executives, and core technicians of the Company from the Company in 2021 are outlined as below:

In RMB0’000

No.	Name	Position	2021
1	MORRIS SHEN-SHIH YOUNG	Chairman, Core Technicians	-
2	VINCENT WENSEN LIU	Director, General Manager Core Technicians	337.65
3	WANG Yuxin	Director, Deputy General Manager	74.55
4	GUO Tao	Director, Deputy General Manager	62.74
5	HAO Ze	Director, Deputy General Manager, Chief Financial Officer	91.61
6	WANG Huan	Director	-
7	ZHAO Lun	Independent Director	7.08
8	PANG Fengzheng	Independent Director	7.08
9	LIU Yanfeng	Independent Director	7.08
10	LIU Zhiyang	Supervisor	7.90
11	CHANG Xiuxia	Supervisor	5.07
12	TIAN Guichun	Supervisor	8.35
13	SONG Jing	Deputy General Manager, Secretary of the Board of Directors	43.63
14	REN Diansheng	Core Technicians	63.08
15	WANG Yuanli	Core Technicians	47.91

Note: 1. MORRIS SHEN-SHIH YOUNG and WANG Huan, each of them is a director of the Company, have never received any remuneration from the Company; 2. The independent directors of the Company were hired from April 2021.

(III) Other treatments and pension plans given by the Company to the above persons

As of the date of this Prospectus, the Company has not developed any other treatments or pension plans for directors, supervisors, executives or core technicians.

XIII. Equity incentives and related arrangements of the Issuer before this Offering

(I) Employee stock ownership platform

The Issuer has established four employee stock ownership platforms before the application for this Offering: Beijing Dingmei, Beijing Liaoyan, Boyu Yingchuang and Boyu Hengye holding 0.1953%, 0.0788%, 0.0248% and 0.0719% of the Company’s shares.

1. Basic information on the employee stock ownership platforms

(1) For the basic information on Beijing Dingmei, please refer to “VI(V)1(4) Beijing Dingmei” of “Section V Basic Information of the Issuer” of this Prospectus.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) For the basic information on Beijing Liaoyan, please refer to “VI(V)1(5) Beijing Liaoyan” of “Section V Basic Information of the Issuer” of this Prospectus.

(3) For the basic information on Boyu Yingchuang, please refer to “VI(V)1(6) Boyu Yingchuang” of “Section V Basic Information of the Issuer” of this Prospectus.

(4) For the basic information on Boyu Hengye, please refer to “VI(V)1(7) Boyu Hengye” of “Section V Basic Information of the Issuer” of this Prospectus.

In January 2022, MENG Fanwei, an incentive grantee of Boyu Yingchuang, and XI Jianhui, an incentive grantee of Boyu Hengye, resigned, and their shares (the amount of investment made by MENG Fanwei in Boyu Yingchuang was RMB90,000, his percentage of capital contribution was 31.0345%; the amount of investment made by XI Jianhui in Boyu Hengye was RMB90,000, his percentage of capital contribution was 10.7143%), were transferred to employees WANG Xin and WANG Junyong respectively. In April 2022, WANG Junyong transferred the above property share to CUI Guanhua.

2. Share-based payment confirmed by the employee stock ownership platforms

Each of the employee shareholding platforms, Beijing Dingmei, Beijing Liaoyan, Boyu Yingchuang, and Boyu Hengye, became a shareholder of the Company by way of capital increase. The Company confirmed that the amount of share-based payment for 2020 and 2021 is RMB0 and RMB2.6576 million, respectively. The relevant accounting treatment complies with the Accounting Standards for Business Enterprises. For details of the share-based payment, please refer to “XI(IV)2 Administrative expenses” of “Section VIII Financial Accounting Information and Management Analysis” of this Prospectus.

3. No employee stock ownership platform is a private equity investment fund

None of the above employee stock ownership platforms has ever raised funds from investors in a non-public manner. None of them is a private investment fund under the Interim Measures for the Supervision and Administration of Private Equity Investment Funds or is required to comply with the Measures on the Registration of Private Equity Investment Fund Managers and Filing of Fund (for trial) or any other regulations to handle the filing of private equity investment funds.

4. Lock-up commitments of the employee stock ownership platforms

For details of lock-up commitments in relation to the above employee stock ownership platforms, please refer to “V(I)2 Commitments made by the Company’s shareholders Jinzhao Business Management, Beijing Bomeilian, Zhongke Hengye, Beijing Dingmei, Beijing Liaoyan, Boyu Yingchuang and Boyu Hengye" of “Section X Investor Protection” of this Prospectors.

(II) Stock options and restricted stocks obtained by the Issuer’s employees from the controlling shareholder of the Issuer

Since its establishment, AXT, the controlling shareholder of the Company, has granted stock options and restricted stocks of AXT to certain employees in order to establish and improve a long-term incentive mechanism, maintain the stability of the core team, and fully stimulate the enthusiasm of key employees of the Company. During the reporting period, the Company has confirmed the share-based payment for such stock options and restricted stocks of AXT obtained by the above employees is RMB2,304,100, RMB2,783,700 and RMB6,910,900 respectively.

(III) Issuer’s option Incentive Plan for employees

The Issuer has an option incentive plan (hereinafter referred to as the “Incentive Plan”) that is formulated before the IPO application is made and will be implemented after the listing, and the details of which are outlined as follows:

1. Procedures of formulating the Incentive Plan

On October 15, 2021, the Issuer convened the fourth-session meeting of the first board of directors, and reviewed and approved the Proposal on the Company’s 2021 Stock Option Incentive Plan (Draft), the Proposal on the Administrative Measures on the Implementation and Appraisal of the Company’s 2021 Stock Option Incentive Plan, the Proposal on Requesting the General Meeting of Shareholders to Authorize the Board of Directors to Deal with Matters in Relation to 2021 Stock Option Incentives and other proposals. The independent directors issued their independent opinions agreeing to such proposals.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

On October 15, 2021, the Issuer convened the fourth-session meeting of the first board of supervisors and reviewed and approved the Proposal on the Company's 2021 Stock Option Incentive Plan (Draft), the Proposal on the Administrative Measures on the Implementation and Appraisal of the Company's 2021 Stock Option Incentive Plan and other proposals.

On October 15, 2021, the Issuer publicly announced the names and positions of incentive grantees within the Company by on-site posting by the Company, and the publicity period was not less than 10 days.

On October 27, 2021, the Issuer convened the fifth-session meeting of the first board of supervisors to review and approve the Proposal on the Examination and Publicity of the List of Incentive Grantees for 2021 Stock Options by the Board of Supervisors.

On November 1, 2021, the Issuer convened the first extraordinary general meeting of shareholders in 2021, reviewing and approving the Proposal on the Company’s 2021 Stock Option Incentive Plan (Draft), the Proposal on the Administrative Measures on the Implementation and Appraisal of the Company's 2021 Stock Option Incentive Plan, the Proposal on Requesting the General Meeting of Shareholders to Authorize the Board of Directors to Deal with Matters in Relation to 2021 Stock Option Incentives and other proposals.

On November 4, 2021, the Issuer held the fifth-session meeting of the first board of directors and the sixth-session meeting of the first board of supervisors, respectively, reviewing and approving the Proposal on Granting Stock Options to Incentive Grantees and other proposals. The independent directors issued their independent opinions agreeing to such proposals.

In summary, the Issuer has fulfilled the necessary procedures in formulating the Incentive Plan.

2. Basic content of the Incentive Plan

The basic content of the Incentive Plan is outline below:

(1) Incentive grantees under the Incentive Plan

There are 171 incentive grantees under the Incentive Plan, including the Issuer’s directors and executives, as well as core managers, core technicians and core business personnel of the Issuer and its controlled subsidiaries, excluding independent directors and supervisors.

Up to now, MENG Fanwei (the number of shares subject to the option granted is 56,360) and LIU Lin (the number of shares subject to the option granted is 14,844) have resigned; LIN Bin (the number of shares subject to the option granted is 21,560), Dianna Huang (the number of shares subject to the option granted is 16,842) voluntarily waived their options.

(2) Relevant clauses of the Incentive Plan

Article 1 of Chapter III of the 2021 Option Incentive Plan stipulates: “This Plan uses stock options as an equity incentive tool. The stocks under this Plan source from the Company’s targeted issuance of stocks to incentive grantees. Subject to the conditions as specified in the Plan, each stock option granted to an incentive grantee shall the right to purchase a common stock of Beijing Tongmei at the exercise price during the exercisable period. The stock option granted to the incentive grantee shall not be transferred, used for guarantee or debt repayment".

Chapter 4 of the 2021 Option Incentive Plan provides for the validity period, waiting period and exercise arrangement of stock options. Among them, Article 4 of Chapter 4 stipulates: “The stock options will be exercised in two batches upon expiry of 36 months after such options are granted. The percentage of options available for exercise with respect to each batch is 1/2 and 1/2 of the total amount of stock options granted. Within the date on which applicable options are exercisable, subject to the fulfillment of the exercise conditions as stipulated in this Plan, an incentive grantee may exercise his/her granted stock options in two batches in accordance with the following table, the period available for the exercise of options is 12 months, and the starting date of the next exercise period shall not be earlier than the expiration date of the preceding exercise period, and should the exercise conditions of each batch of stock options have not been fulfilled, then the relevant rights and interests shall not be deferred to the next period. The stock options granted to the incentive grantees shall not be exercised before the Company’s successful offering and listing.”

Chapter 9 of the 2021 Option Incentive Plan provides for the treatment methods of incentive grantees if special circumstances occur, and clarifies the circumstances under which the Company may repurchase or the incentive grantees may terminate their exercise of relevant stock options.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Chapter 12 of the 2021 Option Incentive Plan provides for the formulation and approval procedures of this Incentive Plan, the granting procedures of stock options, and the exercise procedures of stock options.

(3) Exercise price

According to the 2021 Option Incentive Plan, the exercise price of the Incentive Plan is determined based on the transaction price of the most recent capital increase made by investors in Beijing Tongmei, and the exercise price is RMB5.03 per share.

(4) Total amount of granted stock options

According to the 2021 Option Incentive Plan, the 2021 Measures on the Management of Appraisals and other provisions that have been reviewed and approved by the first extraordinary general meeting of the Issuer and taken effect in 2021, as well as the authorization granted at the first extraordinary general meeting in 2021, the Issuer shall convene the fifth-session meeting of the first board of directors, which has reviewed and approved the 2021 Stock Option Incentive Plan Granting Scheme of Beijing Tongmei Xtal Technology Co., Ltd., agreeing to grant 7,302,036 stock options to 171 eligible incentive grantees, accounting for 0.8247% of total shares of the Company at the time of granting. As of the date of this Prospectus, all of these 7,302,036 stock options have been granted to incentive grantees.

The number of stocks corresponding to all the option incentive plans of the Issuer that are within their effective period does not exceed 15% of the Issuer’s total share capital before listing, and there is no reserved interest.

(5) Waiting period

Article 3 of Chapter 4 of the 2021 Option Incentive Plan stipulates: “The waiting period is 36 months commencing from the date of granting stock options. During the waiting period, the stock options granted to the incentive grantees under this Plan shall not be exercised.”

(6) No change of control

According to the total amount of stock options granted under the Incentive Plan, the actual controller of the Company will not change due to the exercise of options after the Issuer’s listing.

(7) Lock-up commitments

Article 4 of Chapter 4 of the 2021 Option Incentive Plan stipulates that: “(1) Incentive grantees shall not reduce their holdings within 3 years from the date on which the stocks acquired from the exercise of the options after the Company is listed; (2) After the expiration of the above lock-up period, incentive grantees shall comply with the provisions with respect to the reduction of holding by the Company’s directors, supervisors and executives on a mutatis mutandis basis, and shall abide by the then applicable laws, regulations, regulatory documents and the rules of the stock exchange where the Issuer is listed.”

3. Impact of option incentives on the Company

Through the formulation of the Incentive Plan, the Company has stimulated the enthusiasm of the Company’s executive officers, core technicians, and core staff members, achieved the unity of shareholders’ goals, the Company’s goals and employees’ goals, and improved the Company's operating efficiency.

After the award of the Incentive Plan, the share-based payment confirmed by the apportionment of the cost of stock options will be increased, which will have an impact on the Company’s operating performance in 2021 and in the future to some extent.

Under the Incentive Plan of the Company, the stock options obtained by a single incentive grantee will not exceed 1% of the Company’s stock after such exercise, which will not have a significant impact on the Company’s equity structure, therefore, the equity incentives will not affect the control of the Company.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

4. Accounting treatment of option incentives

With respect to the fair value of shares under the option incentive plan, the Company uses a binomial tree model to evaluate the fair value of the granted share options on the grant date in combination with the terms and conditions of granting share options.

In 2021, the Company recognized the share-based payment of RMB 461,300 as a result of the incentive plan, and the relevant accounting treatment complies with the Accounting Standards for Business Enterprises. For more details of the share-based payment, please refer to “XI(IV)2 Management fees” of “Section VIII Financial Information and Management Analysis” of this Prospectus.

XIV. Employees and their social security

(I) Employees

At the end of each reporting period, the number of employees in the Company was 961, 1,055, and 1,396, respectively. As of December 31, 2021, the professional structure, education level and age distribution of the Company’s employees are listed as follows:

Professional Structure of Employees	Number of Employees	Percentage of Total Employees
Managers	165	11.82%
Salespersons	21	1.50%
Production Staff	1,023	73.28%
R&D Staff	187	13.40%
Total	1,396	100.00%
Education Level of Employees	Number of Employees	Percentage of Total Employees
Master and above	40	2.87%
Bachelor	192	13.75%
Junior College and below	1,164	83.38%
Total	1,396	100.00%
Age Distribution of Employees	Number of Employees	Percentage of Total Employees
50 and above	147	10.53%
40 - 49	443	31.73%
30 - 39	584	41.83%
Under 30	222	15.90%
Total	1,396	100.00%

(II) Issuer’s implementation of the social security regulations

The Company and its domestic subsidiaries implement a labor contract system and enter into labor contracts with employees in accordance with the Labor Law. The Company and its domestic subsidiaries, in accordance with national and local social security laws and regulations, have provided social insurance for employees, such as pension, medical care, unemployment, work-related injury, and maternity, and have paid housing provident fund for their employees.

The overseas subsidiaries of the Company enter into labor contracts with overseas employees and implement the social security system in accordance with local laws and regulations.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

During the reporting period, the Issuer and its subsidiaries have no dispute or lawsuit arising out of the payment of social insurance premium, and there is no administrative penalty arising out of the payment of social insurance premium. As of the date of this Prospectus, the number, base, and ratio in relation to the Issuer’s payment of various social insurance premiums for employees are in compliance with laws, regulations and regulatory documents. The Issuer contributes housing provident fund for the employees of the Company in China pursuant to the regulations of the State and local governments.

1. Issuer’s payment of social insurance and housing provident fund during the reporting period

At the end of each reporting period, the Issuer and its domestic controlled subsidiaries contribute social insurance and housing provident funds for their employees as follows:

Date	Number of Employees	Number of Employees for Whom the Social Insurance and Housing Provident Fund are Contributed
		Pension Insurance	Medical Care Insurance	Unemployment Insurance	Maternity Insurance	Work-Related Injury Insurance	Housing Provident Fund
End of 2021	1,371	1,333	1,333	1,333	1,333	1,333	1,312
End of 2020	1,055	1,018	1,018	1,018	1,018	1,018	526
End of 2019	961	924	924	924	924	924	432

At the end of each reporting period, the specific reasons for the discrepancies between the actual number of social insurance and housing provident fund contributions and the number of employees is as follows:

Date	Type	Number of Employees for Discrepancies	Reasons for the discrepancies between the actual number of employees for whom the social insurance and housing provident fund have been paid and the number of employees
			Employment of Retired	Month of Onboarding/Internship	Payable but Unpaid
End of 2021	Social Insurance	38	23	11	4
	Housing Fund	59	24	24	11
End of 2020	Social Insurance	37	18	13	6
	Housing Fund	529	19	1	509
End of 2019	Social Insurance	37	22	8	7
	Housing Fund	529	17	6	506

2. Certificates of compliance confirming that the social insurance and housing provident fund contribution is in compliance with laws and regulations

The competent authorities of social security and housing provident fund where the Company and its domestic subsidiaries are located has issued certificates of compliance confirming that the Company and its domestic subsidiaries have never been punished for their violation of any laws and regulations in relation to labor, social security and provident fund during the reporting period.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

AXT, the controlling shareholder, has issued the following undertakings: (1) if any employee of the Issuer makes a claim for social insurance, housing provident fund, or brings a litigation or arbitration against the Issuer arising therefrom, or resulting in that the Issuer is subject to any administrative penalty imposed by relevant competent authorities, it will make compensations to the Issuer and be liable for all costs resulting therefrom that are payabe by the Issuer; (2) If the competent authorities of labor and social security and housing provident fund require the Issuer to make up for the employees’ social insurance and housing provident fund of the previous years, it will pay the amount as assessed by the competent authorities for the account of the Issuer for free; (3) If the Issuer fails to pay social insurance and housing provident fund in accordance with applicable provisions, causing any other expenses and economic losses, it will bear all of the same on behalf of the Issuer for free.

3. Labor dispatch

The Company has dispatched laborers. At the end of each reporting period, the number of dispatched laborers was 202, 208, and 81, respectively, which accounts for 17.38%, 16.51%, and 5.48% of the total employees of the Company at the end of each reporting period.

During the reporting period, the Company used dispatched laborers through dispatched work agencies, such laborers accounted for more than 10% of the total employees of the Company, which is in violation of the relevant provisions of Article 4 of the Interim Provisions on Labor Dispatch. Since 2021, the Company has mainly adopted measures such as mobilizing dispatched laborers to directly enter into labor contracts with the Company, reducing the recruitment of employees through dispatched work agencies and other measures to reduce the ratio of dispatched laborers, and replacing dispatched laborers by hiring more regular employees.

As of December 31, 2021, the number of dispatched laborers used by the Issuer was 81, accounting for 5.48% of the total employees (including dispatched laborers) of the Company, which is in compliance with the provision that “the number of dispatched laborers used by an entity shall not exceed 10% of its total number of employees” under the Interim Provisions on Labor Dispatch

According to the certificates issued by the Human Resources and Social Security Bureau of Tongzhou District, Beijing, the Human Resources and Social Security Bureau of Kazuo County, and the Human Resources and Social Security Bureau of Harqin Zuoyi Mongol Autonomous County, and through the search conducted on the public websites of, among others, the Ministry of Human Resources and Social Security of the People’s Republic of China, Beijing Municipal Human Resources and Social Security Bureau, Hebei Provincial Department of Human Resources and Social Security, Liaoning Provincial Department of Human Resources and Social Security, National Enterprise Credit Information Publicity System, Credit China, QCC.COM, from January 1, 2018 to the date of this Prospectus, the Company has not been subject to any administrative penalties imposed by relevant regulatory authorities arising out of any labor dispatch.

In summary, as of the date of this Prospectus, the labor dispatch ratio of the Company has been in compliance with relevant laws and regulations, and there is no administrative penalty imposed by the relevant regulatory authorities due to the labor dispatch.

Section VI Business and Technology

I. Description of the Issuer’s main business and main products and services

(I) Main business

The Company, as a globally well-known semiconductor material technology enterprise, mainly engages in the research, development, production, and sales of InP substrates, GaAs substrates, germanium substrates, PBN materials, and other high-purity materials. The InP substrate, GaAs substrate, and germanium substrate products of the Company may be used to produce RF devices, optical modules, LEDs (mini LEDs and micro LEDs), lasers, detectors, sensors, space solar cell and other devices, having a broad scope of application in 5G communications, data centers, new generation display, artificial intelligence, unmanned driving, wearable device, aerospace, etc. The PBN materials and other high-purity materials products of the Company guarantee the high-quality supply of upstream materials for the Company’s semiconductor substrates at the very source, with a broad scope of application in compound semiconductor, semiconductor devices, OLED, LED, and other industries.

Having engaged in the business of III-V compound semiconductor materials for over 35 years, the core team of the Company has built in-depth technology and process accumulation. As of June 30, 2022, the Company has a total of 61 patents for invention, including 52 Chinese domestic patents for invention and 9 overseas patents for invention. In addition, the Company holds a number of process and formula proprietary technologies in the form of know-how. Based on reliable product quality and favorable market reputation, the Company has become one of the most competitive players in the global industry of III-V compound semiconductor materials. According to Yole, the Company held the second largest market shares for InP substrate products in 2020 and the fourth largest market shares for GaAs substrate products in 2019 in the world.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The Company is ranked in the first tier, among main competitors Sumitomo, JX Nippon, and Freiberger, in the global industry of III-V compound semiconductor materials. Given the gradual migration of the semiconductor industry chain to China and maturing downstream industries, including 5G communications, data centers, new generation display, etc., the Company has the potential of developing into a leader for global III-V compound semiconductor substrate materials by making the most of the development opportunities on emerging markets in a new industrial cycle.

Applications of products in the Company’s main business are illustrated as follows:

MO source
Photovoltaic single crystal silicon dopant
LED phosphor
High-purity materials
OLED
Crystal growth
High-end semiconductor devices
PBN materials
Aerospace
Germanium substrate
New generation display
GaAs substrate
Semiconductor substrate materials
Unmanned driving
Artificial intelligence
InP substrate
Data center
5G communications
Wearable device
5G

(II) Main products

1. Main products

By now, the Company has built a product matrix “centered on semiconductor substrates and supplemented by PBN materials and high-purity materials” to meet various demands of customers in the semiconductor industry. Main products of the Company include InP substrates, GaAs substrates, germanium substrates, PBN materials, and other high-purity materials.

The Company holds III-V compound semiconductor substrates at the core while expanding the business to upstream PBN materials and high-purity materials. PBN materials include PBN crucibles, PBN plates, PBN coatings, etc., and high-purity materials include high-purity gallium (6N, 7N, and 8N purity), gallium-magnesium alloys, indium-magnesium alloys, etc.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Products of the Company are specifically described as follows:

Main product	Illustration	Application device/product use	Downstream applications
Semiconductor substrate materials
InP substrate (2-inch, 3-inch, 4-inch, and 6-inch)		Mainly used in the production of laser and detector chips in optical modules, and in the production of laser devices, wearable devices, and other device products for health monitoring	5G communications/data centers
Wearable devices
GaAs substrates (1-inch, 2-inch, 3-inch, 4-inch, 5-inch, 6-inch, and 8-inch)

Mainly used in RF device products, laser devices, sensors, high-brightness light emitting diodes (HBLED) device products that are often used to backlight mobile phone and liquid crystal display (LCD) TVs, and light emitting diode device products in automotive panels, signage, display, and lighting application scenarios

Mobile phones and computers
Communication base stations
Unmanned driving
New generation display (mini LED, micro LED)
Industrial lasers
VCSEL facial recognition
Germanium substrate (2-inch, 3-inch, 4-inch, and 6-inch)		Mainly used in solar cells and high-performance light emitting diode device products for aerospace	Solar cells for space satellites

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

PBN materials
Pyrolytic boron nitride (PBN) crucibles	Mainly used in the single-crystal growth of compound semiconductors, molecular beam epitaxial growth, and OLED evaporation source	Crystal growth of compound semiconductors Molecular beam epitaxy (MBE) equipment OLED evaporation source

Other PBN materials (plates, coatings, guide rings, arks, insulating plates, etc.)		Used in parts of various high-end semiconductor devices	High-end semiconductor device parts
High-purity materials
High-purity gallium (6N, 7N, 8N)

Mainly used in the production of compound semiconductor substrates, magnetic materials, high-temperature thermometers, single crystal ingots, including gallium arsenide, gallium oxide, gallium nitride, gallium antimonide, and gallium phosphide ingots, and other materials and alloys

Crystal growth

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Gallium-magnesium alloy, indium-magnesium alloy

Used as raw materials in the production of MO sources. MO sources are important materials for the production of gallium arsenide and gallium nitride compound semiconductor devices, microwave devices, optical devices, and photoelectric devices

MO sources

2. Breakdown of revenue from main business

During the reporting period, the Company’s revenue from main business includes the following:

In RMB0’000

Category	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
InP substrates	28,179.15	32.99%	12,753.63	21.87%	10,971.16	23.74%
GaAs substrates	25,547.46	29.91%	23,536.79	40.37%	17,987.74	38.92%
Germanium substrates	8,948.57	10.48%	8,055.63	13.82%	6,812.40	14.74%
PBN crucibles	5,502.47	6.44%	5,186.24	8.89%	4,729.22	10.23%
High-purity metals and compounds	12,201.00	14.29%	5,501.42	9.43%	2,531.92	5.48%
Others	5,025.79	5.88%	3,275.00	5.62%	3,188.36	6.90%
Revenue from main business	85,404.44	100.00%	58,308.72	100.00%	46,220.79	100.00%

Note: Others mainly include revenue from crucible precision regeneration services, sale of other PBN materials, etc.

The Company provides services for the whole world with a base established and China, and relying on its products accepted by a number of domestic and overseas customers, the Company has been in close cooperation with many well-known enterprises for years. Customers of the Company are mostly listed companies in the US, Europe, Chinese Mainland, and Taiwan District, including Osram, Customer C, IQE, II-VI, Meta, Qorvo, IPG, Skyworks, Broadcom, Customer A, Customer B, Win Semiconductor, Landmark Optoelectronics, Visual Photonics Epitaxy, San’an Optoelectronics, Everbright Photonics, and other professional epitaxy manufacturers, foundry manufacturers, and chip and device manufacturers. In addition, the Chinese Academy of Sciences, the Massachusetts Institute of Technology, the California Institute of Technology, Peking University, the University of Science and Technology of China, Shanghai Jiao Tong University, Xiamen University, and other well-known research institutes and universities in China and abroad purchase semiconductor material products from the Company for teaching and academic research.

Main customers of the Company in various downstream fields are as follows:

Main downstream applications	Customer name
Semiconductor substrate materials
5G, data centers, fiber optic communications	Customer A, Landmark Optoelectronics, Win Semiconductor, Customer C, IQE, Broadcom, Qorvo, Skyworks
New generation display (mini LED and micro LED)	Osram, Broadcom, Epistar, San’an Optoelectronics
Artificial intelligence, unmanned driving	Customer A, Landmark Optoelectronics, Win Semiconductor, Visual Photonics Epitaxy, Customer C, Meta
Wearable devices	Masimo, Alta Devices

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Aerospace	Customer B, SolAero, Azur Space, Kingsoon
Industrial lasers	IPG, Trumpf, nLight Photonics, Excelitas, Everbright Photonics
PBN crucibles
Crystal growth crucibles	Sumitomo, Freiberger, Guangdong Vital Advanced Materials Co., Ltd., Yunnan Lincang Xinyuan Germanium Industry Co., Ltd.
OLED crucibles	BOE Technology, Tianma Microelectronics, China Star Optoelectronics, Visionox
High-purity materials
MO sources	Argosun, Jiangxi Jiayin

3. Description of semiconductor materials

(1) Categories of semiconductor materials

Common semiconductor materials include three categories:

1) Single-element semiconductor materials, i.e. semiconductor material consisting of a single element, mainly including silicon (Si) and germanium (Ge), in which silicon-based semiconductor materials are semiconductor materials with the largest output, lowest costs, and widest applications;

2) III-V compound semiconductor materials, i.e. semiconductor materials made from III-V compounds, mainly including gallium arsenide (GaAs) and indium phosphide (InP). Thanks to the features of high electron mobility and favorable photoelectric performance, such materials have become the most developed semiconductor materials second only to silicon, and have a broad prospect of applications in 5G communications, data centers, fiber optic communications, new generation display, artificial intelligence, unmanned driving, wearable device, and aerospace;

3) Wide-bandgap semiconductors, including gallium nitride (GaN) and silicon carbide (SiC), featuring high bandgap width, high-pressure tolerance, and high power. Despite the high costs at present, these materials have a broad prospect of applications in communications and new energy vehicles.

To differentiate these materials from each other, single-element semiconductor materials, III-V compound semiconductor materials, and wide-bandgap semiconductor materials are referred to as the first generation, second generation, and third generation of semiconductor materials, respectively.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

There is no strict substitutional relation among semiconductor materials; instead, different materials have their respective advantages in specific application scenarios. Physical properties of semiconductor materials are compared as follows:

Item	Single-element semiconductor		III-V compound semiconductor		Wide-bandgap semiconductor
	Silicon	Germanium	Gallium arsenide	Indium phosphide	Gallium nitride	Silicon carbide
Molecular formula	Si	Ge	GaAs	lnP	GaN	SiC
Bandgap width (eV)	1.12	0.7	1.4	1.3	3.39	3.26
Energy band transition type	Indirect	Indirect	Direct	Direct	Direct	Direct
Breakdown electric field (MV/cm)	0.3	-	0.4	0.5	3.3	3
Saturated electron velocity (10^(6)cm/s)	10	6	20	22	22	20
Electron mobility (cm^(2)/V s)	1,200	3,800	6,500	4,600	1,250	800
Hole mobility (cm^(2)/V s)	420	1,400	320	150	250	115
Thermal conductivity (W/cm K)	1.5	0.6	0.5	0.7	1.3	4.9
Advantages	Large reserves, and low prices	High electron mobility and hole mobility	Favorable photoelectric performance, heat resistance, and radioresistance	Good thermal conductivity, high photon-to-electron conversion efficiency, and high fiber transmission efficiency	High frequency, high-temperature resistance, and high power
Manufacturing cost	Low	Relatively low	High	Relatively high	Very high

Source: The Third Semiconductor Joint Innovation Incubator Center

According to the table above, in special applications featuring high frequency, high power consumption, high pressure, high temperature, etc., III-V compound semiconductor materials and wide-bandgap compound semiconductor materials have unique advantages as substrates, while silicon and germanium materials are mainly used in low-power consumption environments, and are subject to improvement in process node technologies for its improvement. In the fields of photoelectron, radio frequency, power electronics, etc., advanced processes relying on silicon-based substrate materials can hardly ensure the linearity and stability for integrated circuits.

(2) Application fields and scenarios of semiconductor materials of different types

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The main features, application fields and scenarios of semiconductor materials of different types are as follows:

Items	Single-element semiconductor materials		III-V compound semiconductor materials		Wide-bandgap semiconductors
	Silicon	Germanium	Gallium arsenide	Indium Phosphide	Gallium Nitride	Silicon carbide
Molecular formula	Si	Ge	GaAs	lnP	GaN	SiC
Features	Large reserves, cheap	High electron mobility and hole mobility	Good photoelectric performance, heat resistance, radiation resistance	Good thermal conductivity, high photoelectric conversion efficiency, high optical fiber transmission efficiency	High frequency, high temperature resistance, high power
Application fields	Advanced Process Chip	Space satellite	LED, Display, RF Module	Optical Communication	Charger, high-speed rail	Electric car

Main application scenarios	CPU Memory	Space satellite solar panel	RF devices of mobile phones and computers New generation of displays Face recognition High Power Semiconductor Laser	5G base station optical module Data Center Optical Module Lidar Wearable device	Fast charging chip High-speed rail chip	New energy vehicle Charging pile

Based on the time of invention, single-element semiconductor materials, III-V compound semiconductor materials and wide-bandgap compound semiconductor materials are called semiconductor materials of the first, second and third generations respectively. Different semiconductor materials have different features and purposes; currently, the downstream application fields of Silicon, Germanium, Gallium Arsenide, Indium Phosphide, Silicon Carbide and Gallium Nitride overlap only to a low degree, so there is no generational replacement relationship among different semiconductor materials.

The single-element semiconductor materials are most widely applied semiconductor materials. Due to rich reserve of silicon elements, mature technology and industrial support and relatively low cost, more than 90% of chips and devices are made of silicon, including CPU, GPU, other logic and memory chips. Affected by Moore's Law, silicon-based chips constantly develop toward more advanced processes, as showed in smaller processing nodes, such as 14nm, 7nm and 3nm, and more complicated structures, such as 128-layer, 192-layer 3D NAND, etc. In the common scenario which can be satisfied by performance of silicon-based chips, it is difficult for other materials to replace silicon materials.

However, for special application scenarios where performance of silicon-based chips hardly satisfy, such as high frequency, luminosity, high power and high voltage, other semiconductor materials such as III-V compound semiconductor materials and wide-bandgap compound semiconductor materials are required, and their market demands will grow along with the increase of their downstream application markets and occurrence of new application scenarios, mainly originated from incremental market, other than a substitute market of silicon and other semiconductor materials.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In recent years, wide-bandgap semiconductor materials become favorites of consumers and investors mainly due to the rapid development of the new energy vehicle industry, bringing wide incremental market for power devices of electric vehicle and charging piles. Although wide-bandgap semiconductor materials occurred later than III-V compound semiconductor materials, such semiconductor materials have been used in industrial circle for more than 30 years, not an upgrade or renewal of III-V compound semiconductor materials.

The growth of market demands for 5G, next-generation displays, data centers, unmanned driving, mobile phone facial recognition and wearable devices results in great demands for III-V compound semiconductor materials, which have definite market growth space in future.

(3) Overlapping fields and scenarios of semiconductor materials of different types

As we can see from above paragraphs that main application scenarios of different semiconductor materials are wide and differentiated, however, they overlap in certain fields, mainly in mobile communication RF and LED. The details are as follows:

1) The field of mobile communication RF

All semiconductor materials can be applied to mobile communication RF devices, but different devices have different frequency bands. The operating frequency of gallium arsenide RF devices can reach 8Ghz, which can be applied to 4G and 5G mobile communication equipment; the main application frequency of SOI (Silicon On Insulator) RF devices is less than 3.5GHz, which can be applied to 2G, 3G and 4G mobile communication equipment and base stations; the application frequency of gallium nitride radio frequency devices is less than 40Ghz, but the power density of gallium nitride RF devices is relatively high, so it is mainly used in communication base stations.

As a whole, different semiconductor materials have different application scopes in mobile communication field: gallium arsenide and SOI RF devices are mainly applied to mobile equipment, and gallium nitride RF devices are mainly applied to communication base stations; in the field of mobile communication, the relationship between gallium arsenide RF devices and gallium nitride RF devices is more complementary than competitive.

2) LED field

The III-V compound semiconductor material (gallium arsenide) and the wide bandgap semiconductor material (gallium nitride) are all used in the LED field. Among them, gallium arsenide mainly emits red, yellow and infrared light, while gallium nitride mainly emits blue, green and ultraviolet light. The optoelectronic devices made from the two materials emit different colors and can be used together in LED display scenarios. The relationship between two materials is complementary other than competitive or substitutive.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(4) Industry chain of compound semiconductor materials

Links in the industry chain of compound semiconductor materials include the substrate link, the epitaxy link, the chip link, and the device link. The substrate, as the fundamental material of all semiconductor chips, has the functions of physical supporting, heat conduction, electricity conduction, etc. The epilayer is a new semiconductor crystal layer grown on the substrate material by metal-organic chemical vapor deposition (MOCVD), molecular beam epitaxy (MBE), etc. Application-specific chips may be produced with epilayers made from the compound semiconductor substrate treated with epitaxy processes, and be used to manufacture various devices.

(III) Main business models

1. Profit-making

The Company focuses on the research, development, production, and sales of InP, GaAs, and germanium substrate materials, PBN materials, and high-purity materials, and generates revenues and profits by selling relevant products to downstream customers, including epitaxy manufacturers, foundry manufacturers, chip and device manufacturers, and scientific research institutes.

To ensure stable supply of raw materials for substrate production, the Company is actively expanding its business to the upstream. For raw materials featuring high technology difficulties, high added values, and lack of stable supply in Chinese Mainland, such as PBN crucibles and high-purity gallium, having achieved self-sufficiency, the Company sells the remaining production capacity to generate revenues and profits for the Company. For other important raw materials with stable supply in Chinese Mainland, the Company deepens cooperation with suppliers by equity investment to ensure the stable supply of raw materials.

2. Research and development

The Company engages in research and development independently. R&D tasks of the Company are implemented in a project-based manner under the direction of the Research and Development Center, with established departments like the Semiconductor Substrate R&D Department, PBN Materials R&D Department, High-purity Materials R&D Department, etc. The Company has established comprehensive R&D procedures, and determined R&D directions based on the technology development and application demands in the industry, covering the R&D of new products and process optimization of existing products.

The Company is closely attentive to cutting-edge technologies in the industry and the R&D trends of downstream customers, and keeps close communication with customers with strong R&D capabilities throughout the world. Since only a few enterprises in the world are capable of supplying III-V compound semiconductor substrates, downstream customers normally request corresponding R&D tasks to be performed by the Company on materials for the R&D of their own new products. The Company normally needs to engage in R&D efforts with reference to the R&D plans of new devices and new end products of customers for the next 2 to 3 years.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3. Procurement

Raw materials purchased by the Company are primarily classified into major materials and auxiliary materials. Major materials include gallium, germanium ingot, quartz materials, high-purity arsenic, indium phosphide poly-crystal, red phosphorous, indium, and boron trichloride; auxiliary materials include graphite materials, liquid nitrogen, liquid ammonia, polishing solutions, polishing pads, dopants, and other supplementary materials. Energies, mainly water, electricity, gas, and steam, are mainly purchased from energy departments at the place of the factory.

With a global procurement system with standard-based procurement regulations, the Company implements regulated procurement control procedures, and has established long-lasting and mutual beneficial cooperation with suppliers. The Company has two or more qualified suppliers for every type of raw materials to maintain the supply stability of raw materials. The procurement center makes procurement after quality and price comparison within the scope of qualified suppliers in accordance with relevant provisions, and continuously monitors procurement prices. For large-quantity raw materials with high fluctuating prices, the Company has safety stocks, and implements cost control by procurement of a storage quota. For normal raw materials, the Company makes procurement after making a procurement plan in response to demands in production.

The procurement procedure of the Company is described as follows:

In addition, the Company entrusts germanium dioxide purchased from other suppliers, germanium wastes from growing germanium single crystals, and platinum-rhodium wires worn seriously during production to qualified third parties for recycling.

4. Production

The Company mainly implements production to order, supplemented by production for appropriate stock.

In production, the Company uses an informationization system, formulates comprehensive control procedures for the production process, and establishes a procedure to promptly and effectively handle customer orders. The marketing center generates internal sales orders according to customer orders, and production orders, after being confirmed by the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

procurement center and quality management center, are issued to the manufacturing center, which claim materials and carry out production according to the production orders. After products are finished and taken into the warehouse, the marketing center ships out the products according to sales orders.

For a long period after the establishment of the Company, given the few qualified suppliers in Chinese Mainland, and because the Company’s customers were mostly overseas customers, the Company mainly provided crystal and wafer processing and production services for AXT, the controlling shareholder, in the manner of processing materials supplied by customers. With the development of the semiconductor industry in Chinese Mainland, the rapid growth of downstream customers, and the gradual improvement in production made by domestic suppliers, the Company basically terminated the manner of processing materials supplied by customers in August 2018.

The production flowchart of the Company is as follows:

5. Sales

The Company sells products through direct sales, and obtains orders mainly by business negotiation with potential customers, entrusted marketing by agents, etc.

Domestic sales are mainly the responsibility of domestic teams. The salesperson develops customers on a one-by-one basis and provides technical support and services, so as to achieve targeted sales and prompt communication and response to customer feedback. The Company has achieved favorable results for its localized sales policy –sales revenues from China have been growing over the years.

For overseas sales, the Company has established direct sales teams in the US and Europe.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Since the overseas semiconductor industry started early, overseas customers have high demands for III-V compound semiconductor materials. To accurately understand the demands of overseas customers, seize market opportunities early, and respect local trade habits and operation habits, the Company also sells products in Europe, the US, Taiwan District, and other countries and regions through agents according to business practices.

Before March 2021, the Company carried out overseas sales mainly through AXT, i.e. the Company sold products to AXT, and AXT sold such products to end customers according to its sales orders. In March 2021, the Company completed the integration of overseas sales, so as to sell products to overseas customers through ATX-Tongmei. In May 2021, the Company acquired ATX-Tongmei. AXT will have no sales business after finishing sales contracts signed prior to March 2021.

(1) Sales achieved by business negotiation with customers

The marketing center of the Company is primarily responsible for contacting customers, providing technical support and services for customers, and performing marketing tasks like study of industry trends, market survey, and promotion of the Company’s products. The Company makes market-based pricing in a flexible way depending on the costs of products, market environments, customer recognition, procurement quantity, and other factors.

The sales procedure of the Company is as follows:

Under industry practices, downstream customers normally request product certification when receiving a new supplier, and may officially enter into business cooperation with a semiconductor material supplier only after the supplier passes the certification. The period of certification varies greatly with application areas and customer scales; given the long period and high costs required for certification, once a supplier is certified, downstream customers normally will not replace the supplier rashly.

To enhance sales of the Company’s products in Japan, under the business practices in the semiconductor industry of Japan, the Company has entered into a Long-term Sales Contract with a Japanese trader. After the Company’s product is certified by a customer, the Japanese

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

customer communicates its procurement demands directly with the trader, and the trader provides orders to the Company, stating the name of the end customer, price, technical specifications and parameters, and quantity; the marketing center checks and submits the order to the financial management center for review; then, the Company sends the product to the trader, while the trader accepts and sells the products to the end customer.

(2) Sales achieved through agents

The Company develops markets in Europe, the US, South Korea, Taiwan District, and other countries and regions through agents. The Company signs a product sales agency agreement with the agent, which is responsible for the marketing of relevant products in a specific region. The Company directly signs sales contracts with relevant customers, sends the products directly to customers, and pays the commission charges to the agent in accordance with the types of the sold products and the commission rate agreed in advance.

During the reporting period, sales revenue realized by the Company through agents are as follows:

In RMB0’000

Item	2021	2020	2019
Sales revenue realized through agents	14,563.58	3,135.30	3,983.49
Revenue	85,734.52	58,317.04	46,222.68
Proportion	16.99%	5.38%	8.62%

During the reporting period, sales revenues realized by the Company through agents are RMB39.8349 million, RMB31.3530 million, and RMB145.6358 million, respectively, accounting for a low proportion of 8.62%, 5.38%, and 16.99% of the operating incomes in the respective period. All sales revenues realized by the Company through agents are overseas revenues. In May 2021, the Company completed the integration of overseas sales, so as to sell products to overseas customers through ATX-Tongmei. Former agents of AXT directly cooperate with ATX-Tongmei, a subsidiary of the Company; therefore, the sales revenues realized by the Company through agents increased in 2021.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(3) Consignment

The consignment mode of the Issuer is as follows:

Items	Osram	Broadcom	Sumika Electronic Materials, Inc	Freiberger
Delivery

Customer submits the sales forecast for the next 3 months to the Issuer every month, and the Issuer replenishes the inventory from time to time according to factors such as production arrangement and inventory quantity.

Customer submits the sales forecast for the next 6 months to the Issuer every month, and the Issuer replenishes the inventory from time to time according to factors such as production arrangement and inventory quantity.

Based on their own inventory and sales situation, customers sign sales contracts with the Issuer from time to time to agree on the amount of inventory replenishment

Customer submits the sales forecast for the next 26 weeks to the Issuer every quarter, and the Issuer replenishes the inventory from time to time according to factors such as production arrangement and inventory quantity.

Cargo Custody Responsibility

The customer shall manage, protect and maintain the Issuer's consignment inventory, and bear the risks and responsibilities for storage of the consignment products; however, the Issuer retains the title to the consignment products until the products are delivered to and taken by the customer from warehouse.

The risk of damage and loss of consignment goods stored in the consignment warehouse shall be borne by the Issuer, who shall pay relevant expenses arising therefrom; the Issuer retains the title to the consignment products until the products are delivered to and taken by the customer from warehouse.

The risk of damage and loss of consignment goods stored in the consignment warehouse shall be borne by the Issuer; the Issuer retains the title to the consignment products until the products are delivered to and taken by the customer from warehouse.

The risk of damage and loss of consignment goods stored in the consignment warehouse shall be borne by the Issuer; the Issuer retains the title to the consignment products until the products are delivered to and taken by the customer from warehouse.

Price

The customer collects the consignment products from warehouse according to the first-in-first-out principle, confirms the sales order corresponding to the products collected from the warehouse against the product quantity agreed in the sales order, and confirms the sales unit price of the products according to the sales order.

Payment	When the consignment products are actually delivered to and taken by the customer from the warehouse, the customer needs to pay within the credit period agreed in the sales order
Reconciliation

The customer provides the Issuer with detailed reconciliation documents on a monthly basis, including the quantity received, the unit price of the product, the amount payable, and the details of remnant inventory

		The customer provides the Issuer with detailed reconciliation documents every month, including the actual quantity received and inventory balance details	The customer provides the Issuer with detailed reconciliation documents on a monthly basis, including the quantity received, the unit price of the product, and inventory balance details

The customer provides the Issuer with detailed reconciliation documents on a monthly basis, including the quantity received, sales order corresponding to the product received, and inventory balance details

Prior to consignment business was shifted, Osram, Broadcom and Sumika Electronic Materials, Inc had been consignment customers of AXT for a long term; in March 2021, the sales business and customers were shifted to AXT-Tongmei; in May 2021, the Company completed the acquisition of AXT-Tongmei, and aforesaid three consignment customers were transferred to the Issuer. In addition, prior to business shift, original AXT customers IQE and VPEC transacted with AXT through consignment mode, which is no longer adopted by the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

aforesaid two customers after business shift.

In 2021, in response to the need of Freiberger, the subsidiary Beijing Boyu adopted the consignment mode after negotiating with Freiberger.

The balance of inventories deposited by the Issuer with aforesaid consignment customers at the end of the reporting period and the post-period sales status as of the end of February 2022 are as follows:

In RMB0’000

Main customers	Ending inventory amount	Post-period consumption amount	Post-period selling rate
Osram	1,578.12	1,578.12	100.00%
Broadcom	73.58	53.73	73.02%
Sumika Electronic Materials, Inc	56.59	56.59	100.00%
Freiberger	63.10	61.31	97.16%
Total	1,771.39	1,749.75	98.78%

As indicated by the above table, as of the end of February 2022, the balance of inventories deposited by the Issuer with consignment customers at the end of the reporting period has been sold out.

(IV) Evolution of the main business, main products or services, and main operation model since the establishment of the Company

Since its establishment, the Company has always been focusing on the research, development, production, and sales of III-V compound semiconductor substrates. AXT, the controlling shareholder of the Company, was established in 1986, and has engaged in the research, development, production, and sales of III-V compound semiconductor substrates since its establishment. In 1998, AXT established Beijing Tongmei in Beijing, gradually migrated its production, research, and development to Beijing Tongmei, and invested compound semiconductor substrate technologies in Beijing Tongmei. The Company made continuous technology development and innovation on the basis of such technologies.

AXT, the controlling shareholder of the Company, is one of the first enterprises engaging in the commercial production of GaAs substrates using the VGF method, and successively

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

engaged in the production of InP substrates and germanium substrates using the VGF method; it obtained orders from and entered into long-term cooperation in 2000 with internationally major manufacturers, including Osram, Landmark Optoelectronics, and Visual Photonics Epitaxy, and obtained orders from and entered into stable cooperation with Chinese Mainland enterprises after 2010.

To ensure sufficient and controllable supply of raw materials, the Company established a subsidiary of high-purity materials and a subsidiary of PBN materials in 2001 and 2002, respectively. High-purity gallium and PBN crucibles produced by the subsidiaries, in addition to supply to the Company, are also sold to others, hence promoting the localization of the domestic III-V compound semiconductor industry chain. Given the migration of the semiconductor industry to China and the constant increasing demands from domestic customers, thanks to the performance and reputation achieved by the Company in the world, the Company obtained orders from Chinese customers in 2013, including Customer A, Epi Solution Technology Co., Ltd., and Everbright Photonics.

In the field of PBN materials, the Company has engaged in the research and development of PBN materials for over 19 years, and sells products to Europe, the US, Japan, South Korea, Singapore, Taiwan District, and other countries and regions. The Company became a qualified supplier of Sumitomo around 2005, a qualified supplier of Freiberger around 2010, and a qualified supplier of OLED enterprises such as BOE Technology, China Star Optoelectronics, and Tianma around 2019, which further enhanced the Company’s product portfolio and expanded the market coverage of products.

There is no change in the main business, main products or services, and main operation model since the establishment of the Company. The evolution of main products of the Company is as follows:

(V) Process flowchart or service flowchart of main products and services

As a technology-intensive industry, the industry of semiconductor materials is interdisciplinary application of the material science, thermodynamics, semiconductor physics, chemistry, computer simulation, mechanics, etc.

For the Company’s production of semiconductor substrates, raw materials are gallium arsenide poly-crystals, indium phosphide poly-crystals, germanium ingot, etc., and the VGF method is applied to grow gallium arsenide, indium phosphide, and germanium single crystals of various sizes. Crystals go through dicing, edging, grinding, polishing, cleaning, and other processes, get tested and inspected, and then packaged as finished products into the warehouse.

PBN products of the Company are made by advanced chemical vapor deposition, in which boron trichloride, pure ammonia, graphite substrates, etc. are used as raw materials; the products are processed and cleaned by using graphite molds, and then packaged as finished products into the warehouse.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

High-purity gallium of the Company is produced with gallium as raw materials, in which impurities are extracted and gallium is purified through alkaline electrolysis; finished products are taken into the warehouse after vacuum packaging.

The processes for the Company’s products are as follows:

1. Semiconductor substrate materials

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. PBN materials

Raw gas BCL_3 and NH_3
Graphite substrate
Chemical vapor deposition (CVD)
Pyrolytic boron nitride (PBN) product
Post-processing
Inspection
NO
YES
Cleaning
Packaging
Stock-in

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3. High-purity gallium

Gallium
Chemical extraction to remove impurities
Purification by alkaline electrolysis
Anode gallium
Cathode gallium
Purification by multistep partial crystallization
6N gallium
Purification by partial crystallization
7N gallium
Purification by partial crystallization
8N gallium
Vacuum ingot packaging according to customer requirements

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(VI) Main pollutants generated in production, main processing facilities, and handling capabilities

The table below shows the main pollutants generated in production, main processing facilities, and handling capabilities in the production and operation of the Company:

Category	Pollutant	Environment protection facilities and handling capabilities	Operation status
Wastewater	Ammonia nitrogen wastewater, phosphorus-containing wastewater, arsenic-containing wastewater, domestic wastewater, workshop cleaning wastewater, etc.	Precipitation system, wastewater treatment system, etc.	Normal
Waste gas	Hydrochloric acid mist, sulfuric acid mist, ammonia gas, nitrogen oxides, VOC, SO2, P2O5, etc.	Discharged through the exhaust vent in a controlled manner after treatment by corresponding purification facilities	Normal
Solid waste	Arsenic-containing wastes, organic solvent wastes, surface treatment wastes, waste alkali, waste acid, cotton industrial wastes, waste salt, waste quartz, etc.	Entrusted to qualified units for uniform disposal	Normal
Noise	Noise	Vibration damping, sound insulation, and sound dissipation facilities	Normal

During the reporting period, the Company has no major environment pollution accidents, and is not subject to major administrative punishment related to environment protection.

II. Brief description of the industry of the Issuer and competition therein

(I) Industry of the Company and the basis for determining its industry

The Company mainly engages in the research, development, production, and sales of InP substrates, GaAs substrates, germanium substrates, PBN materials (PBN crucibles, PBN plates, etc.), and high-purity materials (6N, 7N, and 8N high-purity gallium, gallium-magnesium alloys and indium-magnesium alloys).

Under the provisions of the Guidelines for the Industry Classification of Listed Companies (as amended in 2012) released by CSRC, the industry of the Company is “C39 Manufacturing of computers, communications and other electronic equipment” under “C Manufacturing industry”. Under the Industrial Classification for National Economic Activities (GB/T 4754-

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2017) released by the Standardization Administration of China, the industry of the is “C398 Manufacturing of electronic elements and electronics-specific materials” under “C39 Manufacturing of computers, communications, and other electronic equipment” under “C Manufacturing”.

In addition, under the Classification of Strategic Emerging Industries (2018) (National Bureau of Statistics Order No. 23) released by the National Bureau of Statistics of China, main products of the Company belong to “1.2.3 Manufacturing of high-energy storage and key electronic materials” and “3.4.3.1 Manufacturing of semiconductor crystals”.

(II) Regulatory authorities, regulation mechanism, and main laws, regulations, and policies of the industry, and impacts on the operation and development of the Issuer

1. Regulatory authorities and regulatory mechanism of the industry

The regulatory authority of the industry operated by the Company is the Ministry of Industry and Information Technology (MIIT), and the self-disciplinary organizations of the industry are the China Semiconductor Industry Association (CSIA) and the China Electronics Materials Industry Association (CEMIA).

MIIT is mainly in charge of formulating and organizing the implementation of industry planning, schemes, and industry policies; drawing up and organizing the implementation of industry development planning, promoting structural strategic adjustment, optimization, and upgrade of the industry, and promoting the integration of informationization and industrialization; monitoring and analyzing operation dynamics of the industry, collecting statistics on and releasing relevant information; guiding technological innovation and technological progress of the industry; drawing up and organizing the implementation of policies to promote energy conservation, comprehensive resource utilization, and clean production in the industry; and promoting institutional reform and management innovation in the industry, and guiding relevant industries to enhance production safety management, etc.

CSIA is an industry-specific, nationwide, non-profit social organization voluntarily established by units, experts, and other relevant supporting enterprises and government-

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

sponsored institutions engaging in the production, designing, operation, and teaching of integrated circuits, discrete semiconductor devices, semiconductor materials and equipment in the semiconductor field of China. Its major duties include: carrying out government-issued policies and regulations, and providing consultations and suggestions to government on industry policy covering economy, technology and equipment; providing information consultation; conducting economic, technological, and academic exchange activities; developing international exchange and cooperation; and drawing up (amending) industry standards, national standards, and recommended standards.

CEMIA is a nationwide social organization voluntarily established by units and other relevant enterprises and government-sponsored institutions engaging in the production, research, development, operation, application, and teaching of electronic materials. Its main duties include: conducting surveys on industries related to electronic materials; assisting government authorities in promoting quality management and supervision in the industry; providing information and consulting services related to the industry of electronic materials; helping enterprises to develop markets and carry out economic and technical cooperation and exchange activities at home and abroad; and promoting environment protection, energy conservation, and emission reduction in the industry of electronic materials.

2. Main laws, regulations, and policies of the industry, and impact on the operation and development of the Issuer

No.	Issuance date	Issuing authority	Policy name	Main content
1	2022.1	State Council	Plan for Development of the Digital Economy During the 14th Five-Year Period

Accelerate the construction of information network infrastructure. Build an intelligent and comprehensive digital information infrastructure that is speedy and ubiquitous, integrated with sky and ground, cloud-network integration, intelligent and agile, green and low-carbon, safe and controllable. Promote the expansion of backbone network step by step, coordinate the construction of gigabit optical fiber network and 5G network infrastructure, promote the commercial deployment and large-scale application of 5G, develop the sixth-generation mobile communication (6G) network technology, increase support for 6G technology research and development, and actively participate in the promotion of 6G international standardization. Actively and steadily promote the evolution and upgrading of space information infrastructure, accelerate the deployment of satellite communication networks, etc., and promote the construction of satellite Internet. Expand the coverage of the Internet of Things (IoT) in industrial manufacturing, agricultural production, public services, emergency management and other fields, and enhance IoT access capability of fixed-mobile integration and wide-narrow combination.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2	2021.11	MIIT	Information and Communication Industry Development Plan during the 14th Five-Year Plan Period

Build it into the largest 5G independent network which fully covers cities and townships, basically accesses to administrative villages, and is applied deeply to key application scenarios; the layout of data centers realizes coordinated development in the eastern, central and western China, significantly improving the level of intensive and large-scale development, and forming a green and intelligent multi-level computing power facility system with data network collaboration, data cloud collaboration and cloud-edge collaboration, greatly improving the computing power level, and significantly enhancing service capabilities of facilities such as artificial intelligence and blockchain.

3	2020.08	State Council	Notice of the State Council on Promulgating Several Policies on High-quality Development of the Integrated Circuit Industry and Software Industry in the New Period

Integrated circuit designing, equipment, material, encapsulation, and testing enterprises and software enterprises encouraged by the state shall be exempted from corporate income taxes for the first and second years following the year when they make profits, and pay corporate income taxes at half of the statutory tax rate 25% for the third to fifth years. The focus shall be the research and development of key core technologies in high-end chips, integrated circuit equipment and process technologies, key integrated circuit materials, integrated circuit designing tools, fundamental software, industrial software, and application software, for which supports will be available through national key research and development plans, national major scientific and technological projects.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

4	2017.01	NDRC	Guidance Catalogue of Key Products and Services for Strategic Emerging Industries (2016 Version)	Compound semiconductor materials are included in the catalogue of key products and services for strategic emerging industries.
5	2016.09	MIIT	Development Planning of the Non-ferrous Industry (2016-2020)

Focusing on the demands in integrated circuits, functional elements and devices, etc. in the new generation of information technology industry, applying advanced and reliable technologies to accelerate the development of large-size silicon single crystal polished wafers, supersized high-purity metal target materials, substrate and encapsulation materials for high-power microwave/laser devices, infrared detection and imaging materials, vacuum electronic materials, etc., so as to achieve breakthrough in the research, development, and industrialization of new generation of microelectronic and photoelectron functional materials, intelligent sensing materials, and improve the level of high-end non-ferrous metal electronic materials.

6	2016.08	State Council	13th Five-Year Plan for National Science and Technology Innovation

Focusing on the development and manufacturing of carbon fiber and composite materials thereof, high-temperature alloys, advanced semiconductor materials, new displays and materials thereof, special alloys for high-end equipment, rare earth new materials, new materials for military use, etc., so as to achieve breakthrough of core and key technologies in manufacturing, evaluation, and application.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

7	2016.03	National People’s Congress	13th Five-year Plan for National Economic and Social Development

Enhance the supporting role of emerging industries, vigorously promote the innovation and industrialization of advanced semiconductors and other emerging cutting-edge fields to create a number of new growth points. Accelerate efforts to achieve breakthrough in core technologies in new-generation information and communications, new energy, new materials, and other fields. Support the development and growth of new generation information technologies, high-end equipment and materials, and other industries.

8	2014.06	State Council	National Outline for Promoting the Development of the Integrated Circuit Industry

Clearly defined four major tasks for promoting the development of the integrated circuit industry, including accelerating the development of integrated circuit manufacturing, and making breakthrough in key integrated circuit equipment and materials; and proposed eight safeguard measures to promote the development of the integrated circuit industry, including the establishment of a national industry investment fund.

9	2012.01	MIIT	12th Five-year Plan for the Development of the New Materials Industry

Gradually improve the self-sufficiency ratio of key materials by focusing on high purity, large sizes, low defects, high performance, and low cost. Develop electronic grade poly-crystal silicon, large-size single-crystal silicon, polished wafers, epitaxial wafers, and other materials, and actively develop new semiconductor materials including gallium nitride, gallium arsenide, silicon carbide, indium phosphide, germanium, silicon on insulator (SOI), etc.

(III) Description of the industry

1. Overview of the semiconductor industry

A semiconductor is a material having electrical conducting performance between a

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

conductor and an insulator under normal temperatures. Common semiconductors include single-element semiconductors like silicon and germanium, and compound semiconductors like gallium arsenide, indium phosphide, gallium nitride, silicon carbide, etc. As the core of electronic products, semiconductors are the basis of the information industry, and are referred to as the “food” for modern industries.

The semiconductor industry has the characteristics of high technology difficulties, large investments, long industry chain, diversified products, rapid updates and iterations, and widespread downstream applications; the industry chain is in a pattern of vertical specialization. The semiconductor manufacturing industry chain includes chip designing, manufacturing, encapsulation, and testing, while semiconductor materials and semiconductor devices are pillar industries for chip manufacturing, encapsulation, and testing. Semiconductor products are widely used in network communications, industrial control, consumer electronics, automotive electronics, rail transportation, power systems, and other fields.

Semiconductor industry chain

2. Overview of the industry of semiconductor materials

(1) Industry chain of semiconductor materials

Semiconductor materials, as an important part in the upstream of the semiconductor industry chain, play a key role in the manufacturing of semiconductor products like integrated

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

circuits and discrete devices, and have great significance in the upgrade of the industrial structure of China and the development of national economy.

Semiconductor materials may be classified into substrates, target materials, chemical-mechanical polishing materials, photoresists, electronic wet chemicals, electronic special gases, encapsulation materials, and other materials, in which substrates are at the very core in the field of semiconductor materials. Substrates include single-element semiconductors, such as semiconductors made of silicon (Si) and germanium (Ge), and compound semiconductors, such as semiconductors made of gallium arsenide (GaAs), indium phosphide (InP), gallium nitride (GaN), and silicon carbide (SiC). Compared with single-element semiconductor substrates, compound semiconductor substrates perform better in high frequency, high power consumption, high pressure, and high temperature performance, but are more expensive to manufacture.

(2) III-V compound semiconductor materials

1) Description of III-V compound semiconductor materials

Because indium phosphide and gallium arsenide are compounds of elements in groups III and V on the periodic table of elements, indium phosphide and gallium arsenide are referred to as III-V compound semiconductor materials.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Given the broad application prospects of III-V compound semiconductor substrate materials in 5G communications, data centers, new generation display, artificial intelligence, wearable device, unmanned driving, etc., they are one of the important directions for the development of the semiconductor industry.

2) Production processes of III-V compound semiconductor materials

III-V compound semiconductor materials are produced through poly-crystal synthesis and single-crystal growth, followed by several processes like dicing, edging, grinding, polishing, and cleaning, and then put in vacuum packages, in which poly-crystal synthesis and single-crystal growth are core processes.

Poly-crystal synthesis: Compound semiconductor materials are compounds of two or more elements combined at a fixed atomic ratio. Since there is no natural indium phosphide and gallium arsenide poly-crystals, it’s necessary to make such compound poly-crystals through artificial synthesis, in which two high-purity elements are put into PBN crucibles at a

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

certain ratio to create compound poly-crystals in a high-temperature and high-pressure environment.

Single-crystal growth: Available manufacturing methods for compound semiconductor single-crystal growth include horizontal Bridgman method (HB), vertical Bridgman method (VB), liquid encapsulation Czochralski method (LEC), and vertical gradient freeze method (VGF). The following is a schematic diagram of processes in the manufacturing methods of single-crystal growth:

Schematic diagram of single crystal manufacturing processes

Source: Website of Sumitomo Electric, Research Department of CITIC Securities

At present, III-V compound semiconductor substrates used in mainstream applications are generally 2- to 6-inch. Therefore, the mainstream and most effective method of single crystal production is the VGF method at present. AXT, the controlling shareholder of the Company, started commercial production of III-V compound semiconductor single crystals using the VGF method as early as 1986. Compared with other methods, the VGF method is advantageous in the following aspects:

① With respect to the diameter of single crystals, the maximum diameter of single crystals is generally 3 inches in the HB method and 12 inches in the LEC method; however, the equipment for growing single crystals using the LEC method requests high investment, and the crystals are uneven with a large dislocation density. At present, the diameters of single crystals grown using the VGF method and VB method may reach 8 inches at the maximum, and the crystals are even with a low dislocation density.

② With respect to the quality of crystals, compared with other methods, the VGF method can produce crystals with a low dislocation density with stable production efficiency.

③ With respect to production costs, the costs are the lowest in the HB method and the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

highest in the LEC method. Despite similar performance in products manufactured using the VB and VGF method, since no mechanical transmission structure is used, the VGF method can produce single crystals at lower costs.

3. Overview of the InP substrate industry

(1) Description of indium phosphide

Indium phosphide, as a compound of phosphorus and indium, has outstanding characteristics as semiconductor materials. Semiconductor devices made with InP substrates have the characteristics of high saturation electron drift speed, light-emitting wavelength appropriate for low-loss fiber optic communication, high radiation resistance, good thermal conductivity, high photoelectric conversion efficiency, and high bandgap width, etc. Therefore, InP substrates are widely used in the manufacturing of optical modules, sensors, high-end RF devices, etc. Since the 1990s, the indium phosphide technology has been developed rapidly and gradually become one of the mainstream semiconductor materials. The market size of InP substrates is relatively small due to limited demands on the downstream market and high costs. In the future, driven by demands on emerging markets like data centers, 5G communications, wearable device, etc., the market size of InP substrates will expand continuously with the costs reduced under scale effects, which may further promote the development of downstream applications.

(2) Development of the indium phosphide industry

The upstream link in the indium phosphide industry chain is crystal growth, substrate, and epilayer production and manufacturing. With respect to the raw materials and equipment in substrate production, raw materials include indium, red phosphorous, crucibles, etc., and equipment includes the crystal growth furnace, grinder, polisher, cutter, and inspection and testing equipment. The midstream link in the industry chain includes integrated circuit designing, manufacturing, encapsulation, and testing. Downstream applications in the industry chain mainly involve optical communications, unmanned driving, artificial intelligence, wearable device, etc.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Indium phosphide industry chain

Upstream enterprises in the indium phosphide industry chain include substrate manufacturers, including Beijing Tongmei, JX Nippon, Sumitomo, and other domestic substrate manufacturers; epitaxy manufacturers, including IQE, Landmark Optoelectronics, Visual Photonics Epitaxy, II-VI, IntelliEPI, and other epitaxy manufacturers; and device manufacturers, including Finisar, Lumentum, AOI, Mitsubishi, etc. Downstream host manufacturers include Huawei, ZTE, Nokia, Cisco, etc. Terminal application enterprises include China Mobile, China Telecom, China Unicom, Tencent, Alibaba, Apple, Google, Amazon, Meta, etc.

The technologies for mass growth of indium phosphide single crystals mainly include the LEC method, VGF method, and VB method. Beijing Tongmei and Sumitomo employs the VGF and VB technology to produce 6-inch indium phosphide single crystals, respectively, while JX Nippon employs the LEC technology to produce 4-inch indium phosphide single crystals.

In terms of the market structure, the market of InP substrate materials is highly concentrated on leading enterprises, and main suppliers include Sumitomo, Beijing Tongmei, and JX Nippon. According to Yole, the world top three manufacturers accounted for over 90% shares on the market of InP substrates in 2020, including Sumitomo, the globally largest manufacturer, accounting for 42%; and Beijing Tongmei, holding the second position, accounting for 36%.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Global competition structure of InP substrates in 2020

Source: Yole

The market size of InP substrate materials will expand continuously thanks to increasing demands on the downstream market. As predicted by Yole, the sales of InP substrates (equivalent to 2-inch) on the global market are expected to reach 1.2819 million pieces by 2026, leading to the compound annual growth rate (CAGR) of 14.40% from 2019 to 2026. The global market size of InP substrates will reach USD202 million by 2026 at the CAGR of 12.42% from 2019 to 2026.

Expected sales and market sizes of global InP substrates for 2019-2026

Source: Yole

(3) Downstream applications of indium phosphide

Indium phosphide, as a III-V semiconductor material, was used in aerospace solar cells in

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

the 1960s when it was first used in diodes in 1969, and then first used in transistors in the 1980s. In the 1990s, indium phosphide was used in electroabsorption modulated lasers for telecommunications. Thanks to its special advantages of high saturation electron drift speed and low loss on light emitting in substrate materials for photoelectric chips, indium phosphide was put into commercial application on the optical communication market, becoming a key material of optical module semiconductor devices and receivers. In addition, given the characteristics of high frequency, low noise, and high breakdown voltage, indium phosphide has been used in radar laser devices and RF devices since 2010 in the context of increasing application frequencies of high-voltage and high-power devices.

Source: Yole

Downstream devices using InP substrates mainly include optical modules, sensors, and RF devices; corresponding downstream terminal fields include 5G communications, data centers, artificial intelligence, unmanned driving, wearable device, etc. The demands of such devices are separately described as follows:

1) Optical modules

An optical module, as the core device of optical communication, is an interface module implementing information transmission between devices via photoelectric conversion. It is mainly used in communication base stations and data centers. InP substrates are used to manufacture lasers and receivers in optical modules.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

5G communications is a new generation of broadband mobile communication technologies featuring high rate, low time delay, and large connections. 5G base stations request much more optical modules than 4G base stations. The widespread construction of 5G base stations, together with changes in the network structures of 5G base stations, will greatly drive the demands for optical modules. According to Yole, the global market size of telecommunication optical modules (including the market of 5G communications) will grow from USD3.7 billion in 2019 to USD5.6 billion in 2025 at the CAGR of 7.15% from 2019 to 2025.

Data centers are mainly used to meet data traffic demands of cloud computing vendors, large Internet enterprises, communication operators, financial institutions, government authorities, etc. The popularization of mobile Internet in recent years leads to rapid growth in data traffic, which drives the vigorous development of the cloud computing industry, stimulates the growth in construction demands for data centers, and promote the growth in demands for optical modules of data centers. According to Yole, the global market size of data center optical modules will grow from USD4.0 billion in 2019 to USD12.1 billion in 2025 at the CAGR of 20% from 2019 to 2025.

Thanks to the widespread construction of 5G base stations around the world, in the context of explosive growth in data traffic, the development of the global cloud computing industry will drive the construction of data centers around the world. Therefore, the global optical communications industry is expecting a significant period of development opportunities, hence leading to continuously increasing demands for optical modules. Driven by market demands, together with the effects of the new infrastructure policies of the Chinese government, the global optical module market will maintain a trend of rapid growth. According to Yole, the expected global sales volumes of InP substrates for optical modules (equivalent to 2-inch) will exceed 1 million pieces by 2026 at the CAGR of 13.94% from 2019 to 2026, and the expected global market size of InP substrates for optical modules will reach USD157 million by 2026 at the CAGR of 13.94% from 2019 to 2026.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Expected sales and market sizes of global InP substrates for optical modules for 2019-2026

Source: Yole

2) Sensors

Thanks to the characteristics of indium phosphide, like high saturation electron drift speed, good thermal conductivity, high photoelectric conversion efficiency, and high bandgap width, wearable device made with InP substrates have the characteristics of good impulse response and high signal-to-noise ratio. Therefore, InP substrates may be used to manufacture sensors in wearable device to monitor vital signs such as the heart rate, blood oxygen levels, blood pressure, and even blood sugar levels. In addition, laser sensors made of InP substrates may emit invisible lights without harm to vision, and may be used in virtual reality (VR) glasses and vehicle radars.

As predicted by Yole, the sales volumes of InP substrates (equivalent to 2-inch) in the sensor field will reach 0.2054 million pieces by 2026 at the CAGR of 35.14% from 2016 to 2026, and the market size of InP substrates in the sensor field will reach USD32 million by 2026 at the CAGR of 30.37% from 2019 to 2026.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Expected sales and market sizes of global InP substrates for sensors for 2019-2026

Source: Yole

3) RF devices

There is an application market for using InP substrates to manufacture high-frequency and high-power devices and RF devices in fiber optic communications, wireless transmission, radio astronomy. RF devices made with InP substrates (hereinafter referred to as “indium phosphide-based RF devices”) have demonstrated outstanding performance in satellite, radar, and other application scenarios. Indium phosphide-based RF devices are highly competitive in the radio frequency front-ends and analog/hybrid signal broadband circuits of radars and communication systems, hence are suitable for high-speed data processing, high-precision bandwidth A/D conversion, etc. In addition, low-noise amplifiers, modules, and receivers related to indium phosphide-based RF devices are widely used in satellite communication, millimeter-wave radars, active and passive millimeter-wave imaging devices, etc. For bandwidth over 100 GHz, there are obvious advantages of using indium phosphide-based RF devices in wireless transmission of backhual networks and peer-to-peer communication networks. In the future, InP substrates are expected to become the mainstream substrate materials for RF devices in wireless transmission networks for 6G communications and even 7G communications.

As predicted by Yole, the market size of InP substrates for RF devices will remain stable at USD15 million from 2019 to 2023, and the sales volumes of InP substrates for RF devices (equivalent to 2-inch) will reach 0.0828 million pieces in 2023.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Expected sales and market sizes of global InP substrates for RF devices for 2019-2026

Source: Yole

(4) The future development trend of InP substrate

The fast development of 5G communications, big data and cloud computing will bring new development opportunities. According to Yole’s estimates, the market size of downstream devices of InP substrate will exceed USD17 billion in 2025. Driven by the market demand and supported by favorable policies such as “East-West Data Migration”, the downstream market of InP substrate will still have a sound development trend. 5G communications, big data and cloud computing all need optical modules. InP substrate is a key semiconductor material for optical module components such as lasers and receivers. Therefore, the construction of 5G base stations and data centers will greatly contribute to the market growth of InP substrate.

In the field of optical communication, 5G base stations uses much more optical modules than 4G base stations. The large-scale construction of 5G base stations will greatly drive the growth of the demand for optical modules. According to Yole’s statistics, the sales volume of optical module device InP substrate (equivalent to two inches) is expected to exceed 1 million pieces by 2026 in the world, and the compound growth rate from 2019 to 2026 will reach 13.94%. The market size of InP substrates is expected to reach USD157 million by 2026 in the world, with a compound growth rate of 13.94% from 2019 to 2026. In addition, the biggest advantage of indium phosphide is that it has a higher power density than gallium arsenide. RF devices made from indium phosphide have better application effect than gallium arsenide in

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

the 5G millimeter wave frequency band and the B5G (Beyond 5G) sub-terahertz (THz) frequency band. In the 6G era to come, indium phosphide is expected to become the upstream basic material of communication radio frequency devices.

In the field of data centers, these years have seen a growing coverage of mobile Internet, as a result, the data traffic has grown rapidly, which has driven the vigorous development of the cloud computing industry, stimulated the growth of the demand for data center construction, and genergated more demand for optical modules of data center. According to Yole’s statistics, the market size of global data center optical module will increase from USD4 billion in 2019 to USD12.1 billion in 2025, with a compound growth rate of 20% from 2019 to 2025.

Moreover, indium phosphide, as a basic raw material for the Digital Infrastructure Mega Project “East-West Data Migration”, will also have more market growth space. On February 17, 2022, NDRC, Cyberspace Administration of Office, Ministry of Industry and Information Technology of PRC, and National Energy Administration jointly issued a notice, agreeing to build 8 national computing hubs in the Beijing-Tianjin-Hebei region, the Yangtze River Delta, the Guangdong-Hong Kong-Macao Greater Bay Area, the Chengdu-Chongqing economic circle, north China's Inner Mongolia Autonomous Region, southwest China's Guizhou Province, northwest China's Gansu Province and Ningxia Hui Autonomous Region, and approve plans on 10 national data center clusters, indicating a strategy is in full swing to channel more computing resources from the eastern areas to the less developed western regions. The 8 computing hubs will promote data circulation and value transfer from the eastern areas to the less developed western regions, and facilitate the shift of data center-related industries from east to west. These 10 national data center clusters will be responsible for the development of the large and super-large data centers of the 8 computing hubs. The Project ‘East-West Data Migration’ will promote the further construction of China’s data centers, which in turn will lead to huge demand and growth space for upstream InP substrate.

4. Overview of the GaAs substrate industry

(1) Description of gallium arsenide

Gallium arsenide, as a compound of arsenic and gallium, has outstanding characteristics as semiconductor materials. Semiconductor devices made with GaAs substrates have the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

characteristics of high power density, low energy consumption, high temperature resistance, high luminous efficiency, radiation resistance, high breakdown voltage, etc. Therefore, GaAs substrates are widely used in the production of LEDs, RF devices, lasers, etc. Since the 1990s, the gallium arsenide technology has been developed rapidly and gradually become one of the most developed semiconductor materials. However, the market size of GaAs substrates was relatively small for a long time due to the lagging development of downstream applications and limited market demands. Driven by emerging market demands generated by 5G communications, new generation display (mini LEDs, micro LEDs), unmanned driving, artificial intelligence, wearable device, etc. emerging since 2019, the market size of GaAs substrates will gradually increase in the future.

(2) Development of the GaAs substrate industry

The upstream link in the gallium arsenide industry chain is gallium arsenide crystal growth, substrate, and epilayer production and manufacturing. Substrates, as the basis for semiconductor material growth at the epilayer, play a key role of carrying and supporting chips. Raw materials for the production of GaAs substrates include gallium, arsenic, etc. Since there is no natural gallium arsenide single crystal, such single crystals should be synthesized artificially. Equipment for the production of GaAs substrates mainly includes the crystal growth furnace, grinder, polisher, cutter, and inspection and testing equipment.

Downstream applications in the gallium arsenide industry chain mainly involve 5G communications, new generation display (mini LED and micro LED), unmanned driving, artificial intelligence, wearable device, etc.

Gallium arsenide industry chain

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The global market of GaAs substrates is highly concentrated. According to Yole, major manufacturers on the global GaAs substrate market include Freiberger accounting for 28%, Sumitomo accounting for 21%, and Beijing Tongmei accounting for 13%.

Global competition structure of GaAs substrates in 2019

Source: Yole

At present, mainstream growth processes for gallium arsenide crystals include the LEC method, HB method, VB method, and VGF method. Gallium arsenide single crystals are produced mainly using the VB method at Sumitomo, the VGF and LEC methods at Freiberger, and the VGF method at Beijing Tongmei. At present, very few companies are engaged in the business of GaAs substrates. Besides Beijing Tongmei, Guangdong Vital Advanced Materials Co., Ltd. and others have achieved certain size in producing GaAs substrates for LEDs.

The continuous high demands on the downstream application market will lead to continuously increasing market sizes for GaAs substrates. According to Yole, the global sales of GaAs substrates equivalent to 2-inch were about 20 million pieces in 2019, and are expected to reach over 35 million pieces by 2025. The global market size of GaAs substrates was about USD200 million in 2019, and is expected to reach USD348 million by 2025 at the compound annual growth rate of 9.67% from 2019 to 2025.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Expected sales and market sizes of global GaAs substrates for 2019-2025

Source: Yole

(3) Downstream applications of GaAs substrates

Gallium arsenide, as one of the mainstream compound semiconductor materials at present, are used in applications in three stages. The first stage starts from the 1960s when GaAs substrates are used in LEDs and solar cells, and used in the aerospace field in the following 30 years. The second stage starts from the 1990s when GaAs substrates are used in radio frequency components to produce mobile devices in the context of widespread use of mobile devices. The third stage starts from 2010 when GaAs substrates enter the stage of large-scale applications in the context of widespread use of LEDs and smartphones. For example, in 2017, iPhone X took the lead in using VCSEL for facial recognition. The production of VCSEL, which requests GaAs substrates, further expands the application scenarios of GaAs substrates. With Apple, Samsung, LG, TCL, and other manufacturers entered the mini LED market in 2021, there will be explosive growth in the market demands of GaAs substrates.

At present, main downstream devices using GaAs substrates include RF devices, lasers, and LEDs. The demands of such devices are separately described as follows:

1) RF devices

RF devices, as key devices for implementing signal transmission and receipt, include power amplifiers, radio frequency switches, filters, digital-to-analog/analog-to-digital converters, etc. Power amplifiers, as the devices for amplifying radio frequency signals,

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

directly decide the distance and signal quality of wireless communications for mobile terminals and base stations. Due to obvious advantages of high electron mobility and high saturation electron rate, gallium arsenide has always been one of the main substrate materials for manufacturing radio frequency power amplifiers. In the 4G era, the widespread construction of 4G base stations and continuous popularization of smartphones resulted in rising demands of GaAs substrates for manufacturing RF devices in smartphones. In the 5G era, given the higher requirements on power, frequency, and transmission rate for 5G communications, RF devices made of GaAs substrates are very suitable for high-frequency circuits intended for long-distance and long-duration communication. Therefore, the advantages of gallium arsenide materials are even more obvious in RF devices for the 5G era. The widespread construction of 5G base stations will bring about new drivers for the demands of GaAs substrates; meanwhile, the greater number of RF devices used in 5G mobile phones than 4G mobile phones will also lead to increasing demands for GaAs substrates.

In the context of the rapid development and continuous popularization of 5G communications technologies, the construction of 5G base stations and the popularization of 5G mobile phones will drive the stable growth of gallium arsenide-based RF devices. As predicted by Yole, the sales volumes of GaAs substrates for RF devices (equivalent to 2-inch) on the global market will reach 9.6570 million pieces by 2025, leading to the CAGR of 6.32% from 2019 to 2025. The global market size of GaAs substrates for RF devices will exceed USD98 million by 2025 at the CAGR of 5.03% from 2019 to 2025.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Expected sales and market sizes of global GaAs substrates for RF devices for 2019-2025

Source: Yole

2) LED

A LED is a solid light-emitting device made of compound semiconductors (gallium arsenide, gallium nitride, etc.), which can convert electric energy into optical energy. LEDs made with different materials emit lights of different wavelengths and different colors. According to the color of lights emitted, LEDs may be classified into single-color LEDs, full-color LEDs, and white LEDs. According to chip sizes, LEDs may be classified into common LEDs, mini LEDs, and micro LEDs. Common LEDs are mainly used for general lighting, outdoor large-screen display, while mini LEDs and micro LEDs are used for new generation display.

The continuously increasing popularization of LED lighting leads to decreasing prices of common LED chips and devices. Chips for common LEDs are millimeter-sized, raising low technology requirements on GaAs substrates. Such chips are the low-end market for GaAs substrates with low added values for products, which is dominated by domestic GaAs substrate enterprises in hot competition. Chips for mini LEDs and micro LEDs in new generation display are submillimeter-sized and micron-sized, raising very high technology requirements on GaAs substrates. This market is occupied by tier 1 global manufacturers.

As predicted by Yole, the global sales volumes of GaAs substrates for LED devices (equivalent to 2-inch) will increase from about 8.469 million pieces in 2019 to over 13 million pieces in 2025 at a stable CAGR of 7.86%. The global market size of GaAs substrates for LED

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devices was about USD68 million in 2019, and is expected to exceed USD96 million by 2025, increasing by nearly USD30 million compared with 2019.

Expected sales and market sizes of global GaAs substrates for LED devices for 2019-2025

Source: Yole

At present, LED-based new generation display includes mini LEDs and micro LEDs. Mini LEDs are display technologies using submillimeter-sized light emitting diodes, that is, LED devices with chip sizes between 50-200 μm, as the backlight or pixel light source. The technology of using mini LEDs as backlight of liquid crystal display (LCD) panels has been gradually used in high-definition TVs, laptop computers, tablet computers, and other electronic products, which greatly improves display effects of LCD panels. There are industrialization conditions for large-scale commercial applications of using mini LEDs as backlight. The technology of using mini LEDs as pixel light sources has better performance in display brightness, color gamut, contrast, and responsiveness; however, due to the much greater number of lamp beads than the backlight scenario, the number of chips in use is much greater than the backlight technology, which results in high costs at present. This technology is current in use for outdoor display and 4K/8K large-size high-definition TVs and displays. The year 2021 is the first year of large-scale industrialization for mini LEDs. Mini LED displays using GaAs substrate materials have been used in iPad Pro tablets released in 2021. The mini LED

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

display technology greatly expands the application scenarios of LED display technologies, hence creating a big growth space for the demands of GaAs substrates.

Micro LEDs are display technologies using micron-sized light emitting diodes, that is, LED devices with chip sizes less than 50 μm, as the pixel light source for high-density LED arrays. Besides further enhancement of display effects, the micro LED technology can solve the constraints of the mini LED technology for small-size screens; in the future, this technology can be widely used in mobile phones, tablet computers, watches, AR/VR devices, laptop computers, high-definition TVs of various sizes, and other application scenarios. At present, given the small chip sizes for micro LEDs and high difficulties in manufacturing, encapsulation, and testing technologies, the overall auxiliary level of the industry chain for large-scale commercialization still calls for improvement in a certain period of time. Once industrialized, the micro LED display technology is expected to generate geometric growth in the demands of GaAs substrates.

Explosive growth of LED applications

Source: Research Department of Founder Securities

As predicted by Yole, the demands for GaAs substrates for mini LEDs and micro LEDs will grow rapidly from 2.079 million pieces in 2019 to 6.138 million pieces in 2025 at the CAGR of 19.77%. The global market size of GaAs substrates for mini LED and micro LED devices was about USD17 million in 2019, and is expected to reach USD70 million by 2025 at the CAGR of 26.60%.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Expected sales and market sizes of global GaAs substrates for mini LED and micro LED devices for 2019-2025

Source: Yole

3) Lasers

A laser is a device for generating visible or invisible light with stimulated emission. As a comprehensive system consisting of a large number of optical materials and components, lasers are complex in structure and have a high technical barrier. Relying on the characteristics of high electron mobility and good photoelectric performance of gallium arsenide, infrared lasers and sensors made with GaAs substrates have characteristics of high power density, low energy consumption, high temperature resistance, high luminous efficiency, high breakdown voltage, etc., and may be used in artificial intelligence, unmanned driving, etc.

As predicted by Yole, lasers are one of the biggest growth points for applications of GaAs substrates in the next five years. The global sales volumes of GaAs substrates for lasers (equivalent to 2-inch) are expected to increase from 1.062 million pieces in 2019 to 3.303 million pieces in 2025 at the CAGR of 20.82%. The global market size of GaAs substrates for lasers is expected to reach USD61 million in 2025 at the CAGR of 16.82%.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Expected sales and market sizes of global GaAs substrates for lasers for 2019-2025

Source: Yole

In terms of specific applications, the increasing demands of GaAs substrates for lasers in the next five years will be primarily driven by VCSEL devices. The VCSEL is a semiconductor laser generating a laser light perpendicular to the substrate surface. In application scenarios, normally multiple lasers are arranged at the substrate in multiple directions to create a parallel light source for facial recognition and body recognition. It has been widely used in mobile phones by now.

The VCSEL is a basic sensor for 3D sensing technologies. Given the development of 5G communications technologies and artificial intelligence technologies, together with the effects of the wide application of sensing technologies for the Internet of Things, the VCSEL market sizes has been continuously increasing; in particular, 3D stereo cameras, in which VCSELs are used as emitting sources, will experience a period of rapid development. 3D cameras are cameras capable of recording and displaying, in images, stereo information, so as to record longitudinal sizes, longitudinal locations, and longitudinal routes of objects. In addition, VCSELs, as 3D sensors, have a broad application prospect in emerging fields such as biometric recognition, smart driving, robotics, smart home, smart TVs, smart security, 3D modeling, facial recognition, and VR/AR.

As predicted by Yole, the in-depth application of 3D sensing technologies in various fields will lead to the rapid development of the VCSEL market, hence driving the demands for GaAs substrates. The global sales volumes of GaAs substrates for VCSEL devices (equivalent to 2-

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

inch) are expected to increase from about 0.9389 million pieces in 2019 to 2.9932 million pieces in 2025 at the CAGR of 21.32%. The global market size of GaAs substrates for VCSEL devices was about USD21 million in 2019, and is expected to reach USD56 million by 2025 at the CAGR of 17.76%.

Expected sales and market sizes of global GaAs substrates for VCSEL devices for 2019-2025

Source: Yole

(4) The future development trend of GaAs substrate

Benefiting from the strong demand for RF devices and optoelectronic devices in the fields of LED and mobile communication RF, the sales volume of GaAs substrate is expected to maintain a sustained high growth trend in the near future. Currently, the downstream application market of GaAs substrate mainly includes the fields of radio frequency and LED. According to Yole’s estimation, the global market size of the downstream main radio frequency devices of GaAs substrate will reach USD25 billion in 2025. According to GGII data, the global market size of downstream LED devices is expected to exceed USD180 billion, and the downstream market space of GaAs substrate is broad. In terms of specific applications, the fast penetration of Mini LED, Micro LED, 5G mobile phones and VCSEL visual recognition will significantly drive the market growth of GaAs substrate.

In the field of LED, the Mini LED and Micro LED chips used in the new generation of

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displays are of sizes at the levels of sub-millimeter and micron, and the technical requirements for GaAs substrates are very high, so the popularity of Mini LED and Micro LED will bring new opportunities for applications of GaAs. According to Yole’s forecast, the demand for GaAs substrate of Mini LED and Micro LED devices is growing rapidly. In 2025, the sales volume of GaAs substrates for Mini LED and Micro LED devices (equivalent to two inches) in global market will increase to 6,138,000 pieces from 2,079,000 pieces in 2019, with a compound annual growth rate of 19.77%; the global market size of GaAs substrate for Mini LED and Micro LED devices in 2019 was about USD17 million, and it is expected that the global market size of GaAs substrate will reach USD70 million by 2025, with a compound annual growth rate of 26.60%.Currently, the leading Mini LED chip companies have basically completed the investments in the Mini LED field.

Enterprises	Investment in the field of Mini LED
Sanan Optoelectronics	Mini LED chips realized mass production in 2018, and commenced supply in bulk in 2019
HC SemiTek

It realized mass production and sale of Mini LED chips in 2019; its Mini LED products adopt advanced flip chip structure and LED chip substrate transfer technology, and it has the capacity of supplying Mini LED backlight chip products in bulk.

Change Light

It has completed technical reserves of Mini LED and has bee selling products; its output in 2021 was small because it received enough orders for products in traditional fields and was lack of spare capacity, and Change Light didn’t increase production capacity for Mini LED; after private placement, 60% of raised funds are invested in Mini LED, and it is expected that the sales amount in such field will soar in 2022.

Focus Lighting

High-bandwidth GaN-based optical visible light communication chip jointly developed with the Institute of Semiconductors, Chinese Academy of Sciences progresses smoothly; when it receives newly purchased MOCVD equipment and chip process equipment, new products will realize mass production soon. It has a stable customer base and product specifications, and all its products have been sold out. After the project raising funds is put into use, the production capacity for Mini LED will be put into use, and sale will be realized in a short period.

Ennostar Taiwan

The production capacities of the Group are divided into three value capacities, namely, red light, Mini LED and traditional blue light; the most valuables are red light and Mini LED. Among products sold by its subsidiary EPISTAR in the fourth quarter, IT products account for 45%; of which, total revenues realized from Mini LED account for 40%, converted into 30% of revenues of Ennostar. It is expected that the sales volume of Mini LED for TV sets and display screens will increase greatly in 2022; in addition, production will be enlarged according to original schedule, and it is expected that the production capacity will reach 1.5 million pieces (4-inch) by end of 2022.

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Source: announcement of each enterprise.

In the 5G RF field, gallium arsenide substrates will still dominate the 5G smartphone PA (RF power amplifier) market. According to Yole’s statistics, the RF device market accounted for 30.15% of the total gallium arsenide semiconductor market in 2021, and contributed 32.50% of the output value. According to statistics from the Orient Securities Research Institute, in the 4G era, each mobile phone needs to use 7 PAs on average. Since 5G has added frequency bands, high frequency bands will be added in the future, and continue to be compatible with 4G, 3G and 2G standards. Therefore, 5G mobile phones need more PAs, up to 16, with an average of 10 or more. The penetration rate of gallium arsenide substrate-based RF devices used for mobile terminals in 5G era is expected to further increase.

In the field of 3D sensors, with Apple taking the lead in launching the iPhoneX with light front camera integrated with face recognition structure in 2017, the commercial use of 3D sensors (vertical cavity surface lasers, VCSEL) on mobile phones commenced; afterwards, Huawei, OPPO, VIVO, Xiaomi, Samsung and other mobile phone manufacturers are also expected to gradually put 3D sensors (vertical cavity surface laser, VCSEL) in their mobile phones. Mobile phone is just one of the application scenarios of VCSEL. With the development of intelligent driving, automotive lidar is expected to contribute new growth space to GaAs substrates. According to the forecast of McKinsey & Company, the annual output of vehicles will reach 115 million units by 2030, of which 15% will achieve high-level autonomous driving and 45% will achieve low-level autonomous driving. In 2019, the global sales volume of GaAs substrate for VCSEL devices (equivalent to two inches) was about 938,900 pieces, and it is expected to increase to 2,993,200 pieces by 2025, with a compound annual growth rate of 21.32%; in 2019, the market size of GaAs substrate for VCSEL devices was approximately USD21 million, and it is expected that the global market size of GaAs substrate will exceed USD56 million by 2025, with a CAGR of 17.76%.

5. Overview of the germanium substrate industry

(1) Description of germanium

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Germanium (Ge) is a rare metal element with very few reserves in nature. Thanks to its high electron mobility and hole mobility, it is an excellent semiconductor material to manufacture low-voltage large-current and high-frequency devices. At present, germanium substrates are mostly used in semiconductors, solar cells, etc.

(2) Development of the germanium industry

The germanium industry chain includes extraction and refining in the upstream, purification and deep processing in the midstream, and terminal applications in the downstream. Germanium raw materials in the upstream mainly come from lignite germanium mines, lead-zinc refining by-products, germanium ingot, and germanium single crystal wastes. The high-purity germanium and germanium single crystal production processes in the midstream purification and deep processing stage are the key part of the germanium industry chain, in which germanium single crystals are produced from high-purity germanium using the Czochralski method (CZ) or VGF method. Germanium single crystals may be further deeply processed into germanium substrate materials.

At present, global germanium resources are scarce and highly concentrated. Major germanium production countries include China, the US, Russia, and Canada. Although the US has the largest germanium reserves in the world, both the current outputs and the growth space for future outputs are limited since the germanium outputs are subject to the outputs of lead-zinc mines. In terms of germanium outputs, China has become an important germanium country in the world since 2013 - its germanium outputs basically maintained at over 60% in the global outputs.

Given the scarcity of germanium resources, there is a high barrier for accessing the germanium substrate industry. Globally, the germanium substrate industry is highly concentrated, with Umicore and Beijing Tongmei as major manufacturers.

(3) Corresponding downstream products of germanium substrates

Germanium substrates are mainly used in the fields of solar cells and semiconductor devices. The details are as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Germanium was widely applied into germanium transistors from 1950 to 1970, and was gradually replaced due to the development and wide application of silicon purification technology. However, germanium semiconductor devices have very small saturation resistance, with almost no heat radiation and extremely high power consumption. Therefore, it is still used in specific scenarios in special fields. Currently, germanium substrates are rarely used in semiconductor devices.

Ge-substrate GaAs solar cells, characterized by high conversion efficiency, radiation resistance and high voltage, are widely used in space power supply, with strong advantages in applications such as artificial satellites, space stations, space probes and landing probes, effectively increasing the service life of solar cells, hence extending the working life of artificial satellites. In this context, the large number of artificial satellites and spacecraft launched around the world leads to a broad market space for the development of space solar cells.

More than 95% of the space power supply in the world uses germanium-substrate gallium arsenide solar cells. For a long period of time, germanium-substrate gallium arsenide space solar cells will be the preferred choice for space power supply. In addition, germanium-substrate gallium arsenide space solar cells may also be applied in some specific application scenarios, such as radar stations in remote mountainous areas, microwave communication stations, etc.

(4) The application or development trend of other materials with the same or similar

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

functions as the germanium substrate, and the impact on the competitiveness and future development space of the germanium substrate

Currently, the germanium substrate is mainly used in solar cell. The development of solar cells is as follows:

1) Since the launch of the first generation of crystalline silicon solar cell in the 1960s, through continuous improvement, its photoelectric conversion rate has reached 17%-19%. Although the photoelectric conversion rate of crystalline silicon solar cell is relatively low, the production cost is low.

2) Since the 1980s, the second generation of gallium arsenide, CuInSe2 (copper indium diselenide) and CdTe (cadmium telluride) and other thin film solar cells have made certain breakthroughs in conversion efficiency, with laboratory efficiencies of 25%, 16.5% and 18.5% respectively, but the commercial conversion rate is still low due to high equipment cost.

3) Since the 1990s, compound semiconductor tandem cell (mainly germanium-substrate gallium arsenide) has achieved photoelectric conversion efficiency of 28%-32% due to the advantages of high efficiency, high voltage and good performance under high temperature, and the photoelectric conversion efficiency can reach 42.8% after concentrating, and it is used in special application scenarios such as space satellite solar cells, radar stations in remote mountainous areas, and microwave communication stations, but its high cost restricts the large-scale application of germanium-substrate GaAs in general application scenarios.

The comparison of the solar cells of the above three materials is as follows:

Items	Crystalline silicon solar cells		Thin film solar cells				Concentrated PV solar cells
Material	Monocrystalline silicon	Polycrystalline silicon	Amorphous silicon	CdTe	Copper Indium Gallium	Organic film	GaAs on germanium substrate
Light conversion rate	17%-19%		6%-13%				40% or so
Advantage	Low cost, suitable for production and marketing		Large room for battery efficiency improvement, simple production process, suitable for large-scale production				Highest battery conversion rate
Disadvantage	Low battery conversion rate, limited room for improvement		Equipment costs are high, and the current battery conversion rate is low				High cost

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Source: Research Report on Raw Materials of Industrial Chain Upstream of Electronics and Semiconductor No. 1: Germanium: Peace Prior to Arrival of Next Round of Demands, CITIC Securities

Crystalline silicon solar cells are currently most widely used due to their low cost. The germanium-substrate gallium arsenide solar cell has higher conversion efficiency and stronger radiation resistance performance. It can reduce the panel area, decrease fuel consumption and prolong battery life when used in space environment, and may not be replaced by other materials temporarily. As the cost of germanium-based gallium arsenide solar cells decreases in the future, it is also expected to be used in other high-end application scenarios.

The demand for germanium substrate in space energy field is stable, as it is closely related to the total number of satellite launches. The massive launch of satellites and spacecraft around the world provides a broad market space for the development of germanium-based gallium arsenide solar cells for space. As disclosed in the Blue Book on China’s Space Science and Technology Activities (2020), in 2020, 114 carrier rockets were launched in the world, carrying 1,260 satellites of various types. According to the US Satellite Industry Association (SIA), the market size of the global satellite industry reached USD371 billion in 2020, and the number of on-orbit satellites increased from 958 in 2010 to 3,371 in 2020. As the development of technologies such as “multiple satellites in a single rocket” and “rocket recovery” take satellites into the era of “mass production”, major countries, including China, the US, and Russia, have promulgated relevant policies in 2020 on the layout of a network of satellite links in space. According to the field of applications, artificial satellites are generally classified into communication satellites, remote sensing satellites, and navigation satellites. China and the US have accelerated the frequency of relevant satellite launches in recent years, with a total of 1,101 communication, remote sensing, and navigation satellites launched by the two countries in 2020. Communication satellites and remote sensing satellites are at the core in the aerospace competition among the countries. Although the Earth can take about 60,000 satellites in the low Earth orbit (LEO), main communication bands used by LEO satellites are tending to be saturated; in addition, navigation satellites have to be replaced soon.

(5) The competition pattern and changing trend of germanium substrate market, whether the Issuer has a competitive advantage

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With regard to the germanium substrate market, with the rapid development of the semiconductor industry in China, as well as the continuous growth of domestic and foreign aerospace fields and commercial satellite markets, besides the international competitor Umicore N.V., domestic enterprises, including Yunnan Germanium (002428), Guangdong Vital Advanced Materials Co., Ltd, Grinm Advanced Materials (600206), etc., are investing in the industry of germanium substrate. See information related to Umicore, Yunnan Germanium and Guangdong Vital Advanced in “II (VIII) Main enterprises in the industry” under “Section VI Business and Technology” hereof.

Established in 1999, GRIAM is engaged in R&D and preparation of new materials such as thin film materials for microelectronics and optoelectronics, ultra-high-purity metals and rare & precious metal materials, high-end rare earth functional materials, infrared optics and optical fiber materials, and biomedical materials. The company also produces and supplies high-purity germanium substrate materials for space solar cells.

The company has been dealing in the germanium substrate business for a long period, with advanced technology; the solid-liquid interface based on VGF is relatively flat, and the concentration uniformity of radial doping is good. The crystal growth process is carried out in a sealed quartz tube under high vacuum. After using the silicon-boron-gallium co-doping technology, the axial doping uniformity of the germanium crystal is greatly improved, capable of improving performance of cells based on germanium substrate after epitaxy. The company has the production capacity of germanium substrates of 2-6 inches, with an annual production capacity of 1.433 million pieces (equivalent to 2 inches). In 2021, it realized revenues RMB89,485,700 from germanium substrates, which were sold to well-known domestic and foreign customers such as Osram, AZUR SPACE SOLAR POWER GMBH, VISHAY SEMICONDUCTOR GmbH, Nanchang Kaixun and Zhongshan Dehua Chip Technology Co., Ltd. In summary, the company has a strong competitive advantage in germanium substrates.

In terms of the trend of future development, space solar cells are in transition from silicon-based solar cells to triple junction solar cells, and silicon-based solar cells will be replaced by germanium-based gallium arsenide solar cells in the trend. At present, germanium-based gallium arsenide solar cells are mostly used in space applications in China. Solar cells used in

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

satellites launched by China are completely produced by Chinese enterprises and research institutes; in the future, the market of space solar cells may be open to enterprises, which may also increase the demands of germanium substrate materials in relevant fields.

6. Overview of the industry of PBN materials

(1) Description of PBN

Pyrolytic boron nitride (PNB), a hexagonal crystal system, is an advanced inorganic non-metallic material with high purity of up to 99.999%, good denseness, no porosity, good insulation and thermal conductivity, high temperature resistance, chemical inertness, acid resistance, alkali resistance, oxidation resistance, and obvious anisotropy in mechanical, thermal, and electrical properties. It is an ideal crucible and key component in semiconductor crystal growth (VGF method, VB method, LEC method, and HB method), poly-crystal synthesis, MBE epitaxy, OLED vapor deposition, high-end semiconductor devices, and high-power microwave tubes.

PBN is made by applying advanced chemical vapor deposition technologies, in which high-purity baron halide, ammonia gas, and other raw gases are fed into the CVD reactor under high-temperature and high-vacuum conditions; after cracking reaction, PBN slowly grows on the surface of substrates such as graphite. PBN may directly grow into vessels such as crucibles, arks, and tubes, or be deposited into plates for processing into various PBN parts; in addition, coating protection may be achieved on other substrates to achieve customized product specifications in line with application scenarios.

Unlike common boron nitride made by hot pressed sintering, PBN is made by applying advanced chemical vapor deposition (CVD), which has a high technology barrier, leading to high concentration in the industry. In terms of the market structure, leading PBN enterprises have obvious monopoly effects with only a few market players. Major suppliers include Beijing Boyu, a wholly owned subsidiary of the Company, and SHIN-ETSU from Japan.

(2) Downstream applications of PBN materials

PBN products are irreplaceable in the semiconductor field. Downstream applications mainly include crystal growth, poly-crystal synthesis, molecular beam epitaxy (MBE), OLED, metal organic chemical vapor deposition (MOCVD), high-end semiconductor device

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

components, aerospace, etc.

PBN industry chain

In particular, PBN materials are mainly used in the following fields:

1) Crystal growth

The growth of compound semiconductor single crystals (such as gallium arsenide, indium phosphide, etc.) request extremely strict environments in terms of temperature, purity of raw materials, and the purity and chemical inertness of growth vessels. PBN crucibles are the most ideal vessels known for the growth of compound semiconductor single crystals by now. At present, the methods for compound semiconductor single-crystal growth include the LEC method, HB method, VB method, and VGF method, corresponding to LEC crucibles, VB crucibles, and VGF crucibles.

2) Molecular beam epitaxy (MBE)

MBE is one of the most important processes for III-V and II-VI semiconductor epitaxial growth in the world, in which a film is grown layer by layer in the crystal axis direction on the substrate material with a proper substrate under proper conditions. PBN crucibles are essential source oven vessels during MBE.

3) Organic light emitting diode display (OLED)

OLED is considered to be the next generation of flat display technologies thanks to its excellent features such as self-illumination, no backlight, high contrast ratio, small thickness, wide viewing angle, fast response time, flexible panel, wide temperature range, and simple structure and process. Evaporation sources are core components of OLED vapor deposition systems, in which PBN guide rings and crucibles are main parts of the evaporation unit. Guide

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

rings should have good thermal conductivity and insulation performance, and be capable of processing into complex shapes without deformation under high temperatures and gas emission; crucibles should have ultra-high purity, high temperature resistance, electrical insulation, and no wetting with source materials. PBN is an ideal material that has been used widely.

4) High-end semiconductor devices

The development of semiconductor chips toward small sizes and high powers leads to higher and higher requirements on devices and system for semiconductor manufacturing. Thanks to the ultra-high purity, high thermal conductivity, electrical insulation, corrosion resistance, oxidation resistance, and anisotropy, PBN products are widely used as core components in high-end devices.

(IV) Development of new technologies, new industries, new types of business, and new modes of the industry in the past three years, and future development trends thereof

1. Development of new technologies in the industry in recent years, and future development trends

(1) Continuously increasing sizes of III-V compound semiconductor substrates

Similar to silicon substrates, III-V compound semiconductor substrates are also continuously evolving toward larger sizes. A compound semiconductor substrate with a greater diameter means more chips to be manufactured on a single substrate, hence lower costs for manufacturing individual chips. Meanwhile, since round substrates are used to manufacture rectangular chips, certain areas at the edge of the substrates cannot be utilized; a substrate with a greater diameter leads to less loss at the edge of the substrate, which helps to further reduce the costs of chips. For downstream chip and device enterprises, reducing the costs of chip manufacturing is also one of the key factors in expanding the industrialization scope of emerging applications. For compound semiconductor substrate enterprises, the demands of downstream customers for reducing the costs of chip manufacturing lead to higher requirements on diameters of compound semiconductor substrates.

At present, GaAs substrates are mostly 4 to 6 inches in diameter around the world. The

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

gradually maturing mini LED and micro LED technology requests geometrical increase in the number of LED chips. As a result, GaAs substrates are developing toward 8 inches to reduce chip costs as early as possible for the mini LED and micro LED industry, hence driving the industrialization process thereof. InP substrates, mostly 2 to 4 inches in diameter around the world, are developing toward 6-inch substrates at present on the background of the rapid development of optical communications and sensor demands. In the new investment cycle in downstream application fields, including 5G communications and new generation display, newly established production lines of downstream customers are likely targeted for larger sizes; as a result, enterprises capable of supplying large-size III-V compound semiconductor substrates are expected to take market opportunities early in the new cycle of the industry.

The diameter expansion technology for single crystals requests comprehensive consideration of process control in many aspects, including thermal field designing, diameter expansion structure designing, crystal manufacturing process designing, etc.; greater diameters of substrates lead to higher requirements on the flatness, dislocation density, and surface particles; and larger sizes of substrates have more requirements on the compound semiconductor single-crystal growth technology and substrate dicing, grinding, and polishing technologies.

(2) Continuously increasing length of III-V compound semiconductor single crystals

The diameter expansion of single crystals leads to continuously increasing volume and weight of single crystals, which raises higher requirements on the single-crystal growth equipment, crucibles, and process control. At present, the growth length of large-diameter compound single crystals is limited very much, and the usable crystal after dicing is even shorter, resulting in high costs of materials which affect the downstream industrialization in the industry chain. Therefore, while compound semiconductor substrates develop toward large sizes, the growth length of large-size single crystals should also be continuously improved.

(3) Continuously increasing performance indicators for III-V compound semiconductor substrates

The performance of III-V compound semiconductor substrates directly affects various performance of downstream chip and device products; in particular, under the trend of

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

continuously decreasing chip and device sizes, core performance indicators of III-V compound semiconductor substrates, including dislocation density, resistivity uniformity, flatness, surface particles, etc., have direct impact on device yield and costs, hence affecting the industrialization of downstream application fields. During the production of III-V compound semiconductor substrates, such substrate performance indicators are subject to many factors, including quality control of raw and auxiliary materials, poly-crystal synthesis process, process control during single-crystal growth, dicing, grinding, polishing, and cleaning processes, measurement technologies, and packaging technology. Substrate manufacturers should continuously research and develop new technologies and processes to continuously improve product performance indicators, so as to meet the demands of downstream epitaxy, chip, and device enterprises.

2. Development of new industries in recent years, and future development trends

(1) 5G communications industry

5G communications is a new generation of broadband mobile communication technologies featuring high rate, low time delay, and large connections. In 5G communications, InP substrates are mainly used to manufacture optical chips in optical modules. An optical module, as the core device of optical communication, is an interface module implementing information transmission between devices via photoelectric conversion. GaAs substrates are mainly used to manufacture radio frequency power amplifiers in base stations and mobile terminals. 5G base stations request much more optical modules and radio frequency power amplifiers than 4G base stations. After entering the 5G era, the widespread construction of 5G base stations will greatly drive the demands for optical modules and power amplifiers. Meanwhile, replacement demands for 5G smartphones will also significantly increase the demands for mobile phone power amplifiers. Therefore, since 2019, the development of the 5G communications industry will bring about a demand surge for III-V compound semiconductor substrate materials in the next few years.

(2) Data centers

Thanks to the development of the Internet of Things, cloud computing, 5G, and other new industries, the global data traffic experienced explosive growth, leading to dramatic increase in the demands for data centers as the important nodes for network data storage and transmission.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In data centers, optical modules are used as interface modules for the photoelectric conversion between devices and optical fibers. InP substrates are mainly used to manufacture lasers and receptors in optical modules, which are eventually used in servers, rack switches, core switches, and other host devices. Under the catalyzing effects of COVID-19 around the world, and driven by new infrastructure policies in Chinese Mainland, the construction demands of data centers in financial, artificial intelligence, medical imaging, Internet of Things, edge computing, and other industries have driven the global market demands for optical modules, which will continuously increase the market size of III-V compound semiconductor substrate materials.

(3) New generation display industry

In the field of new generation display, the year 2021 is the first year of large-scale industrialization for mini LEDs. Mini LED displays using GaAs substrate materials have been used in iPad Pro tablets released in 2021, indicating no obstacle in large-scale application of such materials. In the future, the micro LED display technology with the “film, micro, and array” advantages will be commercialized in smartphones, high-definition TVs, laptop computers, tablet computers, and other display fields, leading to geometric increase in the market demands for GaAs substrates.

(4) Artificial intelligence industry

In the field of artificial intelligence, at present, VCSEL manufactured with GaAs substrates have been used in 3D sensing technologies. In 2017, Apple took the lead in using VCSEL lasers in iPhone X for facial recognition, which created the opportunities of large-scale commercialization of 3D sensors. In the future, the 3D sensor technology will develop from facial recognition to body recognition, and it’s expected that there will be new incremental demands for GaAs substrates in the artificial intelligence field.

(5) Unmanned driving industry

Given the development of unmanned driving (L4-L5) technologies and the increased penetration of advanced driver-assistance (L3) technologies, it’s expected that the market of vehicle-mounted laser radars will experience high-speed development, leading to incremental demands for InP substrates and GaAs substrates.

(6) Wearable device industry

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The popularization of smart watches leads to higher market expectations on wearable device. Main functions of wearable device may be classified into two categories. One category is health and medical functions, in which sensors made of InP substrates may be used to monitor vital signs such as the heart rate, blood oxygen levels, blood pressure, and even blood sugar levels. The other category is entertainment functions, in which laser sensors made of InP substrates may emit invisible lights without harm to vision, and may be used in virtual reality (VR) glasses. The diversification of wearable device and increasing penetration will lead to incremental demands for InP substrates.

3. Development of new types of business and new modes in the industry in recent years, and future development trends

The production of III-V compound semiconductor materials by enterprises involves arsenic, gallium, or indium. At present, waste treatment in the industry is mostly entrusted to external third parties because most enterprises are not capable of purifying waste wafers and liquids. In the future, given stricter and stricter environment protection requirements imposed by the states, enterprises in the industry will increase investment in environment protection expenses and environment protection equipment. Therefore, more attention will be paid to the purification technologies intended for wastes in the industry of III-V compound semiconductor materials. Purification of wastes not only indicates the collection and recycling of waste wafers and liquids generated during production, but also effectively solves enterprises’ environment protection issues involved in the production of III-V compound semiconductor materials, hence achieving both corporate benefits and social benefits.

(V) Trends, opportunities, and challenges in the development of the industry

1. Opportunities

(1) Significant opportunities for the development of the semiconductor industry in China thanks to the global industry migration

Historically, the global semiconductor industry chain experienced geographical migration for two times - from the US to Japan in the 1970s, and from Japan to South Korea and Taiwan District in the 1980s. At present, the global semiconductor industry is in the process of migrating to the Chinese Mainland. However, semiconductor materials are still a weak link in

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

the semiconductor industry of China by now. On the background of the semiconductor industry migrating to Chinese Mainland, as the largest market of semiconductor end applications, Chinese Mainland is expected to attract the presence of more domestic and overseas enterprises, which will further improve the overall development level of the domestic compound semiconductor industry chain. It’s expected that the auxiliary environment for the compound semiconductor industry chain in China will be significantly improved, leading to higher market shares in the future.

(2) New opportunities from new demands generated by new applications

Despite the excellent performance, III-V compound semiconductor substrate materials have been constrained for a long period of time by the small market size of downstream applications and high costs; as a result, the market size is greatly less than silicon substrate materials. However, additional markets have been generated for substrate enterprises by many new application fields of III-V compound semiconductors emerging in recent years, such as mini LEDs, micro LEDs, wearable sensors, vehicle-mounted laser radars, and biometric recognition lasers. Given that all such demands are in the process of industrialization and the very low base market size of III-V compound substrates, the volume increase in any one of such markets will greatly drive the entire III-V semiconductor substrate market. In addition, in inherent application fields of III-V compound semiconductors, optical modules for base stations and data centers, smartphones, and base station RF devices, the rapid development of 5G communications, big data, and cloud computing also brings opportunities for 5G base station construction, data center construction, and 5G smartphone replacement, which may lead to great growth points for the III-V semiconductor substrate market.

2. Challenges

(1) Possible mismatch between supply and demands and outflow of talents due to over-investment

The rapid development of the compound semiconductor industry in China has attracted the investment of large funds, resulting in certain over-investment. Considering the mismatch between operating sizes and technology competency of some enterprises, it’s expected that low-end products will experience destructive competition in the future, and talents in the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

industry may go over to competitors for higher salaries.

(2) Increasing requirements imposed by the state on environment protection and safety in production

In 2013, gallium was included in the Catalogue of Hazardous Chemicals; In 2015, gallium arsenide was included in the list of hazardous chemicals released by the State Administration of Work Safety. Given the stricter regulatory policies in the industry, GaAs substrate enterprises should constantly enhance management over the transportation, use, production, and other stages of raw materials, semi-finished products, and finished products, leading to increasing investment for safety in production to ensure the lawfulness and compliance of production and operation.

Production processes employed by III-V compound semiconductor substrate enterprises involve chemical synthesis processes, high-temperature and high-pressure synthesis processes, physical dicing, polishing, and cleaning processes, purification processes, etc., which will generate certain emission of “three wastes” (waste water, waste gas, and industrial residues). Higher state standards for environment control and higher demands of customers for quality of products from suppliers will lead to increasing costs of III-V compound semiconductor substrate enterprises for environment protection and control.

(VI) Technical levels and features, scientific and technical achievements of the Issuer, and description of in-depth integration of the industry

Insisting on development driven by independent innovation since its establishment, the Company focuses on the research, development, and innovation of new products, new technologies, and new processes, and has accumulated profound technologies after years of continuous research, development, and process improvement.

As of June 30, 2022, the Company owns a total of 61 patents for invention, including 52 domestic patents for invention and 9 overseas patents for invention; moreover, the Company holds a number of process and formula know-how. The Company has built an independent system of core technologies related to III-V compound semiconductor materials. In addition, the Company has many qualifications and awards, including “Specialized Novel SMEs of

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Beijing”, the national post-doctoral research station, Beijing Science and Technology Research and Development Institution, 13th “Beijing Enterprise Technology Center” of Beijing, etc.

The Company is in cooperation with major universities and research institutes in the domestic field of semiconductor materials in many aspects to jointly promote the industrialization of scientific and technical achievements and enhance in-depth integration of the industry, academics, and research. Such cooperation institutions include the Chinese Academy of Sciences, the Massachusetts Institute of Technology, the California Institute of Technology, Peking University, the University of Science and Technology of China, Shanghai Jiao Tong University, Xiamen University, etc.

1. Semiconductor substrate materials

The Company has acquired several key technologies in the field of semiconductor substrate materials, including gallium arsenide poly-crystal synthesis, semi-insulating gallium arsenide single crystal vertical gradient freeze growth and carbon doping control, semi-conducting gallium arsenide single crystal vertical gradient freeze growth and uniform doping control, high quality germanium single crystal vertical gradient freeze growth and doping control, high quality indium phosphide single crystal vertical gradient freeze growth and doping control, longitudinal temperature gradient partial crystallization.

Existing products of the Company include 2- to 6-inch InP substrates, 1- to 8-inch GaAs substrates, 2- to 6-inch germanium substrates, PBN materials, and high-purity gallium (6N, 7N, and 8N purity), which are widely used in many fields like 5G communications, data centers, new generation display, artificial intelligence, unmanned driving, wearable device, aerospace.

It’s a long process to achieve commercialized application of new technologies, which normally requires reasoning, pilot production, mass production, and marketing. For 5G communications, data centers, new generation display (mini LEDs and micro LEDs), artificial intelligence, unmanned driving, and other technologies, the Company delivers sample products to downstream customers and universities in the state of application reasoning. Through constant communication with downstream customers on product performance and parameters, the Company can accurately understand customer demands, and can arrive at an expectation on the commercialization prospect of new technologies to seize market opportunities early.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In the future, the Company will keep in good communication with downstream customers to keep updated about cutting-edge technologies. Being closely attentive to the progress of commercialization and marketing of global 6G communication RF devices, medical wearable device, L4-L5 autonomous driving vehicle radars, AR and VR visual transparent glasses around the world in the future, the Company is capable of making layout for corresponding products prior to the widespread commercialized application of new technologies.

2. PBN materials

The Company has acquired several key technologies in the field of PBN materials, including pyrolytic boron nitride chemical vapor deposition technology, manufacturing technology for boron nitride-boron carbide-graphite composite heating element used for high temperature electric heating, and vapor deposition furnace designing technology for manufacturing ultra-high purity pyrolytic boron nitride products. PBN material products of the Company include single-crystal growth crucibles, OLED crucibles, MBE crucibles, CIGS metal (copper indium gallium selenide) and ceramic evaporation source, Ta crucibles and nozzles, CVD furnaces (chemical vapor deposition furnaces), etc. During the reporting period, the Company has successfully entered the OLED market and established cooperation with well-known enterprises in the OLED industry, including Tianma Microelectronics, BOE Technology, and China Star Optoelectronics.

3. High-purity materials

By now, the Company has acquired the large density difference liquid-liquid extraction technology, high efficiency electrolytic refining technology, longitudinal temperature gradient partial crystallization technology, high-purity gallium purification and high-purity indium phosphide poly-crystal synthesis technology. High-purity material products of the Company include high-purity gallium (6N, 7N, and 8N), gallium-magnesium alloys, indium-magnesium alloys, high-purity indium phosphide poly-crystals, which are not only sufficient for the production of the Company’s III-V compound semiconductor substrates, but also available for external sales.

(VII) Position of the Issuer’s products or services in the market and industry

The Company, as a globally well-known semiconductor material technology enterprise,

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

mainly engages in the research, development, production, and sales of InP substrates, GaAs substrates, germanium substrates, PBN materials, and other high-purity materials. Based on reliable product quality and favorable market reputation, the Company has become one of the most competitive players in the global industry of III-V compound semiconductor materials.

As recognized by the Semiconductor Materials Branch of China Electronic Materials Industry Association: the gallium arsenide products produced and sold by the Company are widely used in the production of high-speed switches, optoelectronics, microwave communications, radar and infrared sensing devices, with excellent performance and reliable quality, belonging to key material products with electronic information function in the national strategically emerging materials, and playing an important role in the new generation of information communication technology, the new generation of advanced display technology and mobile Internet technology. The gallium arsenide products produced and sold by the Company are the key products listed in the catalog of electronic special materials in the industry classification of national economic; strong support for such product can effectively promote the rapid development of the compound semiconductor industry in China, cultivate talents in this industry, and enhance the global competitiveness of China’s compound semiconductor materials.

As recognized by the National Quality Supervision and Inspection Center for Electronic Functions and Auxiliary Materials: the GaAs substrate of the Company is characterized by ultra-low defect density, high electron mobility, ultra-low internal stress, high flatness, ultra-low surface particle size and ultra-cleanliness; the product performance is outstanding.

Providing services for the whole world with a base established and China, the Company has been in close cooperation with many globally well-known epitaxy, chip, and device enterprises. According to Yole, the Company held the second largest market shares for InP substrates in 2020 and the fourth largest market shares for GaAs substrates in 2019 in the world, which manifested the prominent position of the Company in the market and the industry. The table below shows the global competition structure for main products of the Company:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Year	Global market shares of InP substrates
	Sumitomo	Issuer	JX Nippon	Others
2020	42%	36%	13%	10%
Year	Global market shares of GaAs substrates
	Freiberger	Sumitomo	Issuer	Others
2019	28%	21%	13%	38%

Source: Yole

With respect to market positioning, considering the low technical requirements on GaAs substrates in common LEDs for general lighting, which lead to fierce market competition, the Company gradually reduced the sales of GaAs substrates on the common LED market during the reporting period. Instead, according to Yole, very few GaAs substrate enterprises around the world are capable of supplying products for high-end markets for mini LEDs, micro LEDs, 5G RF devices, biometric recognition lasers, etc.; therefore, these applications are the main target markets of the Company’s GaAs substrate products.

Source: Yole

The Company is one of the enterprises which have acquired the production technologies for 8-inch GaAs substrates and 6-inch InP substrates around the world. In the new investment cycle in downstream application fields, including 5G communications and new generation display, newly established production lines of downstream customers are likely targeted for

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larger sizes; as a result, enterprises capable of supplying large-size III-V compound semiconductor substrates are expected to take market opportunities early in the new cycle of the industry.

Product size comparison among InP and GaAs substrate manufacturers

Size comparison of InP substrates
InP	Sumitomo	JX Nippon	Beijing Tongmei
	2-6 inches	2-4 inches	2-6 inches
Size comparison of GaAs substrates
GaAs	Freiberger	Sumitomo	Beijing Tongmei
	4-8 inches	2-8 inches	1-8 inches

Source: Yole, and websites of the companies

(VIII) Main enterprises in the industry

1. Sumitomo Electric Industries Limited (Sumitomo, 5802.T), Japan

Established in 1920, Sumitomo is one of the well-known communication manufacturers and industrial manufacturers in the world. Sumitomo engages in wide production and operation covering information communications, vehicle manufacturing, electronic devices and equipment, energy, environment, and industry equipment, and materials, and has established over 200 subsidiaries around the world. Sumitomo’s products in the GaAs substrate filed include 2- to 8-inch gallium arsenide single crystal substrates, and products in the InP substrate field include 2- to 6-inch InP semi-conducting and semi-insulating single crystal substrates.

2. Freiberger Compound Materials GmbH (Freiberger), Germany

Freiberger, established in 1949, mainly produces semi-insulating and semiconductor GaAs substrate products covering 3- to 8-inch GaAs substrates mainly for the photoelectron field. Freiberger has built VGF and LEC process experiences and good quality control capabilities.

3. JX Nippon Mining & Metals Corporation (JX Nippon)

JX Nippon was established in 2010 by combining two major energy groups in Japan - Nippon Oil and Nippon Mining Holdings. It’s business mainly involves the development and extraction of non-ferrous metal resources, manufacturing and sales of film materials (target materials, surface treatment agents, compound semiconductor materials, etc.), and

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manufacturing and sales of precision machining products. In the field of compound semiconductors, JX Nippon mainly produces 2- to 4-inch InP substrates.

4. Dowa Holdings Co., Ltd. (Dowa, 5714.T)

Dowa, established in 1937, mainly operates environment protection and recycling, metallurgy, electronic materials, metal processing, and thermal treatment. In the field of compound semiconductors, Dowa mainly produces 2- to 4-inch GaAs substrates.

5. Umicore Material Technology Co., Ltd. (Umicore, UMI.BR)

Umicore, established in 1989, focuses on applications of materials, chemistry, and metallurgy. It has three business groups for catalysis, energy and surface technologies, and recycling, respectively, with presence in all continents serving customers around the world. At present, Umicore has 4- to 12-inch germanium substrate products, which are mainly used for space solar cells, photovoltaic, LEDs, VCSEL, and other fields.

6. Yunnan Lincang Xinyuan Germanium Industry Co., Ltd. (Yunnan Germanium, 002428.SZ)

Yunnan Lincang Xinyuan Germanium Industry Co., Ltd., established in 1998, is a new- and high-tech enterprise with a comprehensive industry chain integrating germanium mining, deep processing, and research and development. In 2013, Yunnan Germanium entered the fields of gallium arsenide and InP substrates by establishing a controlled subsidiary Yunnan Xinyao Semiconductor Materials Co., Ltd.; by now, it is capable of producing 800,000 GaAs substrates and 100,000 InP substrates per year. At present, Yunnan Germanium has 2- to 6-inch gallium arsenide crystal and substrate products, and has products from a 2- to 4-inch InP substrate production line.

7. Guangdong Vital Advanced Materials Co., Ltd.

Guangdong Vital Advanced Materials Co., Ltd., established in 2012 as a subsidiary of Vital Materials Co., Limited, mainly engages in the research, development, production and sales of indium phosphide, germanium, and InP substrates, and other relevant products. It’s semiconductor substrate products mainly include 2- to 6-inch GaAs substrates, 2- to 4-inch InP substrates, and 4- to 6-inch germanium substrates.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(IX) Competitive advantages and disadvantages

1. Competitive advantages

(1) Technology advantages

The industry of III-V compound semiconductor materials is a technology-intensive industry. Dr. MORRIS SHEN-SHIH YOUNG, Chairman of the Company, is one of the founders industrializing the VGF technology. Under the leadership of Dr. MORRIS SHEN-SHIH YOUNG, the Company has educated and built a technology team featuring comprehensive academic backgrounds and rich industry experiences, providing talent guarantee for the Company to continuously make innovation and keep technology advancement. After years of continuous practical research, development, and production, the Company has built profound technology accumulation and processes. The Company has acquired many core technologies, including gallium arsenide poly-crystal synthesis, semi-insulating gallium arsenide single crystal vertical gradient freeze growth and carbon doping control, semi-conducting gallium arsenide single crystal vertical gradient freeze growth and uniform doping control, high quality germanium single crystal vertical gradient freeze growth and doping control, high quality indium phosphide single crystal vertical gradient freeze growth and doping control, longitudinal temperature gradient partial crystallization, pyrolytic boron nitride chemical vapor deposition, etc. In the global industry of III-V compound semiconductor materials, the Company has a complete and independent technology system.

As of June 30, 2022, the Company has a total of 61 patents for invention. Besides intellectual property rights filed in Chinese Mainland, the Company keeps a number of formula and process know-how in strict confidentiality with respect to various types of core technologies, which may protect such technology secrets from being disclosed by patents.

Considering the development of new products, such as 6-inch InP substrates and 8-inch GaAs substrates, and the continuous improvement of product performance indicators, during the reporting period, the Company continuously increased expenses in research and development to RMB26.8264 million, RMB45.1082 million, and RMB90.1664 million respectively, accounting for5.80%, 7.73%, and 10.52% of sales revenues. The stable and increasing research and development investment is an important guarantee for the Company to

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

keep its technology advancement.

In summary, with the profound technology accumulation, strict confidentiality measures, and sufficient R&D investment, the Company has certain technical advantages in the global industry of III-V compound semiconductor materials.

(2) Customer and market advantages

Generally, III-V compound semiconductor substrate products should pass customer certification on a per-model basis, and the products may be offered for sale only after passing the customer certification. Given the long period and high costs required for certification, once a substrate product is certified, downstream customers normally will not replace the supplier rashly, which leads to a long-lasting and stable cooperation between the customer and the supplier. As the Company is one of the early enterprises engaging in the InP substrate, GaAs substrate, and germanium substrate business around the world, and the Company’s various product models have passed customer’s product certification around the world. During the reporting period, the Company has been actively marketing large-size InP substrate and GaAs substrate products; thanks to the favorable market reputation built by the Company through long-term operation, the Company’s large-size substrate products have successively passed the certification by various customers.

Providing services for the whole world with a base established and China, the Company has been in close cooperation with many globally well-known epitaxy, foundry, chip, and device enterprises, including Osram, Customer C, IQE, II-VI, Meta, Qorvo, IPG, Skyworks, Broadcom, Customer A, Customer B, Win Semiconductor, Landmark Optoelectronics, Visual Photonics Epitaxy, San’an Optoelectronics, and Everbright Photonics - almost covering all well-known enterprises in the global industry chain of III-V compound semiconductors. According to Yole, the Company held the second largest market shares for InP substrates in 2020 and the fourth largest market shares for GaAs substrates in 2019 in the world, which manifested the prominent position of the Company in the market and the industry.

In summary, with various product models certified by globally well-known customers and high shares of the Company’s main products on the global market, the Company has customer and market advantages throughout the world.

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(3) Product advantages

The Company’s semiconductor substrate products, being outstanding in key performance indicators like dislocation density, resistivity uniformity, flatness, surface particles, etc., can meet performance requirements on semiconductor substrate products for high-end markets, including 5G radio frequency power amplifiers, mini LEDs, micro LEDs, wearable sensors, vehicle-mounted laser radars, biometric recognition lasers. The Company is one of the few III-V compound semiconductor substrate enterprises in the world whose products can be used in high-end markets.

The Company has comprehensive products of various models, including 2- to 6-inch InP substrates, 1- to 8-inch GaAs substrates, and 2- to 6-inch germanium single crystal substrates, PBN materials, and high-purity gallium (6N, 7N, and 8N), etc. In addition, with highly flexible production processes, the Company is capable of customizing substrate products against different specifications in response to different demands of downstream customers, which leads to advantages in full product models and customized production for the Company compared with international competitors.

In summary, the Company has strong product advantages compared with domestic and overseas competitors.

(4) Supply chain advantages

The industry of III-V compound semiconductor materials involves many links, and there are only a few suppliers for some upstream materials, especially in the early days of the Company, there were very few qualified suppliers in China. Since its establishment, the Company has built a global procurement system and an international procurement team, and has ensured over two qualified suppliers for various materials. For domestic suppliers of key raw materials, the Company or AXT, the controlling shareholder, also enhances cooperation with suppliers by equity investment, which further guarantees the stable procurement of the Company’s equipment and raw materials to avoid interruption or lack of supplies.

While continuously improving the global procurement system, in order to further guarantee the supply of raw materials, the Company has expanded to the upstream business through independent research and development for raw materials featuring high technology

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difficulties, high added values, and difficulties of stable supply from Chinese Mainland. By now, the Company has been producing key raw materials, such as PBN crucibles and high-purity gallium, through controlled subsidiaries, and developed the indium phosphide poly-crystal manufacturing technology, which ensures the stable supply of such key production elements at the source.

With the layout basically completed for the supply chain of III-V compound semiconductor substrates, the Company has more stable supply of all key raw materials and can effectively control the production and delivery dates of the Company while keeping production costs stable. On the background of further expanded production capacities of the Company, the Company has obvious supply chain advantages.

(5) Advantages in safety in production and environment protection

Some raw materials and semi-finished products in the production of GaAs substrates are hazardous chemicals listed by the state. As the state policies on environment protection become stricter, some domestic enterprises of compound semiconductor raw materials were ordered to suspend production due to problems of safety in production and environment protection, leading to the tension in the supply of some raw materials in the industry. In order to handle issues of safety in production and environment protection, the Company has established a recycling production system in a qualified chemical park in Chaoyang City, Liaoning Province. With the Company at the core, the park has built a gallium arsenide industry cluster and established a system in which hazardous chemicals are controlled, processed, and recycled on a centralized basis, which safeguards the stable supply of upstream raw materials for the Company in terms of production qualifications. Meanwhile, liquid wastes generated during the production of the Company are collected, treated, and recycled, which effectively solves the environment protection difficulties of the gallium arsenide industry, reduces production costs, and achieves favorable demonstration effects in energy conservation and emission reduction.

Therefore, with the production base established in a qualified chemical park, the Company has certain advantages in auxiliary facilities on the background of stricter and stricter policies on safety in production and environment protection.

2. Competitive disadvantages

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(1) Insufficient capital investment

In response to emerging new demands on the downstream market and the update and iteration of new products, the Company needs to further increase investments in fixed assets and in research and development to seize market opportunities, hence improving market shares and profitability. This will cause heavy pressure on capital investment of the Company.

(2) Insufficient production capacities

At present, there is a certain gap between the Company and international competitors in terms of supply capabilities for the market. Despite the several production bases established and the supply capabilities of 1- to 8-inch GaAs substrates and 2- to 6-inch InP substrates, the Company’s production capacities are still inferior to Sumitomo and Freiberger, the competitors in the industry.

(X) Comparison between the Issuer and comparable companies in the industry

1. Main enterprises in the industry

For main enterprises in the industry, refer to “(VIII) Main enterprises in the industry” of “Section VI Business and Technology” of this Prospectus.

2. Comparison of key business data for measuring core competitiveness

(1) Comparison of operation with competitors

The table below shows the comparison of operation between the Company and main competitors:

Name	Main business	Scope of business	Size of business
Sumitomo	Engages in wide production and operation covering information communications, vehicle manufacturing, electronic devices and equipment, energy, environment, and industry equipment, and materials	Comprehensive enterprise with business covering GaAs substrates and InP substrates	In 2020, achieved the operating incomes of 2,918.6 billion yen and the net profits of 56.3 billion yen

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Freiberger	Produces semi-insulating and semiconductor GaAs substrate products	Professional substrate manufacturer, mainly providing GaAs substrates	In 2019, achieved the operating incomes of 66 million euro and the net profits of 4 million euro
JX Nippon

Mainly engages in the development and extraction of non-ferrous metal resources, manufacturing and sales of film materials (target materials, surface treatment agents, compound semiconductor materials, etc.), and manufacturing and sales of precision machining products

		Comprehensive enterprise with business covering InP substrates	In 2019, achieved the operating incomes of 1,004.4 billion yen and the net profits of 16.6 billion yen
Dowa Holdings Co., Ltd.	Mainly operates environment protection and recycling, metallurgy, electronic materials, metal processing, and thermal treatment	Comprehensive enterprise with business covering GaAs substrate products	In 2021, achieved the operating incomes of 588 billion yen and the net profits of 25.2 billion yen
Umicore	Focuses on applications of materials, chemistry, and metallurgy. It has three business groups for catalysis, energy and surface technologies, and recycling, respectively	Material enterprise with business covering germanium substrate products	In 2020, achieved the operating incomes of 20.7 billion euro and the net profits of 0.1 billion euro
Beijing Tongmei	Mainly providing III-V compound semiconductor substrate materials and germanium substrate materials	Professional semiconductor substrate enterprise, providing InP substrates, GaAs substrates, and germanium substrates	In 2020, achieved the operating incomes of RMB583 million and the net profits of RMB60 million

Competitors of the Company are mostly comprehensive groups greater, with more capital, and more risk-resistant than the Issuer. As a professional semiconductor substrate enterprise, the Issuer has a more comprehensive product portfolio for semiconductor substrate materials, which may lead to more synergy effects in the sales of various products. In addition, the semiconductor substrate business, with incomes accounting only for a small proportion, is not the main source of incomes and profits for some competitors; while the Issuer’s business is

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

more concentrated, providing the Issuer with certain advantages in rapid response and individualized services.

(2) Comparison of technical strengths

The manufacturing of III-V compound semiconductor substrates, involving several links such as poly-crystal synthesis (if applicable), single-crystal growth, dicing, grinding, polishing, cleaning, testing, etc., has the features of complicated processes and a high technology threshold; meanwhile, InP and GaAs substrates are experiencing iteration toward large sizes, which raises high requirements on the equipment, processes, and technical accumulation of enterprises. With respect to existing products, enterprises of III-V compound semiconductor substrates should constantly improve product performance indicators to keep in line with the constant iteration of the chips and device products of downstream customers. Therefore, the capabilities of manufacturing large-size substrates can reflect technical competency to a certain extent.

According to public information about competitors, the table below shows the sizes of main substrate products available from the companies:

Item		Sumitomo	JX Nippon	Beijing Tongmei
InP substrates	2-inch substrate	√	√	√
	3-inch substrate	√	√	√
	4-inch substrate	√	√	√
	6-inch substrate	√	N/A	√
Item		Sumitomo	Freiberger	Beijing Tongmei
GaAs substrates	4-inch substrate	√	√	√
	6-inch substrate	√	√	√
	8-inch substrate	√	√	√
Item		Umicore	Beijing Tongmei
Germanium substrates	3-inch substrate	√	√
	4-inch substrate	√	√
	6-inch substrate	√	√

Source: Websites of comparable companies

Relying on technical competency comparable to main competitors in terms of substrate

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

product sizes, the Company ranks in tier 1 in the global industry.

(3) Comparison of market shares

According to Yole, the Company held the second largest market shares for InP substrates in 2020 and the fourth largest market shares for GaAs substrates in 2019 in the world. For the competition structure of the Company’s main products, refer to “II. (VII) Position of the Issuer’s products or services in the market and industry” of “Section VI Business and Technology” of this Prospectus.

Given the large-scale migration of the semiconductor industry chain to China and the explosive growth of emerging downstream fields, including 5G communications, data centers, new generation display, artificial intelligence, unmanned driving, etc., the Company has the potential of developing into a leader for global III-V compound semiconductor substrate materials by making the most of the development opportunities on emerging markets in a new industrial cycle.

(4) Comparison of technical parameters

The core technical parameters of GaAs substrate and InP substrate products include resistivity, resistivity uniformity, carrier concentration, electron mobility, dislocation density, thickness, total thickness fluctuation value, warpage and surface particle size. The specific meanings of aforesaid technical parameters are as follows:

Name	Meaning	Judgment Criterion
Resistivity	A physical quantity that reflects the electrical conductivity of a material	Small resistivity indicates good electrical conductivity; high resistivity indicates poor electrical conductivity
Uniformity of resistivity	It reflects the uniformity of resistivity obtained by measuring 25 points on the entire wafer surface (Maximum resistivity - Average) / Average multiplied by 100%	The lower the uniformity, the better the performance
Carrier concentration	The number of charges that can move freely per unit volume	The higher the carrier concentration, the better the conductivity
Electron mobility	Orientational drift velocity of electrons under unit external electric field	The higher the electron mobility, the better the performance
Dislocation density	Refers to the number of dislocation lines passing through a unit cross-sectional area	The lower the dislocation density, the better the performance

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Thickness	Usually, the thickness value in the center area of the corresponding wafer product	-
Total thickness fluctuation value	Under the condition of complete vacuum adsorption on the back of the wafer, the difference between the maximum and minimum heights measured on the front side	The lower the total thickness fluctuation value, the better the performance
Warpage	With the wafer naturally placed on the reference plane, the sum of the absolute values of the maximum and minimum values obtained by measuring at front side relative to the reference focal plane	The lower the warpage, the better the performance
Surface particle size	The total number of particles larger than a certain threshold across the wafer surface measured in an ultra-clean environment	The smaller the surface particle size, the better the performance

Currently, the Company has completed R&D of growth and crystal processing technology of 8-inch gallium arsenide monocrystal and 6-inch indium phosphide monocrystal, with capacity to produce in a small batch, and its large-size substrate products have passed the certification of some downstream customers. According to the information disclosed by each competitor, the current progress of the production of large-size substrates by each company is as follows:

Item	Sumitomo	Japan JX	Beijing Tongmei
6-inch InP substrate	Capable of producing	Not capable of producing	Capable of producing in a small batch
Item	Sumitomo	Freiberger	Beijing Tongmei
8-inch GaAs substrate	Capable of producing	Capable of producing	Capable of producing in a small batch

Note: The progress of large-size substrate production capacity of each company is based on the announcement on the official website of each company; Sumitomo and Freiberger have not disclosed their mass production stage.

The update and replacement cycles of production lines and equipment in the semiconductor industry are long. Therefore, the mainstream products purchased by downstream epitaxy and OEM manufacturers are mainly 4- and 6-inch GaAs substrates and 3- and 4-inch InP substrates. The comparison between main products of the Company and main competitors in terms of key performance indicators is as follows:

1) 6 inches GaAs (semi-insulating type)

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Parameters	Sumitomo	Freiberger	Beijing Tongmei
Resistivity Ω.cm	≥8×10[7]	（1.0-8.0）×10[8]	≥1×10[8]
Resistivity uniformity	Undisclosed	Undisclosed	<150%
Electron mobility cm2/v.s	≥3000	≥4500	≥5000
Dislocation density cm-2	≤10000	≤10000	1500-5000
Thickness um	675±25/550±25	675±25/550±25	675±25/550±25
Total thickness fluctuation (P/P)um	≤5	≤5	≤4
Total thickness fluctuation (P/E)um	Undisclosed	Undisclosed	≤10
Warpage um	≤10	≤10	≤10
Surface particle size	<100@>0.4um	<100@>0.3um	<80@>0.3um

2) 4 inches GaAs (semiconductor type)

Parameters	Sumitomo	Freiberger	Beijing Tongmei
Carrier concentration cm-3	（0.7-4）×10[18]	（0.8-3.0）×10[18]	（0.8-4.0）×10[18]
Electron mobility cm2/v.s	（1.2-3）×10[3]	≥1500	（1-2.5）×10[3]
Average dislocation density cm-2	≤5×10[2]	100-500	100-500
Thickness um	625±25	625±25	625±25
Total thickness fluctuation (P/P)um	Undisclosed	≤5	≤4
Total thickness fluctuation (P/E)um	10	≤10	≤10
Warpage um	10	≤10	≤7
Surface particle size	Undisclosed	<50@>0.3um	<40@>0.3um

3) 4 inches InP(semi-insulating type)

Parameters	Sumitomo	Japan JX	Beijing Tongmei
Resistivity Ω.cm	≥1×10[7]	≥1×10[6]	≥0.5×10[7]
Electron mobility cm2/v.s	≥2×10[3]	Undisclosed	≥1000
Average dislocation density cm-2	≤5×10[3]	≤5×10[4]	1500-5000
Thickness um	625±25	625±20	350±25/625±25
Total thickness fluctuation (P/P)um	≤5	≤8	≤5
Warpage um	≤10	≤15	≤10
Surface particle size	<30@>1.2um2	Undisclosed	<50@>0.3um

4) 3 inches InP (semiconductor type)

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Parameters	Sumitomo	Japan JX	Beijing Tongmei
Carrier concentration cm-3	（2-8）×10[18]	(2-10)×10[18]	(0.8-8)×10[18]
Electron mobility cm2/v.s	（1-2）×10[3]	Undisclosed	（1-2.5）×10[3]
Average dislocation density cm-2	≦5×10[3]	≤5×10[3]	100-500
Thickness um	600±15	620±20	500±15
Total thickness fluctuation (P/P)um	≤6	≦5	≤5
Total thickness fluctuation (P/E)um	≤8	≤8	≤10
Warpage um	≤10	≦10	≤10
Surface particle size	<30@>1.2um2	Undisclosed	<30@>0.3um

Source: website of each company

Through comprehensive comparison of the technical parameters of products publicly disclosed by Sumitomo, Freiberger, Japan JX and other enterprises, the Company’s products have advantages of low dislocation density and high flatness (the lower the total thickness fluctuation value and the warpage, and the higher the flatness, the better the performance); the technical parameters of other products are comparable to those of major international competitors, generally at leading level in the world.

By developing large-size InP substrates and GaAs substrate products, the Company fills the market gap and effectively meets the needs of its downstream customers; in addition, through further improvement of monocrystal growth equipment, PBN crucibles and production process, the Company constantly increases the growth length of large-diameter monocrystals, effectively reducing production costs, enhancing crystal growth efficiency, and greatly improving its market competitiveness.

3. The competitive layout of germanium substrates

Before 2014, the world’s major companies with mass production capacity for germanium substrates were the Issuer and Umicore. At present, the Company mainly sells 4-inch germanium substrates in the domestic market, while those sold in overseas markets are mainly 6-inch and 4-inch products.

(1) International market

In the international market, the main competitor of the Company (and its controlling

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

shareholder AXT) is Umicore, which has been engaged in the germanium product business for over 40 years, with infrared-grade germanium products, ultra-high-purity germanium single crystals, germanium substrates and other germanium products. In the international market, the Company (and its controlling shareholder AXT) used to have a global market share of germanium substrate products ahead of Umicore. As AXT fully relocated its germanium substrate production base to China, the Company’s germanium substrate products gradually withdrew from the aerospace market of U.S. At present, the Company’s overseas markets are mainly located in Europe and Asia. Thus, Umicore now has a higher global market share than the Company in terms of germanium substrates.

(2) Domestic market

In the domestic market, the Company was the most important germanium substrate supplier in China before 2014. As China’s germanium output ranks first in the world at present, some domestic germanium manufacturers, such as Yunnan Germanium, also used to supply germanium ingots or germanium single crystals and other raw materials to Umicore. With the continuous growth of the global aerospace field and the commercial satellite market, domestic upstream manufacturers of germanium substrates have also started entering the downstream germanium substrate market. Yunnan Germanium started to produce and sell germanium substrates on a small scale in 2014. According to the 2019 annual report of Yunnan Germanium, it achieved a revenue of RMB28,447,400 with germanium substrates in the same year.

In recent years, the demand in the domestic market has also shown a rapid growth trend. Yunnan Germanium has also reinforced its development efforts in the domestic market. During the reporting period, its revenue from germanium substrates increased to RMB77,109,300 from 2019 to 2021, and its germanium substrate business in 2021 was comparable to the Company’s revenues.

A comparison of changes in price, production capacity and output between the Company and Yunnan Germanium in terms of germanium substrate products is as follows:

Unit: RMB/piece, 0’000 pieces (converted to 4 inches)

Germanium substrate	Beijing Tongmei			Yunnan Germanium
	2021	2020	ROC	2021	2020	ROC
Unit price	287.74	336.81	-14.57%	283.70	390.06	-27.27%
Capacity	35.83	30.50	17.48%	75.00	30.00	150.00%
Output	35.46	28.18	25.83%	28.28	23.57	20.00%

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Source: Annual report of Yunnan Germanium

At present, the Company and Yunnan Germanium are the two most important manufacturers of germanium substrates in the domestic market. According to the 2021 annual report of Yunnan Germanium, in 2021, it produced 235,700 pieces of photovoltaic-grade germanium products (converted to 4 inches), and expanded its production capacity by 200,000 pieces of 6-inch germanium substrates. With the growth of its output and sales, the price competition between the Company and Yunnan Germanium has become fierce. In 2021, the average unit price of the Company in the domestic market dropped from RMB2,890,400/piece to RMB2,262,300/piece, a decrease of 7.89%, while that of Yunnan Germanium dropped from RMB3,900,600/piece to RMB2,837,000/piece, a decrease of 27.27%.

III. Sales and main customers of the Issuer

(I) Production and sales of main products

1. Production and sales of main products

The table below shows the utilization of production capacities, outputs, and sales volumes of the Company’s GaAs, InP, and germanium substrate products in the last three years:

Item	2021	2020	2019
GaAs substrates (equivalent to 2-inch)
Production capacity (10,000 pieces)	313.64	232.25	190.50
Output (10,000 pieces)	306.68	205.83	178.90
Utilization of production capacities	97.78%	88.63%	93.91%
Sales volume (10,000 pieces)	263.94	202.46	175.95
Output/sales ratio	86.06%	98.36%	98.35%
InP substrates (equivalent to 2-inch)
Production capacity (10,000 pieces)	40.78	30.70	26.70

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Output (10,000 pieces)	39.26	28.32	23.32
Utilization of production capacities	96.27%	92.24%	87.34%
Sales volume (10,000 pieces)	35.70	27.07	23.33
Output/sales ratio	90.94%	95.60%	100.05%
Germanium substrates (equivalent to 2-inch)
Production capacity (10,000 pieces)	143.30	122.00	122.00
Output (10,000 pieces)	141.82	112.73	92.43
Utilization of production capacities	98.97%	92.41%	75.76%
Sales volume (10,000 pieces)	127.90	103.77	80.20
Output/sales ratio	90.18%	92.05%	86.77%

Note: Substrate production capacities are calculated in comprehensive consideration of the production capacities at various production stages, and the production capacities of each period are mainly constrained by the bottleneck at the crystal growing stage; substrate production capacities and outputs are uniformly converted into the quantity of 2-inch products based on the areas of various models.

GaAs substrate2. Sales prices of main products

The table below shows the changes in the average sales prices of the Company’s main products during the reporting period:

Product category	Unit	2021		2020		2019
		Amount	Change	Amount	Change	Amount
InP substrates	RMB/piece	1,196.06	74.98%	683.54	-9.09%	751.87
GaAs substrates	RMB/piece	437.68	-6.14%	466.33	23.20%	378.50
Germanium substrates	RMB/piece	287.74	-14.57%	336.81	-4.06%	351.05
PBN crucibles	RMB/piece	5,342.20	-5.47%	5,651.35	12.62%	5,018.27
High-purity metals and compounds	RMB 10,000/ton	148.07	55.91%	94.97	17.62%	80.74

The average unit prices of various substrate materials are subject to effects of many factors, including changes in product sizes and structures, customer requirements on product parameters, fluctuation in prices of raw materials, etc. During the reporting period, the InP substrates and GaAs substrates of the Company have generally experienced price increase, while the prices of germanium substrates remained relatively stable.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In 2021, the prices of InP substrates increased greatly; the main reasons are that as the global demands for downstream optical chip, optical module epitaxy and device increase, the supply falls behind, so the Company, as the second largest provider of Indium Phosphide, raised sales prices properly; in addition, the Company has integrated overseas sales from May 2021 to directly face end customers, leading to great price increase.

In 2020, the unit price of GaAs substrates increased obviously, mainly due to the effects of the increase in the price of the raw material gallium, and the increasing proportion in the sales of large-size products.

The prices of PBN crucibles experienced certain fluctuation, mainly due to the certain price differences among different device models, sizes, performance, and purposes since crucibles are mostly customized products.

In 2021, the prices of the Company’s high-purity metals and compounds increased substantially, mainly due to the impact of the continuous increase in the prices of raw material gallium since the second half of 2020.

(II) Main customers

The table below shows the top five customers of the Company in each period during the reporting period:

In RMB0’000

Period	No.	Name	Amount	Proportion	Name of main products sold
2021	1	AXT	5,979.70	6.97%	GaAs, InP, germanium substrates
	2	Osram	5,506.52	6.42%	GaAs, germanium substrates
	3	Landmark Optoelectronics	4,731.71	5.52%	GaAs, InP substrates
	4	Mo Sangyo Co, Ltd.	3,884.27	4.53%	GaAs, InP substrates
	5	Kingsoon	3,487.18	4.07%	Germanium substrates
	Total		23,589.38	27.51
2020	1	AXT	28,196.51	48.35%	GaAs, InP, germanium substrates
	2	Kingsoon	3,027.45	5.19%	Germanium substrates

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

	3	Customer B	2,938.71	5.04%	GaAs, InP, germanium substrates
	4	Epi Solution Technology Co., Ltd.	1,981.64	3.40%	GaAs, InP substrates
	5	LouwersHanique	1,758.69	3.02%	PBN plates
	Total		37,903.00	64.99%
2019	1	AXT	22,144.98	47.91%	GaAs, InP, germanium substrates
	2	Customer A	4,755.70	10.29%	InP, GaAs substrates
	3	Kingsoon	2,280.93	4.93%	Germanium substrates
	4	Alpha Plus	2,277.28	4.93%	PBN crucibles, PBN materials
	5	Epi Solution Technology Co., Ltd.	1,825.25	3.95%	GaAs, InP substrates
	Total		33,284.14	72.01%

Note: Amounts of sales to customers under control of the same actual controller are combined.

Established in 1986, AXT, the controlling shareholder of the Company, is a NASDAQ-listed company. Prior to the preparation for listing the on the STAR Market, the Company is a wholly owned subsidiary of AXT. AXT makes uniform arrangement on the level of the group, and acts as the entity for making external sales. Since March 2021, ATX-Tongmei has been acting as the entity to sell products to overseas customers; in May 2021, the Company completed the acquisition of AXT-Tongmei. AXT will not sell products externally after finishing sales contracts signed prior to March 2021. The table below shows the top five end customers of the Company during the reporting period:

In RMB0’000

Period	No.	Name	Amount	Proportion	Name of main products sold
2021	1	Osram	7,045.66	8.22%	GaAs, germanium substrates
	2	Landmark Optoelectronics	5,070.08	5.91%	GaAs, InP substrates
	3	Mo Sangyo Co., Ltd.	4,715.77	5.50%	GaAs, InP substrates
	4	IQE	3,751.44	4.38%	GaAs, InP substrates
	5	Kingsoon	3,487.18	4.07%	Germanium substrates
	Total		24,070.13	28.08%

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2020	1	Osram	9,389.14	16.10%	GaAs, germanium substrates
	2	Kingsoon	3,027.45	5.19%	Germanium substrates
	3	Customer B	2,938.71	5.04%	GaAs, InP, germanium substrates
	4	Landmark Optoelectronics	2,804.49	4.81%	GaAs, InP substrates
	5	IQE	2,252.91	3.86%	GaAs, InP substrates
	Total		20,412.71	35.01%
2019	1	Osram	5,720.73	12.38%	GaAs, germanium substrates
	2	Customer A	4,755.70	10.29%	InP substrates
	3	Landmark Optoelectronics	3,011.95	6.52%	GaAs, InP substrates
	4	IQE	2,665.69	5.77%	GaAs, InP, germanium substrates
	5	Kingsoon	2,280.93	4.93%	Germanium substrates
	Total		18,435.00	39.88%

Note: Amounts of sales to customers under control of the same actual controller are combined.

During the reporting period, the total sales of the Company to the top five end customers accounted for 39.88%, 35.01%, and 28.08% of the total sales of the corresponding period, respectively. The Company is not in a situation of realizing over 50% sales in a period from a single end customer, or heavily relying on a few customers. Except for AXT, the Company has no related-party relationship with either the top five customers or the top five end customers during the reporting period.

IV. Procurement of raw materials by and main suppliers of the Issuer

(I) Procurement of raw materials

Raw materials used in the production of the Company mainly include high-purity arsenic, gallium, indium phosphide poly-crystals, germanium ingot, boron trichloride, and quartz materials. The table below shows the amounts of main raw materials purchased by the Company and proportions in the total procurement amounts of raw materials during the reporting period:

In RMB0’000

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Item	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Gallium	15,250.09	37.61%	6,349.97	23.73%	977.37	5.67%
Germanium ingot	4,619.11	11.39%	4,618.48	17.26%	2,879.19	16.71%
Quartz materials	3,849.18	9.49%	2,965.95	11.08%	1,574.30	9.14%
High-purity arsenic	1,675.17	4.13%	1,214.61	4.54%	991.72	5.75%
Boron trichloride	1,009.54	2.49%	915.83	3.42%	1,042.18	6.05%
Indium phosphide poly-crystals	1,230.59	3.04%	693.76	2.59%	1,485.51	8.62%
Total	27,633.69	68.16%	16,758.61	62.62%	8,950.28	51.94%

During the reporting period, the amount of gallium purchased by the Company fluctuated greatly, mainly due to the relocation of the Company’s gallium arsenide production line from Beijing to Chaoyang City, Liaoning Province in 2019, for which the Company kept more gallium arsenide crystals in reserve at the end of 2018, leading to the less procurement of gallium in 2019. In 2020, since the relocated production line was put into operation gradually, the Company’s production capacities and output increased, leading to the gradual increase in the procurement of gallium.

In 2020, the amounts of indium phosphide poly-crystals purchased by the Company decreased, mainly because the Company acquired the indium phosphide poly-crystal synthesis technology and gradually replaced imported indium phosphide poly-crystals with self-produced indium phosphide poly-crystals. The increase in the amount of indium phosphide poly-crystals purchased by the Company in 2021 was due to the high market demands for InP substrates and insufficient production capacities of the Company for indium phosphide poly-crystals, for which the Company increased the amounts of imported indium phosphide poly-crystals.

The table below shows the changes in the average unit prices of main raw materials purchased by the Company:

Item	2021		2020		2019
	Unit price	Variation range	Unit price	Variation range	Unit price
Gallium (RMB/kg)	1,823.03	80.45%	1,010.25	12.69%	896.50
Germanium ingot (RMB/kg)	7,008.32	12.42%	6,234.17	-3.31%	6,447.44
Quartz materials (RMB/kg)	443.95	-4.38%	464.29	-4.74%	487.41
High-purity arsenic (RMB/kg)	835.39	-0.17%	836.79	0.21%	835.06
Boron trichloride (RMB/kg)	136.24	13.17%	120.39	-14.71%	141.14
Indium phosphide poly-crystals (RMB/g)	6,837.00	-6.37%	7,301.99	-8.58%	7,987.13

1-1-219

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

During the reporting period, there were certain fluctuations in the procurement prices of the Company’s raw materials, including gallium, germanium ingot, quartz materials, boron trichloride, and indium phosphide poly-crystals, where the fluctuations in gallium, germanium ingot, and boron trichloride are in line with market price fluctuations. Quartz materials and indium phosphide poly-crystals are mostly customized products subject to uncertain manufacturing difficulties and costs, therefore experienced certain fluctuations in the procurement prices.

(II) Procurement of energies

Main energies used in the production and operation of the Company are water, electricity, natural gas, and steam. The table below shows the procurement of main energies by the Company during the reporting period:

Energy	Item	2021	2020	2019
Water	Amount (RMB 10,000)	438.40	260.40	279.10
	Average unit price (RMB/ton)	6.95	5.79	7.73
Electricity	Amount (RMB 10,000)	4,804.02	4,292.11	3,914.78
	Average unit price (RMB/kilowatt hour)	0.63	0.63	0.74
Natural gas	Amount (RMB 10,000)	266.89	179.97	96.44
	Average unit price (RMB/m3)	4.56	3.35	3.34
Steam	Amount (RMB 10,000)	221.80	177.26	167.34
	Average unit price (RMB/m3)	134.83	136.27	137.15

During the reporting period, the prices of steam purchased by the Company were basically stable.

During the reporting period, the prices of water consumed by the Company experienced fluctuation. The low prices of water in 2020 are mainly because water consumption of the Company mainly involve the wafer production workshop at Beijing Tongmei and the wafer production workshop at Baoding Tongmei. In 2020, under the impact of COVID-19, the Water

1-1-220

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Administration of Tongzhou District, Beijing suspended collecting waste water treatment fees to promote the continuous and healthy development of small- and medium-sized enterprises, which reduced the water prices. Since the Water Administration of Tongzhou District, Beijing resumed collecting waste water treatment fees from May 2021, the water prices gradually returned to the normal level.

In 2020 and 2021, the prices of electricity consumption by the Company were relatively low mainly because the Company relocated the production of gallium arsenide crystals, gallium arsenide wafers, and high-purity materials from Beijing Tongmei and Nanjing Jinmei to Chaoyang Tongmei, Baoding Tongmei, and Chaoyang Jinmei, while the electricity costs in Chaoyang City, Liaoning Province are relatively lower.

The prices of natural gas experienced fluctuation during the reporting period. In 2021, the prices of natural gas purchased by the Company increased greatly mainly due to the market-oriented adjustment of natural gas prices in Chaoyang City, Liaoning Province; the natural gas fees for 2021 contained pipeline service fees, resulting in large increase of unit cost of natural gas over previous years.

(III) Main suppliers

The table below shows the top five suppliers of the Company during the reporting period:

In RMB0’000

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Period	No.	Name	Amount	Proportion	Purchased items
2021	1	Xing’an Gallium	6,366.75	15.70%	Gallium
		Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	3,291.46	8.12%	Gallium
		Pinglu Youying Gallium Industry Co., Ltd.	957.18	2.36%	Gallium
	2	Beijing Kaide Quartz Co., Ltd.	2,799.41	6.90%	Quartz materials
	3	China Rare Earth International Trading Co., Ltd.	2,409.90	5.94%	Gallium
	4	Nanjing Zhemai Metal Trade Co., Ltd.	2,391.34	5.90%	Germanium ingot
	5	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd.	1,777.60	4.38%	Germanium ingot and its processing
	Total		19,993.64	49.31%
2020	1	Xing’an Gallium	3,075.53	11.49%	Gallium
		Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	1,226.55	4.58%	Gallium
	2	AXT	2,178.75	8.14%	High-purity arsenic, indium phosphide poly-crystals, etc.
	3	Beijing Kaide Quartz Co., Ltd.	2,071.18	7.74%	Quartz materials
	4	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd.	1,813.92	6.78%	Germanium ingot, and germanium ingot processing
	5	Jiangsu Ningda Environmental Protection Co., Ltd.	1,186.18	4.43%	Germanium ingot
	Total		11,552.11	43.16%
2019	1	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd.	1,670.65	9.69%	Germanium ingot, and germanium ingot processing
	2	Wafer Technology	1,485.51	8.62%	Indium phosphide poly-crystals
	3	Beijing Kaide Quartz Co., Ltd.	1,117.84	6.49%	Quartz materials
	4	AXT	1,020.97	5.92%	High-purity arsenic, indium phosphide poly-crystals, etc.
	5	Dalian F.T.Z. Credit Chemical Technology Development Co., Ltd.	797.69	4.63%	Boron trichloride, ammonia gas materials, etc.
	Total		6,092.66	35.35%

Note: Amounts of sales by suppliers under control of the same actual controller are combined.

The Company purchased raw materials through AXT mainly because AXT had an overseas procurement team at that time, leading to convenience for AXT to purchase overseas raw materials. After the Company acquired ATX-Tongmei, ATX-Tongmei has been acting as the entity of overseas procurement for the Company, and the Company no longer purchases

1-1-222

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

raw materials through AXT. The table below shows the top five end suppliers of the Company during the reporting period:

In RMB0’000

Period	No.	Name	Amount	Proportion	Purchased items
2021	1	Xing’an Gallium	6,366.75	15.70%	Gallium
		Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	3,291.46	8.12%	Gallium
		Pinglu Youying Gallium Industry Co., Ltd.	957.18	2.36%	Gallium
	2	Beijing Kaide Quartz Co., Ltd.	2,799.41	6.90%	Quartz materials
	3	China Rare Earth International Trading Co., Ltd.	2,409.90	5.94%	Gallium
	4	Nanjing Zhemai Metal Trade Co., Ltd.	2,391.34	5.90%	Germanium ingot
	5	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd.	1,777.60	4.38%	Germanium ingot and its processing
	Total		19,993.64	49.31%
2020	1	Xing’an Gallium	3,075.53	11.49%	Gallium
		Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	1,226.55	4.58%	Gallium
	2	Beijing Kaide Quartz Co., Ltd.	2,071.18	7.74%	Quartz materials
	3	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd.	1,813.92	6.78%	Germanium ingot, and germanium ingot processing
	4	Jiangsu Ningda Environmental Protection Co., Ltd.	1,186.18	4.43%	Germanium ingot
	5	Nanjing Zhemai Metal Trade Co., Ltd.	1,123.39	4.20%	Germanium ingot
	Total		10,496.75	39.22%
2019	1	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd.	1,670.65	9.69%	Germanium ingot, and germanium ingot processing
	2	Wafer Technology	1,485.51	8.62%	Indium phosphide poly-crystals
	3	Beijing Kaide Quartz Co., Ltd.	1,117.84	6.49%	Quartz materials
	4	Dalian F.T.Z. Credit Chemical Technology Development Co., Ltd.	797.69	4.63%	Boron trichloride, ammonia gas materials
	5	Donghai Dongfang High-purity Electronic Materials Co., Ltd.	789.97	4.58%	High-purity arsenic
	Total		5,861.66	34.01%

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Note: Amounts of sales by suppliers under control of the same actual controller are combined.

Among the main suppliers of the Issuer during the reporting period, AXT, Xing’an Gallium, and Dongfang High-purity are affiliates. Except for the above, during the reporting period, there was no related-party relationship between the Issuer, the Issuer’s controlling shareholder, directors, supervisors, executives, or their close family members and other suppliers.

V. Main resource elements, such as fixed assets and intangible assets, having major impact on the main business

(I) Main fixed assets

The table below shows the Company’s fixed assets as of December 31, 2021:

In RMB0’000

Category	Original value	Accumulated depreciation	Book value	Residue ratio
Properties and buildings	66,855.73	16,685.30	50,170.43	75.01%
Machines and equipment	37,663.03	24,839.91	12,581.19	33.40%
Transportation equipment	921.21	752.76	168.46	18.29%
Tools and instrument	5,253.38	3,597.81	1,655.58	31.51%
Office equipment	510.43	360.70	149.73	29.33%
Total	111,203.80	46,236.48	64,725.38	58.20%

1. Properties owned by the Issuer

As of the date of this Prospectus, the Company and its subsidiaries owned 44 properties and buildings (for which title deeds have been issued) with the total floor area of 118,530.11 square meters. The 3 properties owned by Baoding Tongmei, 5 properties owned by Chaoyang Tongmei, and 1 property owned by Tianjin Boyu have been pledged with pledge registration

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

completed. For details, refer to “Appendix I: Properties and Land Use Rights of the Issuer and Its Subsidiaries” of this Prospectus.

As of the date of this Prospectus, Beijing Tongmei and its controlled subsidiary, Baoding Tongmei, have some buildings with no title certificate obtained. Specifically:

(1) The building for which Beijing Tongmei has not obtained the title certificate is located in the factory of Beijing Tongmei in Tongzhou District, Beijing, mainly involving partial plants of InP substrates, the power distribution room, the warehouse, and the canteen, etc. The total floor area of the building without a title certificate above is 19,244.15 square meters, accounting for a small proportion of about 13.42% in the total floor areas of properties owned by the Company. Due to historical objective reasons, including the remote past of constructing the buildings, positioning of Tongzhou District as the Beijing Municipal Administrative Center, and industry adjustment in Tongzhou District, the Company has not obtained the title certificates for the buildings above, and is subject to risks that the competent authority may order to stop using such buildings.

The Company has made a response plan for the production of InP substrates: if a government authority in Beijing orders to stop the production of the InP substrate plant without a title certificate, the Company’s plant in Chaoyang City, Liaoning Province has reserved sufficient space to relocate the InP substrate production line; moreover, the InP substrate project has been approved by the local government, and is expected to put into operation in 2022 to maintain stable InP substrate production. Except for the partial plant and auxiliary properties for the production of InP substrates, no other building without a title certificate is main production and operation properties of the Company, and the absence of the title certificates for the buildings above will not cause material adverse effects on the production and operation of the Issuer.

Beijing Municipal Commission of Planning and Natural Resources issued Notice on Query of Compliance Information about the Company to be Listed (Gui Zi Fa Shen Cha [2021] No. 0151) on July 29, 2021, and Notice on Query of Compliance Information about the Company to be Listed (Gui Zi Fa Shen Cha [2022] No. 0081) on February 10, 2022, confirming that “no punishment information at this Commission has been found during January 1, 2018 to

1-1-225

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

February 8, 2022” with respect to the Issuer; Beijing Municipal Commission of Housing and Urban-rural Development issued the Result of Query of Compliance Information about the Company to be Listed (No. 2021-264) on July 30, 2021 and the Result of Query of Compliance Information about the Company to be Listed (No. 2022-169) on February 11, 2022, confirming that “from January 1, 2018 to February 9, 2022, this Commission has not imposed administrative punishments on Beijing Tongmei Xtal Technology Co., Ltd.”

In summary, considering the small proportion of the floor areas above without a title certificate in the total floor areas of properties owned by the Company, and the existing response plan formulated by the Company, the absence of the title certificate for the buildings above will not cause material adverse effects on the production and operation of the Issuer, and the Company has not subject to administrative punishments due to such absence during the reporting period. Therefore, the absence of the title certificate to the partial buildings of the Company will not cause substantive obstacles in this offering.

(2) The inspection and acceptance formalities for partial auxiliary buildings for the single crystal wafer and relevant semiconductor material production project (State 1 of Phase 1) at Baoding Tongmei have been completed, and the title certificate of real estate is under application. Specifically, such buildings include a chemical warehouse, a waste solvent warehouse, a solid waste warehouse/hazardous waste warehouse, a water treatment and heating station, with a total floor area of 3,766.03 square meters. According to the construction work planning permit, construction work construction permit and other relevant construction procedure documents provided by Baoding Tongmei, as well as Certificate for Completion Acceptance Filing of Construction Projects in Hebei Province issued by Administrative Examination & Approval Bureau of Dingxing County, there is no substantive obstacles in obtaining the title certificate of real estate for such buildings.

(3) The auxiliary houses for production project of annual output of 300 tons of preliminary materials of high-purity semiconductors of Chaoyang Jinmei are applying for completion inspection and acceptance, and the title certificate of real estate is under application after completing acceptance. Such buildings will be used as offices, with construction area of 1,826.19 square meters. According to the construction work construction permit and other

1-1-226

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

relevant construction procedure documents provided by Baoding Tongmei, there is no substantive obstacles in obtaining the title certificate of real estate for such buildings.

2. Properties leased by the Issuer

As of the date of this Prospectus, the Company leased 4 properties and buildings for its main production and operation, for which the title certificates have been obtained with the total floor area of about 2,377.04 square meters, as specifically described below:

No.	Lessee	Lessor	Location	Leased area (square meter)	Term of lease	Rent	Use
1	Beijing Boyu	Beijing Kaibao Technology Services Co., Ltd.	106, 1/F, Building 2, 7 Yunshan Road, Tongzhou District, Beijing	328.13	2021/11/11-2023/11/10	RMB2.6/square meter/day	Office
2	Beijing Boyu	Beijing Kaibao Technology Services Co., Ltd.	1-008, 1/F, Building 2, 7 Yunshan Road, Tongzhou District, Beijing	124.54	2021/06/15-2023/06/14	RMB2.6/square meter/day	Office
3	Nanjing Jinmei	Nanjing Future Network Town Assets Management Co., Ltd.	U439, 4/F, Podium of UPARK, Future Science City, 12 East Mozhou Road, Jiangning District, Nanjing	115.83	2021/11/21-2024/11/20	RMB54/square meter/month	Office
4	ATX-Tongmei	AXT	4281 Technology Drive, Fremont, CA 94538	19,467 square feet (about 1,808.54 square meters)	2021/03/01-2023/11/30	2021/03/01-2021/11/30 USD23,360.40/month 2021/12/01-2023/11/30 USD26,280.45/month	Office

As of the date of this Prospectus, the leased properties in Chinese Mainland above have not gone through lease registration (with a leased area of 568.50 square meters in total). Under

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

the provisions of the Civil Code of the People’s Republic of China, the parties’ failure to register the lease contract in accordance with the provisions of laws and administrative regulations does not affect the validity of the contract. Therefore, this situation will not cause substantive legal obstacles for the Issuer and its controlled subsidiaries to use such leased properties in accordance with law.

(II) Main intangible assets

1.Patented technologies, trademarks, software copyrights

As of June 30, 2022, the Company owns a total of 61 patents for invention, including 52 domestic patents for invention and 9 overseas patents for invention. For details about the patents for invention, refer to “Appendix II: Patents of the Issuer and Its Subsidiaries” of this Prospectus.

The table below shows 24 registered trademarks owned by the Company and its subsidiaries as of May 31, 2022:

No.	Right holder	International Classification	Trademark	Application/Registration No.	Registration date	Valid to	Means of acquisition	Encumbrance
1	Nanjing Jinmei	Class 1		8124740	2021.04.28	2031.04.27	Original acquisition	None
2	Beijing Boyu	Class 17		9413302	2012.05.21	2032.05.20	Original acquisition	None
3	Beijing Boyu	Class 11		9413300	2012.05.21	2032.05.20	Original acquisition	None
4	Beijing Boyu	Class 9		9413299	2012.05.21	2032.05.20	Original acquisition	None
5	Beijing Boyu	Class 1		9413297	2012.05.21	2032.05.20	Original acquisition	None

1-1-228

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

6	Beijing Boyu	Class 1	9413298	2012.08.28	2032.08.27	Original acquisition	None
7	Beijing Tongmei	Class 1	55721295	2021.11.14	2031.11.13	Original acquisition	None
8	Beijing Tongmei	Class 9	55687989	2021.11.21	2031.11.20	Original acquisition	None
9	Beijing Tongmei	Class 1	55714231	2021.11.21	2031.11.20	Original acquisition	None
10	Beijing Tongmei	Class 9	55716321	2021.11.21	2031.11.20	Original acquisition	None
11	Beijing Tongmei	Class 9	55716308	2021.11.21	2031.11.20	Original acquisition	None
12	Beijing Tongmei	Class 9	55711221	2021.11.21	2031.11.20	Original acquisition	None
13	Beijing Tongmei	Class 1	55709726	2021.11.21	2031.11.20	Original acquisition	None
14	Beijing Tongmei	Class 1	55705518	2021.11.21	2031.11.20	Original acquisition	None
15	Beijing Tongmei	Class 9	55704744	2021.11.21	2031.11.20	Original acquisition	None
16	Beijing Tongmei	Class 9	55702854	2021.11.21	2031.11.20	Original acquisition	None
17	Beijing Tongmei	Class 1	55726043	2022.01.14	2032.01.13	Original acquisition	None
18	Beijing Tongmei	Class 1	55723399	2022.01.14	2032.01.13	Original acquisition	None
19	Beijing Tongmei	Class 1	55721305	2022.01.21	2032.01.20	Original acquisition	None
20	Beijing Tongmei	Class 9	55718846	2022.01.14	2032.01.13	Original acquisition	None
21	Beijing Tongmei	Class 1	55710866	2022.01.21	2032.01.20	Original acquisition	None
22	Beijing Tongmei	Class 9	55699743	2022.01.21	2032.01.20	Original acquisition	None
23	Chaoyang Jinmei	Class 9	58530493	2022.02.14	2032.02.13	Original acquisition	None
24	Nanjing Jinmei	Class 1	58552998A	2022.03.07	2032.03.06	Original acquisition	None

The table below shows 7 computer software copyrights owned by the Company and its

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

subsidiaries as of May 31, 2022:

No.	Copyright holder	Software name	Certificate No.	Registration No.	Development completion date	Registration date
1	Baoding Tongmei	Tongmei system for generating random laser engraved numbers	Ruan Zhu Deng Zi No. 5526673	2020SR0647877	2017/12/01	2020/06/18
2	Baoding Tongmei	Tongmei wafer production control system	Ruan Zhu Deng Zi No. 5526565	2020SR0647869	2017/12/01	2020/06/18
3	Chaoyang Jinmei	HGF furnace control system V1.0	Ruan Zhu Deng Zi No. 5967144	2020SR1088448	2019/11/22	2020/09/14
4	Chaoyang Jinmei	Automatic control system software for smelting process of synthesis furnace	Ruan Zhu Deng Zi No. 5969537	2020SR1090841	2019/10/20	2019/10/31
5	Chaoyang Tongmei	Variable frequency speed control system of dust cleaner	Ruan Zhu Deng Zi No. 6786965	2021SR0062648	2018/11/05	2021/01/13
6	Chaoyang Tongmei	Parameter-based setting system of vacuum pump set	Ruan Zhu Deng Zi No. 6787454	2021SR0063137	2020/04/06	2021/01/13
7	Chaoyang Tongmei	Automatic control box system for ultrasound cleaner	Ruan Zhu Deng Zi No. 6787453	2021SR0063136	2019/10/08	2021/01/13

2. Land use rights

As of the date of this Prospectus, the Company and its subsidiaries owned 27 land use rights, covering the total use areas of 443,069.00 square meters. For details, refer to “2. Land

1-1-230

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

use rights” of “Appendix I: Properties and Land Use Rights of the Issuer and Its Subsidiaries” of this Prospectus.

(III) Main production and operation qualifications

As of the date of this Prospectus, other certificates and qualifications owned by the Company and subsidiaries and playing a significant role in its production and operation are listed as follows:

1. Permit for safe production

Company name	Certificate No.	Scope of permit	Valid to	Approved by
Chaoyang Tongmei	(Liao) WH An Xu Zheng Zi [2021] No. 1608	Gallium arsenide	November 9, 2024	Liaoning Department of Emergency Management
Chaoyang Jinmei	(Liao) WH An Xu Zheng Zi [2021] No. 1609	Gallium, gallium nitrate	November 18, 2024	Liaoning Department of Emergency Management

2. Registration certificate of hazardous chemicals

Company name	Certificate No.	Valid to	Nature of enterprise	Registered type	Registered by
Beijing Tongmei	110110054	September 8, 2022	Importer of hazardous chemicals	Sodium dichloroisocyanurate	Beijing Registration Center of Hazardous Chemicals
Chaoyang Tongmei	211310033	July 25, 2024	Manufacturer (and importer) of hazardous chemicals	Gallium arsenide, arsenic, gallium, etc.	Liaoning Safe Production Service Center
Chaoyang Jinmei	211310035	June 6, 2024	Manufacturer of hazardous chemicals	Gallium, gallium nitrate, etc.	Liaoning Safe Production Service Center

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3. Operation license for hazardous chemicals

Company name	Certificate No.	Valid to	Scope of permit	Issued by
Beijing Tongmei	Jing Tong Wei Hua Jing Zi [2022] 000011	March 16, 2025	GaAs	Emergency Management Bureau of Tongzhou District, Beijing
Chaoyang Jinmei	Chao An Jing (Jia) Zi [2022] 100069	March 24, 2025	Red phosphorus	Chaoyang Emergency Administration

4. Filing certificate/form of operators in explosive hazardous chemicals

Company name	Filing No.	Filed type	Filing authority
Beijing Tongmei	91110000700004889C	Nitric acid, hydrogen peroxide solution (content > 8%), potassium dichromate, zinc powder	Beijing Municipal Public Security Bureau Tongzhou Office
Chaoyang Tongmei	00433691211300MA0UKGWA20	Potassium dichromate, nitric acid, hydrogen peroxide solution (content >8%), perchloric acid [concentration 50%-72%], and zinc powder	Harqin Left Wing Mongol Autonomous County Public Security Bureau
Chaoyang Jinmei	91211300MAOXYDACX4	Nitric acid, potassium dichromate, potassium permanganate, hydrogen peroxide solution (content >8%)	Harqin Zuoyi Mongol Autonomous County Public Security Bureau
Baoding Tongmei	-	Nitric acid, hydrogen peroxide, potassium dichromate, zinc particles	Dingxing County Public Security Bureau

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

5. Filing certificate for purchasing Class II and Class III toxic chemicals

Company name	Filing code	Filing date	Filing and registration authority
Beijing Tongmei	Bromine, sulfuric acid, hydrochloric acid, acetone	Filed based on monthly procurement	Beijing Municipal Public Security Bureau Tongzhou Office
Chaoyang Tongmei	Hydrochloric acid, trichloromethane, bromine	Filed based on monthly procurement	Public Security Bureau of Kazuo County, Chaoyang City, Liaoning Province
Baoding Tongmei	Bromine, sulfuric acid, hydrochloric acid, trichloromethane	Filed based on monthly procurement	Public Security Bureau of Dingxing County, Hebei Province
Chaoyang Jinmei	Hydrochloric acid, sulfuric acid, acetone, potassium permanganate	Filed based on monthly procurement	Public Security Bureau of Kazuo County, Chaoyang City, Liaoning Province

6. Drainage permit/registration receipt of fixed pollution sources

Company name	Certificate name	Certificate No.	Valid to	Issued by
Beijing Tongmei	Drainage permit	91110000700004889C001U	December 18, 2022	Ecology and Environment Bureau of Tongzhou District, Beijing
Baoding Tongmei	Drainage permit	91130600MA08UNK83T001U	August 15, 2026	Administrative Examination & Approval Bureau of Baoding City
Chaoyang Boyu	Drainage permit	91211324MA0UTUJ05L001Q	July 12, 2023	Chaoyang Kazuo Economic Development Zone Management Committee
Chaoyang Jinmei	Drainage permit	91211300MA0XYDACX4001Q	December 18, 2022	Chaoyang Kazuo Economic Development Zone Management Committee
Chaoyang Tongmei	Drainage permit	91211300MA0UKGWA20001U	August 29, 2022	Chaoyang Kazuo Economic Development Zone Management Committee

1-1-233

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Beijing Boyu	Registration receipt of fixed pollution sources	911101127415832828001Y	May 8, 2025	National Pollution Discharge Permits Administration Information Platform of the Ministry of Ecology and Environment
Tianjin Boyu	Registration receipt of fixed pollution sources	911201160759082321001Z	April 13, 2026	National Pollution Discharge Permits Administration Information Platform of the Ministry of Ecology and Environment
Chaoyang Xinmei	Registration receipt of fixed pollution sources	91211324MA10W1F79B001X	March 15, 2027	National Pollution Discharge Permits Administration Information Platform of the Ministry of Ecology and Environment

7. Franchise rights

As of the date of this Prospectus, the Issuer has no franchise rights.

(IV) Inherent relationship between resource elements and the products or services provided

The Company carries out production and operation activities relying on existing fixed assets, intangible assets, and other resource elements. As of the date of this Prospectus, no relevant assets are subject to defects, disputes, or potential disputes, or in a situation of causing material adverse effects on the ongoing operation of the Issuer.

1-1-234

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(V) Resource elements shared by the Issuer

1. Technology Licensing Agreement between the Issuer and AXT

Under the Technology Licensing Agreement and Supplementary Agreement to the Technology Licensing Agreement dated January 1, 2016 between AXT and the Issuer, AXT grants to the Issuer and its controlled subsidiaries an exclusive, non-transferrable, royalty, and revocable license to AXT’s intellectual property rights; the Issuer may manufacture, use, sell, offer to sell, present, duplicate, and distribute products during the term of such agreements within the territory of the People’s Republic of China; the term of license is from January 1, 2016 to December 31, 2020. The license to AXT intellectual property rights granted by AXT to the Company covers technical trade secrets, contractual rights, license rights, and other existing and (or) subsequent technology rights, and further includes updates and extension thereto. The Issuer shall pay royalty at 5% of its domestic sales revenues to AXT every year.

On November 4, 2021, AXT and the Company entered into a Technology License Agreement, under which: AXT licenses its intellectual property rights, granted patents, and pending patents to the Company and the Company’s controlled subsidiaries, where the intellectual property rights are licensed on an exclusive, non-transferrable, royalty, and irrevocable basis; the patents are granted on a non-exclusive, non-transferrable, royalty, and irrevocable basis; AXT undertakes that, except for M, AXT will not license the patents under the agreement to other third parties without the consent of the Company; the license covers the manufacturing, use, sales, presentation, duplicate, and distribution of gallium arsenide, indium phosphide, germanium crystals and substrate products; the term of license is perpetual from January 1, 2021; the Company needs to pay one-off royalty of USD1.228 million to AXT. Such royalty is determined on the Appraisal of Intangible Assets issued by the overseas appraisal institution Armanino LLP. For details about the patents granted by AXT, refer to “Appendix III: Main Patents Granted by AXT to the Issuer and Its Controlled Subsidiaries”.

2. Cross License and Payment Agreement among AXT, ATX-Tongmei, and the Issuer

In the semiconductor industry, it’s common practices that major players in the semiconductor industry build a rigorous network of patents in various countries and regions

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

around the world through cross license of core technologies to avoid litigations in certain countries and regions due to intellectual property issues in their products.

On April 16, 2020, AXT and M entered into a Cross-licensing and Non-prosecution Agreement, under which: M and AXT grant a cross license to each other and the entities under their respective control for patents filed prior to December 31, 2029 (inclusive), which license shall be global, non-exclusive, and irrevocable, and AXT has to pay royalties to M while M is exempted from royalties; the scope of license covers the manufacturing, use, import, and sales of gallium arsenide and indium phosphide crystals and substrate products; the term of license is from January 1, 2020 to December 31, 2029; during the term of the patent license, M and AXT, and entities under their respective control, shall not knowingly bring a lawsuit against each other or against direct or indirect customers of each other throughout the world on the ground of direct or indirect patent infringement covered by the license above.

Considering that the Company is the main beneficiary of the Cross-licensing and Non-Prosecution Agreement above, in November 2021, AXT, the Company, and ATX-Tongmei entered into the Cross License and Payment Agreement, under which the Company undertook the long-term payment obligations (totally USD1.7 million) for the cross license above. The three parties agreed as follows: (1) ATX-Tongmei, an overseas controlled subsidiary of Beijing Tongmei, shall compensate AXT for the cross license royalty USD300,000 that has been paid by AXT to M in 2021; (2) AXT shall pay cross license fees to M on or prior to March 15 every year; (3) AXT shall provide the Company with a certificate of such payment; (4) ATX-Tongmei shall compensate AXT for each payment on or prior to April 15 of the same year; and (5) AXT (excluding the Issuer and its subsidiaries) shall not use the patents licensed under the Cross-licensing and Non-prosecution Agreement in any form.

3. Trademark License Agreement between AXT and the Issuer

AXT and the Issuer entered into a Trade License Agreement in November 2021, under which AXT granted to the Issuer and its subsidiaries a non-transferable, exclusive, irrevocable, royalty-free trademark license to use the licensed trademarks as a part of the Issuer’s enterprise name for the production, marketing, and sales of products; the term of license is perpetual from March 1, 2021. For details about the trademark licenses granted to the Issuer, refer to

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

“Appendix IV: Main Trademarks Licensed by AXT to the Issuer and Its Controlled Subsidiaries”.

VI. The Company’s core technologies

(I) Core technologies of main products

The Company’s main products include InP substrates, GaAs substrates, germanium substrates, PBN materials and other high-purity materials. Through years of technical research and development, the Company has mastered core technologies in the foregoing product fields, and continued to innovate in the continuous enhancement of product performance, improvement of process yield, reduction of product costs and other aspects. These core technologies have been continuously applied in the products sold by the Company and have formed the competitiveness of the Company’s products.

1. Main core technologies of the Issuer

The Company owns the following core technologies:

Name of core technology		Source of technology	Technical advancement	Maturity	Technical protection measures
Poly-crystal synthesis technology	High-efficiency gallium arsenide poly-crystal synthesis technology	Independent research and development	International advanced	Mass production	Technical secrets
	High-efficiency indium phosphide poly-crystal synthesis technology	Independent research and development	Domestic leading	Mass production	Technical secrets
Single crystal growth furnace manufacturing technology	VGF crystal growth furnace manufacturing technology	Independent research and development	International advanced	Mass production	Technical secrets

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Single crystal growth technology	Semi-insulating gallium arsenide single crystal vertical gradient freeze growth and carbon doping control technology	Independent research and development	International advanced	Mass production	Patent protection
	Semi-conductive gallium arsenide single crystal vertical gradient freeze growth and uniform doping control technology	Independent research and development	International advanced	Mass production	Patent protection
	High-quality germanium single crystal vertical gradient freeze growth and doping control technology	Independent research and development	International advanced	Mass production	Patent protection
	High-quality indium phosphide single crystal vertical gradient freeze growth and doping control technology	Independent research and development	International advanced	Mass production	Patent protection

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

	Control technology for oxygen concentration in semi-insulating gallium arsenide single crystal substrates	Independent research and development	International advanced	Mass production	Patent protection
	Automatic grinding process for crystal bars	Independent research and development	International advanced	Mass production	Technical secrets
	Automatic etching process for crystal bars	Independent research and development	International advanced	Mass production	Technical secrets
Dicing technology	Ultra-fine diamond wire cutting technology	Independent research and development	International advanced	Mass production	Technical secrets
	High-efficiency and low-stress fully-automatic wafer dicing technology	Independent research and development	International advanced	Mass production	Technical secrets
Grinding technology	Fully-automatic wafer thinning process	Independent research and development	International advanced	Mass production	Technical secrets
Cleaning technology	Fully-automatic wafer wet-cleaning process	Independent research and development	International advanced	Mass production	Technical secrets
Measuring technology	Crystal detection technology	Independent research and development	International advanced	Mass production	Technical secrets

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

	Wafer detection technology	Independent research and development	International advanced	Mass production	Technical secrets
Polishing technology	Fully-automatic wafer chemical mechanical polishing process	Independent research and development	International advanced	Mass production	Technical secrets
Sealed packaging technology	Epitaxial out-of-box gallium arsenide wafer preparation technology	Independent research and development	International advanced	Mass production	Patent protection
	Epitaxial out-of-box indium phosphide wafer preparation technology	Independent research and development	International advanced	Mass production	Patent protection
	Epitaxial out-of-box germanium wafer preparation technology	Independent research and development	International advanced	Mass production	Patent protection
Material purification technology	High-density differential liquid-liquid extraction technology	Independent research and development	Domestic leading	Mass production	Patent protection
	High-efficiency electrolytic refining technology	Independent research and development	Domestic leading	Mass production	Patent protection
	Longitudinal temperature gradient partial crystallization technology	Independent research and development	Domestic leading	Mass production	Patent protection

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

	Normal pressure-vacuum dehydration method for the preparation of high-temperature sealant diboron trioxide	Independent research and development	Domestic leading	Mass production	Patent protection
Pyrolytic boron nitride chemical vapor deposition technology	Pyrolytic boron nitride chemical vapor deposition technology	Independent research and development	International leading	Mass production	Patent protection
	Technology for the preparation of boron nitride-boron carbide-graphite composite heating elements for high-temperature electric heating	Independent research and development	Domestic leading	Mass production	Patent protection
Chemical vapor deposition reactor manufacturing technology	Design technology of vapor deposition furnaces for the preparation of ultra-high-purity pyrolytic boron nitride products	Independent research and development	International leading	Mass production	Patent protection

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. The Issuer’s technical advancement and specific characterization

(1) Poly-crystal synthesis technology

The Company synthesizes gallium arsenide and indium phosphide poly-crystal materials at the required chemical ratio through precise control of the horizontal temperature gradient in the temperature zone and the high-temperature zone where the quartz boat is located. The synthesis process is stable and easy to control, the cost of quartz tube consumables for the maintenance, sealing, etc. of the furnace body is low, and poly-crystal materials can be synthesized efficiently and stably.

(2) Single crystal growth furnace manufacturing technology

The Company can produce single crystal furnaces suitable for substrates of various sizes. The axial temperature gradient of the body of such a single crystal furnace is easy to control accurately, and the temperature gradient of the solid-liquid interface is small, which enables small internal stress in single crystal growth, perfect single crystals grown, low dislocation density, no slip lines and other defects.

(3) Single crystal growth technology

The whole single crystal growth process of the Company is carried out in a sealed quartz tube, which can ensure the safety and stability of single crystal growth.

For the growth of gallium arsenide single crystals, the Company uses the reaction between high-purity solid graphite evaporation carbon atoms and boron oxide liquid sealing layers for a certain period of time to control the doping of poly-crystal melt and produce the required semi-insulating gallium arsenide crystals. The advancement of the technology lies in the small curvature of the solid-liquid interface as well as the uniformity of the photoelectric properties of the single crystal in the single crystal growth plane. In addition, the Company can control the oxygen content in the substrate of the final product by heat treatment of gallium arsenide crystals and wafers, for GaAs substrates with different oxygen contents, so as to meet the demand of downstream customers.

In terms of the growth of indium phosphide crystals, the Company adopts the VGF method to grow crystals. The temperature gradient of the solid-liquid interface is small, which can effectively avoid slip lines at the edge of the crystal and other defects. Since the growth of

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

indium phosphide crystals needs to be carried out under high pressure, the advancement of the Company’s indium phosphide crystal production technology lies in that it has good phosphorus pressure air, which can effectively avoid twin crystals, and the N-type sulfur-doped, P-type zinc-doped and high-resistance semi-insulating iron-doped indium phosphide crystals obtained through the doping of sulfur, zinc and iron can meet the needs of downstream customers for different InP substrates.

In terms of the growth of germanium crystals, the VGF solid-liquid interface adopted by the Company is relatively flat, with sound uniformity of the radial doping concentration. Besides, the crystal growth process is carried out in a quartz tube sealed under high vacuum. The silicon-boron-gallium co-doping technology can improve the axial doping uniformity of germanium crystals significantly, and can improve and enhance the performance of batteries prepared based on germanium substrates after epitaxy. The advancement of the Company’s indium phosphide crystal production technology lies in that the safety, stability and diameter expansion of crystal growth can be well guaranteed, and the density of micro-pit defects in the grown germanium crystals is low.

(4) Dicing technology

A crystal need to be wire-cut to change from a cylinder to a disc. The Company adopts ultra-fine diamond wire cutting technology and high-efficiency and low-stress fully-automatic wafer dicing technology. The advancement of the technology lies in the effective reduction of saw tooth loss in dicing, the high crystal yield rate, and the low dust and solid waste discharges.

(5) Grinding technology

The grinding technology can remove imprints and surface damages of slices, to ensure the uniformity of the surface processing degree, the uniform thickness of the same substrate and the bridged thickness difference between different substrates, so as to improve the precision of the thickness and flatness of the substrate.

The advancement of the Company’s grinding process technology lies in the high degree of automation, the high efficiency and reliability of key parameter measurement and monitoring, the high processing yield, and the sound process scalability.

(6) Cleaning technology

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Every processing step, from the production of single crystals to the production of substrates, requires cleaning, including cleaning after dicing, cleaning after grinding, cleaning after etching, cleaning after double-sided polishing, cleaning after final polishing, etc.

The advancement of the Company’s cleaning process technology lies in a high degree of automation, which can effectively remove mechanical damages, contamination and impurities on the surface of the substrate, without introducing any new impurities, which can effectively improve the product yield.

(7) Polishing technology

The purpose of polishing is to control surface roughness, local flatness and surface particles, so as to obtain a flat and smooth polishing section.

The advancement of the Company’s polishing process technology lies in a high degree of automation, a stable mechanical surface polishing process, and a good flatness of the wafer after fine polishing, free of scratches, orange peels, drug marks and other defects.

(8) Measuring technology

Key indicators of products are tested and screened through measuring technology, so as to package and transport qualified products. The Company’s measurement technology targets product demands, including the testing and measurement of crystals and wafers.

The advancement of the Company’s measurement process technology lies in the high-precision measurement and detection of micro-pit defect density, local flatness, local edge flatness, surface topography, particles and other key indicators.

(9) Sealed packaging technology

As the performance of substrates will decline within a certain period of time after production due to oxidization, in order to meet the needs of different customers for the production cycle, the Company adopts the wet etching passivation technology to grow an ultra-thin oxide layer on the produced substrate, which can improve the performance shelf life of the substrate to the largest extent.

The advancement of the Company’s sealed packaging technology is that the oxide layer on the surface of the wet-etched passivated wafer in an ultra-clean environment has a uniform thickness and a stable composition, so that customers can handle heating and desorption before

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

subsequent epitaxy, so as to obtain a uniform epitaxial surface.

(10) Material purification technology

In terms of extraction technology, the Company adopts the high-density differential liquid-liquid extraction technology, to make two types of liquid with a large density difference fully contact with each other through gas rolling for extraction.

In terms of electrolytic purification technology, the Company adopts high-efficiency electrolytic refining technology. With the design of a closed electrolytic cell through high-efficiency electrolytic refining technology where liquid phase electrodes and cations discharge at the cathode, the production cycle of electrolytic refining can be improved and the consumption of high-purity electrolyte can be reduced.

In terms of gallium crystallization technology, the Company adopts longitudinal temperature gradient partial crystallization technology, which can stably control the temperature of the cooling medium, with materials that have excellent thermal conductivity to make the cold source plate; the air around the gallium container on the cold source plate remains still, to minimize air convection and disturbance as much as possible. The longitudinal temperature gradient freeze method and the partial crystallization method are adopted, for the crystallization of liquid gallium from the bottom to the top.

In terms of sealing technology, the Company adopts the normal pressure-vacuum dehydration method for the preparation of high-temperature sealant diboron trioxide. In this technology, the high-temperature sealant diboron trioxide is slowly decomposed and loses most of the water through the heating of the air. Then trace water is removed under vacuum, and a product with qualified moisture is obtained. A dry packaging environment is designed, and a two-layer aluminum-plastic composite bag for vacuum packaging is used, so that the shelf life can be more than one year, which meets the needs of downstream customers.

(11) Pyrolytic boron nitride chemical vapor deposition technology

The Company adopts the chemical vapor deposition method to prepare pyrolytic boron nitride products with high purity, good thickness uniformity, adjustable crystal grains and a high crystallization rate.

In terms of the heating element preparation technology, the Company adopts the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

technology for the preparation of boron nitride-boron carbide-graphite composite heating elements for high-temperature electric heating. With the dual chemical vapor deposition processes, the boron nitride coating is deposited on the surface of the graphite substrate. The heating element has high operating temperature, stable resistivity, long service life, no volatile impurities under high temperature and other advantages.

(12) Chemical vapor deposition reactor manufacturing technology

The Company’s unique design technology of vapor deposition furnaces for ultra-high purity pyrolytic boron nitride products enables a self-designed deposition furnace for preparation to have multiple air inlets, which improves the deposition efficiency and uniformity of products. With the heater that pyrolyzes the boron nitride coating, ultra-pure products can be obtained. The unique structure of the furnace body can keep the temperature of the furnace body stable and improve the quality of products significantly.

3. Application and contribution of core technologies in main businesses and products or services

All of the Company’s core technologies are applied to its main businesses. During the reporting period, the proportion of revenues from core technology products to operating revenues is as follows:

In RMB0'000

Item	2021	2020	2019
Revenues from core technology products	85,404.44	58,308.72	46,220.79
Operating revenues	85,734.52	58,317.04	46,222.68
Proportion of revenues from core technology products	99.61%	99.99%	99.99%

4. Protection measures for core technologies

(1) Patent protection

The core technologies owned by the Company are the key to the Company’s long-term development. The Company attaches much importance to the protection of core technologies. To strengthen the unified management of the confidentiality of technical information and prevent technical information from disclosure, the Company has established an intellectual property management system and has standardized the patent application process, so as to

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

ensure that the application for intellectual property rights protection can be timely and efficiently filed for the Company’s technical R&D results. As of June 30, 2022, the Company owns 61 invention patents in total, including 52 domestic invention patents and 9 overseas invention patents.

(2) Non-disclosure and non-competition system

The Company has established a strict confidentiality system. Labor contracts for core employees have clearly specified the confidential matters involved, confidentiality period, scope of confidentiality, liabilities for disclosure and other issues, and it is also prescribed thereunder that an employee shall not work in any company in the same industry within a certain period of time after employment separation.

(3) Equity incentive and option incentive

The Company’s main R&D personnel indirectly hold the Company’s shares. In addition, to establish a long-term incentive mechanism, fully mobilize the enthusiasm of R&D personnel, attract and retain outstanding talents, and effectively combine the interests of shareholders, interests of the Company and personal interests of R&D personnel, so that all the parties can pay attention to the Company’s long-term development together, the Company has granted some R&D personnel stock options. Refer to “XIII. Equity incentives and related arrangements of the Issuer before this Offering” under “Section V Basic Information of the Issuer” hereof for the Company’s implementation of the stock option incentive plan.

(II) The Company’s scientific research strength and achievements

1. Industry-university-research cooperation

The Company’s products have excellent technical performance in dislocation density, resistivity uniformity, flatness, surface granularity, etc. Thus, the Company’s products are not only provided to epitaxy, chip and device manufacturers, but are also for academic research in the academic community. The Chinese Academy of Sciences, the Massachusetts Institute of Technology, the California Institute of Technology, Peking University, the University of Science and Technology of China, Shanghai Jiao Tong University, Xiamen University and other renowned domestic and foreign companies, research institutes and universities have been regularly purchasing semiconductor materials from the Company for teaching and academic

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

research. The Company has actively cooperated with these scientific research institutes for the research and development of cutting-edge technologies in the industry, the promotion of the industrialization of scientific and technological achievements, and the provision of on-the-job training positions to scientific research institutes, so as to promote academic exchanges between academia and industry.

2. Patents

According to different types of core technologies, apart from applications for intellectual property rights at home and abroad, the Company keeps strictly confidential a large quantity of recipes and process know-how to avoid the disclosure of technical secrets due to patent disclosure. As of June 30, 2022, the Company has 61 invention patents in total, including 52 domestic invention patents and 9 overseas invention patents. For information about the Company’s patents, refer to “V (II) Main intangible assets” under “Section VI Business and Technology” hereof.

3. Important awards won by the Company

No.	Name of award	Issuing authority	Year
1	Specialized Novel SMEs of Beijing	Beijing Municipal Bureau of Economy and Information Technology	2021
2	National Postdoctoral Research Station	Administrative Commission of Tongzhou Park, Zhongguancun Science Park	2015
3	Science and Technology Research and Development Institute of Beijing	Beijing Municipal Science & Technology Commission	2013
4	Practice Base and Practice Organization for Examiners of Beijing (Zhongguancun) National Intellectual Property Bureau Patent Office	China National Intellectual Property Administration and the People’s Government of Beijing Municipality	2013
5	Patent Demonstration Organization of Beijing	Beijing Municipal Intellectual Property Office	2013
6	The 13th Batch of “Municipal Enterprise Technology Center” of Beijing	Beijing Municipal Bureau of Economy and Information Technology	2011
7	First Prize of Science and Technology Award, Tongzhou District	Tongzhou District People’s Government of Beijing Municipality	2011

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(III) Main research and development projects

Basic information about the main undergoing research and development projects of the Company is as follows:

No.	Type of project	Name of project	Content of research and target to be achieved	Comparison with the industry’s technology level	Current stage and progress	Participating team
1	Research and development of large-size crystals	Research on a 6-inch indium phosphide crystal process

(1) Performance indicators: The dislocation density is 200/cm2, and the doping concentration is 1-4E+18/cm2;

(2) control the generation of twin crystals; adjust the phosphorus pressure in the growth tube, to control the crystal growth rate.

				International advanced	Small-scale commercial production stage	Tongmei R&D team
2		Research on an 8-inch gallium arsenide crystal process

(1) Performance indicators: The dislocation density is 1,000/cm2, and the doping concentration is 0.4-4E+18/cm2;

(2) debugging of equipment processes; adjustment to the stress control of packaging tubes and single crystal furnaces.

				International advanced	Small-scale commercial production stage	Tongmei R&D team
3	Research and development of wafer automation technology	Development of an automatic single wafer cleaning process	Completely replace manual cleaning with automatic cleaning with manipulators, which meets or exceeds the current standard for surface inspection after manual cleaning	International advanced	Commercial stage	Tongmei R&D team
4		Development of a fully-automatic wafer polishing process	After the wafer cassette is loaded, it will go through fully-automatic wax-free polishing in a “dry in and wet out” manner, to avoid wax contamination and subsequent cleaning	International advanced	Commercial stage	Tongmei R&D team
5		Development of a fully-automatic wafer waxing process	Remove residual wax through fully-automatic wax processing, to avoid contamination during the final process of wafer cleaning	International advanced	Commercial stage	Tongmei R&D team

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

6		Development of a new wafer packaging process	Automatic packaging, well-sealed packages, and an internal oxygen content controlled within the appropriate range	International advanced	Commercial stage	Tongmei R&D team
7	Research and development of PBN materials	Development of cold-necked PBN crucibles for Al vapor deposition	Efficient production of OLED metal vapor deposition crucibles	International advanced	Commercial stage	Boyu R&D team
8		Development of boron nitride vessels with low-texture CVD pyrolysis	Preparation method for low-cost and high-efficiency production of PBN materials	International advanced	Commercial stage	Boyu R&D team
9	Research and development of high-purity materials	Preparation of 6N high-purity indium	High-purity indium (6N purity) production technology and mass production	International advanced	Commercial stage	Jinmei R&D team
10		Research and development of high-purity indium phosphide poly-crystal synthesis equipment	Exploration of the technology for the high-pressure level temperature gradient synthesis and preparation of indium phosphide poly-crystal	International advanced	Small-scale commercial production stage	Jinmei R&D team

(IV) Investment in research and development

During the reporting period, the Company’s research and development expenses are as follows:

In RMB0'000

Item	2021	2020	2019
R&D expenses	9,016.64	4,510.82	2,682.64
Operating revenues	85,734.52	58,317.04	46,222.68
Proportion to the operating revenues	10.52%	7.73%	5.80%

(V) Collaborative research and development

During the reporting period, the Company has not carried out any collaborative research and development projects.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(VI) Information about technicians

1. Basic information about R&D personnel

As of December 31, 2021, the number of the Company’s R&D staffers is 187, accounting for 13.40% of the then current total number of employees of the Company.

2. Basic information about core technicians

The Company’s core technicians include MORRIS SHEN-SHIH YOUNG, VINCENT WENSEN LIU, WANG Yuanli and REN Diansheng. Refer to “VII (IV) Core technicians” under “V. Basic Information of the Issuer” hereof.

The specific contributions of the Company’s core technicians are as follows:

Name	Specific contribution to the Company’s research and development
MORRIS SHEN-SHIH YOUNG

Dr. YOUNG is currently the Chairman of the Company. Since the establishment of Tongmei Limited in 1998, YOUNG has led the technology team to successfully develop the VGF method for the growth of gallium arsenide, indium phosphide and germanium single crystals. He has also guided the successful development of the relevant substrate preparation process, determined the basic technical route and the selection of key equipment and consumables, and laid a foundation for the commercial scale production of the foregoing three types of epitaxial out-of-box single crystal substrate materials for Beijing Tongmei. In recent years, he has guided the growth of 8-inch gallium arsenide single crystals and realized the growth of the first semi-conductive 8-inch gallium arsenide single crystal bar, and successfully processed it into an epitaxial out-of-box substrate sample, which has been sent to our customer for verification. He has also guided the growth of 6-inch indium phosphide single crystals, grown the 6-inch semi-conductive indium phosphide single crystal bars and has obtained epitaxial out-of-box substrates, which have been delivered to our customer. He has guided the improvement of the annealing process of semi-insulating gallium arsenide wafers, and has realized the control of the oxygen content in the wafers through different annealing processes. He has been granted a number of invention patents in the United States, Europe and the Asia-Pacific region. As of the date of this Prospectus, he has been a co-inventor for 9 invention patents.

VINCENT WENSEN LIU

LIU is currently the General Manager of the Company. Since the establishment of Tongmei Limited. in 1998, he has led his team to build a factory for Beijing Tongmei (including the key design of the single crystal furnace room, the design and supervision of construction of the pure water station, the planning and design of the wafer production line, the design and supervision of construction of the clean plant, etc.), and wafer production and process maintenance. He has also led the R&D project development, technical support for customers and other work. He has taken the lead in introducing the multi-wire cutting process and guided the formulation of the entire process operation specifications for the Company, laid a foundation of the multi-wire cutting process for crystal bars of Beijing Tongmei, and guided the continuous improvement of the wire cutting process. He has guided the improvement of the final cleaning and drying process of wafers, which has significantly improved the local unevenness at the edge after epitaxy by customers, and at the same time guided the introduction of the ACM-Auto-Clean Machine process, which has further increased the cleaning process consistency and surface quality. He has guided the successful development of the cleaning process for germanium substrates for space use, laying a foundation for the subsequent fully-automatic single germanium wafer cleaning. He has also assisted the Company in gaining a number of invention patents and utility model patents in the United States, Europe and the Asia-Pacific region. As of the date of this Prospectus, he has been a co-inventor for 15 invention patents.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

REN Diansheng

Dr. REN is currently the Technical Director of the Company. Since he joined the Company’s Technology Department in March 2005, he has been mainly engaged in the R&D and improvement of ultra-clean cleaning and drying processes for wafers. He has made a breakthrough in the development of the semi-automatic cleaning process for 4-6-inch gallium arsenide wafer cassettes, a project he was in charge of; in this project, with an improved cleaning process, the problem of large-area fogging after the 6-inch gallium arsenide epitaxy on the customer side has been eliminated, which has significantly enhanced the satisfaction degree of important foreign customers and the market competitiveness of our products. He has acted as the responsible person for the development of automatic single wafer cleaning process and the introduction of ACM equipment, which have solved the problem of uneven edges and fog spots on gallium arsenide wafer epitaxy. He has also guided the development of the 8-inch gallium arsenide cleaning process, took charge of the development of the automatic cleaning process for germanium wafers; taken charge of the introduction of fully-automatic wafer surface inspection equipment and determination of the detection conditions, as well as the development of a new surface passivation cleaning process; successfully completed the development of the wafer surface plasma treatment process; and successfully completed the research of the impact of different surface treatments and placement conditions on the surface oxidation characteristics. As of the date of this Prospectus, he has been a co-inventor for 7 invention patents.

WANG Yuanli

Dr. WANG is currently the Company’s Deputy Technical Director. Since he joined the Company’s Technology Department in July 2005, he has completed the development and mass production application of the machine grinding process; completed the research and development of gallium arsenide polishing solution and the improvement of the polishing process; completed the improvement of the semi-insulating gallium arsenide annealing process and the oxygen content control test, and determined the annealing process with controllable oxygen content; completed the development and mass production application of the ultra-fine multi-diamond-wire cutting process; completed the introduction of semi-automatic cylindrical grinding equipment for crystal bars and process development work; participated in the improvement of the growth process for new co-doped germanium single crystal bars; completed the centrifugal extraction process program for germanium particles in waste water from the dicing and grinding of germanium crystal bars and germanium wafers, and realized the recovery of germanium metal from waste water; completed the process development of centrifugal extraction and water recycling of gallium arsenide particles in waste water from gallium arsenide crystal bar grinding and internal circular saw cutting at both ends, which has helped realize the recycling of gallium arsenide waste while avoiding the discharge of sewage containing arsenic; completed the development of the fully-automatic grinding process and the improvement of the polishing process for germanium wafers; and participated in the development of the automatic cleaning process for germanium wafers. He has also guided the development of the 8-inch gallium arsenide multi-wire cutting process and edging process. As of the date of this Prospectus, he has been a co-inventor for 15 invention patents.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3. Restraint and incentive measures implemented by the Issuer for core technicians

The Issuer has developed a relatively strict technical confidentiality system and corresponding restraint and incentive measures for core technicians and the R&D team led by the core technicians: (1) The Company has signed a non-competition agreement with the main R&D personnel, to prevent core technologies from leaking; (2) the Company gives rewards and incentives to R&D personnel by performance evaluation and other means, to broaden the promotion path of the R&D personnel; (3) the Company has implemented equity incentives and option incentives for the main R&D personnel, which has further enhanced the cohesion of the R&D team.

4. Main changes to core technicians during the reporting period and their impact on the Issuer

During the reporting period, there is no change to the Company’s core technicians.

(VII) Technological innovation mechanism, technological reserves and technological innovation arrangement

Regarding the production of large-size substrates, in terms of temperature field control, ultra-low defect density growth control, stress control, anti-twinning growth and other aspects, the Company has prepared a large quantity of profound technical reserves. The Company has established a relatively complete technological innovation mechanism, and has made a

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

reasonable arrangement for technological reserves and technological innovation in the future, mainly including the following aspects:

1. Establish a sound research and development system

The Company attaches much importance to technology research and development, has established an innovation mechanism and an innovation system, encourages the R&D team to develop products that meet the demands of the market, and promotes the combination of research and development, production and marketing. At the same time, for its R&D and innovation, the Company encourages internal cross-departmental cooperation and external opening-up, exchanges and cooperation. Internal cross-departmental cooperation means each department should give full play to its professional and technical advantages, to tackle difficulties with other departments for specific projects and technologies, so as to ensure each technical element in the project is guaranteed. The Company also encourages its technicians to communicate with the outside world, grasp the latest technological trends and development trends through participating in technical forums and academic conferences both at home and abroad, strengthen exchanges and discussions in multiple fields, and realize the integration of multiple disciplines.

2. Build an effective incentive mechanism to enhance the enthusiasm of R&D personnel

The Company has built a fair and effective incentive mechanism, deeply understood the needs of its employees, given rewards and incentives to its employees by performance evaluation and other means, especially to R&D personnel, and broadened the promotion path of R&D personnel, so that R&D personnel can be motivated for continuous innovation while engaging in innovation and practice. Meanwhile, the Company has further enhanced the stability and enthusiasm of its core R&D team through equity incentives and option incentives for core employees.

3. Increase investment in research and development to ensure the operation of innovation mechanisms

In the past three years, the Company has invested RMB26,826,400, RMB45,108,200 and RMB90,166,400 in research and development. In the future, the Company will continue to increase the R&D investment as needed for its own development, and lay a good material foundation for the Company’s technological innovation, talent cultivation and other innovation mechanisms.

VII. Overseas operations of the Issuer

As of the date of this Prospectus, the Company has an overseas subsidiary named AXT-Tongmei, which is mainly engaged in the Company’s overseas purchase and overseas sales. Refer to “IV (I) Controlled subsidiaries” under “Section V Basic Information of the Issuer” hereof for more information.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section VII Corporate Governance and Independence

During the reporting period, the Company operated as a foreign-invested enterprise before being changed to a Joint Stock Company in its entirety in accordance with the provisions of the Company Law, the Law on Chinese-Foreign Equity Joint Ventures, the Law on Foreign-Capital Enterprises and other laws and regulations as well as the then effective AOA. Since the incorporation of the Joint Stock Company, the Company has further improved its governance structure, approved the new AOA, formulated the Rules of Procedure for General Meeting of Shareholders, the Rules of Procedure for the Board of Directors, the Rules of Procedure for the Board of Supervisors, the Work System for Independent Directors, the Work System for the Secretary of the Board of Directors, the Management System of External Investment, the Management System of External Guarantees, the Measures for Administering Related Party Transactions and other rules, created a relatively complete internal governance structure and formed a mutual coordinating and balancing mechanism among the organ of power, the decision-making body, the supervisory body and the management, so as to offer a strong guarantee for the Company’s compliant growth.

I. Establishment, perfection and operation of the system for the general meeting of shareholders, the board of directors, the board of supervisors, independent directors, the secretary of the board of directors, and the special committees of the board of directors of the Company

(I) Establishment, perfection and operation of the system for the general meeting of shareholders

The Company’s inaugural assembly and the first general meeting of shareholders reviewed and approved, among others, the AOA and the Rules of Procedure for the General Meeting of Shareholders in accordance with the requirements of the Company Law, the Securities Law and other relevant laws, regulations and regulatory documents. On June 27, 2022, the Company reviewed and adopted the Rules of Procedure for General Meeting of Shareholders (as Revised in June 2022) at its annual general meeting in 2021. The aforesaid AOA and rules formulated by the Company specifically provide for, inter alia, the convening, proposal, notification, holding, voting and resolutions of general meetings of shareholders.

Since the incorporation of the Joint Stock Company, the general meeting of shareholders has operated in accordance with the provisions of the AOA, the Rules of Procedure for the General Meeting of Shareholders and other documents. As of the date of this Prospectus, it has held 6 general meetings in total. The persons attending the general meetings comply with relevant regulations, and the convening manner, proceedings, voting on the resolution and the contents of resolutions are legal and valid. The previous general meetings are as follows:

No.	Meeting number	Date	Present
1	Inaugural assembly	April 16, 2021	All shareholders or shareholder representatives
2	1st extraordinary general meeting of shareholders in 2021	November 1, 2021	All shareholders or shareholder representatives
3	2nd extraordinary general meeting of shareholders in 2021	December 15, 2021	All shareholders or shareholder representatives
4	1st extraordinary general meeting of shareholders in 2022	April 11, 2022	All shareholders or shareholder representatives
5	2nd extraordinary general meeting of shareholders in 2022	May 27, 2022	All shareholders or shareholder representatives
6	Annual general meeting in 2021	June 27, 2022	All shareholders or shareholders representatives

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II) Establishment, perfection and operation of the system for the board of directors

The Company sets up the board of directors which is accountable to the general meeting in accordance with the provisions of the Company Law and the AOA, among others. The board of directors of the Company is composed of nine directors, including one Chairman and three independent directors. The Company’s inaugural assembly and the first general meeting of shareholders reviewed and approved the Rules of Procedure for the Board of Directors in accordance with the requirements of the Company Law, the Securities Law and other relevant laws, regulations and regulatory documents, which specifically provide for, inter alia, the convening, proposal, holding, review, voting, resolutions and minutes of the meetings of the board of directors.

Since the incorporation of the Joint Stock Company, the board of directors has operated in accordance with the provisions of the AOA, the Rules of Procedure for the Board of Directors and other documents. As of the date of this Prospectus, it has held 17 meetings of the board of directors in total. The persons attending the meetings of the board of directors comply with relevant regulations, and the convening manner, proceedings, voting on the resolution and the contents of resolutions are legal and valid. The previous meetings of the board of directors are as follows:

No.	Meeting number	Date	Present
1	1st session of the first board of directors	April 16, 2021	All directors
2	2nd session of the first board of directors	May 6, 2021	All directors
3	3rd session of the first board of directors	September 22, 2021	All directors
4	4th session of the first board of directors	October 15, 2021	All directors
5	5th session of the first board of directors	November 4, 2021	All directors
6	6th session of the first board of directors	November 11, 2021	All directors
7	7th session of the first board of directors	November 29, 2021	All directors
8	8th session of the first board of directors	December 3, 2021	All directors
9	9th session of the first board of directors	December 31, 2021	All directors
10	10th session of the first board of directors	February 28, 2022	All directors
11	11th session of the first board of directors	March 15, 2022	All directors
12	12th session of the first board of directors	March 24, 2022	All directors
13	13th session of the first board of directors	April 28, 2022	All directors
14	14th session of the first board of directors	May 12, 2022	All directors
15	15th session of the first board of directors	May 23, 2022	All directors
16	16th session of the first board of directors	June 6, 2022	All directors
17	17th session of the first board of directors	June 9, 2022	All directors

(III) Establishment, perfection and operation of the system for the board of supervisors

The Company sets up the board of supervisors which is accountable to the general meeting in accordance with the provisions of the Company Law and the AOA, among others. The board of supervisors is composed of three supervisors, including one Chairman and one supervisor who is the representative of the staff and workers. The Company’s inaugural assembly and the first general meeting of shareholders reviewed and approved the Rules of Procedure for the Board of Supervisors in accordance with the requirements of the Company Law, the Securities Law and other relevant laws, regulations and regulatory documents, which specifically provide for, inter alia, the functions, powers and proceedings of the board of supervisors.

Since the incorporation of the Joint Stock Company, the board of supervisors has operated in accordance with the provisions of the AOA, the Rules of Procedure for the Board of Supervisors and other documents. As of the date of this Prospectus, it has held 15 meetings of the board of supervisors in total. The persons attending the meetings of the board of supervisors comply with relevant regulations, and the convening manner, proceedings, voting on the resolution and the contents of resolutions are legal and valid. The previous meetings of the board of supervisors are as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

No.	Meeting number	Date	Present
1	1st session of the first board of supervisors	April 16, 2021	All supervisors
2	2nd session of the first board of supervisors	May 6, 2021	All supervisors
3	3rd session of the first board of supervisors	July 23, 2021	All supervisors
4	4th session of the first board of supervisors	October 15, 2021	All supervisors
5	5th session of the first board of supervisors	October 27, 2021	All supervisors
6	6th session of the first board of supervisors	November 4, 2021	All supervisors
7	7th session of the first board of supervisors	November 11, 2021	All supervisors
8	8th session of the first board of supervisors	November 29, 2021	All supervisors
9	9th session of the first board of supervisors	December 3, 2021	All supervisors
10	10th session of the first board of supervisors	December 31, 2021	All supervisors
11	11th session of the first board of supervisors	March 15, 2022	All supervisors
12	12th session of the first board of supervisors	March 24, 2022	All supervisors
13	13th session of the first board of supervisors	April 28, 2022	All supervisors
14	14th session of the first board of supervisors	May 12, 2022	All supervisors
15	15th session of the first board of supervisors	June 6, 2022	All supervisors

(IV) Establishment, perfection and operation of the system for independent directors

The Company has established its Work System for Independent Directors in accordance with the Rules for Independent Directors of Listed Companies, the Code of Corporate Governance of Listed Companies, the AOA and other regulations, with a view to further perfecting the Company’s corporate governance structure, improving the structure of the board of directors, strengthening the restraint and supervisory mechanism for internal directors and managers, protecting the interests of small and medium shareholders and creditors, and promoting the Company’s compliant operation. On April 16, 2021, the Company’s inauguration assembly and the first general meeting of shareholders reviewed and passed the Work System for Independent Directors, which clearly provides for the guarantees of qualifications, nomination, election and replacement, special functions and powers, independent opinions, and exercise of powers of independent directors in details. On June 27, 2022, the Company reviewed and adopted the Work System for Independent Directors of Beijing Tongmei Xtal Technology Co., Ltd. (as Revised in June 2022) at its annual general meeting in 2021, which further updated and revised the work system of independent directors.

The independent directors of the Company have exercised their care and diligence, and played active roles in decision-making of the Company’s significant matters and related party transactions and in improvement of corporate governance structure by making full use of their roles in the operation of the Company since they are appointed. The rich professional knowledge, care and diligence the independent directors possess help the board of directors formulate the Company’s growth strategies, plans and business decisions, and effectively guarantee the science and objectivity of the Company’s business decision-making.

(V) Establishment, perfection and operation of the system for the secretary of the board of directors

The 1st session of the first board of directors of the Company reviewed and approved the Work System for the Secretary of the Board of Directors on April 16, 2021. The board of directors has one secretary who is appointed or dismissed by the board of directors. The secretary of the board of directors is an executive of the Company, who shall be accountable to the Company and the board of directors and perform his duties with loyalty and care. On June 6, 2022, the Company reviewed and adopted the Work System for the Secretary of the Board of Directors (as Revised in June 2022) at its 16th meeting of the first board of directors, which further updated and revised its board secretary system.

The secretary of the board of directors has performed his functions with due diligence since his appointment in accordance with the relevant requirements of the Company Law, the AOA and the Work System for the Secretary of the Board of Directors, among others.

(VI) Special committees of the board of directors

The board of directors has four special committees, including Strategy Committee, Audit Committee, Nomination Committee, and Remuneration and Appraisal Committee, each of which conducts its work correspondingly in accordance with the Working Rules for Strategy Committee, the Working Rules for Audit Committee, the Working Rules for Nomination Committee, and the Working Rules for Remuneration and Appraisal Committee. Each special committee is accountable to the board of directors and advises the board of directors on decision-making. The members of each special committee are all directors. The majority of members of Audit Committee, Nomination Committee, and

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Remuneration and Appraisal Committee are independent directors, any of whom serves as the convener of its meeting, but one of the independent directors of the Audit Committee is an accounting professional.

The special committees of the board of directors of the Company are as follows:

Committees	Members	Head
Strategy Committee	MORRIS SHEN-SHIH YOUNG, VINCENT WENSEN LIU and HAO Ze	MORRIS SHEN-SHIH YOUNG
Audit Committee	PANG Fengzheng, ZHAO Lun and HAO Ze	PANG Fengzheng
Nomination Committee	ZHAO Lun, PANG Fengzheng and WANG Yuxin	ZHAO Lun
Remuneration and Appraisal Committee	LIU Yanfeng, PANG Fengzheng and MORRIS SHEN-SHIH YOUNG	LIU Yanfeng

Since their establishment, each special committee of the board of directors and its members have performed their functions with due diligence in accordance with the AOA, the Rules for Procedure of the Board of Directors and their respective working rules.

(VII) Defects and improvements in corporate governance of the Issuer

Prior to the incorporation of the Joint Stock Company, Tongmei Limited operated in accordance with the provisions of the Company Law, the Law on Chinese-Foreign Equity Joint Ventures, the Law on Foreign-Capital Enterprises and other laws and regulations as well as the then effective AOA.

Since the incorporation of the Joint Stock Company, the Company has gradually established and perfected the systems for the general meeting of shareholders, the board of directors, the board of supervisors, independent directors, the secretary of the board of directors and special committees, and formulated a series of rules, including the Rules of Procedure for General Meeting of Shareholders, Rules of Procedure for the Board of Directors, Rules of Procedure for the Board of Supervisors, Work System for Independent Directors, Working Rules for Strategy Committee, Working Rules for Audit Committee, Working Rules for Nomination Committee, Working Rules for Remuneration and Appraisal Committee, Management System of External Guarantees, Management System of External Investment, Measures for Administering Related Party Transactions and Management System for Preventing Controlling Shareholders and Related Parties from Occupying the Funds of the Company, in accordance with relevant laws, regulations and AOA. Further, the Company can effectively implement the systems and rules above and operate in accordance with law.

II. Shares with special voting rights of the Issuer

As of the date of this Prospectus, the Issuer does not have any share with special voting rights or any other similar arrangement.

III. Control structure by agreement of the Issuer

As of the date of this Prospectus, the Issuer does not have any control structure by agreement.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

IV. Management’s self-assessment of internal controls and certified public accountants’ authentication opinion

(I) Defects and rectifications in the internal controls of the Company during the reporting period

1. Change of negotiable instruments

The change of negotiable instruments between the Company and customers in details during the reporting period is shown in the table below.

In RMB0’000

Nature		2021	2020	2019
Change of negotiable instruments	Change to customers through negotiable instruments	-	153.88	50.00
	Change to customers through bank transfer	-	5.11	-
Total		-	158.99	50.00

“Change to customers through negotiable instruments” means that the Issuer refunds change to customers by using negotiable instruments or by transfer when the face value of negotiable instruments actually paid by customers is more than the price for goods being collected by the Issuer and to be actually paid by the customers.

During the reporting period, the change of the Company’s negotiable instruments amounted RMB500,000, RMB1,589,900 and nil,

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

respectively, which were relatively small. There was no dispute or claim between the Issuer and customers with regard to change of negotiable instruments, and the aforesaid negotiable instruments did not have a material adverse impact on the Issuer’s normal production and business.

For change of negotiable instruments during the reporting period, the Company further established and improved internal control systems for administration of negotiable instruments, sales and collection, and purchase and payment. Since January 2021, the Company has no change of negotiable instruments, and the relevant systems have been effectively implemented.

2. Endorsement of negotiable instruments without commercial substance within the scope of consolidation

During the reporting period, the detailed endorsement of negotiable instruments without commercial substance of the Issuer and its subsidiaries is shown in the table below:

In RMB0’000

Endorser	Endorsee	2021	2020	2019
Beijing Tongmei	Baoding Tongmei	-	388.18	1,536.21
	Chaoyang Tongmei	440.11	-	-
Total		440.11	388.18	1,536.21

During the reporting period, the Issuer’s parent company endorsed the negotiable instruments received from customers to Baoding Tongmei and Chaoyang Tongmei for payment to suppliers, with the amounts involved being RMB15,362,100, RMB3,881,800 and RMB4,401,100. The aforesaid endorsement of bank acceptance bills was not based on business backgrounds.

Regarding the endorsement of negotiable instruments without commercial substance with related parties during the reporting period, the Company further established and improved internal control systems for administration of negotiable instruments, sales and collection, and purchase and payment. Since February 2021, the Company has no endorsement of negotiable instruments without commercial substance with related parties, and the relevant systems have been effectively implemented.

3. Borrowings/loans between the Issuer and the related parties

For the offer of loans by the Issuer to its related parties Maanshan Gallium and HE Junfang and the borrowings by the Issuer from AXT during the reporting period, refer to “X. 2. Borrowings/loans” of “Section VII Corporate Governance and Independence” in this Prospectus.

Regarding the borrowings/loans between related parties and the Issuer, the Company has further established and improved such systems and rules as the AOA, the Rules of Procedure for the General Meeting of Shareholders, the Rules of Procedure for the Board of Directors, the Work System for Independent Directors and the Decision-making System of Related Party Transactions, which specifically provide for decision-making authority, procedures and information disclosure of related party transactions, among others, and has established a relatively sound decision-making mechanism and supervision system.

4. Amounts received through related parties

In March 2021, AXT-Tongmei took the overseas sales business and relevant customers from AXT, and in May 2021, the Company completed the acquisition of AXT-Tongmei. During the business handover, there were cases where both AXT-Tongmei and AXT had amounts receivable from the same customer. Due to factors such as the payment system of overseas customers, such customers may make payment only to a single entity. As a result, there were cases where AXT received amounts on behalf of the Company. As of September 2021, such amounts received were RMB10.2483 million, which accounted for a small proportion in the revenues and were commercially reasonable.

The Company does not have such cases since October 2021.

(II) Self-assessment opinions on the integrity, rationality and effectiveness of internal controls

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

As of December 31, 2021, Beijing Tongmei’s current internal control system is relatively complete, reasonable and effective, which can meet the requirements and needs of the Company’s management and growth, can ensure the authenticity, legality and integrity of the Company’s accounting information and the safety and integrity of the Company’s property and materials, and can report and disclose information truthfully, accurately, completely and timely in strict accordance with the content and format requirements of information disclosure provided for by laws, regulations and the AOA.

Since the establishment of the Company’s internal control system, various systems have been effectively implemented. With the Company’s continuous development needs, the Company’s internal control system will be further perfected and improved, and will be effectively implemented and implemented in practice.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(III) Evaluation by the accountant on the internal control system of the Company

The Review Report on Internal Controls (Ernst & Young Huaming (2022) Zhuan Zi No. 61641535_B03) issued by Ernst & Young Huaming Certified Public Accountants (Special General Partnership) for the Company’s internal controls shows that: “Beijing Tongmei’s internal control related to the financial statements described in the Evaluation Report on Internal Controls has been effectively maintained in all major aspects as at December 31, 2021 in accordance with the internal controls related to financial statements established pursuant to the Basic Internal Control Norms for Enterprises (Cai Kuai [2008] No. 7).

V. Fund occupation and provision of guarantees for external parties of the Issuer

For the transfer of funds between the Company on the one hand and HE Junfang, and the controlling shareholder AXT and, the subsidiary that was controlled by it, Maanshan Gallium on the other hand during the reporting period, refer to “X. (II) Incidental related party transactions” of “Section VII Corporate Governance and Independence” in this Prospectus.

Except above, the Company has no other occupation of funds by the controlling shareholder and other enterprises controlled by it, or provision of guarantees to its controlling shareholder and other enterprises controlled by it during the reporting period.

VI. Violations of laws and regulations of the Issuer

The violations of laws and regulations committed by, or penalties imposed by competent authorities on, the Issuer and its subsidiaries during the reporting period are shown in the table below:

No.	Name	Imposed by	Date	Penalty Decision No.	Causes and Results	Basis for no material violations
1	Issuer	Tongzhou Branch of Beijing Municipal Public Security Bureau	2020/4/17	Jing Gong Tong Xing Fa Jue Zi [2020] No. 000074

The Issuer failed to submit the type, quantity, and flow information of the purchased precursor hazardous chemicals to the public security organ of county-level people’s government where it is located for the record within the prescribed time limit, so it was fined RMB6,000

Zhangjiawan Police Station of Tongzhou Branch of Beijing Municipal Public Security Bureau issued the Certificate on November 5, 2021, confirming that Beijing Tongmei “has paid the fine as scheduled and made corrections as required by laws and regulations and by this Bureau on time, and that such act does not constitute a material violation”.

2	Issuer	Beijing Ecology and Environment Bureau	2019/1/21	Jing Huan Jing Jian Cha Fa Zi [2018] No. 5	The Issuer failed to put a distinguishing mark of hazardous waste on the iron drum for storing hazardous waste, so it was fined RMB12,000

In accordance with the provisions of Article 75 of the Law of the People’s Republic of China on the Prevention and Control of Environmental Pollution by Solid Waste taking into effect on November 7, 2016, if any person or unit, in violation of the provisions of this Law on the prevention and control of environmental pollution by hazardous waste, fails to install distinguishing marks of hazardous waste, he or it shall be imposed with a penalty of not less than RMB10,000 but not more than RMB100,000. This administrative penalty is RMB12,000, a small amount, so this act does not constitute a serious case. Meanwhile, in accordance with the relevant provisions of the Administrative Penalty Discretionary Benchmark of Beijing Environmental Protection Bureau (2018 Edition), the penalties imposed for the failure to install distinguishing marks of hazardous waste are divided into four categories, including a penalty of RMB10,000 - 20,000 imposed in respect of the least case (i.e. the volume of solid (hazardous) waste being less than or equaling to one ton).

According to the interviews with the staff from Beijing Municipal Ecology and Environment Bureau and Beijing Tongzhou District Ecological Environment Bureau, the Issuer has paid the fine as scheduled and rectified the issues involved in the administrative penalty as required by laws and regulations and by the relevant departments, and the issues involved in the administrative penalty above do not cause a major environment pollution, and this is not a major administrative penalty, so such act does not constitute a major environmental violation.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3	Issuer	Beijing Tongzhou District Ecology and Environment Bureau	2020/6/1	Tong Huan Jian Fa Zi [2020] No. 080	The Issuer failed to ensure that the automatic monitoring facilities of water pollutant discharge operated normally, so it was fined RMB20,000

In accordance with the provisions of Article 82 of the Law of the People’s Republic of China on Prevention and Control of Water Pollution, any person or unit fails to ensure that the automatic monitoring facilities of water pollutant discharge operate normally, he or it shall be imposed with a penalty of not less than RMB20,000 but not more than RMB200,000. The administrative penalty above is RMB20,000, a small amount, so such act does not constitute a serious case, and the Issuer has correspondingly made corrections and paid the penalty in full.

4	Issuer	Beijing Tongzhou District Emergency Management Bureau	2021/4/22	(Jing Tong) Ying Ji (Wei Hua) Fa (2021) No. 004	The Issuer failed to organize drills in accordance with the emergency rescue plan, so it was fined RMB10,000

Beijing Tongzhou District Emergency Management Bureau issued the Certificate on November 16, 2021, confirming that “two Administrative Penalties (Jing Tong) Ying Ji (Wei Hua) Fa [2021] No. 003 and (Jing Tong) Ying Ji (Wei Hua) Fa [2021] No. 004 do not belong to material administrative penalties”.

5	Issuer	Beijing Tongzhou District Emergency Management Bureau	2021/3/17	(Jing Tong) Ying Ji (Wei Hua) Fa (2021) No. 003	The Issuer did not inform the practitioners of the investigation and management of hidden dangers of the accident, so it was fined RMB49,000
6	Issuer	Beijing Tongzhou District Emergency Management Bureau	2019/4/4	(Jing Tong) Ying Ji (Wei Hua) Fa [2019] No. 008	The Issuer failed to store hazardous chemicals in a dedicated warehouse, so it was fined RMB69,000

Beijing Tongzhou District Emergency Management Bureau issued the Certificate on November 16, 2021, confirming that “such violation does not cause serious social harm or safety production accidents, and that the Company has rectified such act as required”. In addition, in accordance with the Beijing Administrative Penalty Discretion Benchmark of Work Safety (I) (Jing An Jian Fa [2015] No. 115), such violation belongs to Grade B of the discretion benchmark. In accordance with Article 3 of Chapter I General Provisions of such Discretion Benchmark, various violations in connection with work safety are divided into three basic discretion levels, including Grade A, Grade B and Grade C based on social harm and seriousness. “Any violation which causes general social harm and has general severity level” shall belong to Grade B. Accordingly, this does not constitute a material administrative penalty.

7	Issuer	Tongzhou District Fire Rescue Corps	2021/6/14	Tong (Xiao) Xing Fa Jue Zi (2021) No. 100095

The Issuer stacked the control cabinets on the evacuation passage on the west side of No. 6 workshop of this unit, occupying 50% of the clear width of the evacuation passage, and cannot remove them on site, so it was fined RMB29,500

Tongzhou District Fire Rescue Corps issued the Certificate in 2021, confirming that Beijing Tongmei “received three administrative penalties from this corps from January 1, 2018 to the issue date of this Certificate, all of which do not belong to material administrative penalties”.

8	Issuer	Beijing Tongzhou District Public Security Fire Corps	2019/12/18	Tong (Xiao) Xing Fa Jue Zi [2019] No. 400039	The Issuer occupied the evacuation passage, so it was fined RMB20,000

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

9	Chaoyang Tongmei	Housing and Urban-Rural Development Bureau of Kaleqin Left-wing Mongolian Autonomous County	2019/4/3	Ka Zhu Jian Fa Jue Zi [2019] No. (017)	Chaoyang Tongmei started construction before obtaining approval, so it was fined RMB20,000

Housing and Urban-Rural Development Bureau of Kaleqin Left-wing Mongolian Autonomous County issued the Certificate on July 27, 2021, confirming that Chaoyang Tongmei “has paid the fine as scheduled and made corrections as required by laws and regulations and by this Bureau, and that such act does not constitute a material violation or a serious case”.

10	Chaoyang Tongmei	Housing and Urban-Rural Development Bureau of Kaleqin Left-wing Mongolian Autonomous County	2019/4/3	Ka Zhu Jian Fa Jue Zi [2019] No. (021)	Chaoyang Tongmei started construction before obtaining approval, so it was fined RMB344,900
11	Chaoyang Jinmei	Housing and Urban-Rural Development Bureau of Kaleqin Left-wing Mongolian Autonomous County	2020/7/20	Ka Zhu Jian Fa Jue Zi [2020] No. (41)	Chaoyang Jinmei started construction before obtaining approval, so it was fined RMB115,041

Housing and Urban-Rural Development Bureau of Kaleqin Left-wing Mongolian Autonomous County issued the Certificate on July 30, 2021, confirming that “the act of Chaoyang Jingmei does not cause economic losses, casualties or other serious circumstances, therefore it does not constitute a material violation”.

12	Baoding Tongmei	Dingxing County Environment Protection Bureau	2019/5/14	Ding Huan Fa [2019] No. 80	Baoding Tongmei failed to obtain the pollutant discharge permit according to law, so it was fined RMB200,000

Dingxing County Ecological Environment Bureau issued the Certificate on July 22, 2021, confirming that Baoding Tongmei “has paid the fine as scheduled and made corrections as required by laws and regulations and by this Bureau, and that such act does not constitute a material violation or a serious case”.

13	Nanjing Jinmei	Customs of the Capital Airport of the People’s Republic of China	2021/12/02	Jing Shou Guan Jian Wei Zi [2021] No. 0026	Nanjing Jinmei failed to apply for and avoided the inspection of import and export commodities which are subject to compulsory inspection, so it was fined RMB6,100

In accordance with the provisions of Paragraph 1 of Article 46 of the Regulations for the Implementation of the Law of the People’s Republic of China on Import and Export Commodity Inspection, the consignor of import and export commodities fails to apply for and avoids inspection of import and export commodities which are subject to compulsory inspection, the entry - exit inspection and quarantine agency shall confiscate illegal income and impose a fine of 5% up to 20% of the total commodity value. Nanjing Jinmei’s duty-paid (taxable) price for the goods involved in the aforesaid violation totals RMB68,469.71, and subsequently the Customs of the Capital Airport of the People’s Republic of China imposed a fine of RMB6,100, representing not more than 10% of the duty-paid price for the goods involved, a small amount. Such violation does not belong to a serious case, and therefore it does not constitute a material violation.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

14	Beijing Boyu	Beijing Tongzhou District Statistics Bureau	2021/05/24	Tong Tong Zhi Jian Fa Jue Zi (2021) No. 0524	Beijing Boyu provided false statistics and was given warnings

In accordance with the provisions of Article 41 of the Statistical Law of the People’s Republic of China, if any enterprise under statistical investigation provides untrue or incomplete statistical data, it shall be ordered to put it right and given a warning by the statistics institutions of the people’s governments at or above the county level, and may be criticized in a circulated notice and fined not more than RMB50,000; if the case is serious, it shall also be fined not less than RMB50,000 but not more than RMB200,000. Beijing Boyu is not subject to administrative penalty, and the violation is not serious, therefore, such act does not constitute a material violation.

The amounts above imposed on the Issuer are small and would not have a material adverse impact on the Issuer’s business or financial conditions, which are not serious cases and thus constitute material violations. The Company has rectified such acts; meanwhile, such acts do not cause serious environmental pollution, heavy casualties, bad social impact, etc., or not seriously violate the laws regarding national security, public security, ecological security, production safety or public health, the violations involved in the aforesaid administrative penalties will not pose a substantial obstacle to this offering and listing.

Except above, the Issuer has no other illegal activities during the reporting period.

VII. Self-management and going concern of the Issuer

Since its incorporation, the Company has established its compliant corporate governance structure in accordance with the requirements of the Company Law, the Securities Law and the AOA, and has been independent of its shareholders and other enterprises controlled by them in terms of assets, personnel, finance, organization, and business. It has an independent and complete R&D, procurement, production, sales and service system, and is able to realize self-management.

(I) Asset integrity

The Company was established by the overall change of Tongmei Limited and inherited all assets of Tongmei Limited in accordance with law. The assets contributed by the promoter have been available in full. The Company legally owns fixed assets such as machinery and equipment and other intangible assets including patents with clear property rights, and has an independent raw material procurement and product sales system. As of the date of this Prospectus, there is no illegal occupation of the Issuer’s assets by its controlling shareholder and other enterprises controlled by it.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II) Personnel independence

The Company has an independent personnel management system. The directors, supervisors and executives of the Company are selected and appointed in strict accordance with the relevant provisions of the Company Law and the AOA. The Company’s general manager, deputy general managers, chief financial officer, the secretary of the board of directors and other executives hold the full-time position in the Company and receive remunerations from the Company, do not hold any positions other than director and supervisor in its controlling shareholder and other enterprises controlled by it, nor work in any other enterprises whose business is identical with or similar to that of the Company. The Company’s financial staff do not take part-time jobs in any shareholder and other enterprises controlled by it.

(III) Financial independence

The Issuer has established an independent financial accounting system, can make independent financial decisions, and has a complaint financial accounting system and a financial management system for its subsidiaries, and there is no interference by shareholders in the use of the Company’s funds. The Company independently opens bank accounts and pays taxes.

(IV) Institutional independence

The Company sets up the general meeting of shareholders, the board of directors, the board of supervisors and other decision-making and supervisory bodies, and establishes the effective corporate governance structure according to law and independently exercises its operation and management powers. The Company does not share institutions with the shareholders and other enterprises controlled by them, and since its incorporation, there has been no interference by shareholders in the Company’s normal production and operation activities.

(V) Business independence

The Company operates independently and mainly engages in the research and development, production and sales of InP substrate, GaAs substrate, germanium substrate, PBN materials and other high-purity materials. The Company is independent of its major shareholders and their controlled enterprises, makes business decisions on its sole discretion, and has a complete procurement system, production system and sales system. There are no related party transactions with major shareholders that seriously affect independence or are obviously unfair. AXT, the controlling shareholder of the Company issued the Letter of Commitment on Avoiding Horizontal Competition, undertaking that it will not engage, directly or indirectly, in any same or similar business competing with the main business of the Company.

(VI) Stability of directors, executives and core technicians

The Issuer mainly engages in the research and development, production and sales of InP substrate, GaAs substrate, germanium substrate, PBN materials and other high-purity materials. The main business remains unchanged. There is no material adverse change in the Issuer’s directors, executives and core technicians in the past two years. The Issuer has no actual controller in the past two years, and the ownership of shares by major shareholders in the Issuer is clear and there is no major ownership dispute that would lead to possible changes in control.

(VII) Other matters

The ownership of the Issuer’s main assets, core technologies, and trademark is clear, there is no major ownership dispute, nor is there any major debt repayment risk, major guarantee, litigation, arbitration, and any other contingency, nor is there major change in the business environment or any other circumstance that has had or will have a significant impact on going concern.

VIII. Horizontal competition

(I) Horizontal competition

The controlling shareholder of the Company is AXT, and there is no horizontal competition between the Company and the controlling shareholder and other enterprises controlled by it.

As of the date of this Prospectus, ATX holds 85.51% of shares in the Company, and other enterprises controlled by AXT include Chaoyang Limei and Tandie Technologies, LLC. For details, refer to “V. Basic information on major shareholders holding more than 5% shares and actual controller” of “Section V Basic information of the Issuer” in this Prospectus. As of the date of this Prospectus, Chaoyang Limei and Tandie Technologies, LLC have no substantive business and have no horizontal competition with the Issuer.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In summary, there is no horizontal competition between the Company and the controlling shareholder and other enterprises controlled by it.

(II) Letter of commitment on avoiding horizontal competition

In order to avoid horizontal competition or potential horizontal competition, protect the interests of the Company and safeguard normal operation of the Company, AXT, the controlling shareholder of the Company, issued the Letter of Commitment on Avoiding Horizontal Competition, undertaking that:

“1. We (including other companies controlled by us other than the Issuer and its controlled companies, the same below) do not engage in any business or activity in any form that competes with the main business of the Issuer (including its directly or indirectly controlled companies, the same below); the assets of the Issuer are complete, and its assets, business, personnel, finance and institutions are independent of us, we will continue to maintain such independence of the Issuer and will not bypass the Issuer’s board of directors to exercise the operation and management powers through the management or directly.

2. We have shifted its procurement, sales and R&D business and related personnel to AXT-Tongmei, Inc., a subsidiary of the Issuer. At present, we only retain the status as a listed company on NASDAQ in the United States, and we will no longer provide actual business support and convenience related to operating activities for the relevant businesses of the Issuer and its subsidiaries.

3. From the date of this letter, we will not engage in any business or activity in any form that competes with the main business of the Issuer, or support other companies other than the Issuer in any form to engage in any business or activity that competes with the main business of the Issuer.

4. From the date of this letter, if we inevitably engage in any business or activity that competes with the Issuer in the future, we will promptly transfer or terminate the aforesaid business or activity on our own initiative or after the Issuer raises an objection, and the Issuer shall have the priority to accept the transfer of such business.

5. The said commitment shall remain in force during the period when we act as the controlling shareholder of the Issuer.”

IX. Related parties and related party relationship

In accordance with the provisions of the Company Law, the Accounting Standards for Business Enterprises and the Rules Governing the Listing of Stocks on the Science and Technology Innovation Board of Shanghai Stock Exchange, the related parties and related party relationship of the Company are as follows:

(I) Actual controller and controlling shareholder

The Company’s controlling shareholder is AXT, but the Company has no actual controller. For their basic information, refer to “V. Basic information on major shareholders holding more than 5% shares and actual controller” of “Section V Basic information of the Issuer” in this Prospectus.

(II) Shareholders holding, directly or indirectly, not less than 5% of shares in the Issuer

Besides the controlling shareholder, Beijing Bomeilian, another shareholder of the Company, directly holds not less than 5% of shares in the Issuer. For its basic information, refer to “V. Basic information on major shareholders holding more than 5% shares and actual controller” of “Section V Basic information of the Issuer” in this Prospectus.

As of March 31, 2022, the legal persons or other organizations that hold not less than 5% of shares in AXT, the controlling shareholder of the Issuer, are Dimensional Fund Advisors L.P. and BlackRock, Inc.

Shareholders that indirectly hold not less than 5% of shares in Beijing Bomeilian, the shareholder of the Issuer, are HE Junfang and Zhongke Hengye. Zhongke Hengye holds 33.33% of shares in Beijing Bomeilian. Further, both the shareholder holding 66.67% of shares in Beijing Bomeilian and the representative appointed by the managing partner of Zhongke Henye are HE Junfang. Beijing Bomeilian and Zhongke Hengye hold 5.2036% and 0.0977% of shares in the Issuer, respectively.

(III) Controlled subsidiaries and participation companies of the Issuer

As of the date of this Prospectus, the Company has ten controlled subsidiaries including Baoding Tongmei, Chaoyang Tongmei, Chaoyang Jinmei, Nanjing Jinmei, Beijing Boyu, Chaoyang Boyu, Tianjin Boyu, AXT-Tongmei, Chaoyang Xinmei and Chaoyang Shuomei, and two equity

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

participation company, i.e., Xing’an Gallium and Kaimei Quartz. For the details of the said companies, refer to “IV. Information on controlled subsidiaries and equity participation companies of the Issuer” of “Section V Basic information of the Issuer” in this Prospectus.

(IV) Legal persons or other organizations that are controlled, directly or indirectly, by the legal persons or other organizations directly holding not less than 5% of shares in the Issuer

As of the date of this Prospectus, the legal persons that directly hold not less than 5% of shares in the Issuer are AXT, Beijing Bomeilian and Zhongke Hengye. AXT holds 100% of shares in Chaoyang Limei and 100% of shares in Tandie Technologies, LLC. Beijing Bomeilian and Zhongke Hengye do not control, directly or indirectly, any legal person or other organization.

(V) Directors, supervisors and executives of the Issuer and their close family members

The directors, supervisors and executives of the Company and their close family members all are related parties of the Company.

(VI) Directors, supervisors, executives, or other principally responsible person of any legal person or other organization that controls, directly or indirectly, the Issuer

The Company’s controlling shareholder is AXT, and AXT’s directors are MORRIS SHEN-SHIH YOUNG, David Chang, Jesse Chen and Christine Russell. MORRIS SHEN-SHIH YOUNG and Gary L. Fisher act as the Chief Executive Officer and the Chief Finance Officer in AXT, respectively.

(VII) Legal persons or other organizations (excluding the Issuer or its subsidiaries) which the directors, supervisors and executives as well as their close family members of the Issuer, and the directors, supervisors, executives or other principally responsible persons of any legal person or other organization controlling, directly or indirectly, the Issuer, control directly or indirectly or exercise significant influence on, or in which the foregoing other than independent directors serves as a director or executive

1. Legal persons or other organizations (excluding the Issuer or its subsidiaries) which the directors, supervisors and executives as well as their close family members of the Issuer control directly or indirectly or exercise significant influence on, or in which the foregoing other than independent directors serves as a director or executive

Legal persons or other organizations (excluding the Issuer or its subsidiaries) which the directors, supervisors and executives control directly or indirectly or exercise significant influence on, or in which the foregoing other than independent directors serves as a director or executive are related parties of the Company. For their information, refer to “X. External Investments by Directors, Supervisors, Executives and Core Technicians of the Company” and “VII. Overview of directors, supervisors, executives and core technicians” of “Section V Basic information of the Issuer” in this Prospectus.

Legal persons or other organizations (excluding the Issuer or its subsidiaries) which the close family members of the directors, supervisors and executives of the Company control directly or indirectly or exercise significant influence on, or in which the foregoing other than independent directors serves as a director or executive are related parties of the Company, the details of which are shown as follows:

Name	Relationship	Employer/controlled entity	Title/control
ZHOU Hongyu	Spouse of the director WANG Yuxin	Beijing Zhiheng Anye Technology Co., Ltd.	Manager and executive director; holding 100% of shares
SONG Guizhou	Brother-in-law of an independent director LIU Yanfeng	Cangzhou Hangcheng Electronic Equipment Co., LTD	Manager, Executive director, holding 80% of shares

2. Legal persons or other organizations (excluding the Issuer or its subsidiaries) which the directors, supervisors, executives or other principally responsible persons of any legal person or other organization controlling, directly or indirectly, the Issuer, control directly or indirectly or exercise significant influence on, or in which the foregoing other than independent directors serves as a director or executive

Legal persons or other organizations (excluding the Issuer or its subsidiaries) which the directors, supervisors, executives or other principally responsible persons of any legal person or other organization controlling, directly or indirectly, the Issuer, control directly or indirectly or exercise significant influence on, or in which the foregoing other than independent directors serves as a director or executive are shown as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Name	Position in AXT	Part-time employer/controlled entity	Part-time title/control
Gary L. Fischer	CFO and Secretary	Dongfang Hi-purity	Director
		Tandie Technologies, LLC	CFO and Secretary
Christine Russell	Director	QuickLogic Corporation	Director
		eGain Communications Corporation	Director
David C. Chang	Director	Global Maximum Educational Opportunities, Inc.	Chairperson and CEO
		American Councils for International Education	Director
		Committee of 100	Director and Secretary
Jesse Chen	Director	Silicon Valley Taiwan Angels	Founding Chairperson
		NCKU North America Alumni Foundation	Director and Chairperson
		NCKU Global Academia-Industry Alliance	Chairperson

(VIII) Other related parties

In addition to the related parties disclosed above, other related parties of the Issuer include natural persons, legal persons, or other organizations that had a related party relationship with the Company during the reporting period, or that have special relationships with the Issuer identified based on the principle of substance over form and may cause the Issuer’s interests to favor them, or that shall be deemed as the related parties of the Issuer within 12 months before the transaction, or within 12 months after the relevant transaction agreement becomes effective or the arrangement is implemented.

1. Participation companies of AXT

The participation companies of AXT, the controlling shareholder of the Company is the related party of the Company, including Tongli Germanium, Jiamei Hi-purity, Beijing Jiya and Dongfang Hi-purity.

2. Legal persons or other organizations that hold not less than 10% of shares in controlled subsidiaries having significant influence on the Company

Chaoyang Xinshuo Business Co., Ltd. holds 39% of shares in Chaoyang Xinmei, the controlled subsidiary of the Company, and is the related party of the Company.

3. Former major related parties

The former major related parties during the reporting period are as follows:

No.	Name of related party	Related party relationship
1	WEI GUO LIU	Former director of the Company
2	DAVIS SHANXIANG ZHANG	Former director of the Company
3	HE Jianwu	Former supervisor of the Company
4	Ulrich Goetz	Former shareholder of Beijing Boyu, the controlled subsidiary of the Company
5	Beijing Zhiheng Xingda Technology Co., Ltd.	The director WANG Yuxin previously acted as the executive director and general manager, and held 50% of shares; such company was cancelled on August 23, 2021.
6	Liaoning Zhonglan Opto-electronics Technology Co., Ltd.	The director WANG Huan previously acted as the director.
7	Ningbo Ronbay New Energy Technology Co., Ltd.	The director WANG Huan previously acted as the director.
8	Shanxi Zhaofeng Gallium Co., Ltd.	The director MORRIS SHEN-SHIH YOUNG previously acted as the director.
9	Leonard J. LeBlanc	Previously acted as a director of AXT
10	Maanshan Gallium	Previously was a subsidiary of AXT, which was deregistered in April 2022

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

X. Related party transactions

(I) Recurring related party transactions

The recurring related party transactions with the related parties during the reporting period are as follows:

1. Purchase of goods/ receipt of services

In RMB0’000

Related party	Subject matter	2021		2020		2019
		Amount	Proportion to operating costs	Amount	Proportion to operating costs	Amount	Proportion to operating costs
AXT	High-purity arsenic and other raw materials	779.53	1.39%	2,178.75	5.03%	1,020.97	2.74%
Xing’an Gallium	Gallium	6,366.75	11.34%	3,075.53	7.10%	609.98	1.64%
Dongfang Hi-purity	High-purity arsenic, etc.	380.63	0.68%	906.54	2.09%	789.97	2.12%
Tongli Germanium	Germanium ingot	469.50	0.84%	-	-	764.57	2.05%
Beijing Jiya	Gallium	692.57	1.23%	-	-	-	-
Jiamei Hi-purity	High-purity arsenic	88.65	0.16%	-	-	-	-
Total		8,777.63	15.64%	6,160.82	14.22%	3,185.49	8.55%

Note: The amount of purchase from Dongfang Hi-purity includes that of purchase from Donghai Juqing Trading Co., Ltd. controlled by LI Bo, the actual controller of Dongfang Hi-purity.

The Company purchased the raw materials from its related parties including AXT, Xing’an Gallium, Dongfang Hi-purity, Tongli Germanium and Beijing Jiya during the reporting period, the details of which are as follows:

(1) The Company purchased high-purity arsenic and other raw materials through AXT during the reporting period, with the amounts being RMB10,209,700, RMB21,787,500 and RMB7,795,300, respectively. The main reason why the Company purchased raw materials through AXT is that AXT is an American company, and it’s more convenient for AXT to purchase products from American and Japanese suppliers.

The price at which the Company purchased raw materials from AXT refers to the price of purchase by AXT from its suppliers, and there is no related party transaction with evidently unfair price.

AXT-Tongmei becomes the overseas procurement entity and the Company ceases to purchase raw materials through AXT staring from March 2021.

(2) The Company purchased the gallium from Xing’an Gallium, its participation company, with the amounts being RMB6,099,800, RMB30,755,300 and RMB63,667,500, respectively. The gallium is extracted from bauxite deposit. Xing’an Gallium is located in Xiaoyi City, Shanxi Province, close to alumina enterprises, which guarantees a stable supply of gallium. The price at which the Company purchased gallium from Xing’an Gallium is as follows:

In RMB/Kg

Year	Price of gallium purchased from Xing’an Gallium	Average purchase price of gallium	Difference rate
2021	1,800.50	1,823.03	-1.24%
2020	965.14	1,010.25	-4.47%
2019	870.41	896.50	-2.91%

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The price at which the Company purchased gallium from Xing’an Gallium adopts the market-based pricing, and there is no related party transaction with evidently unfair price.

(3) The Company purchased high-purity arsenic from its participation company Dongfang Hi-purity during the reporting period, with the amounts being RMB7,899,700, RMB9,065,400 and RMB3,770,100, respectively. Dongfang Hi-purity has mature technology for producing high-purity arsenic with stable quality. However, the Company has ceased to purchase high-purity arsenic from Dongfang Hi-purity since June 2021, because its production qualification expired and a new license is pending. In the second half of 2021, the Company purchased a small amount of welding rods from Dongfang Hi-purity. The price at which the Company purchased high-purity arsenic from Dongfang Hi-purity is as follows:

In RMB/Kg

Year	Price of high-purity arsenic purchased from Dongfang Hi-purity	Average purchase price of high-purity arsenic	Difference rate
2021	755.92	805.00	-6.10%
2020	788.28	836.79	-5.80%
2019	801.92	835.06	-3.97%

Note: As the purchase by the Company from Dongfang Hi-purity in 2021 took place in the period from January to June, it is compared and analyzed using the average purchase price of arsenic in the period from January to June 2021.

The Company purchased high-purity arsenic mainly from Dongfang Hi-purity and Jiamei Hi-purity, and imported them from the overseas

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

supplier YONEDA CORPORATION through AXT. The quality of imported high-purity arsenic is slightly higher than that of domestic enterprises, and accordingly, its price, including tariffs, customs declaration, logistics, inspection and warehousing costs, is generally higher than domestic price. The price at which the Company purchased arsenic from Dongfang Hi-purity adopts the market-based pricing, and there is no related party transaction with evidently unfair price.

(4) The Company purchased germanium ingot from Tongli Germanium, the participation company of AXT, in 2019 and 2021, with the amounts being RMB7,645,700 and RMB4,695,000, respectively. Germanium usually exists in a dispersed state in various metal silicate mines, sulfide mines and various types of coal mines. Tongli Germanium, located in Xilingol, Inner Mongolia Autonomous Region, was once an important domestic germanium-containing lignite smelting and purification enterprise. Since 2020, Tongli Germanium has not started production due to environment protection, and the Company did not purchase products from Tongli Germanium in 2020. The price at which the Company purchased germanium ingot from Tongli Germanium is as follows:

In RMB/Kg

Year	Price of germanium ingot purchased from Tongli Germanium	Average purchase price of germanium ingot	Difference rate
2021	8,015.33	7,443.09	7.69%
2019	6,358.11	6,447.44	-1.39%

Note: As the purchase by the Company from Tongli Germanium in 2021 took place in the period from July to December, it is compared and analyzed using the average purchase price of germanium ingot in the period from July to December 2021.

The price at which the Company purchased germanium ingot from Tongli Germanium adopts the market-based pricing, and there is no related party transaction with evidently unfair price.

(5) The Company purchased gallium from Beijing Jiya, the participation company of AXT in 2021, with the amount being RMB6,925,700. Beijing Jiya uses an advanced ion exchange process to extract gallium from the mother liquor of the alumina Bayer process, and the product quality is high. Starting from 2021, the Company purchases some gallium from Beijing Jiya. The price at which the Company purchased gallium from Beijing Jiya is as follows:

In RMB/Kg

Year	Price of gallium purchased from Beijing Jiya	Average purchase price of gallium	Difference rate
2021	1,822.54	1,823.03	-0.03%

The price at which the Company purchased gallium from Beijing Jiya adopts the market-based pricing, and there is no related party transaction with evidently unfair price.

(6) In 2021, the Company purchased arsenic and other raw materials from Jiamei Hi-purity, the participation company of AXT, with the amount being RMB886,500. Jiamei Hi-purity mainly engages in production and sales of high-purity arsenic, it resumed its production and business in 2021. The prices at which the Company purchased high-purity arsenic from Jiamei Hi-purity are as follows:

In RMB/Kg

Year	Price of high-purity arsenic purchased from Jiamei Hi-purity	Average purchase price of high-purity arsenic	Difference rate
2021	929.20	855.57	8.61%

Note: As the purchase by the Company from Jiamei Hi-purity in 2021 took place in the period from July to December, it is compared and analyzed using the average purchase price of arsenic in the period from July to December 2021.

The price at which the Company purchased arsenic from Jiamei Hi-purity adopts the market-based pricing, and there is no related party transaction with evidently unfair price.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Sales of goods or services

In RMB0’000

Related party	Subject matter	2021		2020		2019
		Amount	Proportion to operating income	Amount	Proportion to operating income	Amount	Proportion to operating income
AXT	Compound semiconductor substrate, etc.	5,979.70	6.97%	28,196.51	48.35%	22,144.98	47.91%
Xing’an Gallium	High-purity gallium	1.65	0.01%	1.26	0.00%	-	-
Total		5,981.35	6.98%	28,197.77	48.35%	22,144.98	47.91%

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(1) Sales by the Company to AXT

The Company sold to AXT the GaAs substrate, InP substrate, germanium substrate and other products during the reporting period, with the sales being RMB221,449,800, RMB281,965,100 and RMB59,797,000, respectively.

During the reporting period, the products supplied by the Company to AXT were mainly sold to Osram, Landmark Optoelectronics, WIN semiconductors and overseas customers. The Company sells products to AXT on a cost-plus pricing basis. The table of comparison between the price at which the Company sells products to AXT and the average sales price is as follows:

In RMB/piece

Item	2021			2020			2019
	Price at which the Company sells products to AXT	Average sales price	Difference rate	Price at which the Company sells products to AXT	Average sales price	Difference rate	Price at which the Company sells products to AXT	Average sales price	Difference rate
GaAs substrate	347.36	431.10	-19.42%	439.92	466.33	-5.66%	352.88	378.5	-6.77%
InP substrate	662.39	964.88	-31.55%	500.58	683.54	-26.77%	415.8	751.87	-44.70%
Germanium substrate	389.15	300.60	29.46%	438.06	336.81	30.06%	427.3	351.05	21.72%

Note: As the sale by the Company to AXT in 2021 took place in the period from January to June, it is compared and analyzed using the average purchase price in the period from January to June 2021.

The difference between the price at which the Company sells products to AXT and the average sales price is mainly reflected in the different performance requirements by customers for substrate products. The price depends on the product size, technical parameters, thickness and edge angle.

1)GaAs substrate

The difference rate between the price of GaAs substrate sold by the Company to AXT in 2019 and 2020 and the average sales price of the Company is no more than 10%, mainly because GaAs substrate belongs to a proven semiconductor material, the competition among manufacturers is stiff, the customers have strong bargaining power and thus enjoy little price difference.

The difference rate between January and June of 2021 is relatively large, primarily because the deliveries of GaAs substrate are expected to increase by 26.98% by comparing with 2020 based on the Yole’s statistics. In the context of the expansion of market scale and the stable rise in the GaAs substrate production capacity of the Company, the Company has further increased its incentives in the international market.

During the reporting period, the average unit price at which the Company sells GaAs substrate to ATX was lower than the average unit price, primarily because overseas customers purchased GaAs substrate to be used partially in conventional LEDs, and their prices were lower than the prices at which GaAs substrate are used in radio frequency devices and lasers. For example, Osram, the largest overseas customer, purchases GaAs substrate to be mainly used in conventional LED fields such as automotive lighting and industrial lighting, while the Company has basically withdrawn from the conventional LED field in the domestic market; in addition, the Company’s GaAs substrate ranks behind Freiberger and Sumitomo. The international market is fiercely competitive. In order to explore the international market for GaAs substrate, the Company has adopted a more aggressive market strategy, which has also led to lower prices offered to AXT. However, domestic customers purchased the Company’s GaAs substrate to be mainly used in smart phones, artificial intelligence, unmanned driving and other fields, which have higher technical requirements for GaAs substrate. Also, the added value is higher, and the domestic price of the Company’s products is higher, thereby driving up the average sale price.

Overall, the price at which the Company sells GaAs substrate to AXT is reasonable.

2) InP substrate

The average unit price at which the Company sells InP substrate to AXT is lower than the average unit price.

For a long time, the Company’s InP substrate products have been mainly promoted and sold by AXT on overseas markets. During the reporting

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

period, with the growth of domestic optical modules and other industries, the Company’s domestic sales team has achieved great results in market exploitation. The proportion of domestic sales of InP substrate has begun to increase rapidly. In 2019, 2020, and from January to June 2021, the export volume of InP substrate accounted for 79.88%, 77.18% and 65.07%, respectively. The Company’s large-scale production of InP substrate still relies on overseas orders to a large extent. During the reporting period, overseas sales mainly relied on AXT for market exploitation, customer maintenance and technical cooperation with customers.

Yole’s statistics shows that 80.21% of InP substrate products are mainly used in optical module devices with optical chips as the core. The world’s leading optical chip, optical module epitaxy and device companies are mainly overseas companies, including IQE, Landmark Optoelectronics, Visual Photonics Epitaxy and Win Semiconductor. InP-based optical chips require close cooperation with various upstream and downstream production links such as substrate-epitaxy-foundry. Any problem in any production link will directly affect the product varieties of optical chip and optical module device manufacturers. In order to ensure the stability of the supply chain and smooth communications in the production process, the world’s leading optical chip, optical module extension and device companies prefer purchase overseas. As affected by uncertain events such as the trade frictions and the pandemic, overseas customers will not easily purchase directly from domestic suppliers. AXT, as a former main body of overseas sales and application research and development, undertook the functions of developing overseas customers and providing research on the matching of extended processing performance. AXT sells InP substrate to overseas customers, needs to communicate closely with overseas customers on downstream production processes, and provides overseas customers with reasonable epitaxial production suggestions. In 2019 and 2020, AXT’s sales and R&D expenditures were USD4,508,400 and USD4,967,600, respectively, among which the expenses for overseas sales of InP substrate, customer maintenance, and performance matching represent a larger proportion.

The average unit price offered to the customers developed by the Company through domestic sales team is higher the price at which the Company sells InP substrate to AXT. The abovementioned expenses for market exploitation, research and development are borne by the Company. In addition, the performance parameters of InP substrate sold by the Company to Customer A, Customer B, and other customers are extremely high, because InP substrate products purchased by such customers from the Company are mainly used in some cutting-edge fields. Therefore, the performance indicators such as the doping concentration, conductivity, and dislocation density of InP substrate needed by such customers are higher than those of overseas customers.

In summary, AXT plays an important role in the market exploitation, customer maintenance and application research and development of InP substrate. It also bears higher costs and expenses. Therefore, AXT adds a higher proportion on the basis of Beijing Tongmei’s sales price. Overall, the price at which the Company sells InP substrate to AXT is reasonable.

3) Germanium substrate

The price at which the company sells germanium substrate to AXT is higher than the average sales price, mainly because the raw materials for germanium substrate are mainly produced in China, and there are few foreign germanium substrate producers. Germanium substrate purchased by overseas customers is mainly used for high-end solar cells, so the sales prices offered to AXT are relatively high; while domestic market competition is fierce, so domestic sales prices are relatively low.

The sales price at which the Company sells germanium substrate to AXT has a small difference compared with the average sales unit price of photovoltaic-grade germanium products of Yunnan Lincang Xinyuan Germanium Industry Co., Ltd. (002428.SZ). The details are as follows:

Unit: RMB/piece

Item	2021			2020			2019
	Sales price offered by the Company to AXT	Sales price of Yunnan Germanium	Difference rate	Sales price offered by the Company to AXT	Sales price of Yunnan Germanium	Difference rate	Sales price offered by the Company to AXT	Sales price of Yunnan Germanium	Difference rate
Germanium substrate (equivalent to 4 inches)	337.96	283.70	19%	346.64	390.06	-11%	392.78	380.07	3%

Overall, the price at which the Company sells germanium substrate to AXT is reasonable.

4) Reason for related party transactions between the Company and AXT and solution

1-1-275

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The business transaction mode and price between the Company and AXT are determined by the organizational structure of AXT and the long-term business growth model. AXT, incorporated in California, the US in December 1986, initially established its complete R&D and production systems, and directly explored its own market, In 1998, AXT decided to explore business in China and gradually transferred its production and R&D fully to China, so it established Beijing Tongmei. AXT shut down its production in the US, but only keeps overseas sales, purchase and partial application R&D business. On the one hand, the Company sells products to AXT on a cost-plus basis, limiting the sales price offered to AXT; on the other hand, AXT earns returns from sales of the products from the Company to overseas customers, and such returns are used for AXT’s normal operation, application R&D .

AXT-Tongmei completed the business and customer transfer with the Company, and undertook AXT’s overseas sales, purchase, and application R&D. AXT ceases to conduct sales business after performing the sales contracts signed prior to March 2021.

(2) Sales by the Company to Xing’an Gallium

In addition, in 2020 and 2021, the Company sold high-purity gallium to Xing’an Gallium, with the amounts being RMB12,600 and RMB16,500, respectively. Such sales are designed to compare products of Xing’an Gallium, and the sales price is the market price at which the Company sells high-purity gallium to others. There is no related party transaction with evidently unfair price.

3. Payment of remuneration to key management

The allowances and salaries paid by the Company to current key management during the reporting period are as follows:

In RMB0’000

Item	2021	2020	2019
Remuneration of key management	763.72	735.23	602.27

(II) Incidental related party transactions

1. Purchase of special equipment

The Company purchased from AXT the special equipment for producing compound semiconductor substrate during the reporting period, with the amounts being RMB11,596,900, RMB6,025,400 and RMB5,760,500, respectively.

In RMB0’000

Related party	Subject matter	2021	2020	2019
AXT	Special equipment	576.05	602.54	1,159.69

The price at which the Company purchased equipment from AXT refers to the price of purchase by AXT from its suppliers, and there is no related party transaction with evidently unfair price.

2. Borrowings/loans

The borrowings and loans between the Company and its related parties during the reporting period are as follows:

In RMB0’000

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Related party	Amount	Start date	Due Date
Loans
Maanshan Gallium	500	July 1, 2017	June 30, 2023
HE Junfang	200	December 1, 2017	November 30, 2020
	100	January 31, 2019	December 31, 2024
	100	March 1, 2020	December 31, 2024
Borrowings
AXT	938.65	March, April and May 2021	\

(1) Loans to Maanshan Gallium

The Company lent RMB5,000,000 to Maanshan Gallium in 2017 at an annual interest rate of 4.90%, with the term from July 1, 2017 to June 30, 2023. The repayment agreement is as follows: 20% shall be repaid prior to the end of 2021 in the 1st instalment, 40% shall be repaid prior to the end of 2022 in the 2nd instalment and the remainder shall be repaid at the due date in the 3rd instalment, all of which can be repaid in advance.

Maanshan Gallium repaid the loans amounting to RMB3,000,000, RMB17,100 and RMB1,982,900, respectively, in 2018, 2019 and 2021. The loans have been repaid in full. During the reporting period, the Company received from Maanshan Gallium the interest income amounting to RMB92,900, RMB93,200 and RMB46,100, respectively, in accordance with the loan agreement.

(2) Loans to HE Junfang

In December 2017, Beijing Boyu and HE Junfang signed the loan contract, under which Beijing Boyu lent RMB2,000,000 to HE Junfang at the interest rate of 2.75%, with the term from December 1, 2017 to November 30, 2020; in January 2019, Beijing Boyu and HE Junfang signed

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

the loan contract, under which Beijing Boyu lent RMB1,000,000 to HE Junfang at the interest rate of 2.75%, with the term from January 31, 2019 to December 31, 2024; in March 2020, Beijing Boyu and HE Junfang signed the loan contract, under which Beijing Boyu lent RMB1,000,000 to HE Junfang at the interest rate of 2.75%, and the interest rate was determined according to that of fixed deposits for the same period. HE Junfang provided the guarantee for the loans above by pledging 66.67% of shares held by him in Beijing Bomeilian.

Three loans above total RMB4,000,000, which were repaid in full in December 2020. The Company determined that the interest income payable by HE Junfang was RMB72,600 and RMB102,600, respectively, 2019 and 2020 in accordance with the loan contracts, and collected such interest income in full in December 2020.

(3) Borrowings by AXT-Tongmei from AXT

AXT-Tongmei borrowed the funds from AXT in March 2021 for its initial operation, and borrowed RMB9,386,500 in aggregate from March to May 2021. The loan contract signed by and between AXT-Tongmei and AXT provides that no interest will accrue and no guarantee or pledge will be provided. As of the date of this Prospectus, the above loans have been repaid.

3. Acceptance of ATX technology and trademark licenses and assumption of cross-licensing obligation by the Company

(1) Acceptance of AXT technology license by the Company

1) Licensing between 2019 and 2020

AXT and the Company signed the Technology Licensing Agreement and Supplementary Agreement to the Technology Licensing Agreement on January 1, 2016, whereupon AXT shall grant to the Company and its controlled subsidiaries an exclusive, non-transferable, royalty-paying, and revocable license of AXT’s intellectual property rights; the Company may domestically manufacture, use, sell, and offer to sell, display, reproduce and distribute the products within the term of such agreement; the license period is from January 1, 2016 to December 31, 2020. The license of AXT’s intellectual property rights granted by AXT to the Company means technical trade secrets, contracting rights and licensing rights and other existing and/or future technological property rights, as well as their updated and expanded parts. The Company shall pay AXT an annual license fee equal to 5% of the domestic sales revenue. The accruals of the license fee are as follows:

In RMB0’000

Related party	Subject matter	2021	2020	2019
AXT	Technology license	-	805.40	680.62

In November 2021, Beijing Tongmei and AXT signed the Technology Licensing Agreement under which the technology license became effective in January 2021, which, in essence, is purchasing patent use rights. Beijing Tongmei no longer paid royalties in 2021.

2) Follow-up Licensing

AXT and the Company signed the Technology Licensing Agreement on November 4, 2021, under which AXT shall grant the Issuer and its controlled subsidiaries its intellectual property rights, licensed patents and pending patents. Among them, the intellectual property rights are exclusive, non-transferable, royalty-paying and irrevocable; patent license is non-exclusive, non-transferable, royalty-paying and irrevocable. AXT undertakes that without the consent of the Company, AXT will not grant the patent license under the agreement to other third parties except to M; the scope of license is to manufacture, use, sell, and offer to sell, display, reproduce and distribute the GaAs, InP and Germanium crystal and substrate products around the world. The technology license period is permanent from January 1, 2021. The Company shall pay AXT a one-time license fee amounting to USD1,228,000. The license fee above is determined in accordance with the Evaluation of Intangible Assets issued by Armanino LLP, an overseas evaluation agency. For the purchase of the patent use rights by the Company from AXT, refer to “(V) Resource elements shared by the Issuer” of “Section VI Business and technology” in this Prospectus.

In 2021, the amortization amount of the aforesaid patent use rights is RMB1,335,400.

(2) Assumption of cross-licensing obligations by the Company

AXT and M signed the Cross-licensing and Non-prosecution Agreement in 2020, with the term from January 1, 2020 to December 31, 2029. In November 2021, the Company, the main beneficiary of the said patented technology cross-licensing agreement, signed the Cross-licensing Payment Agreement with AXT-Tongmei and AXT, under which the Company assumed the long-term payment obligation in respect thereof in total amount of USD1,700,000. Such payment obligation is the amount payable by AXT to M pursuant to the Cross-Licensing and Non-prosecution Agreement. For the assumption of cross-licensing obligation by the Company, refer to “(V) Resource elements shared by the Issuer” of “Section VI Business and technology” in this Prospectus.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

As of December 31, 2021, the Company has not paid royalties to AXT. In 2021, the Company amortized such patented technology license fees in an amount of RMB1,070,900.

(3) Acceptance of trademark license of AXT by the Company

AXT grants the Issuer and its subsidiaries a non-transferable, exclusive, irrevocable, royalty-free trademark license. The licensed trademark is an integral part of the corporate name of the Issuer for the manufacturing, marketing and sales of products; the license period is permanent from March 1, 2021. AXT did not charge a fee for such trademark license. For the acceptance of the trademark license of AXT by the Company, refer to “(V) Resource elements shared by the Issuer” of “Section VI Business and technology” in this Prospectus.

4. Acquisition of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei and AXT-Tongmei

In order to resolve horizontal competition and integrate business resources, the Company carried out an asset reorganization in December 2020 and acquired 100% of shares in Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei. Pursuant to the Capital Increase Agreement of Tongmei Limited and the Asset Evaluation Report issued by Zhongfeng Appraisal, AXT shall subscribe for the Company’s newly-added registered capital of RMB451,139,700 at the consideration of 100% shares held by it in Baoding Tongmei, 100% shares held by it in Chaoyang Tongmei, 100% shares held by it in Nanjing Jinmei, 91.5% shares held by it in Chaoyang Jinmei, and 67% shares held by it in Beijing Boyu; Jinchao Business Management shall subscribe for the Company’s newly-added registered capital of RMB3,119,500 at the consideration of 8.5% shares held by it in Chaoyang Jinmei; Beijing Bomeilian shall subscribed for the Company’s newly-added registered capital of RMB50,981,400 at the consideration of 27% shares held by it in Beijing Boyu; Zhongke Hengye shall subscribed for the Company’s newly-added registered capital of RMB11,329,200 at the consideration of 6% shares held by it in Beijing Boyu. For the details of the above-mentioned acquisition, please refer to “II. (III). 2. Capital increase of Tongmei Limited in December 2020” of “Section V Basic Information of the Issuer” in this Prospectus.

AXT-Tongmei was established in December 2020 with the registered capital of US$1. AXT held 100% of shares in it at the time of its establishment. On May 6, 2021, the Company's the 2nd session of the first board of directors passed a resolution that Beijing Tongmei will acquire 100% of shares in AXT-Tongmei from AXT in cash. On the same day, Beijing Tongmei and AXT signed the Share Transfer Agreement, under which Beijing Tongmei shall purchase all the shares in AXT-Tongmei from AXT at a price of US$1. The said consideration is subject to the Audit Report issued by Ernst & Young (EY (2021) Shen Zi No. 61641535_B01). In May 2021, the Company completed the foreign exchange registration procedures involved in the payment of the purchase price, and paid US$1 to AXT for the share transfer in June 2021.

5. Sales by the Company of its 45.9677% shares in Dongfang Hi-purity to Chaoyang Limei

The Company transferred its 45.9677% of shares in Dongfang Hi-purity to Chaoyang Limei based on its business demand and with reference to the actual conditions of Dongfang Hi-purity.

The Company held the 6th session of the first board of directors on November 11, 2021, agreeing that the Company transfers RMB14,250,000 contributed by Dongfang Hi-purity to the registered capital (corresponding to Dongfang Hi-purity’s 45.9677% of shares) to Chaoyang Limei at the price of RMB14,000,000. The Company and Chaoyang Limei signed the Share Transfer Agreement. The Company has received the consideration of share transfer from Chaoyang Limei. Dongfang Hi-purity completed the formalities for changes in industrial and commercial registration particulars for this transfer on November 24, 2021.

The said transfer consideration is determined based on the Asset Assessment Report on 45.9677% of Shares in Donghai Dongfang Hi-purity Electronic Materials Co., Ltd. Involved in Proposed Share Transfer by Beijing Tongmei Xtal Technology Co., Ltd. issued by Beijing North Asia Asset Assessment Firm (Special General Partnership).

6. Other related party transactions

(1) Payment of freight by the Company on behalf of AXT

The freight and other expenses paid by the Company on behalf of AXT during the reporting period were RMB2,525,200, RMB1,796,600 and RMB415,400, respectively, and AXT has repaid such freight advanced by the Company.

(2) Payment of remuneration by AXT on behalf of the Company’s executive and the Company entrusting AXT with paying employees’ travel expenses

During the reporting period, AXT paid the remuneration amounting to RMB2,435,400, RMB3,835,000 and RMB736,100, respectively, for the general manager VINCENT WENSEN LIU of the Company. As discussed by ATX, AXT did not require the Company to repay such amount,

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

and the Company has accounted for same.

The travel expenses and freight which the Company entrusted AXT with paying were RMB728,100 and RMB309,800, respectively, in 2019 and 2020.

(3) The Company, as a domestic agency, undergoing the foreign exchange registration formalities for its employees’ participation in the equity incentive plan issued by AXT

AXT, the controlling shareholder of the Company granted some employees of the Company AXT’s stock options and restricted stocks. The Company determined the share-based payments for acquisition by the above personnel of AXT’s stock options and restricted stocks, and the Company collected and paid on behalf of AXT the stock consideration to the domestic employees. The Company, as a domestic agency, underwent the foreign exchange registration formalities for its employees’ participation in the equity incentive plan issued by AXT, and obtained the consent from the foreign exchange administrative authority. AXT paid through the Company its domestic employees the stock considerations amounting to RMB440,100, RMB2,000,800 and RMB1,227,200, respectively, during the reporting period.

(4) Lease of office space by the Company from AXT

In 2021, AXT-Tongmei, the subsidiary of the Company, leased the real estate from AXT as the office space, confirmed that the right-of-use assets were RMB5,135,800, and has paid the rent of RMB1,506,800. For the lease details, refer to “V. (I) Main fixed assets” of “Section VI Business and Technology” in this Prospectus.

(5) Collection of price for goods and adjustments to sales during the period for which ATX’s business was transferred to the Company’s subsidiary in the US.

During the period for which AXT’s business was transferred to AXT-Tongmei, the subsidiary of the Company in 2021, AXT-Tongmei collected the trade receivables in the amount of RMB23,603,100 on behalf of AXT, which were transferred to AXT; AXT collected the trade receivables in the amount of RMB10,248,300 on behalf of AXT-Tongmei, which were transferred to AXT-Tongmei.

In addition, AXT-Tongmei, the subsidiary of the Company, has conducted marketing activities overseas, and at the request of end customers, AXT and AXT-Tongmei are deemed as the same supplier. AXT sold to AXT-Tongmei the products amounting to RMB12,986,800 in total purchased from the Issuer, the revenue of which is not temporarily recognized, and accounted for the purchase by AXT-Tongmei and the sale by the Issuer to AXT.

(6) Guarantees with related parties

In December 2019, Beijing Boyu and the Industrial and Commercial Bank of China Limited Beijing Tongzhou Sub-branch signed the Working Capital Loan Contract, and Beijing Zhongguancun Sci-Tech Financing Guaranty Co., Ltd. provided the guarantee in the form of suretyship. HE Junfang and Tianjin Boyu provided counter-guarantees in the form of suretyship to Beijing Zhongguancun Sci-Tech Financing Guaranty Co., Ltd., and Tianjin Boyu and Beijing Boyu provided counter-guarantees respectively in the form of real estate and accounts receivable.

(7) AXT dispatching R&D staff to assist in the Company’s research and development

In order to actively promote the Company’s research and development, AXT dispatched R&D staff to assist in it, and the Company paid allowances to such staff. During the reporting period, the Company paid RMB1,070,500, RMB1,049,900 and RMB415,600, respectively, to the R&D staff dispatched by AXT.

Such R&D staff were changed to the employees of AXT-Tongmei starting from March 2021.

(III) Amounts due from/to related parties during the reporting period

The balance of related party items at the end of each of the reporting periods is as follows:

In RMB0’000

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Item	Company	December 31, 2021	December 31, 2020	December 31, 2019
Accounts receivables	AXT	-	5,376.26	6,367.90
Other receivables	AXT	-	145.37	69.85
Long-term receivables	Maanshan Gallium	-	198.29	198.29
	HE Junfang	-	-	100.00
Non-current assets due within one year	HE Junfang	-	-	200.00
Accounts payable	AXT	3,917.64	8,802.77	7,188.15
	Xing’an Gallium	1,210.56	1,174.42	100.80
	Dongfang Hi-purity	71.12	71.12	-
	Beijing Jiya	4.40	-	-
Other payables	AXT	9,071.68	13,102.92	10,873.76
Non-current liabilities due within one year	AXT	159.79	-	-
Long-term payables	AXT	629.40	-	-

The accounts receivable between the Company and the related party were the receivables from AXT for purchase of semiconductor substrate products, and the receivables by the Company from AXT changed due to the changes in the outstanding payment for the Company’s sale of products to AXT.

Other receivables between the Company and related parties were mainly the advances receivable from AXT, payments for goods collected as an agent and the interest receivable from Maanshan Gallium. Other receivables between the Company and related parties changed due to the repayment by related parties of advances and interest.

The long-term receivables between the Company and related parties were the loans receivable from Maanshan Gallium and HE Junfang. The long-term receivables between the Company and related parties changed due to the repayment by Maanshan Gallium and HE Junfang of the loans offered by the Company and some loans receivable from HE Junfang being changed to the non-current assets due within one year. On July 1, 2021, Maanshan Gallium repaid the loans to the Company.

Non-current assets due within one year were the loans receivable from HE Junfang, which were repaid in December 2020.

The accounts payable between the Company and related parties were the trade accounts payable to AXT, Xing’an Gallium and Dongfang Hi-purity. The accounts payable between the Company and related parties changed, primarily because the Company purchased raw materials through its subsidiary AXT-Tongmei and accordingly reduced the purchase of raw materials from AXT and decreased the accounts payable by the Company to AXT for the purpose of reducing related party transactions.

Other payables between the Company and the related party were mainly loans, equipment payments, royalties and the remaining dividends payable to AXT. Other payables between the Company and the related party changed due to the changes in the loans, equipment payments and royalties payable and repaid to AXT.

The long-term payables and the non-current liabilities due within one year between the Company and the related party were mainly the patent cross-licensing fees payable by the Company to AXT.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(IV) Brief summary of related party transactions

The summary of main related party transactions of the Company during the reporting period is as follows:

In RMB0’000

Item	2021	2020	2019
Purchase with related parties	8,777.63	6,160.82	3,185.49
Sales with related parties	5,981.35	28,197.77	22,144.98
Remuneration of key executives	763.72	735.23	602.27
Purchase of special equipment	576.05	602.54	1,159.69
Loans	-	100.00	100.00
Borrowings	938.65	-	-
Acceptance of technology license	-	805.40	680.62
Purchase of patent use rights	801.26	-	-
Purchase of cross-licensing rights	963.77	-	-
Payment of freight on behalf of AXT	41.54	179.66	252.52
Realization of options paid on behalf	122.72	200.08	44.01

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(V) Effects of related party transactions on the financial position and operating results of the Company

During the reporting period, there was no significant difference between the related party purchase of the Company and market prices for the same period, which had no significant impact on the Company’s financial conditions and operating results; the related party sales between the Company and AXT are determined by AXT’s organizational structure and its long-term business growth model, which are reasonable. On the one hand, the Company sells products to AXT on a cost-plus basis, limiting the sales price offered to AXT; on the other hand, AXT earns returns from sales of the products from the Company to overseas customers, and such returns are used for the Company’s normal operation and application and R&D. Starting from March 2021, the Company sells products to overseas customers through AXT-Tongmei, and in May 2021, the Company completed the acquisition of AXT-Tongmei. AXT ceases to conduct sales business after performing the sales contracts signed prior to March 2021, which do not have any adverse impact on the Company.

(VI) Letter of commitment on regulating related party transactions

AXT, the controlling shareholder of the Company, makes the following commitment with respect to regulating and reducing the future potential related party transactions in order to protect the interests of the Company’s small and medium shareholders from being damaged:

“1. We will take measures to regulate and minimize the related party transactions with the Issuer in a manner that has no adverse effect on the interests of the Issuer and its other shareholders.

2. For the related party transactions that need to occur or cannot be avoided within the normal business scope or on reasonable grounds, we and other companies controlled by us will sign transaction agreements with the Issuer according to law, perform the approval procedures in accordance with the provisions of relevant laws, administrative regulations, departmental rules, normative documents and the Articles of Association of Beijing Tongmei Xtal Technology Co., Ltd. then in effect and ensure that the related-party transactions will be implemented on the basis of the principle of fair pricing.

3. We will strictly perform the necessary obligations (e.g. related parties being recused from voting) in accordance with relevant regulations and comply with the legal approval procedures and information disclosure obligations on related party transactions.

4. We guarantee that we will not illegally transfer the funds and profits of the Issuer or engage in other acts that are detrimental to the interests of the Issuer, its other shareholders and creditors by using related party transactions.”

XI. Decision-making procedures of related party transactions and options of independent directors during the reporting period

During the reporting period, the review and approval procedures for related party transactions as provided in the AOA and other documents were performed in respect of all the related party transactions incurred by the Company. Meanwhile, in order to regulate and reduce related party transactions, the Issuer formulated, inter alia, the Rules of Procedure for the General Meeting of Shareholders, the Rules of Procedure for the Board of Directors, the Work System for Independent Directors and the Measures for Administering Related Party Transactions, which further specifically provide for decision-making procedures and information disclosure of related party transactions, among others.

The Issuer held the 7th session and 11th session of the first board of directors, at which the independent directors gave the following opinions on the legality of the review procedures performed for related party transactions and the fairness of transaction prices during the reporting period:

During the reporting period, the business transaction mode and transaction price between the Company and AXT are determined by AXT’s organizational structure and its long-term business growth model, which are reasonable; starting from March 2021, the Company sells products to overseas customers through AXT-Tongmei, and in May 2021, the Company completed the acquisition of AXT-Tongmei. AXT ceases to conduct sales business after performing the sales contracts signed prior to March 2021. Except above, the related party transactions between the Company and related parties during the reporting period followed the principles of fairness, voluntariness and reasonableness, and the pricing was fair, and the interests of the Company and non-related shareholders were not damaged.

XII. Changes in related parties

For former related parties of the Company during the reporting period, refer to “IX. (VIII) Other related parties” of “Section VII Corporate

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Governance and Independence” in this Section. There does not exist related party relationship with the Issuer due to dismissal or cancellation of such related parties or otherwise, nor is there follow-up transaction with the Company after cancellation of related party relationship.

Section VIII Financial Information and Management Analysis

The financial data and related financial information in this section are based on the audited financial statements and the notes thereto, unless otherwise stated. Unless otherwise stated, the financial data and financial indicators of the Company are calculated based on the data in the consolidated accounting statements. The financial data and related notes in this section reflect the main contents of the audited financial statements and notes thereto of the Company for the reporting period. Investors are advised to monitor the full text of the financial statements and the auditors’ report to obtain the complete financial information.

I. Audit opinions of the certified public accountant

Ernst & Young has been engaged by the Company to audit the financial statements of the Company, including the consolidated and the parent company’s balance sheets as at 31 December 2019, 31 December 2020 and 31 December 2021, the consolidated and the parent company’s income statements, statements of cash flows and statements of changes in equity for the years 2019, 2020 and 2021, and the notes to the financial statements, and has issued a standard unqualified audit report entitled “Ernst & Young (2022) Audit No. 61641535_B01”.

In the opinion of Ernst & Young, the financial statements of Beijing Tongmei have been prepared in all material respects in accordance with the provisions of the Accounting Standards for Business Enterprises (ASBE), and have given a fair picture of the consolidated and the company’s financial condition as at 31 December 2019, 31 December 2020 and 31 December 2021 and the consolidated and the company’s operating results and cash flows for the years 2019, 2020 and 2021.

II. Audited financial statements

(I) Consolidated financial statements

1. Consolidated balance sheet

In RMB0’000

Item	30 December 2021	31 December 2020	31 December 2019
Current assets:
Cash and bank balance	17,326.84	38,875.56	10,737.67
Notes receivable	1,479.17	2,186.30	1,820.67
Accounts receivable	21,863.45	15,236.60	12,979.93
Receivables financing	6,188.39	2,985.42	1,522.26
Prepayments	779.51	522.72	324.72
Other receivables	124.14	847.90	443.11
Inventories	38,381.79	28,463.99	24,569.53
Non-current assets due within one year	-	-	200.00
Other current assets	4,880.93	3,253.96	3,204.71
Total current assets	91,024.21	92,372.45	55,802.59
Non-current assets:
Long-term accounts receivable	-	198.29	298.29
Long-term equity investments	2,822.92	3,479.53	2,883.16
Fixed assets	64,725.38	61,460.57	30,876.13
Construction-in-progress	21,883.21	12,263.80	33,260.93
Right-of-use assets	1,575.09	-	-
Intangible assets	8,109.80	5,940.45	5,841.00
Long-term deferred expenses	1,627.09	827.40	435.48
Deferred income tax assets	3,564.42	3,192.68	1,531.11
Other non-current assets	2,566.58	569.21	2,692.91

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Total non-current assets	106,874.49	87,931.93	77,819.01
Total assets	197,898.70	180,304.38	133,621.60
Current liabilities:
Short-term borrowings	7,782.47	6,806.05	4,005.03
Accounts payable	12,251.26	14,464.09	10,942.07
Accounts received in advance	-	-	91.26
Contract liabilities	515.39	177.72	-
Staff remuneration payables	3,110.61	2,255.41	1,817.66
Taxes payable	556.03	779.18	933.65
Other payables	18,075.46	51,631.71	17,111.06
Non-current liabilities due within one year	518.01	127.07	121.24
Other current liabilities	19.18	16.95	-
Total current liabilities	42,828.41	76,258.16	35,021.97
Non-current Liabilities:
Lease liabilities	1,273.16	-	-
Long-term accounts payable	629.40	1,184.59	1,311.66
Accrued liabilities	504.14	186.08	107.69
Deferred income	9,871.74	5,493.63	3,132.12
Total non-current liabilities	12,278.43	6,864.29	4,551.46
Total liabilities	55,106.84	83,122.46	39,573.43
Owner’s equity:
Share capital	88,542.68	81,767.65	30,110.67
Capital surplus	43,065.35	1,628.37	41,220.29
Other comprehensive loss	3.56	-	-
Special reserve	536.92	456.12	314.63
Surplus reserve	-	1,489.66	1,489.66
Undistributed profit	8,668.67	11,840.13	17,059.03
Total equity attributable to owners of Beijing Tongmei	140,817.16	97,181.93	90,194.28
Minority interests	1,974.70	-	3,853.89
Total owners’ equity	142,791.86	97,181.93	94,048.17
Total liabilities and owners’ equity	197,898.70	180,304.38	133,621.60

2. Consolidated income statement

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In RMB0’000

Item	2021	2020	2019
I. Operating revenue	85,734.52	58,317.04	46,222.68
II. Total operating cost
Including: Operating cost	56,129.26	43,339.43	37,240.39
Tax and surcharges	1,049.40	841.69	734.51
Selling expenses	2,118.22	791.80	837.17
Administrative expenses	7,708.87	5,797.25	7,207.62
R&D cost	9,016.64	4,510.82	2,682.64
Finance cost	491.20	-465.83	142.28
Including: Interest expenses	354.07	256.50	94.52
Interest income	161.42	46.41	45.29
Add: Other gains	597.66	222.00	326.84
Investment gain	1,151.22	471.60	163.37
Including: Gain from investments in associates and joint ventures	1,008.95	596.37	247.88
Credit impairment loss (loss shall be stated as“-”)	-182.76	-143.97	-42.17
Asset impairment loss (loss shall be stated as“-”)	-326.97	858.25	-1,410.18

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Gain on disposal of assets (loss shall be stated as“-”)	6.18	-	31.10
III. Operating profit	10,466.28	4,909.79	-3,552.99
Add: Non-operating income	119.81	436.52	1,658.69
Less: Non-operating expenses	253.38	183.25	616.97
IV. Total profit	10,332.71	5,163.06	-2,511.26
Less: Income tax expenses	929.26	-864.36	295.08
V. Net profit	9,403.45	6,027.42	-2,806.35
Including: Net profit of the acquiree prior to combination in a business combination involving entities under common control	-45.36	3,974.60	-1,984.52
(1) By the continuity of operations
Net profit from continuing operations	9,403.45	6,027.42	-2,806.35
(2) By ownership
Net profit attributable to owners of Beijing Tongmei	9,458.76	4,822.19	-3,338.90
Minority interests	-55.30	1,205.23	532.55
VI. Other comprehensive loss to be reclassified to profit or loss
Exchange differences from translation of financial statements	3.56	-	-
VII. Total comprehensive income	9,407.01	6,027.42	-2,806.35
Total comprehensive income attributable to owners of Beijing Tongmei	9,462.31	4,822.19	-3,338.90
Total comprehensive income attributable to minority shareholders	-55.30	1,205.23	532.55
VIII. Earnings per share:
(1) Basic earnings per share (RMB/share)	0.11	N/A	N/A
(2) Diluted earnings per share (RMB/share)	0.11	N/A	N/A

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3. Consolidated statement of cash flows

In RMB0’000

Item	2021	2020	2019
I. Cash flows from operating activities:
Cash received from sale of goods or rendering of labor services	69,849.60	50,991.64	47,919.12
Refunds of taxes	3,922.18	3,166.89	2,751.53
Other cash received in relation to operating activities	7,244.58	3,258.25	4,567.04
Sub-total of cash inflows from operating activities	81,016.36	57,416.78	55,237.69
Cash paid for goods and labor services	41,390.25	25,298.91	17,939.54
Cash paid to and on behalf of employees	20,896.79	13,044.36	14,148.36
Payment of various taxes	4,338.67	2,646.13	2,554.06
Other cash paid in relation to operating activities	16,344.08	10,902.35	10,827.96
Sub-total of cash outflows from operating activities	82,969.80	51,891.75	45,469.92
Net cash flows from operating activities	-1,953.44	5,525.03	9,767.77
II. Cash flows from investing activities:
Cash received from sale of investments	198.29	400.00	1.71
Cash received from return on investment	504.61	32.68	276.35
Cash received from the disposal of fixed assets, intangible assets and other long-term assets, net	55.57	0.30	34.40
Net cash amount received from the disposal of subsidiaries and other business units	1,400.00

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Other cash received in relation to investing activities	30.82	40.06	1.47
Sub-total of cash inflows from investing activities	2,189.29	473.04	313.92
Cash paid for acquisition of fixed assets, intangible assets and other long-term assets, net	26,415.79	10,110.59	17,824.56
Cash paid for acquisition of investments	-	100.00	100.00
Other cash paid in relation to investing activities	-	69.19	73.51
Sub-total of cash outflows from investing activities	26,415.79	10,279.78	17,998.07
Net cash flows from investing activities	-24,226.50	-9,806.74	-17,684.15
III. Cash flows from financing activities:
Cash received from investments	3,456.08	273.00	8,938.03
Including: Capital injection into subsidiaries by minority shareholders	2,030.00	273.00	-
Cash received from borrowings	13,576.00	7,100.00	4,000.00
Other cash received in relation to financing activities	938.65	31,447.38	-
Sub-total of cash inflows from financing activities	17,970.73	38,820.38	12,938.03
Cash repayment of borrowings	12,600.00	4,300.00	-
Cash payments for distribution of dividends and profits or for interest expenses	315.64	1,831.51	1,135.82
Including: Distribution of dividends and profits by subsidiaries to minority shareholders	-	1,468.91	-
Other cash paid in relation to financing activities	296.87	136.50	11.12
Sub-total of cash outflows from financing activities	13,212.51	6,268.01	1,146.94
Net cash flows from financing activities	4,758.21	32,552.37	11,791.09
IV. Effect of changes in foreign exchange rate on cash and cash equivalents	-100.83	-158.92	43.65
V. Net increase in cash and cash equivalents	-21,522.56	28,111.73	3,918.36
Add: Balance of cash and cash equivalents at the beginning of the period/year	38,849.39	10,737.67	6,819.30

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

VI. Balance of cash and cash equivalents at the end of the period	17,326.84	38,849.39	10,737.67

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II) Financial statements of the parent company

1. Balance sheet of the parent company

In RMB0’000

Item	31 December 2021	31 December 2020	31 December 2019
Current assets:
Cash and bank balance	8,352.32	34,724.84	7,420.91
Notes receivable	1,457.56	2,052.15	1,820.67
Accounts receivable	25,587.12	18,219.65	14,980.82
Receivables financing	3,314.88	2,658.55	1,368.81
Prepayments	166.34	220.06	55.14
Other receivables	8,770.90	6,373.67	6,457.35
Inventories	17,123.63	17,124.64	18,382.89
Other current assets	1,945.01	138.43	241.72
Total current assets	66,717.77	81,511.99	50,728.30
Non-current assets:
Long-term accounts receivable	15,535.08	10,733.37	8,536.00
Long-term equity investments	58,088.74	57,013.58	1,098.46
Fixed assets	15,252.12	14,714.05	15,852.59

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Construction-in-progress	1,674.19	2,290.51	2,130.89
Intangible assets	1,488.09	773.02	563.15
Long-term deferred expenses	1,500.78	642.74	215.44
Deferred income tax assets	1,613.66	824.06	930.01
Other non-current assets	224.46	131.18	18.10
Total non-current assets	95,377.12	87,122.50	29,344.65
Total assets	162,094.90	168,634.49	80,072.95
Current liabilities:
Short-term borrowings	5,005.27	3,804.96	4,005.03
Accounts payable	9,957.17	13,742.58	15,285.13
Accounts received in advance	-	-	14.00
Contract liabilities	64.17	23.61	-
Staff remuneration payables	1,496.81	1,133.09	966.25
Taxes payable	17.90	561.70	427.57
Other payables	9,559.22	46,115.41	14,618.66
Long-term accounts payable due within one year	159.79	-	-
Other current liabilities	8.34	3.53	-
Total current liabilities	26,268.67	65,384.87	35,316.64
Non-current Liabilities:
Long-term accounts payable	629.40	-	-
Accrued liabilities	184.78	186.08	107.69
Total non-current liabilities	814.18	186.08	107.69
Total liabilities	27,082.85	65,570.95	35,424.33
Owner’s equity:
Share capital/paid-in capital	88,542.68	81,767.65	30,110.67
Capital surplus	46,759.14	5,779.46	1,002.97
Surplus reserve	-	1,489.66	1,489.66
Undistributed profit	-289.77	14,026.77	12,045.33
Total owners’ equity	135,012.05	103,063.54	44,648.62
Total liabilities and owners’ equity	162,094.90	168,634.49	80,072.95

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Income statement of the parent company

In RMB0’000

Item	2021	2020	2019
I. Operating income	36,459.67	40,800.67	35,728.47
II. Total operating cost	-	-	-
Including: Operating cost	32,665.08	33,793.90	31,263.66
Tax and surcharges	375.02	421.48	405.17
Selling expenses	218.59	342.68	292.60
Administrative expenses	2,811.86	2,870.61	2,773.27
R&D cost	3,825.36	2,482.61	1,495.02
Finance cost	-105.84	-763.74	118.79
Including: Interest expenses	279.00	57.85	27.50
Interest income	382.51	-	-
Add: Other gains	139.70	33.32	218.09
Investment gain	157.77	72.99	-68.62
Including: Gain from investments in associates and joint ventures	76.13	133.04	20.74
Credit impairment loss (loss shall be stated as “-”)	-108.63	33.02	-39.70
Asset impairment loss (loss shall be stated as “-”)	64.53	449.39	-1,019.72
Gain on disposal of assets (loss shall be stated as “-”)	739.68	-	78.49
III. Operating profit	-2,337.36	2,241.84	-1,451.51
Add: Non-operating income	13.46	5.26	17.52
Less: Non-operating expenses	152.03	97.70	73.99
IV. Total profit	-2,475.93	2,149.40	-1,507.98
Less: Income tax expenses	-789.60	167.95	-227.18
V. Net profit	-1,686.32	1,981.44	-1,280.80
Including: Net profit from continuing operations	-1,686.32	1,981.44	-1,280.80
VII. Total comprehensive income	-1,686.32	1,981.44	-1,280.80

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3. Statement of cash flows of the parent company

In RMB0’000

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Item	2021	2020	2019
I. Cash flows from operating activities:
Cash received from sale of goods or rendering of labor services	25,623.15	28,641.09	33,065.51
Refunds of taxes	639.49	1,355.97	1,118.96
Other cash received in relation to operating activities	324.81	609.89	559.94
Sub-total of cash inflows from operating activities	26,587.45	30,606.95	34,744.42
Cash paid for goods and labor services	23,370.16	17,498.71	16,198.74
Cash paid to and on behalf of employees	9,160.87	7,740.07	8,292.92
Payment of various taxes	1,360.30	410.97	1,077.31
Other cash paid in relation to operating activities	6,638.66	4,730.50	5,523.48
Sub-total of cash outflows from operating activities	40,529.98	30,380.26	31,092.46
Net cash flows from operating activities	-13,942.53	226.70	3,651.96
II. Cash flows from investing activities:
Cash received from sale of investments	198.29	-	101.71
Cash received from return on investment	17.11	28.73	26.35
Cash received from the disposal of fixed assets, intangible assets and other long-term assets, net		50.37	16.52
Net cash amount received from the disposal of subsidiaries and other business units	1,400.00	-	-
Other cash received in relation to investing activities	21.29	40.06	1.47
Sub-total of cash inflows from investing activities	1,636.70	119.17	146.04
Cash paid for acquisition of fixed assets, intangible assets and other long-term assets, net	9,344.62	2,393.25	2,263.18
Cash paid for acquisition of investments	6,170.00	1,541.82	1,423.31
Other cash paid in relation to investing activities	900.00	69.19	73.51
Sub-total of cash outflows from investing activities	16,414.62	4,004.26	3,760.00
Net cash flows from investing activities	-14,777.92	-3,885.09	-3,613.96
III. Cash flows from financing activities:
Cash received from investments	1,426.08	-	-
Cash received from borrowings	8,800.00	3,800.00	4,000.00
Other cash received in relation to financing activities	-	31,447.38	-

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Sub-total of cash inflows from financing activities	10,226.08	35,247.38	4,000.00
Cash repayment of borrowings	7,600.00	4,000.00	-
Cash payments for distribution of dividends and profits or for interest expenses	239.96	191.82	60.86
Sub-total of cash outflows from financing activities	7,839.96	4,191.82	60.86
Net cash flows from financing activities	2,386.11	31,055.56	3,939.14
IV. Effect of changes in foreign exchange rate on cash and cash equivalents	-38.18	-93.23	16.91
V. Net increase in cash and cash equivalents	-26,372.52	27,303.94	3,994.05
Add: Balance of cash and cash equivalents at the beginning of the period/year	34,724.84	7,420.91	3,426.86
VI. Balance of cash and cash equivalents at the end of the period	8,352.32	34,724.84	7,420.91

III. Basis of preparation of financial statements and scope of consolidated statements

(I) Basis of preparation of financial statements

The financial statements was prepared on a going concern basis, based on actual transactions and events, and in accordance with the Accounting Standards for Business Enterprises - Basic Standards and various specific accounting standards, the Guidance on the Application of Accounting Standards for Business Enterprises, the Interpretation of Accounting Standards for Business Enterprises and other relevant regulations issued by the MOF, as well as the disclosure requirements of CSRC’s Compilation Rules No. 15 for Information Disclosure by Companies Offering Securities to the Public - General Provisions on Financial Reporting.

(II) Scope of consolidation and changes

Scope of consolidated financial statements

The scope of consolidation of consolidated financial statements is determined on the basis of control, and all subsidiaries (including the divisible portion of the investee controlled by the Company) are included in the consolidated financial statements.

During the reporting period, the subsidiaries within the scope of the Company’s consolidated financial statements were as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Name of subsidiary	Whether included in the scope of consolidation
	31 December 2021	31 December 2020	31 December 2019
Baoding Tongmei	Yes	Yes	Yes
Chaoyang Tongmei	Yes	Yes	Yes
Nanjing Jinmei	Yes	Yes	Yes
Chaoyang Jinmei	Yes	Yes	Yes
Beijing Boyu	Yes	Yes	Yes
AXT-Tongmei	Yes	Yes	N/A
Chaoyang Xinmei	Yes	N/A	N/A
Tianjin Boyu	Yes	Yes	Yes
Chaoyang Boyu	Yes	Yes	Yes

Changes in the scope of consolidation during the reporting period

In December 2020, AXT and other minority shareholders increased their capital in the Company with their respective 100% equity interests in Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei and Beijing Boyu, pursuant to which the above five entities became wholly-owned subsidiaries of the Company in December 2020, and the acquisition was a business combination involving entities under common control.

In February 2021, the Company invested in and established Chaoyang Xinmei. In June 2021, the Company paid the consideration to AXT and completed the acquisition of 100% equity interest in AXT-Tongmei, pursuant to which AXT-Tongmei became a wholly-owned subsidiary of the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Company in June 2021, and the acquisition was a business combination involving entities under common control.

IV. Key audit matters and criteria for determining major matters or level of significance related to financial information

(I) Key audit matters

Key audit matters are those matters that Ernst & Young considers, based on its professional judgment, to be most significant to the audit of the financial statements for the years 2019, 2020 and 2021 and for the six months ended 30 June 2021, respectively. These matters are addressed by auditing the financial statements as a whole and issuing an audit opinion, and Ernst & Young does not express an opinion on these matters individually. Ernst & Young has identified the following matters as key audit matters to be communicated in the audit report.

A summary of the key audit matters identified by Ernst & Young during its audit is as follows:

Key audit matters	How to address key audit matters in an audit
Revenue recognition

For 2021, 2020 and 2019, operating revenue in the consolidated financial statements was RMB857,345,238.40, RMB583,170,404.87 and RMB462,226,756.77, respectively. As operating revenue is a key performance indicator of Beijing Tongmei and has a significant impact on the consolidated financial statements, Ernst & Young identified the above matter as a key audit matter.

The accounting policies and disclosures for operating revenue in the financial statements are set out in Note III.22 and 24, Note V.36 and Note XV.5 to the financial statements in the Audit Report issued by Ernst & Young.

The procedures performed by Ernst & Young for operating revenue in the audit of financial statements for 2021, 2020 and 2019 included:

(1) Understand, evaluate and test management’s design and implementation of internal controls over operating revenue;

(2) Examine major sales contracts or orders, identify key terms of contracts, and conduct visits to key customers to understand and assess management’s accounting policies for recognition of different categories of operating revenue;

(3) Perform analytical review procedures by comparing the changes in revenue and gross margin in each category for 2021, 2020 and 2019, and making comparative analysis with comparable companies in the same industry;

(4) Perform detail tests by checking supporting documents related to revenue recognition, including sales contracts or orders, delivery notes, sales invoices, proof of receipt, customs declarations, bills of lading and bank receipts;

(5) Perform background investigation for key customers to check for matters that have a material impact on the Company’s statements;

(6) For revenue transactions around the balance sheet date, check supporting documents including sales contracts or orders, sales invoices, proof of receipt, customs declarations and bills of lading, and also check subsequent bank accountings for large sales returns or cut-off issues;

(7) In conjunction with the audit of accounts receivable, perform external confirmation procedures on the amount of revenue transactions and the accounts receivable balance at the balance sheet date, and perform alternative testing on a sample of unconfirmed amounts;

(8) Check the related disclosure of operating revenue in the financial statements.

(II) Criteria for determining major matters or materiality related to financial information

The Company determines the materiality of financial information in terms of both the nature and the amount of the matter based on the industry where it operates and the stage of its development. In determining the materiality of the nature of the matter, the Company mainly considers whether the matter is conducted in the ordinary and usual course of business in nature and whether it has a significant impact on its financial condition, operating results and cash flows, etc. In determining the materiality of the amount of the matter, based on the nature and scale of its business, the Company’s criteria for determining major matters related to financial information as disclosed in this section are 2% of the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

consolidated operating revenue, or matters that the Company considers to be significant, or matters that have a significant impact on the Company’s future operating results, financial condition, cash flows, liquidity and ability to continue operations, and may affect investors’ judgment on investments.

V. Product (or service) characteristics, business model, industry competition, external market environment and other factors and their changing trends, as well as their possible impact or risk on future profitability (operating capacity) or financial condition

(I) Main factors affecting the Company’s future profitability (operating capacity) or financial condition and their changing trends

1. Product characteristics

The Company is a world-renowned semiconductor materials technology company, mainly engaged in the development, production and sales of InP substrates, GaAs substrates, germanium substrates, PBN materials and other high-purity materials. Our InP substrate, GaAs substrate and germanium substrate products can be used to produce RF devices, optical modules, LEDs (Mini LED and Micro LED), lasers, detectors, sensors, space solar cells and other devices, and have broad application potential in 5G communications, data centers, next-generation displays, artificial intelligence, unmanned vehicles, wearable devices, aerospace and other fields. Our PBN materials and other high-purity material products guarantee the high quality supply of upstream materials for our semiconductor substrates from the source, and also have been widely applied in compound semiconductor, semiconductor equipment, OLED, LED and other industries.

With excellent key performance indicators such as dislocation density, resistivity uniformity, flatness and surface granularity, the Company’s semiconductor substrate products can meet the performance requirements from premium markets such as 5G RF power amplifiers, Mini LED, Micro LED, wearable device sensors, automotive LIDAR and biometric lasers. The Company is one of the few III-V compound semiconductor substrate companies in the world whose products can be applied in premium markets.

Our products have complete specifications, including 2-6 inch InP substrates, 1-8 inch GaAs substrates, 2-6 inch germanium single crystal substrates, PBN materials and high-purity gallium with a purity of 6N, 7N and 8N. In addition, with high flexibility in production process, the Company can produce tailored substrate products with different specifications based on the different requirements of downstream customers, which gives the Company an advantage in complete product specifications and customized production as compared to its international competitors.

In summary, the Company has a strong product advantage over its domestic and foreign competitors.

2. Business model

Compound semiconductor substrate material manufacturers focus on technology and process accumulation and have a high requirement for the quality of raw materials, a demanding customer verification process and a high degree of product customization, which places high demands on business management capabilities such as R&D, sales, and production. For the research and development, compound semiconductor substrate material manufacturers need to increase investment in research and development and continuously engage in technological innovation so as to have a certain technical advantage in the industry competition. As for procurement, compound semiconductor substrate material manufacturers have demanding requirements for the quality of raw materials and production equipment since high-quality, highly-reliable raw materials and production equipment is an important guarantee for the performance and stability of compound semiconductor substrate materials. As for sales, compound semiconductor substrate material manufacturers need to pay more efforts on product technology verification and after-sales services.

3. Industry competition

Based in China and serving the world, the Company has established close cooperation with many well-known epitaxial, chip and device companies around the world, and its main customers include professional epitaxial manufacturers, foundry manufacturers, chip and device manufacturers, such as Osram, Customer C, IQE, II-VI, Meta, Qorvo, IPG, Skyworks, Broadcom, Customer A, Customer B, Win Semiconductor, Landmark Optoelectronics, Visual Photonics Epitaxy, San’an Optoelectronics and Everbright Photonics, covering almost all the well-known companies in the global III-V compound semiconductor industry chain. According to Yole, the Company has outstanding market and industry position with the second largest market share of InP substrate in the world in 2020 and the fourth largest market share of GaAs substrate in the world in 2019.

Although the Company has possessed a leading industry position and advantages in relevant products, the Company still needs to maintain and

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

further enhance its competitiveness in the industry by continuously strengthening its technical strength and expanding its production and sales scale.

4. External market environment for the industry where the Company operates

In terms of external market environment, the Company’s future operating results and financial condition are mainly subject to global economic and industry cycles. Demands for semiconductor products may fluctuate with the changes in global economic environment and industry cycles, which in turn may affect the Company’s operating results and financial condition.

The global semiconductor industry chain has historically experienced two geographic industrial shifts, the first from the United States to Japan in the 1970s and the second from Japan to South Korea and Taiwan, China in the 1980s. Now the global semiconductor industry is shifting to Chinese Mainland. While today, semiconductor materials are still a relatively weak link in China’s semiconductor industry. As the semiconductor industry is shifting to Chinese Mainland, the world’s largest semiconductor end-use market, more domestic and foreign semiconductor companies are expected to be attracted to build factories in Chinese Mainland, which will further enhance the overall development of the domestic compound semiconductor industry chain. It is expected that the supporting facilities for the compound semiconductor industry chain will be significantly improved and their market share will continue to increase in Chinese Mainland in the future.

As III-V compound semiconductor substrate materials, though with excellent performance, have long been limited by the small downstream application market and their own high cost, their market size is much lower than that of silicon substrate materials. However, in recent years, III-V compound semiconductors have been applied in several new areas, such as Mini LED, Micro LED, wearable device sensors, automotive LIDAR, biometric lasers, etc., which creates new increments for substrate companies. These demands will be generated in the process of industrialization. Due to the low base size of III-V compound substrate market, any release of demands in each of the above markets will greatly boost the development of the entire III-V semiconductor substrate market. In addition, in the markets of optical modules for base stations and data centers, smartphones and RF devices for base stations where III-V compound semiconductors were inherently applied, there have emerged opportunities for 5G base stations and data centers development and 5G smartphone upgrade with the rapid development of 5G communications, big data and cloud computing, which will create a big growth point for the III-V semiconductor substrate market.

(II) Possible impact or risk of the above factors on the future profitability (operating capacity) or financial condition of the Company

The possible impact or risk of the above factors on the future profitability (operating capacity) or financial condition of the Company is as follows:

1. Growth in operating revenue

In recent years, the semiconductor industry has generally maintained a growth with emerging downstream demands and increasing customer orders and demands due to the shifting of the semiconductor industry to the domestic market. With the advantages in technology and process accumulation, new product development capability, diverse product lines, product quality and customer resources, the Company has generally maintained a growth momentum in operating revenue with an average annual compound growth rate of 36.19%. The semiconductor substrate materials realized revenues of RMB357,712,900, RMB443,460,600 and RMB626,751,800 during the reporting period, with a compound growth rate of 32.37% in the past three years. In the future, the operating revenue of the Company is expected to continue to grow.

2. Gross profit margin

In view of their high customization and the higher requirements by downstream customers on their specifications, product standards and technical parameters, compound semiconductor substrate materials are typical high-grade, precise and advanced materials and the industry has high barriers in technology, market and customer verification. During the reporting period, the consolidated gross profit margin of the Company was 19.43%, 25.68% and 34.53%, respectively, showing an overall increase. The Company will further enhance its market position and continue to improve its gross profit margin through product upgrade, process improvement, product offering enrichment, cost control enhancement and business negotiation enhancement.

3. R&D investment

Since its establishment, the Company has been committed to providing innovation-driven, high-performance products and technology solutions for the semiconductor industry, and has maintained a high level of investment in research and development. After years of accumulation, the Company has developed a large number of core technologies with independent intellectual property rights and applied them to its main products, which have gained recognition from customers. During the reporting period, the R&D expenses of the Company amounted to RMB26,826,400,

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

RMB45,108,200 and RMB90,166,400, accounting for 5.80%, 7.73% and 10.52% of the operating revenue, respectively, which remained at a high level. In order to enhance the market competitiveness of its products, the Company will continue to attach importance to R&D and the proportion of R&D investment to operating revenue will remain at a relatively high level.

VI. Significant accounting policies and estimates

(I) Business combinations involving entities under common control

A business combination involving entities under common control is a business combination in which all of the combining entities are ultimately controlled by the same party or parties both before and after the business combination, and that control is not transitory. For a business combination involving entities under common control, the party that, on the combination date, obtains control of another entity participating in the combination is the acquirer, while that other entity participating in the combination is the acquiree. The combination date is the date on which the acquirer effectively obtains control of the acquiree.

Assets and liabilities that are obtained by the acquirer in a business combination involving entities under common control (including the goodwill generated by the ultimate holding party in the acquisition of the acquiree) shall be measured at their carrying amounts at the combination date as recorded in the financial statements of the ultimate holding party. The difference between the carrying amount of the net assets obtained and the carrying amount of the consideration paid for the combination (or the aggregate face value of shares issued as consideration) shall be adjusted against share premium under capital surplus. If the capital surplus is not sufficient to absorb the difference, any excess shall be adjusted against retained earnings.

If a business combination involving entities under common control is achieved in stages through multiple transactions, the relevant assets and liabilities of the acquiree shall be consolidated in the comparative statements of the consolidated financial statements no earlier than the timepoint at which the acquirer and the acquiree are both under the control of the ultimate holding party, and the increase in net assets resulting from the combination shall be adjusted to shareholders’ equity in the comparative statements.

(II) Consolidated financial statements

The scope of consolidation of consolidated financial statements is determined on the basis of control, including the financial statements of the Company and all of its subsidiaries. A subsidiary is an entity that is controlled by the Company (including enterprises, the divisible portion of the investee and a structured entity that is controlled by the Company).

In the preparation of the consolidated financial statements, subsidiaries adopt the same fiscal year/period and accounting policies as those of the Company. All intra-group assets, liabilities, equities, revenues, expenses and cash flows resulting from intra-group transactions are eliminated in full on consolidation.

Where the amount of losses of a subsidiary attributable to minority shareholders exceeds the opening balance of shareholders’ equity attributable to minority shareholders of the subsidiary, the excess shall still be allocated against minority interests.

For subsidiaries acquired through business combinations involving entities under common control, the operating results and cash flows of the acquiree shall be included in the consolidated financial statements from the beginning of the period in which the combination occurs. While preparing the comparative financial statements, adjustments are made to related items in the financial statements for the prior period as if the reporting entity established through combination had been in existence since the ultimate holding party began to exercise control.

The Company shall reassess whether it controls an investee if changes in relevant facts and circumstances result in changes to one or more of elements of control.

Changes in minority interests without loss of control are accounted for as equity transactions.

(III) Foreign currency operations and translation of statements

For foreign currency transactions, the Company translates the amounts denominated in foreign currency to those denominated in functional currency.

Upon initial recognition, foreign currency transactions are translated into the functional currency using the spot exchange rate at the dates of the transactions. At the balance sheet date, foreign currency monetary items are translated using the spot exchange rate at the balance sheet date. The resulting differences in the translation of settlement and monetary items are recognized in the profit or loss for the current period, except for those

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

arising from special foreign currency borrowings related to the acquisition and construction of assets eligible for capitalization, which are treated in accordance with the principle of capitalization of borrowing costs. Foreign currency non-monetary items measured at historical cost continue to be translated using the spot exchange rate at the dates of the transactions, without changing its functional currency amounts. Foreign currency non-monetary items measured at fair value are translated using the spot exchange rate at the fair value recognition dates, and the resulting difference is recognized in the profit or loss or other comprehensive income for the current period, depending on the nature of non-monetary items.

For foreign operations, the Company prepares its financial statements by translating its functional currency into RMB. Assets and liabilities in the balance sheet are translated using the spot exchange rate at the balance sheet date, and shareholders’ equity items, except for “undistributed profit”, are translated using the spot exchange rate at the time of occurrence. The income and expense items in the income statement are translated using the weighted-average exchange rate for the period in which transactions occur (unless exchange rate fluctuations make the translation at that rate inappropriate, in which case the exchange rate is the spot rate at the dates of the transactions). Translation differences arising from the above translation of foreign currency financial statements are recognized as other comprehensive income. When a foreign operation is disposed of, other comprehensive income related to the foreign operation is transferred to the profit or loss for the current period, with partial disposal calculated on a pro rata basis.

Cash flows in foreign currencies, as well as those of overseas subsidiaries, are translated using the average exchange rate for the period in which the cash flows occur (unless exchange rate fluctuations make the translation at that rate inappropriate, in which case the exchange rate is the spot rate at the dates when the cash flows occur). The effect of changes in foreign exchange rates on cash is presented separately in the statement of cash flows as an adjustment.

(IV) Financial instruments

A financial instrument is a contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

1. Recognition and derecognition of financial instruments

The Company recognises a financial asset or a financial liability when it becomes a party to the contractual provisions of a financial instrument.

The Company derecognises a financial asset (or part of a financial asset, or part of a group of similar financial assets), that is to be written off from the accounts and the balance sheet when the following criteria are met:

(1) the rights to receive cash flows from the financial asset have expired;

(2) the Company has transferred its rights to receive cash flows from the financial asset, or has an obligation to pay them in full without material delay to a third party under a “pass-through” arrangement; and either (a) has transferred substantially all the risks and rewards of ownership of the financial asset, or (b) has neither transferred nor retained substantially all the risks and rewards of ownership of the financial asset, but has waived control of the financial asset.

If the underlying obligation of a financial liability has been fulfilled, cancelled, or has expired, the financial liability is derecognised. If an existing financial liability is replaced by the same creditor with a new financial liability that has substantially different terms, or if the terms of an existing financial liability are substantially revised, such replacement or revision is accounted for as the derecognition of the original liability and the recognition of a new liability, and the resulted difference is recognised in the profit or loss for the current period.

Regular way purchase or sale of financial assets is recognised and derecognised on a transaction-date basis for accounting purposes. Regular way purchase or sale of financial assets refers to the receipt or delivery of financial assets within the period as specified by law or general practice under the terms of a contract. The transaction date is the date on which the Company undertakes to buy or sell a financial asset.

2. Changes in contracts due to the benchmark interest rate reform

As a result of the benchmark interest rate reform, the terms of certain financial instruments of the Company have been amended to change the calculation with reference to the benchmark interest rate and make other changes to the terms of the financial instruments.

For financial assets or financial liabilities accounted for under the effective interest rate method, if the basis for determining their contractual cash flows is changed only as a direct result of the benchmark interest rate reform, and the basis for determination before and after the change is economically equivalent, the Company does not assess whether the change results in derecognition, nor does it adjust the carrying amount of the financial assets or financial liabilities, and the Company recalculates the effective interest rate based on the changed future cash flows and uses it as the basis for subsequent measurement. For financial assets or financial liabilities that undergo other changes at the same time, the Company first accounts for the changes resulting from the benchmark interest rate reform in accordance with the above provisions, and then assesses whether

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

the other changes result in material modifications.

3. Classification and measurement of financial assets

The Company’s financial assets are, on initial recognition, classified into financial assets at fair value through profit or loss, financial assets measured at amortised cost and financial assets at fair value through other comprehensive income based on the business model of the Company’s financial asset management and the characteristics of the financial assets’ contractual cash flows.

A financial asset is measured at fair value on initial recognition, except for accounts receivable or notes receivable arising from the sale of goods or rendering of services that do not contain a significant financing component or do not consider a financing component of less than one year, which shall be initially measured at the transaction price.

For financial assets at fair value through profit or loss, the related transaction costs are directly recognised in the profit or loss for the current period, and the related transaction costs of other categories of financial assets are included in their initial recognition amounts.

Subsequent measurement of a financial asset depends on its classification:

(1) Debt instrument investments measured at amortised cost

A financial asset is classified as a financial asset measured at amortised cost if both of the following conditions are met: the business model for managing the financial asset is to collect the contractual cash flows; and the contractual terms of the financial asset provide that the cash flows arising on a specific date are solely payments of principal and interest based on the outstanding principal amount. Interest income from such financial assets is recognised using the effective interest method, and any gain or loss arising from derecognition, modification or impairment of such assets is recognised in the profit or loss for the current period.

(2) Debt instrument investments at fair value through other comprehensive income

A financial asset is classified as a financial asset at fair value through other comprehensive income if both the following conditions are met: the Company’s business model for managing the financial asset is to both collect the contractual cash flows and sell the financial asset; the contractual terms of the financial asset provide that the cash flows arising on a specific date are solely payments of principal and interest based on the outstanding principal amount. Interest income from such financial assets is recognised using the effective interest method. Changes in fair value are recognised in other comprehensive income, except for interest income, impairment losses and exchange differences which are recognised in the profit or loss for the current period. When a financial asset is derecognised, the cumulative gain or loss previously recognised in other comprehensive income is transferred from other comprehensive income and recognised in the profit or loss for the current period.

(3) Financial assets at fair value through profit or loss

Financial assets other than those measured at amortised cost and those measured at fair value through other comprehensive income as described above are classified as financial assets at fair value through profit or loss. For such financial assets, fair value is used for subsequent measurement, and all changes in fair value are recognised in the profit or loss for the current period.

4. Classification and measurement of financial liabilities

The Company’s financial liabilities are, on initial recognition, classified into financial liabilities at fair value through profit or loss and other financial liabilities. For financial liabilities at fair value through profit or loss, the related transaction costs are directly recognised in the profit or loss for the current period, and the related transaction costs of other financial liabilities are included in their initial recognition amounts.

Subsequent measurement of a financial liability depends on its classification:

(1) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include held-for-trading financial liabilities (including derivatives that are financial liabilities) and financial liabilities designated as at fair value through profit or loss on initial recognition. Held-for-trading financial liabilities (including derivatives that are financial liabilities) are subsequently measured at fair value, with changes in fair value recognised in the profit or loss for the current period. Financial liabilities designated as at fair value through profit or loss are subsequently measured at fair value, with changes in fair value recognised in the profit or loss for the current period, except for those arising from changes in the Company’s own credit risk which are recognised in other comprehensive income; if the recognition of changes in fair value arising from changes in the Company’s own credit risk in other comprehensive income would result in or enlarge the accounting mismatch in profit or loss, the Company would recognise all fair value changes (including the effect arising from changes in its own credit risk) in the profit or loss for the current period.

(2) Other financial liabilities

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Such kind of financial liabilities are subsequently measured at amortised cost by using the effective interest method.

5. Impairment of financial instruments

The Company performs impairment treatment on financial assets measured at amortised cost and debt instrument investments at fair value through other comprehensive income and provides impairment provision on the basis of expected credit losses.

For receivables and contract assets which do not contain significant financing components, the Company uses a simplified measurement method to provide loss provision based on the amount equivalent to lifetime expected credit losses.

For receivables which contain significant financing components, the Company uses a simplified measurement method to provide loss provision based on the amount equivalent to lifetime expected credit losses.

For a financial asset other than those described above using the simplified measurement method, the Company assesses whether its credit risk has increased significantly since the initial recognition on each balance sheet date. If its credit risk has not increased significantly since the initial recognition, representing stage 1, the loss provision is made at an amount equivalent to 12-month expected credit losses, and the interest income is measured by the carrying amount and the effective interest rate; if its credit risk has increased significantly since initial recognition but not credit-impaired, representing stage 2, the loss provision is made at an amount equivalent to lifetime expected credit losses, and the interest income is measured by the carrying amount and the effective interest rate; if the financial asset is credit-impaired after initial recognition, representing stage 3, the loss provision is made at an amount equivalent to lifetime expected credit losses, and the interest income is measured by the amortised cost and the effective interest rate.

The Company assesses the expected credit losses of financial instruments based on individual items and groups. The Company considers the credit risk characteristics of different customers and assesses the expected credit losses of accounts receivable, receivables financing, notes receivable, other receivables and long-term accounts receivables based on the aging groups.

For accounts receivable classified as groups, a bad debt provision is required in full or in part when there is conclusive evidence that the receivables are uncollectible or have a low probability of collection, such as bankruptcy of the debtor, death of the debtor, insolvency, inability to recover the payment through litigation or collection, and severe cash flow deficiency. In addition, the Company measures the bad debt provision based on the lifetime expected credit losses at the end of each quarter. The Company classifies the risk characteristics of accounts receivable into two groups as follows:

Level 1 group, i.e. the low-risk group, which includes the related parties of the Group and the subordinate enterprises of large state-owned groups;

Level 2 group, i.e. the medium-risk group, which includes enterprises other than those included in Level 1 group.

The Company assesses the above two levels of accounts receivable groups separately using the expected credit loss model, and the expected credit loss rate is detailed in Note V.3 to the financial statements in the Audit Report issued by Ernst & Young.

Refer to Note VIII.3 to the financial statements in the Audit Report issued by Ernst & Young for the disclosures regarding the Company’s criteria for determining a significant increase in credit risk, the definition of the credit-impaired financial assets, and the assumption for measuring expected credit losses.

When the Company no longer reasonably expects to be able to fully or partially recover the contractual cash flows of a financial asset, the Company writes down the carrying amount of the financial asset directly.

6. Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the balance sheet if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on the net basis, or to realise the assets and settle the liabilities simultaneously.

7. Transfer of financial assets

The financial asset is derecognised if the Company transfers substantially all the risks and rewards of ownership of the financial asset to transferee; and the financial asset is not derecognised if the Company retains substantially all the risks and rewards of ownership of the financial asset.

If the Company neither transfers nor retains substantially all the risks and rewards of ownership of the financial asset, the transaction is accounted for as follows: if the Company has not retained control, the financial asset is derecognised and any resulting assets or liabilities are recognised; or if the Company has retained control, the financial asset is recognised to the extent of its continuing involvement in the transferred financial asset and an associated liability is recognized accordingly.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(V) Inventories

Inventories include raw materials, work-in-process, semi-finished products, goods in stock and goods transferred out.

Inventories are initially measured at cost. Cost of inventories comprises purchase costs, processing costs and other costs. The actual cost of inventories transferred out is determined by using the weighted average method.

The Company adopts a perpetual inventory system.

At the balance sheet date, inventories are measured at the lower of cost and net realisable value. If the cost of inventories is higher than the net realisable value, a provision for decline in value of inventories is recognised in the profit or loss for the current period. If factors that previously resulted in the provision for decline in value of inventories no longer exist so that the net realisable value of inventories is higher than their carrying amounts, the amount of the write-down is reversed. The reversal is limited to the amount originally provided for the provision for the decline in value of inventories, and is recognised in the profit or loss for the current period. Provision for decline in value of inventories is made for auxiliary materials, semi-finished products and finished goods aged more than one year, while a separate provision is made for separately identified deteriorated, damaged or unusable inventories.

Net realisable value is the estimated selling price in the ordinary course of business deducted by the estimated costs to completion, the estimated selling expenses and the related taxes. Provision for decline in values of inventories is made on the basis of individual inventory items/categories for raw materials and finished goods.

1. Specific method for the provision for inventory depreciation:

The Issuer made a full provision for inventory depreciation on auxiliary materials aged more than one year, a net realizable value test for semi-finished and finished products aged more than one year if they have been purchased by other internal companies for use as the main material for production, and a full provision for inventory depreciation if they have not been purchased by other internal companies for use as the main material for production, according to the respective inventory categories in the accounts. In addition, the Issuer and its subsidiaries made a provision for inventory depreciation on other inventories based on the net realizable value test.

2. Method and basis for determining the net realizable value:

(1) Since the Issuer has made a full provision for inventory depreciation for auxiliary materials aged more than one year as well as semi-finished and finished products aged more than one year that have not been purchased by other internal companies for use as the main material for production, no further net realizable value test shall be performed for these inventories.

(2) The specific methods for determining the net realizable value of GaAs, InP, germanium polycrystals, single crystal and substrates classified as semi-finished products and unfinished products are as follows: for single crystals, the proportion of the current production input amount to the total substrate cost is used to determine the proportion of single crystal stage completion, and then the amount is recognized based on the ex-tax selling price of the substrate around the balance sheet date, less the estimated costs to be incurred from single crystal processing to the substrate, the possible selling expenses and related taxes. For polycrystals, the proportion of the current production input amount to the total single crystal cost is used to determine the proportion of polycrystalline stage completion, and then the proportion of single crystal stage completion is determined based on the aforementioned method, and then the amount is recognized based on the ex-tax selling price of the substrate around the balance sheet date, less the estimated costs to be incurred from polycrystalline to single crystal and from single crystal to substrate, possible selling expenses and related taxes.

(3) For GaAs, InP and germanium substrates classified as unfinished products, the cost to be incurred to completion is estimated based on the approximate production volume of the processes in which they are used. The amount is recognized based on the ex-tax selling price around the balance sheet date, less the estimated costs to be incurred to completion, possible selling expenses and related taxes.

(4) For GaAs, InP and germanium substrates classified as finished products, the amount is recognized based on the ex-tax selling prices around the balance sheet date, less possible selling expenses and related taxes.

(5) Please refer to the above method for PBN-related products and high-purity metals and compounds, etc.

(VI) Long-term equity investments

Long-term equity investments include equity investments in subsidiaries, joint ventures and associates.

A long-term equity investment is recorded at its initial investment cost on acquisition. For a long-term equity investment acquired through a

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

business combination involving entities under common control, the initial investment cost of the long-term equity investment is the acquirer’s share of the carrying amount of acquiree’s equity at the combination date in the consolidated financial statements of ultimate holding party; the difference between the initial investment cost and the carrying amount of the consideration paid for the combination shall be adjusted to capital surplus (if the capital surplus is not sufficient to absorb the difference, any excess shall be adjusted against retained earnings). The other comprehensive income before the combination date is accounted for in the disposal of such investment under the same accounting basis applied by the acquiree in direct disposal of relevant assets and liabilities. The shareholders’ equity recognised due to acquiree’s changes other than net profit or loss, other comprehensive income and distribution of profits is recognised in the profit or loss for the current period during disposal of such investment. If the investment remains to be classified as long-term equity investment after disposal, the equity is carried forward on a pro rata basis. If the investment is reclassified as financial instruments after disposal, the equity is carried forward entirely. For a long-term equity investment through a business combination not involving entities under common control, the initial investment cost of the long-term equity investment is the cost of combination (for a business combination not involving entities under common control achieved in stages that involves multiple transactions, the initial investment cost is carried at the aggregate of the carrying amount of the acquirer’s previously held equity interest in the acquiree and the new investment cost incurred on the acquisition date). The cost of combination is the aggregate of the fair values of the assets given, liabilities incurred or assumed, and equity securities issued by the acquirer. Other comprehensive income recognised using equity method before the acquisition date should be accounted for in the disposal of such investment under the same accounting basis applied by the acquiree in direct disposal of relevant assets and liabilities. The shareholders’ equity recognised due to acquiree’s changes other than net profit or loss, other comprehensive income and distribution of profits is recognised in the profit or loss for the current period during disposal of such investment. If the investment remains to be classified as long-term equity investment after disposal, the equity is carried forward on a pro rata basis. If the investment is reclassified as financial instruments after disposal, the equity is carried forward entirely. For a long-term equity investment acquired other than through a business combination, the initial investment cost is determined as follows: for a long-term equity investment acquired by paying cash, the initial investment cost is the actual purchase price paid and those costs, taxes and other necessary expenditures directly attributable to the acquisition of the long-term equity investment; for a long-term equity investment acquired by the issue of equity securities, the initial investment cost is the fair value of the securities issued.

For a long-term equity investment where the Company can exercise control over the investee, the long-term investment is accounted for using the cost method in the Company’s individual financial statements. Control is the power over an investee. An investor must have exposure or rights to variable returns from its involvement with the investee, and the ability to use its power over the investee to affect the amount of the investor’s returns.

Under the cost method, the long-term equity investment is measured at its initial investment cost. The cost of long-term equity investment is adjusted if capital is contributed or withdrawn. The cash dividend or profit distribution declared by the investee is recognised as investment income for the period.

The equity method is adopted when the Company has joint control, or exercises significant influence on the investee. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control with other parties over the formulation of those policies.

Under the equity method, where the initial investment cost of a long-term equity investment exceeds the investor’s interest in the fair values of the investee’s identifiable net assets at the investment date, the long-term equity investment is measured at the initial investment cost. Where the initial investment cost is less than the investor’s interest in the fair values of the investee’s identifiable net assets at the investment date, the difference is charged to the profit or loss for the current period, and the cost of the long-term equity investment is adjusted accordingly.

Under the equity method, the Company recognises its share of the net profits or losses and other comprehensive income made by the investee as investment income or losses and other comprehensive income respectively, and adjusts the carrying amount of the investment accordingly. The Company recognises its share of the investee’s net profits or losses after making appropriate adjustments to the investee’s net profits based on the fair value of the investee’s identifiable assets at the acquisition date, using the Company’s accounting policies and periods, and eliminating the portion of the profits or losses arising from internal transactions with its joint ventures and associates, attributable to the investing entity according to its share ratio (but impairment losses for assets arising from internal transactions shall be recognised in full), except for the disposal of assets

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

that consist of operations. The carrying amount of the investment is reduced based on the Company’s share of any profit distributions or cash dividends declared by the investee. The Company’s share of net losses of the investee is recognised to the extent that the carrying amount of the investment together with any long-term interests that in substance form part of its net investment in the investee is reduced to zero, except that the Company has the obligations to assume additional losses. The Company adjusts the carrying amount of the long-term equity investment for any changes in shareholders’ equity of the investee (other than net profits or losses, other comprehensive income, and profit distribution) and includes the corresponding adjustments in the shareholders’ equity.

On disposal of a long-term equity investment, the difference between the proceeds actually received and the carrying amount is recognised in the profit or loss for the current period; for a long-term equity investment ceased to be accounted for using the equity method on disposal, the other comprehensive income originally accounted for using the equity method is accounted for under the same accounting basis applied by the acquiree in direct disposal of relevant assets and liabilities. The shareholders’ equity recognised due to acquiree’s changes other than net profit or loss, other comprehensive income and distribution of profits is recognised in the profit or loss for the current period in full; for a long-term equity investment remains to be accounted for using the equity method, the other comprehensive income originally accounted for using the equity method is accounted for under the same accounting basis applied by the acquiree in direct disposal of relevant assets and liabilities, and is transferred to the profit or loss for the current period according to the proportion disposed of. The shareholders’ equity recognised due to acquiree’s changes other than net profit or loss, other comprehensive income and distribution of profits is transferred to the profit or loss for the current period on a pro-rata basis.

(VII) Fixed assets

A fixed asset is recognised only when the economic benefits associated with the asset will probably flow into the Company and the cost of the asset can be measured reliably. Subsequent expenditure incurred for a fixed asset that meets the recognition criteria shall be included in the cost of the fixed asset, and the carrying amount of the component of the fixed asset that is replaced shall be derecognised. Otherwise, such expenditure shall be recognised in the profit or loss for the current period in which it is incurred.

Fixed assets are initially measured at cost. The cost of a purchased fixed asset comprises the purchase price, relevant taxes and other expenditure that directly attributable to the asset and incurred before bringing the asset to working condition for intended use.

Depreciation is calculated using the straight-line method. The useful lives, estimated residual value rates and annual depreciation rates of each category of fixed assets are presented as follows:

Category of fixed assets	Useful life	Estimated residual value rate	Annual depreciation rate
Buildings	20 years	0.00%	5.00%
Machinery and equipment	5-20 years	0.00%	5.00%-20.00%
Tools and instruments	3-5 years	0.00%	20.00%-33.33%
Transportation	4-5 years	0.00%	20.00%-25.00%
Office equipment	5 years	0.00%	20.00%

Fixed assets held under a finance lease are depreciated on a basis consistent with the depreciation policy adopted for fixed assets that are self-owned. When a leased asset can be reasonably determined that its ownership will be transferred at the end of the lease term, it is depreciated over its estimated useful life; otherwise, the leased asset is depreciated over the shorter period of the lease term and its estimated useful life. (Applicable until 1 January 2021)

The Company reviews the useful life, estimated net residual value of a fixed asset, and the depreciation method applied at least at each financial year-end, and makes adjustments if necessary.

(VIII) Construction–in-progress

The cost of construction–in-progress is determined according to the actual expenditure incurred for the construction, including all necessary construction expenditure incurred during the construction period and other relevant expenses.

Construction–in-progress is transferred to fixed assets when the asset is ready for its intended use.

(IX) Right-of-use assets (applicable starting from 1 January 2021)

The Company’s right-of-use assets consist primarily of machinery and equipment.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

At the commencement date of the lease, the Company recognises its right to use the leased assets over the lease term as a right-of-use asset. The cost of the right-of-use asset comprises: the amount of the initial measurement of the lease liability; any lease payments made at or before the commencement date of the lease less any lease incentives received (if any); any initial direct cost incurred by the lessee; and an estimate of costs incurred by the lessee in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease. The right-of-use assets are depreciated on a straight-line basis subsequently by the Company. If the Company is reasonably certain that the ownership of the underlying asset will be transferred to the Company at the end of the lease term, the Company depreciates the asset over their remaining useful lives. Otherwise, the Company depreciates the assets over the shorter of the lease term or the remaining useful life of the leased asset.

When the Company remeasures the lease liability at the present value of the changed lease payments and adjusts the carrying amount of the right-of-use assets accordingly, if the carrying amount of the right-of-use asset is reduced to zero but the lease liability still needs to be further reduced, the Company recognises the remaining amount in the profit or loss for the current period.

(X) Intangible assets

An intangible asset shall be recognised only when it is probable that the economic benefits associated with the asset will flow to the Company and the cost of the asset can be measured reliably. Intangible assets are measured initially at cost. However, intangible assets acquired in a business combination not involving entities under common control with a fair value that can be measured reliably are recognised separately as intangible assets and measured at fair value.

The useful life of an intangible asset is determined according to the period over which it is expected to generate economic benefits for the Company. An intangible asset is regarded as having an indefinite useful life when there is no foreseeable limit to the period over which the asset is expected to generate economic benefits for the Company.

The useful lives of the intangible assets are as follows:

Category of fixed assets	Useful life
Land use rights	50 years
Software	10 years
Patent rights	6 years

Land use rights that are acquired by the Company are usually accounted for as intangible assets. For buildings such as plants that are developed and constructed by the Company, the relevant land use rights and buildings are accounted for as intangible assets and fixed assets, respectively. Payments for the land and buildings purchased are allocated between the land use rights and the buildings; if the payments cannot be reasonably allocated, all of the land use rights and buildings are accounted for as fixed assets.

An intangible asset with a finite useful life is amortised using the straight-line method over its useful life. For an intangible asset with a finite useful life, the Company reviews its useful life and the amortisation method at least at each financial year-end and makes adjustment if necessary.

The Company has no intangible assets with indefinite useful lives.

The Company classifies the expenditure on an internal research and development project into expenditure on the research phase and expenditure on the development phase. Expenditure on the research phase is recognised in the profit or loss for the current period in which it is incurred. Expenditure on the development phase is capitalised when the Company can demonstrate all of the following: the technical feasibility of completing the intangible asset so that it will be available for use or sale; the intention to complete the intangible asset and use or sell it; how the intangible asset will generate economic benefits. Among other things, the Company can demonstrate the existence of a market for the output of the intangible asset or the intangible asset itself or, if it is to be used internally, the usefulness of the intangible asset; the availability of adequate technical, financial and other resources to complete the development and the ability to use or sell the intangible asset; and its ability to measure reliably the expenditure attributable to the intangible asset during its development phase. Expenditure on the development phase that does not meet the above criteria is recognised in the profit or loss for the current period in which it is incurred.

(XI) Impairment of assets

The Company determines the impairment of assets, other than the impairment of inventories, deferred income taxes and financial assets, using the following methods:

The Company assesses at the balance sheet date whether there is any indication that an asset may be impaired. If any indication exists that an asset

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

may be impaired, the Company will estimate the recoverable amount of the asset and perform a test for impairment. Goodwill arising from a business combination and an intangible asset with an indefinite useful life is tested for impairment at least at each year-end, irrespective of whether there is any indication that the asset may be impaired. Intangible assets that have not been ready for intended use are also tested for impairment each year.

The recoverable amount of an asset is the higher of its fair value less costs to sell and the present value of the future cash flows expected to be derived from the asset. The Company estimates the recoverable amount on an individual basis. If it is not possible to estimate the recoverable amount of the individual asset, the Company determines the recoverable amount of the asset group to which the asset belongs. Identification of an asset group is based on whether major cash inflows generated by the asset group are largely independent of the cash inflows from other assets or asset groups.

When the recoverable amount of an asset or asset group is less than its carrying amount, the carrying amount is reduced to the recoverable amount. The reduction in carrying amount is treated as impairment loss and recognised in the profit or loss for the current period. A provision for impairment loss of the asset is recognised accordingly.

Once the above impairment loss is recognised, it cannot be reversed in the subsequent accounting periods.

(XII) Share-based payments

A share-based payment is classified as either an equity-settled share-based payment or a cash-settled share-based payment. An equity-settled share-based payment is a transaction in which the Company receives services with shares or other equity instruments as consideration for settlement.

An equity-settled share-based payment in exchange for services received from employees is measured at the fair value of the equity instruments granted to the employees. If such equity-settled share-based payment could vest immediately, related costs or expenses at an amount equal to the fair value on the grant date are recognised, with a corresponding increase in capital reserve; if such equity-settled share-based payment could not vest until the completion of services for a vesting period, or until the achievement of a specified performance condition, the Company, at each balance sheet date during the vesting period, recognises the services received for the current period as related costs and expenses, with a corresponding increase in capital reserve, at an amount equal to the fair value of the equity instruments at the grant date, based on the best estimate of the number of equity instruments expected to vest. The fair value of equity instruments is determined by the Black-Scholes model, the discounted cash flow approach and the binomial tree approach. See Note 11 to the Financial Statement of the Auditor’s Report issued by Ernst & Young.

For share-based payments that do not ultimately vest because non-market performance and/or service conditions have not been met, no cost or expense is recognised. Where the share-based payment agreements include market or non-vesting conditions, the transactions shall be treated as vesting irrespective of whether the market or non-vesting conditions are satisfied, provided that all other performance and/or service conditions are satisfied.

Where the terms of an equity-settled share-based payment are modified, the services received shall be recognised at least based on the terms that had not been modified. In addition, an increase in services received shall be recognised for any modification that increases the fair value of the equity instruments granted, or is otherwise beneficial to the employee at the date of modification.

Where an equity-settled share-based payment is cancelled, it is treated as if it had been vested on the date of cancellation, and the unrecognized amount shall be recognised immediately. If employees or other parties are able to elect to satisfy the non-vesting conditions but fail to do so during the waiting period, it is treated as a cancellation of an equity-settled share-based payment. However, if a new equity instrument is granted and it is determined on the grant date that the instrument is intended to replace the cancelled equity instrument, the equity instrument granted for replacement is treated in the same manner as the modification of the terms and conditions of the original equity instrument.

(XIIII) Contract assets and contract liabilities (applicable starting from 1 January 2020)

1. Contract assets

A contract asset is the right to consideration in exchange for goods or services that the Company has transferred to a customer, and the right is conditional upon something other than the passage of time.

2. Contract liabilities

A contract liability is the obligation to transfer goods or services to a customer for which the Company has received consideration or an amount of consideration is due from the customer, such as an amount of consideration that an entity has received before the transfer of the promised goods

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

or services.

(XIV) Revenue

1. Revenue from contracts with customers (applicable starting from 1 January 2020)

The Company recognises revenue when the performance obligation under the contract is satisfied, i.e. when the customer obtains the control of the relevant goods or services. Obtaining the control of the relevant goods or services means being able to dominate the use of the goods or the provision of the services and obtain substantially all of the economic benefits therefrom.

(1) Contracts for the sales of goods

The Company’s contract with customers for sales of goods generally includes only the performance obligation for the transfer of compound semiconductor substrate materials, pyrolytic boron nitride (PBN) crucibles, high-purity metals and compounds, and other goods. The Company generally recognises revenue at the point in time when customers obtain the control of the relevant goods based on the following considerations: a present right to payment for the goods, the transfer of the significant risks and rewards incidental to the ownership of the goods, the transfer of the legal title of the goods, the transfer of physical assets of the goods and the customer’s acceptance of the goods.

The Company recognises revenue from product sales when the products are delivered to the agreed delivery location in accordance with the contract, the product delivery obligation is completed, the products are accepted by the customer or the customer receives and consumes them.

(2) Contracts for the rendering of services

The contract for the rendering of services between the Company and its customers typically include a performance obligation to deliver the crucible at a specified location after repair, which the Company treats as a performance obligation to be performed at a point in time and recognises revenue when the subject property is delivered to the specified location.

(3) Warranty obligations

In accordance with contractual agreements and regulations of laws, the Company provides warranty for the goods sold. For the warranty that guarantees to customers that the goods sold meet the established standards, the Company accounts for it in accordance with Note III.20 to the financial statements in the Audit Report issued by Ernst & Young. For the warranty that provides a separate service in addition to the guarantee to the customer that the goods sold meet the established standards, the Company treats it as a single performance obligation and apportions a portion of the transaction price to the warranty based on the relative proportion of the separate selling prices of the goods and warranty provided, and recognises revenue when the customer obtains control of the service. In assessing whether the warranty provides a separate service in addition to the guarantee to the customer that the goods sold meet established standards, the Company considers factors such as whether the warranty is a statutory requirement, the duration of the warranty, and the nature of the task committed to perform by the Company.

2. Revenue (applicable until 1 January 2020)

Revenue is recognised when it’s probable that the economic benefits will flow to the Company, the amount can be reliably measured, and the following conditions have been met:

(1) Revenue from sales of goods

Revenue is recognised when the Company has transferred all the significant risks and rewards incidental to the ownership of goods to the buyer and no longer reserved any right to continue to manage and implement effective control which is often associated with the ownership of the goods, and the costs incurred or to be incurred can be measured reliably. The amount of revenue from sales of goods is determined in accordance with the consideration received or receivable from the buyer under contract or agreement, except where the consideration received or receivable under contract or agreement is not fair. Where the consideration receivable under contract or agreement is deferred, such that the arrangement is in substance of a financing nature, the amount of revenue from sales of goods is measured at the fair value of the consideration receivable under contract or agreement.

(2) Revenue from rendering of services

The Company’s revenue from rendering of services is recognised when the services are completed and delivered to the customer. Total revenue from rendering of services is determined on the basis of the consideration received or receivable from the recipient of services under contract or agreement, except where the consideration received or receivable under contract or agreement is not fair.

(3) Lease revenue

Rental income from an operating lease is recognised as the profit or loss for the current period on a straight-line basis over the lease term, and

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

variable lease payments that are not included in the lease receipts are recognised in the profit or loss for the current period when they are actually incurred.

(4) Interest income

The calculation is determined based on the time when the other party uses the cash and bank balance of the Company and the effective interest rate.

3. Specific recognition principles for the Company’s revenue

The Company’s revenue is divided into revenue from sales of product goods (including direct sales and agency sales) and revenue from rendering of services, and the specific revenue recognition principles under different categories and sales models are as follows:

(1) Specific recognition principles for revenue from sales of product goods

For domestic customers, the Company adopts direct sales. The Company arrives and delivers the products to the customer according to the contract, at which time the Company has transferred the risk, reward and control of the goods to the customer. The Company is entitled to the present right to payments for the goods and recognises the revenue based on the logistic sign-off records.

For direct sales to foreign customers, the Company ships goods according to the following requirements in the order:

1) Under FOB and CIF as agreed in the order, revenue is recognised based on the date of export recorded in the customs declaration after the shipment of the goods is completed and the relevant customs clearance procedures are completed;

2) Under CIP, DAP, DDU and other models as agreed in the order or under no agreement in the order, revenue is recognised when the goods are shipped to the location specified by the customer;

3) For sales of an overseas subsidiary, the Company arrives and delivers the product to the customer according to the contract, at which time the Company has transferred control of the goods to the customer. The Company is entitled to the present right to payments for the goods and recognises the revenue based on the logistic sign-off records;

4) Based on the zero inventory management of some customers, they agree with the Company that when the products arrive at their designated locations and are claimed by them, control of the goods is transferred to the customer. The Company is entitled to the present right to payments for the goods and recognises the revenue from sales of goods.

5) The individual customer agrees with the Company that it acts as the Company’s trader in certain areas, and after it purchases the Company’s products and completes sales to its downstream customers, control of the goods is transferred and the Company recognises the revenue from sales of goods.

For agency sales, the Company signs sales contracts directly with the relevant customers and ships the products directly to the customers, and pays commissions to the agents in accordance with the types of products it sells as an agent and the pre-agreed commission rate. Its revenue recognition time is same as that related to items 1 to 3 under the direct sales model.

(2) Specific recognition principles for revenue from rendering of services

During the reporting period, the services provided by the Company include commissioned processing business and crucible precision regeneration services. The Company recognises revenue when the products formed by the services provided arrive and are delivered to customers, or when the shipment is completed and the relevant customs clearance procedures are completed, or when the products are transported to the location designated by customers, and the point of recognition is same as the point of sale of its own goods.

4. Impact of the New Revenue Standard

On 5 July 2017, the MOF issued the Accounting Standard for Business Enterprises No. 14 — Revenue (Revised in 2017) (Cai Kuai [2017] No. 22) (hereinafter referred to as “New Revenue Standard”). In accordance with the provisions of the CSRC’s Questions and Answers on Matters Related to the Implementation of the New Revenue Standard for Initial Public Offering Applicants, the Issuer intends to implement the New Revenue Standard with effect from 1 January 2020. Under the New Revenue Standard, the sale of goods and transportation services incurred in connection with the sale of goods are combined into one performance obligation. Therefore, the transportation costs were reclassified from selling expenses to cost of main business for 2020 and 2021, and no retrospective adjustment was made for 2019.

The Company’s existing business model, contract terms and revenue recognition meet the relevant requirements and specifications of the New Revenue Standard. Except for the above reclassification adjustments, the implementation of the New Revenue Standard will not cause material changes to the specific revenue recognition principles of the Issuer, and therefore has no material impact on the financial statements.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(XV) Government grants

Government grant is recognised when the conditions attached to it can be met and it can be received. If a government grant is a monetary asset, it is measured at the amount received or receivable, otherwise it is measured at fair value; if the fair value is not reliably determinable, it is measured at a nominal amount.

If the government grant is used for constructing or forming long-term assets as stipulated in government documents, the government grant is recognised as a government grant related to assets. If it’s not clearly stated in government documents, the fundamental conditions attached to the grant should be the criterion for judgements. If the fundamental conditions attached to the grant are to construct or form long-term assets, the government grant is recognised as a government grant related to assets. Otherwise, the government grant is recognised as a government grant related to income.

A government grant related to income is accounted for as follows: if the grant is a compensation for related costs, expenses or losses to be incurred in subsequent periods, it is recognised as deferred income, and recognised in the profit or loss over the period in which the related costs, expenses or losses are recognised; if the grant is a compensation for related costs, expenses or losses already incurred, it is recognised immediately in the profit or loss for the current period.

A government grant related to assets is recognised as deferred income, and reasonably and systematically amortised to the profit or loss over the useful life of the related asset. However, a government grant measured at a nominal amount is recognised immediately in the profit or loss for the current period. If a related asset has been sold, transferred, scrapped or damaged before the end of its useful life, the unamortised deferred income shall be recognised in the profit or loss in the period of disposal.

(XVI) Safety production funds

Safety production funds provided according to the regulations are included in costs of related products or profit or loss, and credited to the special reserve. They are treated differently when being utilised: the special reserve is offset against for those attributable to the expense nature; the cumulative expenditures are recognised as a fixed asset for those attributable to the fixed asset nature when the working condition for the intended use is reached, and at the same time, the special reserve is offset against with the full depreciation recognised at the same amount.

(XVII) Changes in accounting policies and estimates

1. Changes in accounting policies

(12) New Revenue Standard

In 2017, the MOF issued the revised Accounting Standard for Business Enterprises No. 14 — Revenue (the “New Revenue Standard”). The Company applied the above-mentioned revised standard in accounting with effect from 1 January 2020. According to the transitional rules, no adjustment was made to the information in comparable periods, and the difference arising from the initial application of the new standard as compared with the existing standard was retrospectively adjusted to the retained earnings at the beginning of the current period (i.e.1 January 2020).

The New Revenue Standard establishes a new revenue recognition model for regulating revenue from contracts with customers. Under the New Revenue Standard, the revenue recognition method should reflect how the entity transfers goods or provides services to customers, and the amount of revenue should reflect the amount of consideration to which the entity expects to be entitled as a result of the transfer of those goods or services to customers. Also, the New Revenue Standard regulates the judgments and estimates required for each step of revenue recognition.

Upon initial application of the New Revenue Standard, the Company’s adjustments to the relevant items in the financial statements at the beginning of the year when the New Revenue Standard is applied for the first time were as follows:

In RMB

Item	Under the New Revenue Standard	Under the original standard	Adjustments
	1 January 2020	31 December 2019
Liabilities:
Contract liabilities	807,569.97	-	807,569.97
Other current liabilities	104,984.10	-	104,984.10
Accounts received in advance	-	912,554.07	-912,554.07

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) New Lease Standard

In 2018, the MOF issued the revised Accounting Standard for Business Enterprises No. 21 — Leases (the “New Lease Standard”), which adopts a single model similar to the existing accounting for finance leases and requires lessees to recognise right-of-use assets and lease liabilities for all leases other than short-term leases and leases of low-value assets, and to recognise depreciation and interest expense separately. The Company applied the revised lease standard with effect from 1 January 2021. According to the transitional rules, no adjustment was made to the information in comparable periods, and the difference arising from the initial application of the new standard as compared with the existing standard was retrospectively adjusted to the retained earnings at the beginning of 2021.

The Company applies simplified accounting to operating leases where the lease assets are low-value assets prior to the date of initial application or where the operating leases will be completed within 12 months, and no right-of-use assets and lease liabilities are recognised.

In addition, cash paid for repayment of principal and interest on lease liabilities is included in cash outflows from financing activities in the statement of cash flows from the date of initial application, and payments made under short-term leases and low-value asset leases using simplified accounting and variable lease payments not included in the measurement of lease liabilities are still included in cash outflows from operating activities.

The main effects of the retrospective adjustments arising from this change in accounting policy on the financial statements are as follows:

In RMB

Item	Before the change in accounting policy	Change in accounting policy		After the change in accounting policy
2021
Item	Balance at the end of 2020	Effect of the New Lease Standard	Effect of changes in other presentations in financial statements	Balance at the beginning of 2021
Other current assets	32,539,623.67	-46,629.59	-	32,492,994.08
Fixed assets	614,605,658.83	-12,698,975.48	-	601,906,683.35
Right-of-use assets	-	13,145,549.60	-	13,145,549.60
Non-current liabilities due within one year	1,270,662.51	-1,270,662.51	-	-
Lease liabilities due within one year	-	1,333,763.21	-	1,333,763.21
Lease liabilities	-	12,182,731.52	-	12,182,731.52
Long-term accounts payable	11,845,887.69	-11,845,887.69	-	-
2020
Item	Balance at the end of 2019	Effect of the New Lease Standard	Effect of changes in other presentations in financial statements	Balance at the beginning of 2020
Accounts receivable in advance	912,554.07	-912,554.07	-	-
Contract liabilities	-	807,569.97	-	807,569.97
Other current liabilities	-	104,984.10	-	104,984.10

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Changes in accounting estimates

The Company had no changes in accounting estimates during the reporting period.

VII. Statement of non-recurring profit or loss as verified by the certified public accountant

(I) Details and amounts of non-recurring profit or loss

As per the statement of non-recurring profit or loss as verified by Ernst & Young, the non-recurring profit or loss of the Company for the past three years are as follows:

In RMB0’000

Item	2021	2020	2019
Gain or loss from disposal of non-current assets, including the write-off for which the provision for asset impairment has been made	-66.55	-80.18	19.61
Government grants included in the profit or loss for the current period (except for those closely related to normal business operations and continuously received in fixed quotas or amounts according to certain standards under national policies)	597.66	33.32	218.09
Capital utilization expenses charged to non-financial enterprises included in the profit or loss for the current period	4.61	28.73	9.29
Net profit or loss for the period of a subsidiary from the beginning of the period to the combination date resulting from a business combination involving entities under common control	-45.36	3,974.60	-1,984.52
Gains or losses from changes in fair value arising from the holding of held-for-trading financial assets, derivative financial assets, held-for-trading financial liabilities and derivative financial liabilities, and investment income from disposal of held-for-trading financial assets, derivative financial assets, held-for-trading financial liabilities, derivative financial liabilities and other debt investments, excluding the effective hedging business related to the Company’s normal business operations	30.82	-29.13	-72.04
Reversal of provision for depreciation of receivables that have been separately tested for depreciation	5.81
Other non-operating income or expenses other than the above items	31.52	-12.26	2.41
Subtotal	558.51	3,915.08	-1,807.16
Effect of income taxes	91.92	-8.93	26.60
Total	466.58	3,924.01	-1,833.76

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II) Effect of non-recurring profit or loss on operating results for the period

During the reporting period, the effect of non-recurring profit or loss on operating results for the period was as follows:

In RMB0’000

Item	2021	2020	2019
Net non-recurring profit or loss attributable to shareholders of Beijing Tongmei	120.70466.58	3,924.01	-1,833.76
Net profit attributable to shareholders of Beijing Tongmei	4,019.109,458.76	4,822.19	-3,338.90
Net profit attributable to shareholders of Beijing Tongmei after deducting non-recurring profit or loss	3,898.408,992.18	898.18	-1,505.14

During the reporting period, the Company’s net non-recurring profit or loss attributable to shareholders of Beijing Tongmei was RMB-18,337,600, RMB39,240,100 and RMB4,665,800, respectively. The non-recurring profit or loss were mainly government grants and net profit or loss for the period of a subsidiary from the beginning of the period to the combination date resulting from a business combination involving entities under common control. In general, he Company’s net profit attributable to shareholders of Beijing Tongmei after deducting non-recurring profit or loss rose rapidly, amounting to RMB-15,051,400, RMB8,981,800 and RMB89,921,800, respectively.

VIII. Major Taxes of the Company

(I) Major taxes and their respective tax rates

Tax	Tax rate
Value-added tax (VAT)	The output tax was calculated on taxable income at the tax rates of 16%, 13% and 6%, and the VAT was charged based on the difference after deducting the deductible input tax for the current period.
City maintenance and construction tax	It was levied on turnover taxes actually paid at the rates of 7% and 5%.
Corporate income tax	Corporate income tax was levied on taxable income at the rates of 15%, 25% and 20%.

The corporate income tax rates for different taxable entities are described as follows:

Name of taxable entity	Income tax rate for each period of the reporting period
	2021	2020	2019
Beijing Tongmei	15%	15%	15%
Baoding Tongmei	15%	15%	25%
Chaoyang Tongmei	15%	25%	25%
Nanjing Jinmei	25%	25%	25%
Chaoyang Jinmei	15%	15%	25%
Beijing Boyu	15%	15%	15%
Chaoyang Boyu	15%	15%	15%
Tianjin Boyu	15%	20%	20%
AXT-Tongmei	Note	Note	N/A
Chaoyang Xinmei	25%	N/A	N/A

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Note: AXT-Tongmei was taxed at a rate of 21% for the U.S. federal income tax and 8.84% for the California statutory corporate income tax.

(II) Major tax preferences and approvals

The Company was accredited as a high-tech enterprise on 25 October 2017 (Certificate No. GR201711003982) and passed the high-tech enterprise review on 2 December 2020 (Certificate No. GR202011006218). According to regulations such as the Enterprise Income Tax Law of the People’s Republic of China, the Regulations on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China and the Administrative Measures for Recognition of High and New Technology Enterprises, the income tax rate applicable to the Company was 15% during the reporting period.

Baoding Tongmei, a subsidiary of the Company, was accredited as a high-tech enterprise on 5 November 2020 (Certificate No. GR202013002302). According to regulations such as the Enterprise Income Tax Law of the People’s Republic of China, the Regulations on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China and the Administrative Measures for Recognition of High and New Technology Enterprises, its applicable income tax rate was 15% for 2020 and 2021.

Beijing Boyu, a subsidiary of the Company, was accredited as a high-tech enterprise on 10 August 2017 (Certificate No. GR201711001205) and passed the high-tech enterprise review on 2 December 2020 (Certificate No. GR202011005612). According to regulations such as the Enterprise Income Tax Law of the People’s Republic of China, the Regulations on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China and the Administrative Measures for Recognition of High and New Technology Enterprises, its applicable income tax rate was 15% during the reporting period.

Chaoyang Boyu, a subsidiary of the Company, was accredited as a high-tech enterprise on 2 December 2019 (Certificate No. GR201921000967). According to regulations such as the Enterprise Income Tax Law of the People’s Republic of China, the Regulations on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China and the Administrative Measures for Recognition of High and New Technology Enterprises, its applicable income tax rate was 15% during the reporting period .

Chaoyang Jinmei, a subsidiary of the Company, was accredited as a high-tech enterprise on 1 December 2020 (Certificate No. GR202021001927). According to regulations such as the Enterprise Income Tax Law of the People’s Republic of China, the Regulations on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China and the Administrative Measures for Recognition of High and New Technology Enterprises, its applicable income tax rate was 15% in 2020 and 2021.

Chaoyang Tongmei, a subsidiary of the Company, was accredited as a high-tech enterprise on 14 December 2021 (Certificate No. GR202121000903). According to regulations such as the Enterprise Income Tax Law of the People’s Republic of China, the Regulations on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China and the Administrative Measures for Recognition of High and New Technology Enterprises, its applicable income tax rate was 15% for 2021.

Tianjin Boyu, a subsidiary of the Company, was accredited as a high-tech enterprise on 25 November 2021 (Certificate No. GR202112001913). According to regulations such as the Enterprise Income Tax Law of the People’s Republic of China, the Regulations on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China and the Administrative Measures for Recognition of High and New Technology Enterprises, its applicable income tax rate was 15% for 2021.

According to the Notice on Implementing the Inclusive Tax Deduction and Exemption Policies for Micro and Small Enterprises (Cai Shui [2019] No. 13) issued by the MOF and the State Administration of Taxation, from 1 January 2019 to 31 December 2021, the portion of the annual taxable income of small low-profit enterprises not exceeding RMB1 million shall be reduced by 25% for taxable income and subject to corporate income tax at a rate of 20%; the portion of the annual taxable income exceeding RMB1 million but not exceeding RMB3 million shall be reduced by 50% for taxable income and subject to corporate income tax at a rate of 20%. Tianjin Boyu, a subsidiary of the Company, was subject to corporate

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

income tax as a micro and small enterprise from 2019 to 2020.

IX. Segment information

The Company has a single operating segment, i.e. the production and sales of semiconductor substrate materials and related upstream and downstream products in the industry chain.

X. Key financial indicators of the Issuer

(I) Key financial indicators

Key financial indicators	31 December 2021	31 December 2020	31 December 2019
Current ratio (X)	2.13	1.21	1.59
Quick Ratio (X)	1.23	0.84	0.89
Gearing ratio (the parent company)	16.71%	38.88%	44.24%
Net assets per share attributable to shareholders of Beijing Tongmei (RMB/share)	1.59	N/A	N/A
Key financial indicators	2021	2020	2019
Accounts receivable turnover rate (times)	4.56	4.09	3.28
Inventory turnover rate (times)	1.60	1.52	1.36
EBITDA (RMB0’000)	17,519.52	10,687.67	1,858.71
Net profit attributable to shareholders of Beijing Tongmei (RMB0’000)	9,458.76	4,822.19	-3,338.90
Net profit attributable to shareholders of Beijing Tongmei after deducting non-recurring profit or loss (RMB0’000)	8,992.18	898.18	-1,505.14
Interest coverage ratio (X)	30.18	21.13	-25.57
Ratio of R&D investment to operating revenue	10.52%	7.73%	5.80%
Cash flow from operating activities per share (RMB/share)	-0.02	N/A	N/A
Net cash flow per share (RMB/share)	-0.24	N/A	N/A

Note: As the Company was a limited liability company from 2019 to 2020, the calculation for per share indicator was not applicable for the corresponding period of financial statements.

The above financial indicators are calculated as follows:

1. Current ratio = Current assets ÷ Current liabilities

2. Quick ratio = (Current assets - Inventory) ÷ Current liabilities

3. Gearing ratio = (Total liabilities ÷ Total assets) × 100%

4. Inventory turnover rate = Operating costs ÷ Average inventory balance

5. Accounts receivable turnover rate = Operating revenue ÷ Average balance of accounts receivable

6. EBITDA = Total profit + Interest expenses + Depreciation of fixed assets + Depreciation of right-to-use assets + Amortisation of long-term deferred expenses + Amortisation of intangible assets

7. Ratio of R&D investment to operating revenue = (R&D investment ÷ operating revenue) × 100%

8. Interest coverage ratio = (Total profit + Interest expenses) ÷ Interest expenses

9. Cash flow from operating activities per share = Net cash flow from operating activities ÷ Total equity at the end of the period

10. Net cash flow per share = Net increase in cash and cash equivalents ÷ Total equity at the end of the period

11. Net assets per share attributable to shareholders of Beijing Tongmei = Closing net assets attributable to ordinary shareholders of the Company ÷ Total equity at the end of the period

1-1-317

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(II) Return on net assets and earnings per share

According to CSRC’s Compilation Rules No. 9 for Information Disclosure by Companies Offering Securities to the Public — Calculation and Disclosure of Return on Net Assets and Earnings per Share (revised in 2010), the return on net assets and earnings per share of the Company during the reporting period were as follows:

Item	Reporting period	Weighted average return on net assets (%)	Earnings per share (RMB/share)
			Basic earnings per share	Diluted earnings per share
Net profit attributable to ordinary shareholders of the Company	2021	7.88	0.11	0.11
	2020	5.04	N/A	N/A
	2019	-3.68	N/A	N/A
Net profit attributable to ordinary shareholders after deducting non-recurring profit or loss	2021	7.56	0.10	0.10
	2020	0.94	N/A	N/A
	F 2019	-1.66	N/A	N/A

Note: As the Company was a limited liability company from 2019 to 2020, the calculation for per share indicator was not applicable for the corresponding period of financial statements.

The above financial indicators are calculated as follows:

1. Weighted average return on net assets: Weighted average return on net assets = P0/( E0＋NP÷2＋Ei×Mi÷M0–Ej×Mj÷M0±Ek×Mk÷M0), where: P0 corresponds to net profit attributable to ordinary shareholders of the Company and net profit attributable to ordinary shareholders of the Company after deducting non-recurring profit or loss, respectively; NP is net profit attributable to ordinary shareholders of the Company; E0 is opening net assets attributable to ordinary shareholders of the Company; Ei is net assets attributable to ordinary shareholders of the Company added during the reporting period by issuing new shares or converting debt to equity; Ej is net assets attributable to ordinary shareholders of the Company reduced during the reporting period by repurchasing or cash dividends; M0 is the number of months in the reporting period; Mi is the cumulative number of months from the month following the addition of net assets to the end of the reporting period; Mj is the cumulative number of months from the month following the decrease in net assets to the end of the reporting period; Ek is the increase or decrease in net assets attributable to ordinary shareholders of the Company caused by other transactions or events; Mk is the cumulative number of months from the month following the occurrence of other increases or decreases in net assets to the end of the reporting period.

2. Basic earnings per share: Basic earnings per share = P0 ÷ S S = S0 + S1 + Si × Mi ÷ M0 - Sj × Mj ÷ M0 – Sk, where: P0 is net profit attributable to ordinary shareholders of the Company or net profit attributable to ordinary shareholders after deducting non-recurring profit or loss; S is the weighted average number of ordinary shares in issue; S0 is the total number of shares at the beginning of the period; S1 is the number of shares increased during the reporting period by increasing capital with provident funds or distributing stock dividends; Si is the number of shares increased during the reporting period by issuing new shares or converting debt to equity; Sj is the number of shares decreased during the reporting period by repurchasing; Sk is the number of shares consolidated during the reporting period; M0 is the number of months during the reporting period; Mi is the cumulative number of months from the month following the increase of shares to the end of the reporting period; Mj is the cumulative number of months from the month following the decrease of shares to the end of the reporting period.

3. Diluted earnings per share: Diluted earnings per share = P1/(S0 + S1 + Si × Mi ÷ M0 - Sj × Mj ÷ M0 - Sk + weighted average number of ordinary shares increased upon the exercise of warrants, share options, convertible bonds, etc.), where P1 is net profit attributable to ordinary shareholders of the Company or net profit attributable to ordinary shareholders of the Company after deducting non-recurring profit or loss, adjusted in accordance with the ASBE and related regulations after taking into account the effect of dilutive potential ordinary shares on it. In calculating diluted earnings per share, the Company shall consider the effect of all dilutive potential ordinary shares on net profit attributable to ordinary shareholders of the Company or net profit attributable to ordinary shareholders of the Company after deducting non-recurring profit or loss and weighted average number of shares, and include diluted earnings per share in descending order of their dilution until diluted earnings per share reaches the minimum value.

1-1-318

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

XI. Analysis of operating results

During the reporting period, the data of main operating results of the Company were as follows:

In RMB0’000

Item	2021	2020	2019
Operating revenue	85,734.52	58,317.04	46,222.68
Operating profit	10,466.28	4,909.79	-3,552.99
Total profit	10,332.71	5,163.06	-2,511.26
Net profit attributable to shareholders of Beijing Tongmei	9,458.76	4,822.19	-3,338.90
Net profit attributable to shareholders of Beijing Tongmei after deducting non-recurring profit or loss	8,992.18	898.18	-1,505.14

During the reporting period, the operating revenue of the Company was RMBRMB462,226,800, RMB583,170,400 and RMB857,345,200, respectively, and the net profit attributable to shareholders of Beijing Tongmei was RMBRMB-33,389,000, RMB48,221,900 and RMB94,587,600, respectively, trending upward in general.

(I) Analysis of operating revenue

1. Analysis of the composition and changes of operating revenue

During the reporting period, the composition of operating revenue of the Company was as follows:

In RMB0’000

Item	2021		2020		2019
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Revenue from main business	85,404.44	99.61%	58,308.72	99.99%	46,220.79	99.99%
Revenue from other business	330.09	0.39%	8.32	0.01%	1.89	0.01%
Total	85,734.52	100.00%	58,317.04	100.00%	46,222.68	100.00%

During the reporting period, the operating revenue of the Company mainly came from main business, which accounted for more than 99.00% in all periods during the reporting period. Revenue from other business was mainly generated from sales of gallium, a kind of raw material, which accounts for a relatively low percentage.

1-1-319

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Product composition and analysis of revenue from main business

During the reporting period, the breakdown of revenue from main business of the Company by product category was as follows:

In RMB0’000

Item	2021		2020		2019
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Semiconductor substrate materials	62,675.18	73.39%	44,346.06	76.05%	35,771.29	77.39%
PBN crucibles	5,502.47	6.44%	5,186.24	8.89%	4,729.22	10.23%
High-purity metals and compounds	12,201.00	14.29%	5,501.42	9.43%	2,531.92	5.48%
Others	5,025.79	5.88%	3,275.00	5.62%	3,188.36	6.90%
Total	85,404.44	100.00%	58,308.72	100.00%	46,220.79	100.00%

During the reporting period, the Company’s revenue from main business was RMB462,207,900, RMB583,087,200 and RMB854,044,400, respectively, trending upward in general.

For 2020, the Company’s revenue from main business recorded a year-on-year increase of 26.15%, which was mainly due to the following factors: on the one hand, our production capacity recovered for the year ended 31 December 2020 after the GaAs substrate production line completed relocation and put into operation; on the other hand, our revenue grew with the increase in orders for semiconductor substrate materials and high-purity metals and compounds due to rising market demands. In 2021, its main business revenue increased by 46.47% on a year-on-year basis. On the one hand, with the large-scale deployment of 5G base station construction coupled with changes in the network structure of 5G base stations, the demand for optical modules has increased, and with the popularity of 5G mobile phones, the sale of InP substrates has also increased by 26.26%; on the other hand, with the growth in the global demand for downstream optical chips, optical module epitaxy parts and devices and other products, there was a shortage in product supply. Thus, as the world’s second largest InP supplier, the Company increased the sales prices appropriately. In addition, from March 2021 on, AXT-Tongmei replaced AXT to sell products to overseas customers, and in May 2021, the Company completed the acquisition of AXT-Tongmei. The Company then directly faces end customers, resulting in a significant growth in the unit price of InP substrates. In the composition of revenue from main business, revenue from semiconductor substrate materials accounted for more than 50%, which contributed most to our revenue from main business and has been growing rapidly during the reporting period.

1-1-320

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(1) Semiconductor substrate materials

During the reporting period, the sales revenue, sales volume and average unit price of various types of semiconductor substrate materials of the Company were as follows:

Item	2021		2020		2019
	Amount	Change	Amount	Change	Amount	Change
InP substrate
Sales revenue (RMB0’000)	28,179.15	120.95%	12,753.63	16.25%	10,971.16	90.03%
Sales volume (10,000 pcs)	23.56	26.26%	18.66	27.87%	14.59	109.16%
Average unit price (RMB/piece)	1,196.06	74.98%	683.54	-9.09%	751.87	-9.15%
GaAs substrate
Sales revenue (RMB0’000)	25,547.46	8.54%	23,536.79	30.85%	17,987.74	16.36%
Sales volume (10,000 pcs)	58.37	15.65%	50.47	6.20%	47.52	12.35%
Average unit price (RMB/piece)	437.68	-6.14%	466.33	23.20%	378.50	3.57%
Germanium substrate
Sales revenue (RMB0’000)	8,948.57	11.08%	8,055.63	18.25%	6,812.40	-11.79%
Sales volume (10,000 pcs)	31.10	30.02%	23.92	23.25%	19.41	-16.02%
Average unit price (RMB/piece)	287.74	-14.57%	336.81	-4.06%	351.05	5.04%

During the reporting period, the Company’s InP substrate and GaAs substrate recorded a rapid growth, while germanium substrate was relatively stable. Average unit prices of substrate materials were mainly affected by a combination of factors such as changes in the size and structure of products, customers’ requirements for product parameters and fluctuations in raw material prices.

During the reporting period, InP substrates realised revenues of RMBRMB109,711,600, RMB127,536,300 and RMB281,791,500, respectively. The significant growth in 2021 was mainly for the shortage in product supply due to the increase in the global demand for downstream optical chips, optical module epitaxy parts and devices with the growth in the global demand for downstream optical chips, optical module epitaxy parts and devices and other products; thus, as the world’s second largest InP supplier, the Company increased the sales prices appropriately. On the other hand, from March 2021 on, AXT-Tongmei integrated its overseas sales business. In May 2021, the Company completed the acquisition of AXT-Tongmei. The Company then directly faces end customers, resulting in a significant growth in the unit price. In addition, with the large-scale deployment of 5G base station construction coupled with changes in the network structure of 5G base stations, the demand for optical modules has increased, and with the popularity of 5G mobile phones, the sales of InP substrates have also increased by 26.26%.

1-1-321

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

During the reporting period, GaAs substrate realised revenues of RMBRMB179,877,400, RMB235,367,900 and RMB255,474,600, respectively. The increase in revenue for the year ended 31 December 2020 was mainly due to the increase in unit price, which was due to the increase in price of gallium, a kind of main raw material, and the increase in percentage of sales of large-size products. The data in 2021 remained relatively stable on a year-on-year basis.

During the reporting period, germanium substrates realised revenues of RMB77,226,200, RMBRMB80,556,300 and RMB89,485,700, respectively. In recent years, as Yunnan Germanium and other manufacturers have also begun to deploy the production and sale of germanium substrates, competition in the domestic market has intensified. Meanwhile, with the rapid growth in the demand for solar photovoltaic cells and high-performance light-emitting diodes and other device products in the aerospace area, orders from downstream customers have also been rising rapidly year by year, so that the Company has also made some concessions in product pricing. Due to the above factors, revenues from germanium substrates showed a slight growth year by year.

(2) PBN crucibles

During the reporting period, the sales revenue, sales volume and average unit price of PBN crucible products of the Company were as follows:

Item	2021		2020		2019
	Amount	Change	Amount	Change	Amount	Change
Sales revenue (RMB0’000)	5,502.47	6.10%	5,186.24	9.66%	4,729.22	-7.78%
Sales volume (10,000 pcs)	1.03	11.96%	0.92	-2.62%	0.94	-10.25%
Average unit price (RMB/piece)	5,342.20	-5.47%	5,651.35	12.62%	5,018.27	2.75%

PBN crucibles are basically customized for customers with differences in vessel type, size, performance and usage. During the reporting period, the revenue of PBN crucibles was RMB47,292,200, RMB51,862,400 and RMB55,024,700, respectively, showing a steady rise overall.

(3) High-purity metals and compounds

During the reporting period, the sales revenue, sales volume and average unit price of high-purity metals and compounds of the Company were as follows:

Item	2021		2020		2019
	Amount	Change	Amount	Change	Amount	Change
Sales revenue (RMB0’000)	12,201.00	121.78%	5,501.42	117.28%	2,531.92	-31.26%
Sales volume (tons)	82.40	42.24%	57.93	84.73%	31.36	-28.60%
Average unit price (RMB0’000/ton)	148.07	55.91%	94.97	17.62%	80.74	-3.73%

During the reporting period, the Company’s high-purity metal and compound products realised revenue of RMBRMB25,319,200, RMB55,014,200 and RMB122,010,000, respectively. The increase in the sales volume and unit price has driven the rapid growth in revenues. Wherein, for 2020,

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

the revenue increased by 117.28%, mainly due to a significant increase in the sales volume of high-purity gallium and gallium oxide since the Company’s production capacity gradually recovered after the relocation. The annual revenues in 2021 showed a year-on-year growth of 121.78%, mainly due to an increase of 55.91% in consolidated average unit price of high-purity gallium and gallium oxide products as compared with that for the year ended 31 December 2020 resulting from a certain increase in each product’s unit price as a result of a significant increase in unit price of gallium, a kind of raw material, since the second half of 2020, and a significant increase in sales volume with rising market demands.

(4) Others

During the reporting period, the Company’s other income amounted to RMBRMB31,883,600, RMB32,750,000 and RMB50,257,900RMB. the Company’s other income from main business were mainly from sales of PBN sheets and other materials and crucible precision regeneration services (i.e. cleaning and repairing crucibles for customers), of which the crucible precision regeneration services have been provided and generated revenues by our subsidiary Beijing Boyu since 2020. The increase in revenues in 2021 was mainly due to the expansion of this type of business.

3. Operating revenue by sales region

During the reporting period, the operating revenue of the Company by sales region was as follows:

In RMB0’000

Region	2021		2020		2019
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Chinese mainland	43,873.92	51.17%	24,707.37	42.37%	18,188.22	39.35%
Taiwan, China	9,363.62	10.92%	7.78	0.01%	4.10	0.01%
Overseas	32,496.98	37.90%	33,601.89	57.62%	28,030.36	60.64%
Total	85,734.52	100.00%	58,317.04	100.00%	46,222.68	100.00%

During the reporting period, the Company’s revenue in the Chinese mainland accounted for 39.35%, 42.37% and 51.17% of its operating revenue, respectively. With increasing revenue from overseas regions, domestic sales accounted for a higher percentage year on year as the domestic semiconductor industry chain gradually matured, and became our main revenue source for 2021.

4. Seasonal analysis of operating revenue

During the reporting period, the composition of operating revenue of the Company by quarter was as follows:

In RMB0’000

Quarter	2021		2020		2019
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Q1	19,317.13	22.53%	12,008.01	20.59%	11,865.62	25.67%
Q2	20,038.81	23.37%	14,323.39	24.56%	12,663.24	27.40%
Q3	22,377.89	26.10%	15,303.68	26.24%	11,480.84	24.84%
Q4	24,000.69	27.99%	16,681.96	28.61%	10,212.97	22.10%
Total	85,734.52	100.00%	58,317.04	100.00%	46,222.68	100.00%

For each period of the reporting period, no obvious seasonal characteristic was presented for sales revenue of the Company, and the Company’s revenue showed an upward trend in each quarter since the second half of 2019 with the rapid rise of market demands.

1-1-323

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

5. Cash transactions and third-party repayments

During the reporting period, the Company had a small amount of cash sales and purchases. During the reporting period, the Company received cash payments for goods amounting to RMBRMB0, RMB19,600 and RMB16,500, respectively, mainly due to sales of scrap; the Company paid cash payments for goods amounting to RMBRMB595,500, RMB433,600 and RMB15,900, respectively, mainly due to sporadic purchases of low-value consumables. The Company’s cash transactions in each period were reasonable as they involved a small amount of cash and were supported by real business background.

In March 2021, AXT-Tongmei took the overseas sales business and relevant customers from AXT. In May 2021, the Company completed the acquisition of AXT-Tongmei. During the business handover, there were cases where both AXT-Tongmei and AXT had amounts receivable from the same customer. Due to factors such as the payment system of overseas customers, such customers may make payment only to a single entity. As a result, there were cases where AXT received amounts on behalf of the Company. As of September 2021, such amounts received were RMB10.2483 million, which accounted for a small proportion in the revenues and were commercially reasonable.

1-1-324

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The Company does not have such cases since October 2021.

(II) Analysis of operating cost

1. Analysis of the composition and changes of operating cost

During the reporting period, the composition of operating cost of the Company was as follows:

In RMB0’000

Item	2021		F 2020		2019
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Cost of main business	55,732.45	99.29%	43,322.22	99.96%	37,240.31	99.99%
Cost of other business	396.81	0.71%	17.21	0.04%	0.08	0.01%
Total	56,129.26	100.00%	43,339.43	100.00%	37,240.39	100.00%

During the reporting period, the operating cost of the Company grew with its business expansion and was in line with its operating revenue. During the reporting period, the Company’s cost of main business amounted to RMBRMB372,403,100, RMB433,222,200 and RMB557,324,500, respectively, which was the major component of operating cost.

2. Analysis of product composition of cost of main business

During the reporting period, the composition of cost of main business of the Company by product was as follows:

In RMB0’000

Product name	2021		2020		2019
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Semiconductor substrate	40,782.74	73.18%	35,896.79	82.86%	31,549.91	84.72%
Including: InP substrate	12,844.08	23.05%	7,825.72	18.06%	6,511.21	17.48%
GaAs substrate	19,008.77	34.11%	21,501.25	49.63%	19,629.94	52.71%
Germanium substrate	8,929.89	16.02%	6,569.82	15.17%	5,408.75	14.52%
PBN crucibles	2,633.87	4.73%	2,347.76	5.42%	2,401.20	6.45%
High-purity metals and compounds	10,948.64	19.65%	4,558.49	10.52%	2,263.49	6.08%
Others	1,367.20	2.45%	519.17	1.20%	1,025.71	2.75%
Total	55,732.45	100.00%	43,322.22	100.00%	37,240.31	100.00%

During the reporting period, the Company’s cost of main business mainly came from semiconductor substrate materials, which accounted for 84.72%, 82.86% and 73.18% of the cost of main business respectively. The Company’s cost of main business mainly consists of direct material costs such as gallium, germanium ingot, quartz materials, high-purity arsenic, boron trichloride, indium phosphide polycrystals, direct labor costs in production departments, manufacturing costs such as fuel power costs, indirect labor costs and depreciation of production machines. With the expansion of its production capacity, the Company’s cost of main business has increased as well.

1-1-325

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3. Material costs, labor costs and manufacturing costs under the cost of main business

During the reporting period, the composition of cost of main business of the Company by direct material costs, direct labor costs and manufacturing costs was as follows:

In RMB0’000

Item	2021		2020		2019
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Direct material costs	14,706.9831,148.82	56.3555.89%	20,628.97	47.62%	16,790.02	45.09%
Direct labor costs	1,933.984,141.97	7.4143%	4,264.90	9.84%	3,934.48	10.57%
Manufacturing costs	9,456.4220,441.66	36.2468%	18,428.35	42.54%	16,515.81	44.35%
Total	26,097.3855,732.45	100.00%	43,322.22	100.00%	37,240.31	100.00%

During the reporting period, direct material costs amounted to RMBRMB167,900,200, RMB206,289,700 and RMB311,488,200, respectively, accounting for 45.09%, 47.62% and 55.89% of the cost of main business. The amount and percentage increased with the rise of revenue from semiconductor substrate materials and high-purity metals and compounds. Significant increase in percentage for 2021 was mainly due to the following factors: on the one hand, the significant increase in purchase unit price of gallium and the rising demand of downstream customers led to the rapid increase in revenue and percentage of high-purity gallium, gallium oxide and other products, and its direct material costs accounted

1-1-326

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

for about 90%, resulting in a large increase in the percentage of comprehensive direct material costs; on the other hand, after the Company relocated some production lines to Chaoyang, Liaoning and Baoding, Hebei, its labor costs and gas power costs were reduced, and the scale effect has been achieved with the gradual recovery of production capacity; the decrease in direct labor costs and manufacturing costs also led to an increase in the percentage of direct materials costs. In addition, the purchase price of boron trichloride and graphite increased, resulting in the increase in the amount and percentage of direct material costs.

During the reporting period, direct labor costs amounted to RMBRMB39,344,800, RMB42,649,000 and RMB41,419,700, respectively, with an overall increase in line with the increase in production personnel. Direct labor costs accounted for 10.57%, 9.84% and 7.43% of the cost of main business, decreasing year on year, which was mainly due to the decrease in salaries in Baoding and Chaoyang, Liaoning where the Company re-recruited production personnel after the relocation of production line during the reporting period. In addition, with the gradual recovery and expansion of production capacity, the scale effect gradually manifested, which led to the decrease in percentage of direct labor costs.

During the reporting period, manufacturing costs amounted to RMB165,158,100, RMB184,283,500 and RMB204,416,600, respectively. The amounts increased with the investment of fixed assets and the increase of supporting staff. Manufacturing costs accounted for 44.35%, 42.54% and 36.68% of the cost of main business, respectively. The larger decrease for 2021 was mainly due to the decrease in labor costs and gas power costs after completion of the relocation of the Company, as well as the release of production capacity.

(III) Analysis of gross profit and gross profit margin

1. Analysis of gross profit and gross profit margin

During the reporting period, the gross profit and gross profit margin of the Company were as follows:

In RMB0’000Item	2021			2020			2019
	Gross profit	Percentage	Gross profit margin	Gross profit	Percentage	Gross profit margin	Gross profit	Percentage	Gross profit margin
Main business	29,671.99	100.23%	34.74%	14,986.50	100.06%	25.70%	8,980.48	99.98%	19.43%
Other business	-66.72	-0.23%	-20.21%	-8.89	-0.06%	-106.85%	1.81	0.02%	95.77%
Total	29,605.26	100.00%	34.53%	14,977.61	100.00%	25.68%	8,982.29	100.00%	19.43%

During the reporting period, the gross profit of the Company totaled RMBRMB89,822,900, RMB149,776,100 and RMB296,052,600, respectively, with an overall upward trend as our revenue expanded. Our main business recorded strong performance and contributed most to the gross profit, accounting for above 99.00% in each period. During the reporting period, the consolidated gross profit margin of the Company was 19.43%, 25.68% and 34.53%, respectively. The overall change in gross profit margin was mainly due to the change in product structure, fluctuation in its own gross profit margin and exchange rate fluctuation, etc. For 2021, the gross profit margin saw a large increase, which was mainly due to the following factors: on the one hand, the Company started to integrate the sales business of AXT and directly sold products to end customers; on the other hand, with the operation of the plants in Baoding, Hebei and Chaoyang, Liaoning, the production efficiency has been improved; in addition, the labor costs and gas power costs in Baoding, Hebei and Chaoyang, Liaoning are relatively lower than those in Beijing, which further reduced the overall cost.

1-1-327

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Analysis of gross profit and gross profit margin of main business

During the reporting period, the composition of gross profit and gross profit margin of main business of the Company by product category was as follows:

In RMB0’000

Product name	2021			2020			2019
	Gross profit	Gross profit margin	Percentage	Gross profit	Gross profit margin	Percentage	Gross profit	Gross profit margin	Percentage
Semiconductor substrate	21,892.44	34.93%	73.78%	8,449.27	19.05%	56.38%	4,221.38	11.80%	47.01%
Wherein: InP substrate	15,335.07	54.42%	51.68%	4,927.91	38.64%	32.88%	4,459.95	40.65%	49.66%
GaAs substrate	6,538.69	25.59%	22.04%	2,035.54	8.65%	13.58%	-1,642.20	-9.13%	-18.29%
Germanium substrate	18.68	0.21%	0.06%	1,485.81	18.44%	9.91%	1,403.65	20.60%	15.63%
PBN crucible	2,868.60	52.13%	9.67%	2,838.48	54.73%	18.94%	2,328.02	49.23%	25.92%
High-purity metals and compounds	1,252.36	10.26%	4.22%	942.93	17.14%	6.29%	268.43	10.60%	2.99%
Other	3,658.59	72.80%	12.33%	2,755.83	84.15%	18.39%	2,162.65	67.83%	24.08%
Total	29,671.99	34.74%	100.00%	14,986.50	25.70%	100.00%	8,980.48	19.43%	100.00%

During the reporting period, the gross profit margin of main business of the Company was 19.43%, 25.70% and 34.74%, respectively. The gross profit margin fluctuated due to changes in the product composition of each main business and fluctuations in gross profit margin, details of which were as follows:

(1) InP substrate

In 2020, the gross profit margin of InP substrates decreased by 2.01% on a year-on-year basis, mainly due to the decline in the proportion of small-size products from 92.12% to 80.89% due to the changed downstream market demand. Due to the relatively mature technology of small-size products, their gross profit margin was relatively high compared with that of larger-size products, and the decline in their proportion lowered the overall gross profit margin of InP substrates.

In 2021, the gross profit margin of InP substrates increased by 15.78% on a year-on-year basis, mainly due to the impact of business switch. The impact of the business switch on the gross profit margin of InP substrates in 2021 was 17.67%. After the business switch was completed, the Company directly faced overseas end customers and also assumed the corresponding costs, and the Company’s sales unit prices and expenses of InP substrates during the period increased. Details are as follows:

SN	Change in the gross profit margin in 2020		Change in the gross profit margin in 2021
	Item	Impact on the gross profit margin	Item	Impact on the gross profit margin
1	Gross profit margin in 2019	40.65%	Gross profit margin in 2020	38.64%
2	Gross profit margin in 2020	38.64%	Gross profit margin in 2021	54.42%
3	Increase in the gross profit margin	-2.01%	Increase in the gross profit margin	15.78%
4	Wherein: Change in the product mix	-2.89%	Wherein: Business switch	17.67%

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

①	2020

In 2020, the gross profit margin of InP substrates decreased by 2.01% on a year-on-year basis, mainly due to changes in the product mix. In 2020, the proportion of sales of 4-inch and 6-inch products increased from 7.88% to 19.12%. Details are as follows:

In RMB0’000

InP substrate model	2020		2019
	Revenue	Proportion	Revenue	Proportion
2-inch	4,791.12	37.57%	2,911.25	26.54%
3-inch	5,524.75	43.32%	7,195.22	65.58%
4-inch	2,410.15	18.90%	859.91	7.84%
6-inch	27.60	0.22%	4.77	0.04%
Total	12,753.63	100.00%	10,971.16	100.00%

As at that time, the process maturity and yield rate of large-size products were lower than those of small-size products, their gross profit margin was lower than that of small-size products, the increase in the sales proportion of large-size products resulted in a slight decrease in the overall gross profit margin of InP substrates. Assuming that the other conditions in 2019 remained unchanged, with calculation of the proportion of revenues from each size of products in 2020, the gross profit margin of InP substrates in 2020 was 37.76%, and thus the impact of the change in the product mix on the InP substrate gross profit margin in 2020 was -2.89%.

② 2021

In 2021, the gross profit margin of InP substrates increased by 15.78% on a year-on-year basis, mainly due to the impact of business switch. The impact of business switch on the gross profit margin of InP substrates in 2021 was 17.67%. After the business switch was completed, the Company directly faced overseas end customers and also assumed the corresponding costs, and the Company’s sales unit prices and expenses of InP substrates during the period increased. Details are as follows:

Beginning in March 2021, AXT transferred its business and customers of overseas semiconductor substrate materials to AXT-Tongmei. After AXT fulfilled the original orders, the Company no longer had any related-party transactions with AXT; in May 2021, the Company completed the acquisition of AXT-Tongmei. In 2021, the Company’s unit sales price of InP substrates was RMB1,196.06/piece, an increase of 74.98% compared with that in 2020.

In the first half of 2021, the average unit price of InP substrates sold by the Company to AXT was RMB662.39/piece, and that of the same products sold by AXT to other parties was RMB1,375.43/piece, with a variation of -51.84%. Assuming that the average price of InP substrates sold to overseas customers by the Company’s subsidiary AXT-Tongmei in 2021 was consistent with that of InP substrates sold to AXT before the termination of related-party transactions in the first half of 2021, the impact of the business switch on the gross profit margin of InP substrates in 2021 was 17.67%, basically in line with the increase in the gross profit margin of InP substrate products in 2021. The specific calculation process is as follows:

Unit: 0’000 pieces, RMB/piece & RMB0’000

Item	2021
	Sales volume	Unit price	Revenue	Cost	Gross profit margin	Difference in gross profit margin
Internal sales	9.48	1,158.12	10,978.98	12,844.08	36.75%	17.67%
External sales	14.08	662.39	9,326.45
Total	23.56	861.86	20,305.43

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

For InP substrates, as the world’s second largest manufacturer in 2020 in terms of the market share, the Company performed excellently in key performance indicators such as dislocation density, resistivity uniformity, flatness and surface granularity, which can meet the performance requirements for semiconductor substrates of data center optical module devices, wearable device sensors and other high-end markets. The Company has good bargaining ability and room for bargaining, and its gross profit margin is relatively high.

(2) GaAs substrate

In 2020, the gross profit margin of GaAs substrates increased by 17.78% on a year-on-year basis, mainly due to: ① The domestic demand for smartphone RF, Mini LED and other high-end applications continued to grow, and the optimization of product performance parameters led to an increase in the unit price of GaAs substrates of various sizes, causing the average unit price to rise, which had an impact of 13.38% on the gross profit margin. ② After the completion of the production line relocation in 2019, with the running-in of the new production line and the use of new equipment, the yield rate rebounded. Besides, as the labor costs were low and water and electricity costs decreased, the unit energy consumption decreased; at the same time, however, the depreciation of the new factories in Baoding, Hebei and Chaoyang, Liaoning caused the fixed costs to increase. The comprehensive impact of the above relocation-related matters on the gross profit rate was 3.03%.

In 2021, the gross profit margin of GaAs substrates increased by 16.94% on a year-on-year basis, mainly due to: ① Affected by changes in domestic and overseas market demands and the increased discounts offered by the Company in overseas markets that year, the current price of 6-inch GaAs substrates declined significantly, and the product revenue structure also changed to a certain extent. The impact of the above matters on the gross profit margin was -15.02%; ② After the thorough completion of the relocation of the GaAs production line, the GaAs substrate production line would no longer be retained in Beijing. The original GaAs substrate production staff, after being trained, were reassigned to the InP and germanium substrate production lines, and the relevant plant depreciation would no longer be allocated to GaAs substrates; meanwhile, with the further running-in of the new production line, the overall production efficiency also improved, leading to the improvement of the yield rate. The impact of the relevant relocation matters on the gross profit margin was 29.72%.

SN	Change in the gross profit margin in 2020		Change in the gross profit margin in 2021
	Item	Impact on the gross profit margin	Item	Impact on the gross profit margin
1	Gross profit margin in 2019	-9.13%	Gross profit margin in 2020	8.65%
2	Gross profit margin in 2020	8.65%	Gross profit margin in 2021	25.59%
3	Increase in the gross profit margin	17.78%	Increase in the gross profit margin	16.94%
Major impact factors
4	Change in the market demand	13.38%	Change in the market demand	-15.02%
5	Production line relocation	3.03%	Production line relocation	29.72%
6	Wherein: Increase in the yield rate	5.00%	Wherein: Reassignment of the original GaAs workshop staff of Beijing Tongmei to InP and germanium substrate workshops	8.03%
7	Decrease in water and electricity costs	1.97%	Increase in the yield rate	7.27%
8	Different remunerations for staff in different regions	0.37%	Improvement of the production efficiency	5.21%
9	New depreciation arising from the transfer of new plants into fixed assets	-4.31%	Beijing Tongmei’s plant, etc. will no longer participate in the amortization of the impact	4.88%
10	-	-	Decrease in the fuel cost	2.52%
11	-	-	Different remunerations for staff in different regions	1.81%

1-1-330

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Note: Impact of the yield change and approximate cost change on the gross profit margin

① Downstream market demand

Currently, GaAs substrates are mainly used for the manufacture of RF devices, lasers and LEDs (including Mini LEDs and Micro LEDs), and are mainly applied to 5G communications and new-generation displays. The above downstream markets are growing fast with broad prospects, as demonstrated below:

In the 5G RF field, GaAs substrates will continue to dominate the market of 5G smartphone power amplifiers (RF power amplifiers). According to the statistics and prediction of Yole, in 2021, the RF device market accounted for 30.15% of the overall GaAs semiconductor market, contributing 32.50% of the output value. According to the statistics of Orient Securities Research Institute, in the 4G era, each mobile phone uses 7 PAs on average. Due to additional frequency bands for 5G, more high-frequency bands to be added in the future, and the compatibility with 4G, 3G, and 2G, 5G phones require more PAs - up to 16, or more than 10 on average. Therefore, it’s expected that the penetration rate of RF devices manufactured on the basis of GaAs substrates will continue to improve.

In the display field, chips for Mini LEDs and Micro LEDs in new generation display are submillimeter-sized and micron-sized, featured with miniaturization, arraying and thin film, and has high requirements for technical indicators of GaAs substrates. In display application scenarios, much more LED chips are used in a single display. Therefore, the population of Mini LEDs and Micro LEDs will lead to large-scale market opportunities for GaAs substrates. As predicted by Yole, the demands for GaAs substrate Mini LEDs and Micro LEDs will grow rapidly from 2.079 million pieces in 2019 to 6.138 million pieces in 2025 at the CAGR of 19.77%.

Besides the fields above, our GaAs substrates also play a significant role in the artificial intelligence industry, unmanned driving field, wearable field, etc. both at home and abroad, for which the demands are also rising continuously.

Assuming that all factors remained unchanged, in 2020 and 2021, the impact of the change in the product mix and the change in the market demand and other factors on the gross profit margin was 13.38% and -15.02% respectively. The calculation process is as follows:

Unit: RMB yuan/piece

Item	2021	2020
Average unit price ①	437.68	466.33
Impact of business switch on the unit price ②	-3.97%	-
While other factors remained unchanged in the previous year, the average unit cost is calculated based on the sales structure of the current year ③	482.95	446.49
Gross profit margin calculated due to the structure change ④=（①-③）/①	-10.34%	4.25%
Actual gross profit margin of the previous year ⑤	8.65%	-9.13%
Impact of changes in the market demand on the gross profit margin ⑥=④-②-⑤	-15.02%	13.38%

From March 2021, AXT switched its overseas semiconductor substrate material sales business and customers to AXT-Tongmei; in May 2021, the Company completed the acquisition of AXT-Tongmei. At the early stage of the reporting period, AXT, as a sales subject in overseas markets, chose to expand its market share in the GaAs substrate market by price concessions and other means. Therefore, after the business switch, the overall sales price of GaAs substrates declined.

Assuming that the average price of GaAs substrates sold by the Company to other overseas customers in 2021 is the same as the average price of RMB347.36/piece of the same products sold to AXT from January to June 2021. The impact of the business switch on the gross profit margin of GaAs substrates was -3.97% accordingly.

Excluding the impact of the business switch, the impact of market demand changes on the gross profit margins in 2020 and 2021 was 13.38% and -15.02% respectively.

② Production line relocation

A. Increased yield rate

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The relocation of the production lines mainly has a significant impact on the cost of GaAs substrates. In 2019, the Company relocated its GaAs substrate production line from Beijing to Chaoyang, Liaoning and Baoding, Hebei, and employed new production staff. In 2019, the new production line was still at the commissioning phase, with a large volume of raw materials consumed. Meanwhile, the original customers also needed to re-verify the new production line successively (the recognition was completed in around the first half of 2019). Under the impact of the production line relocation, in that year, the comprehensive yield rate of GaAs substrates in the crystal growth process was relatively low. The foregoing factors caused the Company’s operating cost to increase. In 2020 and 2021, with the enhancement of production staff’s operating proficiency and the efficiency improvement brought by new equipment, the yield rate of the Company’s GaAs substrate single crystal growth has gradually improved.

B. Differences in remunerations and unit prices of water and electricity in different regions

Meanwhile, with the increase in the operating rate, the comprehensive cost of the Company’s GaAs substrates was further reduced. A comparison of the average salaries for the production staff of Beijing Tongmei, Chaoyang Tongmei and Baoding Tongmei during the reporting period is as follows:

Unit: RMB yuan/person

Item	Beijing Tongmei	Baoding Tongmei	Chaoyang Tongmei
Monthly average salary	11,372.47	8,414.18	8,881.05

Assuming that the salaries for the production staff of Baoding Tongmei and Chaoyang Tongmei were the same as those of Beijing Tongmei during the reporting period, the impact of the gross profit margin of the Company’s GaAs substrates was 0.37% in 2020 and 1.81% in 2021 respectively .

A comparison of the average unit prices of water and electricity in Beijing Tongmei, Chaoyang Tongmei and Baoding Tongmei during the reporting period is as follows:

Item	Unit price of water (RMB yuan/ton)	Unit price of electricity (RMB yuan/ton)
Beijing Tongmei	7.84	0.76
Baoding Tongmei	5.76	0.72
Chaoyang Tongmei	3.80	0.55

Based on the energy consumption in 2020, assuming that the unit prices of water and electricity of Baoding Tongmei and Chaoyang Tongmei were the same as those of Beijing Tongmei, the impact of water and electricity costs on the gross profit margin of GaAs in 2020 was 1.97%.

C. Reassignment of the production staff in Beijing after relocation

At the end of 2020, the relocation of the GaAs-related production line and workshop was completed, and no GaAs-related production department would be retained in Beijing. Meanwhile, relevant workshops, part of the equipment and the original GaAs substrate production staff will were reassigned to the InP substrate workshop and germanium substrate workshop, and the total number of transferred staffers was 210;

Based on the foregoing staff difference and the average remunerations the production staff of Beijing Tongmei in 2020, it is estimated that the impact of the staff reassignment on the gross profit margin was 8.03%.

D. Beijing Tongmei’s Plant, etc. would no longer participate in amortization

At the end of 2020, the GaAs-related production line and workshop were relocated, and the depreciation of the relevant plant of Beijing Tongmei would no longer be allocated to GaAs substrates. The impact of the foregoing difference on the average unit cost was RMB21.37/piece, and the impact on the gross profit margin was 4.88% accordingly.

1-1-332

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

To sum up, the relocation of the production line had a great impact on the gross profit margin of GaAs substrates, and after the completion of the production line relocation, the gross profit margin of the Company’s GaAs substrates increased fast year by year. According to simulation calculation, the increase in the yield rate, the change in remunerations for the staff and the reduction in water and electricity costs after the production line relocation, as well as the reassignment of the production staff, the improvement of the production efficiency and other matters had an impact on the gross profit margin of GaAs substrates of 3.03% and 29.72% respectively in 2020 and 2021.

② Competition layout

From the perspective of the competitive layout, the Company’s main competitors in GaAs substrates are Sumitomo and Freiberger. In 2019, the Company’s global market share in the GaAs substrate market was 13%. There is a fierce competition in the international market of GaAs substrates, and customers have a strong bargaining ability. As a result, prices offered by peer companies are not significantly different, and the gross profit margin of GaAs substrates is also lower than that of InP substrates. Besides, the GaAs substrate market is growing fast. According to Yole statistics, the shipment volume of GaAs substrates in 2021 was expected to increase by 26.98% compared with that in 2020. Under the background of the expansion of the market size and the steady expansion of the Company’s GaAs substrate production capacity, the Company has further increased the preferential treatment in the international market. In the domestic market, the Company have generally withdrawn from the low-priced LED illumination field. Domestic customers purchase the GaAs substrate products from the Company mainly for smart phones, AI, unmanned driving and other fields, which have higher technical requirements and a higher added value for GaAs substrates, resulting in a higher sales price in the domestic market for the Company’s products, which has raised the average selling price and, with the increase of the domestic sales scale of GaAs substrates, it has raised the gross profit margin of GaAs substrates to some extent.

(3) Germanium substrate

1) Main factors leading to the great decrease in the gross profit margin of germanium substrate products

During the reporting period, the Company’s sales of germanium substrates were as follows:

In RMB0’000

Size of germanium substrate	2021		2020		22019
	Overseas	Domestic	Overseas	Domestic	Overseas	Domestic
4-inch	1,394.86	6,536.01	1,387.12	4,588.75	2,079.87	3,420.42
6-inch	873.94	10.93	1,950.96	15.54	1,127.33	-
Other sizes	102.29	30.53	52.08	61.19	113.01	71.77
Total	2,371.10	6,577.47	3,390.15	4,665.48	3,320.21	3,492.19

It can be seen from the above table that 6-inch products were sold mainly based on overseas market demand, while 4-inch products on domestic market demand. During the reporting period, revenue from the domestic market accounted for 51.26%, 57.92% and 73.50% respectively, showing a rapid upward trend year by year.

During the reporting period, the gross profit margin of the Company’s germanium substrate was 20.60%, 18.44% and 0.21% respectively, with a decrease by 2.16% and 18.23% in 2020 and 2021 respectively. The 4-inch germanium substrate, as the mainstream substrate size for domestic space solar cells, accounted for 88.42%, 88.15% and 95.68% respectively in terms of the sales volume during the reporting period. Thus, the fluctuation of the gross profit margin during the reporting period mainly depended on the change in the gross profit margin of 4-inch germanium substrates.

During the reporting period, the gross profit margins of 4-inch germanium substrates were 20.73%, 21.55% and 0.46% respectively. The decrease in its gross profit margins was mainly caused by changes in the demand from the downstream customer Osram, the intensified competition from competitors swarming into the market, the relocation, the rising raw material prices and other factors:

① A comparison between 2020 and 2019

1-1-333

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In 2020, the gross profit margin of the Company’s germanium substrates decreased by 2.16% on a year-on-year basis, mainly due to the change in product mix. The 4-inch germanium substrate, as the mainstream model sold by the Company, had gross profit margins of 20.73% and 21.55% respectively in 2019 and 2020, which were relatively stable. In 2020, with orders from Osram, a major customer for 6-inch germanium substrates, who purchased a relatively large number of 6-inch germanium substrates, leading to a decrease in the proportion of the current revenue from 4-inch germanium substrates from 80.85% in 2019 to 74.18%. Due to the relatively mature process for small-size substrates, which has a larger gross profit margin than large-size substates, the decline in its revenue proportion lowered the overall gross profit margin.

② A comparison between 2021 and 2020

In 2021, the gross profit margin of the Company’s germanium substrates dropped by 18.23% on a year-on-year basis, mainly due to the intensified competition from competitors swarming into the market, the relocation, the rising raw material prices and other factors.

A. Intense market competition led to a decline in unit price

Before 2014, the Issuer and the Umicore were major enterprises with the capacity of mass production of germanium substrates in the world. At present, the Company mainly sells 4-inch germanium substrates in the domestic market, and 6-inch and 4-inch products in the overseas market.

a. International market

In the international market, Umicore is the main competitor of the Company (and its controlling shareholder AXT), which has been engaged in germanium product business for more than 40 years with its germanium-related products including, among others, infrared germanium products,

1-1-334

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

ultra-high purity germanium single crystals and germanium substrates. As to the international market, the Company (and its controlling shareholder AXT) once outperformed Umicore in the global market share of germanium substrate products. With AXT’s complete relocation of germanium substrate production base to China, the Company’s germanium substrate products gradually withdrew from the U.S. aerospace market. Currently, given the Company’s overseas market is mainly in Europe and Asia, the germanium substrates of Umicore have a higher global market share than those of the Company.

b. Domestic market

In the domestic market, before 2014, the Company was the most important supplier of germanium substrates in China. As China’s germanium output ranks first in the world, Yunnan Germanium and other domestic manufacturers in the germanium industry in China also supplied raw materials such as germanium ingots or germanium single crystals to Umicore. With the continuous growth of the global aerospace field and commercial satellite market, in China, upstream germanium substrate manufacturers have also begun to enter the downstream germanium substrate market. Yunnan Germanium commenced producing germanium substrates on a small scale and sold them abroad in 2014. According to the 2019 annual report of Yunnan Germanium, it recorded a revenue of RMB28.4474 million from germanium substrates in that year.

In recent years, the domestic market demand in China has also shown a rapid growth, and Yunnan Germanium has also made greater efforts to develop the domestic market. During the reporting period, its revenue from germanium substrates increased to RMB77.1093 million in 2021 from 2019, which was on par with the Company’s revenue scale on that regard in 2021.

The comparison of price changes, production capacity and output changes between the Company and Yunnan Germanium in germanium substrate products is as follows:

Unit: RMB/piece, 0’000 pieces (converted to 4 inches)

Germanium substrate	Beijing Tongmei			Yunnan Germanium
	2021	2020	ROC	2021	2020	ROC
Unit price	287.74	336.81	-14.57%	283.70	390.06	-27.27%
Capacity	35.83	30.50	17.48%	75.00	30.00	150.00%
Output	35.46	28.18	25.83%	28.28	23.57	20.00%

Source: Annual report of Yunnan Germanium

At present, the Company and Yunnan Germanium are the two major manufacturers of germanium substrates in China’s domestic market. As per the 2021 annual report of Yunnan Germanium, in 2021, it produced 235,700 photovoltaic germanium products (converted to 4 inches), and expanded its production capacity for 6-inch germanium substrates by 200,000. The price competition between the Company and Yunnan Germanium is intensified with the increase of the latter’s output and sales volume. In 2021, for germanium substrates, the average unit price of the Company in China’s domestic market decreased from RMB2.8904 million/piece to RMB2.2623 million/piece, representing a decrease of 7.89%; and the unit price of Yunnan Germanium decreased from RMB3.9006 million/piece to RMB2.837 million/piece, a decrease of 27.27%.

B. Costs have increased

In terms of cost, the relevant production staff and workshops of the former GaAs plant of Beijing Tongmei were reassigned to InP substrate and germanium substrate workshops in 2021, 73 of whom were reassigned to the germanium substrate workshop. As a result, the current unit cost of 4-inch substrates increased by 9.24%; besides, due to changes in the domestic economic environment, the supply and demand relations under the epidemic and other factors, there was a growth trend in the price of germanium ingots. The average purchase unit price of germanium ingots in 2021 was RMB7,008.32/kg, a year-on-year growth of 12.42%.

Due to the foregoing factors, the gross profit margin of 4-inch germanium substrates dropped from 21.55% in 2020 to 0.46%, causing the overall gross profit margin to drop to 0.21%.

2) Whether the relevant factors may cause continuous adverse effects on the future operating performance of the Issuer

1-1-335

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In the short term, the market price of germanium substrate products continued to drop due to the influx of competitors, and the gross profit margin dropped due to the increase of raw material prices and the reassignment of staff upon the relocation of the GaAs production line, but in the long term, the above factors will not continue to have an adverse impact on the Issuer’s future results of operation. The main reasons are as follows:

① The price and gross profit margin has become stable in January to May 2022

From January to May 2022, the average selling price of germanium substrates was RMB 281.83/piece (unaudited, the same below), decreased by 2.05% year on year. The price tends to become relatively stable; at the same time, the gross profit margin also maintained at 0.22%, which was basically the same as that in 2021, and the overall competition eased to some extent. Meanwhile, from the perspective of customers, main customers of the Company’s germanium substrate products were still Kingsoon, Zhongshan Dehua Chip Technology Co., Ltd., Osram, etc.; there was no material changes, and the cooperation was stable. From January to May 2022, the Company achieved the sales revenue of RMB 43.2014 million from germanium substrate products, up by 24.28% year on year. It has achieved a sales volume of 153,300 pieces, an increase of 20.14% on a year-on-year basis. With the continuous growth in the demand in the downstream space solar cell field, it is expected that the Company’s revenue from germanium substrates will increase on a year-on-year basis in 2022. With the continued increase in the revenue and sales volume of germanium substrates, the increase in the cost arising from the reassignment of staff due to the relocation will be diluted and the unit cost will be reduced.

② The Issuer has early-bird market advantages and advantages in product quality

Having engaged in the mass production of germanium substrates in 2010, the Company has developed many outstanding customers, including Osram and Kingsoon, on the domestic and overseas markets, indicating the obvious early-bird market advantages for the Issuer; meanwhile, the largest customer of the Company’s germanium substrate products during the reporting period is Kingsoon - the germanium substrate products, after being processed by Kingsoon into epilayers, have been used in the production of over 50% solar cells for satellites and spacecraft manufactured by China, which have been successfully equipped in aerospace equipment such as Chang’e 4 and Tianwen-1. The quality of our germanium substrate products have been recognized by relevant authorities. In summary, thanks to the early-bird market advantages and advantages in product quality, the Company has certain market competitiveness and bargaining power, which can ensure the stability of product prices to a certain extent.

③ Continuous investment in R&D to improve product performance

During the reporting period, the Company invested a total of RMB 26.8264 million, RMB 45.1082 million, and RMB 90.1664 million, respectively, in research and development; along with the expansion of the downstream market and application fields, our investment in R&D will also increase continuously. Meanwhile, we also made investment in the research and development of processes and technology upgrade related to germanium substrates, such as the continuous investment in the research and development of 6-inch germanium wafers, the development of the automatic cleaning process, etc. Meanwhile, we will also enhance efforts for the research of new technologies and new applications of germanium substrates for concentrator photovoltaics (i.e. concentrating solar power that concentrates sunshine by using an optical device for power generation, which is considered as the third-generation technology for the future development of power generation with solar energy), ground photovoltaic solar cells, optical devices, etc., so as to improve the product competitiveness of the Company, ensure the bargaining power of the Company on the downstream germanium substrate solar cells, and improve the gross profit margin of such products.

④ Expected growth for large-size germanium substrate applications

At present, the Company, like other companies in the industry, have also started using 6-inch germanium substrates for the LED and other fields. That is, a germanium substrate is provided on an LED GaAs substrate epilayer, so as to improve the conductivity performance of the epilayer and improve the brightness of LED chips. This will also expand the application of large-size germanium substrates. In the future, along with the growth of 6-inch germanium substrates for new applications in the optical field, especially the growth of the sales volumes on the overseas market and the stable price of raw materials, the gross profit margin of the Company’s germanium substrate products will increase.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In summary, after the reporting period, the unit price of germanium substrate products have become stable; moreover, the Issuer has certain early-bird market advantages and advantages in product quality; given the continuous investment in research and development, the improvement in product performance, and the increased application of large-size germanium substrates, it is expected that the selling price of germanium substrate products will not decrease continuously and greatly, but will become stable, hence improving the gross profit margin.

(4) PBN crucibles

During the reporting period, the gross profit margin of PBN crucibles of the Company was 49.23%, 54.73% and 52.13%, respectively, which was relatively stable overall. The low gross profit margin of PBN crucibles for the year ended 31 December 2019 was mainly due to the fact that Chaoyang, Liaoning implemented better industrial policy, while Beijing Boyu was notified in the second half of 2018 that its leased plant would be expropriated, and relocated its production equipment and others to Chaoyang Boyu and other plants one after another for the year ended 31 December 2019, resulting in a decrease in the utilization rate of production equipment. Meanwhile, as Chaoyang Boyu re-recruited production personnel who were not proficient, the overall production efficiency of PBN crucibles was low for the year ended 31 December 2019.

(5) High-purity metals and compounds

During the reporting period, the gross profit margin of high-purity metal and compound products of the Company was 10.60%, 17.14% and 10.26%, respectively. The main reason for the increase in 2020 was that the production efficiency decreased as a result of the relocation of Nanjing Jinmei’s production line to Chaoyang Jinmei in 2019, and the production efficiency recovered to some extent after the completion of the relocation in 2020; on the other hand, the sales unit price of high-purity gallium increased with the increase in the market price of gallium. The gross profit margin in 2021 declined, which was mainly because the market price of the raw material metal gallium was at a high level throughout the year, and such change was not transmitted to the terminal price in a timely manner, leading to a price increase weaker than the increase in the unit price of the raw materials.

(6) Others

During the reporting period, the gross profit margin of other income from main business of the Company was 67.83%, 84.15% and 72.80%, respectively. Other businesses under the main business of the Company were mainly sales of materials such as PBN sheets and crucible precision regeneration services, which have high entry thresholds and relatively high gross profit margins.

3. Comparative analysis of gross profit margin with comparable companies in the same industry

During the reporting period, the comparison in gross profit margin of main business between the Company and comparable companies in the same industry was as follows:

Company name	2021	2020	2019
SICC	32.83%	34.94%	26.62%
NSIG	15.01%	12.09%	13.82%
Average	23.92%	23.52%	20.22%
The Issuer (semiconductor substrate)	34.93%	19.05%	11.80%

Note: The data of comparable companies are obtained from their annual reports and Prospectuses.

During the reporting period, the gross profit margin of semiconductor substrate materials of the Company significantly differed from the average of comparable companies in the same industry, which was mainly due to the difference in product types, parameters and performance requirements, production process, application areas and downstream customer structure. Among them, SICC mainly provided silicon carbide substrates, NSIG mainly provided silicon substrates, while the Issuer mainly provided InP substrates, GaAs substrates and germanium substrate materials.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Specifically, ’compared with SICC, the overall gross profit margin of semiconductor substrate materials of the Company in 2019 and 2020 was relatively low, as SICC’s main products were silicon carbide whose raw materials, namely graphite parts and graphite mats, were less expensive and more fully supplied than our rare metals. NSIG’s lower gross profit margin was mainly due to the higher operating cost resulting from a significant increase in fixed costs caused by the increase in its production capacity for 300mm semiconductor silicon substrates. In 2021, the gross profit margin of the Company’s semiconductor substrate products was close to that of SICC’s main business.

(IV) Analysis of period expenses

During the reporting period, the composition of the period expenses and their proportions in the operating incomes of the Company are as follows:

In RMB0’000

Item	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Selling expenses	2,118.22	2.47%	791.80	1.36%	837.17	1.81%
Administrative expenses	7,708.87	8.99%	5,797.25	9.94%	7,207.62	15.59%
R&D expenses	9,016.64	10.52%	4,510.82	7.73%	2,682.64	5.80%
Financial expenses	491.20	0.57%	-465.83	-0.80%	142.28	0.31%
Total	19,334.94	22.55%	10,634.04	18.23%	10,869.71	23.52%

In each period of the reporting period, the total period expenses of the Company amounted to RMB108,697,100, RMB106,340,400 and RMB193,349,400 respectively, being relatively stable in the recent three years. In 2021, the period expenses were comparatively high, mainly because of the increase in the Company’s incomes on the one hand, and the relatively high benefits to certain overseas sales, R&D and management personnel who were newly recruited in response to the overseas business integration between AXT-Tongmei and AXT since March 2021 on the other hand. In each period of the reporting period, the period expenses accounted for 23.52%, 18.23% and 22.55% of the corresponding year’s operating incomes respectively, with slight fluctuations.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

1. Selling expenses

(1) Composition of selling expenses

During the reporting period, the composition of the Company’s selling expenses is as follows:

In RMB0’000

Item	January to June 2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Employee benefits	990.26	46.75%	260.66	32.92%	197.11	23.54%
Warranty expenses	451.95	21.34%	249.72	31.54%	144.90	17.31%
Agency fees	418.51	19.76%	188.38	23.79%	288.38	34.45%
Share-based payment	162.57	7.67%	5.74	0.72%	4.16
Business travel expenses	49.56	2.34%	60.31	7.62%	80.69	9.64%
Customs declaration fees and freights	-	-	-	-	74.38	8.88%
Others	45.38	2.14%	26.99	3.41%	47.57	6.18%
Total	2,118.22	100.00%	791.80	100.00%	837.17	100.00%

During the reporting period, the selling expenses of the Company amounted to RMB8,371,700, RMB7,918,000 and RMB21,182,200 respectively. The significant increase in 2021 was mainly due to the rise of employee benefits, warranty expenses and agency fees. The Company’s selling expenses accounted for 1.81%, 1.36% and 2.47% of the corresponding year’s operating incomes respectively, showing a trend of increase following decrease in the recent three years. The selling expenses were mainly composed of employee benefits, warranty expenses and agency fees, the total expenses of such three items accounting for 75.30%, 88.25% and 87.85% of the selling expenses respectively.

1) Employee benefits

During the reporting period, the employee benefits in the Company’s selling expenses amounted to RMB1,971,100, RMB2,606,600 and RMB9,902,600, accounting for 23.54%, 32.92% and 46.750% of the selling expenses, respectively.

During the reporting period, the average monthly number and per capita benefits of salespeople are as follows:

In RMB0’000

Item	2021	2020	2019
Selling expenses - employee benefits	990.26	260.66	197.11
Monthly average number	20	12	10
Per capita benefits	49.51	21.72	19.71

In the recent three years, the per capita benefits of the Company’s salespeople have increased year by year. In 2021, the per capita benefits of salespeople saw a significant growth, mainly because in 2021 the Company established an overseas sales team in AXT-Tongmei, the benefits for which were relatively high, raising the average benefit level of the overall salespeople.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2) Warranty expenses

During the reporting period, the Company’s warranty expenses amounted to RMB1,449,000, RMB2,497,200 and RMB4,519,500, accounting for 17.31%, 31.54% and 21.34% of the selling expenses, respectively. The warranty expenses represented the after-sales maintenance fees accrued by the Company according to the sold semiconductor substrate materials, which increased rapidly during the reporting period for reasons that, on the one hand, the sales of semiconductor substrate materials increased rapidly year by year, and on the other hand, the Company had relatively large maintenance expenses in 2020 for its products in response to the launch by Customer A of new products. Besides, the warranty expenses increased significantly in 2021, mainly because the accrued amount increased with the growth of the incomes of AXT-Tongmei having direct dealing with end customers since March 2021, while before that, it was AXT who was responsible for the warranty of overseas customers and the Company made no accruals of warranty expenses for AXT.

3) Agency fees

During the reporting period, the agency fees of the Company amounted to RMB2,883,800, RMB1,883,800 and RMB4,185,100, accounting for 34.45%, 23.79% and 19.76% of the selling expenses, respectively. In order to better promote its products, the Company has also developed the markets through agents in Korea, Taiwan (China), Europe and the United States, among others. In the case of promotion through agents, the Company would sign product sales agency agreements with the agents pursuant to which the agents were responsible for the marketing of relevant products in specific territories, and would directly enter into sales contracts with, and deliver goods to, relevant customers, and pay commissions to the agents according to the type of products they sold at a predetermined fee rate. The significant increase in the agency fees in 2021 was mainly due to the fact that since AXT-Tongmei started to directly face end customers in March 2021, AXT-Tongmei had undertaken relevant businesses, re-signed agency contracts with overseas customer agents, and paid relevant agency fees.

(2) Comparison of selling expenses ratio with comparable companies

During the reporting period, the comparison of selling expenses ratio between the Issuer and the comparable companies is as follows:

Company name	2021	2020	2019
SICC	2.08%	0.77%	0.76%
NSIG	2.84%	3.36%	4.51%
Average	2.46%	2.07%	2.64%
Issuer	2.47%	1.36%	1.81%

Note: The data of such comparable companies is sourced from their annual reports and Prospectuses.

During the reporting period, the Company’s selling expenses ratio was lower than that of NSIG, for reasons mainly lying in: there was a relatively large number of salespeople in ZINGSEMI, a subsidiary of NSIG, resulting in a high proportion of employee benefits expenses in NSIG’s incomes; the selling expenses of NSIG encompassed consulting service fees which were not included by the Company; and NSIG sold semiconductor wafers of 300mm and below, the unit price of which was far lower than that of the Company’s products having similar size, leading to a relatively high unit freight.

The Company’s selling expenses ratio was higher than that of SICC, mainly because of the warranty expenses accrued by the Company for the semiconductor substrate materials sold to its customers other than AXT, and the agency fees generated by the Company’s sales of semiconductor products in Korea, Taiwan (China), Europe and America, among other markets.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Administrative expenses

(1) Composition of administrative expenses

During the reporting period, the composition of the Company’s administrative expenses is as follows:

In RMB0’000

Item	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Employee benefits	4,345.54	56.37%	3,069.45	52.95%	4,153.14	57.62%
Depreciation and amortization	806.75	10.47%	410.72	7.08%	471.61	6.54%
share-based payments	262.92	3.41%	118.73	2.05%	94.85	1.32%
Office expenses	556.18	7.21%	410.65	7.08%	334.67	4.64%
Service fees	602.15	7.81%	251.78	4.34%	347.76	4.82%
Business travel expenses	416.80	5.41%	288.40	4.97%	481.86	6.69%
Royalties	-	-	805.40	13.89%	680.62	9.44%
Others	718.52	9.32%	442.12	7.63%	643.11	8.92%
Total	7,708.87	100.00%	5,797.25	100.00%	7,207.62	100.00%

During the reporting period, the administrative expenses of the Company amounted to RMB72,076,200, RMB57,972,500 and RMB77,088,700, with fluctuations, accounting for 15.59%, 9.94% and 8.99% of its operating incomes in each period, respectively. They were relatively high in 2019, mainly due to the relocation of the production line of Nanjing Jinmei to Liaoning Chaoyang and the corresponding dismissal benefits of RMB10,240,200 for dismissed employees.

1) Employee benefits

During the reporting period, the employee benefits in the Company’s administrative expenses amounted to RMB41,531,400, RMB30,694,500 and RMB43,455,400, accounting for 57.62%, 52.95% and 56.37% of the administrative expenses, respectively. Affected by the relocation of the production line of Nanjing Jinmei to Liaoning Chaoyang, Nanjing Jinmei granted dismissal benefits of RMB10,240,200 to its dismissed employees in 2019 respectively.

During the reporting period, the monthly average number and per capita benefits of managers are as follows:

In RMB0’000

Item	2021	2020	2019
Administrative expenses - employee benefits	4,345.54	3,069.45	4,153.14
Monthly average number	150	120	126
Per capita benefits	28.97	25.58	32.96
Per capita benefits (excluding dismissal benefits for dismissed employees in 2019)	28.97	25.58	24.83

After excluding the amount of dismissal benefits for eligible employees caused by the relocation of Nanjing Jinmei, the per capita benefits of managers increased year by year during the reporting period.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2) Royalties

During the reporting period, the Company’s royalties amounted to RMB6,806,200, RMB805,400 and RMB0 respectively. The royalties represented the fees paid by the Company to AXT based on the Technology License Agreement between the Company and AXT. For details, refer to “X.(II).3. Acceptance of ATX technology and trademark licenses from AXT and assumption of cross-licensing obligation by the Company” in “Section VII Corporate Governance and Independence” hereof.

3) Share-based payments

① Basic information

During the reporting period, the Company’s share-based payments are as follows:

In RMB0’000

Item	2021	2020	2019
By expense type
Selling expenses	162.57	5.74	4.16
Administrative expenses	262.92	118.73	94.85
R&D expenses	342.48	38.51	31.09
Production costs	235.01	115.40	100.31
Total	1,002.98	278.37	230.41
By event
Employee stock ownership platforms equity incentive	265.76	-	-
Equity incentive from AXT to the Company’s employees	691.09	278.37	230.41
The Company’s option incentive of the for employees	46.13
Total	1,002.98	278.37	230.41

A. Participation of the Issuer’s employees in the equity incentive plan of its controlling shareholder

In May 2015, AXT, the controlling shareholder of the Company, approved the 2015 equity incentive plan, according to which AXT granted stock options and restricted shares to the Company’s employees, among others. Such plan is still valid, under which, the relevant share-based payments expenses of the Company amounted to RMB2,304,100, RMB2,783,700 and RMB6,910,900 respectively.

B. The Issuer’s employee stock ownership platforms

In December 2020, in order to have its employees share its development achievements and for the purpose of employee incentive, the Company set up certain employee stock ownership platforms to enable its employees to take shares on the principle of voluntariness and risk assumption. Through four employee stock ownership platforms namely Beijing Liaoyan, Beijing Dingmei, Boyu Yingchuang and Boyu Hengye, the employees have made an additional capital contribution to the Company at the price of RMB1.32 per unit of registered capital. The Company has recognized the share-based payments expenses of RMB2,657,600 for the said capital increase in 2021.

C. The Company’s option incentive for employees

In November 2021, the Company granted 7,302,036 shares to a total of 171 employees, including directors, senior management personnel, core management personnel, core technical personnel, core business personnel and other employees.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

To sum up, the above share changes are subject to the Accounting Standards for Business Enterprises No. 11 - Share-based Payments, and the relevant accounting treatment complies with the relevant provisions of the Accounting Standards for Business Enterprises.

② Measurement method for the fair value of equity instruments related to share-based payments

A. With respect to the share-based payments expenses related to the AXT equity incentive, the best estimation was made and the estimated number of equity instruments exercisable was modified using the Black Scholes model according to the latest changes in the number of exercisable employees and other follow-up information.

B. With respect to the employee stock ownership platforms equity incentive in 2020, the relevant fair value was made based on the consulting report issued by Shanghai PG Advisory Co., Ltd.

C. Regarding the fair value of the equity under the option incentive plan, the Company adopts the binary tree model, and considers the terms and conditions on the grant of the stock options, to evaluate the fair value of the granted stock options on the grant date.

The measurement method and results of the fair value of the above equity instruments related to share-based payment are reasonable.

③ In case of restrictive conditions related to equity ownership or usufruct, whether the relevant conditions are true and feasible, whether the judgment of service term is accurate, and whether the employee service costs or expenses recognized in each year/period of the service term are accurate

A. The stock ownership and usufruct, among others, concerning the AXT equity incentive were deliberated and approved by the board of directors and the general meeting of AXT.

B. According to the Employee Stock Ownership Management Measures applicable to the 2020 employee incentive, the participants of the employee stock ownership platforms shall be subject to a service term of 3 years for their entitlement to the relevant stock ownership.

C. As stipulated by the Company’s 2021 Stock Option Incentive Plan of Beijing Tongmei Xtal Technology Co., Ltd., the stock option shall be in a waiting period of 36 months from the grant date of the stock options. During the waiting period, the stock options granted under the plan shall be non-exercisable. The stock options shall be exercised in two batches after 36 months of granting, and the exercising ratio of each batch shall be 1/2 and 1/2 respectively of the total number of stock options granted. Before the Company’s successful issuance and listing, the stock options granted to the incentive objects shall be non-exercisable.

In view of the above, there are restrictive conditions for matters related to share-based payments of the Company. The relevant conditions are true and feasible, the judgment of the service term is accurate, and the share-based payments expenses recognized in each period of the service term are accurate.

(2) Comparison of administrative expenses ratio with comparable companies

During the reporting period, the comparison of the administrative expenses ratio between the Issuer and the comparable companies is as follows:

Company name	2021	2020	2019
SICC	11.52%	9.57%	8.96%
NSIG	9.06%	8.94%	11.71%
Average	10.29%	9.26%	10.34%
Issuer	8.99%	9.94%	15.59%

Note: The data of such comparable companies is sourced from their annual reports and prospectuses; the administrative expenses ratio of SICC was counted after deducting the relevant share-based payment expenses.

In 2020, the administrative expenses ratio of the Company had little difference from that of the comparable companies. In 2019, it was higher than the average level of the comparable companies, mainly due to the relocation of Nanjing Jinmei to Chaoyang Jinmei and the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

corresponding dismissal benefits of RMB10,240,200 for dismissed employees, resulting in a significant increase in the administrative expenses. In 2021, the Company’s management expenditure rate was lower than that of SICC and was substantially the same as that of NSIG, which was mainly because of the relatively high consulting and intermediary fees of SICC.

3. R&D expenses

(1) Composition of R&D expenses

During the reporting period, the composition of the Company’s R&D expenses is as follows:

In RMB0’000

Item	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Employee benefits	4,809.18	53.34%	2,068.61	45.86%	1,039.83	38.76%
Raw materials and finished products consumed	2,894.58	32.10%	1,773.22	39.31%	1,213.60	45.24%
Depreciation and amortization	396.14	4.39%	252.45	5.60%	149.89	5.59%
Water and electricity	179.23	1.99%	173.00	3.84%	104.39	3.89%
Share-based payments	342.48	3.80%	38.51	0.85%	31.09	1.16%
Others	395.03	4.38%	205.03	4.55%	143.84	5.36%
Total	9,016.64	100.00%	4,510.82	100.00%	2,682.64	100.00%

In each period of the reporting period, the Company’s R&D expenses amounted to RMB26,826,400, RMB45,108,200 and RMB90,166,400 respectively. The Company has always attached great importance to the independent innovation and R&D, maintaining a high-level R&D investment to ensure the continuous upgrading of its products and technologies, meet the demands of the market and customers, and improve its core competitiveness. During the period, its R&D expenses increased significantly, mainly due to its increasing R&D investments in large-size substrate materials and the technical study on various semiconductor substrates in wafer processing according to market conditions and its own R&D arrangements.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

1) Employee benefits

During the reporting period, the employee benefits in the Company’s R&D expenses amounted to RMB10,398,300, RMB20,686,100 and RMB48,091,800, accounting for 38.76%, 45.86% and 53.34% of the R&D expenses, respectively. In 2019, there was a relative delay in certain R&D activities and arrangements of the Company as well as a decrease in human resources due to the impact of the relocation of Beijing Tongmei and Nanjing Jinmei. In 2020, on the one hand, the R&D activities had resumed with the gradual completion of relocation, and on the other hand, as the Company’s 8-inch GaAs and 6-inch InP substrates entered the R&D milestone, the Company increased the R&D investments in the above large-size substrate materials and the technical study on semiconductor substrates in wafer processing, and it followed that the manpower input was increased. In 2021, renumerations for employees further increased, mainly due to the continuous increase in the number of R&D personnel as well as the higher benefits with the rise of labor cost; in addition, certain overseas R&D personnel having higher benefits were newly recruited by the subsidiary AXT-Tongmei in 2021, which was also one of the reasons therefor.

2) Raw materials and finished products consumed

During the reporting period, the amount of raw materials and finished products consumed by the Company was RMB12,136,000, RMB12,136,000, RMB17,732,200 and RMB28,945,800, which was increased year by year. With the increasing R&D personnel input, the overall proportion shows a slight downward trend.

(2) R&D projects

During the reporting period, the Company’s R&D projects corresponding to its R&D expenses are as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In RMB0’000

Project	2021	2020	2019
Study on technology of 6-inch InP crystal	871.58	416.44	184.81
Development of automatic single wafer cleaning technology for InP wafer	637.71	-	-
Development of full-automatic polishing technology for InP wafer	731.46	-	-
Study on growth technology of 8-inch GaAs single crystal	1,398.49	149.57	-
InP Grinding new equipment evaluation and technology optimization	536.87	-	-
Development of polisher manipulator with automatic loading and unloading	320.77	60.77	-
Development of 6-inch germanium wafer and automatic cleaning technology	418.89	-	-
Development of new wafer packaging technology	496.29	-	-
Development of full-automatic waxing technology for InP wafer	375.11	-	-
Cutting process development and optimization for 8-inch GaAs single wafers	289.79	-	-
Cleaning process development for 8-inch GaAs single wafers	208.39	-	-
Preparation of 6N high-purity indium	182.19	209.49	21.80
Polishing process development for 8-inch GaAs single wafers	182.81	-	-
Development of cold-neck PBN crucibles for Al vapor deposition	174.13	258.94	-

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Development of containers for low-texture CVD pyrolytic boron nitride	276.88	342.80	-
Development of pyrolytic graphite coated crucibles	158.37	171.58	-
Development of low-defect pyrolytic boron nitride (PBN) crucibles for the growth of large-size single crystals“	-	-	302.51
Evaluation of full-automatic liquid waxing machines	-	251.44	276.41
Treatment and recycling project for wastewater from grinding processing	-	-	265.71
Development of tungsten molybdenum heater for MOCVD	-	-	200.89
Development of pyrolytic boron nitride (PBN) crucible for low stress metal evaporation	-	-	182.83
Automatic cleaning of germanium wafer	-	-	334.48
Development of new ultra-fine wire cutting technology	-	297.09	227.71
Development of new double-sided polishing technology	-	270.55	216.02
Development of a new technology for reducing surface particles of GaAs wafer	-	273.37	-
Development of InP 4-inch double sided high flatness wafer	-	266.07	-
Development of InP single wafer automatic cleaning technology 20-RDIW-02	-	244.79	-
Development of a new treatment process for crystal machining wastewater	-	242.26	-
Study on wafer surface inspection automation	-	168.14	-
Others	1,756.91	887.52	469.47
Total	9,016.64	4,510.82	2,682.64

(3) Comparison of R&D expenses ratio with comparable companies

During the reporting period, the comparison of R&D expenses ratio between the Issuer and the comparable companies is as follows:

Company name	2021	2020	2019
SICC	14.93%	10.71%	6.97%
NSIG	5.10%	7.23%	5.64%
Average	10.02%	8.97%	6.31%
Issuer	10.52%	7.73%	5.80%

Note: The data of such comparable companies is sourced from their annual reports and Prospectuses.

In 2019 and 2020, it was close to that of NSIG and was slightly lower than the average level of the comparable companies as a whole, having the consistent change trend. In 2021, the Company’s R&D expenditure rate is substantially the same as the average level of comparable companies.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

4. Financial expenses

During the reporting period, the composition of the Company’s financial expenses is as follows:

In RMB0’000

Item	2021	2020	2019
Interest expenses	354.07	256.50	94.52
Including: Finance lease interest expenses	-	64.76	28.63
Lease liabilities interest expenses	76.05	-	-
Long-term payable interest expenses	22.04	-	-
Less: Interest incomes	161.42	46.41	45.29
Exchange gains or losses	281.51	-687.90	127.11
Service charges	57.07	36.01	13.53
Others	-40.04	-24.03	-47.59
Total	491.20	-465.83	142.28

In each period of the reporting period, the Company’s financial expenses amounted to RMB1,422,800, RMB-4,658,300 and RMB4,912,000 respectively. The change in financial expenses was mainly affected by fluctuations in interest expenses and foreign exchange gains and losses.

(V) Analysis of other profit or loss items

1. Taxes and levies

During the reporting period, the Company’s taxes and surcharges amounted to RMB7,345,100, RMB8,416,900 and RMB10,494,000 respectively, mainly including property taxes, urban maintenance and construction taxes, land use taxes and stamp duties. The specific composition is as follows:

In RMB0’000

Item	2021	2020	2019
Property taxes	549.24	382.96	257.51
Urban maintenance and construction taxes	152.20	136.32	176.17
Land use taxes	113.13	93.20	100.24
Stamp duties	86.67	91.63	40.38
Education surcharges	84.77	79.58	94.14
Local education surcharges	56.51	53.05	62.76
Others	6.88	4.94	3.30
Total	1,049.40	841.69	734.51

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Other incomes

During the reporting period, the specific composition of the Company’s other incomes is as follows:

In RMB0’000

Item	2021	2020	2019
Amortization of deferred incomes	302.99	109.38	95.69
Government subsidies related to daily activities	291.63	108.16	231.15
Refund of handling charges for withholding individual and enterprise income taxes	3.04	4.46	-
Total	597.66	222.00	326.84

The government subsidies related to daily activities included by the Company in the recent three years are as follows:

In RMB0’000

Project	2021	2020	2019
Intellectual property right subsidy	47.20	-
Incentive fund from the Social Security Bureau	19.40	-
Incentive fund from the Industry and Information Technology Bureau	10.00	-
Subsidies for high-level and high-skilled talents	10.00	20.00	10.00
Subsidies from the Commercial commission	-	-	193.88
Enterprise R&D subsidies	8.00	39.36	3.24
Government incentives	165.56	8.00	-
Others	31.47	40.80	24.04
Total	291.63	108.16	231.15

3. Investment incomes

During the reporting period, the specific composition of the Company’s investment incomes is as follows:

In RMB0’000

Item	2021	2020	2019
Long-term equity investment incomes accounted for using the equity method	1,008.95	596.37	247.88
Gains from disposal of affiliated enterprises	92.36
Unrealized gains or losses in downstream transactions	75.12	-57.30	5.48
Losses on fair value measurement of bills	-56.03	-38.35	-17.95
Investment incomes from foreign exchange forward contracts	30.82	-29.13	-72.04
Total	1,151.22	471.60	163.37

1-1-349

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

During the reporting period, the Company’s investment incomes amounted to RMB1,633,700, RMB4,716,000 and RMB11,512,200 respectively, mainly including the long-term equity investment incomes generated by the Company’s investment in Dongfang Hi-purity, Xing’an Gallium and Maanshan Gallium.

4. Credit impairment losses and asset impairment losses

“”“”During the reporting period, the details of the Company’s credit impairment losses and asset impairment losses are as follows:

In RMB0’000

Item	2021	2020	2019
Credit impairment losses
Expected credit losses of notes receivable	5.45	1.58	6.40
Expected credit losses of accounts receivable	-194.02	6.12	35.77
Expected credit losses of other receivables	5.81	136.26	-
Asset impairment losses
Losses on decline in value of inventories	-265.85	903.87	-1,390.70
Losses on impairment of fixed assets	-61.12	-45.62	-19.49
Total	-509.73	1,002.21	-1,368.02

During the reporting period, the Company’s credit impairment losses and asset impairment losses were primarily composed of losses on decline in value of inventories, losses on bad debts of accounts receivable and losses on bad debts of other receivables. In 2020, the losses on decline in value of inventories were reversed by RMB9,038,700, mainly due to completion of sales in that period regarding inventories of which the provision for losses on decline in value was made in the prior period.

5. Incomes from disposal of assets

During the reporting period, the Company’s incomes from disposal of assets were all represented by the incomes from fixed asset disposal, with a relatively small amount of RMB311,000, RMB0 and RMB61,800 respectively.

6. Non-operating incomes

During the reporting period, the composition of the Company’s non-operating incomes is as follows:

In RMB0’000

Item	2021	2020	2019
Demolition compensations	-	429.04	1,639.11
Insurance indemnities	100.22	0.87	9.72
Incomes from retirement of fixed assets	-	0.19	1.88
Others	19.59	6.43	7.97
Total	119.81	436.52	1,658.69

1-1-350

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The Company’s non-operating incomes were mainly composed of demolition compensations. The demolition compensations of RMB16,391,100 in 2019 were the compensations obtained by Nanjing Jinmei in the relocation for demolition, and those of RMB4,290,400 in 2020 were generated from the Housing Expropriation Office of Tongzhou District People’s Government of Beijing expropriating the leased plant of Beijing Boyu.

7. Non-operating expenses

During the reporting period, the Company’s non-operating expenses are detailed as follows:

In RMB0’000

Item	2021	2020	2019
Losses from damage and retirement of non-current assets	165.09	128.53	541.23
Public welfare donation expenditures	-	15.00	-
Administrative penalties	9.46	14.10	66.59
Labor litigation	40.68	-	-
Others	38.14	25.62	9.15
Total	253.38	183.25	616.97

During the reporting period, the Company’s non-operating expenses were mainly comprised of the losses from damage and retirement of non-current assets. In 2019, the losses from damage and retirement of non-current assets had a relatively high amount, which mainly arose from the retirement of relevant assets due to the relocation of the production line of Nanjing Jinmei.

For the administrative fines of the Company during the reporting period, refer to “VI. Violations of laws and regulations of the Issuer” in “Section VII Corporate Governance and Independence” hereof.

(VI) Taxes

During the reporting period, the Company’s income tax expenses are as follows:

In RMB0’000

Item	2021	2020	2019
Current income tax expenses	1,302.30	797.21	494.37
Deferred income tax expenses	-373.05	-1,661.57	-199.28
Total	929.26	-864.36	295.08

In 2020, the Company’s income tax expenses were negative, mainly due to the relatively high amount of deductible losses and deductible temporary differences in prior years after the merger of subsidiaries at the end of 2020.

1-1-351

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

XII. Analysis of asset quality

(I) Analysis of overall assets

At the end of each period of the reporting period, the composition of the Issuer’s assets is as follows:

In RMB0’000

Item	December 30, 2021		December 31, 2020		December 31, 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Current assets	91,024.21	46.00%	92,372.45	51.23%	55,802.59	41.76%
Non-current assets	106,874.49	54.00%	87,931.93	48.77%	77,819.01	58.24%
Total assets	197,898.70	100.00%	180,304.38	100.00%	133,621.60	100.00%

At the end of each period of the reporting period, the total assets of the Company amounted to RMB1,336,216,000, RMB1,803,043,800 and RMB1,978,987,000 respectively, showing an overall upward trend. The increase at the end of 2020 was relatively significant, mainly due to the increase in capital and shares of the Company and the introduction of investors.

(II) Analysis of current assets

At the end of each period of the reporting period, the composition of the Company’s current assets is as follows:

In RMB0’000

Item	December 30, 2021		December 31, 2020		December 31, 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Cash and bank balances	17,326.84	19.04%	38,875.56	42.09%	10,737.67	19.24%
Notes receivable	1,479.17	1.63%	2,186.30	2.37%	1,820.67	3.26%
Accounts receivable	21,863.45	24.02%	15,236.60	16.49%	12,979.93	23.26%
Receivables financing	6,188.39	6.80%	2,985.42	3.23%	1,522.26	2.73%
Prepayments	779.51	0.86%	522.72	0.57%	324.72	0.58%
Other receivables	124.14	0.14%	847.90	0.92%	443.11	0.79%
Inventories	38,381.79	42.17%	28,463.99	30.81%	24,569.53	44.03%
Non-current assets due within one year	-	-	-	-	200.00	0.36%
Other current assets	4,880.93	5.36%	3,253.96	3.52%	3,204.71	5.74%
Total current assets	91,024.21	100.00%	92,372.45	100.00%	55,802.59	100.00%

At the end of each period of the reporting period, the Company’s current assets were primarily composed of cash and bank balances, accounts receivable and inventories which in total accounted for 86.53%, 89.39% and 85. 23% of the current assets  respectively.

1-1-352

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

1. Cash and bank balances

At the end of each period of the reporting period, the composition of cash and bank balances is as follows:

In RMB0’000

Item	December 30, 2021	December 31, 2020	December 31, 2019
Cash on hand	1.28	2.95	3.46
Bank deposits	17,325.55	38,846.45	10,734.20
Other monetary funds	-	26.17	-
Total	17,326.84	38,875.56	10,737.67

At the end of each period of the reporting period, the Company’s cash and bank balances amounted to RMB107,376,700, RMB388,755,600 and RMB173,268,400 respectively, showing a fluctuation trend, which were mainly composed of bank deposits. At the end of 2020, the cash and bank balances increased significantly, mainly due to the Company’s receipt of investment funds from external investors corresponding to its capital increase and share expansion at the end of that year. There was a large decline at the end of 2021, which was mainly due to the large increase in inventories and accounts receivable with the growth of business; on the other hand, in the year, the Company invested more in long-term assets such as fixed assets.

2. Notes receivable and receivables financing

At the end of each period of the reporting period, the Company’s notes receivable and receivables financing are detailed as follows:

In RMB0’000

Subject	Item	December 31, 2021	December 31, 2020	December 31, 2019
		-	-	-
Notes receivable (trade acceptance)	Book balance	1,489.15	2,201.73	1,834.52
	Less: Bad-debt provisions	9.98	15.43	13.85
	Book value	1,479.17	2,186.30	1,820.67
Receivables financing	Bank acceptances	6,188.39	2,985.42	1,522.26
Total book value		7,667.56	5,171.72	3,342.93

The Company’s book value of notes receivable (including receivables financing) at the end of each period of the reporting period amounted to RMB33,429,300, RMB51,717,200 and RMB76,675,600 respectively, showing aincreasing increase with the growth of incomes.

On the principle of prudence, the Company divided the acceptors of bank acceptances during the reporting period into state-owned policy-oriented banks, 6 large state-owned commercial banks, and 9 national listed joint-stock commercial banks having high credit rating (“banks with high credit rating”), on the one hand, and other commercial banks and financial companies having general credit rating (“banks with general credit rating”), on the other hand. For bank acceptances accepted by banks with higher credit rating, the Company derecognized the same at the time of discounting or endorsement for transfer. For bank acceptances and commercial acceptances that were undue and accepted by banks with general credit rating, no derocognition was made at the time of discounting or endorsement for transfer.

The acceptors of the Company’s commercial acceptances were enterprises having high payment ability and reputation, with little possibility of non-payment at maturity. There were no notes receivable of the Company that failed to be honored during the reporting period.

1-1-353

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3. Accounts receivable

At the end of each period of the reporting period, the Company’s accounts receivable are as follows:

In RMB0’000

Item	December 30, 2021	December 31, 2020	December 31, 2019
Balance of accounts receivable	22,195.99	15,376.06	13,113.26
Less: Bad-debt provisions	332.55	139.45	133.33
Book value of accounts receivable	21,863.45	15,236.60	12,979.93
Operating incomes	85,734.52	58,317.04	46,222.68
Balance of accounts receivable/operating incomes	25.89%	26.37%	28.37%

(1) Analysis of changes in accounts receivable balance

At the end of each period of the reporting period, the Company’s balance of accounts receivable amounted to RMB131,132,600, RMB153,760,600 and RMB221,959,900 respectively, accounting for 28.37%, 26.37% and 25.89% of the operating incomes, respectively. The Company’s customers have solid financial strength and high credit who are able to make timely payments. With the expansion of business scale and the strengthening of payment collection by the Company, the proportion of the accounts receivable balance in the operating incomes has decreased year by year in the recent three years.

(2) Analysis of classification of accounts receivable balance and bad-debt provisions therefor

At the end of each period of the reporting period, the classification of accounts receivable balance and the bad-debt provisions therefor are as follows:

1-1-354

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In RMB0’000

Category	Book balance		Bad-debt provision	Book value
	Amount	Proportion (%)	Amount	Proportion of provision (%)
December 31, 2021
Provision for bad debts made individually:	188.69	0.85%	188.69	100.00%	-
Provision for bad debts made by group of credit risk characteristics	22,007.30	99.15%	143.85	0.65%	21,863.45
Including: Low-risk customers	1,639.37	7.39%	0.82	0.05%	1,638.55
Medium-risk customers	20,367.93	91.76%	143.04	0.70%	20,224.90
Total	22,195.99	100.00%	332.55	1.50%	21,863.45
December 31, 2020
Provision for bad debts made individually	73.09	0.48%	73.09	100.00%	-
Provision for bad debts made by group of credit risk characteristics	15,302.97	99.52%	66.37	0.43%	15,236.60
Including: Low-risk customers	6,794.59	44.19%	4.02	0.06%	6,790.57
Medium-risk customers	8,508.38	55.34%	62.35	0.73%	8,446.03
Total	15,376.06	100.00%	139.45	0.91%	15,236.60
December 31, 2019
Provision for bad debts made individually	39.22	0.30%	39.22	100.00%	-
Provision for bad debts made by group of credit risk characteristics	13,074.05	99.70%	94.12	0.72%	12,979.93
Including: Low-risk customers	8,120.65	61.93%	5.50	0.07%	8,115.16
Medium-risk customers	4,953.39	37.77%	88.62	1.79%	4,864.77
Total	13,113.26	100.00%	133.33	1.02%	12,979.93

1-1-355

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In the above customers classified corresponding to the provision for bad debts made by group of credit risk characteristics, low-risk customers refer to AXT and institutions subordinated to Customer B. During the reporting period, the Company has made bad-debt provisions for accounts receivable based on the expected credit loss model in accordance with the relevant requirements of the new standards for financial instruments.

(3) Aging distribution of accounts receivable

At the end of each period of the reporting period, the aging distribution of the Company’s accounts receivable is as follows:

In RMB0’000

Item	December 31, 2021		December 31, 2020		December 31, 2019
	Balance	Proportion	Balance	Proportion	Balance	Proportion
Within 1 year	21,826.02	98.33%	15,276.73	99.35%	12,638.46	96.38%
1-2 years	291.19	1.31%	21.34	0.14%	397.69	3.03%
2-3 years	0.80	0.01%	11.97	0.08%	50.15	0.38%
More than 3 years	77.98	0.35%	66.01	0.43%	26.96	0.21%
Total	22,195.99	100.00%	15,376.06	100.00%	13,113.26	100.00%

During the reporting period, the Company’s accounts receivable was collected in a timely manner, with less overdue payment. The balance of accounts receivable within 1 year accounted for 96.38%, 99.35% and 98.33% respectively. The accounts were basically aged within 1 year, having high collection probability and low non-recovery risk overall.

(4) Top five customers of accounts receivable

At the end of each period of the reporting period, the Company’s top five customers of accounts receivable balance are as follows:

1-1-356

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In RMB0’000

Entity	Closing balance	Proportion
December 31 2021
Nanchang Kingsoon	2,224.17	10.02%
Osram	1,979.04	8.92%
Epi Solution Technology Co., Ltd.	1,748.70	7.88%
Customer B	1,639.37	7.39%
Landmark Optoelectronics	1,443.83	6.50%
Total	9,035.10	40.71%
December 31, 2020
AXT	5,376.26	34.97%
Kingsoon	1,841.28	11.98%
Customer B	1,478.52	9.62%
Epi Solution Technology Co., Ltd.	1,008.69	6.56%
Everbright Photonics	661.72	4.30%
Total	10,366.47	67.43%
December 31, 2019
AXT	6,367.90	48.56%
Customer B	1,752.76	13.37%
Kingsoon	1,665.21	12.70%
Epi Solution Technology Co., Ltd.	1,167.45	8.90%
Everbright Photonics	561.16	4.28%
Total	11,514.48	87.81%

Note: The balance of accounts receivable from customers under common control has been consolidated.

1-1-357

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

At the end of each period of the reporting period, the Company’s top five accounts receivable had a total balance of RMB115,144,800, RMB103,664,700 and RMB90,351,000, accounting for 87.81%, 67.43% and 40.71% of its closing balance of accounts receivable in each period of the reporting period, respectively. At the end of each period of the reporting period, the accounts receivable from the top five customers of the Company all had an aging of within one year, with high possibility of being recovered and low possibility of becoming bad debts. The largest customer of accounts receivable at the end of 2019 and at the end of 2020 was AXT, mainly due to the fact that the Company’s sales business overseas was entirely conducted through AXT before March 2021. In March 2021, AXT-Tongmei, undertook the sales business with relevant customers from AXT, and the Company completed the acquisition of AXT-Tongmei in May 2021. The Company made no sales to AXT any more, resulting in AXT no longer remaining one of the top five customers of accounts receivable of the Company at the end 2021.

4. Prepayments

At the end of each period of the reporting period, the Company’s prepayments amounted to RMB3,247,200, RMB5,227,200 and RMB7,795,100 respectively, showing an increasing trend with the development of business. During the reporting period, the Company’s prepayments mainly included the prepayments for purchasing raw materials and electricity.

As of the end of 2021, the top five prepayments of the Company are as follows:

In RMB0’000

Entity	Closing balance	Proportion
State Grid Corporation of China	185.03	23.74%
Aeon Life Insurance Company, Ltd.	108.95	13.98%
Kazuo Ganghua Gas Co., Ltd.	101.02	12.96%
TOKO SHOJI CO.,LTD	38.57	4.95%
Dingxing County Huaao Natural Gas Co., Ltd.	27.50	3.53%
Total	461.07	59.16%

5. Other receivables

1) Analysis of changes in other receivables

At the end of each period of the reporting period, other receivables (excluding interests receivable) of the Company are classified by nature as follows:

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Deposits and margins	243.97	399.18	351.54
Disbursements	-	40.06	69.85
Relocation compensations	-	429.04	-
Others	15.63	120.88	13.62
Total book balance	259.59	989.16	435.01

’At the end of 2020, other receivables increased rapidly compared with the end of 2019, mainly due to the demolition compensation of RMB4,290,400 generated from the Housing Expropriation Office of Tongzhou District People’s Government of Beijing expropriating the leased plant of Beijing Boyu. The disbursements in other receivables were mainly represented by the marine transportation and related insurance expenses advanced by the Company in the export business.

1-1-358

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2) Aging of other receivables

At the end of each period of the reporting period, the aging distribution of the Company’s other receivables (except for interests receivable) is as follows:

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Within 1 year	18.87	655.27	126.02
1-2 years	48.19	27.99	145.14
2-3 years	45.13	143.14	156.90
More than 3 years	147.41	162.75	6.95
Total book balance	259.59	989.16	435.01
Less: Bad-debt provisions	135.45	141.26	5.00
Book value	124.14	847.90	430.01

At the end of each period of the reporting period, the book value of other receivables (except for interests receivable) of the Company had a balance of RMB4,300,100, RMB8,479,000 and RMB1,241,400 respectively, mainly including other receivables within one year. The Company has made corresponding provisions for bad-debt losses in accordance with the bad-debt provision policy for other receivables. At the end of 2021, other receivables for more than 3 years were mainly the investment and construction margins from Tianjin Jingjin Zhongguancun Technology City Development Co., Ltd.

As of the end of 2021, the top five other receivables of the Company are as follows:

In RMB0’000

Entity name	Closing balance	Proportion	Nature	Aging
Tianjin Jingjin Zhongguancun Technology City Development Co., Ltd.	135.45	52.18%	Margins	More than 3 years
Human Resources and Social Security Bureau of Kazuo County	69.63	26.82%	Margins	1-2 years, 2-3 years
State Grid Tianjin Power Bureau	19.20	7.40%	Electricity deposit	2-3 years
Beijing Kaibao Technology Services Co., Ltd.	8.78	3.38%	Margins	1-2 years, over 3 years
Nanjing Social Security Center	7.20	2.77%	Insurance reimbursement	Within 1 year
Total	240.26	92.55%

1-1-359

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

6. Inventories

(1) Analysis of inventory structure and changes

At the end of each period of the reporting period, the Company’s inventory structure and changes are as follows:

In RMB0’000

Period	Item	Book balance	Provision for decline in value	Book value	Proportion of book value
December 31, 2021	Raw materials	6,655.61	355.86	6,299.75	16.41%
	Semi-finished goods	12,052.81	616.29	11,436.52	29.80%
	Work in progress	12,763.01	32.81	12,730.20	33.17%
	Goods on hand	6,621.49	716.70	5,904.80	15.38%
	Goods upon delivery	2,010.52	-	2,010.52	5.24%
	Total	40,103.45	1,721.66	38,381.79	100.00%
December 31, 2020	Raw materials	10,101.50	480.53	9,620.97	33.80%
	Semi-finished goods	8,746.95	607.01	8,139.94	28.60%
	Work in progress	7,435.33	23.21	7,412.12	26.04%
	Goods on hand	3,558.02	345.07	3,212.95	11.29%
	Goods upon delivery	78.00	-	78.00	0.27%
	Total	29,919.80	1,455.81	28,463.99	100.00%
December 31, 2019	Raw materials	4,241.07	605.71	3,635.36	14.80%
	Semi-finished goods	11,093.40	897.72	10,195.69	41.50%
	Work in progress	7,689.58	588.57	7,101.01	28.90%
	Goods on hand	3,905.15	267.68	3,637.47	14.80%
	Goods upon delivery	-	-	-	-
	Total	26,929.21	2,359.68	24,569.53	100.00%

1-1-360

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

At the end of each period of the reporting period, the Company’s book balance of inventories amounted to RMB26,929,292,100, RMB299,198,000 and RMB401,034,500 respectively, increasing year by year, mainly because the Company increased the overall work in progress and raw materials for the sake of orderly production in response to the expansion of its output and scale by years during the reporting period. In order to ensure the timely production and delivery of products, the Company reserved comparatively plentiful unfinished goods and semi-finished goods which, at the end of each period of the reporting period, accounted for a relatively large proportion. The increase in the proportion of raw materials at the end of 2020 was mainly due to the relatively sufficient raw material reserves of the Company with the rapid improvement of market demand and sales scale. At the end of 2021, with the further increase in the downstream market demand, the overall scale of the Company’s inventory has increased significantly, and the balance of semi-finished products, unfihined goodsand inventory goods has also increased significantly. With the completion of the business handover in May 2021, the Company got new customers, such as Osram and other assignment customers, resulting in a significant increase in the goods shipped out.

(2) Analysis of inventory aging

At the end of each period of the reporting period, the Company’s inventory aging distribution is as follows:

In RMB0’000

Aging	December 31, 2021	December 31, 2020	December 31, 2019
Within 1 year	37,614.00	28,048.20	24,401.54
More than 1 years	2,489.45	1,871.60	2,527.67
Total	40,103.45	29,919.80	26,929.21
Proportion of aging of within 1 year	93.79%	93.74%	90.61%

At the end of each period of the reporting period, the Company’s inventories having an age of within 1 year accounted for more than 90% of the inventories.

(3) Analysis of provisions for decline in value of inventories

At the end of each period of the reporting period, the Company’s provision for decline in value of inventories amounted to RMB23,596,800, RMB14,558,100 and RMB17,216,600, accounting for 8.76%, 4.87% and 4.29% of the book balance of inventories, respectively. The Company has evaluated the inventories at the end of the reporting period in light of the market demand, product technical indicators and estimated selling price, and made provisions for decline in value of inventories when the costs of inventories were lower than the net realizable values thereof. At the end of 2020, the provisions for decline in value decreased significantly, mainly due to the sales of certain products for which impairment provisions were made in prior periods.

The comparison of proportion of provisions for decline in value of inventories between the Company and the comparable listed companies in the same industry is as follows:

Company name	December 31, 2021	December 31, 2020	December 31, 2019
SICC	1.48%	0.43%	0.58%
NSIG	7.35%	9.47%	3.96%
Average	4.42%	4.95%	2.27%
Issuer	4.29%	4.87%	8.76%

Note: The data of such comparable companies is sourced from their annual reports and Prospectuses.

At the end of 2019, the proportion of provisions for decline in value of inventories of the Company was higher than the average level of the comparable companies in the same industry, mainly due to the relatively low proportion of such provisions made by SICC. At the end of 2020, the proportion of provisions for decline in value of inventories of the Company was lower than that of NSIG, mainly because the production of epilayers in 300mm wafers was still in the ramp-up stage with continuous product certification, the process and quality needed

1-1-361

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

to be improved, and the production cost was higher than their market price, resulting in a relatively high provision proportion. At the end of 2020 and the end of 2021, the proportion of the Company’s inventory depreciation provision was basically the same as the average level of comparable companies in the same industry.

7. Non-current assets due within one year

At the end of each period of the reporting period, the Company’s non-current assets due within one year amounted to RMB2 million, RMB0 and RMB0 respectively. The non-current assets due within one year at the end of 2019 were generated from the loan of RMB2 million lent by Beijing Boyu to HE Junfang, which would mature on November 30, 2020 and accordingly was reclassified from long-term receivables to non-current assets due within one year. For details, refer to “X.(II).2. Borrowings/loans” in “Section VII Corporate Governance and Independence” hereof.

8. Other current assets

At the end of each period of the reporting period, the composition of other current assets of the Company is as follows:

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Input VAT to be deducted	2,665.71	2,851.92	3,137.84
Prepaid enterprise income taxes	383.06	162.62	7.66
Listing intermediary fees	1,569.91	130.73	-
Prepaid expenses	245.85	108.70	59.21
Others	16.40
Total	4,880.93	3,253.96	3,204.71

At the end of each period of the reporting period, other current assets of the Company amounted to RMB32,047,100, RMB32,539,600 and RMB48,809,300 respectively, mainly including input VAT to be deducted from the projects of construction in progress and the listing intermediary fee.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(III) Analysis of non-current assets

At the end of each period of the reporting period, the composition of the Company’s non-current assets is as follows:

In RMB0’000

Item	December 3, 2021		December 31, 2020		December 31, 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Long-term receivables	-	-	198.29	0.23%	298.29	0.38%
Long-term equity investments	2,822.92	2.64%	3,479.53	3.96%	2,883.16	3.70%
Fixed assets	64,725.38	60.56%	61,460.57	69.90%	30,876.13	39.68%
Construction in progress	21,883.21	20.48%	12,263.80	13.95%	33,260.93	42.74%
Use right assets	1,575.09	1.47%	-	-	-	-
Intangible assets	8,109.80	7.59%	5,940.45	6.76%	5,841.00	7.51%
Long-term prepaid expenses	1,627.09	1.52%	827.40	0.94%	435.48	0.56%
Deferred tax assets	3,564.42	3.34%	3,192.68	3.63%	1,531.11	1.97%
Other non-current assets	2,566.58	2.40%	569.21	0.65%	2,692.91	3.46%
Total non-current assets	106,874.49	100.00%	87,931.93	100.00%	77,819.01	100.00%

The Company’s non-current assets were comprised, primarily, of fixed assets, construction in progress and intangible assets, such three items in the aggregate accounting for 89.92%, 90.61% and 88.63% of the total non-current assets respectively at the end of each period of the reporting period.

1. Long-term receivables

At the end of each period of the reporting period, the Company’s long-term receivables amounted to RMB2,982,900, RMB1,982,900 and RMB0 respectively, mainly including the funds lent by Beijing Tongmei to the related party Maanshan Gallium and those lend by Beijing Boyu to HE Junfang. For details, refer to “X.(II).2. Borrowings/loans” in “Section VII Corporate Governance and Independence” hereof.

2. Long-term equity investments

At the end of each period of the reporting period, the composition of the Company’s long-term equity investments is as follows:

In RMB0’000

Associate	December 31, 2021	December 31, 2020	December 31, 2019
Dongfang Hi-purity	-	1,231.51	1,098.46
Xing’an Gallium	2,822.92	2,248.02	1,784.70
Maanshan Gallium	-	-	-
Total	2,822.92	3,479.53	2,883.16

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Note: Beijing Boyu used to hold 10% equity in Maanshan Gallium (already deregistered in April 2022) without actual contribution thereto.

The transfer of 45.97% of the equity in Dongfang Hi-purity held by Beijing Tongmei was completed in November 2021, Nanjing Jinmei, a subsidiary, holds 25% of the equity in Xing’an Gallium, and Beijing Boyu used hold 10% of the equity in Maanshan Gallium. The above changes in long-term equity investments were mainly caused by the Company’s accounting using the equity method, the changes in profits of Dongfang Hi-purity and Xing’an Gallium and the announcement of dividends, among others.

3. Fixed assets

The Company’s fixed assets mainly included houses and buildings, machinery and equipment, tools and instruments, transportation equipment and office equipment. At the end of each period of the reporting period, the composition of the Company’s fixed assets is as follows:

In RMB0’000

Item	December 31, 2021		December 31, 2020		December 31, 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Houses and buildings	50,170.43	77.51%	48,710.15	79.25%	18,127.20	58.71%
Machinery and equipment	12,581.19	19.44%	10,917.88	17.76%	10,691.90	34.63%
Tools and instruments	1,655.58	2.56%	1,550.98	2.52%	1,733.02	5.61%
Transportation equipment	168.46	0.26%	164.93	0.27%	224.80	0.73%
Office equipment	149.73	0.23%	116.62	0.19%	99.20	0.32%
Total book value	64,725.38	100.00%	61,460.57	100.00%	30,876.13	100.00%

The Company’s fixed assets were comprised, primarily, of production equipment and houses and buildings, of which the production equipment mainly included special production machines such as crystal growth furnace, and the houses and buildings mainly included office buildings, workshops, etc. At the end of 2020, the book value of houses and buildings of the Company increased significantly, mainly due to the conversion of the “single wafer and related semiconductor material production project (section I, phase I)” of Baoding Tongmei, the “GaAs crystal semiconductor material production project” of Chaoyang Tongmei, and other projects to fixed assets in that year.

During the reporting period, the impairment of the Company’s fixed assets amounted to RMB194,900, RMB456,200 and RMB611,200 respectively, mainly covering unusable machinery and equipment.

The comparison of depreciation life of fixed assets between the Company and the comparable companies in the same industry is as follows:

Item	SICC	NSIG	Issuer
Houses and buildings	20-30 years	13-48 years	20 years
Machinery and equipment	3-10 years	3-15 years	5-20 years
Tools and instruments	3 years	3-5 years	3-5 years
Transportation equipment	4 years	5 years	4-5 years
Office equipment	5 years	3-5 years	5 years

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

By comparison, the depreciation life of fixed assets on the part of the Company had no significant difference from that of the comparable listed companies in the same industry.

4. Construction in progress

During the reporting period, the composition of the Company’s construction in progress is as follows:

In RMB0’000

Project	December 31, 2021	December 31, 2020	December 31, 2019
GaAs crystal semiconductor material production project	5,023.19	2,708.21	9,548.78
High-purity semiconductor preliminary material production project	3,018.03	2,565.94	138.80
InP single wafer production project	2,264.51	1,616.98	1,340.67
Single wafer and related semiconductor material production project	996.97	1,126.61	15,166.41
InP crystal growth and wafer processing and production expansion project	781.85	1,828.96	882.95
PBN product project 2	909.11	695.50	1,101.43
GaAs crystal synthesis and growth and wafer processing expansion project	-	232.17	655.07
High-purity arsenic project	5,428.89
Others	3,460.66	1,489.42	4,426.82
Total	21,883.21	12,263.80	33,260.93

At the end of each period of the reporting period, the Company’s book value of construction in progress was RMB332,609,300, RMB122,638,000 and RMB218,832,100 respectively. The construction in progress increased significantly at the end of 2019, mainly due to the increase in investment in the GaAs crystal semiconductor material production project as well as the single wafer and related semiconductor material production project (phase I and phase I), the projects of which were successively transferred to fixed assets in 2020, resulting in a significant decrease in the amount of construction in progress in that period. The increase in the amounts of construction in progress at the end of 2021 was mainly from the investments in the GaAs crystalline semiconductor material production project and the high-purity arsenic project.

During the reporting period, the Company’s construction in progress did not have any provision for depreciation.

5. Use right assets

At the end of each period of the reporting period, the Company’s use right assets amounted to RMB0 and RMB15,750,900 respectively, mainly due to the Company’s recognition of the right to use relevant machinery and equipment during the lease term as use right assets in accordance with the new lease standards from January 1, 2021.

6. Intangible assets

At the end of each period of the reporting period, the composition of the Company’s intangible assets is as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
I. Original costs
Land use rights	7,851.88	6,277.34	6,277.34
Patents	801.26	-	-
Software	480.74	367.95	127.18
Total original costs	9,133.88	6,645.28	6,404.52
II. Accumulated amortization
Land use rights	756.04	613.00	487.42
Patents	133.54	-	-
Software	134.49	91.83	76.10
Total accumulated amortization	1,024.08	704.83	563.52
III. Book value
Land use rights	7,095.84	5,664.33	5,789.92
Patents	667.71	-	-
Software	346.25	276.12	51.08
Total book value	8,109.80	5,940.45	5,841.00

At the end of each period of the reporting period, the Company’s book value of intangible assets was RMB58,410,000, RMB59,404,500 and RMB81,098,000 respectively. The intangible assets were mainly represented by land use rights.

At the end of 2021, the land use rights increased, which was generated from the use of the Company’s newly purchased land in Chaoyang City, Liaoning Province for the development of new production facilities. At the end of 2021, the patents increased by RMB8,012,600, which were the intellectual property right licenses granted by AXT to the Issuer and its controlled subsidiaries. For details, refer to “V.(V).1. Technology Licensing Agreement between the Issuer and AXT” in “Section VI Business and Technology” hereof.

During the reporting period, there were no intangible assets formed by in-house R&D in the Company’s intangible assets.

7. Long-term prepaid expenses

At the end of each period of the reporting period, the Company’s long-term prepaid expenses amounted to RMB4,354,800, RMB8,274,000 and RMB16,270,900 respectively.

In 2021, the Company entered into an agreement with AXT to undertake long-term payment obligations with respect to cross license with external third parties, resulting in an increase in the balance of long-term prepaid expenses at the end of 2021. For details, refer to “V.(V).2. Cross License and Payment Agreement among AXT, ATX-Tongmei, and the Issuer” in “Section VI Business and Technology” hereof.

8. Deferred income tax assets

At the end of each period of the reporting period, the composition of deferred income tax assets of the Company is as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Provisions for impairment of assets	460.53	427.49	417.82
Unrealized profits for inside transactions	195.88	172.07	136.97
Deductible losses	1,695.82	1,263.55	48.27
Government subsidies	462.39	664.28	270.10
Book-tax differences of fixed assets	555.42	621.47	503.51
Expenses provisioned yet not paid	104.24	12.43	137.28
Others	90.14	31.39	17.16
Total	3,564.42	3,192.68	1,531.11

’The deferred income tax assets of the Company were mainly caused by deductible temporary differences arising from deductible losses, government subsidies, book-tax differences of fixed assets and provisions for impairment of assets. At the end of 2020, the deferred income tax assets increased significantly, mainly due to the relatively large amount of deductible losses in the corresponding period in connection with the merger of Baoding Tongmei and other companies by the Issuer at the end of 2020.

9. Other non-current assets

At the end of each period of the reporting period, other non-current assets of the Company are as follows:

In RMB0’000

Item	June 30, 2021	December 31, 2020	December 31, 2019
Prepaid equipment funds	1,065.58	561.78	260.30
Prepaid engineering funds	31.00	7.43	2,432.61
Prepaid land use right purchase price	1,470.00	-	-
Total	2,566.58	569.21	2,692.91

Other non-current assets of the Company were composed of prepayments for equipment and engineering as well as the prepaid land use right purchase price, which, at the end of each period of the reporting period, had a book value of RMB26,929,100, RMB5,692,100 and RMB25,665,800 respectively. Among them, the prepaid engineering funds had a relatively high amount at the end of 2019, mainly due to the relatively large amount of prepayments related to the plant construction projects of Baoding Tongmei and Chaoyang Tongmei. The relatively high amount of equipment funds and prepaid land use right purchase price at the end of 2021 was mainly attributable to the relatively high prepayments for equipment by the Company.

1-1-367

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(IV) Analysis of liabilities

1. Analysis of liabilities composition

At the end of each period of the reporting period, the composition of the Issuer’s liabilities is as follows:

In RMB0’000

Item	December 31, 2021		December 31, 2020	December 31, 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Current liabilities	42,828.41	77.72%	76,258.16	91.74%	35,021.97	88.50%
Non-current liabilities	12,278.43	22.28%	6,864.29	8.26%	4,551.46	11.50%
Total liabilities	55,106.84	100.00%	83,122.46	100.00%	39,573.43	100.00%

At the end of each period of the reporting period, the total liabilities of the Company amounted to RMB395,734,300, RMB831,224,600 and RMB551,068,400 respectively. The comparatively significant increase at the end of 2020 was mainly due to the fact that in December 2020 the Company began to introduce investors who made contributions at the end of 2020, with the industrial and commercial registration and other formalities completed at the beginning of 2021, and relevant items were also transferred from the current liabilities at the end of 2020 to the owners’ equity at the end of 2021, and thus the liabilities at the end of 2021 decreased significantly

2. Analysis of current liabilities

At the end of each period of the reporting period, the composition of the Company’s current liabilities is as follows:

In RMB0’000

Item	December 31, 2021		December 31, 2020		December 31, 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Short-term borrowings	7,782.47	18.17%	6,806.05	8.93%	4,005.03	11.44%
Accounts payable	12,251.26	28.61%	14,464.09	18.97%	10,942.07	31.24%
Receipts in advance	-	-	-	-	91.26	0.26%
Contract liabilities	515.39	1.20%	177.72	0.23%	-	-
Employee benefits payable	3,110.61	7.26%	2,255.41	2.96%	1,817.66	5.19%
Taxes payable	556.03	1.30%	779.18	1.02%	933.65	2.67%
Other payables	18,075.46	42.20%	51,631.71	67.71%	17,111.06	48.86%
Non-current liabilities due within one year	518.01	1.21%	127.07	0.17%	121.24	0.35%
Other current liabilities	19.18	0.04%	16.95	0.02%	-	-
Total current liabilities	42,828.41	100.00%	76,258.16	100.00%	35,021.97	100.00%

At the end of each period of the reporting period, the Company’s current liabilities amounted to RMB350,219,700, RMB762,581,600 and RMB428,284,100 respectively, which consisted, primarily, of short-term borrowings, accounts payable and other payables. At the end of each period of the reporting period, the liabilities of the above three items in the aggregate accounted for 91.54%, 95.61% and 88.98% of the total current liabilities respectively. At the end of 2020, the current liabilities increased significantly, mainly because the Company

1-1-368

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

introduced investors in December 2020, and the contributions were made at the end of 2020, with the industrial and commercial registration and other formalities completed at the beginning of 2021, resulting in a significant increase in other payables at the end of 2020. The above other payables were transferred to the owner’s equity at the end of 2021.

(1) Short-term borrowings

At the end of each period of the reporting period, the Company’s short-term borrowings amounted to RMB40,050,300, RMB68,060,500 and RMB77,824,700, accounting for 11.44%, 8.93% and 18.17% of the current liabilities, respectively. During the reporting period, the Company was in the stage of business expansion and the process of sustainable development, making rational use of financial leverage to provide strong guarantee and support for the continuous improvement of productivity. The Company’s short-term borrowings at the end of each period of the reporting period are detailed as follows:

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Mortgage loans	3,000.00	3,800.00	4,000.00
Guaranteed loans	2,000.00	1,000.00	-
Pledge loans	1,776.00	2,000.00	-
Debt of honor	1,000.00	-
Accrued interest	6.47	6.05	5.03
Total	7,782.47	6,806.05	4,005.03

During the reporting period, there were no outstanding short-term borrowings due and payable by the Company.

(2) Accounts payable

At the end of each period of the reporting period, the accounts payable by the Company had a balance of RMB109,420,700, RMB144,640,900 and RMB122,512,600 respectively, representing the payments for production-related raw materials purchased by the Company.

As of the end of the reporting period, the top five accounts payable balances of the Company are as follows:

In RMB0’000

S/N	Supplier name	Balance of accounts payable	Proportion
1	AXT	3,917.64	31.98%
2	Xing’an Gallium	1,210.56	9.88%
	Pinglu Youying Gallium Co., Ltd.	550.11	4.49%
	Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	539.41	4.40%
3	Beijing Kaide Quartz Co., Ltd.	969.60	7.91%
4	Nanjing Zhemai Metal Trade Co., Ltd.	930.73	7.60%
5	Enshi Zhichun Electronic Materials Co., Ltd.	347.90	2.84%
Total		8,465.95	69.10%

Note: Xing’an Gallium, Pinglu Youying Gallium Co., Ltd. and Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd. are enterprises under common control.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(3) Receipts in advance (contract liabilities)

At the end of each period of the reporting period, the receipts in advance (contract liabilities) of the Company had a balance of RMB912,600, RMB1,777,200 and RMB5,153,900, respectively, which were advances from customers, with a small amount.

(4) Employee benefits payable

The employee benefits payable by the Company, which mainly included short-term benefits and post-employment benefits (defined contribution plans), without payments in arrears, amounted to RMB18,176,600, RMB22,554,100 and RMB31,106,100, accounting for 5.19%, 2.96% and 7.26% of the current liabilities respectively at the end of each period of the reporting period. At the end of 2020, the proportion thereof in the current liabilities decreased, mainly because the investors’ contributions were made at the end of 2020 pending completion of the industrial and commercial formalities, resulting in an increase in other payables.

(5) Taxes payable

At the end of each period of the reporting period, the taxes payable by the Company are as follows:

In RMB0’000

Item	December 31, 2021	December 31, 2020	December 31, 2019
Enterprise income taxes	296.99	545.44	883.08
Property taxes	98.15	83.20	5.79
VAT	94.77	40.02	15.46
Urban maintenance and construction taxes	15.24	13.99	1.04
Education surcharges	8.01	8.39	0.46
Local education surcharges	5.34	5.60	0.31
Stamp duties	9.27	55.68	3.18
Others	28.27	26.87	24.35
Total	556.03	779.18	933.65

At the end of each period of the reporting period, the taxes payable by the Company amounted to RMB9,336,500, RMB7,791,800 and RMB5,560,300, accounting for 2.67%, 1.02% and 1.30% of the current liabilities, respectively.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(6) Other payables

At the end of each period of the reporting period, the composition of other payables of the Company is as follows:

In RMB0’000

Aging	December 31, 2021		December 31, 2020	December 31, 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Engineering and equipment funds	9,968.81	55.15%	15,183.28	29.41%	14,719.04	86.02%
Payables to related parties	3,084.93	17.07%	943.43	1.83%	843.06	4.93%
Dividends payable	2,974.60	16.46%	2,974.60	5.76%	820.00	4.79%
Professional service fee	568.46	3.14%	23.62	0.05%	28.66	0.17%
Agency commissions	225.04	1.25%	139.02	0.27%	157.69	0.92%
Withdrawals in advance	373.88	2.07%	282.70	0.55%	228.98	1.34%
Withholding taxes	139.40	0.77%	239.40	0.46%	-	-
Financing funds	-	-	31,447.38	60.91%	-	-
Others	-740.34	-4.10%	-398.28	-0.77%	-313.63	1.83%
Total	18,075.46	100.00%	51,631.71	100.00%	17,111.06	100.00%

At the end of each period of the reporting period, other payables of the Company had a balance of RMB171,110,600, RMB516,317,100 and RMB180,754,600 respectively. The higher balance of other payables at the end of 2020 was formed mainly because investors were introduced resulting in additional financing funds of RMB314,473,800 which were paid, pending completion of the industrial and commercial change and other formalities, at the end of that year. In addition, other payables were mainly composed of engineering and equipment funds, intercompany funds with AXT and dividends payable.

(7) Non-current liabilities due within one year

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The Company’s non-current liabilities due within one year, which were represented by long-term payables and lease liabilities due within one year, amounted to RMB1,212,400, RMB1,270,700 and RMB5,180,100 respectively at the end of each period of the reporting period.

3. Analysis of non-current liabilities

The Company’s non-current liabilities consisted of lease liabilities, long-term payables, provisions and deferred incomes, the details of which at the end of each period of the reporting period are as follows:

In RMB0’000

Item	December 31, 2021		December 31, 2020		December 31, 2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Leasing liabilities	1,273.16	10.37%	-	-	-	-
Long-term accounts payable	629.40	5.13%	1,184.59	17.26%	1,311.66	28.82%
Provisions	504.14	4.11%	186.08	2.71%	107.69	2.37%
Deferred incomes	9,871.74	80.40%	5,493.63	80.03%	3,132.12	68.82%
Total non-current liabilities	12,278.43	100.00%	6,864.29	100.00%	4,551.46	100.00%

(1) Lease liabilities (long-term payables)

At the end of each period of the reporting period, the Company’s lease liabilities (long-term accounts payable) had a balance of RMB13,116,600, RMB11,845,900 and RMB19,025,600 respectively. Since January 1, 2021, the Company has, according to the new lease standards, reclassified the present value of outstanding payments for financial leases other than short-term leases and low-value asset leases from long-term accounts payable to lease liabilities. At the end of 2021, the Company’s long-term accounts payable referred to patent cross royalties payable. For details, refer to “V.(V).2. Cross License and Payment Agreement among AXT, ATX-Tongmei, and the Issuer” in “Section VI Business and Technology” hereof.

(2) Provisions

At the end of each period of the reporting period, the Company’s provisions amounted to RMB1,076,900, RMB1,860,800 and RMB5,041,400 respectively, mainly being the warranty expenses accrued by the Company according to the incomes from sales of semiconductor substrate materials, the amount of which increased with the increase in sales incomes of semiconductor substrate materials. At the end of 2021, there was a significant increase therein, mainly because the accrued amount increased with the growth of the incomes of AXT-Tongmei having direct dealing with end customers since March 2021, while before that, it was AXT who was responsible for the warranty of overseas customers and the Company made no accruals of warranty expenses for AXT.

(3) Deferred incomes

At the end of each period of the reporting period, the Company’s deferred incomes amounted to RMB31,312,200, RMB54,936,300 and RMB98,717,400, accounting for 68.82%, 80.03% and 80.40% of the non-current liabilities, respectively. As of the end of 2021, the deferred incomes are detailed as follows:

In RMB0’000

Item	Asset-related/income-related	Closing balance
Enclaves subsidies	Asset-related	2,653.49
Project construction subsidies	Asset-related	7,218.25
Total	-	9,871.74

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

XIII. Analysis of liquidity

(I) Analysis of solvency

1. Analysis of solvency indicators

During the reporting period, the Company’s main solvency indicators are as follows:

Main financial indicator	December 31, 2021 / 2021	December 31, 2020 / 2020	December 31, 2019 / 2019
Current ratio (times)	2.13	1.21	1.59
Quick ratio (times)	1.23	0.84	0.89
Asset-liability ratio (consolidated)	27.85%	46.10%	29.62%
Asset-liability ratio (parent company)	16.71%	38.88%	44.24%
EBITDA (RMB0’000)	17,519.52	10,687.67	1,858.71
Interest coverage ratio (times)	30.18	21.13	-25.57

At the end of each period of the reporting period, the Company’s current ratio was 1.59, 1.21 and 2.13, the quick ratio was 0.89, 0.84 and 1.23, and the asset-liability ratio (consolidated) was 29.62%, 46.10% and 27.85%, respectively.

At the end of 2020, the Company’s current ratio and quick ratio were relatively low, and the asset-liability ratio (consolidated) was relatively high, mainly due to the comparatively significant increase in other payables because the Company introduced investors who made contributions at the end of 2020, but the industrial and commercial change formalities had not been completed by that time. With the transfer of the relevant liabilities into the owners’ equity, the above indicators of 2021 have also been further optimized.

During the reporting period, the Company was in good operating condition, having strong sustainable profitability and solvency, and low risks of failure in honouring the liabilities.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Analysis of comparison of solvency with comparable companies in the same industry

At the end of each period of the reporting period, the solvency indicators of the Company and the comparable companies in the same industry are as follows:

Indicator	Entity	December 31, 2021	December 31, 2020	December 31, 2019
Current ratio (times)	SICC	8.01	6.09	0.73
	NSIG	1.89	2.36	0.74
	Average	4.95	4.23	0.74
	Issuer	2.13	1.21	1.59
Quick ratio (times)	SICC	4.37	4.45	0.54
	NSIG	1.24	1.87	0.48
	Average	2.81	3.16	0.51
	Issuer	1.23	0.84	0.89
Asset-liability ratio (consolidated)	SICC	15.12%	13.57%	67.77%
	NSIG	35.45%	34.20%	48.06%
	Average	25.29%	23.89%	57.92%
	Issuer	27.85%	46.10%	29.62%

Note: The data of such comparable companies is sourced from Ifind.

At the end of 2019, the Company’s current ratio, quick ratio and asset-liability ratio were higher than those of the comparable companies in the same industry. At the end of 2020, the relevant indicators were lower than those of the comparable companies in the same industry, mainly because on the one hand, the Company introduced investors with contributions at the end of 2020, but the relevant industrial and commercial change formalities had not been completed by then, resulting in a significant increase in other payables, and on the other hand, SICC introduced external investors with capital investments of RMB1.595 billion in August 2020, which significantly improved its indicators and raised the average level of the comparable companies. At the end of 2021, the Company’s current ratio and quick ratio were relatively close to those of NSIG, while the asset-liability ratio was basically the same as the average level of comparable companies.

(II) Analysis of asset turnover capacity

The main indicators of the Company’s asset turnover capacity during the reporting period are as follows:

Financial indicator	2021	2020	2019
Accounts receivable turnover (frequency)	4.56	4.09	3.28
Inventory turnover (frequency)	1.60	1.52	1.36

During the reporting period, the Company’s accounts receivable turnover showed an overall upward trend with the rise of incomes. The Company’s customers are mainly leading enterprises in the semiconductor industry having good business reputation and strong payment ability, with low risk of non-recovery of accounts receivable. During the reporting period, the Company’s inventory turnover rose generally. With the expansion of incomes and scale, the Company had proper goods reserves, accelerating the inventory turnover as a whole.

1-1-374

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

During the reporting period, the comparison of indicators of accounts receivable turnover and inventory turnover between the Company and the comparable listed companies in the same industry is as follows:

Financial indicator	2021	2020	2019
Accounts receivable turnover
SICC	8.20	11.09	27.40
NSIG	6.37	5.46	6.36
Average	7.29	8.28	16.88
Issuer	4.56	4.09	3.28
Inventory turnover
SICC	1.29	2.43	3.04
NSIG	3.36	3.16	4.11
Average	2.33	2.80	3.58
Issuer	1.60	1.52	1.36

During the reporting period, the Company’s accounts receivable turnover was lower than the average level of the comparable listed companies in the same industry. The reasons lied in, on the one hand, there were differences in customer composition and payment terms made available to customers, and on the other hand, there were also relatively large differences in product composition that the Company had comparatively rich product lines and more diversified customer composition. Meanwhile, the Company’s inventory turnover was lower than the average level of the comparable listed companies in the same industry, mainly due to the Company’s rich product lines and sufficient inventory reserves.

(III) Distribution of dividends during the reporting period

During the reporting period, no dividends distribution was made by the Company.

XIV. Analysis of cash flow

During the reporting period, the basic information of the Company’s cash flow is as follows:

In RMB0’000

Item	2021	2020	2019
Net cash flow from operating activities	-1,953.44	5,525.03	9,767.77
Net cash flow from investing activities	-24,226.50	-9,806.74	-17,684.15
Net cash flow from financing activities	4,758.21	32,552.37	11,791.09
Net increase in cash and cash equivalents	-21,522.56	28,111.73	3,918.36
Balance of cash and cash equivalents at the end of the period	17,326.84	38,849.39	10,737.67

Under the comprehensive influence of operating activities, investing activities, financing activities and other factors, the Issuer had a net increase in cash and cash equivalents of RMB39,183,600, RMB281,117,300 and RMB-215,225,600, and the cash and cash equivalents at the end of the period had a balance of RMB107,376,700, RMB388,493,900 and RMB173,268,400, respectively, during the reporting period.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(I) Analysis of cash flow from operating activities

The cash flow from operating activities of the Issuer during the reporting period is as follows:

In RMB0’000

Item	2021	2020	2019
Cash receipts from the sale of goods and the rendering of services	69,849.60	50,991.64	47,919.12
Receipts of tax refunds	3,922.18	3,166.89	2,751.53
Other cash receipts relating to operating activities	7,244.58	3,258.25	4,567.04
Sub-total of cash inflows from operating activities	81,016.36	57,416.78	55,237.69
Cash payments for goods purchased and services received	41,390.25	25,298.91	17,939.54
Cash payments to and for employees	20,896.79	13,044.36	14,148.36
Payments of various types of taxes	4,338.67	2,646.13	2,554.06
Other cash payments relating to operating activities	16,344.08	10,902.35	10,827.96
Sub-total of cash outflows from operating activities	82,969.80	51,891.75	45,469.92
Net cash flow from operating activities	-1,953.44	5,525.03	9,767.77

During the reporting period, the Company’s cash receipts from the sale of goods and the rendering of services amounted to RMB479,191,200, RMB509,916,400 and RMB698,496,000, accounting for 103.67%, 87.44% and 81.47% of the operating incomes in the corresponding period, respectively. The cash receipts from the sale of goods and the rendering of services were in line with the operating incomes, with high probability to be collected.

The net cash flow from operating activities in 2019 was quite different from the net profits, which was mainly due to the relatively high proportion of the amount received in the year to the incomes and the relatively large amount received; in 2021, there was a significant difference between the net cash flow from operating activities and the net profit, mainly because: 1. with the rapid rise of market demand and the increase of orders, the Company has made more goods reserves; 2. in March 2021, AXT-Tongmei undertook the sales team and R&D team of AXT, and the benefits for foreign employees were relatively high, greatly improving the employee benefits payable; 3. the amount of the operating receivables increased significantly

During the reporting period, the reconciliations and differences between the net cash flow from operating activities and the net profit of the Company are as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In RMB0’000

Item	2021	2020	2019
Net profit	9,403.45	6,027.42	-2,806.35
Add: Provision for impairment of assets	326.97	-858.25	1,410.18
Provision for credit impairment	182.76	143.97	44.31
Depreciation of fixed assets	5,660.31	4,814.97	3,864.78
Depreciation of use right assets	313.25	-	-
Amortization of intangible assets	319.25	141.31	166.82
Amortization of long-term prepaid expenses	539.93	311.83	243.86
Expense of construction in progress	113.79	8.31	-
Losses on disposal of fixed assets, intangible assets and other long-term assets	-6.18	-	-31.10
Losses on retirement of fixed assets	165.09	128.34	539.35
Share-based payments	1,002.98	278.37	230.41
Expenses from the parent company	73.61	383.50	243.54
Increase in deferred incomes	4,378.11	2,361.51	1,754.31
Financial expenses	61.86	-356.21	132.44
Investment incomes	-1,151.22	-471.60	-163.37
Decrease in deferred income tax assets	-371.74	-1,661.57	-205.39
Decrease in inventories	-10,183.65	-2,990.59	874.40
Increase in special reserves	80.80	141.49	233.14
Decrease in operating receivables	-15,508.00	-8,886.99	3,629.53
Increase in operating payables	2,570.06	6,066.52	-363.95
Downstream transactions	75.12	-57.30	5.48
Changes in accounting policies	-	-	-34.61
Net cash flow from operating activities	-1,953.44	5,525.03	9,767.77

During the reporting period, the changes in the difference between the net cash flow from operating activities and the net profit of the Company were mainly affected by inventories, operating receivables and payables as well as depreciation of fixed assets.

(II) Analysis of cash flow from investing activities

The cash flow from investing activities of the Issuer during the reporting period is as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In RMB0’000

Item	January to June 2021	2020	2019
Cash receipts from disposals and recovery of investments	198.29	400.00	1.71
Cash receipts from investment incomes	504.61	32.68	276.35
Net cash receipts from disposal of fixed assets, intangible assets and other long-term assets	55.57	0.30	34.40
Net cash amount received from the disposal of subsidiaries and other business units	1,400.00
Other cash receipts relating to investing activities	30.82	40.06	1.47
Sub-total of cash inflows from investing activities	2,189.29	473.04	313.92
Cash payments to acquire or construct fixed assets, intangible assets and other long-term assets	26,415.79	10,110.59	17,824.56
Cash payments to acquire investments	-	100.00	100.00
Other cash payments relating to investing activities	-	69.19	73.51
Sub-total of cash outflows from investing activities	26,415.79	10,279.78	17,998.07
Net cash flow from investing activities	-24,226.50	-9,806.74	-17,684.15

During the reporting period, the net cash flow from investing activities of the Company was RMB-176,841,500, RMB-98,067,400 and RMB242,265,000 respectively, mainly due to the large amount of cash payments to acquire or construct fixed assets, intangible assets and other long-term assets.

(III) Analysis of cash flow from financing activities

The cash flow from financing activities of the Issuer during the reporting period is as follows:

In RMB0’000

1-1-378

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Item	2021	2020	2019
Cash receipts from capital contributions	3,456.08	273.00	8,938.03
Including: Cash receipts from capital contributions from minority owners of subsidiaries	2,030.00	273.00	-
Cash receipts from borrowings	13,576.00	7 -100.00	4,000.00
Other cash receipts relating to financing activities	938.65	31,447.38	-
Sub-total of cash inflows from financing activities	17,970.73	38,820.38	12,938.03
Cash repayments of borrowings	12,600.00	4 300.00	-
Cash payments for distribution of dividends or profits or settlement of interest expenses	315.64	1,831.51	1,135.82
Including: Payments for distribution of dividends or profits to minority owners of subsidiaries	-	1,468.91	-
Other cash payments relating to financing activities	296.87	136.50	11.12
Sub-total of cash outflows from financing activities	13,212.51	6,268.01	1,146.94
Net cash flow from financing activities	4,758.21	32,552.37	11,791.09

During the reporting period, the cash inflow from financing activities of the Issuer came from the borrowings and the shareholders’ capital contributions, and the cash outflow from financing activities occurred mainly due to the repayments of due borrowings and the settlement of corresponding interest. During the reporting period, the net cash flow from financing activities of the Company amounted to RMB117,910,900, RMB325,523,700 and RMB47,582,100, respectively.

XV. Analysis of capital expenditures

(I) Major capital expenditures during the reporting period

During the reporting period, the Company’s cash payments to acquire or construct fixed assets, intangible assets and other long-term assets amounted to RMB178,245,600, RMB101,105,900 and RMB264,157,900, respectively.

(II) Foreseeable major capital expenditure plans in the future

As of the execution date hereof, the Issuer’s foreseeable major capital expenditures in the future mainly include the expenditures for the underlying investment in this Offering as well as the expenditures for the construction of Chaoyang Xinmei project. For the impact of the underlying investment in this Offering on the Company’s primary business and operating results, refer to the relevant contents in “Section IX Use of Offering Proceeds and Future Development Planning” hereof.

XVI. Significant changes or risk trends in the Issuer’s liquidity that have occurred or may occur, and the Issuer’s specific responsive measures to liquidity risks

The current assets of the Company are mainly composed of cash and bank balances, accounts receivable and inventories. The accounts receivable have a short aging and are highly likely to be collected. The inventory sales are in good order with high marketability. As such, there is no material change or major risk in the Company’s liquidity.

During the reporting period, the Company’s current ratio was 1.59, 1.21 and 2.14, and the quick ratio was 0.89, 0.84 and 1.23, respectively, with good liquidity on the whole. Nevertheless, liquidity risks still exist, in response to which the Company will take the following measures:

1. The financing methods of bank loans will be used in a rational manner, and the financing structure will be optimized, to balance the financing sustainability and flexibility.

2. The management on recovery of payments for goods will be reinforced, and the inventory structure will be optimized according to the Company’s production characteristics to improve the inventory turnover capacity.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

3. The Company, given it is still in a period of rapid growth having relatively tight working capital, plans to go public for equity financing to broaden its own financing channels, further improve its short-term solvency and alleviate liquidity risks.

XVII. Whether there are material adverse changes or risk factors in the Issuer’s ability to continue as a going concern, and the basis for the management’s self-evaluation

The Company is primarily engaged in a prominent business which is in an industry of high market demand and in a positive policy environment conforming to the development direction of national industrial policy. There are no material adverse changes in the Company as to the business pattern, the structure of products or services and the business environment of the corresponding industry. After implementation of the underlying investment in this Offering, the production and marketing scale of the Company will be further expanded and the product supply capacity will be improved; the product structure will be optimized to improve the profitability; and competitive advantages will be ascended to increase the market share.

Based on the industry development and the actual situation of its own operation, factors that may adversely affect the Company’s continuing as a going concern include, among others, technical risk, operation risk and financial risk, as disclosed by the Company in “Section IV Risk Factors” hereof.

To sum up, the management of the Company believes that the Company has the ability to continue as a going concern without material adverse changes or major risks.

XVIII. Subsequent events, contingencies and other significant events

(I) Events after the balance sheet date

“’”“”“”“” There are no major contingencies as of the balance sheet date on the part of the Company.

(II) Contingencies

There are no major contingencies as of the balance sheet date on the part of the Company.

1-1-380

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(III) Other significant events

As of the balance sheet date, the Company has no other significant matters to be disclosed.

XIX. Profit forecast

The Company has not prepared a profit forecast report.

XX. Operating status from the closing date of the audit of the financial report to the signing date of this Prospectus

(I) Overall operating status

The deadline for the audit of the Company’s financial report is December 31, 2021. From the closing date of the audit of the financial report to the signing date of this Prospectus, the Company’s operation is in good condition, and the business model is not subject to any major changes. The purchase scale and purchase price, income scale and sales price of the Company’s main raw materials have not changed significantly. There is no major change in the composition of the Company’s customers and suppliers, and there is no major adverse change in the overall operating environment.

(II) Financial data for the period from January to March 2022

The main financial data of the Company for the period from January to March 2022 are as follows:

Unit: RMB0’000

Item	March 31, 2022	December 31, 2021	Range of change
Total assets	200,899.58	197,898.70	1.52%
Total liabilities	50,516.69	55,106.84	-8.33%
Total owner’s equity	144,961.99	142,791.86	1.52%
Item	January to March 2022	January to March 2021	Range of change
Operating revenues	25,264.44	19,317.13	30.79%
Operating profits	2,053.64	1,771.03	15.96%
Total profits	2,214.99	1,812.74	22.19%
Net profits	2,037.02	1,372.12	48.46%
Net profits attributable to shareholders of Beijing Tongmei	2,037.23	1,393.47	46.20%
Less net profits attributable to shareholders of Beijing Tongmei less non-recurring gains and losses	1,927.42	1,382.75	39.39%

1-1-381

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Note: The data for the period from January to March 2022 and the period from January to March 2021 have not been audited and reviewed. The same below.

From January to March 2022, the main reasons for the year-on-year growth in the Company’s revenues and net profits are: on the one hand, the Company has completed the acquisition of AXT-Tongmei, and directly sells substrate materials to overseas end customers, resulting in an increase in revenues and gross profits; on the other hand, due to the continuously increased downstream market demand, the Company’s substrate material revenues increased significantly compared to that during the same period last year, resulting in more profits of the Company. Wherein, revenues from InP substrates increased by 105% on a year-on-year basis, those from GaAs substrates increased by 34% on a year-on-year basis, and those from germanium substrates increased by 25% on a year-on-year basis.

(III) Performance forecast for the period from January to June 2022

According to preliminary calculation, a forecast of the Company’s main operating performance for the period from January to June 2022 is as follows:

Unit: RMB0’000

Item	January to June 2022	January to June 2021	Range of change
Operating revenues	45,619.10-55,756.68	39,355.94	15.91%-41.67%
Net profits	4,367.51-5,338.07	3,993.78	9.36%-33.66%
Net profits attributable to shareholders of Beijing Tongmei	4,430.71-5,415.31	4,019.10	10.24%-34.74%
Net profits attributable to shareholders of Beijing Tongmei less non-recurring gains and losses	4,297.58-5,252.60	3,898.40	10.24%-34.74%

The above financial data from January to June 2022 are the preliminary forecast of the Company’s financial department and do not constitute the Company’s forecast of profits or commitment to performance.

The Company estimantes the operating income for the period from January to June 2022 to be RMB 456.1910 milltion to RMB 557.5668 million, increasing by 15.91%-41.67% compared with the same period in the previous year; the net profit attributable to owners of Beijing Tongmei estimated to be RMB 4.3071 million to RMB 4.1531 million, increasing by 10.24%-34.74% compared with the same period in the previous year; the net profit attributable to owners of Beijing Tongmei after deducting non-recurring gains and losses estimated to be RMB 2.9758 million to RMB 52.5260 million, increasing by 10.24%-34.74% compared with the same period in the previous year. With the development of downstream industries and the expansion of application areas, the business scale of the Company is expected to expand steadily, and the operating performance for January to June 2022 is estimated to maintain a year-on-year growth trend.

Section IX Use of Offering Proceeds and Future Development Planning

I. Use planning of offering proceeds for this Offering

(I) Total amount and investment orientation of offering proceeds

The Proposal on the Change of Listing Fundraising Projects was reviewed and approved at the fourteenth-session meeting of the first board of boards on May 12, 2022, and was reviewed and approved at the general meeting of shareholders on May 27, 2022. The Company decided to apply for initial public offering of no more than 98,390,000 RMB-denominated ordinary shares (A shares). The funds raised for this initial public offering less offering expenses will be invested in the following projects:

1-1-382

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In RMB0’000

S/N	Project name	Total investment	Amount of offering proceeds to be used	Filing of the fundraising project	EIA of the fundraising project
1	GaAs Semiconductor Material Project	112,053.63	36,688.73	Chao Ka Kai Shen Fa Gai Bei [2021] No.22	Chao Ka Kai Huan Shen Fa [2022] No. 7
2	InP (Wafer) Semiconductor Material Project	18,118.98	18,118.98	Chao Ka Kai Shen Fa Gai Bei [2021] No.24	Chao Ka Kai Huan Shen Fa [2022] No. 8
3	Semiconductor Material R&D Project	44,320.88	44,320.88	Chao Ka Kai Shen Fa Gai Bei [2021] No.20	Chao Ka Kai Huan Shen Fa [2022] No. 5
4	Replenished Working Capital	320.88	320.88	-
In Total		192,053.63	116,688.73

GaAs Semiconductor Material Project is divided into two sub-projects, i.e. GaAs (Crystal) Semiconductor Material Project and GaAs (Wafer) Semiconductor Material Project, in which offering proceeds of RMB 366,887,300 will be invested in the GaAs (Crystal) Semiconductor Material Project, and the self-raised funds will be invested in the GaAs (Wafer) Semiconductor Material Project.

If the amount of funds actually raised (upon deduction of offering expenses) fails to meet the investment threshold of the said projects, then the Company shall raise funds in proportion to the proposed investments therein, and shall solve the funding gap (if any) through self-financing activities. If the amount of funds actually raised (upon deduction of offering expenses) exceeds the investment threshold of the said projects, then the excess amount will be used for the development of the Company’s principal business based on its actual business need and in accordance with the regulations of the CSRC and Shanghai Stock Exchange. Before the offering proceeds are in place, the Company may invest its self-raised funds in the said projects, which funds will be replaced by the funds to be raised when the same is in place.

(II) Impact of the projects in which offering proceeds are invested on peer competition and independence

The projects in which offering proceeds are invested are capacity expansion of the Company's existing products and capacity building of new products, and such funds are raised by Chaoyang Tongmei, a subsidiary wholly owned by the Company. The implementation of the project financed by offering proceeds will not result in peer competition between the Company and its controlling shareholder and other enterprises under its control, nor have any adverse effect on the independence of the Company.

(III) Regulations on the use and administration of offering proceeds

At the 2021 annual general meeting of shareholders, the Company reviewed and approved the Management System for Raised Funds of Beijing Tongmei Crystal Technology Co., Ltd. (Revised in June 2022) (hereinafter referred to as “Management System for Raised Funds”), and has established a special saving system for offering proceeds in accordance with applicable laws and regulations. The offering proceeds that have been put in place will be deposited into the dedicated account determined by the board of directors of the Company for centralized management, so as to ensure special funds be used for special purposes.

The Management System provides for the use and management of offering proceeds as follows:

1. The Company shall use the offering proceeds as per such offering proceeds investment plan as stated in the offering application. Upon occurrence of any circumstance where there is an adverse effect on the normal operation of the offering proceeds use plan, the Company shall promptly make an announcement thereof. In the event of any of the following circumstances in the fundraising project, the Company shall re-demonstrate the feasibility, expected income, etc. of the fundraising project, decide whether to continue implementing of the project, and disclose the progress of the project in the latest periodic report, the cause of any abnormality and the adjusted fundraising project (if any):

(1) Where there are any major changes in the market environment which the fundraising project is in;

1-1-383

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) where the fundraising project has been put on hold for more than one year;

(3) where it is beyond the deadline for the completion of the investment plan of the offering proceeds and the amount of the offering proceeds used for investment has not reached 50% of the amount under the relevant plan;

(4) where there are other abnormalities in the fundraising project.

2. In principle, the funds raised by the Company shall be used for principal business in the scientific and technological innovation area. The Company shall not:

(1) Where the offering proceeds are used for entrusted wealth management (excluding cash management), entrusted loans and other financial investments, security investments, derivative investments and other high-risk investments, and for investments in any company whose principal business is the sale of negotiable securities;

(2) change the use of offering proceeds by way of pledge, entrusted loan or otherwise;

(3) directly or indirectly make the offering proceeds available to its controlling shareholder, de facto controller and other affiliates, so as to provide convenience to such affiliates in using the fundraising project for obtaining improper interests; or

(4) engage in any other conduct in violation of the management rules for offering proceeds.

3. If the Company uses its self-raised funds to invest in any fundraising project, it may, within six (6) months after the offering proceeds are put in place, replace such self-raised funds therewith. The replacement shall be passed by the board of directors of the Company upon deliberation, regarding which the accounting firm needs to issue a verification report, and to which the independent directors, board of supervisors, Sponsor or independent financial advisor shall give explicit consent. The Company shall report the same to Shanghai Stock Exchange and make an announcement thereof within two (2) trading days after the holding of the board meeting.

4. Any offering proceeds of the Company that are temporarily idle can be subject to cash management, and any products it invests in shall meet the conditions of high safety and good liquidity and shall not affect the normal operation of the investment plan of the offering proceeds. The investment products shall not be subject to any pledge, and the special settlement account for the products (if applicable) shall not be used to deposit any non-offering proceeds or for any other purposes. In the event that a special settlement account for the products is opened or cancelled, the Company shall report it to the SSE for filing and make an announcement within 2 trading days.

5. In the event that the Company uses any idle offering proceeds to invest in any products, it shall be reviewed and approved by the board of directors of the Company, and the independent directors, board of supervisors, sponsors or independent financial advisers shall express their clear consent. The Company shall announce the following contents within 2 trading days after the board meeting:

(1) Basic information about the offering proceeds this time, including the time of fundraising, the amount of the offering proceeds, the net amount of the fund raised, the investment plan, etc.;

(2) usage of the offering proceeds;

(3) the quota and term of the investment products of idle offering proceeds, and whether there are any behaviors of changing the usage of the offering proceeds in disguise and any measures to ensure the project will not affect the normal progress of the fundraising project;

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(4) the income distribution method, investment scope and security of the investment products;

(5) Opinions issued by the independent directors, board of supervisors, Sponsor or independent financial advisor.

6. The Company may temporarily use any idle offering proceeds to replenish working capital, provided that:

(1) The Company shall not change the purpose of any offering proceeds in disguise, or affect the normal operation of the offering proceeds investment plan;

(2) Such offering proceeds may be used solely for the production and operation of the principal business, other than directly or indirectly for new share placement or subscription, or for trading stocks and derivatives therefrom or exchangeable corporate bonds;

(3) The period for one-time replenishment of working capital shall not exceed twelve (12) months;

(4) The offering proceeds (if applicable) used for temporary replenishment of working capital that become due have been refunded.

Any use of idle offering proceeds for temporary replenishment of working capital shall be passed upon deliberation by the board of directors of the Company, and shall be explicitly consented by the independent directors, the sponsor and the board of supervisors. Also, the Company shall make an announcement thereof within two (2) trading days after the board meeting.

Before the expiration date of the replenished working capital, the Company shall refund such replenished working capital into a special account for offering proceeds, upon which refund the Company shall report the same to Shanghai Stock Exchange and make an announcement thereof within two (2) trading days.

7. The part of the actual net amount of the Company’s offering proceeds in excess of the planned amount of the offering proceeds (hereinafter referred to as “Over-raised Funds”) can be used to permanently replenish the working capital or repay bank loans; however, the cumulative amount used within every 12 months shall not exceed 30% of the total amount of the Over-raised Funds, and the Company shall undertake not to make any high-risk investments and provide any financial aid to any parties other than its controlled subsidiaries within 12 months after replenishing the working capital.

The provisions in the preceding paragraph shall not apply to any investment funds related to the main business that are jointly invested in by the Company and professional investment institutions or any investment funds such as industrial investment funds in poverty-stricken areas and poverty alleviation public welfare funds operated in a market-oriented manner.

8. In the event that the Over-raised Funds are used to permanently replenish the working capital or repay bank loans, it shall be reviewed and approved by the board of directors and general meeting of the Company, online voting channels shall be available to shareholders, and the independent directors, board of supervisors, Sponsor or independent financial advisor shall express clear consents. The Company shall announce the following contents within 2 trading days after the board meeting:

(1) Basic information about the offering proceeds this time, including the time of fundraising, the amount of the offering proceeds, the net amount of the offering proceeds, and the amount of the Over-raised Funds, etc.;

(2) commitment not to make any high-risk investments or provide any financial aid to other parties within 12 months after replenishing the working capital;

(3) Opinions issued by the independent directors, board of supervisors, Sponsor or independent financial advisor.

9. In the event that the Company uses any Over-raised Fund for any project under construction or any new project (including the acquisition of assets, etc.), the funds shall be invested in its main business, upon a scientifically and prudently conducted feasibility analysis on the investment project, which shall be submitted to the board of directors for review and approval. The board of supervisors, Sponsor or independent financial advisor shall express clear consents, and the information disclosure obligation shall be fulfilled in a timely manner.

In the event that the Company plans to use any Over-raised Fund up to RMB50 million, which has reached over 10% of the total Over-raised Funds, it shall also be submitted to the general meeting for review and approval.

10. Upon the completion of a single fundraising project or all fundraising projects, if the Company listed on the STAR Market intends to use the surplus offering proceedings of the project (including interest incomes) for other purposes, it shall be reviewed and approved by

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

the board of directors, upon the clear consents expressed by the independent directors, board of supervisors, Sponsor or independent financial advisor. The company shall make an announcement 2 trading days after the board meeting.

If the surplus offering proceeds (including interest incomes) are less than RMB10 million, the procedures set forth in the preceding paragraph are not required, provided that the Company shall disclose the use of the relevant offering proceeds in its annual report.

(IV) Investing the offering proceeds primarily in the science and innovation sector

The offering proceeds will be invested in the GaAs Semiconductor Material Project, the InP (Wafer) Semiconductor Material Project, the Semiconductor Material R&D Project, and the Working Capital Replenishment Project. The GaAs Semiconductor Material Project and the InP (Wafer) Semiconductor Material Project are industrialized production projects relating to semiconductor materials with a focus on the science and innovation field; the Semiconductor Material R&D Project and the Working Capital Replenishment Project will be used for the production, R&D and operation of the Company’s semiconductor materials business, and the implementation of such fundraising projects will further strengthen the Company’s core strengths in science and innovation.

II. Relations between the project financed by offering proceeds and the Company’s existing principal business

The offering proceeds will be invested in the GaAsSemiconductor Material Project, the InP (Wafer) Semiconductor Material Project, the Semiconductor Material R&D Project, and the Working Capital Replenishment Project. The GaAs Semiconductor Material Project will enable the Company to achieve the mass production of the newly produced 8-inch GaAs substrates, and expand the production scale of 2 to 6-inch GaAs substrates, which creates conditions for the placement of its large-size GaAs substrates in the Mini LED and Micro LED industries, but will be beneficial for solidifying its share in the global market. The InP (Wafer) Semiconductor Material Project will enable the Company to develop an annual production capacity of 810,000 pieces of 2-inch InP substrates, which helps increase the capacity of the Company’s existing products and consolidate its leading position in the field of InP substrates. The Semiconductor Material R&D Project can expand the Company’s R&D team and increase its R&D resources, thus laying a sound foundation for continuous upgrade and iteration of the Company’s technologies and products to raise its comprehensive competitiveness. The Working Capital Replenishment Project can improve the Company’s insolvency, optimize its asset structure, cement and strengthen its core competitiveness, and promote its long-term, steady and sustainable development.

The smooth implementation of the fundraising project can provide necessary funding for mass production of the Company's new products and capacity expansion of its existing products, and conforms to the development strategy of the Company.

The implementation plan of the project financed by offering proceeds is formulated in accordance with the Company’s development planning requirements, and will help optimize and improve the production capacity of its existing products, further boost product upgrade and technological innovation, and expand the scale of its principal business, so as to enhance the core competitiveness and market share in all respects. The project financed by offering proceeds helps develop and perfect the existing product system, and is compatible with the Company’s R&D, marketing, operating and management capabilities. Through years of growth, the Company has accumulated abundant experience in research and development, and has a professional technical and management team, and also the market conditions, personnel, technological strength and management experience as required by the fundraising projects.

III. Description of particulars of the project financed by offering proceeds

(I) GaAs Semiconductor Material Project

1. Particulars of the project

The total investment in the project is RMB 1,120,536,300, and the amount of offering proceeds to be used is RMB 366,887,300.

The products under the underlying project are mainly 2-inch, 3-inch, 4-inch, 5-inch, 6-inch and 8-inch GaAs substrates, and the underlying project will enable the Company to develop an annual production capacity of 500,000 pieces of 8-inch GaAs substrates and 4,000,000 pieces of 2-inch GaAs substrates. The downstream products designed under the underlying project are mainly: RF devices (e.g. mobile communication (phone) power amplifiers, high-performance transistors and satellite communication devices), LEDs (Mini LEDs and Micro LEDs), lasers (high-power pumps and vertical cavity surface-emitting lasers) and other devices. The Company has accumulated solid technologies, extensive experience and abundant customer resources in its long-term production and sale of GaAs substrates. The GaAs substrates of the Company have sold well on the market, and the future market demand for such substrates is expected to achieve sustainable growth.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Necessity of project implementation

(1) To satisfy increasing market demand and boost the high-quality development of terminal application field

GaAs is an III-V semiconductor material that has a high power density, low energy consumption and high lighting efficiency, withstands high temperature and radiation, and can penetrate through the voltage. The GaAs substrates are mainly applied in downstream devices, including RF devices, laser devices, LEDs, and are involved in such fields as 5G communication, new-generation LEDs (Mini LEDs and Micro LEDs), unmanned driving, artificial intelligence and wearable equipment.

The GaAs substrates of the Company include 1-inch, 2-inch, 3-inch, 4-inch, 5-inch, 6-inch and 8-inch products, and meet the relevant product specifications. The GaAs substrate products of the Company have gained great recognition from customers and the market by virtue of their excellent performance and technological advancement, and maintain its advantageous position in the industry and market competition.

The underlying project focuses on GaAs substrates, and introduces production and processing equipment with advanced performance by building factories and supporting facilities, so as to further achieve the large-scale mass production of 2-inch, 3-inch, 4-inch, 5-inch, 6-inch and 8-inch GaAs substrates. The content of the project is highly related to the existing principal business of the Company, which will boost the development of its advantageous business areas and its steady development foundation, enhance income scale and profitability, deepen the partnership between upstream and downstream enterprises, further enhance the market share of GaAs substrates, and continuously cement and strengthen market competitiveness.

(2) To follow the technological development orientation of GaAs semiconductor material, and create pioneer advantages in the market

The semiconductor industry is obviously driven by technology and application, and the technological breakthroughs of the semiconductor manufacturing and closed beta test enterprises and the rapid growth of the terminal application field have greater demand for the performance of upstream GaAs substrates and other key semiconductor materials. Large size, high geometric accuracy, high resistivity evenness, low surface granularity and other aspects of performance become important technological development goals for GaAs substrate materials. Up to date, 6-inch and smaller GaAs substrates worldwide have achieved large-scale mass production, while 8-inch GaAs substrates have become the market focus. The new production line for downstream 5G RF devices, Mini LEDs, Micro LEDs, vehicle-mounted laser radars and other fields is likely to be redesigned for 8-inch GaAs substrates, and the Company’s 8-inch GaAs substrates have broad market space.

The Company pays high attention to the technological development trend of the industry, focuses on the iteration and upgrade of its own technologies and products, plays a leading role in the R&D and industrial application of 8-inch GaAs substrates, and keeps communicating with existing and potential end customers to promptly understand the changes in market demand. Currently, the Company’s 8-inch GaAs substrates are at the stage of customer certification, and the Company has obtained the certification of some customers, and will achieve the purpose of large-scale sale. The underlying project will enable the Company to develop annual production capacity of 500,000 pieces of 8-inch GaAs substrates, create pioneer advantages, seize market share and have the upper hand in future market competition.

3. Feasibility of project implementation

(1) Great support for industrial policies

In recent years, in order to boost the development of the semiconductor industry and the upstream semiconductor material industry, strengthen the innovation capability and international competitiveness, get rid of the reliance on the import of core technologies and products, build an independent and controllable industrial chain, and further boost the sustainable, rapid and healthy development of national economy, the PRC government and competent authorities have enacted a series of supporting industrial policies.

In June 2014, the State Council printed and issued the Outline of the Program for National Integrated Circuit Industry Development, proposing to accelerate the development of integrated circuit industry, make breakthroughs in terms of key equipment and materials for integrated circuits, strengthen the coordination among integrated circuit manufacturers and equipment and materials suppliers, accelerate the industrialization process and strengthen industrial supporting capabilities.

In November 2018, the NBS issued the Classification of Strategic Emerging Industries (2018), which includes InP substrates, GaAs substrates, Germanium substrates and other compound semiconductor materials into the directory of key products in the strategic emerging industries.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In July 2020, the State Council issued the Circular of the State Council on Issuing Several Policies for Promoting the High-quality Development of the Integrated Circuit Industry and the Software Industry in the New Era, proposing eight policies regarding financial tax, investment and financing, R&D, talent, import & export, intellectual property, market application and international cooperation to formulate supporting policies, further optimize the development environment of the integrated circuit industry and software industry, deepen the industrial and international cooperation, and enhance industrial innovation capability and development quality.

Great support for industrial policies provides solid policy guarantee for the implementation of the underlying project and the sustainable development of the Company.

(2) Broad market prospect of the downstream industry of GaAs substrates

The GaAs substrates are mainly applied in downstream devices, including RF devices, laser devices, LEDs, and are involved in such fields as 5G communication, new-generation LEDs (Mini LEDs and Micro LEDs), unmanned driving, artificial intelligence and wearable equipment. The rapid growth of the downstream industry will drive the continuous release of the market demand for upstream materials.

According to the statistics published by Yole, the global market size of GaAs substrates in 2025 is expected to reach USD 0.348 billion, and the compound growth rate from 2019 to 2025 is expected to be approx. 9.67%, among which the GaAs substrates of RF devices will have the largest market that is expected to reach USD 98 million in 2025, while the market size of GaAs substrates of LED devices is expected to reach USD 96 million in 2025. In the future, the broad market potential of GaAs substrates will benefit from all such favorable factors as the commercialized applications of 5G communication, and accelerated development and application of Mini LED and Micro LED technologies.

(3) The Company has good technological reserve

The Company pays high attention to the forward-looking technological R&D of the compound semiconductor material industry, continuously invests R&D resources to proactively boost the development of new technologies and processes and the improvement of existing techniques, satisfies the constantly changing downstream demands, and develops core technologies step by step so as to play a leading role in the industry in terms of technologies.

The Company took the lead to commercialize the large-scale production of InP, GaAs and other compound semiconductor substrates worldwide by adopting the VGF method, and the technological characteristics are mainly reflected in the low manufacturing cost of single crystal furnaces and the easy and precise control of the axial temperature gradient of the furnace body. The single crystals produced have such performance advantages as low internal stress, good completeness, high mechanical strength and low dislocation and defect densities. The Company plays a leading role in the industry in terms of the application level of the VGF method.

In addition to crystal growth, the production process of GaAs substrate products also involves such processes as crystal cutting, edge chamfering, surface grinding, polishing treatment, cleaning treatment and packaging, with respect to which the Company has mastered all of the industry’s leading core technologies and production processes, e.g. multi-line cutting technology for GaAs substrates, chamfering technology for GaAs substrates, multi-wafer annealing technology, precision grinding technology for GaAs substrates, precision chemical mechanical rough polishing (and fine polishing) technology for GaAs substrates, and super cleaning technology for GaAs substrates, all of which are maturely used in the mass production of products.

The production and processing technologies of project products and the Company's existing products are highly universal and consistent, and its deep technological reserves will provide technical support for the smooth implementation of the project.

4. Project content and investment estimate

The construction period of the underlying project is expected to be three (3) years, and the total project investment is RMB 1,120,536,300, including investment in construction works of RMB 1,049,432,500 and initial working capital of RMB 71,103,800. Details of the project investment are as follows:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

S/N	Project name	Total investment (RMB0’000)	Percentage
1	Construction investment	104,943.25	93.65%
1.1	Engineering costs	94,027.37	83.91%
1.1.1	Construction engineering costs	56,606.57	50.52%
1.1.2	Equipment purchase and installation costs	37,420.80	33.40%
1.2	Other costs relating to engineering construction	5,918.59	5.28%
1.3	Basic reserve fund	4,997.29	4.46%
2	Start-up working capital	7,110.38	6.35%
Total project investment		112,053.63	100.00%

5. Performance of fundraising filing procedures

On November 4, 2021, the “GaAs (Crystal) Semiconductor Material Project” obtained the Certificate of Filing of GaAs (Crystal) Semiconductor Material Project of Chaoyang Tongmei Xtal Technology Limited (Chao Ka Kai Shen Fa Gai Bei [2021] No.22) issued by the Management Committee of Chaoyang Kazuo Economic Development Zone, and the total investment in such project was RMB 366,887,300.

6. Environmental protection

In June 2022, the Company received the “Reply to the ‘Environment Assessment Report of the GaAs (Crystal) Semiconductor Material Project of Chaoyang Tongmei Xtal Technology Limited’” (Chao Ka Kai Huan Shen Fa [2022] No. 7) issued by the Management Committee of Chaoyang Kazuo Economic Development Zone.

7. Relations between the project and the Issuer’s existing principal business and core technologies

2-inch, 3-inch, 4-inch and 6-inch GaAs substrates under the project are the Company’s main products, and the Company has achieved short run production of 8-inch GaAs substrates. The underlying project is highly associated with the Company's existing principal business in the following two aspects:

Based on the analysis of existing principal business, the production processes of the products under the underlying project are the same as those of existing products and consistent with the Company’s existing principal business. Upstream manufacturers are able to provide a stable supply of such products, and the downstream industry is able to offer huge market demand.

Based on the analysis of core technologies, the Company has accumulated deep production technologies and extensive experience through years of production and operation. The products under the underlying project are highly associated with those under the existing principal business in terms of technology.

(II) InP (Wafer) Semiconductor Material Project

1. Particulars of the project

The total investment in the project is RMB 181,189,800, and the amount of offering proceeds to be used is RMB 181,189,800.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The products under the underlying project are mainly 2-inch and 3-inch, and the underlying project will enable the Company to develop an annual production capacity of 810,000 pieces of 2-inch InP substrates. The downstream products designed under the underlying project are mainly: optical modules (optical chips, detectors, transmitters, etc.) and other devices. The Company has accumulated solid technologies, extensive experience and abundant customer resources in its long-term production and sale of InP substrates. The InP substrates of the Company have sold well on the market, and the future market demand for such substrates is expected to achieve sustainable growth.

2. Necessity of project implementation

(1) The Company’s capacity utilization of InP substrates is near saturation, producing a pressing demand for capacity expansion

With the increasing demand for downstream optical chips, optical module extensions and devices and the large-scale construction of 5G base stations around the globe, coupled with the changes in the network structure of 5G base stations, the demand for optical modules has been driven, leading to the rapid business growth of the Company’s InP substrates. The Company’s operating income, capacity and output of InP substrates during the reporting period are as follows:

InP substrates	2021	2020	2019
Operating income (RMB0’000)	28,179.15	12,753.63	10,971.16
Capacity (0’000 pieces)	40.78	30.70	26.70
Output (0’000 pieces)	39.26	28.32	23.32
Capacity utilization	96.27%	92.24%	87.34%

Note: Both capacity and output of InP substrates are calculated based on 2-inch

Combined with the above table, in spite of soaring business growth and capacity expansion of the Company’s InP substrates, capacity utilization is still near saturation, producing a pressing demand for capacity expansion on the production line.

(2) The “Eastern Data and Western Computing” project brings an excess demand for InP substratesFollowing the “South-to-North Water Diversion”, the “West-to-East Electricity Transmission”, and the “West-to-East Gas Transmission” projects, at the beginning of 2022, the National Development and Reform Commission (NDRC) announced to implement the “East-to-West Data Processing” project. As a representative project of China’s “new infrastructure”, the national “Eastern Data and Western Computing” project will plan to foster a new computing network system that integrates data centers, cloud computing, and big data. China will build computing hub nodes in eight areas including the Beijing-Tianjin-Hebei Metropolitan Region, the Yangtze River Delta, the Guangdong-Hong Kong-Macau Greater Bay Area, Chengdu-Chongqing, Inner Mongolia, Guizhou, Gansu, and Ningxia. Ten national data center clusters will also be under way. They are combined to drive a significant demand for the optical communication market.

InP is a key semiconductor material of optical module lasers and receivers featuring high saturated electron drift velocity, strong radiation resistance, good thermal conductivity, high photoelectric conversion efficiency and large bandgap width. Therefore, the construction of data centers and cloud computing centers will lead to considerable incremental demands for InP substrates.

The successful implementation of this project will help the company to greatly increase the market supply of InP substrates. The products of the project will be mainly used in the optical module market, so as to further meet the growing market demand and provide the national "Eastern Data and Western Computing" project with substrate material.

(3) The principal business will be deepened to consolidate the Company’s leadership in the industry

As a global leading supplier of InP substrates, the Company, through years of operation and development, have gained great recognition from customers and the market by virtue of their excellent performance and technological advancement. According to Yole, the Company held the second largest market shares for InP substrates in 2020, only secondary to Sumitomo, with strong industry influence and brand effect.

The InP substrate industry is highly concentrated due to a high barrier for accessing it in terms of single crystal growth technology and equipment input, so leading enterprises enjoy an obvious monopoly effect. By implementing the underlying project, the Company will build

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

a new InP wafer production workshop and supporting auxiliary facilities, and introduce advanced production and processing equipment to achieve the expansion of 2-inch and 3-inch InP substrates, which will be mainly applied to the field of optical communication.

At present, data centers and customers from the 5G communications industry at home mainly use 2-inch and 3-inch InP substrates and their epilayers, while overseas customers are major targets of 4-inch and 6-inch InP substrates, which are primarily used in emerging fields such as wearable devices. With the increasing demand for data centers and the 5G communications industry, the demand for 2-inch and 3-inch InP substrates among domestic customers continues to grow. Implementing the underlying project will enable the Company to grow our principal business and scale up the production and sales of InP substrates, thereby further raising its scale benefit and cost advantage and consolidating our leadership in the industry.

3. Feasibility of project implementation

(1) Abundant customer resources

The compound semiconductor material industry features high technical content and customer verification barrier. Downstream customers generally develop strict standards for quality and performance indicators of material products, establish a supplier verification mechanism, and build long-term stable partnerships with material suppliers passing the product quality system verification to ensure stable and ample supply of products.

Based on our profound technical strength, excellent product performance, mature international sales team, and advantages in cost, management and services, the Company has manufactured products widely recognized in the market and accumulated abundant premium customer resources. We sell InP substrates in countries and regions such as the Chinese Mainland, Taiwan District, Germany, Japan, the United States and the South Korea, with primary customers covering Osram, Customer C, IQE, II-VI, Meta, Qorvo, IPG, Skyworks, Broadcom, Customer A, Customer B, Win Semiconductor, Landmark Optoelectronics, Visual Photonics Epitaxy, San’an Optoelectronics, Everbright Photonics and other specialized epilayer manufacturers, fabs, and chip and device manufacturers. Having passed the strict review and verification of product quality system, product processes and product quality by the above enterprises, the Company ranks top in the world by the market share of InP substrates. Abundant customer resources will provide a market guarantee for the smooth implementation and new capacity digestion of the underlying project.

(2) Strong technical R&D team and a sound talent mechanism

As a talent- and technology-intensive enterprise, the Company boasts of a R&D team with a solid professional foundation, rich experience in technology R&D and application, and profound industry insights. With strong capability of independent innovation, the Company’s core R&D personnel can conform to the technology trends of compound semiconductor materials industry, accurately grasp the changes of downstream needs, and make forward-looking R&D layout, laying a good foundation for the Company’s research and optimization of crystal growth technology and wafer processing technology, as well as the development, verification and industrial application of new products.

The Company has built a sound talent mechanism, established a national post-doctoral research center, promoted industry-university-research cooperation, and strengthened the reserve and training of high-end technical talents. The Company has also developed an incentive mechanism for R&D innovation to reward R&D personnel performing brilliantly in R&D work and forming high-value scientific research achievements or intellectual property rights, so as to fully mobilize their enthusiasm and provide them with broad innovation space.

Our strong technical R&D team and sound talent mechanism have become the core driver to the Company’s development, providing talent guarantee for the smooth implementation of the underlying project and the fulfilment of medium and long-term strategic goals in the future. During the implementation of the underlying project, the Company will keep attracting outstanding technical talents in related fields to expand our R&D team, accelerate the progress, and reserve strength for our sustainable development.

(3) Broad market prospect of the InP downstream industry

Optical module is the core device in optical communication system. Information transmission between devices via photoelectric conversion is an important application market of InP substrates. According to Yole, the global market size of data center optical modules will grow to USD12.1 billion in 2025 at the CAGR of 20% from 2019 to 2025 and that of InP substrates will hit USD202 million in 2026 at the CAGR of 12.42% from 2019 to 2026. In particular, the expected global market size of InP substrates for optical communications will reach USD157 million by 2026 at the CAGR of 13.94% from 2019 to 2026, representing more than 70% of the whole InP substrate market. In the future, as the construction of new infrastructure such as 5G communication base stations and data centers accelerates, the market size of optical module devices will continue to increase, driving the market demand for upstream InP substrates.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In the future, as the construction of new infrastructure such as 5G communications and big data centers accelerates, the market size of optical communications and optical modules will continue to increase, driving market demand for upstream InP substrates. Therefore, the products under the underlying project embraces a broad market space, providing market guarantee for new capacity digestion.

4. Project content and investment estimate

The construction period of the underlying project is expected to be three (3) years, and the total project investment is RMB 181,189,800, including investment in construction works of RMB 130,047,900 and initial working capital of RMB 51,141,900. Details of the project investment are as follows:

S/N	Project name	Total investment (RMB0’000)	Percentage
1	Construction investment	13,004.79	71.77%
1.1	Engineering costs	11,862.52	65.47%
1.1.1	Construction engineering costs	3,995.70	22.05%
1.1.2	Equipment purchase and installation costs	7,866.82	43.42%
1.2	Other costs relating to engineering construction	522.99	2.89%
1.3	Basic reserve fund	619.28	3.42%
2	Start-up working capital	5,114.19	28.23%
Total project investment		18,118.98	100.00%

5. Performance of fundraising filing procedures

The “InP (Wafer) Semiconductor Material Project” has obtained the Certificate of Filing of InP (Wafer) Semiconductor Material Project of Chaoyang Tongmei Xtal Technology Limited (Chao Ka Kai Shen Fa Gai Bei [2021] No.24) issued by the Management Committee of Chaoyang Kazuo Economic Development Zone, and the total investment in such project was RMB 181,189,800.

6. Environmental protection

In June 2022, the Company received the “Reply to the ‘Environment Assessment Report of the InP (Crystal) Semiconductor Material Project of Chaoyang Tongmei Xtal Technology Limited” (Chao Ka Kai Huan Shen Fa [2022] No. 8) issued by the Management Committee of Chaoyang Kazuo Economic Development Zone.

7. Relations between the project and the Issuer’s existing principal business and core technologies

2-inch and 3-inch InP substrates in the underlying project are one of the Company’s main products, and the underlying project is highly associated with the Company’s existing principal business in the following two aspects:

From the perspective of industrial chain, the production processes of the products under the underlying project are the same as those of existing products and consistent with the Company’s existing principal business. Upstream manufacturers are able to provide a stable supply of such products, and the downstream industry is able to offer huge market demand.

From the perspective of technology correlation, the Company has accumulated extensive experience in technology through years of production and operation of InP substrates. Based on such mature technology, the underlying project features a low risk of technology, with uncertainties under effective control.

(III) Semiconductor Material R&D Project

1. Particulars of the project

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The total investment in the project is RMB 175,601,400, and the amount of offering proceeds to be used is RMB 175,601,400.

The underlying project will not directly generate economic benefits, but its implementation will bring huge benefits to the Company’s future development.

Based on the Company’s existing R&D environment, the project will make additional purchases of some high-performance R&D equipment and recruit high-quality R&D talents, which will help the Company improve its technical strength and accelerate R&D innovation and achievement transformation, laying a good foundation for the Company to achieve sustainable development.

The Company will strengthen the forward-looking R&D layout and new product development according to our business layout, development trends of III-V compound semiconductor materials, and changes in demands from end customers. The breakthrough of underlying technology and the development of new products will help the Company continuously strengthen the core technology reserve in areas of our principal business, and build and expand our technology advantage. The Company’s product structure will also be enriched to further satisfy the diversified and customized demands of end customers, take the initiative in the market environment where technology and products are being rolled out, and gain competitive advantage, providing a solid guarantee for the Company’s future profit growth.

During the construction period of the project, the Company plans to make R&D breakthroughs in the following technology directions: R&D for high-quality 8-inch GaAs polished wafer technology, R&D for characterization technology of GaAs and InP semiconductor wafers, R&D for high-quality InP wafers with low surface defects, improvement and upgrade of 6-inch InP crystal growth technology, and R&D for 8-inch GaAs crystal growth technology.

(1) Improvement and upgrade of 8-inch GaAs crystal growth technology

GaAs is a III-V compound semiconductor material after germanium and silicon. As the downstream application of GaAs semiconductor materials steps to expand and deepen, coupled with the increasing level of wafer epitaxy technology, small-size wafers have no longer been able to satisfy the demand for epitaxy technology. In order to vie for high-end markets and cut down costs, semiconductor epitaxy manufacturers are rushing to develop and apply large-size epitaxy technology, making large-size crystal material an important development direction in the future. The R&D content of this technology segment includes:

1)Designing and developing equipment for the growth of large-size and high-mass semiconductor crystals;

2)Carrying out R&D of mechanical automatic charging devices and being equipped with manipulators automatically;

3)Exploring the best growth conditions of large-size crystals to improve the yield of crystals;

4)Conducting R&D of high-quality semiconductor crystals and achieving the average dislocation density below 1000/cm2 and the carrier concentration range within 0.5-4E+18/cm3 for silicon-doped semiconductor GaAs single crystals.

(2) Improvement and upgrade of 6-inch InP crystal growth technology

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Due to the special physical properties of InP material, crystals must grow under extremely special conditions, and there are strict requirements for high temperature and high pressure, so that phosphorus could not overflow from the melt under the condition of high-temperature melting, adding great difficulty to the growth technology. When the crystal size increases, higher requirements are put forward for high-temperature and high-pressure conditions of crystal equipment. It is difficult to simply copy small-size crystal growth technology to large-size technology, so the crystal growth technology needs to be improved and upgraded. The R&D content of this technology segment includes:

1)R&D of devices for the growth of large-size crystals, including large-size autoclaves, high-power heaters, precise temperature control, and manipulator operation;

2)R&D of crystal growth technology, including heating furnace temperature monitoring and procedure setting;

3)Crystal demoulding technology and crystal post-treatment;

4)Precise targeted cutting of large-size crystals.

(3) Improvement and upgrade of high-quality 8-inch GaAs polished wafer technology

GaAs substrate is a hard and brittle compound semiconductor crystal with special chemical and physical properties, so the traditional silicon wafer processing technology could not be used for reference in wafer preparation. In addition, with the increase of wafer size, the difficulty of both crystal growth and wafer processing will increase.

As the downstream application of 8-inch GaAs substrates is constantly promoted, especially considering the broad application prospect in the field of Micro LED, the requirements for core indicators such as flatness, surface cleanliness, evenness (including evenness within and between wafers) of GaAs polished wafers are getting higher and higher. The existing wafer technology is inefficient and worse still, it gets harder to meet the requirements of downstream customers for product performance, so more advanced processing technology of 8-inch GaAs substrates needs to be developed.

The R&D content of this technology segment includes:

1)Development of high-precision 8-inch GaAs wafer cutting technology

Cutting is the first and basic step of wafer processing, which not only determines the material loss, but also has a great impact on the subsequent processing precision. Developing wafer cutting technology can lay a good foundation for subsequent grinding and polishing.

2) Development of high-flatness 8-inch GaAs wafer grinding and polishing technology

Grinding and polishing are a key step in wafer processing, determining the final flatness parameter of the wafer. By participating in the design and development, the project will further improve the grinding and polishing equipment that meets the processing requirements of 8-inch GaAs wafers, and develop the corresponding grinding and polishing process.

3) Development of high-surface-cleanliness 8-inch GaAs wafer cleaning technology

As the last process of wafer processing, cleaning determines the overall performance of the wafer surface. By developing and renovating cleaning equipment and efficient cleaning technology, high cleanliness of wafer products can be achieved.

(4) Improvement and upgrade of technology for high-quality InP wafers with low surface defects

With the extensive application of InP, downstream devices, especially some high-grade, precision and advanced application areas, are more demanding in terms of processing technology and quality requirements of InP substrates. The existing processing technology and wafer quality could no longer meet higher requirements, and problems such as inefficient processing and low product consistency and stability are exposed.

1-1-394

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

By optimizing the processing method, improving the processing technology, developing new technology and introducing new processing equipment and testing equipment, the InP substrate products independently developed by the Company increase the substrate quality and decrease the surface defect level, allowing the Company to maintain leadership in the industry. At the same time, in order to meet the higher requirements for performance indicators of InP substrates such as flatness, surface defects, surface cleanliness, performance evenness, and consistency, the underlying project will research and develop the process technology of high-quality InP substrates with low surface defects.

The R&D content of this technology segment includes:

1)R&D of multi-wire cutting process for InP wafers with high angular accuracy, high flatness and low surface damages.

The wafer cutting process has asignificant impact on the final crystal orientation angle, flatness and surface quality of the wafer, which is the basis of subsequent grinding and polishing. Developing a multi-wire cutting process with high angle accuracy, high flatness and low surface damages can improve the consistency and flatness of the wafer and reduce the loss of crystal materials.

2)R&D of grinding and polishing process of InP wafers with high flatness and low surface defects

The grinding and polishing process has a great impact on the flatness of the wafer and plays a decisive role in its surface defects. InP wafers with high flatness and low surface defects can be obtained through the development and transformation of grinding and polishing equipment and the improvement and R&D of related processes.

3)R&D of high-surface-cleanliness 8-inch InP wafer cleaning technology

The wafer cleaning process has a great impact on the surface cleanliness of the wafer. Reducing particles on the wafer surface by developing the cleaning process and cleaning equipment can improve the cleanliness and consistency of wafer surface.

(5) Improvement and upgrade of haracterization technology of GaAs and InP semiconductor wafers

The characterization measurement technology of semiconductor wafers is the primary basis for judging their quality, which can provide reference and guidance for the improvement of semiconductor quality. Excellent product quality not only depends on advanced technology and equipment, but also needs advanced characterization and detection technology.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

As the application range of GaAs and InP materials expands and the performance of downstream devices continues to improve, the requirements for the quality and technical parameters of substrates are becoming higher and higher, including electrical parameters such as resistivity and mobility of substrate materials, dislocation density and distribution in crystalline materials, trace metal residues on the wafer surface, and nanoscale particle residues on the surface. At present, the existing measurement and characterization technologies of the Company and in the industry can no longer meet the future market demand in terms of both measurement items and accuracy, so more advanced measurement and characterization technologies for semiconductor wafers need to be developed.

The R&D content of this technology segment includes:

1) Development of high-precision electrical performance measurement system

The study focus should be the Hall measurement system with parameters such as high resistance and high mobility.

2) Development of automatic detection technology for crystal dislocation and other defects

A fast and accurate automatic crystal dislocation identification and technical system should be developed.

3) Development of detection technology for trace impurities on wafer surface

The measurement technology of trace metal elements on the surface with high applicability and accuracy should be researched and developed.

4) Development of wafer surface granularity detection technology

The detection and characterization technology for submicron and nanometer particles should be researched and developed to provide a basis for improving wafer cleanliness.

2. Necessity of project implementation

(1) The need to improve the international competitiveness of compound semiconductor materials in China

The semiconductor industry is the foundation of electronic information industry and various high-tech upgrades, which relates to national security and strategic deployment. Semiconductor is an important part of the upstream semiconductor industry chain, playing a key supporting role in the manufacturing of semiconductor products such as integrated circuits and discrete devices.

There are various kinds of semiconductor materials, including substrates, target materials, chemical-mechanical polishing materials, photoresists, and encapsulation materials, in which substrates are at the very core in the field of semiconductor materials. Substrates include single-element semiconductors and compound semiconductors, in which III-V compound semiconductor material is the second most mature semiconductor substrate following silicon.

A substrate with a greater diameter means lower costs for manufacturing individual chips, so compound semiconductor substrates are evolving toward larger sizes. However, large-size III-V compound semiconductor materials require special growth conditions and high technical barriers. Only a few international companies in countries such as Japan and Germany can provide large-size GaAs and InP substrates on a large scale. China is a latecomer to the semiconductor industry with low overall competitiveness. In the field of III-V compound semiconductor materials, the Company only has strong competitiveness in the middle and low-end products, with the performance and market competitiveness of high-end and large-size products to be further improved.

The underlying project will focus on R&D around growth technology and equipment for large-size compound semiconductor crystals, including the improvement and R&D of large-size InP polycrystalline ingot technology, the improvement and R&D of large-size InP semiconductor crystal growth technology, and the R&D of large-size GaAs crystal growth technology. The successful implementation of the underlying project will promote the R&D level and technical level of large-size III-V compound semiconductor substrate materials, and improve the international competitiveness of compound semiconductor materials in China.

(2) The need to build a first-mover advantage in the market since large-size III-V compound semiconductor substrate materials have become the development trend

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Compound semiconductor substrate materials mainly include III-V compound semiconductor materials represented by gallium arsenide (GaAs) and indium phosphide (InP) and wide bandgap compound semiconductor materials represented by gallium nitride (GaN) and silicon carbide (SiC). Thanks to the features of high electron mobility and favorable photoelectric performance, III-V compound semiconductor materials have a broad prospect of applications in 5G communications, data centers, fiber optic communications, new generation display, artificial intelligence, unmanned driving, wearable device, and aerospace.

The gradually maturing new generation display technologies such as Mini LED and Micro LED, coupled with the development of emerging

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

technologies like cloud computing, AI and optical communications, the demand for III-V compound semiconductor substrates will increase substantially. According to Yole, the global sales of GaAs substrates converted into 2-inch were about 20 million pieces in 2019, and are expected to reach over 35 million pieces by 2025; the global sales of InP substrates converted into 2-inch were about 499,000 pieces in 2019, and are expected to reach 1.2819 million pieces by 2026. At present, GaAs substrates are mostly 4 to 6 inches in diameter in the market, while InP substrates are mostly 2 to 4 inches in diameter. A substrate with a greater diameter means lower costs for manufacturing individual chips, so downstream chip and device enterprises have an urgent demand for large-size III-V compound semiconductor substrate materials.

The Company keeps communicating with downstream end customers, pays high attention to the technological development trend of the industry and market needs, focuses on the iteration and upgrade of our technologies and products, and plays a leading role in the R&D and industrial application of large-size compound substrates. The Company has mastered the key technologies for the production of large-size III-V compound semiconductor materials. The underlying project will continue to research and improve the growth technology and equipment for large-size semiconductor crystals and help the large-scale production of large-size GaAs substrates and InP substrates with independent intellectual property rights, building a first-mover advantage to take the initiative in the future market competition.

(3) The need to improve the performance and characterization measurement technology of compound semiconductor wafers

The performance of III-V compound semiconductor wafers is closely associated with the performance of downstream chips and devices. Core performance indicators such as dislocation density, resistivity evenness, flatness and surface granularity of wafers will directly affect the yield and cost of devices, and thus their industrialization process in downstream applications. At the same time, with the breakthrough of semiconductor manufacturing, packaging and testing technology and the rapid development of terminal applications, higher requirements are put forward for the key performance of upstream III-V compound semiconductor wafers. High geometric accuracy, high resistivity evenness, low surface granularity, high surface cleanliness, high consistency and other aspects of performance become technological development goals for III-V compound semiconductor wafers.

In addition, the characterization and measurement technology of semiconductor wafers is the primary basis for judging their quality, which can chart the course for the improvement of semiconductor quality. However, as the application scope of GaAs and InP materials is promoted and the performance of downstream devices continues to improve, the market demands higher and higher quality of both kinds of wafers. The existing characterization measurement technology of the Company and the industry can no longer meet the future industry needs. The market has an urgent need to develop more advanced characterization measurement technologies for semiconductor wafers.

The implementation of the underlying project will increase R&D investment in wafer cutting, wafer grinding, wafer polishing, wafer cleaning and other processing technologies, so as to reduce wafer surface defects and improve wafer quality. At the same time, the underlying project will develop characterization measurement technologies such as automatic detection technology for crystal dislocation and other defects, and detection technology for trace impurities and particle size on semiconductor wafer surface, so as to meet the higher requirements of the industry for wafer measurement items and accuracy. The Company will also introduce new processing and testing equipment to ensure our leadership in the industry by technology and equipment.

3. Feasibility of project implementation

(1) Policy support for scientific and technological innovation provides a sound macro environment for the underlying project

In 2021, the State Council released the Outline of the 14th Five-Year Plan for National Economic and Social Development and Long-Range Objectives for 2035, proposing that China’s R&D spending will increase by more than 7% annually, and is expected to account for a higher percentage of GDP than that during the 13th Five-Year Plan period. In “Part II Innovation-Driven Development to Build New Strengths”, it proposes that market-oriented mechanisms for technological innovation will be in place to boost the role of enterprises in innovation, encourage the flow of resources to enterprises, and enable enterprises to play a major role in innovation with the support of universities, research institutes, and end-users.

The policy support for enterprises to build technology R&D centers provides a good macro environment for the smooth implementation of the underlying project.

(2) The Company’s accumulated profound technologies provide technical guarantee for the smooth implementation of the underlying project

Insisting on development driven by independent innovation since its establishment, the Company focuses on the research, development, and innovation of new products, new technologies, and new processes, and has accumulated profound technologies after years of continuous research,

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

development, and process improvement. As of June 30, 2022, the Company owns a total of 61 patents for invention. Besides intellectual property rights filed within and outside Chinese Mainland, the Company keeps a number of formula and process know-how in strict confidentiality with respect to various types of core technologies to protect such technology secrets from being disclosed by patents.

The Company has acquired core technologies such as gallium arsenide poly-crystal synthesis, semi-insulating gallium arsenide single crystal vertical gradient freeze growth and carbon doping control, semi-conducting gallium arsenide single crystal vertical gradient freeze growth and uniform doping control, high quality germanium single crystal vertical gradient freeze growth and doping control, high quality indium phosphide single crystal vertical gradient freeze growth and doping control, longitudinal temperature gradient partial crystallization, and pyrolytic boron nitride chemical vapor deposition technology. A complete and independent system of core technologies related to III-V compound semiconductor materials has also been formed to provide profound technical guarantee for the smooth implementation of the underlying project.

(3) The Company’s professional technology and management teams provide talent guarantee for the smooth implementation of the underlying project

The semiconductor materials industry in which we operate is a highly technology intensive industry and requires a large number of professionals, in particular, R&D personnel and outstanding management personnel.

Having engaged in the business of III-V compound semiconductor materials for over 35 years, the core team of the Company has built in-depth technology and process accumulation. Dr. MORRIS SHEN-SHIH YOUNG, Chairman of the Company, is one of the founders industrializing the VGF technology. Under the leadership of Dr. MORRIS SHEN-SHIH YOUNG, the Company has educated and built a technology team featuring comprehensive academic backgrounds and rich industry experiences, providing talent guarantee for the Company to continuously make innovation and keep technology advancement.

4. Project content and investment estimate

The construction period of the underlying project is expected to be three (3) years, and the total project investment is RMB 175,601,400, including investment in construction works of RMB 62,143,000 and initial Research and development expenses of RMB 113,456,100.

S/N	Project name	Total investment (RMB0’000)	Percentage
1	Construction investment	6,214.53	35.39%
1.1	Engineering costs	5,907.10	33.64%
1.1.1	Equipment purchase and installation costs	5,907.10	33.64%
1.2	Other costs relating to engineering construction	11.50	0.07%
1.3	Basic reserve fund	295.93	1.69%
2	Research and development expenses	11,345.61	64.61%
2.1	Compensation for R&D personnel	3,233.21	18.41%
2.2	Other research and development expenses	8,112.40	46.20%
Total project investment		17,560.14	100.00%

5. Performance of fundraising filing procedures

On May 10, 2022, the “Semiconductor Material R&D Project” obtained the Certificate of Filing of GaAs (Crystal) Semiconductor Material Project of Chaoyang Tongmei Xtal Technology Limited (Chao Ka Kai Shen Fa Gai Bei No.22) issued by the Management Committee of Chaoyang Kazuo Economic Development Zone, and the total investment in such project was RMB 175,601,400.

6. Environmental protection

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In June 2022, the Company received the “Reply to the ‘Environment Assessment Report of the Semiconductor Material Project of Chaoyang Tongmei Xtal Technology Limited’” (Chao Ka Kai Huan Shen Fa [2022] No. 5) issued by the Management Committee of Chaoyang Kazuo Economic Development Zone.

7. Relations between the project and the Issuer’s existing principal business and core technologies

The Company’s main products include InP substrates, GaAs substrates, germanium substrates, PBN materials and other high-purity materials. Through years of technical research and development, the Company has mastered core technologies in the foregoing product fields, and continued to innovate in the continuous enhancement of product performance, improvement of process yield, reduction of product costs and other aspects. On this basis, the fundraising project will make technological breakthroughs and carry out R&D around R&D for high-quality 8-inch GaAs polished wafer technology, R&D for characterization technology of GaAs and InP semiconductor wafers, R&D for high-quality InP wafers with

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

low surface defects, improvement and upgrade of 6-inch InP crystal growth technology, and R&D for 8-inch GaAs crystal growth technology to consolidate our market position and enhance our profitability.

(IV) Working Capital Replenishment Project

In order to ensure that the Company will maintain a healthy and sustainable development after the future offering and listing, the Company has carried out calculations based on the turnover of current working capital and the needs of future development strategies, and proposes to use the amount of RMB 443,208,800 raised for this Offering to replenish working capital.

As the Company's production capacity and revenue continue to increase, the Company will further increase the expenditures for the procurement of raw materials and employee compensation, thus it is urgent to raise more funds to meet liquidity needs. The working capital that has been put in place will provide sufficient liquidity for the construction of the Company's project, which protects the Company from any cash flow shortage due to the increase in capital expenditures, and meets its long-term development needs. Meanwhile, any increase in working capital is conducive to improving the Company's ability to resist risks, avoiding any material adverse effect on its ability to continue operations due to fluctuations in the prices of raw materials or finished products and changes of exchange rate, and ensuring the stability of its principal business. In addition, in order to adapt to the trend of rapid technological development in the industry and the need for continuous upgrade of product performance, the Company will continuously carry out technological transformation of production lines and the R&D of new products, which requires the Company to have strong financial strength. The use of offering proceeds helps the Company to optimize its capital structure, strengthen its ability to resist risks, offer financial support for its continuous business development, and provide a strong guarantee for the implementation of its strategies for future development.

IV. Business development goals of the Company

(I) Development strategy planning

The Company’s development goal is to become a global leader in the field of compound semiconductor substrate materials. To achieve such goal, the Company has formulated a clear development strategy. The first step is to expand the production capacity of existing products. As the existing market continues to grow, the Company's production capacity is lower than that of its main competitors, which puts the Company in a disadvantageous competitive position. The Company urgently needs to expand its supply capacity. The second step is to accelerate the capacity building and market expansion of large-size substrate products. As downstream applications (such as 5G communications and new-generation LEDs) usher in a new cycle of investment, new production lines for downstream customers are likely to be redesigned for larger-size substrate products, thus the Company needs to develop a large-scale supply capacity for large-size substrate products as soon as possible, so as to seize market opportunities in the new round of industry life cycle. The third step is to pay close attention to the frontiers of global technology and continue to broaden the application scenarios of III-V compound semiconductors. The Company pays close attention to new technologies, devices, and application scenarios in the academic and industrial circles, proactively assists downstream customers to facilitate the R&D process, and introduces in advance the Company's substrate products into new application scenarios.

(II) Measures already taken for achieving strategic goals and implementation effects

During the reporting period, the Company has completed the acquisitions of Chaoyang Tongmei, Baoding Tongmei, Beijing Boyu, Nanjing Jinmei, Chaoyang Jinmei, and AXT-Tongmei, and realized the integration of AXT's compound semiconductor business, solved the problem of horizontal competition, and regulated and reduced related transactions, all creating conditions for listing on the Shanghai Stock Exchange.

The Company has carried out technological R&D activities and process exploration for many years, and has mastered the production technology of 8-inch GaAs substrate and 6-inch InP substrate. The Company's 8-inch GaAs substrate products have successively obtained the certification from mainstream international semiconductor customers. The Company will implement the capacity expansion of large-scale GaAs and and InP compound semiconductor projects through the offering proceeds to achieve growth in its performance.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(III) Measures to be taken in the future

1. Expansion of new technologies, devices and application scenarios

While the Company's semiconductor substrate products are actively introduced into such application fields as 5G communications, data centers and new-generation LEDs, the Company will continue to maintain good communication with downstream customers, and will always grasp the information about cutting-edge technologies. The Company pays close attention to future commercialization and promotion of such products as global 6G communication RF devices, medical wearable devices, L4-L5 autonomous driving car radars, and AR and VR visualized transparent glasses. The Company will lay out the corresponding semiconductor substrate products in advance before the commercialization of such new technologies, devices and application scenarios.

2. Diversified financing measures

The smooth implementation of the Company's business development plan is inseparable from adequate funding. In the future, the Company will avail itself of capital markets, financial institutions, professional investment institutions and other financing channels to raise funds for its business development in multiple dimensions. After the Company’s overall consideration of its own strength, development needs, capital cost, capital structure and other factors, it will raise funds through such diversified methods as public issuance of stocks, non-public issuance of stocks, issuance of convertible corporate bonds, bank loans, bond issuance, and joint ventures, so as to satisfy the demand for its rapid growth.

3. Human resources plan

The Company has always attached importance to personnel training and talent introduction. The Company will continue to cultivate talents independently according to actual needs and future development plans, and absorb global high-end talents and optimize the talent structure. The Company will strengthen employee training, continue to improve employee training plans, and establish an effective talent growth mechanism through internal and external trainings, subject study and other methods, so as to improve the business capabilities and overall quality of employees and satisfy its demand for sustainable development. Meanwhile, the Company will again implement equity or option incentives for key talents based on the actual situation, and combine company interests, personal interests and shareholder interests, so as to effectively attract and motivate talents.

4. Extensional development plan

According to the overall development strategy and target planning, the Company will focus on the semiconductor material business, and take the opportunity to acquire or invest in corporate equity or assets of strategic significance to the Company worldwide, in order to broaden its business scope, expand the target market, improve the market share of its existing products or reduce its production costs, boost its rapid expansion and maintain its sustained and healthy development.

According to the development trend of the global semiconductor industry, and based on the actual situation of the Company's business, the Company has formulated the said strategic plan. After years of development, the Company has a strong competitive position in the industry and good multi-party cooperation channels, which lays the foundation for achieving the above goals. The achievement of such business development goals is conducive to consolidating and enhancing the Company’s competitive advantages and achieving a steady increase in its profitability.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section X Investor Protection

I. Main arrangement for the Issuer’s investor relations

To protect the legitimate rights and interests of investors, regulate the Company’s information disclosure activities and management of investor relations, and safeguard the legitimate rights and interests of the Company’s shareholders, creditors and other stakeholders, the Company has formulated the “Administrative Rules on Information Disclosure”, “Administrative Regulations on Investor Relations” and other relevant corporate governance documents in accordance with laws and regulations of China, established and gradually improved an information disclosure and investor relations management system that meets requirements for listing, so as to ensure timely and fair disclosure of information as well as the authenticity, accuracy and completeness of the information disclosed, protect the investors’ right to know, right to make decisions and to participate, and effectively protect the legitimate rights and interests of the investors.

(I) Information disclosure system and process

The Administrative Rules on Information Disclosure (as Revised in June 2022) (hereinafter referred to as the “Administrative Rules on Information Disclosure”) were reviewed and adopted at the 16th meeting, which clearly stipulate the basic principles and requirements of information disclosure, regular reports, contents to be disclosed, management of information disclosure matters, basic procedures, confidentiality measures, data management and other related matters of the Company. As prescribed by the “Administrative Rules on Information Disclosure”, the Company and relevant information disclosure obligators should disclose all matters that may have significant impact on the Company’s stock trading price or investment decisions. The Company and relevant information disclosure obligors shall disclose information in a timely and fair manner, to ensure the authenticity, accuracy and completeness of the information disclosed. The “Administrative Rules on Information Disclosure” specifies that the information disclosure management department of the Company shall be the office of the Company’s Board of Directors, which is under the unified leadership and management of the Board of Directors. The Administrative Rules also has corresponding rules on the general procedures for the collection, reporting, review and disclosure of regular reports and temporary announcements. Without the written authorization of the Company’s Board of Directors, no directors, supervisors, executives, core technicians or other personnel of the Company shall release or disclose on behalf of the Company or the Board of Directors in any form any information that the Company has not disclosed to shareholders or media.

(II) The establishment of communication channels for investors

The Administrative Regulations on Investor Relations (as Revised in June 2022) (hereinafter referred to as the “Administrative Regulations on Investor Relations”) were reviewed and adopted at the 16th meeting., which clearly stipulate the purpose, principles, objects and contents of investor relations management, the management department in charge of investor relations and its responsibilities as well as investor relations activities. The Chairman of the Company is the first responsible person for investor relations management, and the Board Secretary of the Company is the person in charge of specific investor relations management affairs of the Company. The Board Office of the Company and other relevant functional departments are the specific departments for investor relations management, responsible for organizing and coordinating the daily affairs of the Company’s investor relations management. As prescribed by the “Administrative Rules on Investor Relations”, the Company can communicate with investors through multiple channels at multiple levels. The communication means should be as convenient and effective as possible, to facilitate the participation by investors. The forms of activities include without limitation the following: Announcements, including regular and interim reports; general meetings; website and e-mail box of the Company; analysts’ meetings, performance briefings and roadshows; one-to-one communications; field visits and discussions; telephone consultations, etc. In the event that any major matter of the Company is highly concerned or questioned by the market, in addition to performing the information disclosure obligation in a timely manner in accordance with the listing rules, a briefing shall also be held on site, online or by other means, to introduce the situation, explain the reason and answer relevant questions. The Chairman, General Manager, Board Secretary, Financial Head and other responsible persons of the Company shall attend the briefing.

(III) Plan for investor relations management in the future

To strengthen information communication between the Company and the investors, and ensure better services for investors, the Company

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

will observe the “Company Law”, “Securities Law”, “Administrative Measures for Information Disclosure of Listed Companies”, “Guidelines for the Administrative Work on Relations between Listed Companies and Investors”, “Listing Rules of the Science and Technology Innovation Board, Shanghai Stock Exchange” and other laws and regulations as well as the “Articles of Association (Draft)” and “Administrative Rules on Investor Relations” that will be applicable after the listing, to effectively carry out the construction, management and maintenance of investor relations, build a platform between the investors and the Company for smooth communication, and ensure the investors can obtain public information of the Company in a fair and timely manner. The Company will establish a two-way communication channel and an effective mechanism between the Company and the investors through information disclosure and exchange, promote benign relations between the Company and the investors, earnestly safeguard the interests of all shareholders, especially small and medium shareholders, and strive to maximize the value of the Company and the interests of shareholders.

II. Dividend distribution policy of the Issuer

(I) Dividend distribution policy after this Offering

In accordance with the “Articles of Association (Draft)” reviewed and adopted at the extraordinary general meeting of the Company in 2021and the “Dividend Return Plan for the Next Three Years After Listing” reviewed and adopted at the 2nd extraordinary general meeting of the Company in 2021, the dividend distribution policy of the Company after this Offering is as follows:

1. Principle for the formulation of the dividend return plan

The dividend return plan of the Company is based on the actual situation of the Company, as well as information obtained through multiple channels and the full consideration of opinions of shareholders (especially small and medium shareholders), independent directors and supervisors, and a continuous and stable profits distribution policy will be implemented.

2. Form of profits distribution

The Company’s dividends are mainly distributed in the following three forms: cash, shares, and the combination of cash and shares. The Company will give priority to the distribution in cash. Based its cash flow status, business growth, net asset size per share and other reasonable factors, the Company can distribute dividends by shares or by the combination of cash and shares.

3. Interval of profits distribution

The Company usually pay dividends annually, and the Board of Directors can also propose mid-term cash dividends based on the Company’s need for capital.

4. Conditions and proportions of cash dividends

When the Company makes profits in the current year, after withdrawing the statutory reserve fund and surplus reserve fund according to law, in the absence of major investment plans or major cash expenditures, the annual cash dividends shall be no less than 10% of the distributable profits made in the current year.

A major investment plans or major cash expenditure refers to the Company’s planned external investment, assets acquisition, fixed assets investment or R&D expenditure in the next twelve months that reaches or exceeds 5% of the Company’s audited net assets in the last period, excluding investment projects with offering proceeds.

The Board of Directors of the Company shall comprehensively consider the characteristics of the Company’s industry, development stage, its own business model, profitability, whether there are any major capital expenditure arrangements and other factors, distinguish the following situations, and propose differentiated cash dividend policies in accordance with the procedures prescribed by the articles of association of the Company:

(1) If the Company is at the mature stage of its development and there is no major capital expenditure arrangement, in the profits distribution, the proportion of cash dividends shall be at least 80%;

(2) if the Company is at the mature stage of its development and there are major capital expenditure arrangements, in the profits distribution, the proportion of cash dividends shall be at least 40%;

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(3) if the Company is at the growth stage of its development and there are major capital expenditure arrangements, in the profits distribution, the proportion of cash dividends shall be at least 20%.

If it is not easy to determine the development stage of the Company while there are major capital expenditure arrangements, it may be executed

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

by reference to the preceding paragraph. If the Company is at the growth stage of its development and there are no major capital expenditure arrangements, in the profits distribution, the proportion of cash dividends shall be at least 20%. With the continuous development of the Company, if the Board of Directors of the Company considers the Company is at the mature stage of its development, the Board of Directors shall submit the procedures adjusted according to the profits distribution policy prescribed under the articles of association of the Company by the Board of Directors to the general meeting for resolution according to whether the Company has any major capital expenditure arrangement plan, to increase the minimum proportion of cash dividends in the profits distribution.

5. Stock dividends

As long as cash dividends have been distributed in full, in consideration of the wishes and requirements of shareholders, the Company may distribute additional stock dividends and increase capital reserves. The specific plan should to be reviewed by the Board of Directors of the Company and submitted to the general meeting of the Company for approval. The Company shall meet the following conditions for distributing stock dividends:

(1) The Company’s business is in good conditions;

(2) the Company’s stock price does not match the size of the its share capital, and the distribution of stock dividends is conducive to the overall interests of all shareholders of the Company;

(3) the proportion of cash dividends distributed to stock dividends complies with the articles of association of the Company;

(4) other conditions prescribed by laws, administrative regulations, departmental rules and normative documents.

6. Usage of undistributed profits

The Company will use the undistributed profits in a prudent and reasonable manner. The undistributed profits are mainly used for investments to other parties, assets acquisition, purchase of equipment and other major investments and cash expenditures, to gradually expand the production and operation size of the Company, promote its rapid business development and continued operating performance growth, and achieve its future development objectives in a planned and step-by-step manner, for more returns provided to its shareholders.

7. Decision-making procedures and mechanism for profits distribution plans

The Board of Directors of the Company shall formulate the Company’s annual or semi-annual profit distribution preplan in accordance with the Company’s profits distribution plan and program as well as the Company’s current production and operation status, cash flow status, future business development plans, fund demands, recovery of losses for previous years and other factors in order to realize reasonable returns for shareholders through carefully studying and demonstrating the timing, conditions and minimum proportion of the cash dividends, adjustment conditions and decision-making procedures, etc., which shall be adopted upon voting by more than half of the voting rights held by those attending the board meeting. Independent directors shall express their independent opinions on the profits distribution preplan.

The profits distribution plan shall be submitted by the Board of Directors to the general meeting for approval upon the foregoing review procedures. The profits distribution plan shall be approved by more than half of the voting rights held by those attending the general meeting (including representatives of shareholders). Before the general meeting considers the specific plan of cash dividends, the Company shall actively communicate with shareholders, especially small and medium shareholders, via various channels, fully listen to opinions and appeals of small and medium shareholders, and respond to questions concerned by the small and medium shareholders in time.

8. Adjustment to the profits distribution policy

In the event that the Company does need to adjust its profits distribution policy according to its needs for production and operation, investment plans, long-term development, etc., the adjusted profits distribution policy shall not violate any regulations of the securities regulatory authority, and for the proposal to adjust the profits distribution policy, the opinions of independent directors and the Board of Supervisors shall be sought in advance, and the proposal shall be submitted to the Board of Directors for review and then to the general meeting of the Company for approval. The proposal shall be adopted by more than two thirds of the voting rights held by those attending the general meeting (including representatives of shareholders). The general meeting will provide public shareholders with the channel for online voting.

(II) Differences in dividend distribution policies before and after the Offering

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

In accordance with relevant laws and regulations issued by the China Securities Regulatory Commission, the Shanghai Stock Exchange and other regulatory agencies, the Company has formulated the “Articles of Association (Draft)” that will be applicable after this Offering and listing, which has been reviewed and adopted by the annual general meeting in 2021 of the Company. The Company’s dividend distribution policy after

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

this Offering has been further improved and detailed based on the current “Articles of Association”, where the principle of profits distribution, the form of profits distribution, the conditions and proportions of profits distribution and other contents are added.

III. Distribution policy for rolled-over profits before this Offering

According to the “Proposal on the Distribution Plan for the Rolled-over Profits Before IPO of the Company” reviewed and adopted at the Company’s 2nd extraordinary general meeting in 2021, the Company’s rolled-over profits before its IPO shall be shared amongst new and existing shareholders according to their shareholding ratios after the listing.

IV. shareholder voting mechanism of the Issuer

(I) Cumulative voting system

In accordance with the “Articles of Association (Draft)” reviewed and adopted by the Company’s annual general meeting in 2021 that will be applicable after this Offering and listing, the general meeting shall actively implement the cumulative voting system in the election of directors and supervisors. The cumulative voting system means that for the selection of directors or supervisors at a general meeting, each share has the same voting right as the number of directors or supervisors to be elected, and the voting rights owned by the shareholders can be used collectively.

(II) Separate vote counting system for small and medium investors

In accordance with the “Articles of Association (Draft)” reviewed and adopted by the Company’s annual general meeting in 2021 that will be applicable after this Offering and listing, when the general meeting reviews major matters that affect the interests of small and medium investors, the votes of small and medium investors shall be counted separately. The result of the separate vote counting shall be disclosed publicly in a timely manner.

(III) Online voting for the general meetings

In accordance with the “Articles of Association (Draft)” reviewed and adopted by the Company’s annual general meeting in 2021 that will be applicable after this Offering and listing, the Company will provide online voting or other methods to facilitate the participation by its shareholders in general meetings. Where the shareholders vote on line, it shall comply with relevant regulations of the China Securities Regulatory Commission, the Shanghai Stock Exchange, the China Securities Depository and Clearing Co., Ltd and other agencies as well as these articles of association. A shareholder who participates by the foregoing means shall be deemed as present at the meeting.

The starting time of voting online or by other means for the general meeting shall be no earlier than 3:00 pm of the day before the on-site general meeting, and no later than 9:30 am of the day when the on-site general meeting is held; the ending time shall be no earlier than 3:00 pm of the day when the on-site general meeting ends.

The same voting right can be exercised only in one way, that is, on site, on line or another method. In the event of any repeated vote for the same voting right, the result of the first vote shall prevail.

The ending time of the on-site general meeting shall be no earlier than the ending time on line or by other means. The chairperson of the meeting shall announce the voting status and result of each proposal, and announce whether the proposal is adopted or not based on the voting result.

Before the official announcement of the voting result, the companies, vote counters, scrutineers, major shareholders, network service providers and other relevant parties involved in the on-site voting, online voting and voting by other means shall assume the obligation to keep confidential the voting status.

(IV) Solicitation of voting rights

In accordance with the “Articles of Association (Draft)” reviewed and adopted by the Company’s annual general meeting in 2021 that will be applicable after this Offering and listing, the Board of Directors and independent directors shareholders with more than 1% of the voting rights or investor protection institutions established in accordance with laws, administrative regulations or rules of the China Securities Regulatory Commission can solicit shareholders’ voting rights. For the solicitation of shareholders’ voting rights, the specific voting intention and other information shall be fully disclosed to the solicited persons. No solicitation of shareholders’ voting rights in a paid or

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

disguised form of compensation is allowed. Unless under statutory conditions, The Company shall not impose a minimum shareholding ratio for the solicitation of voting rights.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

V. Important commitments made by all parties concerned in this Offering as well as their fulfillment

As of the signing date of this Prospectus, all parties concerned in this Offering have made the following important commitments:

(I) Commitment concerning the sales restriction arrangement for the shares held before this Offering, voluntary lock-up of shares, and extension of the lock-up period

1. AXT, controlling shareholder of the Company, hereby makes the following commitments:

(1) This company will not transfer any shares directly and indirectly held by this company that have been issued by the Issuer before this Offering and listing (hereinafter referred to as “Pre-IPO Shares”) or entrust any other person with the management of such shares within 36 months as of the Issuer’s listing, or propose the repurchase of such shares by the Issuer.

(2) If the closing price of the Issuer’s shares is lower than the issue price of the Issuer’s shares upon this Offering and listing (hereinafter referred to as the “Issuer’s Issue Price”) for 20 consecutive trading days six months after the Issuer’s listing, or the closing price at the end of the next 6 months after the listing is lower than the Issuer’s Issue Price, the lock-up period for the shares held by this company in the Issuer will be automatically extended for 6 months. If the Issuer has experienced dividend payout, allotment, conversion of capital reserves into share capital, offering of additional shares and other ex-rights and ex-dividend matters, the foregoing issue price shall refer to the price upon the adjustment to the Issuer’s shares.

(3) If the Issuer commits any gross violation of law as set forth in Section 2, Chapter 12 of the “Listing Rules of the Science and Technology Innovation Board, Shanghai Stock Exchange”, which meets the delisting standard, this enterprise will not reduce the shares of the Issuer as of the date when the relevant administrative penalty decision or judicial ruling is made to the date when the Issuer’s shares are delisted.

(4) If this company reduces the Pre-IPO Shares it holds upon the expiration of the lock-up period, it will strictly abide by laws, administrative regulations, departmental rules, normative documents and relevant rules of the Shanghai Stock Exchange, and perform the corresponding information disclosure obligation.

(5) This company will report to the Issuer the Issuer’s shares held by this company and any change thereto in a timely manner.

(6) In the event that this company violates the foregoing commitment to reduce the shares it holds in the Issuer, the actual proceeds (if any) obtained from the sale of that part of the Issuer’s shares shall be vested in the Issuer.

2. Commitments made by the Company’s shareholders Jinzhao Business Management, Beijing Bomeilian, Zhongke Hengye, Beijing Dingmei, Beijing Liaoyan, Boyu Yingchuang and Boyu Hengye:

(1) This company will not transfer any shares directly and indirectly held by this company that have been issued by the Issuer before this Offering and listing (hereinafter referred to as “Pre-IPO Shares”) or entrust any other person with the management of such shares within 36 months as of date when they start holding the Issuer’s shares directly (which is the day when the procedures for the change to the industrial and commercial registration are gone through, i.e. December 29, 2020), or propose the repurchase of such shares by the Issuer.

(2) This company will not transfer any Pre-IPO Shares or entrust any other person with the management of such shares within 12 months as of the Issuer’s listing, or propose the repurchase of such shares by the Issuer.

(3) If this company reduces the Pre-IPO Shares it holds upon the expiration of the lock-up period, they will strictly abide by laws, administrative regulations, departmental rules, normative documents and relevant rules of the Shanghai Stock Exchange, and perform the corresponding information disclosure obligation.

(4) In the event that this company violates the foregoing commitment to reduce the shares it holds in the Issuer, the actual proceeds (if any) obtained from the sale of that part of the Issuer’s shares shall be vested in the Issuer, and all losses and legal consequences arising therefrom shall be assumed by this company.

3. The Company’s shareholders Haitong New Driving Force, Haitong New Energy, Haitong Innovation, Anxin Industrial Investment, Jinggangshan Meicheng, Huadeng II, Qingdao Xinxing, Qiji Hangzhou, Gongqingcheng Yihua, Shangrong Baoying, Xiamen Heyong, Hangzhou Jingyue, Lumentime Semiconductor and Liaoning Zhuomei hereby make the following commitments:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(1) This company will not transfer any shares directly and indirectly held by this company that have been issued by the Issuer before this Offering and listing (hereinafter referred to as “Pre-IPO Shares”) or entrust any other person with the management of such shares within 36 months

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

as of date when they start holding the Issuer’s shares directly (which is the day when the procedures for the change to the industrial and commercial registration are gone through, i.e. December 29, 2020), or propose the repurchase of such shares by the Issuer.

(2) This company will not transfer any Pre-IPO Shares or entrust any other person with the management of such shares within 12 months as of the Issuer’s listing, or propose the repurchase of such shares by the Issuer.

(3) If this company reduces the Pre-IPO Shares it holds upon the expiration of the lock-up period, they will strictly abide by laws, administrative regulations, departmental rules, normative documents and relevant rules of the Shanghai Stock Exchange, and perform the corresponding information disclosure obligation.

(4) In the event that this company violates the foregoing commitment to reduce the shares it holds in the Issuer, the actual proceeds (if any) obtained from the sale of that part of the Issuer’s shares shall be vested in the Issuer, and all losses and legal consequences arising therefrom shall be assumed by this company.

4. Directors WANG Yuxin and HAO Ze hereby make the following commitments:

(1) I will not transfer any shares of the Issuer directly held by me or indirectly held via the controlling shareholders AXT and Beijing Liaoyan Technology Development Center (Limited Partnership) before this Offering and listing or entrust any other person with the management of such shares within 12 months as of the Issuer’s listing, or propose the repurchase of such shares by the Issuer.

(2) If the Issuer commits any gross violation of law as set forth in Section 2, Chapter 12 of the “Listing Rules of the Science and Technology Innovation Board, Shanghai Stock Exchange”, which meets the delisting standard, I will not reduce the shares of the Issuer as of the date when the relevant administrative penalty decision or judicial ruling is made to the date when the Issuer’s shares are delisted.

(3) Upon the expiration of the foregoing share lock-up period, when I act as a director and executive of the Issuer, the Issuer’s shares that I transfer each year will not exceed 25% of the total Issuer’s shares held by me; if I leave the Company due to any reason, the Issuer’s shares held by me will not be transferred within half a year after the employment separation. If I leave the Company before the expiration of my term of office, I will continue to abide by the foregoing shareholding reduction requirement within the term of office determined when I take office and within 6 months upon the expiration of the term of office.

(4) I will strictly abide by laws, administrative regulations, department rules and normative documents regarding the shareholding and share changes of directors and executives, and will truthfully and timely report to the Issuer the shares held by me as well as any change thereto; I will not refuse to fulfill the foregoing commitment due to title change, employment separation or any other reason.

(4) In the event that I violate the foregoing commitment to reduce the shares they hold in the Issuer, the actual proceeds (if any) obtained from the sale of that part of the Issuer’s shares shall be vested in the Issuer, and all losses and legal consequences arising therefrom shall be assumed by me.

5. Directors GUO Tao hereby makes the following commitments:

(1) I will not transfer any shares of the Issuer directly held by me or indirectly held via the controlling shareholders AXT and Nanjing Jinzhao Enterprise Management Partnership (Limited Partnership) before this Offering and listing or entrust any other person with the management of such shares within 12 months as of the Issuer’s listing, or propose the repurchase of such shares by the Issuer.

(2) If the Issuer commits any gross violation of law as set forth in Section 2, Chapter 12 of the “Listing Rules of the Science and Technology Innovation Board, Shanghai Stock Exchange”, which meets the delisting standard, I will not reduce the shares of the Issuer as of the date when the relevant administrative penalty decision or judicial ruling is made to the date when the Issuer’s shares are delisted.

(3) Upon the expiration of the foregoing share lock-up period, when I act as a director and executive of the Issuer, the Issuer’s shares that I transfer each year will not exceed 25% of the total Issuer’s shares held by me; if I leave the Company due to any reason, the Issuer’s shares held by me will not be transferred within half a year after the employment separation. If I leave the Company before the expiration of my term of office, I will continue to abide by the foregoing shareholding reduction requirement within the term of office determined when I take office and within 6 months upon the expiration of the term of office.

(4) I will strictly abide by laws, administrative regulations, department rules and normative documents regarding the shareholding and share changes of directors and executives, and will truthfully and timely report to the Issuer the shares held by me as well as any change thereto; I will not refuse to fulfill the foregoing commitment due to title change, employment separation or any other reason.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(5) In the event that I violate the foregoing commitment to reduce the shares they hold in the Issuer, the actual proceeds (if any) obtained from

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

the sale of that part of the Issuer’s shares shall be vested in the Issuer, and all losses and legal consequences arising therefrom shall be assumed by me.

6. MORRIS SHEN-SHIH YOUNG and VINCENT WENSEN LIU hereby make the following commitments:

(1) I will not transfer any shares of the Issuer directly held by me or indirectly held via the controlling shareholders AXT before this Offering and listing or entrust any other person with the management of such shares within 12 months as of the Issuer’s listing, or propose the repurchase of such shares by the Issuer.

(2) If the Issuer commits any gross violation of law as set forth in Section 2, Chapter 12 of the “Listing Rules of the Science and Technology Innovation Board, Shanghai Stock Exchange”, which meets the delisting standard, I will not reduce the shares of the Issuer as of the date when the relevant administrative penalty decision or judicial ruling is made to the date when the Issuer’s shares are delisted.

(3) Upon the expiration of the foregoing share lock-up period, when I act as a director and executive of the Issuer, the Issuer’s shares that I transfer each year will not exceed 25% of the total Issuer’s shares held by me; if I leave the Company due to any reason, the Issuer’s shares held by me will not be transferred within half a year after the employment separation. If I leave the Company before the expiration of my term of office, I will continue to abide by the foregoing shareholding reduction requirement within the term of office determined when I take office and within 6 months upon the expiration of the term of office.

(4) As a core technical staffer of the Issuer, within 4 years as of the expiration of the sales restriction period of the Pre-IPO Shares held by me, the Pre-IPO shares transferred each year shall not exceed 25% of the total Pre-IPO Shares of the Issuer held by me at the time of listing, and the reduction proportion may be used in a cumulative manner. Within 6 months upon my employment separation, I will not transfer any Pre-IPO Shares that I hold or entrust any other person with the management of such shares, or propose the repurchase of such shares by the Issuer.

(5) I will strictly abide by laws, administrative regulations, department rules and normative documents regarding the shareholding and share changes of directors, executives and core personnel, perform the obligations as a director, executive and core technical staffer in a standardized and truthful manner, and will truthfully and timely report to the Issuer the shares held by me as well as any change thereto; I will not refuse to fulfill the foregoing commitment due to title change, employment separation or any other reason.

(6) In the event that I violate the foregoing commitment to reduce the shares they hold in the Issuer, the actual proceeds (if any) obtained from the sale of that part of the Issuer’s shares shall be vested in the Issuer, and all losses and legal consequences arising therefrom shall be assumed by me.

7. Deputy General Manager and Board Secretary SONG Jing and the Supervisor hereby make the following commitments:

(1) I will not transfer any shares of the Issuer directly held by me or indirectly held via the controlling shareholders AXT before this Offering and listing or entrust any other person with the management of such shares within 12 months as of the Issuer’s listing, or propose the repurchase of such shares by the Issuer.

(2) If the Issuer commits any gross violation of law as set forth in Section 2, Chapter 12 of the “Listing Rules of the Science and Technology Innovation Board, Shanghai Stock Exchange”, which meets the delisting standard, I will not reduce the shares of the Issuer as of the date when the relevant administrative penalty decision or judicial ruling is made to the date when the Issuer’s shares are delisted.

(3) Upon the expiration of the foregoing share lock-up period, when I act as a director and executive of the Issuer, the Issuer’s shares that I transfer each year will not exceed 25% of the total Issuer’s shares held by me; if I leave the Company due to any reason, the Issuer’s shares held by me will not be transferred within half a year after the employment separation. If I leave the Company before the expiration of my term of office, I will continue to abide by the foregoing shareholding reduction requirement within the term of office determined when I take office and within 6 months upon the expiration of the term of office.

(4) I will strictly abide by laws, administrative regulations, department rules and normative documents regarding the shareholding and share changes of directors and executives, and will truthfully and timely report to the Issuer the shares held by me as well as any change thereto; I will not refuse to fulfill the foregoing commitment due to title change, employment separation or any other reason.

(5) In the event that I violate the foregoing commitment to reduce the shares they hold in the Issuer, the actual proceeds (if any) obtained from the sale of that part of the Issuer’s shares shall be vested in the Issuer, and all losses and legal consequences arising therefrom shall be assumed by me.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

8. Core technicians WANG Yuanli and REN Diansheng hereby make the following commitments:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(1) I will not transfer any shares of the Issuer directly held by me or indirectly held via Beijing Liaoyan Technology Development Center (LP). before this Offering and listing or entrust any other person with the management of such shares within 12 months as of the Issuer’s listing and within 6 months as of my employment separation, or propose the repurchase of such shares by the Issuer. In the event that I leave the Company before the expiration of the foregoing lock-up period, I will still observe the foregoing share lock-up commitment.

(2) Within 4 years as of the expiration of the sales restriction period of the Pre-IPO Shares held by me, the Pre-IPO shares transferred each year shall not exceed 25% of the total Pre-IPO Shares of the Issuer held by me at the time of listing, and the reduction proportion may be used in a cumulative manner.

(3) When acting as a core technician of the Issuer, I will strictly abide by laws, administrative regulations, department rules and normative documents regarding the shareholding and share changes of core technicians. I hereby agree to indemnify and hold harmless the Issuer and the companies under the Issuer’s control against any losses arising from my breach of the foregoing commitment.

(4) In the event of any changes to any laws, administrative regulations, department rules and normative documents as well as requirements of securities regulatory agencies regarding share lock-up and shareholding reduction, I will be willing to be governed by the changed laws, administrative regulations, department rules and normative documents as well as requirements of securities regulatory agencies.

(5) In the event that I violate the foregoing commitment to reduce the shares they hold in the Issuer, the actual proceeds (if any) obtained from the sale of that part of the Issuer’s shares shall be vested in the Issuer, and all losses and legal consequences arising therefrom shall be assumed by me.

(II) Commitments on shareholdings and intention to reduce shareholdings of shareholders

1. Commitments of the controlling shareholder AXT

(1) Upon the expiration of the lock-up period for holding shares in the Company, this company will decide whether to reduce its holding and the number of shares to be reduced as needed based on conditions of the secondary market.

(2) In the event that this company intends to reduce its holding of the Company’s shares issued before this Offering and listing (hereinafter referred to as “Pre-IPO Shares”), this company will strictly abide by regulations of the China Securities Regulatory Commission and the Shanghai Stock Exchange on shareholders’ reduction, formulate a share reduction plan prudently, and specify and disclose the Company’s control arrangement in advance, to ensure the continuous and stable operation of the Company. In the event that this company intends to reduce the shares held in the Company within two years upon the expiration of the share lock-up period of the Company, the price of reduction will not be lower than the issue price of the Company’s IPO (If the Company experiences dividend payout, allotment, conversion of capital reserves into share capital, offering of additional shares and other ex-rights and ex-dividend matters after this Offering and listing, the price of reduction shall be adjusted as prescribed by regulatory rules), which will be announced via the Company within three trading days before the reduction or within the time limit required by relevant laws and regulations.

(3) In the event that the Company reduces the Pre-IPO Shares of the Company upon the expiration of the lock-up period, the reduction manner and procedures will strictly comply with the “Company Law of the People’s Republic of China”, “Securities Law of the People’s Republic of China” and other applicable laws, administrative regulations, department rules, normative documents and relevant regulatory rules on share reduction and information disclosure.

2. Commitments of Beijing Bomeilian and Zhongke Hengye

Shareholders holding more than 5% of the Company’s shares as well as their concerted parties Beijing Bomeilian and Zhongke Hengye hereby makes the following commitments:

(1) Upon the expiration of the lock-up period for holding shares in the Company, this company will decide whether to reduce its holding and the number of shares to be reduced as needed based on conditions of the secondary market.

(2) In the event that this company intends to reduce its holding of the Company’s shares issued before this Offering and listing (hereinafter referred to as “Pre-IPO Shares”), this company will strictly abide by regulations of the China Securities Regulatory Commission and the Shanghai Stock Exchange on shareholders’ reduction, and formulate a share reduction plan prudently. In the event that this company intends to reduce the shares held in the Company within two years upon the expiration of the share lock-up period of the Company, the price of reduction will not be

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

lower than the issue price of the Company’s IPO (If the Company experiences dividend payout, allotment, conversion of capital reserves into share capital, offering of additional shares and other ex-rights and ex-dividend matters after this Offering and listing, the price of reduction shall be adjusted as prescribed by regulatory rules), which will be announced via the Company within three trading days before the reduction or within the time limit required by relevant laws and regulations.

(3) In the event that the Company reduces the Pre-IPO Shares of the Company upon the expiration of the lock-up period, the reduction manner and procedures will strictly comply with the “Company Law of the People’s Republic of China”, “Securities Law of the People’s Republic of China” and other applicable laws, administrative regulations, department rules, normative documents and relevant regulatory rules on share reduction and information disclosure.

(III) Commitment on the preplan for stabilizing the stock price restraint measures within three years after the Company’s listing

1. The Issuer’s preplan for stabilizing the stock price

As reviewed and adopted by the Company’s 2nd extraordinary general meeting in 2021, the Company formulated the “Proposal for the Company’s IPO and Stabilization of the Stock Price within Three Years after Listing on the Science and Technology Innovation Board”, and the Company, as well as its controlling shareholder, directors that receive compensations and/or allowances from the Company (excluding independent directors) and executives hereby promise that they will strictly observe the preplan for stabilizing the stock price of the Company:

(1) Conditions for the launch and termination of stock price stabilization measures

1) Launch conditions: In the event that the closing price of the Company’s shares is lower than the audited net asset value per share of the previous fiscal year for 20 consecutive trading days within three years after its IPO on the Science and Technology Innovation Board (net asset value per share = total number of common shareholders’ equity attributable to Beijing Tongmei in the consolidated financial statement/total number of year-end shares of the Company), if the Issuer has experienced dividend payout, allotment, conversion of capital reserves into share capital, offering of additional shares and other ex-rights and ex-dividend matters, leading to changes to the net assets or the total number of shares of the Company, the relevant calculating comparison method shall be subject to adjustment in accordance with relevant provisions of the securities exchange or other applicable regulations (hereinafter the same), and the Company will take one or more than one of the following measures to stabilize its stock price: A: The Company repurchases its shares; B: the controlling shareholder increases its shareholding; C: directors and executives increase their shareholding.

2) Termination conditions: During the implementation of the following specific measures to stabilize the stock prices, if the closing price of the Company’s shares is higher than the audited net asset value per share of the previous fiscal year for 20 consecutive trading days, or if the Company’s shares are purchased or the shareholding is increased, the Company’s equity distribution will fail to meet the listing conditions, the implementation of the measures to stabilize the stock price will be terminated.

(2) Specific measures to stabilize the stock prices

1) The Company’s measures to stabilize the stock price

When the foregoing launch conditions for the foregoing stock price stabilization measures are triggered, as long as the equity distribution of the Company meets the listing conditions and the normal production and operation of the Company is not affected, the Company shall repurchase the shares from public shareholders after fulfilling relevant statutory procedures in time in accordance with the “Company Law of the People’s Republic of China”, the “Administrative Measures for the Repurchase of Public Shares by Listed Companies (Trial)” and the “Supplementary Provisions on the Purchase of Shares by Listed Companies through Centralized Bidding Transactions” as well as other laws, administrative regulations, department rules, normative documents, relevant provisions of the stock exchange, articles of association of the Company and internal governance rules of the Company.

The Company shall convene a board meeting within 10 trading days after triggering the stock price stabilization measures, to review the Company’s shares repurchase proposal. The proposal shall be adopted by a majority vote of all directors of the Company, and the resolution of the Board of Directors, relevant proposals and the notice of convening the general meeting shall be announced within 2 trading days after the resolution is made by the Board of Directors. The proposal for shares repurchase shall include the price or price range of the shares to be repurchased, the number of shares, the term of repurchase and other information that shall be included as prescribed by the then current laws, administrative

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

regulations, department rules, normative documents and relevant provisions of the stock exchange. The resolution on the shares repurchase shall be discussed at the general meeting, and shall be adopted with more than two-thirds of the voting rights held by the shareholders present at the general meeting. The controlling shareholder of the Company promises that it will vote in favor of such repurchase at the general meeting. The Company shall start the implementation of the stock price stabilization plan within 5 trading days upon the adoption of such plan at the general meeting. The repurchased shares will be cancelled according to law, and the Company’s capital reduction procedures will be gone through in time.

In the event that the Company adopts the shares repurchase proposal for stabilizing the stock price, the quantity and amount of the repurchased shares of the Company shall meet the following conditions:

① The amount of the fund used for shares repurchase for a single time shall be no less than 10% of the audited net profits attributable to shareholders of the Company in the previous fiscal year, yet no higher than 20% the audited net profits attributable to shareholders of the Company in the previous fiscal year;

② The total amount of repurchase fund used to stabilize the stock price in the same fiscal year shall not exceed 50% of the audited net profits attributable shareholders of the Company in the previous fiscal year.

In the event that the foregoing standard is exceeded, the measures to stabilize the stock price will no longer be implemented in that year. However, the Company will continue to implement the stock price stabilization plan based on the foregoing principles under any circumstance where the stock price stabilization measures should be launched in the next year.

2) Measures of the controlling shareholder to stabilize the stock price

In the event that after the Company launches the measures to stabilize the stock price, the closing price of the Company’s shares is lower than the Company’s audited net assets per share in the previous fiscal year for 20 consecutive trading days upon the expiration of the implementation period of the Company’s shares repurchase plan, or the Company’s shares repurchase measures to stabilize the stock price cannot be implemented, the controlling shareholder of the Company shall launch a plan to increase the shareholding in the Company through bidding transaction via the secondary market:

① The controlling shareholder of the Company shall meet the conditions and requirements under the “Administrative Measures for the Acquisition of Listed Companies”, the “Listing Rules of the Shanghai Stock Exchange Science and Technology Innovation Board” and other laws, administrative regulations, department rules, normative documents and relevant provisions of the stock exchange, and shall make the commitment that it will vote in favor of the Company’s stock price stabilization plan at the general meeting with all its voting rights.

② The controlling shareholder shall inform the Company in writing of its specific plan to increase the shareholding of the Company within 10 trading days as of the date when the stock price stabilization measures are triggered, which shall be announced by the Company. The controlling shareholder shall launch the implementation of the specific plan to stabilize the stock price within 5 trading days after the announcement of the stabilization plan.

③ Where the controlling shareholder of the Company increases the shareholding in the Company to stabilize the stock price, the quantity and amount of the increased shares held in the Company shall meet the following conditions:

A. The accumulated capital amount of the controlling shareholder for increasing the shares in the Company in consecutive 12 months shall be no less than 30% of the after-tax cash dividends of the Company it gains in the previous year, and shall not exceed the total after-tax cash dividends of the Company it gains in the previous year;

B. The cumulative increase of shareholding within 12 consecutive months shall not exceed 2% of the total number of shares of the Company. In the event of any conflict between this paragraph and paragraph a, this paragraph shall prevail.

In the event that the foregoing standards are exceeded, relevant measures to stabilize the stock price will be no longer implemented in that year. However, if the stock price stabilization measures continue to be launched in the following year, the stock price stabilization plan will continue to be implemented based on the above principles.

3) Measures of directors and executives to stabilize the stock price

In the event that after the Company launches the measures to stabilize the stock price, the closing price of the Company’s shares is lower than the Company’s audited net assets per share in the previous fiscal year for 20 consecutive trading days upon the expiration of the

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

implementation period of the shareholding increase plan of the controlling shareholder, or the measures to stabilize the stock price of the shareholding increased by the controlling shareholder cannot be implemented, directors and executives of the Company shall launch a plan to increase the shareholding

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

in the Company through bidding transaction via the secondary market:

①. Directors and executives of the Company shall meet the conditions and requirements under the “Administrative Measures for the Acquisition of Listed Companies”, the “Administrative Rules on Shares Held by Directors, Supervisors and Executives of a Listed Company and Changes Thereto” and other laws, administrative regulations, department rules, normative documents and relevant provisions of the stock exchange, and shall make the commitment that it will vote in favor of the Company’s stock price stabilization plan at the board meeting as directors (if they are).

② The foregoing directors and executives obliged to increase the shareholding shall inform the Company in writing of its specific plan to increase the shareholding of the Company within 10 trading days as of the date when the stock price stabilization measures are triggered, which shall be announced by the Company. Such directors and executives shall launch the implementation of the specific plan to stabilize the stock price within 5 trading days after the announcement of the stabilization plan.

③ Except for force majeure, if the foregoing directors and executives obligated to increase the shareholding increase their shareholding in the Company for stabilizing the stock price, the number and amount of the increased shareholding in the Company shall meet the following conditions:

Within one fiscal year after the conditions for the launch of the foregoing stock price stabilization measures, the amount of the funds for the directors and executives to increase the shareholding in the Company shall be no less than 10% of the total amount of the after-tax cash dividends (if any), remunerations and allowances they receive from the Company in the previous year, yet no more than 30%.

In the event that the foregoing standards are exceeded, relevant measures to stabilize the stock price will be no longer implemented in that year. However, if the stock price stabilization measures continue to be launched in the following year, the stock price stabilization plan will continue to be implemented based on the above principles.

④ During the validity period of the “Preplan for Stabilizing the Stock Price”, newly appointed directors and executives who meet the foregoing conditions shall abide by the obligations and responsibilities of the Company’s directors and executives under the “Preplan for Stabilizing the Stock Price”. The Company, as well as its controlling shareholders, existing directors and executives shall urge the newly appointed directors and executives to abide by the “Preplan for Stabilizing the Stock Price”, and sign relevant commitments before written nomination.

4) Other measures to stabilize the stock price

① As long as laws, administrative regulations, department rules, normative documents and relevant provisions of the stock exchange are observed and the Company’s need for operating capital is met, the Company may implement profits distribution or conversion of capital reserves into share capital upon the approval at the board meeting and the general meeting to stabilize the stock price of the Company.

② As long as laws, administrative regulations, department rules, normative documents and relevant provisions of the stock exchange are observed, the Company may enhance its performance and stabilize its stock price by cutting costs, limiting remunerations for executives, suspending the equity incentive plan and other means.

③ Other measures to stabilize the stock price required by laws, administrative regulations, department rules and normative documents and recognized by the China Securities Regulatory Commission and the stock exchange.

2. Restraint measures

(1) Restraint measures in the event that the Company fails to fulfill its commitment to stabilize the stock price

In the event that the Company fails to fulfill or fails to fulfill in time its commitment to stabilize the stock price, it shall explain the specific reason in public at the general meeting and disclose it to the media designated by the China Securities Regulatory Commission. In the event of any losses suffered by investors therefrom due to any reason other than force majeure, the Company shall indemnify the investors according to law and assume corresponding responsibilities as prescribed by laws, administrative regulations and requirements of competent regulatory authorities. If the losses are caused by force majeure, a solution to minimize the losses of the investors shall be found out as soon as possible, which shall be submitted to the general meeting for review, to protect the interests of the investors of the Company to the largest extent.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) Restraint measures in the event that the controlling shareholder fails to fulfill its commitment to stabilize the stock price

In the event that the controlling shareholder fails to fulfill or fails to fulfill in time its commitment to stabilize the stock price, it shall explain the specific reason in public at the general meeting and disclose it to the media designated by the China Securities Regulatory Commission. In the event that it is not caused by force majeure, the controlling shareholder shall agree not to receive the profits distributed by the Company attributable

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

to the controlling shareholder before fulfilling the relevant commitment; if the investors suffer any losses therefrom, the controlling shareholder shall indemnify the investors according to law. If the losses are caused by force majeure, a solution to minimize the losses of the investors shall be found out as soon as possible, to protect the interests of the investors of the Company to the largest extent.

(3) Restraint measures in the event that directors and executives fail to fulfill their commitment to stabilize the stock price

In the event that the foregoing directors and executives obliged to increase the shareholding fail to fulfill or fail to fulfill in time its commitment to stabilize the stock price, it shall explain the specific reason in public at the general meeting and disclose it to the media designated by the China Securities Regulatory Commission. In the event that it is not caused by force majeure, the remunerations and/or allowances for such directors and executives shall be reduced or canceled for the time being; if the investors suffer any losses therefrom, the controlling shareholder shall indemnify the investors according to law. If the losses are caused by force majeure, a solution to minimize the losses of the investors shall be found out as soon as possible, to protect the interests of the investors of the Company to the largest extent.

(IV) Commitment to repurchase shares in case of fraudulent offering and listing

The Company and its controlling shareholder hereby make the following commitment:

1. The Company does not commit fraudulent offering in this Offering and listing.

2. If the Company does not meet the conditions for offering and listing so that it obtains offering registration fraudulently, and has been issued and listed, the Company and its controlling shareholder will launch the shares repurchase procedures within 5 working days after it is determined by the China Securities Regulatory Commission and other competent authorities for the repurchase of all new shares issued by the Company this time. If there is an old share placement, the shareholders who implement the placement will buy back the transferred original restricted shares (if any).

(V) Measures and commitment to make up for diluted immediate returns

1. Commitment of the Company

The Company undertakes to take various actions to prevent the risk of diluted immediate returns. To be specific:

(1) Rapidly enhance the Company’s overall strength and expand the its business size

After the Offering and listing of the Company this time, the Company’s total assets will be further increased, its anti-risk capabilities and comprehensive strength will be significantly enhanced, and its market value will be greatly improved. With the help of the capital market and the good development opportunities, the Company will continue to expand the size of its main business, give full play to its advantages in the field of semi-conductor materials, and promote its sustainable, healthy and stable development.

(2) Strengthen internal management and cut operating costs

The Company will actively promote the optimization of its product processes, the improvement of its process flows and the transformation and upgrading of its technical equipment. It will also strengthen its refined management, continue to enhance its production and operation efficiency, and keep reducing its production losses. At the same time, the Company will strengthen its budget management, control its expenditure ratio, and improve its profitability.

(3) Accelerate the implementation of investment projects with offering proceeds, and strengthen the management of offering proceeds

This investment projects with offering proceeds are always carried out around the Company’s main business, which is conducive to the improvement of the Company’s comprehensive competitiveness and profitability. After the funds raised this time are in place, the Company will accelerate the progress of the implementation of the investment project with offering proceeds and realize the expected proceeds as soon as possible. At the same time, the Company will strengthen the management of the offering proceeds and regulate the use of the offering proceeds in accordance with the “Articles of Association (Draft)”, “Rules on the Management of Funds Raised” and other relevant provisions, so as to ensure the offering proceeds can be used to realize the proceeds for the established purpose.

(4) Improve the profits distribution policy and strengthen returns for investors

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The Company has, in accordance with requirements under the “Notice on Further Implementation of Matters Concerning Cash Dividends of Listed Companies”, the “Guidelines No. 3 for the Supervision of Listed Companies - Cash Dividends of Listed Companies” and other regulations of the China Securities Regulatory Commission, further refined the provisions on the principle of dividend distribution under the “Articles of Association (Draft)” and formulated the “Dividend Return Plan in the Next Three Years after Listing” based on the actual situation of the Company.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

The Company will strictly implement the profits distribution policy, actively implement profits distribution to its shareholders, and optimize the investment return mechanism as long as the conditions for distribution are met.

2. Commitment of the Company’s controlling shareholder AXT

As the controlling shareholder of the Issuer, the Company hereby makes the following commitment on making up for the diluted immediate return in accordance with relevant laws and regulations as well as relevant provisions of the China Securities Regulatory Commission:

This company will urge the Issuer to take effective measures to make up for diluted immediate returns, and undertakes that the Company or any director nominated by this company will participate in the Issuer’s management activities within the scope of authorization, and make all efforts to maintain the legitimate interests of the Issuer and its shareholders.

3. Commitment of directors and executives of the Company

As a director/executive of the Issuer, I hereby make the following commitment on making up for diluted immediate returns in accordance with relevant laws and regulations as well as relevant provisions of the China Securities Regulatory Commission:

(1) I undertake neither to transfer any interests to other organizations or individuals for free or under unfair terms, nor to harm the interests of the Issuer by any other means.

(2) I undertake to restrain my job-related consumption behaviors.

(3) I undertake not to use the Issuer’s assets to engage in any investment or consumption activities that are not related to the performance of my duties.

(4) I undertake to make all efforts to urge the linkage between the compensation system developed by the Company’s Board of Directors or Compensation and Appraisal Committee and the implementation of the Company’s measures to make up for diluted immediate returns within my own duties and powers.

(5) If the Issuer intends to implement equity incentives, I undertake to make all efforts to urge the linkage between the exercise conditions for the equity incentives to be announced by the Issuer and the implementation of the Company’s measures to make up for diluted immediate returns within my own duties and powers.

(6) I undertake that I will faithfully fulfill my commitment to make up for the return measures. If I violate such commitment and cause any losses to the Issuer or investors, I am willing to bear liabilities according to law.

(VI) Commitment on the profits distribution policy

Refer to “II. (I) Dividend distribution policy after this Offering” under “X. Investor Protection” hereof for details.

(VII) Commitment that there are no false records, misleading statements or major omissions in the Prospectus

1. Commitment of the Company

(1) There are no false records, misleading statements or major omissions in the Prospectus of the Company and other information disclosure materials for this Offering and listing, and the Company will assume individual and joint legal liabilities for their authenticity, accuracy and completeness.

(2) If there are any false records, misleading statements or major omissions in the Prospectus and other information disclosure materials, so that investors suffer losses in the Offering and trading, the Company will report it to the CSRC, the Shanghai Stock Exchange or other competent authorities, and compensate the investors for their losses according to law.

(3) If the CSRC, the Shanghai Stock Exchange or other competent authorities determine that there are any false records, misleading statements or major omissions in the contents of the Prospectus, which have constituted material and substantial impact on the judgment of whether the Company meets the Offering conditions prescribed by law, the Company undertakes to repurchase all the new shares issued by the Company in the IPO by the following means:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

1) To the extent allowed by law, if the above circumstance occurs when the Company’s initially offered shares have been issued yet have not been listed for trading, within 30 working days after the CSRC, Shanghai Stock Exchange or other competent authorities determine the Company has the above circumstance, the Company will repurchase all the new shares initially offered by the Company from online investors that have won the opportunity to invest and offline allotment investors at the issue price plus interests at the then current bank deposits interest rate;

2) To the extent allowed by law, if the above circumstance occurs when the Company’s initially offered shares have been issued and have

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

been listed for trading, within 5 working days after the CSRC, Shanghai Stock Exchange or other competent authorities determine the Company has the above circumstance, the Company will formulate a shares repurchase plan and submit it to the Board of Directors and the general meeting for review and approval, and repurchase all the new shares initially offered by the Company via the trading system of the Shanghai Stock Exchange. The repurchase price will be based on the issue price with reference to relevant market factors. If the Issuer has experienced dividend payout, allotment, conversion of capital reserves into share capital, offering of additional shares and other ex-rights and ex-dividend matters, the foregoing offering price will be adjusted accordingly.

(4) In the event that the Company breaches this commitment and fails to repurchase or compensate investors for their losses in a time, the Company will explain the specific reason in public at the general meeting and disclose it to the media designated by the CSRC; if its shareholders and the general public suffer any losses due to the Company’s failure to fulfill its commitment, the Company will make compensations according to law.

2. Commitment of the Company’s controlling shareholder AXT

(1) There are no false records, misleading statements or major omissions in the Prospectus of the Issuer and other information disclosure materials for this Offering and listing, and the Issuer will assume individual and joint legal liabilities for their authenticity, accuracy and completeness.

(2) If the CSRC, the Shanghai Stock Exchange or other competent authorities determine that there are any false records, misleading statements or major omissions in the contents of the Prospectus, which have constituted material and substantial impact on the judgment of whether this company meets the Offering conditions prescribed by law, this company undertakes to repurchase the original restricted shares that have been transferred by this company (if any) in accordance with the “Company Law of the People’s Republic of China” and the “Securities Law of the People’s Republic of China”.

(3) If there are any false records, misleading statements or major omissions in the Prospectus and other information disclosure materials, so that investors suffer losses in the Offering and trading, this company will compensate the investors for their losses according to law.

3. Commitment of directors, supervisors and executives of the Company

(1) There are no false records, misleading statements or major omissions in the Prospectus of the Issuer and other information disclosure materials for this Offering and listing, and the Issuer will assume individual and joint legal liabilities for their authenticity, accuracy and completeness.

(2) If there are any false records, misleading statements or major omissions in the Prospectus and other information disclosure materials, so that investors suffer losses in the Offering and trading, I will compensate the investors for their losses according to law.

(3) I am willing to assume all the legal liabilities for any violation against the above commitment. The above commitment will not change due to any change to my position or my employment separation.

4. Commitment of Haitong Securities Co., Ltd., which is the Sponsor and Lead Underwriter of the Company

Haitong Securities undertakes that if the documents formulated and produced by the Company for the Issuer’s IPO contain any false records, misleading statements or major omissions, so that investors suffer any losses, the Company will compensate the investors for their losses according to law.

5. Commitment of King & Wood Mallesons, lawyer of the Company

This firm solemnly undertakes:

If the documents prepared and produced by this firm for Beijing Tongmei’s IPO contain any false records, misleading statements or major omissions, so that the investors suffer any losses, upon the effective judgment of the judicial authority, this firm will compensate the investors according to law for their losses arising from the false records, misleading statements or major omissions contained in documents prepared and produced by this firm.

The qualifications of investors who are entitled to the compensation, the standard of loss calculation, the division of responsibilities between compensation subjects and the reasons for exemption will be implemented in accordance with the “Securities Law” and the “A

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Number of Provisions of the Supreme People’s Court on the Trial of Civil Claims Cases Caused by False Statements in the Securities Market” “(Fa Shi [2003] No. 2) and other relevant laws and regulations, subject to any amendments to such laws and regulations.

This firm will strictly perform the liabilities determined under valid judicial documents and accept social supervision, to ensure the legitimate

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

rights and interests of investors are effectively protected.

6. Commitment of the Company’s audit firm Ernst & Young Huaming Certified Public Accountants (Special General Partnership)

“If the documents below prepared and issued by this agency for the initial public offering and STAR Market listing of shares (A shares) of Beijing Tongmei Xtal Technology Co., Ltd. contain mischaracterization, misleading statements, or material omissions, resulting in losses to investors, this agency is responsible for compensating investors for such losses in accordance with law”.

7. Commitment of the Company’s asset appraisal firm Beijing Sinotop Appraisal Group Limited

“The documents prepared and issued by the Company for the Issuer are free from mischaracterization, misleading statements, or material omissions. If the documents prepared and issued by the Company for the Issuer contain mischaracterization, misleading statements, or material omissions, resulting in losses to investors, the Company is responsible for compensating investors for such losses in accordance with law”.

(VIII) Commitment on the failure to fulfill the promised restraint measures

1. Commitment of the Company

(1) The Company guarantees that it will strictly perform all the obligations and responsibilities in all the public commitments disclosed in its Prospectus.

(2) If the Company fails to fulfill any public commitment due to any reason not attributable to force majeure, it shall propose a new commitment (relevant approval procedures shall be gone through in accordance with laws and regulations as well as the Company’s articles of association), and accept the following constraint measures, until the commitment is fulfilled or the corresponding remedial measures are taken:

1) Explain the specific reason at the general meeting and disclose it to the media designated by the CSRC in public;

2) reduce or stop the payment of the remunerations and/or allowances for the directors, supervisors, executives and core technicians that are personally responsible for such unfulfilled commitment;

3) propose a supplementary or alternative commitment to the investors, so as to protect the rights and interests of investors as much as possible, and agree to submit such supplementary or alternative commitment to the general meeting for consideration;

4) compensate the investors for their losses according to law if the breach of the commitment causes the losses to the investors; if such breached commitment can still be fulfilled, the Company will continue to fulfill it.

(3) If the Company fails to fulfill any public commitment due to force majeure, it shall propose a new commitment (relevant approval procedures shall be gone through in accordance with laws and regulations as well as the Company’s articles of association), and accept the following constraint measures, until the commitment is fulfilled or the corresponding remedial measures are taken:

1) Explain the specific reason at the general meeting and disclose it to the media designated by the China Securities Regulatory Commission (hereinafter referred to as “CSRC”) in public;

2) find out a solution to minimize the losses of the investors as soon as possible, to protect the interests of the investors to the largest extent.

2. Commitment of the Company’s controlling shareholder

(1) This company guarantees that it will strictly fulfill its obligations and responsibilities in all the public commitments disclosed in the Issuer’s Prospectus.

(2) If this company fails to fully or effectively perform the public commitments due to any reason not attributable to force majeure, this company undertakes to take the following restraint measures as the case may be:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

1) This company will explain the specific reason for the failure to fulfill the commitment at the general meeting and disclose it to the media designated by the CSRC in public;

2) if the investor suffers losses in securities transactions due to the Company’s failure to fulfill the public commitments, the Company will compensate the investors for the losses suffered by this according to law; this company will compensate the investors for their losses in the trading of securities according to law if the failure to fulfill the commitment causes the losses to the investors;

3) this company will not accept the dividends or bonus shares distributed by the issue, until this company completely eliminates all the adverse effects caused by the its failure to fulfill the relevant commitment;

4) if this company gains any economic benefits due to failure to fulfill the public commitment, such incomes shall belong to the Issuer, and this company shall pay them to the Issuer’s designated account within five working days as of the date when such incomes are gained.

(3) If this company fails to fulfill any public commitment due to force majeure, it shall propose a new commitment (relevant approval

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

procedures shall be gone through in accordance with laws and regulations as well as the Company’s articles of association), and accept the following constraint measures, until the commitment is fulfilled or the corresponding remedial measures are taken:

1) Explain the specific reason at the general meeting and disclose it to the media designated by the CSRC in public;

2) find out a solution to minimize the losses of the investors as soon as possible, to protect the interests of the investors to the largest extent.

3. Commitment of the Company’s directors, supervisors, executives and core technicians

(1) I hereby guarantee that I will strictly fulfill its obligations and responsibilities in all the public commitments disclosed in the Issuer’s Prospectus.

(2) If I fail to fully or effectively perform the public commitments due to any reason not attributable to force majeure, I will undertake to take the following restraint measures as the case may be:

1) I will explain the specific reason for the failure to fulfill the commitment at the general meeting and disclose it to the media designated by the CSRC in public;

2) if the investor suffers losses in securities transactions due to the Company’s failure to fulfill the public commitments, I will compensate the investors according to law with all the remuneration and/or allowance (if any) I received from the Issuer in the year when the Issuer was listed, and before I completely eliminate the adverse effects caused by the failure to fulfill the relevant commitment, I will not require the Issuer to increase my compensation or allowance in any manner;

3) I will not accept any dividends or bonus shares distributed by the issue, until I completely eliminate all the adverse effects caused by my failure to fulfill the relevant commitment (if applicable);

4) if I have gained any economic benefits due to failure to fulfill the public commitment, such incomes shall belong to the Issuer, and I will pay them to the Issuer’s designated account within five working days as of the date when such incomes are gained.

(3) If I fail to fulfill any public commitment due to force majeure, I will propose a new commitment (relevant approval procedures shall be gone through in accordance with laws and regulations as well as the Company’s articles of association), and accept the following constraint measures, until the commitment is fulfilled or the corresponding remedial measures are taken:

1) I will explain the specific reason for the failure to fulfill the commitment at the general meeting and disclose it to the media designated by the CSRC in public, and apologize to the shareholders and the public;

2) find out a solution to minimize the losses of the investors as soon as possible, to protect the interests of the investors to the largest extent.

(IX) Other commitments

1. Commitment to avoid peer competition

Refer to “VIII. (II) Commitment to avoid peer competition” in “Section VII: Corporate Governance and Independence” hereof for details.

2. Commitment to regulate and reduce related-party transactions

Refer to “X. (VI) Commitment to regulate related-party transactions” in “Section VII: Corporate Governance and Independence” hereof.

3. Special commitments on disclosure of shareholders’ information

The Issuer hereby makes the following commitments:

(1) The Company has already disclosed shareholders’ information in the Prospectus in an authentic, accurate and complete manner;

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

(2) in the history of the Company, share-holding entrustment has never happened;

(3) the Issuer’s shares are not held directly or indirectly by any subject that are prohibited from holding shares by laws and regulations;

(4) except under the circumstances that have been disclosed herein, the intermediary agencies or their responsible persons, executives and handlers for this Offering and listing do not directly or indirectly hold shares of the Issuer;

(5) The Company’s shareholders do not use the Issuer’s equity to convey any improper benefits;

(6) If the Company violates the foregoing commitments, it will assume all legal consequences arising therefrom.

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section XI Other Important Matters

I. Major contracts

The Company and its subsidiaries are performing and have completed the performance of the following contracts that have significant impact on the operating activities, financial status or future development during the reporting period of the Company:

(I) Procurement contract

Major procurement contracts of the Company refer to major procurement framework agreements of the Company as well as contracts or orders with major suppliers for raw materials and equipment of accumulatively or expectedly over RMB 10 million each year during the reporting period. Details are as follows:

1. Procurement contracts for raw materials

Year	Serial No.	Name of supplier	Content of procurement	Time of execution	Current performance status
2021	1	Xing’an Gallium	Metallic gallium	2020	Fulfilled
	2	Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	Metallic gallium	2021	Fulfilled
	3	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd.	Germanium ingot	2021	Fulfilled
	4	Beijing Kaide Quartz Co., Ltd.	Quartz materials	2021	Fulfilled
	5	China Rare Earth International Trading Co., Ltd.	Metallic gallium	2021	Fulfilled
	6	Nanjing Zhemai Metal Trade Co., Ltd.	Germanium ingot	2021	Fulfilled
	7	Wafer Technology	Indium phosphide polycrystallines	2021	Fulfilled
	8	AMALGAMET CANADA LP	High-purity arsenic	2021	Fulfilled
	9	Pinglu Youying Gallium Industry Co., Ltd.	Metallic gallium	2021	Fulfilled
2020	1	AXT	High-purity arsenic, indium phosphide polycrystallines, etc.	2016	Fulfilled
	2	Xing’an Gallium	Metallic gallium	2020	Fulfilled
	3	Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	Metallic gallium	2020	Fulfilled
	4	Beijing Kaide Quartz Co., Ltd.	Quartz materials	2020	Fulfilled
	5	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd.	Germanium ingot	2019	Fulfilled
	6	Yangzhou Ningda Noble Metal Co., Ltd.	Germanium ingot	2020	Fulfilled
	7	Nanjing Zhemai Metal Trade Co., Ltd.	Germanium ingot	2019	Fulfilled

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2019	1	AXT	High-purity arsenic, indium phosphide polycrystallines, etc.	2016	Fulfilled
	2	Wafer Technology	Indium phosphide polycrystallines	2019	Fulfilled
	3	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd.	Germanium ingot	2019	Fulfilled
	4	Beijing Kaide Quartz Co., Ltd.	Quartz materials	2019	Fulfilled

2. Procurement of equipment

Year	Name of supplier	Content of procurement	Time of execution	Performance status
2019	AXT	Single crystal furnaces and washing machines	2016	Fulfilled

(II) Sales contracts

Major sales contracts of the Company refer to major sales framework agreements as well as sales contracts or orders with major clients of accumulative or expected revenues of over RMB 10 million each year during the reporting period. Details are as follows:

Year	Serial No.	Name of client	Main sales contents	Time of signing	Performance status
2021	1	AXT	Gallium arsenide, indium phosphide and germanium substrates	2021	Fulfilled
	2	Landmark Optoelectronics	Gallium arsenide and indium phosphide substrates	2021	Fulfilled
	3	Osram	Gallium arsenide and germanium substrates	2021	Fulfilled
	4	Customer A	Gallium arsenide and indium phosphide substrates	2016	Performing
	5	Institutes subordinated to Customer B	Gallium arsenide and indium phosphide substrates、	2021	Fulfilled
	6	Customer C	Gallium arsenide and indium phosphide substrates	2021	Fulfilled
	7	Everbright Photonics	Gallium arsenide and indium phosphide substrates	2021	Fulfilled
	8	Mo Sangyo Co, LTD.	Gallium arsenide and indium phosphide substrates	2021	Performing
	9	Xinlei Semiconductor Technology (Suzhou) Co., Ltd.	Gallium arsenide and indium phosphide substrates	2021	Fulfilled
	10	Kingsoon	Germanium substrates	2021	Fulfilled

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

	11	Visual Photonics Epitaxy	Gallium arsenide and indium phosphide substrates	2021	Fulfilled
	12	Jiangsu Bree Optronics Co., Ltd.	High-purity materials	2021	Fulfilled
	13	LOUWERSHANIQUE	PBN materials	2020	Fulfilled
	14	Zhongshan Dehua Chip Technology Co., Ltd.	Germanium substrates	2020	Fulfilled
	15	Yunnan Xinyao Semiconductor Materials Co., Ltd.	PBN materials and high-purity materials	2021	Fulfilled
	16	Epihouse Optoelectronics Co., Ltd.	InP substrate	2021	Fulfilled
	17	Jiangsu Huaxing Laser Technology Co., Ltd.	InP substrate	2021	Fulfilled
	18	Daqing Yitai Semiconductor Materials Co., Ltd.	PBN material	2021	Fulfilled
	19	IQE	GaAs and InP materials	2021	Fulfilled
	20	Grirem Advanced Materials Co.,Ltd.	High-purity material	2021	Fulfilled
2020	1	AXT	Gallium arsenide, indium phosphide and germanium substrates	2020	Fulfilled
	2	Customer A	Indium phosphide substrates	2016	Performing
	3	Institutes subordinated to Customer B	Gallium arsenide and indium phosphide substrates and germanium substrates	2020	Fulfilled
	4	Xinlei Semiconductor Technology (Suzhou) Co., Ltd.	Gallium arsenide and indium phosphide substrates	2020	Fulfilled
	5	Everbright Photonics	Gallium arsenide and indium phosphide substrates	2020	Fulfilled
	6	ALPHA PLUS	PBN materials	2020	Fulfilled
	7	Kingsoon	Gallium arsenide and germanium substrates	2020	Fulfilled
	8	SUMIDEN INTERNATIONAL TRADING (SHANGHAI) CO., LTD	PBN materials	2020	Fulfilled
	9	Yunnan Xinyao Semiconductor Materials Co., Ltd.	PBN materials and high-purity materials	2020	Fulfilled
	10	Zhongshan Dehua Chip Technology Co., Ltd.	Indium phosphide and germanium substrates	2020	Fulfilled
	11	Jiangsu Bree Optronics Co., Ltd.	High-purity materials	2020	Fulfilled

1-1-434

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2019	1	AXT	Gallium arsenide, indium phosphide and germanium substrates	2019	Fulfilled
	2	Customer A	Indium phosphide substrates	2016	Performing
	3	Kingsoon	Germanium substrates	2018	Fulfilled
	4	ALPHA PLUS	PBN materials	2019	Fulfilled
	5	Xinlei Semiconductor Technology (Suzhou) Co., Ltd.	Indium phosphide and gallium arsenide substrates	2019	Fulfilled
	6	LOUWERSHANIQUE	PBN materials	2019	Fulfilled
	7	SUMIDEN INTERNATIONAL TRADING (SHANGHAI) CO., LTD	PBN materials	2019	Fulfilled
	8	Everbright Photonics	Gallium arsenide and indium phosphide substrates	2019	Fulfilled
	9	Yunnan Xinyao Semiconductor Materials Co., Ltd.	PBN materials and high-purity materials	2019	Fulfilled

(III) Financing contracts and guarantee contracts

1. Financing contracts

As of the signing date of this Prospectus, the Company has been performing the following financing contracts:

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Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Serial No.	Lending institution	Borrower	Title of contract	Contractual amount (RMB0'000)	Financing Period
1	Industrial and Commercial Bank of China Limited Beijing Tongzhou Sub-branch	Beijing Boyu	“Working Capital Loan Contract” (No.: 2021 (Tongzhou) No. 02856)	1,000	December 16, 2021 - December 15, 2022
2	China Merchants Bank Co., Ltd. Beijing Branch	Beijing Tongmei	Credit Extension Agreement (No. 2021 Jiu Xian Qiao Shou Xin 1176)	1,000	December 7, 2021 - December 6, 2022
3	China Merchants Bank Co., Ltd. Beijing Branch	Beijing Tongmei	Credit Extension Agreement (No. 2021 Jiu Xian Qiao Shou Xin 1205)	1,000	December 8, 2021 - December 7, 2022
4	Bank of Communications Co, Ltd. Beijing Tongzhou Sub-branch	Beijing Tongmei	Working Capital Loan Contract (No.: 29211090)	1,000	November 19, 2021 - November 15, 2022
5	Bank of Communications Co, Ltd. Beijing Tongzhou Sub-branch	Beijing Tongmei	Working Capital Loan Contract (No.: 29211074)	2,000	September 24, 2021 - September 23, 2022
6	Bank of China Limited Beijing Tongzhou Branch	Beijing Tongmei	Working Capital Loan Contract (No. 2022013RS001-001)	2,800	January 30, 2022 - January 30, 2023
7	Bank of Communications Co., Ltd. Beijing Tongzhou Branch	Chaoyang Jinmei	Nonrecourse Factoring Contract (No. Z201TD15657614)	1,000	January 28, 2022 – Jauary 24, 2023
8	Bank of Communications Co., Ltd. Beijing Tongzhou Branch	Chaoyang Tongmei	Nonrecourse Factoring Contract (No. Z2201TD15655221)	1,000	January 28, 2026 – Jauary 25, 2023
9	Bank of China Limited Beijing Tongzhou Branch	Beijing Tongmei	Working Capital Loan Contract (No. Z2201TD15655221)	1,000	April 12, 2022 to April 11, 2023
10	Bank of Beijing Co., Ltd.	Beijing Tongmei	Borrowing Contract (No. 0743920)	2,271	May 26, 2022 to May 25, 2023
11	Industrial Bank Co., Ltd. Beijing Tongzhou Branch	Beijing Tongmei	Working Capital Loan Contract (No. Xing Yin Jing Tong (2022) Duan Qi Zi 22206-1)	3,901	June 2, 2022 to June 1, 2023

2. Guarantee contracts

As of the signing date of this Prospectus, the Company has fulfilled or is performing the following mortgage and guarantee contracts:

1-1-436

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Serial No.	Title and No. of guarantee/mortgage contract	Corresponding financing contract	Guarantor/mortgagor	Contractual amount (RMB0'000)	Debt Period	Form of guarantee
1	Maximum Counter-Guarantee (Real Estate Mortgage) Contract (No.: 2021 DYF1441)	“Working Capital Loan Contract” (No.: 2021 (Tongzhou) No. 02856)	Beijing Zhongguancun Sci-Tech Financing Guaranty Co., Ltd. provides the guarantee, and Boyu (Tianjin) provides the counter-guarantee	1,500	December 16, 2021 - December 15, 2022	Land and housing mortgage
2	Mortgage Contract (No.: 29211074)	Working Capital Loan Contract (No.: 29211074)	Chaoyang Tongmei	11,597	September 24, 2021 -September 23, 2022	Land and housing mortgage
		Working Capital Loan Contract (No.: 29211090)			November 19, 2021 - November 15, 2022
		Nonrecourse Factoring Contract (No. Z2201TD15657614)
					January 28, 2022 to January 24, 2023
					January 26, 2022 to January 25, 2023
		Nonrecourse Factoring Contract (No. Z2201TD15655221)
3	Credit Counter-Guarantee Contract (No.: CGIG2021 Zi 4625 No. 0001)	Credit Extension Agreement (No. 2021 Jiu Xian Qiao Shou Xin 1176)	Beijing Capital Financing Guarantee Co., Ltd. provides the guarantee, and Baoding Tongmei and Chaoyang Tongmei provides the counter-guarantee	1,000	December 7, 2021 - December 6, 2022	Guarantee
4	Credit Counter-Guarantee Contract (No.: CGIG2021 Zi 4625 No. 0002)
5	Maximum Guarantee (No.: 2022013RSD001)	Working Capital Loan Contract (No.: 2022013RS001-001	Baoding Tongmei	5,800	January 30, 2022 to January 30, 2023	Land and rea estate mortgage
		Working Capital Loan Contract (No. 2022013RS001-002)
		Domestic Comprehensive Factoring Agreement (No.: 2021DF506)

1-1-437

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

6	Pledge Contract (No. 0743920001)	Borrowing Contract (No. 0743920)	AXT	2,271	May 26, 2022 to May 25, 2023	Deposit mortagage in foreign currency

(IV) Licensing contracts

In November 2021, AXT signed the “Technology License Agreement” and the “Trademark License Agreement” with the Issuer, and “Cross License and Payment Agreement” with the Company and AXT-Tongmei. Refer to “V. (5) Resource elements shared with others” under the “Section VI Business and Technology” hereof for details of the foregoing agreements.

(V) Miscellaneous

In April 2021, Chaoyang Tongmei and Liaoning Zhongda Precision Machinery Co., Ltd. signed the “Contract on the Transfer of Land and Overground Assets (Including Auxiliary Equipment and Facilities)”, where Chaoyang Tongmei shall purchase from Liaoning Zhongda Precision Machinery Co., Ltd. all the land and over-ground assets owned by the Company (including auxiliary equipment and facilities), at a total price of RMB 26,723,000.

In December 2021, the Company and Haitong Securities Co., Ltd. signed the “Sponsorship Agreement” and engaged Haitong Securities Co., Ltd. as the Sponsor for the Company’s IPO and listing on the STAR Market.

As of the date of this Prospectus, the engineering contracts of over RMB 10 million that the Company is performing include the “Construction Engineering Contract” by and between Chaoyang Tongmei and Chaoyang Liyang Construction Engineering Co.,

Ltd. and the “Construction Engineering Contract” by and between Chaoyang Xinmei and Chaoyang Liyang Construction Engineering Co., Ltd.

II. External guarantees

During the reporting period, except the counter-guarantee provided by Tianjin Boyu to Beijing Zhongguancun Sci-Tech Financing Guaranty Co., Ltd. and the counter-guarantee provided by Baoding Tongmei and Chaoyang Tongmei to Beijing Capital Financing Guarantee Co., Ltd., the Company does not have any external guarantees. For details of the counter-guarantee provided by the Company and its subsidiaries, refer to “I. (III) 2. Guarantee contracts”, under “XI. Other Important Matters” hereof.

III. Major litigation or arbitration matters

As of the execution date of this Prospectus, the Issuer has no litigation or arbitration matters that may have a significant impact on its financial status, operating result, reputation, business activities and future prospect.

As of the execution date of this Prospectus, the Issuer’s controlling shareholder or controlled subsidiary or the Issuer’s directors, supervisors, executives and core technicians are not involved as a party in any criminal litigation or major litigation or arbitration matters that may have impact on the Issuer.

In the past three years, the Issuer’s directors, supervisors, executives and core technicians have not been involved in any administrative penalties, have not been subject to any investigation by the judicial authority, or have not been subject to any investigation by the CSRC.

IV. Major violations against the law by the controlling shareholder and actual controller of the Issuer during the reporting period

During the reporting period, the Company has no actual controller, and there are no major violations against the law by the Company’s controlling shareholder.

1-1-438

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section XII Representations

I. Representations by all directors, supervisors and executives of the Issuer

All directors, supervisors and executives of the Company hereby undertake that this Prospectus does not contain any false records, misleading statements or major omissions, and will assume any individual and joint legal liabilities for its authenticity, accuracy and completeness.

Signatures of all the directors:

MORRIS SHEN-SHIH YOUNG	VINCENT WENSEN LIU	WANG Yuxin

GUO Tao	WANG Huan	HAO Ze

ZHAO Lun	PANG Fengzheng	LIU Yanfeng
Signatures of all supervisors:

TIAN Guichun	LIU Zhiyang	CHANG Xiuxia
Signatures of the non-executive director:

SONG Jing

Beijing Tongmei Xtal Technology Co., Ltd.
July 4, 2022

1-1-439

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

II. Representation of the Issuer’s controlling shareholder

The company hereby undertakes that there are no false records, misleading statements or major omissions in this Prospectus, and will assume any individual and joint legal liabilities for its authenticity, accuracy, and completeness.

AXT, Inc.

Signature of the authorized representative:
MORRIS SHEN-SHIH YOUNG

AXT, Inc.

July 4, 2022

1-1-440

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

III. Representation of the Sponsor (Lead Underwriter) (I)

This company has checked the Prospectus and confirmed that there are no false records, misleading statements or major omissions, and will assume any individual and joint legal liabilities for its authenticity, accuracy, and completeness.

Signature of the project Co-Sponsor:
XI Hua

Signature of the Sponsor’s representative:

	ZHONG Zhuke	WU Ting
Signature of the Sponsor’s general manager:

LI Jun

Signatures of the Sponsor’s chairman and legal representative:

ZHOU Jie

Haitong Securities Co., Ltd.

July 4, 2022

1-1-441

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

III. Representation of the Sponsor (Lead Underwriter) (II)

I have read all the contents in this Prospectus of Beijing Tongmei Xtal Technology Co., Ltd. and confirmed that there are no false records, misleading statements or major omissions, and will assume any individual and joint legal liabilities for its authenticity, accuracy, completeness and timeliness.

Signature of the Sponsor’s general manager:
LI Jun

Signature of the Sponsor’s chairman:
ZHOU Jie

Haitong Securities Co., Ltd.

July 4, 2022

1-1-442

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

IV. Representation of the Issuer’s lawyer

This firm and the handling lawyer have read this Prospectus of Beijing Tongmei Xtal Technology Co., Ltd., and confirmed that there is no contradiction between the Prospectus and the legal opinions issued by this firm. This firm and the handling lawyer have no objection against the contents of the legal opinions quoted by the Issuer in the Prospectus, confirm that there are no false records, misleading statements or major omissions, and will assume any individual and joint legal liabilities for its authenticity, accuracy, and completeness.

Responsible person of the law firm:
WANG Ling

Handling lawyer:
	XU Hui	YANG Zhenhua

WANG Anrong

King & Wood Mallesons

July 4, 2022

1-1-443

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

V. Representation of the Issuer’s auditor

Accountant agency’s representation on citing the auditor’s report and special report in the Prospectus

This agency and the signing CPA have read the Prospectus of Beijing Tongmei Xtal Technology Co., Ltd. in respect of Initial Public Offering and STAR Market Listing of Shares (For filing purpose) (“Prospectus”), and confirmed that there is no contradiction between the audited financial statements, audited assessment report on internal control, statement of non-recurring incomes cited in the Prospectus and the auditor’s report (report No.: Ernst & Young Hua Ming (2022) Shen No. 61641535_B01), internal control review report (Ernst & Young Hua Ming (2022) Zhuan No. 61641535_B03), and special statement on non-recurring incomes and losses (Ernst & Young Hua Ming (2022) Zhuan No. 61641535_B01).

This agency and signing CPA have no objection to the report and special statement above cited by Beijing Tongmei Xtal Technology Co., Ltd. in this Prospectus, and confirm that the Prospectus will not contain misrepresentation, misleading statements, or material omissions in corresponding parts due to completely and accurately citing the report and special statement above issued by this agency, and this agency is correspondingly liable for the truthfulness, accuracy, and completeness of the report and special statement above in accordance with the provisions of relevant laws and regulations.

This representation is to be used by Beijing Tongmei Xtal Technology Co., Ltd. for the application for initial public offering of A stocks with China Securities Regulatory Commission, and shall not be used for other purposes without the written consent of this agency.

Signing CPA:
	CHEN Xiaosong	LU Yang

Responsible person of the accounting firm:	MAO Anning
Ernst & Young Huaming Certified Public Accountants (Special General Partnership)

July 4, 2022

1-1-444

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

VI. Representation of the Issuer’s capital verification agency

Accountant agency’s representation on citing the capital verification report in the Prospectus

This agency and the signing CPA have read the Prospectus of Beijing Tongmei Xtal Technology Co., Ltd. in respect of Initial Public Offering and STAR Market Listing of Shares (For filing purpose) (“Prospectus”), and confirmed that there is no contradiction between the capital verification report cited in the Prospectus and the capital verification report issued by this agency (reports Nos.: Ernst & Young Hua Ming (2021) Yan No. 61641535_B01, Ernst & Young Hua Ming (2021) Yan No. 61641535_B02, Ernst & Young Hua Ming (2021) Yan No. 61641535_B03).

This agency and signing CPA have no objection to the capital verification report above cited by Beijing Tongmei Xtal Technology Co., Ltd. in this Prospectus, and confirm that the Prospectus will not contain misrepresentation, misleading statements, or material omissions in corresponding parts due to completely and accurately citing the capital verification report above issued by this agency, and this agency is correspondingly liable for the truthfulness, accuracy, and completeness of the capital verification report above in accordance with the provisions of relevant laws and regulations”.

This representation is to be used by Beijing Tongmei Xtal Technology Co., Ltd. for the application for initial public offering of A stocks with China Securities Regulatory Commission, and shall not be used for other purposes without the written consent of this agency.

Signing CPA:
	CHEN Xiaosong	LU Yang

Responsible person of the accounting firm:
MAO Anning

Ernst & Young Huaming Certified Public Accountants (Special General Partnership)
July 4, 2022

1-1-445

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

VII. Representation of the assets evaluation agency

This agency and the signing CPV have read the Prospectus and confirmed that there is no contradiction between the Prospectus and the assets evaluation report issued by this agency. This agency and the signing CPV have no objection against the contents of the assets evaluation report quoted by the Issuer in this Prospectus, confirm that there are no false records, misleading statements or major omissions due to the foregoing contents, and will assume any individual and joint legal liabilities for its authenticity, accuracy, completeness and timeliness.

Signing CPV:
	KOU Yingwei	YAN Bingzhu

Responsible person of the assets evaluation agency:
CHEN Wei

Beijing Sinotop Appraisal Group Limited

July 4, 2022

1-1-446

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Statement on Resignation of Signing CPV

THIS IS TO STATE THAT: On March 30, 2021, this agency issued the Asset Evaluation Report on the Project of Proposed Restructuring of Beijing Tongmei Xtal Technology Limited into a Joint Stock Limited Company (ZFPBZ [2021] No. 01085). KOU Yingwei, a CPV who originally signed the above evaluation report, has left this agency and thus has no way to sign on the representation page for the asset evaluation agency issued by this agency. Nevertheless, the leaving of the signing CPV has no impact on the legal effect of the above evaluation report issued by this agency.

Responsible person and legal representative of the assets evaluation agency:

CHEN Wei

Beijing Sinotop Appraisal Group Limited
July 4, 2022

1-1-447

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Section XIII Appendices

I. Documents for reference

(I) Offering Sponsorship letter;

(II) listing Sponsorship letter;

(III) legal opinions;

(IV) financial report and audit report;

(V) articles of association (draft) of the Company;

(VI) commitments made by the Issuer and other responsible subjects related to the Issuer’s offering and listing;

(VII) relevant financial statements and review reports (if any) between the Issuer’s audit report benchmark date and the execution date hereof;

(VIII) profits forecast report and audit report (if any);

(IX) internal control verification report;

(X) detailed non-recurring profits and losses statement verified by the CPA;

(XI) Registered documents for the public offering by the Issuer as approved by the CSRC;

(XII) Other important documents related to this Offering.

II. Time and place of reference

(I) Time of reference

9:00-11:30 am & 13:30-17:00 pm on working days.

(II) Place of reference and contact information

1. Issuer: Beijing Tongmei Xtal Technology Co., Ltd.

Office address: 4 East 2nd Street, Tongzhou Industrial Development District, Beijing

Tel: 010-61567380; contact person: Song Jing

2. Sponsor (Lead Underwriter): Haitong Securities Co., Ltd.

Office address: 689 Guangdong Road, Shanghai

Tel: 021-23219000; contact person: Zhong Zhuke

1-1-448

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Appendix I: Main Properties and Land Use Rights of the Issuer and Its Subsidiaries

1. Main properties owned

Serial No.	Obligee	Certificate No.	Location	Floor area (m2)	Purpose	Other rights
1	Beijing Tongmei	Jing Fang Quan Zheng Shi Tong She Wai Zi No. 10041	Beijing Tongmei Xtal Technology Limited in Tongzhou Industrial Development District	3,024.65	Janitor's room, plant, office building, etc.	N/A
2	Beijing Tongmei	Jing Fang Quan Zheng Shi Tong She Wai Zi No. 10120	In Tongzhou Industrial Development District	1,927.77	Janitor's room, warehouse, power distribution room, plant, etc.	N/A
3	Beijing Tongmei	Jing Fang Quan Zheng Shi Tong She Wai Zi No. 10015	Beijing Tongmei Xtal Technology Limited in Tongzhou Industrial Development District	3,062.00	Industrial	N/A
4	Beijing Tongmei	Jing Fang Quan Zheng Shi Tong She Wai Zi No. 10121	East Wutong Road in Tongzhou Industrial Development District	5,133.47	Plant, power distribution room, warehouse, bathroom, workshop, office, etc.	N/A
5	Baoding Tongmei	Ji [2018] Ding Xing Xian Bu Dong Chan Quan No. 0003071	East New National Highway No. 107, Dingxing County	17,987.81	Industrial and office	Mortgaged
6	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210019945	Duanzheng Village, Gongyingzi Town, Kazuo County	136.59	Fire pump room	N/A
7	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210019942	Duanzheng Village, Gongyingzi Town, Kazuo County	441.45	Transformer substation	N/A
8	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210019944	Duanzheng Village, Gongyingzi Town, Kazuo County	453.39	Boiler room	N/A
9	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210019940	Duanzheng Village, Gongyingzi Town, Kazuo County	193.60	Warehouse for class-A hazardous and waste substances	N/A
10	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210019939	Duanzheng Village, Gongyingzi Town, Kazuo County	255.00	Raw material warehouse	N/A
11	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210019941	Duanzheng Village, Gongyingzi Town, Kazuo County	688.45	Class-A chemical warehouse	N/A
12	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210019943	Duanzheng Village, Gongyingzi Town, Kazuo County	1,182.36	Class-A workshop	N/A
13	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210015787	Chaoyang Kazuo Economic Development District	4,351.30	Industrial	Mortgaged

1-1-449

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

14	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210015786	Chaoyang Kazuo Economic Development District	11,053.06	Industrial	Mortgaged
15	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210015784	Chaoyang Kazuo Economic Development District	1,154.60	Industrial	Mortgaged
16	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210015789	Chaoyang Kazuo Economic Development District	1,037.38	Industrial	Mortgaged
17	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210015785	Chaoyang Kazuo Economic Development District	11,064.27	Industrial	Mortgaged
18	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210014323	Tuchengzi Village, Chaoyang Kazuo Economic Development District	16,729.73	Industrial	N/A
19	Chaoyang Tongmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190010030	04083, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	89.44	Residence	N/A
20	Chaoyang Tongmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190010031	04103, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	89.44	Residence	N/A
21	Chaoyang Tongmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190010032	04102, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	84.38	Residence	N/A
22	Chaoyang Tongmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190010033	04082, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	84.38	Residence	N/A
23	Tianjin Boyu	Jin [2021] Bao Di Qu Bu Dong Chan Quan No. 7071577	3 Baoshan Avenue, Jingjin Zhongguancun Science Center, Baodi District	13,565.47	Non-residence	Mortgaged
24	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190002409	Tuchengzi Village, Gongyingzi Town, Kazuo County	6,595.20	Industrial	N/A
25	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001530	04073, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	89.44	Residence	N/A
26	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001531	02072, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	56.14	Residence	N/A
27	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001532	02071, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	79.76	Residence	N/A
28	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001533	02073, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	127.83	Residence	N/A
29	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001534	04072, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	84.38	Residence	N/A

1-1-450

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

30	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020066	Block 1, Duanzheng Village, Gongyingzi Town, Kazuo County	12,020.00	Production workshop	N/A
31	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020072	Block 2, Duanzheng Village, Gongyingzi Town, Kazuo County	2,991.00	Class-A workshop	N/A
32	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020069	Block 3, Duanzheng Village, Gongyingzi Town, Kazuo County	234.00	Equipment intermediate warehouse	N/A
33	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020067	Block 4, Duanzheng Village, Gongyingzi Town, Kazuo County	340.00	Warehouse for hazardous and waste substances	N/A
34	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020074	Duanzheng Village, Gongyingzi Town, Kazuo County	262.00	Raw material warehouse	N/A
35	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020073	Duanzheng Village, Gongyingzi Town, Kazuo County	411.00	Liquid nitrogen vaporization workshop	N/A
36	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020070	Duanzheng Village, Gongyingzi Town, Kazuo County	295.00	Transformer substation	N/A
37	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020071	Duanzheng Village, Gongyingzi Town, Kazuo County	142.00	Fire pump room	N/A
38	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020068	Duanzheng Village, Gongyingzi Town, Kazuo County	488.00	Boiler room	N/A
39	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003066	01111, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	89.25	Residence	N/A
40	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003068	01112, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	84.20	Residence	N/A
41	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003071	01113, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	88.46	Residence	N/A
42	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003070	04111, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	88.64	Residence	N/A
43	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003069	04112, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	84.38	Residence	N/A
44	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003072	04113, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	89.44	Residence	N/A

1-1-451

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Land use rights owned

Serial No.	Obligee	Certificate No.	Location	Expiration date	Type of land (usage)	Type of use right	Area of use right (m2)	Other rights
1	Issuer	Shi Tong She Wai Guo Yong [99] Zi. No. 10015	Beijing Tongmei Xtal Technology Limited within Tongzhou Industrial Development District	January 26, 2049	Industrial	Transfer	5,830.00	N/A
2	Issuer	Jing Shi Tong She Wai Guo Yong [1999 Chu] Zi. No. 10051	Beijing Tongmei Xtal Technology Limited within Tongzhou Industrial Development District	July 1, 2049	Industrial	Transfer	11,722.63	N/A
3	Issuer	Jing Shi Tong She Wai Guo Yong [2002 Chu] Zi No. 10176	In Tongzhou Industrial Development District	January 25, 2049	Industrial	Transfer	10,670.40	N/A
4	Issuer	Jing Shi Tong She Wai Guo Yong [2002 Chu] Zi No. 10147	East Wutong Road in Tongzhou Industrial Development District	December 28, 2050	Industrial	Transfer	17,144.05	N/A
5	Baoding Tongmei	Ji [2018] Ding Xing Xian Bu Dong Chan Quan No. 0003071	East New National Highway No. 107, Dingxing County	July 1, 2066	Industrial	Transfer	50,253.440	Mortgaged
6	Baoding Tongmei	Ji [2018] Ding Xing Xian Bu Dong Chan Quan No. 0004029	East New National Highway No. 107, Dingxing County and north Xingda Road	September 8, 2068	Industrial	Transfer	1,961.51	Mortgaged
7	Baoding Tongmei	Ji [2018] Ding Xing Xian Bu Dong Chan Quan No. 0003858	East New National Highway No. 107, Dingxing County and south Pengcheng Road	September 8, 2068	Industrial	Transfer	24,055.00	Mortgaged
8	Chaoyang Tongmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210019939, No. 20210019940, No. 20210019941, No. 20210019942, No. 20210019943, No. 20210019944, No. 20210019945, No. 20210015784, No. 20210015785, No. 20210015786, No. 20210015787, No. 20210015789 and No. 20210015788	Chaoyang Kazuo Economic Development District, Duanzheng Village, Gongyingzi Town, Kazuo County	August 22, 2067	Industrial land	Transfer	166,699.11	Mortgaged
9	Chaoyang Tongmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190010030	04083, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	13.44	N/A

1-1-452

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

10	Chaoyang Tongmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190010031	04103, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	13.44	N/A
11	Chaoyang Tongmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190010032	04102, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	12.68	N/A
12	Chaoyang Tongmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190010033	04082, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	12.68	N/A
13	Chaoyang Jinmei	Liao [2021] Ka Zuo Xian Bu Dong Chan Quan No. 20210020066, No. 20210020067, No. 20210020068, No. 20210020069, No. 20210020070, No. 20210020071, No. 20210020072, No. 20210020073, No. 20210020074	Duanzheng Village, Gongyingzi Town, Kazuo County	October 22, 2068	Industrial land	Transfer	35,984.00	N/A
14	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003066	01111, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	13.41	N/A
15	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003068	01112, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	12.65	N/A
16	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003071	01113, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	13.29	N/A
17	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003070	04111, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	13.32	N/A
18	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003069	04112, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	12.68	N/A
19	Chaoyang Jinmei	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190003072	04113, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	13.44	N/A
20	Tianjin Boyu	Jin [2021] Bao Di Qu Bu Dong Chan Quan No. 7071577	3 Baoshan Avenue, Jingjin Zhongguancun Science Center, Baodi District	June 14, 2068	Industrial	Transfer	16,715.70	Mortgaged
21	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190002409	Tuchengzi Village, Gongyingzi Town, Kazuo County	March 14, 2068	Industrial	Transfer	34,910.42	N/A

1-1-453

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

22	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001530	04073, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	13.44	N/A
23	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001531	02072, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	8.43	N/A
24	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001532	02071, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	11.99	N/A
25	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001533	02073, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	19.21	N/A
26	Chaoyang Boyu	Liao [2019] Ka Zuo Xian Bu Dong Chan Quan No. 20190001534	04072, Block 10, Gongyingzi Town [Kangda Small Town], Kazuo County	December 4, 2084	Urban residential land	Transfer	12.68	N/A
27	Chaoyang Xinmei	Liao [2022] Ka Zuo Xian Bu Dong Chan Quan No. 20220000228	Tuchengzi Village, Yingzi Town, Kazuo County	January 5, 2072	Industrial	Transfer	66,926	N/A

Notes: 1. The property under Beijing Tongmei’s "Jing Fang Quan Zheng Shi Tong She Wai Zi No. 10041 Title Certificate" has a floor area of 3,192.05 square meters, including 167.4 square meters of buildings already demolished; 2. the property under Beijing Tongmei’s "Jing Fang Quan Zheng Shi Tong She Wai Zi No. 10120 Title Certificate" has a floor area of 2,030.17 square meters, including 102.4 square meters of buildings already demolished; and 3. the property under Beijing Tongmei’s "Jing Fang Quan Zheng Shi Tong She Wai Zi No. 10015 Title Certificate" has a floor area of 3,213.30 square meters, including 151.3 square meters of buildings already demolished.

1-1-454

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Appendix II: Patents of the Issuer and Its Subsidiaries

1. Domestic invention patents

Serial No.	Patentee	Name of patent	Type of patent	Patent No.	Date of authorization announcement	Way of acquisition	Other rights
1	Issuer	A chemical and mechanical polishing method for semiconductor chips	Invention	2010105319532	August 29, 2012	Original acquisition	N/A
2	Issuer	Cleaning method for compound semiconductor chips	Invention	2010105138607	January 9, 2013	Original acquisition	N/A
3	Issuer	Substrate polishing apparatus and substrates polished thereby	Invention	2011100341394	May 15, 2013	Original acquisition	N/A
4	Issuer	Method for separating germanium particles from waste water containing fine germanium particles	Invention	2011101041062	May 15, 2013	Original acquisition	N/A
5	Issuer	Indium phosphide chips and surface cleaning method thereof	Invention	2011103520019	June 25, 2014	Original acquisition	N/A
6	Issuer	Gallium arsenide surface chemical etching method and chemical etching solution	Invention	2012100764073	January 14, 2015	Original acquisition	N/A
7	Issuer	Group Ⅲ-V compound semiconductor chips and cleaning method for them	Invention	2011101259950	February 4, 2015	Original acquisition	N/A
8	Issuer	A kind of ultra-thin semiconductor chips and preparation method thereof	Invention	201510240960X	January 30, 2018	Original acquisition	N/A
9	Issuer	A kind of ultra-thin Ge single crystal substrate materials and preparation method thereof	Invention	2015102426338	November 6, 2018	Original acquisition	N/A
10	Issuer	A kind of special-shaped semiconductor chips, preparation method and chip support pads	Invention	2015102426484	February 5, 2019	Original acquisition	N/A
11	Issuer	Method and apparatus for removing mucous membranes from chips	Invention	2016103700743	June 21, 2019	Original acquisition	N/A
12	Issuer	Germanium single chip, manufacturing method thereof, crystal bar manufacturing method and usage of single chips	Invention	2017112967461	August 14, 2020	Original acquisition	N/A
13	Issuer	Indium phosphide chips with olive-shaped pits on the back, manufacturing method and etching solution used	Invention	2017106117101	February 2, 2021	Original acquisition	N/A
14	Issuer	A kind of gallium arsenide chips and preparation method thereof	Invention	2018116198862	March 16, 2021	Original acquisition	N/A
15	Issuer	Indium phosphide chip with pits on the back, preparation method and etching solution for the preparation thereof	Invention	2017106123441	June 22, 2021	Original acquisition	N/A
16	AXT and Issuer	Laser adjustable depth marking system and method	Invention	2008100006750	May 23, 2012	Original acquisition	N/A
17	AXT and Issuer	Method for manufacturing low-etching pit density semi-insulating gallium arsenide chips and products thereof	Invention	2008100009388	December 26, 2012	Original acquisition	N/A
18	AXT and Issuer	Method and apparatus for growing germanium crystals	Invention	2008101770060	July 24, 2013	Original acquisition	N/A

1-1-455

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

19	Baoding Tongmei, AXT and Issuer	Germanium ingot/chips with low-micropit density (MPD) and their manufacturing system and method	Invention	2010800022161	June 4, 2014	Original acquisition	N/A
20	Baoding Tongmei	A kind of group IIIA-VA semiconductor single crystal substrates and preparation method thereof	Invention	2012100825236	July 28, 2017	Derivative acquisition	N/A
21	Baoding Tongmei	A kind of special-shaped semiconductor chips and preparation method thereof	Invention	201510240946X	July 10, 2018	Derivative acquisition	N/A
22	Chaoyang Tongmei	A kind of metallic gallium special-shaped semiconductor chips and preparation method thereof	Invention	2015102429001	August 7, 2018	Derivative acquisition	N/A
23	Nanjing Jinmei	A kind of vacuum decomposition apparatus for separating gallium arsenide into metallic gallium and metal arsenic	Invention	2008101552422	June 23, 2010	Original acquisition	N/A
24	Nanjing Jinmei	A kind of metallic gallium chemical extraction apparatus	Invention	2008101556796	September 8, 2010	Original acquisition	N/A
25	Nanjing Jinmei	A kind of semi-closed finger-shaped clapboard electrolytic bath	Invention	2008101556813	December 29, 2010	Original acquisition	N/A
26	Nanjing Jinmei	A kind of metallic gallium raindrop-shaped high-purity gallium ball preparation apparatus and method	Invention	2008101556851	February 9, 2011	Original acquisition	N/A
27	Nanjing Jinmei	A method for removing bismuth as impurity in metallic gallium	Invention	2012101198114	May 8, 2013	Original acquisition	N/A
28	Nanjing Jinmei	A mass production method for preparing high-purity gallium from metallic gallium	Invention	2012101197906	June 12, 2013	Original acquisition	N/A
29	Nanjing Jinmei	A mass production method for preparing gallium nitrate from metallic gallium	Invention	2012104938939	April 15, 2015	Original acquisition	N/A
30	Nanjing Jinmei	A method for recovering metallic gallium from waste gallium nitride	Invention	2016101280460	October 27, 2017	Original acquisition	N/A
31	Chaoyang Jinmei	A method for preparing molecular beam epitaxy-grade high-purity metallic gallium	Invention	2008101556866	June 23, 2010	Derivative acquisition	N/A
32	Chaoyang Jinmei	A method for preparing N/A high temperature covering-agent-grade boron oxide	Invention	200810155689X	October 27, 2010	Derivative acquisition	N/A
33	Chaoyang Jinmei	A kind of molding apparatus and method for casting high-purity N/A water boron oxide	Invention	2008101556885	March 23, 2011	Derivative acquisition	N/A
34	Chaoyang Boyu, Tianjin Boyu and Jinmei	A method for catalytic decomposition of high-concentration nitrogen oxide waste gas	Invention	2012104945754	February 4, 2015	Derivative acquisition	N/A
35	Beijing Boyu, Chaoyang Boyu and Tianjin Boyu	A kind of low-texture pyrolytic boron nitride (PBN) thin-walled container and preparation method thereof	Invention	2009100923025	July 27, 2011	Original acquisition	N/A
36	Beijing Boyu, Chaoyang Boyu and Tianjin Boyu	A surface repair method of pyrolytic boron nitride crucibles after use	Invention	2012102875225	April 16,2014	Original acquisition	N/A

1-1-456

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

37	Beijing Boyu, Chaoyang Boyu and Tianjin Boyu	A kind of boron nitride/boron carbide/graphite compound heating element for high-temperature electric heating	Invention	2012102875367	June 4, 2014	Original acquisition	N/A
38	Beijing Boyu, Chaoyang Boyu and Tianjin Boyu	Vapor deposition furnace and method for preparing pyrolytic boron nitride products	Invention	2012103084264	January 28, 2015	Original acquisition	N/A
39	Beijing Boyu, Chaoyang Boyu and Tianjin Boyu	Method for manufacturing fixing bars used for preparing cylindrical graphite heaters as well as the heaters	Invention	2012103087883	March 2,2016	Original acquisition	N/A
40	Tianjin Boyu, Chaoyang Boyu and Tianjin Boyu	A kind of heater preparation mold and heater preparation method	Invention	2019108543511	November 6, 2020	Original acquisition	N/A
41	Beijing Boyu, Chaoyang Boyu and Tianjin Boyu	A preparation method for heater support substrates and a preparation method for heaters	Invention	2019108543545	January 22, 2021	Original acquisition	N/A
42	Tianjin Boyu and Chaoyang Boyu	A kind of ceramic heater supporting substrates and ceramic heaters	Invention	2019108550229	June 25, 2021	Original acquisition	N/A
43	Issuer	Germanium single wafer, manufacturing method thereof, manufacturing method of crystal rod and use of single wafer	Invention	2019104837484	October 19, 2021	Original acquisition	N/A
44	Issuer	Controllable oxygen concentration in semiconductor substrate	Invention	2020102755196	February 12, 2022	Original acquisition	N/A
45	Issuer	Indium phosphide wafer and mixed cleaning process thereof	Invention	2022100291567	March 22, 2023	Original acquisition	N/A
46	Issuer	A method for cleaning germanium wafer and application thereof	Invention	2022100570832	April 8, 2022	Original acquisition	N/A
47	Beijing Boyu, Tianjin Boyu, Chaoyang Boyu	A boron nitride crucible mold, preparation method and demoulding method	Invention	2022101498413	May 20, 2022	Original acquisition	N/A
48	Tianjin Boyu, Chaoyang Boyu	A heater and preparation method thereof	Invention	2019108550233	May 20, 2022	Original acquisition	N/A
49	Issuer	An etching method for single-sided germanium wafer	Invention	202210189280X	May 17, 2022	Original acquisition	N/A
50	Issuer	An ultra-clean cleaning method and application of indium phosphide wafer	Invention	2022101641498	May 20, 2022	Original acquisition	N/A

1-1-457

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

51	Issuer	A method for dry cleaning germanium wafer	Invention	2022102285927	May 20, 2022	Original acquisition	N/A
52	Issuer	A kind of GaAs single crystal silicon doped with group II elements and the preparation method thereof	Invention	2022101736892	June 10, 2022	Original acquisition	N/A

2. Overseas invention patents

Serial No.	Patentee	Name of patent	Type of patent	Patent No.	Date of authorization announcement	Place of registration
1	Issuer	PROCESS FOR CLEANING A COMPUND SEMICONDUCTOR WAFER	Invention	8691019	April 8, 2014	U.S.
2	Issuer	IIIA-VA GROUP SEMICONDUCTOR SINGLE CRYSTAL SUBSTRATE AND METHOD FOR PREPARING SAME	Invention	9691617	June 27, 2017	U.S.
3	Issuer	INDIUM PHOSPHIDE WAFER HAVING PITS ON THE BACK SIDE, METHOD AND ETCHING SOLUTION FOR MANUFACTURING THE SAME	Invention	11094549	August 17, 2021	U.S.
4	Issuer	MONOCRYSTALLINE GERMANIUM WAFERS, METHOD FOR PREPARING THE SAME, METHOD FOR PREPARING INGOTS AND USE OF MONOCRYSTALLINE WAFERS	Invention	11127867	September 21, 2021	U.S.
5	Issuer	PROCESS FOR CLEANING COMPOUND SEMICONDUCTOR WAFER	Invention	EP2629319	August 16, 2017	Europe
6	Issuer	CONTROLLABLE OXYGEN CONCENTRATION IN SEMICONDUCTOR SUBSTRATE	Invention	EP2978882	June 24, 2020	Europe
7	Issuer	CONTROLLABLE OXYGEN CONCENTRATION IN SEMICONDUCTOR SUBSTRATE	Invention	6330899	May 11, 2018	Japan
8	Issuer	CLEANING METHOD OF COMPOUND SEMI-CONDUCTIVE WAFERS	Invention	6088431	February 10, 2017	Japan
9	Issuer	GROUP III-V COMPOUND SEMI-CONDUCTIVE WAFERS AND CLEANING METHOD THEREOF	Invention	I524411	March 1, 2016	Taiwan, China

1-1-458

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Appendix III: Main Patents Granted by AXT to the Issuer and Its Controlled Subsidiaries

Serial No.	Title of patent	Country/region	Application/patent No.
1	METHOD AND APPARATUS FOR GROWING SEMICONDUCTOR CRYSTALS WITH A RIGID SUPPORT WITH CARBON DOPING, RESISTIVITY CONTROL AND THERMAL GRADIENT CONTROL	South Korea	10-0966182
2	METHOD AND APPARATUS FOR GROWING SEMICONDUCTOR CRYSTALS WITH A RIGID SUPPORT WITH CARBON DOPING, RESISTIVITY CONTROL AND THERMAL GRADIENT CONTROL	Japan	JP4,324,467
3	METHOD AND APPARATUS FOR GROWING SEMICONDUCTOR CRYSTALS WITH A RIGID SUPPORT WITH CARBON DOPING AND RESISTIVITY CONTROL AND THERMAL GRADIENT CONTROL	Canada	CA2452542
4	METHOD AND APPARATUS FOR GROWING SEMICONDUCTOR CRYSTALS WITH A RIGID SUPPORT WITH CARBON DOPING, RESISTIVITY CONTROL AND THERMAL GRADIENT CONTROL	Japan	5005651
5	METHOD AND APPARATUS FOR GROWING SEMICONDUCTOR CRYSTALS WITH A RIGID SUPPORT WITH CARBON DOPING AND RESISTIVITY CONTROL AND THERMAL GRADIENT CONTROL	USA	6,896,729
6	LOW ETCH PIT DENSITY (EPD) SEMI-INSULATING III-V WAFERS	USA	US 8361225 B2
7	LOW ETCH PIT DENSITY (EPD) SEMI-INSULATING GAAS WAFERS	USA	7,566,641
8	PRODUCTION METHOD FOR GALLIUM-BASED MATERIALS AND GROUP-III-BASED MATERIALS	Japan	6008144
9	GROWTH SYSTEM, METHOD AND SUBSTRATES FOR SINGLE CRYSTAL GERMANIUM	Japan	JP 5497053
10	SYSTEMS, METHODS AND SOLUTIONS FOR CHEMICAL POLISHING OF GAAS WAFERS	USA	US 8,318,042 B2
11	METHODS FOR MANUFACTURING MONOCRYSTALLINE GERMANIUM INGOTS/WAFERS HAVING LOW MICRO-PIT DENSITY (MPD)	Europe	EP2510138B1
12	METHOD FOR THE PRODUCTION OF LOW MICRO-PIT DENSITY (MPD) GERMANIUM INGOTS AND APPARATUS FOR THE GROWTH OF GERMANIUM CRYSTAL	Japan	5671057
13	CRYSTAL GROWTH APPARATUS AND METHOD	USA	US 8,231,727 B2
14	GERMANIUM INGOTS/WAFERS HAVING LOW MICRO-PIT DENSITY (MPD) AND SYSTEMS AND METHODS FOR THEIR MANUFACTURE	Taiwan, China	I 513865
15	SYSTEMS, METHODS AND SUBSTRATES OF MONOCRYSTALLINE GERMANIUM CRYSTAL GROWTH	USA	US 8,506,706 B2
16	GERMANIUM INGOTS/WAFERS HAVING LOW MICRO-PIT DENSITY (MPD) AS WELL AS SYSTEMS AND METHODS FOR MANUFACTURING SAME	USA	US 8,647,433 B2

1-1-459

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

Appendix IV: Main Trademarks Licensed by AXT to the Issuer and Its Controlled Subsidiaries

1. Main domestic trademarks that AXT licenses the Issuer and its controlled subsidiaries for use

Serial No.	Trademark No.	Trademark
1	G1097820
2	1728076
3	5536582

Note: Serial No. 4 is under registration.

1-1-460

Beijing Tongmei Xtal Technology Co., Ltd.	Prospectus	Exhibit 99.2

2. Main overseas trademarks that AXT licenses the issuer and its controlled subsidiaries for use

Serial No.	Trademark No.	Country/region	Trademark
1	01001812	Taiwan, China
2	01543232
3	00964723
4	1097820	Japan
5	4490456
6	4488361
7	1097820	Norway
8	2981244	USA
9	3725141
10	1097820	South Korea
11	526305
12	519696
13	1097820	Iceland
14	010346179	EU
15	UK00910346179	UK
16	1097820	Worldwide

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